As filed with the Securities and Exchange Commission on May 18, 2001.
                                                    Registration No. 333 - 59914

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                AMENDMENT NO. 1
                                       TO

                                   FORM S - 4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------
                             PRIVATE BUSINESS, INC.
             (Exact Name of Registrant as Specified in its Charter)



                    Tennessee                                  7389
(State or other jurisdiction of incorporation or   (Primary Standard Industrial
                  organization)                     Classification code Number)

                 62 - 1453841
    (I.R.S. Employer Identification No.)

         9010 Overlook Blvd., Brentwood, Tennessee 37027 (615) 221-8400


   (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                             -----------------------
                                 Thomas L. Black
                             Chief Executive Officer
                             Private Business, Inc.
                               9010 Overlook Blvd.
                           Brentwood, Tennessee 37027
                                 (615) 221-8400

 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                   Copies to:

       Susan V. Sidwell, Esq.                        Glenn W. Sturm, Esq.
         Kris W. Kemp, Esq.                         Charles D. Vaughn, Esq.
    Harwell Howard Hyne Gabbert                     Nelson Mullins Riley &
          & Manner, P.C.                              Scarborough, L.L.P.
  315 Deaderick Street, Suite 1800             999 Peachtree Street, Suite 1400
     Nashville, Tennessee 37238                    Atlanta, Georgia 30309
           (615) 256-0500                              (404) 817-6000


                             -----------------------
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement and upon consummation of the transactions described in the enclosed prospectus

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]



================================================================================

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

[PRIVATE BUSINESS INC. LOGO]                                        [TOWNE LOGO]


                  PROPOSED MERGER - YOUR VOTE IS VERY IMPORTANT



         Private Business, Inc. and Towne Services, Inc. have agreed to combine our two businesses by merging a subsidiary of Private Business into Towne. Before we can complete the merger, we must obtain the approval of each company's shareholders. We are sending you this joint proxy statement/prospectus to ask you to vote in favor of the merger and related matters at each company's annual meeting on June 18, 2001.

         In the merger, shareholders of Towne will be entitled to receive approximately .9072 of a share of Private Business common stock in return for each share of Towne common stock they currently own. The exact exchange ratio will depend on the actual numbers of Towne common shares and warrants, and Private Business common shares, that are outstanding at the closing of the merger. Immediately before the merger, Private Business will amend its charter to effect a one-for-three stock split which will result in 27,664,613 outstanding common shares of Private Business common stock becoming approximately 9,221,538 shares. In this document, all references to Private Business shares are on a post-split basis unless otherwise indicated. Other than the stock split, Private Business's common stock will remain unchanged in the merger. On May 16, 2001, the closing price of Private Business common stock was $.75 per share, without giving effect to the reverse stock split, and the closing price of Towne common stock was $1.40 per share. We encourage you to obtain more recent quotations. The shares of Private Business common stock, including the shares of Private Business common stock issued to shareholders of Towne as a result of the merger, will continue to be listed on the Nasdaq SmallCap market under the trading symbol "PBIZ." Shares of Towne common stock, which are currently traded on the Nasdaq National Market under the trading symbol "TWNE," will be delisted if the merger is consummated.


         We will each hold an annual meeting of our shareholders to consider and vote on the merger proposal. At Private Business's annual meeting, it will ask its shareholders to consider and vote on the following matters:

         (1) approval of an agreement and plan of merger, which we refer to in these materials as the merger agreement, and the transactions contemplated by the merger agreement, including the merger;
         (2) approval of an amendment to Private Business's charter to effect a one-for-three stock split of its common stock, which is a prerequisite to approval of the merger agreement;
         (3) approval of an increase in the number of shares reserved for issuance under Private Business's 1999 Amended and Restated Stock Option Plan from 1,333,333 to 2,000,000; and
         (4) the election of two directors to serve until the 2004 annual meeting or until their successors are duly elected and qualified.

At Towne's annual meeting it will ask its shareholders to consider and vote on the following matters:

         (1) approval of the merger agreement and the transactions contemplated by the merger agreement, including the merger; and
         (2) the election of three directors to serve until the 2004 annual meeting or until their successors are duly elected and qualified, except that if the merger is consummated, three of the current directors of Towne will join the board of directors of Private Business.

Completion of the merger requires the approval of both companies' shareholders. Private Business's shareholders have dissenters' rights under Tennessee law in connection with the merger. Furthermore, any Private Business shareholder owning fewer than three shares will have dissenters' rights in connection with the amendment to Private Business's charter to effect the reverse split. Towne's shareholders have dissenters' rights under Georgia law in connection with the merger. These rights are explained in more detail elsewhere in this document.

PLEASE CAST YOUR VOTE FOR YOUR ANNUAL MEETING BY COMPLETING, SIGNING, AND DATING YOUR PROXY CARD AND RETURNING IT IN THE ENCLOSED ENVELOPE.

         The dates, times, and places of the shareholders' meetings are as follows:

FOR PRIVATE BUSINESS SHAREHOLDERS:              FOR TOWNE SHAREHOLDERS:


June 18, 2001                                   June 18, 2001
9:00 a.m., C.D.T.                               10:00 a.m., E.D.T.
Private Business, Inc.                          Hilton Garden Inn
9010 Overlook Boulevard                         11695 Medlock Bridge Road
Brentwood, Tennessee 37027                      Duluth, Georgia 30097


         This document is a prospectus of Private Business relating to the issuance of shares of Private Business's common stock in connection with the merger and a proxy statement for both Private Business and Towne to use in soliciting proxies for our annual meetings. It contains answers to frequently asked questions and a summary description of the merger (beginning on page 1), followed by a more detailed discussion of the merger and related matters. YOU SHOULD ALSO CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS" BEGINNING ON PAGE 14. We urge you to review this entire document carefully.

Thomas L. Black                                    G. Lynn Boggs
Chief Executive Officer                            Chairman of the Board
Private Business, Inc.                             and Chief Executive Officer
                                                   Towne Services, Inc.


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS JOINT PROXY STATEMENT/ PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


         This joint proxy statement/prospectus is dated May 18, 2001, and is being first mailed to shareholders on or about May 21, 2001.


                      REFERENCES TO ADDITIONAL INFORMATION


         This document incorporates important business and financial information about Private Business and Towne that is not included in or delivered with this document. This information is available without charge to you upon written or oral request at the applicable company's address and telephone number listed on page 5. See also "Where You Can Find More Information" beginning on page 161. To obtain timely delivery, you must request the information no later than June 11, 2001.

                              TOWNE SERVICES, INC.
                        3950 JOHNS CREEK COURT, SUITE 100
                             SUWANEE, GEORGIA 30024


                -------------------------------------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 18, 2001


                -------------------------------------------------


To the Shareholders of
Towne Services, Inc.:


         Towne Services, Inc. will hold its annual meeting of shareholders at the Hilton Garden Inn, 11695 Medlock Bridge Road, Duluth, Georgia 30097, at 10:00 a.m., E.D.T., on June 18, 2001 for the following purposes:


         (1) to consider and vote upon a proposal to approve the merger agreement among Private Business, Inc., Towne Acquisition Corporation, which is a newly-formed, wholly owned subsidiary of Private Business, Inc., and Towne Services, Inc., and the transactions contemplated by the merger agreement, including the merger;

         (2) to elect three directors to serve until the 2004 annual meeting or until their successors are duly elected and qualified, except that if the merger is consummated, three of the current directors of Towne will join the board of directors of Private Business; and

         (3) to transact such other business as may properly come before the meeting or any adjournment of it.

         Holders of record of shares of Towne common stock at the close of business on April 9, 2001 are entitled (a) to notice of and to vote at the meeting and any adjournment of it, and (b) to assert dissenters' rights under
Article 13 of the Georgia Business Corporation Code, a copy of which is attached to this document as Annex F2.


         You are cordially invited to attend the meeting. YOUR VOTE IS IMPORTANT TO ENSURE YOUR REPRESENTATION AT THE MEETING. WHETHER OR NOT YOU ARE PLANNING TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. THE DELIVERY OF THE PROXY DOES NOT PRECLUDE YOU FROM VOTING IN PERSON IF YOU ATTEND THE MEETING. IF YOU DO NOT VOTE, IT WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE MERGER AGREEMENT AND THE MERGER. No additional postage is necessary if mailed in the United States. If you desire to revoke your proxy, you may do so at any time before the vote as discussed on pages 25 and 26 of this joint proxy statement/prospectus.


         After careful consideration, the Towne board of directors has determined that the merger agreement and the transactions contemplated by it are in the best interests of Towne and its shareholders. Accordingly, the members of the Towne board of directors participating in the board decision on the transaction unanimously recommend that shareholders vote to approve the merger agreement and the transactions contemplated by it, including the merger, at the annual meeting. Two of Towne's directors did not vote as directors on the transaction. Mr. G. Lynn Boggs, Towne's Chairman of the Board of Directors and its Chief Executive Officer, did not vote because he will receive severance and other payments after the merger. Mr. Henry M. Baroco, Towne's President and Chief Operating Officer, did not vote because his entering into an employment agreement to serve as Private Business's Chief Operating Officer after the merger is a condition to the consummation to the merger.

         Please do not send any Towne stock certificates at this time. If the merger is approved by the shareholders of Towne, and if the other conditions to the merger are satisfied or waived, forms to be used to exchange your shares of Towne common stock for shares of Private Business common stock will be mailed to you.


                                         By Order of the Board of Directors,

                                         /s/ G. Lynn Boggs

                                         G. Lynn Boggs
                                         Chairman of the Board of Directors and
                                         Chief Executive Officer



Suwanee, Georgia
May 18, 2001

                             PRIVATE BUSINESS, INC.
                            9010 OVERLOOK BOULEVARD,
                           BRENTWOOD, TENNESSEE 37027


                -----------------------------------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 18, 2001
                -----------------------------------------------




To the Shareholders of
Private Business, Inc.:


         Private Business, Inc. will hold its annual meeting of shareholders at its corporate offices, 9010 Overlook Boulevard, Brentwood, Tennessee 37027, at 9:00 a.m., C.D.T., on June 18, 2001 for the following purposes:


         (1) to consider and vote upon a proposal to approve the merger agreement among Private Business, Inc., Towne Acquisition Corporation, which is a newly-formed, wholly owned subsidiary of Private Business, Inc., and Towne Services, Inc., and the transactions contemplated by the merger agreement, including the merger;

         (2) to consider and vote upon a proposal to amend Private Business's charter to effect a one-for-three stock split of its common stock, which is a prerequisite to approval of the merger;

         (3) to consider and vote upon a proposal to approve an increase in the number of shares reserved for issuance under Private Business's 1999 Amended and Restated Stock Option Plan from 1,333,333 to 2,000,000;

         (4) to elect two directors to serve until the 2004 annual meeting or until their successors are duly elected and qualified; and

         (5) to transact such other business as may be properly brought before the meeting and any adjournments of it.

         Holders of record of shares of Private Business common stock at the close of business on May 1, 2001 are entitled (a) to notice of and to vote at the meeting and any adjournment of it, and (b) to assert dissenters' rights under Chapter 23 of the Tennessee Business Corporation Act, a copy of which is attached to this document as Annex F1.


         You are cordially invited to attend the meeting. YOUR VOTE IS IMPORTANT TO ENSURE YOUR REPRESENTATION AT THE MEETING. WHETHER OR NOT YOU ARE PLANNING TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. THE DELIVERY OF THE PROXY DOES NOT PRECLUDE YOU FROM VOTING IN PERSON IF YOU ATTEND THE MEETING. IF YOU DO NOT VOTE, IT WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE AMENDMENT TO PRIVATE BUSINESS'S CHARTER AND THE MERGER, AND WILL HAVE NO EFFECT UPON THE VOTE ON THE AMENDMENT TO THE STOCK OPTION PLAN AND THE ELECTION OF DIRECTORS, ASSUMING A QUORUM IS PRESENT. No additional postage is necessary if mailed in the United States. If you desire to revoke your proxy, you may do so at any time before the vote as discussed on pages 25 and 26 of this joint proxy statement/prospectus.

         The Private Business board of directors has determined that the merger agreement, the transactions contemplated by it, the reverse stock split, the amendment to the stock option plan, and the election of the director nominees are in the best interests of Private Business and its shareholders. The members of the Private Business board of directors unanimously recommend that shareholders vote at the annual meeting to approve the proposals described above.


                                             By Order of the Board of Directors,

                                             /s/ Thomas L. Black

                                             Thomas L. Black
                                             Chief Executive Officer




Brentwood, Tennessee
May 18, 2001

                                 TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                               ----
QUESTIONS AND ANSWERS ABOUT THE MERGER............................................................................1
SUMMARY...........................................................................................................6
RISK FACTORS.....................................................................................................14
CAUTIONARY STATEMENT ABOUT FORWARD - LOOKING STATEMENTS..........................................................20
SELECTED PRO FORMA CONSOLIDATED FINANCIAL DATA OF PRIVATE BUSINESS...............................................21
COMPARATIVE PER SHARE DATA.......................................................................................22
THE ANNUAL MEETINGS..............................................................................................23
     Information about the Annual Meetings and Voting............................................................23
     Revoking Your Proxy.........................................................................................26
     Other Voting Matters........................................................................................26
     Other Business; Adjournments and Postponements..............................................................27
PROPOSAL ONE FOR BOTH COMPANIES - THE MERGER.....................................................................28
     General.....................................................................................................28
     Private Business Proposal...................................................................................28
     Towne Proposal..............................................................................................28
     Background of the Merger....................................................................................28
     Factors Considered by, and Recommendation of, the Board of Directors of Private Business....................30
     Factors Considered by, and Recommendation of, the Board of Directors of Towne...............................33
     Opinion of Towne's Financial Advisor........................................................................35
     Opinion of Private Business's Financial Advisor.............................................................41
     Towne Stock Options to Be Assumed by Private Business in the Merger.........................................46
     Interests of Certain Persons in the Merger That Are Different from Your Interests...........................47
     Accounting Treatment........................................................................................49
     Legal Proceedings...........................................................................................49
     Dissenters' Rights..........................................................................................51
     Delisting and Deregistration of Towne Common Stock..........................................................55
     Federal Securities Law Consequences.........................................................................55
     U.S. Federal Income Tax Consequences of the Merger..........................................................56
     Certain Federal Income Tax Consequences of the Merger to Dissenting Private Business Shareholders...........58
     U.S. Federal Income Tax Consequences of the Stock Split.....................................................59
THE MERGER AGREEMENT AND RELATED AGREEMENTS......................................................................60
     The Merger..................................................................................................60
     Merger Consideration........................................................................................60
     Exchange Procedures.........................................................................................61
     Dissenters' Rights..........................................................................................62
     Representations and Warranties..............................................................................62
     Covenants and Agreements....................................................................................63
     Conditions..................................................................................................67
     Termination.................................................................................................69
     Effect of Termination.......................................................................................70
     Amendment, Extension and Waiver.............................................................................70
     No Solicitation; Exclusivity................................................................................70
     Voting Agreements...........................................................................................72
DESCRIPTION OF PRIVATE BUSINESS CAPITAL STOCK AFTER THE MERGER...................................................74
     Common Stock................................................................................................74
     Preferred Stock.............................................................................................74
     Series B Preferred Stock....................................................................................75
     Anti-Takeover Effects of Provisions of the Charter and Bylaws...............................................76
     Anti-Takeover Legislation...................................................................................77
     Limitation on Directors' Liability..........................................................................78
     Indemnification and Insurance...............................................................................79
     Transfer Agent and Registrar................................................................................79

COMPARISON OF SHAREHOLDERS' RIGHTS...............................................................................80
     Authorized Capital Stock....................................................................................80
     Directors...................................................................................................80
     Advance Notice Requirements for Shareholder Proposals and Director Nominations..............................80
     Amendment to Governing Documents............................................................................81
     Removal of Directors........................................................................................81
     Filling Vacancies on the Board of Directors.................................................................81
     Special Shareholder Meetings................................................................................82
     Voting by Shareholders......................................................................................82
     Business Combinations.......................................................................................82
     Indemnification and Limitation of Liability.................................................................82
DESCRIPTION OF PRIVATE BUSINESS..................................................................................84
     Business ...................................................................................................84
     Market for Private Business's Common Equity and Related Shareholder Matters.................................92
     Selected Historical Financial and Operating Data of Private Business........................................93
     Management's Discussion and Analysis of Financial Condition and Results of Operations.......................94
     Quantitative and Qualitative Disclosures about Market Risk.................................................102
     Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.......................102
DESCRIPTION OF TOWNE............................................................................................103
     Business ..................................................................................................103
     Market for Towne's Common Equity and Related Shareholder Matters...........................................113
     Selected Historical Financial and Operating Data of Towne..................................................114
     Management's Discussion and Analysis of Financial Condition and Results of Operations......................116
     Quantitative and Qualitative Disclosures about Market Risk.................................................124
     Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.......................124
PROPOSAL TWO FOR TOWNE - ELECTION OF DIRECTORS..................................................................125
     Information About Towne's Director Nominees................................................................125
     Beneficial Ownership of Capital Stock......................................................................132
     Executive Compensation.....................................................................................134
     Towne Performance..........................................................................................138
     Certain Relationships and Related Transactions.............................................................139
     Compensation Committee Interlocks and Insider Participation................................................140
     Section 16(a) Beneficial Ownership Reporting Compliance....................................................140
PROPOSAL TWO FOR PRIVATE BUSINESS - ELECTION OF DIRECTORS.......................................................141
     Information about Private Business's Director Nominees.....................................................141
     Security Ownership of Certain Beneficial Owners and Management.............................................143
     Executive Compensation.....................................................................................146
     Certain Relationships and Related Transactions.............................................................152
     Compensation Committee Interlocks and Insider Participation................................................152
     Compensation Committee Interlocks and Insider Participation................................................152
     Private Business Performance...............................................................................153
     Section 16(a) Beneficial Ownership Reporting Compliance....................................................153
PROPOSAL THREE FOR PRIVATE BUSINESS - PROPOSED AMENDMENT TO PRIVATE BUSINESS'S CHARTER..........................154
     Introduction...............................................................................................154
     Purpose of Reverse Split...................................................................................154
     Exchange of Stock Certificates.............................................................................155
     Fractional Shares..........................................................................................155
     Federal Income Tax Consequences of the Reverse Split.......................................................156
     Dissenters' Rights.........................................................................................156
PROPOSAL FOUR FOR PRIVATE BUSINESS - PROPOSED INCREASE IN NUMBER OF SHARES RESERVED FOR
 ISSUANCE UNDER 1999 AMENDED AND RESTATED STOCK OPTION PLAN ....................................................157
     General  ..................................................................................................157
     Federal Income Tax Consequences of the 1999 Amended and Restated Stock Option Plan.........................158
LEGAL AND TAX MATTERS...........................................................................................160
EXPERTS.........................................................................................................160

INDEPENDENT PUBLIC ACCOUNTANTS..................................................................................160
OTHER MATTERS...................................................................................................160
SHAREHOLDER PROPOSALS...........................................................................................160
WHERE YOU CAN FIND MORE INFORMATION.............................................................................161
INDEX TO PRIVATE BUSINESS FINANCIAL STATEMENTS.................................................................FA-1
INDEX TO TOWNE FINANCIAL STATEMENTS............................................................................FB-1


                                     ANNEXES

Annex A Agreement and Plan of Merger, dated as of April 12, 2001, by and among Private Business, Inc., Towne Acquisition Corporation, and Towne Services, Inc.

Annex A1 Form of Towne Voting Agreement by and among Private Business, Inc., Towne Services, Inc. and the Towne shareholders listed on the signature page to it

Annex A2 Form of Private Business Voting Agreement by and among Private Business, Inc., Towne Services, Inc. and the Private Business shareholders listed on the signature page to it

Annex B Opinion of First Union Securities, Inc., Towne's Financial Advisor, dated April 12, 2001

Annex C Opinion of Updata Capital, Inc., Private Business's Financial Advisor, dated April 10, 2001

Annex D        Proposed Amendment to Private Business's Charter

Annex E Proposed Amendment to Private Business's 1999 Amended and Restated Stock Option Plan

Annex F1 Chapter 23 of the Tennessee Business Corporation Act, entitled Dissenters' Rights

Annex F2 Article 13 of the Georgia Business Corporation Code, entitled Dissenters' Rights

Annex G1       Audit Committee Charter of Private Business

Annex G2       Audit Committee Charter of Towne

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:       WHAT WILL HAPPEN IN THE MERGER?

A: The proposed merger will combine the businesses of Private Business and Towne. To combine the companies, a newly-formed, wholly owned subsidiary of Private Business will merge with and into Towne. As a result, Towne will become a wholly owned subsidiary of Private Business. Towne shareholders will become Private Business shareholders and will own approximately 33.3% of the shares of Private Business common stock that are outstanding immediately after the merger. Current Private Business shareholders will own the remaining approximately 66.7%. The merger agreement, which is a contract among Private Business, Towne, and a subsidiary of Private Business, is attached to this joint proxy statement/prospectus as Annex A. You should read the merger agreement carefully in its entirety because it is the legal document describing the parties' rights.

Q:       WHY ARE PRIVATE BUSINESS AND TOWNE PROPOSING THE MERGER?


A: Our companies are proposing the merger because we believe that the combined businesses will be able to compete more effectively for and secure growth opportunities. We believe that the combined businesses will realize financial and operating synergies, have an expanded market presence, allow us to better serve our customers, and have a stronger financial position. Please read the more detailed description of our reasons for the merger on pages 28 through 34.


Q:       WHAT WILL THE NEW COMPANY BE CALLED AND WHERE WILL IT BE HEADQUARTERED?

A: The parent company will be called "Private Business, Inc." and will be headquartered in Brentwood, Tennessee.

Q:       WHAT WILL HAPPEN TO TOWNE SHARES AND OPTIONS IN THE MERGER?

A: Towne common shareholders will receive approximately .9072 of a share of Private Business common stock for each share of Towne common stock they own. The exact exchange ratio will depend on the actual number of Towne common shares and warrants and Private Business common shares that are outstanding at the closing of the merger. Towne common shareholders also will receive cash for any fractional Private Business shares they would be otherwise entitled to in the merger. The shares of Private Business common stock received in the merger will be listed on the Nasdaq SmallCap Market under the ticker symbol "PBIZ." Options to purchase Towne common stock will be converted into options to purchase shares of Private Business common stock based on the exchange ratio used in the merger. It is anticipated that the holder of Towne's Series B preferred stock will receive approximately 39,966 shares of newly designated Series B preferred stock of Private Business, which will be immediately convertible into an equal number of shares of Private Business common stock, although the holder of Towne's Series B preferred stock has not yet agreed to this exchange.

Q: WHAT WILL HAPPEN TO SHARES OF PRIVATE BUSINESS COMMON STOCK IN CONNECTION WITH THE MERGER?


A: The one-for-three stock split of the common stock of Private Business is a condition to the merger. As a result of the reverse stock split effected by the charter amendment, the approximately 27,664,613 shares of Private Business common stock outstanding on May 1, 2001 will become approximately 9,221,538 shares of common stock, not including the shares of Private Business common stock issued to Towne shareholders in the merger. Any other shares issued before the effectiveness of the charter amendment will be similarly adjusted. In addition, each option to purchase Private Business common stock outstanding on the effective date will be adjusted so that the number of shares of Private Business common stock issuable upon its exercise shall be divided by three, and the exercise price of each option will be multiplied by three. Corresponding adjustments will be made to the number of shares vested under each outstanding option.

Q:       WHEN ARE THE ANNUAL SHAREHOLDERS' MEETINGS?


A: Each company's annual meeting of shareholders will take place on June 18, 2001. The time and location of each annual meeting is specified on the cover page of this document.


Q:       WHAT WILL HAPPEN AT THE ANNUAL SHAREHOLDERS' MEETINGS?

A: At the Towne annual meeting, Towne common shareholders will vote on the merger agreement and the transactions contemplated by the merger agreement, including the merger. At the Private Business annual meeting, Private Business shareholders will vote on

         (1) the merger agreement and the transactions contemplated by the merger agreement, including the merger;

         (2) an amendment to Private Business's charter to effect a one-for-three stock split of its common stock; and

         (3) an increase in the number of shares issuable under Private Business's 1999 Amended and Restated Stock Option Plan from 1,333,333 to 2,000,000.

         We cannot complete the merger unless, among other things, (a) shareholders of both companies vote to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger; and (b) Private Business shareholders vote to approve the amendment to Private Business's charter.

         In addition, shareholders at Towne's meeting will vote to elect three directors and at Private Business's meeting will vote to elect two directors, in each case to serve a three-year term or until their successors are duly elected and qualified. If the merger is approved, however, current Towne directors Frank W. Brown, Richardson M. Roberts, and Glenn W. Sturm will join the board of directors of Private Business.

Q:       WHAT DO I NEED TO DO TO VOTE?

A: Mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at your annual meeting. To assure that we obtain your vote, please vote as instructed on your proxy card even if you currently plan to attend your annual meeting in person.


         THE MEMBERS OF THE TOWNE BOARD OF DIRECTORS PARTICIPATING IN THE BOARD DECISION ON THE TRANSACTION UNANIMOUSLY RECOMMEND THAT TOWNE SHAREHOLDERS VOTE FOR THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER. TWO OF TOWNE'S DIRECTORS DID NOT VOTE AS DIRECTORS ON THE TRANSACTION. MR. G. LYNN BOGGS, TOWNE'S CHAIRMAN OF THE BOARD OF DIRECTORS AND ITS CHIEF EXECUTIVE OFFICER, DID NOT VOTE BECAUSE HE WILL RECEIVE SEVERANCE AND OTHER PAYMENTS AFTER THE MERGER. MR. HENRY M. BAROCO, TOWNE'S PRESIDENT AND CHIEF OPERATING OFFICER, DID NOT VOTE BECAUSE HE IS ENTERING INTO AN EMPLOYMENT AGREEMENT TO SERVE AS PRIVATE BUSINESS'S CHIEF OPERATING OFFICER AFTER THE MERGER, WHICH IS A CONDITION TO THE CONSUMMATION TO THE MERGER. FURTHERMORE, THE TOWNE DIRECTORS AND EXECUTIVE OFFICERS HAVE INTERESTS IN THE TRANSACTION THAT DIFFER FROM THOSE OF THE TOWNE SHAREHOLDERS. PLEASE READ WITH PARTICULAR CARE THE DESCRIPTION OF THESE INTERESTS ON PAGE 47. APPROVAL OF THE MERGER BY THE TOWNE SHAREHOLDERS WILL ALSO APPROVE THE BENEFITS BEING PROVIDED TO THE TOWNE DIRECTORS AND EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGER.


         THE MEMBERS OF THE PRIVATE BUSINESS BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT PRIVATE BUSINESS SHAREHOLDERS VOTE TO APPROVE (A) THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER; (B) AN AMENDMENT TO PRIVATE BUSINESS'S CHARTER TO EFFECT A ONE-FOR-THREE STOCK SPLIT OF ITS COMMON STOCK; (C) AN INCREASE IN THE NUMBER OF SHARES ISSUABLE UNDER PRIVATE BUSINESS'S 1999 AMENDED AND RESTATED STOCK OPTION PLAN FROM 1,333,333 TO 2,000,000; AND (D) THE ELECTION OF THE TWO NOMINEES FOR DIRECTOR.

Q: ARE THERE RISKS ASSOCIATED WITH THE MERGER THAT I SHOULD CONSIDER IN DECIDING HOW TO VOTE?

A: Yes. There are risks associated with all business combinations, including the merger. In particular, you should be aware that the percentage of the outstanding shares of Private Business common stock that Towne shareholders will receive is fixed and will not change as the market prices of shares of Towne common stock and shares of Private Business common stock fluctuate in the period before the merger. Accordingly, the value of the shares of Private Business common stock that Towne shareholders will receive in return for their shares of Towne stock may be either less than - or more than - the value of the shares of Private Business common stock as of the date of the merger agreement or the date of this joint proxy statement/prospectus. A number of other risks are discussed in this document. PLEASE READ CAREFULLY THE MORE DETAILED DESCRIPTION OF THE RISKS ASSOCIATED WITH THE MERGER BEGINNING ON PAGE 14.

Q:       WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A: We expect to complete the merger as quickly as possible once all the conditions to the merger, including obtaining the approvals of our shareholders at the annual meetings, are fulfilled or waived. Fulfilling some of these conditions, such as receiving the consent of Private Business's lender and receiving the consent of the holder of Towne's Series B preferred stock, are not entirely within our control. We currently expect to complete the merger by the end of June 2001. In this document, we sometimes refer to the time we complete the merger as the effective time.

Q:       SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, we will send written instructions to Towne and Private Business shareholders that explain how to exchange their stock certificates for new Private Business stock certificates. You will not be required to pay transfer costs or other fees in connection with the exchange of your certificates. Please do not send in any stock certificates until you receive these written instructions and the letter of transmittal.

Q:       HOW DO I VOTE MY SHARES IF MY SHARES ARE HELD IN "STREET NAME"?

A: You should vote this proxy in accordance with the instructions your broker provides to you. Your broker will not vote your shares unless the broker receives appropriate instructions from you.

Q:       MAY I CHANGE MY VOTE EVEN AFTER RETURNING A PROXY CARD?

A: Yes. If you want to change your vote, you may do so at any time before the Towne annual meeting by sending to the Secretary of Towne a proxy with a later date or by voting again. Alternatively, you may revoke your proxy by delivering to the Secretary of Towne a written revocation before the Towne annual meeting or by voting in person at the Towne annual meeting. Similarly, if you are a Private Business shareholder and want to change your vote, you may do so at any time before the Private Business annual meeting by sending to the Secretary of Private Business a proxy with a later date or by voting again. Alternatively, you may revoke your proxy by delivering to the Secretary of Private Business a written revocation before the Private Business annual meeting or by voting in person at the Private Business annual meeting. Towne shareholders that require assistance in changing or revoking a proxy should contact First Union National Bank, Towne's transfer agent, at (704) 590-7389. Private Business shareholders that require assistance in changing or revoking a proxy should contact SunTrust Bank, Atlanta, at (404) 588-7815.

Q.       WHO WILL COUNT THE VOTES?

A: The chairman of the board of directors of each company will select the inspectors of the election for its annual meeting. The inspectors will ascertain the number of shares outstanding and the voting power of the shares, determine the shares represented at the meeting, determine the validity of proxies and ballots, count all votes, and determine the results of the voting. The inspectors will deliver a written report after the meeting.

Q: WILL TOWNE SHAREHOLDERS BE ABLE TO TRADE THE PRIVATE BUSINESS COMMON STOCK THAT THEY RECEIVE IN THE MERGER?

A: Yes. The Private Business common stock will be listed on the Nasdaq SmallCap Market under the symbol "PBIZ." However, persons who are affiliates of Towne will not be able to sell the Private Business shares received in the merger unless they comply with Rule 145 under the Securities Act.

Q:       WHAT HAPPENS IF I CHOOSE NOT TO SUBMIT A PROXY OR TO VOTE?

A: If a Towne shareholder does not submit a proxy or vote at the Towne annual shareholder meeting, it will have the same effect as a vote against adoption and approval of the merger agreement and approval of the merger. A Towne shareholder's failure to submit a proxy or vote will have no effect on the election of directors, assuming a quorum is present. If a Private Business shareholder does not submit a proxy or vote at the Private Business annual shareholder meeting, it will have the same effect as a vote against the amendment to Private Business's charter and against the merger. A Private Business shareholder's failure to submit a proxy or vote will not have an effect on the proposal to amend the stock option plan and the election of directors, assuming a quorum is present.

Q:       WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO SHAREHOLDERS OF TOWNE?

A: Towne and Private Business each expect that the merger should qualify as a tax-free reorganization for their common shareholders for U.S. federal income tax purposes. If you are a Towne shareholder, your exchange of shares of Towne common stock for shares of Private Business common stock generally should not cause you to recognize any taxable gain or loss. A Towne shareholder should, however, recognize taxable gain or loss on any cash received in lieu of a fractional share of Private Business common stock and cash received due to the exercise of dissenters' rights. The merger may be a taxable transaction for the holder of Towne's Series B preferred stock. Please review carefully the information under the caption "U.S. Federal Income Tax Consequences of the Merger" beginning on page 56 for a description of certain U.S. federal income tax consequences of the merger. The tax consequences to you will depend on your own situation. Please consult your tax advisors for a full understanding of the tax consequences of the merger to you.

Q: WHAT ARE THE TAX CONSEQUENCES OF THE CHARTER AMENDMENT TO SHAREHOLDERS OF PRIVATE BUSINESS?

A: The reverse stock split should not be taxable to shareholders of Private Business, except for any cash received in lieu of a fractional share of post-reverse split common stock. Consequently, the holding period of shares of post-reverse split common stock (including any fractional share interest) should include the holding period for the shares of Private Business common stock exchanged, provided that those shares are held as a capital asset at the effectiveness of the charter amendment. In addition, the aggregate basis of the shares of post-reverse split common stock (including any fractional share interest) should be the same as the aggregate basis of the shares of common stock exchanged. Cash received in lieu of a fractional share should be treated as if the fractional share had been issued to the holder and then redeemed by Private Business for the cash. Accordingly, a Private Business shareholder who receives cash should recognize taxable gain or loss equal to any difference between the amount of money received and the shareholder's basis in the fractional share. Please review carefully the information under "Proposal Two for Private Business" for a description of certain U.S. federal income tax consequences of the charter amendment. The tax consequences to you will depend on your own situation. Please consult your tax advisors for a full understanding of the tax consequences of the stock split to you.

Q:       AM I ENTITLED TO APPRAISAL OR DISSENTERS' RIGHTS?

A: Private Business's shareholders have dissenters' rights, sometimes called appraisal rights, under Tennessee law in connection with the merger. Furthermore, Private Business shareholders owning fewer than three shares are entitled to dissenters' rights in connection with the amendment to Private Business's charter to effect the reverse split. Holders of Towne common and preferred stock are entitled to dissenters' rights under Georgia law in connection with the merger. Under both the Tennessee Business Corporation Act and the Georgia Business Corporation Code, shareholders with dissenters' rights are entitled to dissent from the merger and, for certain Private Business shareholders, the reverse stock split, and obtain payment of the fair value of their shares if the transactions are consummated. The exercise of dissenters' rights will not be tax-free. Please review the information under the caption "U.S. Federal Income Tax Consequences of the Merger" and "U.S. Federal Income Tax Consequence of the Stock Split" beginning on page 59 for a description of the U.S. federal income tax consequences of exercising dissenters' rights. Attached as Annex F1 to this document is a copy of Chapter 23 of the Tennessee Act, and attached as Annex F2 is a copy of Article 13 of the Georgia Code, in each case entitled Dissenters' Rights. See "The Merger--Dissenters' Rights."


Q:       WILL THE RIGHTS OF A TOWNE SHAREHOLDER CHANGE AS A RESULT OF THE
         MERGER?

A: Yes. Towne is a Georgia corporation, and its shareholders' rights are governed by Georgia law, Towne's articles of incorporation, and its bylaws. Private Business is a Tennessee corporation, and its shareholder rights are governed by Tennessee law, Private Business's charter, and its bylaws. Towne shareholders will become Private Business shareholders as a result of the merger and, accordingly, their rights after the merger will be governed by Tennessee law and Private Business's charter and bylaws. Please read carefully the summary of the material differences between the rights of Private Business shareholders and Towne shareholders under the heading "Comparison of Shareholders' Rights."

Q: IF I HAVE MORE QUESTIONS ABOUT THE MERGER OR THE TWO COMPANIES, WHERE CAN I FIND ANSWERS?

A: You can contact the companies at the following addresses if you have any questions regarding the merger or this document.

         FOR PRIVATE BUSINESS SHAREHOLDERS:    FOR TOWNE SHAREHOLDERS:
         Private Business, Inc.                Towne Services, Inc.
         9010 Overlook Boulevard               3950 Johns Creek Court, Suite 100
         Brentwood, Tennessee 37027            Suwanee, Georgia  30024
         (615) 221-8400                        (678) 475-5200

         In addition to reading this document, its annexes and the documents we have incorporated in this document by reference, you can find more information about the merger or about the two companies in our companies' filings with the SEC, in Private Business's filings with the Nasdaq SmallCap Market, and in Towne's filings with the Nasdaq National Market.

                                     SUMMARY


         This summary highlights selected information from this joint proxy statement/prospectus and may not contain all of the information that is important to you. You should carefully read this entire document and the other documents to which this document refers to fully understand the merger and the other matters being submitted to shareholders. See "Where You Can Find More Information" on page 161.


THE COMPANIES

Towne Services, Inc.
3950 Johns Creek Court, Suite 100
Suwanee, Georgia 30024
(678) 475-5200

         Towne provides services and products that process sales and payment information and related financing transactions for small businesses and banks in the United States. Towne delivers these services and products online via an electronic hub, or gateway, that links business and bank customers with Towne and other providers of products and services that can benefit these customers. Towne uses this electronic gateway to deliver a variety of business and management solutions using Internet and telecommunication connections. Towne also provides these solutions through its proprietary software housed at its clients' locations.

Private Business, Inc.
9010 Overlook Boulevard
Brentwood, Tennessee 37027
(615) 221-8400

         Private Business is a leading provider of technology-driven solutions that help community banks manage accounts receivable funding of small businesses. Private Business's principle product, Business Manager(R), is based on software, targeted marketing services and online electronic transaction processing, and is provided through a large client network of banks nationwide. This Internet-based e-commerce solution provides cash flow to thousands of small businesses across the U.S. by enabling them to sell their receivables to their community bank. The banks then process, bill, and track those receivables on an ongoing basis. As a major component of its solution, Private Business works with client banks to design, implement, and manage the sale of Business Manager accounts receivable financing services to their small business customers. Private Business also gives its client banks the option of outsourcing to Private Business their application hosting and transaction processing through secure Internet connections, thereby allowing them to receive accounts receivable information and make funding decisions electronically.

Towne Acquisition Corporation
9010 Overlook Boulevard
Brentwood, Tennessee 37027
(615) 221-8400

         Towne Acquisition Corporation is a wholly owned subsidiary of Private Business recently formed for the purpose of effecting the merger.

THE ANNUAL MEETINGS

         Towne Shareholders


         Towne Services, Inc. will hold its annual meeting of shareholders at the Hilton Garden Inn, 11695 Medlock Bridge Road, Duluth, Georgia 30097, at 10:00 a.m., E.D.T., on June 18, 2001. At the Towne annual meeting, Towne shareholders will be asked to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger. In addition, shareholders will vote to elect three directors to serve a three-year term or until their successors are duly elected and qualified. If the merger is approved, however, three of the current Towne directors will join the Private Business board of directors.

         Private Business Shareholders



         Private Business, Inc. will hold its annual meeting of shareholders at its corporate offices, 9010 Overlook Boulevard, Brentwood, Tennessee 37027, at 9:00 a.m., C.D.T., on June 18, 2001. At the Private Business annual meeting, Private Business shareholders will be asked to approve (a) the merger agreement and the transactions contemplated by the merger agreement, including the merger;
(b) an amendment to Private Business's charter to effect a one-for-three stock split of its common stock; and (c) an increase in the number of shares issuable under Private Business's 1999 Amended and Restated Stock Option Plan. Approval of the proposal to amend Private Business's charter is a prerequisite to approval of the merger. In addition, Private Business shareholders will vote to elect two directors to serve a three-year term or until their successors are duly elected and qualified.



RECORD DATE; VOTE REQUIRED

         Towne Shareholders

         You can vote at the Towne annual meeting if you owned shares of Towne common stock at the close of business on April 9, 2001. On that date, 5,037,421 shares of Towne common stock were outstanding and entitled to vote. You can cast one vote for each share of Towne common stock you then owned. Approval of the merger agreement and the transactions contemplated by the merger agreement, including the merger, requires the approval of the holders of 66 2/3% of the outstanding shares of Towne common stock, and of a majority of the outstanding shares of Towne Series B preferred stock. Towne directors and their affiliates in the aggregate beneficially own 1,048,666 shares of Towne common stock, representing approximately 20.8% of the shares of Towne common stock outstanding as of the record date. These persons, solely in their capacity as shareholders of Towne, are parties to the Towne voting agreement in which they have agreed to vote their outstanding shares of Towne common stock in favor of the merger. As of the record date, Towne executive officers (other than those officers who are also directors) collectively owned approximately .05% of the outstanding shares of Towne common stock. These individuals are not a party to any such voting agreement but they have informally indicated that they intend to vote their outstanding shares of Towne common stock in favor of the merger proposal.

         Private Business Shareholders


         You can vote at the Private Business annual meeting if you owned shares of Private Business common stock at the close of business on May 1, 2001. On that date, 9,221,538 shares of Private Business common stock were outstanding and entitled to vote. You can cast one vote for each Private Business common share you then owned. Approval of the merger and the reverse stock split requires the approval of the holders of a majority of the outstanding stock of Private Business. The amendment to Private Business's 1999 Amended and Restated Stock Option Plan will be approved if the votes cast favoring the amendment exceed the votes cast opposing the amendment, assuming a quorum is present. The directors will be elected by a plurality of the shares of Private Business common stock voting on the matter, assuming a quorum is present. Private Business directors and their affiliates in the aggregate beneficially own 4,403,275 shares of Private Business common stock, representing approximately 47.7% of the shares of Private Business common stock outstanding as of the record date. These persons, solely in their capacity as shareholders of Private Business, are parties to the Private Business voting agreement in which they have agreed to vote their outstanding shares of Private Business common stock in favor of the merger and the amendment to Private Business's charter. As of May 1, 2001, Private Business executive officers (other than those officers who are also directors) collectively owned approximately .1% of the outstanding shares of Private Business common stock. These individuals are not a party to any such voting agreement, but they have indicated that they intend to vote their outstanding shares of Private Business common stock in favor of the Private Business proposals.


THE MERGER AGREEMENT

         The merger agreement is attached as Annex A to this document. Although the merger agreement is the legal document that governs the merger, we also urge you to carefully consider all of the information in this joint proxy statement/prospectus in making your decision as to how you will vote on the merger.

         General

         We propose a merger transaction in which Towne Acquisition Corporation, a wholly owned subsidiary of Private Business created for the purpose of effecting the merger, will merge with and into Towne Services, Inc. After the merger, Towne will be a wholly owned subsidiary of Private Business, and Towne shareholders will become Private Business shareholders.

         Exchange of Common Shares Held by Towne Shareholders

         Each share of Towne common stock held before the effective time of the merger will be converted into the right to receive approximately .9072 of a share of Private Business common stock. The exact exchange ratio will depend on the actual numbers of Towne common shares and warrants, and Private Business common shares, that are outstanding at the closing of the merger.

         At the effective time of the merger, Private Business will assume each Towne option outstanding at that time. Each assumed Towne option will be converted into an option to acquire, on the same terms and conditions in effect for the option immediately before the closing date of the merger, that number of shares of Private Business common stock determined by multiplying the number of shares of Towne common stock subject to that option immediately before the closing date of the merger by the exchange ratio and rounding down to the next whole number of shares. The exercise price per share of Private Business common stock subject to each assumed option will be equal to the amount determined by dividing the exercise price per share of Towne common stock in effect for that option immediately before the closing date of the merger by the exchange ratio and rounding down to the nearest whole cent.

         Former Towne shareholders will own approximately 33.3% of the shares of Private Business common stock outstanding immediately after the merger.

         Exchange of Common Shares Held by Private Business Shareholders


         As a result of the reverse stock split effected by the charter amendment, the approximately 27,664,613 shares of Private Business common stock outstanding on May 1, 2001 will become approximately 9,221,538 shares of common stock, not including the shares of Private Business common stock issued to Towne shareholders in the merger. Any other shares issued before the effectiveness of the charter amendment will be similarly adjusted. In addition, each option and warrant to purchase Private Business common stock and any other convertible security outstanding on the effective date will be adjusted so that the number of shares of Private Business common stock issuable upon their exercise shall be divided by three, and the exercise price of each option and warrant will be multiplied by three. Corresponding adjustments will be made to the number of shares vested under each outstanding option. Current Private Business shareholders will own approximately 66.7% of the shares of Private Business common stock outstanding immediately after the merger.


MANAGEMENT AND OPERATIONS AFTER THE MERGER

         The combined company will be called "Private Business, Inc." and will be headquartered in Brentwood, Tennessee.

         Private Business has agreed to enter into an employment agreement with Henry M. Baroco, President, Chief Operating Officer, and a director of Towne, under which Mr. Baroco will become the Chief Operating Officer of Private Business. In addition, under the merger agreement, three of the current directors of Towne will join the board of directors of Private Business upon the merger. After the merger, this Private Business management and board of directors will manage the business of Private Business, which will include the business of Towne as a wholly owned subsidiary.

OUR RECOMMENDATIONS TO SHAREHOLDERS

         Towne Shareholders. The members of the Towne board of directors participating in the board decision on the transaction unanimously approved the merger and unanimously recommend that you vote FOR the proposal to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger. Two of Towne's directors did not vote as directors on the transaction. Mr. G. Lynn Boggs, Towne's Chairman of the Board of Directors and its Chief Executive Officer, did not vote because he will receive severance and other payments after the merger. Mr. Henry M. Baroco, Towne's President and Chief Operating Officer, did not vote because his entering into an employment agreement to serve as Private Business's Chief Operating Officer after the merger is a condition to the consummation to the merger. The Towne directors and executive officers have interests in the merger that are different from the interests of the Towne shareholders. See "Interests of Certain Persons in the Merger That Are Different from Your Interests" in this Summary below.

         Private Business Shareholders. The members of the Private Business board of directors unanimously recommend that Private Business shareholders vote at the annual meeting to approve

         - the merger agreement and the transactions contemplated by the merger agreement, including the merger;

         - an amendment to Private Business's charter to effect a one-for-three stock split of its common stock; and

         - an increase in the number of shares reserved for issuance under Private Business's 1999 Amended and Restated Stock Option Plan.

OPINION OF TOWNE'S FINANCIAL ADVISOR

         On April 12, 2001, First Union Securities, Inc., Towne's financial advisor, rendered an oral opinion, subsequently confirmed in writing, to the Towne board of directors that the exchange ratio of at least 0.881 shares (assuming a one-for-three reverse split) of Private Business common stock for each outstanding share of Towne common stock was fair, from a financial point of view, to the Towne common shareholders as of April 12, 2001. We have attached this opinion as Annex B to this document. You should read this opinion in its entirety to understand the procedures followed, assumptions made, matters considered and limits of the scope of the review by First Union.

         First Union provided its opinion for the information and assistance of Towne's board of directors in connection with its consideration of the merger. The First Union opinion is not a recommendation to any Towne shareholder as to how that shareholder should vote at the annual meeting.

OPINION OF PRIVATE BUSINESS'S FINANCIAL ADVISOR

         On April 11, 2001, Updata Capital, Inc., Private Business's financial advisor, rendered its oral opinion, confirmed in writing, to the Private Business board of directors as to the fairness, from a financial point of view, as of that date, to Private Business of an exchange ratio of approximately .90 (assuming a one-for-three reverse split) of a share of Private Business common stock for each share of Towne common stock. We have attached this opinion as Annex C to this document. You should read this opinion in its entirety to understand the procedures followed, assumptions made, matters considered and limits of the scope of the review undertaken.

         Updata's opinion is addressed to the Private Business board of directors and does not constitute a recommendation to any Private Business shareholder as to how that shareholder should vote at the annual meeting.

CONDITIONS TO COMPLETION OF THE MERGER

         The completion of the merger depends on a number of conditions being satisfied or waived. In addition to customary conditions relating to the accuracy of representations and warranties and our compliance with the merger agreement, these conditions include the following:

         - Towne's shareholders have approved and adopted the merger agreement and the merger and Private Business's shareholders have approved and adopted (a) the merger agreement and the transactions contemplated by the merger agreement, including the merger, and (b) an amendment to Private Business's charter to effect a one-for-three stock split of its common stock;

         - the SEC has declared the registration statement effective under the Securities Act, and the registration statement is not subject to any stop order or proceedings seeking a stop order;

         - the shares of Private Business common stock to be issued in the merger have been approved for listing on the Nasdaq SmallCap Market;

         - all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental authority have been filed, obtained or occurred, except in those cases where no material adverse effect would result; and

         - Private Business and Towne each has received an opinion of its tax advisor to the effect that the merger should be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code, that each of Towne and Private Business should be parties to the reorganization within the meaning of Section 368(b) of the Code, and that no gain or loss should be recognized by Towne, Private Business or Towne's common shareholders (except to the extent of any cash received) as a result of the merger.

         Other than as described in this document, the merger does not require the approval of any U.S. federal or state or foreign agency. We will, however, be required to make various filings with U.S. federal and state governmental authorities to complete the merger.

TERMINATION OF THE AGREEMENT

         Private Business and Towne can agree at any time to terminate the merger agreement without completing the merger, even if Towne shareholders have approved the merger and Private Business shareholders have approved the merger and the amendment to Private Business's charter to effect a one-for-three stock split of its common stock. Also, the merger agreement can be terminated in the following circumstances:

         - by either Private Business or Towne if the merger has not been completed by July 31, 2001, unless the failure to consummate the merger is the result of a material breach of the merger agreement by the party seeking to terminate the merger agreement;

         - by either Private Business or Towne if a court of competent jurisdiction or other governmental entity has issued a non-appealable final order, decree or ruling or taken any other non-appealable final action, in each case having the effect of permanently enjoining or otherwise permanently prohibiting the merger;

         - by either Private Business or Towne if, at Towne's shareholders' meeting, Towne does not obtain the requisite vote of its shareholders in favor of the merger, or if, at Private Business's shareholders' meeting, Private Business does not obtain the required vote for the amendment to its charter and the approval of the merger;

         - by either Private Business or Towne if the board of directors of the other party recommends a superior merger or acquisition proposal to their respective shareholders for approval; or

         - by either Private Business or Towne if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party in the merger agreement, which breach
                  (a) would, if uncured at closing, cause the closing conditions relating to our respective representations and warranties and performance of our respective obligations not to be satisfied, and (b) the breach is not cured within 20 business days after written notice of the breach is received from the other party.

TERMINATION FEES

         Private Business must pay Towne a fee of $750,000 in cash if the merger agreement is terminated under circumstances described elsewhere in this document. Please see page 72.

         Similarly, Towne must pay Private Business a fee of $750,000 in cash if the merger agreement is terminated under circumstances described elsewhere in this document. Please see page 72.

ACCOUNTING TREATMENT


         The merger will be accounted for as a purchase of Towne by Private Business. Under this method of accounting, Towne will be treated as a separate entity for periods before the completion of the merger. After the merger becomes effective, Towne's financial results will be consolidated with Private Business's financial results. Unaudited pro forma consolidated financial statements giving effect to the merger are presented under "Pro Forma Consolidated Financial Data."


VOTING AGREEMENTS

         In connection with the execution and delivery of the merger agreement, both Private Business and Towne entered into voting agreements with each other's directors and their affiliates which are shareholders, solely in their capacity as shareholders, under which these shareholders agreed to vote their shares of common stock in favor of the adoption of the merger agreement. Details of the voting agreements are described beginning on page 72.

INTERESTS OF CERTAIN PERSONS IN THE MERGER THAT ARE DIFFERENT FROM YOUR
INTERESTS

         In considering the recommendation of the Towne board of directors with respect to the merger, you should be aware that some executive officers and directors of Towne have interests in the merger that are in addition to your interests as a shareholder of Towne generally. The Towne board of directors was aware of the potential conflicts described below and considered them in approving the merger.

         Pursuant to their employment or other change-in-control type agreements, the following Towne officers are entitled to receive various benefits, such as bonuses and severance payments, because the merger will constitute a "change of control" for purposes of such agreements:

         -        G. Lynn Boggs, Chief Executive Officer and Chairman of the
                  Board

         -        Henry M. Baroco, President, Chief Operating Officer, and
                  Director

         -        Randall S. Vosler, Chief Financial Officer

         Under the merger agreement, the Towne directors and officers will receive indemnification rights and, unless otherwise determined at the time by a majority of the Private Business board, Private Business has agreed not to sue the Towne directors and officers with respect to matters occurring before the merger. Furthermore, Private Business has agreed to extend for a period of six years Towne's directors' and officers' liability insurance policy for the benefit of the surviving company and Towne officers and directors.

         The merger agreement requires Private Business to modify the options held by Towne's directors to allow them to remain exercisable until their scheduled expiration dates, notwithstanding that the options would otherwise have terminated a specified number of days after a director's service on the Towne board ended.


         Additional information on the interests of Towne directors and executive officers is described under the heading of "Proposal One for Both Companies - The Merger - Interests of Certain Persons in the Merger That Are Different from Your Interests." Please see pages 47 through 49.


         As a result of the interests described above, these directors and officers may have been more likely to view the merger more favorably than if they did not have these interests. Approval of the merger by the Towne shareholders also will act as approval of the benefits being provided to the Towne directors and officers in connection with the merger.

DISSENTERS' RIGHTS

         Under both Tennessee and Georgia law, a shareholder of a corporation who does not vote in favor of certain mergers and who demands appraisal of such shareholder's shares in connection with the merger may, in varying circumstances, be entitled to dissenters' rights. Under those rights, the shareholder may receive money in the amount of the fair value of the shareholder's shares of stock in lieu of the consideration the shareholder would otherwise receive in the transaction. Furthermore, Private Business shareholders owning fewer than three shares will be entitled to dissenters' rights in connection with the reverse stock split. For an explanation of the dissenters' rights that shareholders of both Private Business and Towne have in connection with some of the transactions described in this document, please carefully review "Proposal One for Both Companies - The Merger - Dissenters' Rights."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Towne Shareholders

         We expect that, for U.S. federal income tax purposes, the merger should be classified as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Assuming that the merger meets this classification, the exchange of shares of Towne common stock for shares of Private Business common stock generally should not cause a Towne shareholder to recognize any taxable gain or loss. Towne common shareholders should, however, generally recognize taxable gain or loss in connection with any money received instead of fractional shares or due to their exercise of dissenters' rights. Towne's preferred shareholder may recognize gain or loss in connection with the receipt of Private Business preferred stock pursuant to the merger. Please review the information under the caption "Proposal One for Both Companies - The Merger - U.S. Federal Income Tax Consequences of the Merger" beginning on page 56 for a description of certain U.S. federal income tax consequences of the merger. The tax consequences to you will depend on your own situation.

         TOWNE SHAREHOLDERS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE AND LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES. It is a condition to the merger that Towne and Private Business receive an opinion from their tax advisor to the effect that the merger should qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. This opinion will be based on assumptions and representations made by, among others, Towne, Private Business, and Towne Acquisition Corporation. The opinion is not binding on the Internal Revenue Service or any court. No ruling has been, or will be, sought from the Internal Revenue Service as to the U.S. federal income tax consequences of the merger.

         Private Business Shareholders

         The reverse stock split should not be taxable to shareholders of Private Business, except for any money received in lieu of a fractional share of post-reverse split common stock. Consequently, the holding period of shares of post-reverse split common stock (including any fractional share interest) should include your holding period for the shares of common stock exchanged, provided that the shares of common stock are held as a capital asset at the time of the effectiveness of the charter amendment. In addition, your aggregate basis of the shares of post-reverse split common stock (including any fractional share interest) should be the same as your aggregate basis of the shares of common stock exchanged. Money that you receive in lieu of a fractional share should be treated as if the fractional share had been issued to you and then redeemed by Private Business for the cash. Accordingly, if you receive money you should recognize taxable gain or loss equal to any difference between the amount of money received and your basis in the fractional share. That basis should be an allocable portion of the aggregate basis of the post-reverse split common stock described above. In addition, cash received as a result of the exercise of dissenters' rights will be taxable. Please review carefully the information under the caption "Proposal One for Both Companies - The Merger - U.S. Federal Income Tax Consequences of the Stock Split" beginning on page 59 for a description of certain U.S. federal income tax consequences of the charter amendment. THE TAX CONSEQUENCES TO YOU WILL DEPEND ON YOUR OWN SITUATION. PLEASE CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER TO YOU.

CERTAIN DIFFERENCES IN THE RIGHTS OF SHAREHOLDERS


         As a result of the merger, the shareholders of Towne will become shareholders of Private Business. As shareholders of Private Business, their rights will no longer be governed by the Georgia Business Corporation Code but will instead be governed by the Tennessee Business Corporation Act as well as Private Business's charter and bylaws. See pages 80 through 83 for summaries of certain material differences between the rights of Private Business shareholders and Towne shareholders.

COMPARATIVE PER SHARE MARKET PRICE INFORMATION


         Shares of Private Business common stock are listed on the Nasdaq SmallCap Market and shares of Towne common stock are listed on the Nasdaq National Market. On March 12, 2001, the last trading day before we announced the merger, shares of Private Business common stock closed at $ 0.875 per share, and shares of Towne common stock closed at $1.5625 per share. On May 16, 2001, the most recent practicable date before the mailing of this document, shares of Private Business common stock closed at $.75 per share, and shares of Towne common stock closed at $1.40 per share on that date. We can give no assurances regarding how the shares will trade after the split and the merger. These per share prices of Private Business do not reflect the one-for-three stock split.



         Based on the estimated exchange ratio in the merger, which is .9072 of a share of Private Business common stock per share of Towne common stock, the market value of the consideration that Towne common shareholders will receive in the merger for shares of Towne common stock would be approximately $2.38 per share based on the closing price of shares of Private Business common stock on March 12, 2001, multiplied by three to take into account the one-for-three reverse split used in calculating the approximate exchange ratio. Using the same methodology, the market value of the consideration that Towne common shareholders will receive in the merger for shares of Towne common stock would be approximately $2.04 per share based on the closing price of shares of Private Business common stock on May 14, 2001.

                                  RISK FACTORS

         In considering whether to vote in favor of the merger, you should consider all of the information we have included in this document and its annexes. In addition, you should pay particular attention to the following risks related to the merger and the combined businesses. If any of the following risks actually occur, our business, financial conditions or results of operations could be seriously harmed. In that case, the trading price of Private Business common stock, before and after completion of the merger, would likely decline, and you may lose all or part of your investment in the companies.

THE CONSUMMATION OF THE MERGER IS CONDITIONED UPON THE CONSENT OF PRIVATE BUSINESS'S LENDER.

         The merger cannot be consummated unless Private Business obtains the consent of its lending group for which Fleet Bank is the lead banker. Private Business owes approximately $46.2 million under its loans from this lending group. The merger agreement requires that Fleet Bank consent to the merger before the merger can be completed. The consent must contain amendments to the credit agreement or waivers of covenants to enable the combined company (a) not to be in default at the closing of the merger, and (b) given the companies' reasonable expectations for the quarter ended June 30, 2001, not to be in default when the combined company reports its results for that quarter. Private Business has had initial conversations with Fleet Bank regarding the transaction. Although Fleet Bank has indicated that it and the other members of the bank group will consent to the merger, Private Business has not received the consent as of the date of this document. No assurance can be given that Private Business will obtain the consent on terms satisfactory to Private Business, if at all. If Private Business is unsuccessful in obtaining the required consent, we will not consummate the merger.

EVEN IF WE OBTAIN FLEET BANK'S CONSENT AND CLOSE THE MERGER, WE CAN GIVE NO ASSURANCES THAT THE COMBINED COMPANIES WILL BE ABLE TO MAINTAIN COMPLIANCE WITH THE COVENANTS IN THE CREDIT AGREEMENT IN THE FUTURE.

         Private Business intends to seek to restructure the credit agreement after the merger, in particular the financial covenants. If Fleet Bank is unwilling to restructure the credit agreement in a manner that is acceptable to Private Business, and Private Business violates the financial covenants in the credit agreement, then the total amount owed under the credit agreement may become immediately due and payable. Private Business may be unable to restructure or refinance the credit agreement, which would have a material adverse effect on Private Business's operations and could result in the loss of your entire investment in the combined businesses.

THE CONSUMMATION OF THE MERGER IS ALSO CONDITIONED UPON THE CONSENT OF THE HOLDER OF TOWNE'S SERIES B PREFERRED SHARES.

         The merger is also conditioned upon the consent of the holder of all of the issued and outstanding shares of Towne's Series B preferred stock. The holder is not a party to any voting agreement, and no assurances can be given that it will in fact vote for the merger. If the holder does not vote for the merger, Private Business and Towne will not be able to close the merger even if the common shareholders of both companies approve the merger.

THE MARKET VALUE OF SHARES OF PRIVATE BUSINESS COMMON STOCK THAT TOWNE SHAREHOLDERS RECEIVE IN THE MERGER WILL VARY AS A RESULT OF THE FIXED EXCHANGE RATIO AND POSSIBLE STOCK PRICE FLUCTUATIONS.

         The exchange ratio is a fixed ratio that will not be adjusted as a result of any increase or decrease in the price of either shares of Private Business common stock or shares of Towne common stock. The price of shares of Private Business common stock at the time the merger is completed may be higher or lower than their price on the date of this document or on the date of the annual meetings of shareholders. Thus, Towne's shareholders will not be compensated if the market price of Towne common stock increases or Private Business common stock decreases. If the market price of Towne common stock increases before the merger, no additional shares of Private Business common stock would be received by Towne's shareholders to make up for this increase in the market value of the Towne common stock. If the market price of Private Business common stock decreases before the merger, the market value of the Private Business common stock to be received by Towne's shareholders would decrease. Various factors may affect the prices of shares of Private Business common stock or shares of Towne common stock, including:

         - changes in the business, operations, or prospects of Private Business or Towne;

         - market assessments of the benefits of the merger and of the likelihood that the merger will be completed; and

         -        general market and economic conditions.

Most of these factors are beyond our control.

         Because the merger will be completed only after the annual meetings of our respective shareholders, there is no way to be sure that the price of the shares of Private Business common stock now, or on the date of the annual meetings, will be indicative of its price at the time the merger is completed. The market price of Private Business common stock may increase or decrease significantly and often both, before and after completion of the merger. As a result, the Private Business shares a Towne shareholder receives in the merger may not be worth as much as the shares of Towne common stock exchanged in the merger. We urge you to obtain current market quotations for both shares of Private Business common stock and shares of Towne common stock.

WE FACE UNCERTAINTIES IN INTEGRATING OUR BUSINESS OPERATIONS.

         Although the Private Business board of directors and the Towne board of directors considered the potential complementary effects of combining our companies' assets, personnel and operational expertise to obtain the greatest benefits of the merger, we must:

         - make Towne's technologies, products, services and personnel operate together with Private Business's technologies, products, services and personnel;

         - cross-market and sell Private Business's services and products to Towne's customers, and vice versa; and

         - minimize duplicative managerial, sales and marketing efforts and eliminate redundant costs of our operations.

         If we do not integrate our operations successfully and quickly, we may be subject to a number of special risks, including:

         - the possibility that management may be distracted from regular business concerns by the need to integrate operations;

         -        unforeseen difficulties in integrating operations and systems;
                  and

         - problems concerning retaining and assimilating key employees of the combined businesses.

Any of these could lead to potential adverse short-term or long-term effects on operating results. As a result, we may not realize any of the anticipated benefits of the merger, which could reduce the value of your investment in Private Business stock.

WE WILL INCUR SIGNIFICANT CHARGES AND EXPENSES AS A RESULT OF THE MERGER.

         Private Business and Towne expect to incur approximately $4.5 million of costs related to the merger. These expenses will include severance and related costs upon completion of the merger, investment banking expenses, legal and accounting fees, printing expenses, transition and integration costs, and other related charges. See "Proposal One for Both Companies - The Merger - Interests of Certain Persons in the Merger That Are Different from Your Interests." Many of these costs have already been incurred. We may also incur additional unanticipated expenses in connection with the merger that could make the actual transaction costs much higher. In addition to the costs related to the merger, we expect that the combined company will incur significant additional costs associated with integrating the two companies after the merger is complete. At this time, we cannot reasonably estimate the additional costs in integrating the businesses. If the merger is not consummated, Private Business and Towne will have incurred significant costs but will receive no benefits.

SOME OF TOWNE'S DIRECTORS AND OFFICERS HAVE INTERESTS IN THE MERGER THAT ARE DIFFERENT FROM YOUR INTERESTS.


         Some of the directors and officers of Towne are parties to agreements, or participate in other arrangements, that give them interests in the merger that are different from your interests. See "Proposal One for Both Companies - The Merger - Interests of Certain Persons in the Merger That Are Different from Your Interests" on page 47. Towne shareholders should consider these interests in connection with their vote on the merger, including whether these interests may have influenced those directors and officers to recommend or support the merger. Approval of the merger by Towne's shareholders will also approve the benefits provided to Towne's officers and directors in connection with the merger.


PRIVATE BUSINESS HAS SUBSTANTIALLY HIGHER LEVELS OF INDEBTEDNESS THAN TOWNE.

         Towne shareholders should consider that Private Business has substantially higher levels of debt and interest expense than Towne. Currently, Towne does not have substantial levels of debt. Private Business's level of debt will affect its future operations, including the following effects:

         - a portion of Private Business's cash flow will be used to pay interest and principal on debt and will not be available for other purposes;

         - Private Business's credit facilities contain financial covenants that it must satisfy in order to continue to borrow funds under the facilities, and failure to meet these covenants may result in a default under the credit facilities; and

         - Private Business may lack the financial flexibility to adjust rapidly to changing market conditions.

TOWNE HAS HAD SIGNIFICANT LOSSES AND MAY HAVE A NEGATIVE IMPACT ON PRIVATE BUSINESS'S FINANCIAL PERFORMANCE.

         Towne has incurred significant losses since it began operations. Towne had net losses of $434,000 in 1996, $2.4 million in 1997, $15.3 million in 1998, $15.6 million in 1999 and $17.0 million in 2000. For the first quarter ended March 31, 2001, Towne had a net loss of $1.4 million. Towne's business may never be profitable. In that event it would become a drain on Private Business's financial performance, and on the performance of Private Business's stock, after the merger.

PRIVATE BUSINESS'S AND TOWNE'S REVENUES DECLINED IN 2000, AND NEITHER COMPANY MAY BE ABLE TO ACHIEVE GROWTH IN ITS REVENUES IN THE FUTURE.

         Both Private Business's and Towne's revenues declined in 2000 as compared to 1999. Although both companies have previously shown increased revenue growth, either or both of Private Business's and Towne's business may not grow in the future. This could cause the financial results of the combined company to suffer and have a negative effect on the price of Private Business common stock after the merger.

PRIVATE BUSINESS MAY NOT BE ABLE TO USE THE TAX BENEFIT FROM TOWNE'S OPERATING LOSSES.

         At December 31, 2000, Towne had available federal net operating losses, or NOLs, of approximately $40.5 million that will expire beginning in 2011 if not used. After the merger, the amount of these NOLs available to Private Business in any given year will be limited by Section 382 of the Internal Revenue Code. This limitation could be material and only permit Private Business to realize a small portion of the potential tax benefit of Towne's pre-merger NOLs. Private Business estimates that the net present value of the cash benefit it can receive from the NOLs is approximately $720,000. To the extent that Private Business is not permitted to use these NOLs of Towne in future years, some NOLs will not be realized before they expire. Once these NOLs are used or expire, Private Business's projected effective tax rate will increase, which will adversely affect its operating results and financial condition.

PRIVATE BUSINESS AND TOWNE OPERATE WITHIN THE SAME INDUSTRY AND HAVE SIMILAR PRODUCTS, SERVICES, AND FINANCIAL MODELS.

         Private Business and Towne have substantially similar products, services, and financial models. Accordingly, their businesses and operations are subject to a number of similar risks, including the following:

         - Private Business currently derives substantially all of its revenues from the sale of Business Manager, with approximately 4% of its revenues derived from new agreements with client banks and approximately 85% derived from royalties based on accounts receivables its bank clients purchase from small businesses. Private Business expects to continue to derive significant revenues from this product and related services. If total revenues derived from Business Manager decline, Private Business does not have sufficient other products or services to replace that lost revenue, so any events that adversely impact Business Manager will adversely impact Private Business's business. Furthermore, Towne derives substantially all of its revenues from products that are substantially similar to the primary product of Private Business. Private Business can provide no assurances that it will be able to continue to successfully market and sell Business Manager and the Towne products to banks and their small business customers or that problems will not develop with Business Manager and the Towne products that could materially affect its business.

         - Both Private Business and Towne are highly dependent upon the banking industry. Any events that adversely impact the banking industry in general and community banks in particular, such as changed or expanded bank regulations, could adversely affect the business of both companies.

PRIVATE BUSINESS MAY NOT BE ABLE TO MAINTAIN THE CONTINUED LISTING REQUIREMENTS OF THE NASDAQ SMALLCAP MARKET.


         Private Business's common stock is listed and trades on the Nasdaq SmallCap Market. For continued listing, the shares must maintain a minimum bid price of at least $1.00 per share, among other things. Over the past several months, the bid price of Private Business's shares of common stock has occasionally fallen below $1.00 per share, and the minimum bid has been below $1.00 since April 24, 2001. Private Business's shares may fail to maintain the minimum bid price of its common stock pursuant to the Nasdaq continued listing requirements, either before or after the merger. If Private Business's stock is delisted from Nasdaq, trading of its stock, if any, would have to be conducted on the Over-The-Counter Bulletin Board. If that happens, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, Private Business's stock. In addition, if Private Business's common stock were to become delisted from trading on the Nasdaq SmallCap Market and the trading price were to remain below $5.00 per share, trading in its common stock may also be subject to the requirements of certain SEC rules under the Securities Exchange Act of 1934 that require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock" (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). The additional burdens imposed upon broker-dealers by these requirements could discourage broker-dealers from facilitating trades in Private Business's common stock, which could severely limit the market liquidity of the stock and the ability of investors to trade its common stock.


LITIGATION CURRENTLY PENDING AGAINST TOWNE COULD HAVE A MATERIAL ADVERSE EFFECT ON PRIVATE BUSINESS'S POST-MERGER OPERATIONS.

         Towne is currently a party to a securities class action lawsuit regarding its secondary public offering in June 1999 and a lawsuit regarding its acquisition of Banking Solutions, Inc. as described in "Proposal One for Both Companies - The Merger - Legal Proceedings." While Towne believes that the allegations in both of these lawsuits are without merit and intends to defend the lawsuits vigorously, no assurance can be made that the lawsuits will not be successful or that the cost of defending against such lawsuits will not be substantial. Towne's directors and executive officers liability insurance carrier is presently providing a defense with respect to the securities class action suit under a reservation of rights. If either of these matters were successfully asserted against Towne, there could be a material adverse effect on the combined company's business, financial position, results of operations, or prospects.

PRIVATE BUSINESS MAY NOT BE ABLE TO SUCCESSFULLY MARKET THE PRODUCTS AND SERVICES OF THE COMBINED COMPANY TO NEW CLIENT BANKS AND MAY NOT BE ABLE TO RETAIN CURRENT CLIENT BANKS OR THEIR SMALL BUSINESS CUSTOMERS.

         Private Business's success depends to a large degree on its ability to convince prospective client banks to use Business Manager and offer it to small businesses as well as its ability to retain current client banks and their small business customers. Client attrition has increased and will likely continue to be a significant challenge to Private Business. The failure to maintain market acceptance, retain client banks and small business customers, or successfully expand Private Business's offered services after the merger could adversely affect its business, operating results, and financial condition. Private Business has spent, and will continue to spend, considerable resources educating potential customers about its products and services. However, even with these educational efforts, Private Business may not be able to maintain market acceptance or client retention of either client banks or small business customers. In addition, as Private Business continues to offer new products and expand its services, existing and potential client banks or their small business customers may be unwilling to accept the new products or services.

PRIVATE BUSINESS'S PLANS TO EXPAND ITS OFFERED PRODUCTS AND SERVICES MAY LOWER OVERALL PROFIT MARGIN.

         Part of Private Business's business strategy is to expand its offered products and services, including leasing services for the equipment needs of small businesses. Private Business believes that it can provide these services profitably, but those services are likely to generate a lower profit margin than its current products and services. As a result, by offering additional products and services, Private Business may lower its overall profit margin. Although gross revenues would likely increase, a lowered profit margin may be viewed negatively by the stock market, possibly resulting in a reduction in Private Business's stock price.

PRIVATE BUSINESS'S PRODUCTS AND SERVICES MAY NOT BE AS SUCCESSFUL IN A SLOWER ECONOMY.

         Since the introduction of Business Manager, the United States economy generally has been fairly strong. Recently, however, the United States economy has shown signs of weakening and it could enter into a recession. If this occurs, Private Business's client banks and their small business customers may view the services and benefits provided by Business Manager differently and may be reluctant to use the products and services Private Business provides. In addition, in an economic recession or depression, the customers of small businesses may reduce their purchases of goods and services, thus reducing accounts receivable eligible for Private Business's solution. This development could have a material adverse effect on Private Business's business, operating results, and financial condition.

INCREASED FRAUD COMMITTED BY SMALL BUSINESSES AND INCREASED UNCOLLECTIBLE ACCOUNTS OF SMALL BUSINESSES MAY ADVERSELY EFFECT OUR BUSINESS.

Small business customers from time to time fraudulently submit artificial receivables to our client banks using our products and services. In addition, customers from time to time keep cash payments that are mistakenly remitted to the small business when those payments should actually be remitted directly to the client bank. Our client banks are also susceptible to uncollectible accounts from small business customers. Many of the banks purchase insurance through us to insure against these risks. If the number and amount of fraudulent or bad debt claims increase, our client banks may decide to reduce or terminate their use of our products and services, reducing our ability to attract and retain revenue producing client banks. Further, our insurance carrier providing coverage for the insurance products may increase rates or cancel coverage, reducing our ability to produce that revenue and reducing our margins on that business.

ERRORS AND OMISSIONS BY OUR EMPLOYEES AT THE PRIVATE BUSINESS SERVICE CENTER AND ANY PROBLEMS WITH SYSTEMS OR SOFTWARE MAY EXPOSE PRIVATE BUSINESS TO CLAIMS AND LOSS OF BUSINESS.

Private Business currently conducts processing services for certain client banks and may do so for future client banks. While Private Business does not expect to derive significant profits from processing services, acting as processor for client banks may expose Private Business to claims about the quality of those services. Private Business employees may make errors, or technical or other events beyond our control may occur. These errors or events may cause banks to reduce their participation in the program or leave the program entirely, negatively affecting our revenue.

PRIVATE BUSINESS MAY NOT BE ABLE TO COMPETE EFFECTIVELY IN THE FINANCIAL SERVICES MARKET.

         The market for small business financial services is competitive, rapidly evolving, fragmented, and highly sensitive to new product introductions and marketing efforts by industry participants. Increased competition for services similar to Business Manager and the products formerly offered by Towne could lower Private Business's market share and negatively impact its business and stock price. Private Business faces primary competition from a limited number of companies that offer products similar to Business Manager to banks. Private Business cannot be certain its competitors will not develop products and services comparable or superior to those that it has developed or adapt more quickly to new technologies, evolving industry trends or changing small business requirements.

         Private Business expects that competition will increase as other established and emerging companies enter the accounts receivable financing market, as new products and technologies are introduced and as new competitors enter the market. In addition, as Private Business develops new services, such as equipment leasing, it may begin competing with companies with whom it has not previously competed. Increased competition may result in price reductions, lower profit margins, and loss of Private Business's market share, any of which could have a material adverse effect on its business, operating results and financial condition.

PRIVATE BUSINESS MAY NOT BE ABLE TO COMPETE EFFECTIVELY WITH BANKS AND OTHER TRADITIONAL SOURCES OF FINANCING.

         Private Business also competes with banks that use their internal information technology departments to develop proprietary systems or purchase software from third parties to offer similar services to small businesses. In addition, Private Business competes with traditional sources of financial services to small businesses such as lines of credit, loan amortizing and factoring. Many banks and other traditional providers of financing are much larger and more established than Private Business, have significantly greater resources, generate more revenues, and have greater name recognition. Most providers of traditional sources of financing have already established relationships with small businesses, which they may use to discourage these customers from purchasing any of Towne's products or the Business Manager solution or persuade them to replace Private Business's and Towne's products with their products.

PRIVATE BUSINESS MAY NOT BE ABLE TO ADEQUATELY PROTECT ITS PROPRIETARY
TECHNOLOGY.

         Private Business's success and ability to compete are dependent largely upon its proprietary technology. Claims by others against Private Business's proprietary technology or against Towne's proprietary technology after the merger could negatively affect its business. Private Business cannot be certain that it has taken adequate steps to deter misappropriation or independent third party development of its or Towne's technology. In addition, others may assert infringement claims against Private Business in the future, and we cannot assure you that those claims will be resolved in Private Business's favor. Although neither Private Business nor Towne is currently engaged in any dispute either protecting its proprietary technology or asserting a third party claim against its proprietary technology, any infringement claims resolved against Private Business or Towne could have a material adverse effect on the combined company's businesses, operating results and financial condition.

FAILURE OF PRIVATE BUSINESS'S NETWORK INFRASTRUCTURE AND EQUIPMENT WOULD HAVE A MATERIAL ADVERSE EFFECT ON ITS BUSINESS.

         Failure of Private Business's network infrastructure and equipment, upon which its business is greatly dependent, as well as the occurrence of significant human error, a natural disaster or other unanticipated problems, could halt its services, damage network equipment and result in substantial expense to repair or replace damaged equipment. In addition, the failure of Private Business's telecommunications providers to supply the necessary services could also interrupt its business, in particular, the application hosting and transaction processing services offered to its client banks via secure Internet connections. The inability to supply these services to Private Business's customers could negatively affect its business, operating results, and financial condition and may also harm its reputation.

PRIVATE BUSINESS'S CHARTER AND BYLAWS HAVE PROVISIONS THAT DISCOURAGE CORPORATE TAKEOVERS AND COULD PREVENT SHAREHOLDERS FROM REALIZING A PREMIUM ON THEIR INVESTMENT.

         Certain provisions of Private Business's charter and bylaws and provisions of the Tennessee Business Corporation Act may have the effect of delaying or preventing a change in control. Private Business's directors are elected to staggered terms. Also, Private Business's charter authorizes Private Business's board of directors to issue preferred stock without shareholder approval and to set the rights, preferences and other designations, including voting rights of those shares as the board may determine. Additional provisions include the availability of authorized but unissued common stock. These provisions, alone or in combination with each other, may discourage transactions involving actual or potential changes of control, including transactions that otherwise could involve payment of a premium over prevailing market prices to shareholders for their common stock.

             CAUTIONARY STATEMENT ABOUT FORWARD - LOOKING STATEMENTS

         This document and the documents incorporated by reference contain forward-looking statements with respect to the merger and the financial condition, results of operations, plans, objectives, future performance and business of Private Business and Towne. These statements appear in a number of places and include statements regarding our plans, beliefs or current expectations of each company with respect to, among other things, future operating results or the ability to generate income or cash flows. Forward-looking statements can sometimes be identified by the use of forward-looking words like "plan," "expect," "believe," "anticipate," "estimate," "may," "intend" and similar expressions.

         These forward-looking statements involve certain risks and uncertainties. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this document. You should understand that various factors, in addition to those discussed elsewhere in this document, could affect the future results of the combined company following the merger and could cause results to differ materially from those expressed in these forward-looking statements, including among other things:

         - successful integration of Private Business and Towne and any future acquisitions;

         -        ability to realize the anticipated synergies from the merger;

         - Private Business's significant debt obligations and its ability to service such debt;

         - Private Business's and Towne's dependence on the banking industry;

         -        Private Business's ability to manage its growth;

         - the possibility that unknown liabilities arise and are material or that identified contingent liabilities such as pending litigation are more material than currently are reasonably expected; and

         -        additional risks identified in "Risk Factors."

         Private Business shareholders and Towne shareholders should not unduly rely on these forward-looking statements, which speak only as of the date of this document. Neither Private Business nor Towne undertake any obligation to update or revise any forward-looking statements or to advise of changes in the assumptions on which they are based, whether as a result of new information, future events, or otherwise.

         All subsequent written and oral forward-looking statements attributable to Private Business or Towne or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

                  SELECTED PRO FORMA CONSOLIDATED FINANCIAL DATA
                               OF PRIVATE BUSINESS


         The following selected pro forma consolidated financial data as of March 31, 2001 and for the three months ended March 31, 2001 and the year ended December 31, 2000 has been derived from Private Business's Pro Forma
Consolidated Financial Data. The selected pro forma consolidated financial data is based on the purchase method of accounting at the estimated exchange ratio of
 .9072 of a share of Private Business common stock for each share of Towne common stock after giving effect to the one-for-three stock split. The pro forma balance sheet data is presented as if the one-for-three stock split and the merger were effective on March 31, 2001. The pro forma statement of operations data is presented as if the one-for-three stock split and the merger were effective as of the beginning of the earliest period presented. The pro forma financial data are presented for informational purposes. The selected pro forma consolidated financial data is not necessarily indicative of either the future results of operations or the results of operations that would have occurred if the events described had been consummated on any date. You should read the following selected pro forma consolidated financial data along with the Unaudited Pro Forma Consolidated Financial Data and notes to that data and the other information contained elsewhere in this document.



                                                                                       PRO FORMA
                                                                           ------------------------------------
                                                                                                 THREE MONTHS
                                                                              YEAR ENDED             ENDED
                                                                           DECEMBER 31, 2000     MARCH 31, 2001
                                                                           -----------------     --------------
                                                                                         (UNAUDITED)
           Total revenues                                                       $81,742             $17,798
                                                                           -----------------     --------------
           Operating expenses:
               General and administrative.............................           29,172               6,835
               Selling and marketing..................................           48,145              10,337
               Research and development...............................            1,071                 360
               Amortization...........................................            1,860                 513
               Other operating........................................              563                  75
                                                                           -----------------     --------------
                     Total operating expenses.........................           80,811              18,120
                                                                           -----------------     --------------
           Operating income (loss)....................................              931                (322)
                                                                           -----------------     --------------
           Other expenses:............................................
               Interest expense.......................................            3,466                 934
               Other expenses.........................................            2,755                  --
                                                                           -----------------     -------------
                     Total other expenses.............................            6,221                 934
                                                                           -----------------     -------------
           Loss before income taxes...................................           (5,290)             (1,256)

           Income tax provision (benefit).............................              587                (153)
                                                                           -----------------     -------------
           Net loss  .................................................           (5,877)             (1,103)

           Preferred stock dividends and accretion....................             (160)                (40)
                                                                           -----------------     -------------
           Net loss available to common shareholders..................          $(6,037)            $(1,143)
                                                                           =================     =============
           Loss Per Share.............................................          $ (0.44)            $ (0.08)
                                                                           =================     =============
           Weighted Average Common Shares Outstanding.................           13,766              13,764
                                                                           =================     =============



                                                                               PRO FORMA
                                                                             MARCH 31, 2001
                                                                             --------------
                                                                               (UNAUDITED)
           Balance sheet data:
               Cash and cash equivalents..............................          $ 8,509
               Working capital........................................            4,170
               Total assets...........................................           50,105
               Long-term debt, net of current portion.................           41,603
               Shareholders' deficit..................................           (7,795)

                           COMPARATIVE PER SHARE DATA


         The following table sets forth certain historical earnings (loss), dividend and book value per share data for Private Business and Towne and pro forma consolidated and equivalent pro forma earnings (loss), dividend and book value per share data, excluding the effects of the conversion of the Private Business and Towne preferred shares and other dilutive securities. The pro forma earnings (loss), dividend and book value per share data are derived from the Private Business Pro Forma Consolidated Financial Data included elsewhere in this document, which gives effect to the one-for-three stock split and the proposed merger under the purchase method of accounting at the estimated exchange ratio of .9072 of a share of Private Business common stock for each share of Towne common stock at the beginning of the earliest period presented. You should read the information set forth below along with the historical consolidated financial statements, including the notes to them and the Pro Forma Consolidated Financial Data including the notes to that Data, included elsewhere in this document. The pro forma consolidated per share data in the table below are presented for informational purposes. You should not rely on the pro forma amounts as indicating the financial position or the results of operations of the consolidated company that would have actually occurred had the one-for-three stock split and the merger been effective during the periods presented or of the future financial position or future results of operations of Private Business and Towne.




                                            FOR THE YEAR ENDED DECEMBER 31, 2000  FOR THE THREE MONTHS ENDED MARCH 31, 2001
                                            ------------------------------------  -----------------------------------------
                                                                    PRO                                      PRO
                                                               FORMA COMBINED                           FORMA COMBINED
                                                              PRIVATE BUSINESS/                        PRIVATE BUSINESS/
                                              HISTORICAL           TOWNE                                    TOWNE
                                                                Equivalent(1)         HISTORICAL         Equivalent(1)
                                              ----------        -------------         ----------         -------------
Private Business Common Stock:
     Earnings (loss) per share.........         $ 0.54             $(0.43)              $(0.03)            $(0.08)
     Dividends per share...............           0.00               0.00                 0.00               0.00
     Book value per share..............          (2.62)             (0.55)               (2.62)             (0.56)

Towne Services Common Stock:
     Loss per share....................         $(3.14)            $(0.39)              $(0.29)            $(0.07)
     Dividends per share...............           0.00               0.00                 0.00               0.00
     Book value per share..............           5.74              (0.49)                5.88              (0.51)



(1) The Towne per share equivalents were calculated by multiplying the Pro Forma Combined per share amounts by the estimated exchange ratio of .9072 of a share of Private Business common stock for each share of Towne common stock pursuant to the merger agreement.

                               THE ANNUAL MEETINGS

INFORMATION ABOUT THE ANNUAL MEETINGS AND VOTING

         The Private Business board of directors is using this document to solicit proxies from Private Business shareholders for use at the Private Business annual meeting of shareholders. The Towne board of directors is using this document to solicit proxies from Towne shareholders for use at the Towne annual meeting of shareholders.


PRIVATE BUSINESS ANNUAL MEETING:               TOWNE ANNUAL MEETING:

                     TIME AND PLACE OF THE ANNUAL MEETINGS


June 18, 2001                                  June 18, 2001
9:00 a.m., C.D.T.                              10:00 a.m., E.D.T.
Private Business, Inc.                         Hilton Garden Inn
9010 Overlook Boulevard,                       11695 Medlock Bridge Road
Brentwood, Tennessee  37027                    Duluth, Georgia  30097


           PURPOSE OF THE MEETINGS IS TO VOTE ON THE FOLLOWING ITEMS

A proposal to approve the merger               A proposal to approve the merger
agreement and the transactions                 agreement and the transactions
contemplated by the merger agreement,          contemplated by the merger
including the merger.                          agreement, including the merger.

A proposal to approve an amendment             Election of three directors to
to Private Business's charter to               serve until the 2004 annual
effect a one-for-three stock split of its      meeting or until their successors
common stock, which is a prerequisite to       are duly elected and qualified.
approval of the proposal for the merger.       If the merger is consummated,
                                               three of the current directors of
                                               Towne will become directors of
                                               Private Business upon the merger.

Election of two directors to serve until       Such other matters as may
the 2004 annual meeting or until their         properly come before the Towne
successors are duly elected and qualified.     annual meeting, including the
If the merger is consummated, three Towne      approval of any adjournment or
directors will join the Private Business       postponement of the Towne annual
board of directors.                            meeting.

Approval of an increase of the number of shares reserved for issuance under Private
Business's 1999 Amended and Restated Stock
Option Plan from 1,333,333 to 2,000,000.

Such other matters as may properly come
before the Private Business annual meeting, including the approval of any adjournment or postponement of the Private Business annual meeting.

                      RECORD DATE FOR THE ANNUAL MEETINGS


Holders of record of shares of Private         Holders of record of shares of
Business common stock at the close of          Towne common stock and Series B
business on May 1, 2001 will be entitled       preferred stock at the close of
to vote.                                       business on April 9, 2001 will
                                               be entitled to vote.

PRIVATE BUSINESS ANNUAL MEETING:               TOWNE ANNUAL MEETING:
                     OUTSTANDING SHARES HELD ON RECORD DATE



As of the record date, there were              As of the record date, there were
9,221,538 outstanding shares of                5,037,421 outstanding shares of Towne
Private Business common stock that are         common stock, and 20,000 outstanding
entitled to notice of, and to vote at,         shares of Series B preferred stock,
the annual meeting.                            that are entitled to notice of, and
                                               to vote at, the annual meeting.


                 SHARES ENTITLED TO VOTE AT THE ANNUAL MEETINGS

Each share of Private Business common          Each share of Towne common stock and
stock that you own as of the record date       Series B preferred stock that you own
entitles you to one vote.                      as of the record date entitles you
                                               to one vote.

Shares of Private Business common stock        Shares of Towne common stock deemed
deemed beneficially held by Private            beneficially held by Towne or its
Business or its subsidiaries will not be       subsidiaries will not be voted.
voted.

                   QUORUM REQUIREMENT FOR THE ANNUAL MEETINGS

The presence at the Private Business           With regard to each proposal, the presence
annual meeting, in person or by proxy,         at the Towne annual meeting, in person or
of the holders of a majority of the            by proxy, of the holders of a majority of
outstanding shares of Private Business         the outstanding shares of Towne common
common stock is necessary to constitute        stock and a majority of the outstanding
a quorum. If a quorum is not represented       shares of Series B preferred stock is
at the meeting, a vote for adjournment will    necessary to constitute a quorum. If
be taken among the shareholders present or     a quorum is not represented at the meeting,
represented by proxy vote for adjournment.     a vote for adjournment will be taken among
                                               the shareholders present or represented by
                                               proxy vote for adjournment.

Abstentions and broker non-votes count         Abstentions and broker non-votes count
as present for establishing a quorum.          as present for establishing a quorum.
Shares of Private Business common stock        Shares of Towne common stock held by
held by Private Business or its subsidiaries   Towne or its subsidiaries do not count
do not count toward a quorum.  A "broker       toward a quorum. A "broker non-vote"
non-vote" occurs with respect to a proposal    occurs with respect to a proposal
when a broker is not permitted to vote on      when a broker is not permitted to
that proposal without instruction from the     vote on that proposal without
beneficial owner of the shares of Private      instruction from the beneficial
Business common stock and no instruction       owner of the shares of Towne common
is given.                                      stock and no instruction is given.

     SHARES BENEFICIALLY OWNED BY PRIVATE BUSINESS AND TOWNE DIRECTORS AND
                    EXECUTIVE OFFICERS AS OF THE RECORD DATE

The directors of Private Business, solely      The directors of Towne, solely in their
in their capacity as shareholders, are each    capacity as shareholders, are each a
a party to a voting agreement with Towne       party to a voting agreement with Private
under which each director has agreed to vote   Business under which each director has
his outstanding shares of Private Business     agreed to vote his outstanding shares of
common stock in favor of the amendment to      Towne common stock in favor of the merger
Private Business's charter and the merger.     agreement and the merger. As of the
As of the record date, these directors in the  record date, these directors in the aggregate beneficially owned 4,403,275 shares  aggregate beneficially owned 1,048,666
of Private Business common stock,              shares of Towne common stock, representing
representing approximately 47.7% of the        approximately 20.8% of the shares of Towne
shares of Private Business common stock        common stock outstanding on that date.
outstanding on that date.

PRIVATE BUSINESS ANNUAL MEETING:               TOWNE ANNUAL MEETING:
As of the record date, Private Business        As of the record date, Towne executive
executive officers (other than those           officers (other than those officers who
officers who are also directors) in the        are also directors) in the aggregate
aggregate beneficially owned 10,459 shares     beneficially owned 2,319 shares of Towne
of Private Business common stock.  These       common stock.  These shares represent
shares represent approximately .1% of the      approximately 0.05% of the shares of Towne
shares of Private Business common stock        common stock outstanding as of the record
outstanding as of the record date.             date.  These individuals are not a party
These individuals are not a party to any       to any voting agreement but they have
voting agreement but they have indicated       indicated that they intend to vote their
that they intend to vote their outstanding     outstanding shares of Towne common stock
shares of Private Business common stock        in favor of the merger proposal.
in favor of the Private Business proposals.

                VOTE NECESSARY AT THE ANNUAL MEETINGS TO APPROVE
                      PRIVATE BUSINESS AND TOWNE PROPOSALS

Approval of the merger agreement and the       Approval of the merger agreement and the
transactions contemplated by the merger        transactions contemplated by the merger
agreement, including the merger, requires      agreement, including the merger, requires
the approval of the holders of a majority      the approval of the holders of 66 2/3% of
of all outstanding shares of Private           the outstanding shares of Towne common
Business common stock.                         stock and the holders of a majority of the
                                               outstanding shares of Towne Series B
                                               preferred stock.

Approval of the amendment to Private           Directors are elected by a plurality.
Business's charter to effect a
one-for-three stock split of its common
stock requires the approval of the holders
of a majority of all outstanding shares of
Private Business common stock. Approval
of the proposal to amend Private Business's
charter is a prerequisite to approval of
the proposal for the merger.

Approval of the amendment to Private           Abstentions and broker non-votes will have
Business's stock option plan will be           the same effect as votes against the
obtained if the votes cast for the proposal    merger proposal. Abstentions and broker
exceed the votes cast opposing the proposal,   non-votes will have no effect on
assuming a quorum is present.                  the election of directors.

The election of directors is by a plurality of votes, assuming a quorum is present.

Abstentions and broker non-votes will have the same effect as votes against each of the proposals with respect to the approval of the merger and the amendment to the charter.
Abstentions and broker non-votes will have not effect on the amendment to the stock option plan or the election of directors.

                                VOTING BY PROXY

Complete, sign, date and return your           Complete, sign, date and return your
proxy card in the enclosed envelope.           proxy card in the enclosed envelope.


         THE MEMBERS OF THE PRIVATE BUSINESS BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT PRIVATE BUSINESS SHAREHOLDERS VOTE AT THE ANNUAL MEETING FOR APPROVAL OF THE MERGER, THE AMENDMENT TO PRIVATE BUSINESS'S CHARTER TO EFFECT A ONE-FOR-THREE STOCK SPLIT OF ITS COMMON STOCK, AND THE AMENDMENT TO THE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER PRIVATE BUSINESS'S 1999 AMENDED AND RESTATED STOCK OPTION PLAN FROM 1,333,333 TO 2,000,000.

         THE MEMBERS OF THE PRIVATE BUSINESS BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS VOTE FOR THE PRIVATE BUSINESS DIRECTOR NOMINEES.

         THE MEMBERS OF THE TOWNE BOARD OF DIRECTORS PARTICIPATING IN THE BOARD DECISION ON THE TRANSACTION UNANIMOUSLY RECOMMEND THAT YOU VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER.

         THE MEMBERS OF THE TOWNE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS VOTE FOR THE TOWNE DIRECTOR NOMINEES.

         APPROVAL BY BOTH COMPANIES' SHAREHOLDERS OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER, AND APPROVAL BY PRIVATE BUSINESS'S SHAREHOLDERS OF THE AMENDMENT TO PRIVATE BUSINESS'S CHARTER TO EFFECT A ONE-FOR-THREE STOCK SPLIT OF ITS COMMON STOCK, ARE CONDITIONS TO CONSUMMATION OF THE MERGER.

REVOKING YOUR PROXY

         You may revoke your proxy before it is voted by:

         -        submitting a new proxy with a later date;

         - notifying your company's Secretary in writing before your annual meeting that you have revoked your proxy; or

         - voting in person, or notifying the Secretary orally of your wish to revoke your proxy, at your annual meeting.

OTHER VOTING MATTERS

         Voting in Person. If you are a record owner and plan to attend your annual meeting and wish to vote in person, we will give you a ballot at your annual meeting. If your shares of common stock are held in the name of a brokerage firm or trustee, you may not vote by ballot.

         People with Disabilities. We can provide reasonable assistance to help you participate in your annual meeting if you tell us about your disability and your plan to attend. Please call or write the Secretary of your company at least two weeks before your annual meeting at the number or address provided on page 5.

         Proxy Solicitation. We will each pay our own costs of soliciting proxies, including the reasonable expenses of brokers, banks, fiduciaries, and other nominees in forwarding solicitation material to beneficial owners. In addition to the solicitation of proxies by use of the mail, solicitation may be made by telephone and facsimile, and Private Business and Towne may use the services of some of their respective officers and employees to solicit proxies personally. Those officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses they incurred in that regard. If undertaken, we expect the expense of the solicitation by officers and employees to be nominal.

         We will reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

         DO NOT SEND IN ANY TOWNE OR PRIVATE BUSINESS STOCK CERTIFICATES WITH YOUR PROXY CARDS. THE EXCHANGE AGENT WILL MAIL TRANSMITTAL FORMS WITH INSTRUCTIONS FOR THE SURRENDER OF STOCK CERTIFICATES FOR SHARES OF TOWNE AND PRIVATE BUSINESS COMMON STOCK AS SOON AS PRACTICABLE AFTER THE COMPLETION OF THE MERGER.

OTHER BUSINESS; ADJOURNMENTS AND POSTPONEMENTS

         We currently are not aware of any other business to be acted upon at either annual meeting. If, however, other matters are properly brought before either annual meeting, or any adjourned or postponed annual meeting, your proxies will have discretion to vote or act on those matters according to their best judgment, including to adjourn the annual meeting.

         Adjournments or postponements of the annual meetings may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of common shares representing a majority of the votes present in person or by proxy at the annual meeting, whether or not a quorum exists, without further notice other than by an announcement made at the annual meeting.

                  PROPOSAL ONE FOR BOTH COMPANIES - THE MERGER


GENERAL

         We believe that the merger will create a company with the geographic diversity and financial resources to enhance shareholder value in ways that are unlikely to be achieved by Private Business or Towne alone. The merger will create one of the largest providers of accounts receivable processing and cash flow management software and services to community financial institutions, with a joint customer base of over 1,600 institutions under contract and over 10,000 small businesses served. Due to the complementary market and geographic fit of the financial institutions and businesses our companies serve, after the merger Private Business will have a broader, more geographically diverse customer base. Private Business also will be a substantially larger enterprise than either company is today, with combined pro forma 2000 revenues of approximately $82 million.

         After the merger, Private Business expects to increase its profitability through cost savings and operating efficiencies resulting from the elimination of redundant services, functions and facilities. Private Business currently estimates pre-tax cost savings of approximately $11 million per year. The estimated cost savings reflect cost reduction opportunities and efficiencies through consolidating separate operations into a single enterprise. While Private Business expects that it will be able to realize these cost savings, no assurance can be given that Private Business will actually be able to do so. Any cost savings realized will not result in a dollar-for-dollar increase in profitability. Private Business also believes that after the merger, it will be able to achieve additional long-term synergies but similarly can give no assurances in that regard.

         Private Business's board of directors is using this joint proxy statement/prospectus to solicit proxies from the holders of Private Business common stock for use at the Private Business annual meeting. Towne's board of directors is also using this document to solicit proxies from the holders of Towne common stock and Series B preferred stock for use at the Towne annual meeting.

PRIVATE BUSINESS PROPOSAL

         At the Private Business annual meeting, holders of Private Business common stock are being asked to vote on the approval and adoption of the merger agreement and the transactions contemplated by it, including the merger, the related issuance of Private Business common and preferred stock, and an amendment to Private Business's charter to effect a one-for-three stock split of its common stock. The merger will not be completed unless Private Business's shareholders approve and adopt these proposals.

TOWNE PROPOSAL

         At the Towne annual meeting, holders of Towne common stock and Series B preferred stock will be asked to vote upon approval and adoption of the transactions contemplated by it, including the merger. The merger will not be completed unless Towne's shareholders approve and adopt this proposal.

BACKGROUND OF THE MERGER

         In pursuing strategies to enhance shareholder value, both Private Business and Towne have from time to time considered opportunities for acquisitions, dispositions and strategic alliances. In August 1999, Bill King, Chairman of Private Business, met in Atlanta with Drew Edwards, then the Chief Executive Officer of Towne, to discuss the possibility of a transaction between the companies. In early September 1999, Lynn Boggs and John Collins, directors of Towne, and Henry Baroco, an officer and director of Towne, met in Nashville to discuss a possible business combination with Mr. King, Tom Black, Brian Conway, and Will Martin, directors and/or officers of Private Business. On September 14th and 15th, 1999, a representative of Deutsche Banc Alex. Brown, Private Business's financial advisor at the time, and Jerry Cover and Mr. Martin from Private Business met in Atlanta with Mr. Baroco, Mr. Boggs, Glenn Sturm, Mr. Collins, Bruce Lowthers, Cleve Shultz, and a representative of First Union Securities, Towne's financial advisor, to conduct preliminary due diligence with respect to the two companies. On October 13, 1999, Private Business and Towne entered into a confidentiality agreement to allow the parties to share additional information.

         In response to being approached by Private Business, as well as by another party, Towne formed a special committee of its directors on September 30, 1999. The committee authorized First Union to evaluate strategic alternatives for Towne. As part of this engagement, the committee instructed First Union to contact a select group of potential acquirors to assess their interest in acquiring Towne. First Union prepared materials describing Towne and assembled a list of twelve potentially interested parties based on their complementary business lines, geographies and partnerships. On or about November 3, 1999, two of these parties submitted proposals. Private Business withdrew its indication of interest on November 24, 1999, based in part on perceived differences in corporate culture and management vision for the combined entity. During November and December 1999, Towne continued discussions with the remaining interested parties until discussions with each, for various reasons, ceased. In January 2000, Towne's board of directors affirmatively discontinued this process to focus internally on Towne's operations.

         On July 21, 2000, Towne informed First Union that it had received two unsolicited expressions of interest in acquiring Towne. At its meeting on July 21, 2000, Towne's board again formed a special committee of directors, which authorized First Union to pursue the two expressions of interest and to again approach the group of potential strategic acquirors that First Union had contacted in late 1999 to assess their current interest in a possible strategic transaction with Towne. During August 2000, Towne conducted discussions with five entities until those discussions with each, for a variety of reasons, ceased.

         In the fall of 2000, Mr. Boggs met certain individuals not affiliated with either company regarding their interest in merging Private Business and Towne and injecting additional capital into the combined company. In November 2000, Mr. Boggs met again with Mr. Black, Mr. Martin, and those individuals to discuss this proposed transaction in more detail.

         On December 30, 2000, at Mr. McNamara's request, Mr. McNamara and Mr. Boggs met to discuss the prospect of a strategic transaction between Towne and Private Business. They reviewed the discussions that occurred in late 1999 between the two companies and discussed the possibility of entering into a new confidentiality agreement to facilitate renewed discussions. Mr. McNamara suggested that Mr. Boggs meet with the Chairman of Private Business's board of directors and another of its directors.

         On January 4, 2001, the Private Business board of directors held a meeting in Boston, Massachusetts in which the board received a report on Towne from Mr. McNamara. Mr. McNamara summarized Towne's operations, capitalization and recent market performance. The Private Business board generally discussed a possible transaction with Towne and potential transaction structures. At that meeting, the board also received a proposal from certain potential investors that involved a potential equity infusion into Private Business arranged by these individuals in conjunction with a combination of Private Business and Towne. The board determined that it was in the company's best interest to deal directly with Towne and declined to pursue the proposal made by the potential investors.

         On January 9, 2001, Mr. Boggs met in Atlanta with Mr. King and Bruce Evans, a Private Business director, when they discussed the respective companies, their operations, and the potential benefits of a strategic combination. On February 3, 2001, Mr. McNamara and Mr. Boggs met in Nashville to follow up on the Atlanta meeting and to discuss Mr. McNamara's returning to Atlanta for further negotiations. At a Towne board meeting on February 8, 2001, Mr. Boggs disclosed to the Towne board the previous conversations with Private Business, but the Towne board took no actions on the matter. During the week of February 14, the parties determined that before Mr. McNamara traveled to Atlanta for another meeting, the parties would enter into a confidentiality agreement to facilitate more detailed discussions and exchange of information.

         Between February 14 and February 16, Mr. Boggs, Mr. McNamara, Private Business's legal counsel and Towne's legal counsel negotiated the terms of a confidentiality agreement, which the parties signed on February 16.

         On February 19, Mr. McNamara and Private Business's Chief Financial Officer, Fred Read, traveled to Towne's offices in Atlanta to conduct business due diligence. They met with Mr. Boggs, Mr. Baroco and Towne's Chief Financial Officer, Randall S. Vosler, and discussed various aspects of Towne's operations. On March 1 and March 2, Mr. Boggs, Mr. Baroco and Mr. Vosler conducted reciprocal business due diligence on Private Business at its headquarters in Brentwood, Tennessee.

         During the week of March 5, Mr. Boggs discussed the potential terms of the merger with the other members of Towne's executive committee - Mr. Collins, Mr. Sturm, Frank Brown, and Bahram Yusefzadeh. The executive committee took no action at that time. On March 5, Mr. McNamara and Mr. Boggs discussed the potential terms of a merger between Towne and Private Business by telephone. On the same day, Mr. Boggs also discussed the potential terms of a merger in person with Mr. Black at an industry convention in Las Vegas. On March 8, Private Business's board of directors, along with Mr. McNamara and Mr. Read, conducted a telephonic meeting at which the board members participating in the call unanimously approved general parameters for entering into a letter of intent and authorized Mr. Black and Mr. McNamara to finalize a letter of intent. Discussions among the two companies and their respective legal and accounting advisors continued through March 12, when Private Business and Towne executed a letter of intent. That same day, each company issued a press release announcing the letter of intent. During Towne's board meeting on March 12, the directors unanimously voted to approve the letter of intent and to authorize Mr. Boggs to execute the letter of intent.

         On March 14, Mr. Boggs, Mr. Baroco, Mr. Vosler and Towne's legal counsel and accountants met with Mr. Black, Mr. McNamara, Mr. Read and other members of Private Business's senior management, along with representatives of its legal counsel and accountants, at Private Business's headquarters in Brentwood, Tennessee to discuss a timetable and allocate responsibilities to facilitate the transaction. On March 16, counsel for Private Business circulated a draft merger agreement and began related negotiations with Towne's counsel.

         From March 19 to 21, legal counsel for Private Business conducted legal due diligence at Towne's Georgia headquarters. On March 21 and 22, Towne's legal counsel conducted legal due diligence on Private Business at the offices of Private Business's legal counsel in Nashville. On March 19 and 20, legal counsel and accountants for the two companies, as well as certain members of their senior management, conducted several conference calls to discuss structural, accounting and legal issues.

         During the week of March 25, senior management of each entity conducted business due diligence on the other. Mr. Black, Mr. McNamara, Mr. Read and Guy Edwards of Private Business conducted on-site business due diligence at Towne's Forseon division in Riverside, California on March 25. On March 27, Mr. Boggs, Mr. Baroco, Mr. Vosler, and two other Towne employees conducted on-site business due diligence at Private Business's headquarters. On March 28, 2001, members of Private Business's senior management conducted on-site business due diligence on Towne at its Georgia headquarters.

         Between March 16 and April 10, Private Business and Towne exchanged revised drafts of the proposed merger agreement and continued discussions regarding the merger. Private Business and its legal and financial advisors and Towne and its legal and financial advisors participated in meetings and discussions and conducted extensive negotiations to finalize the terms of the definitive merger agreement.

         On April 10, 2001, Private Business's board of directors received a written fairness opinion from its financial advisor, Updata Capital, as well as a copy of the proposed merger agreement and written analysis from Private Business's senior management. On April 11, the Private Business board of directors met by conference call to evaluate the proposed terms of the merger and received related presentations from Private Business's financial and legal advisors. At this meeting, the Private Business directors participating in the decision unanimously approved the formation of Towne Acquisition Corporation as a wholly owned subsidiary of Private Business and the merger of Towne Acquisition Corporation into Towne pursuant to the merger agreement. On April 12, the Towne board of directors met to review the status of strategic alternatives process and the desirability of effectuating the Private Business transaction, and heard related presentations from Towne's financial and legal advisors. Towne's directors participating in the decision unanimously approved the merger agreement and the transactions contemplated by it. On April 12, Private Business and Towne entered into a definitive merger agreement for the merger of Towne Acquisition Corporation into Towne Services and, on April 16, issued a joint press release announcing the merger.

FACTORS CONSIDERED BY, AND RECOMMENDATION OF, THE BOARD OF DIRECTORS OF PRIVATE BUSINESS

         At its meeting on April 11, 2001, the members of Private Business's board of directors unanimously:

         - determined that the merger agreement and the merger are fair to, and in the best interests of, Private Business and its shareholders;

         - approved the merger agreement with Towne, and the transactions contemplated by it, including the merger;

         - directed that the proposed transaction be submitted for consideration by the Private Business shareholders; and

         - recommended that the Private Business shareholders vote FOR the approval and adoption of the merger agreement and the transactions contemplated by it, including the merger and the related issuance of Private Business common and preferred stock and an amendment to Private Business's charter to effect a one-for-three stock split of its common stock.

         In the course of reaching its decision to adopt the merger agreement and the transactions it contemplates, Private Business's board of directors consulted with Private Business's senior management, as well as its legal counsel and its financial advisors, and considered the following, among other, significant factors:

         - Relative Strengths. The financial performance and condition, results of operations, asset quality, prospects and businesses of each of Private Business and Towne as separate entities and on a combined basis, including:

                  - the revenues of the companies, their complementary businesses and the potential for cost savings and revenue growth;

                  - the recent and historical stock price performance of Private Business common stock and Towne common stock; and

                  - the percentage of Private Business that its shareholders would own following the merger.

         - Industry Leadership. The fact that the board believed that the merger would make Private Business the dominant industry leader.

         - Strategic Fit. The strategic nature of the transaction, in which Private Business will acquire assets in complementary markets and create a company with a more geographically diversified asset base, substantially greater resources and increased opportunities for growth.

         - Potential Synergies. The potential benefits to be derived from the merger as described above under "General," including potential cost savings and efficiencies that are expected to result from the merger.

         - Opinion of Financial Advisor. The analyses and presentation by Updata Capital, Private Business's financial advisor, and its opinion that, as of the date of the opinion and subject to the matters described in its opinion, the merger consideration was fair, from a financial point of view, to Private Business's shareholders, as more fully described below under "Opinion of Private Business's Financial Advisor."

         - Management Reports. The judgment, advice and analysis of Private Business's management, including the results of Private Business's due diligence investigations.

         - Accounting Treatment. The intended accounting for the merger under the purchase method of accounting.

         - Anticipated Tax Consequences. The structure of the transaction as a generally tax-free reorganization for United States federal income tax purposes, to the extent Towne common shareholders receive Private Business common stock.

         - Retained Name and Headquarters. The fact that after the merger the name of the company will remain "Private Business, Inc.," and the headquarters of the company will remain in Brentwood, Tennessee.

         - Potential for Superior Third Party Proposals. The terms of the merger agreement regarding third party proposals to engage in a strategic transaction with Private Business, including the potential payment by Private Business of a termination fee.

         - Consent of Senior Lender. Private Business's obligation to obtain the consent of its senior lender, and the fact that obtaining this consent is a condition to Towne's and Private Business's obligations to complete the merger.

         - Shareholder Approval. The possibility that the merger may not be completed even if it is approved by the shareholders of both companies.

         -        Board and Officer Composition. The fact that Mr. Brown, Mr.
                  Sturm and Mr. Roberts, currently members of Towne's board of directors, are expected to serve on the Private Business board after the merger, and that, after the merger, Mr. Baroco, as chief operating officer, will join Private Business's executive officers to assist in the management of the combined companies.

         - Voting Agreements. The voting agreements entered into by the directors of Private Business and Towne, and their shareholder affiliates, supporting the merger.

         - Merger Agreement. The terms and conditions of the merger agreement not identified above, which together were viewed as fair to, and in the best interests of, Private Business and its shareholders.

         All business combinations, including the merger, involve certain risks and disadvantages. The material potential risks and disadvantages to Private Business's shareholders identified by the Private Business board of directors and management in considering the merger include the following:

         - the time and resources required to complete the merger, with the completion of the merger being subject to various conditions (see "The Merger Agreement and Related Agreements - Conditions");

         - the risks posed by potentially significant litigation currently pending against Towne as detailed in "Legal Proceedings" below;

         - the fact that Towne has had negative earnings per share and cash flow since inception, and that the transaction is expected initially to dilute Private Business's earnings per share;

         - the risk that the consent of Private Business's senior lender may not be obtained, or may be obtained on terms disadvantageous or unsatisfactory to Private Business;

         - the risk that the current holder of Towne's Series B preferred stock does not accept Private Business Series B preferred stock in exchange for its Towne Series B preferred stock, or agrees to do so only on terms disadvantageous or unsatisfactory to Private Business;

         - the difficulties inherent in combining and integrating the two companies and the potential distraction to management caused by a transaction of this magnitude;

         - the absence of post-closing remedies, including contractual indemnification, for any breaches of Towne's representations and warranties in the merger agreement; and

         - the risk that the benefits sought from the merger might not be fully achieved.

         The discussion above addresses certain significant factors considered by the Private Business board of directors. In view of the variety of factors and the amount of information considered, Private Business's board of directors did not find it practicable to and did not quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. The determination was made after consideration of all of the factors as a whole. In addition, individual board members may have given different weights to different factors.

         The Private Business board realized that there are risks associated with the transaction, including that some of the potential benefits set forth above may not be realized or that there may be significant costs associated with realizing such benefits. Many of these factors are discussed more fully in this document under "Risk Factors." Additional risks not identified in this document may also exist. However, the Private Business board believes that the positive factors and additional benefits of the merger should outweigh any negative factors, although no assurances can be given in this regard.

         THE MEMBERS OF THE PRIVATE BUSINESS BOARD OF DIRECTORS CONSIDERING THE MATTER UNANIMOUSLY APPROVED THE MERGER AGREEMENT, THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED THEREBY AND BELIEVE THAT THE MERGER AGREEMENT AND THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, PRIVATE BUSINESS AND ITS SHAREHOLDERS. THE PRIVATE BUSINESS BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS IT CONTEMPLATES, INCLUDING THE MERGER AND THE APPROVAL OF AN AMENDMENT TO PRIVATE BUSINESS'S CHARTER TO EFFECT A ONE-FOR-THREE SPLIT OF ITS COMMON STOCK.

FACTORS CONSIDERED BY, AND RECOMMENDATION OF, THE BOARD OF DIRECTORS OF TOWNE:

         At its meeting on April 12, 2001, Towne's directors voting on the matter unanimously:

         - determined that the merger agreement and the merger with Private Business are fair to, and in the best interests of, Towne and its shareholders;

         - approved the merger agreement with Private Business, and the transactions contemplated by it, including the merger;

         - directed that the proposed transaction be submitted for consideration by the Towne shareholders; and

         - recommended that the Towne shareholders vote FOR approval and adoption of the merger agreement and the transactions contemplated by it, including the merger.

         In the course of reaching its decision to approve the merger agreement and the transactions it contemplates, Towne's board of directors consulted with Towne's senior management, as well as its outside legal counsel and its financial advisors, and considered the following, among other, significant factors:

         - Market Presence. The belief that the combined business of Towne and Private Business will have a stronger presence in their markets than Towne standing alone.

         - Continued Industry Investment. The ability of Towne shareholders to continue to invest in the electronic transaction processing industry through ownership of Private Business shares.

         - Tax Consequences. The structure of the transaction as a generally tax-free reorganization for United States federal income tax purposes, to the extent Private Business common stock is received by Towne common shareholders.

         - Benefits of Size. The possible enhancement of Towne's existing businesses and products as a result of combining with those of Private Business, attributable in part to the greater size, financial strength and economies of scale provided by the combined companies.

         - Management Reports. The judgment, advice and analysis of Towne's management, including the results of Towne's due diligence investigations.

         - Potential Shareholder Value. The board of directors' belief, based upon its review of other strategic alternatives available to Towne, including remaining independent, that the merger would generate higher value for Towne's shareholders than those other strategic alternatives.

         - Discussions with Other Parties. The history of Towne's discussions with other parties, including the opportunity provided to other parties to submit proposals to Towne, those proposals and ensuing discussions, and the negotiations between Towne and Private Business that led the board of directors to conclude that the per share consideration to be paid by Private Business was the best price available to, and the merger agreement was the best transaction available for, Towne shareholders.

         - Opinion of Financial Advisor. The financial presentation of Towne's financial advisor, First Union, described below to the effect that, based upon its review and assumptions and subject to specific matters stated in the opinion, as of April 12, 2001, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to the holders of Towne common stock.

         - Potential Synergies. The potential benefits to be derived from the merger as described above under "General," including potential cost savings and efficiencies that are expected to result from the merger.

         - Potential for Superior Third Party Proposals. The terms of the merger agreement regarding third party proposals to engage in a strategic transaction with Towne, including the potential payment by Towne of a termination fee.

         - Management Strength. The additional strength that would be provided by Private Business's management team and from the larger and more experienced sales force available to the combined companies.

         - Merger Agreement. The terms and conditions of the merger agreement not identified above, which together were viewed as fair to, and in the best interests of, Towne and its shareholders.

         Towne's board of directors considered the following factors, among others, weighing against the merger in reaching its decision to approve the merger agreement and to recommend that Towne shareholders vote to approve the merger agreement and the merger:

         - the challenges of completing the merger and the risks of diverting management resources for an extended period of time and other possible adverse effects on Towne's business arising from the announcement of the merger;

         - the risk that synergies anticipated from the merger may not be realized;

         - the possibility that Towne's shareholders might achieve more value over the long-term from continued operation of Towne as an independent company;

         - the risk that Towne would be required to pay a termination fee of $750,000 if the merger agreement were to be terminated under specified circumstances; and

         - the risks of Private Business not obtaining the necessary consent and waiver by its senior lender to credit agreement covenants.

         The Towne board of directors also considered the interests of its executive officers and directors in the merger, as described under "Proposal One for Both Companies - Interests of Certain Persons in the Merger That Are Different from Your Interests."

         The discussion above addresses the material factors considered by Towne's board of directors. In view of the variety of factors and the amount of information considered, Towne's directors did not find it practicable to, and did not, quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. The determination was made after consideration of all of the factors as a whole. In addition, individual board members may have given different weights to different factors.

         The Towne board realized that there are risks associated with the transaction, including that some of the potential benefits set forth above may not be realized or that there may be significant costs associated with realizing such benefits. Many of these factors are discussed more fully in this document under "Risk Factors." Additional risks not identified in this document may also exist. However, the Towne board believes that the positive factors and additional benefits of the merger should outweigh any negative factors, although no assurances can be given in this regard.

         BASED ON ALL OF THESE MATTERS, AND SUCH OTHER MATTERS AS THE TOWNE DIRECTORS CONSIDERING THE MATTER DEEMED RELEVANT, THE MEMBERS OF THE TOWNE BOARD PARTICIPATING IN THE BOARD DECISION ON THE TRANSACTION UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY IT, INCLUDING THE MERGER, AND RECOMMEND THAT TOWNE'S SHAREHOLDERS VOTE FOR THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY IT, INCLUDING THE MERGER.

OPINION OF TOWNE'S FINANCIAL ADVISOR

         Under an engagement letter dated March 12, 2001, Towne retained First Union Securities, Inc. to serve as Towne's financial advisor in connection with its proposed merger with Private Business. On April 12, 2001, First Union delivered its oral opinion to the Towne board of directors that the exchange ratio of at least 0.881 shares of Private Business common stock for each outstanding share of Towne common stock, was fair, from a financial point of view, to the Towne common shareholders as of that date. This opinion was also provided in writing on April 12, 2001.

         THE FIRST UNION OPINION IS ATTACHED AS ANNEX B TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED IN THIS DOCUMENT BY REFERENCE. THIS SUMMARY OF FIRST UNION'S FAIRNESS OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. THE OPINION DESCRIBES IMPORTANT QUALIFICATIONS, ASSUMPTIONS MADE, MATTERS CONSIDERED, AREAS OF RELIANCE ON OTHERS AND LIMITATIONS ON FIRST UNION'S REVIEW IN CONNECTION WITH THE OPINION. FIRST UNION PROVIDED ITS OPINION TO THE TOWNE BOARD OF DIRECTORS FOR ITS CONSIDERATION IN CONNECTION WITH THE PROPOSED MERGER AND THE FIRST UNION OPINION IS NOT A RECOMMENDATION TO ANY HOLDER OF TOWNE COMMON STOCK AS TO WHETHER THE MERGER IS IN BEST INTERESTS OF THAT HOLDER OR WHETHER ANY HOLDER SHOULD VOTE FOR OR AGAINST THE MERGER.

In arriving at its opinion, First Union, among other things:

         - reviewed the financial terms and conditions of the merger agreement;

         - reviewed certain business, financial and other information, including financial forecasts, regarding Towne and Private Business that was publicly available or furnished to First Union by members of Towne's and Private Business's management, and discussed with each of their management teams their respective company's business and prospects;

         - considered certain financial data related to Towne and Private Business and (a) compared that data with similar data for publicly held companies in businesses similar to those of Towne and Private Business and (b) compared Towne's and Private Business's data relative to one another;

         - considered the financial terms of certain other recent business combinations and other transactions; and

         - considered any other information, financial studies, analyses and investigations as well as financial and economic and market criteria that First Union deemed relevant.

         In connection with its review, First Union relied upon the accuracy and completeness of financial and other information and did not assume any responsibility for any independent verification of that information. Towne provided First Union with financial forecasts for the calendar years 2001 and 2002. Private Business provided First Union with financial forecasts for the calendar years 2001 through 2006. With respect to Towne's and Private Business's financial forecasts, First Union assumed that they have been reasonably prepared and reflect the best current estimates and judgments of Towne's and Private Business's management teams as to the future financial performance of their respective companies. First Union has discussed Towne's and Private Business's financial projections with the respective management teams of Towne and Private Business. However, First Union assumes no responsibility for and expresses no view as to Towne's or Private Business's financial projections or the assumptions upon which they are based. In arriving at its opinion, First Union did not conduct any physical inspection of the properties or facilities of Towne or Private Business and did not make and was not provided with any evaluations or appraisals of the assets or liabilities of Towne or Private Business. Towne imposed no limitations on First Union with respect to First Union's investigations or procedures.

         First Union's opinion is based on economic, market, financial and other conditions as they exist and can be evaluated on the date of its opinion, and the information made available to First Union as of that date. Thus, although subsequent developments may affect this opinion, First Union does not have any obligation to update, revise or reaffirm its opinion.

         In rendering its opinion, First Union assumed that the merger will be consummated on the terms described in the merger agreement that First Union reviewed, without any waiver of any material terms or conditions. First

Union's opinion does not address the relative merits of the merger and any other business strategies considered by Towne's board of directors, nor does it address the board of directors' decision to proceed with the merger.

         The merger agreement is attached as Annex A to this joint proxy statement/prospectus. Towne's shareholders should review and understand its terms and the conditions in connection with their consideration of whether to approve of the merger.

         Following is a brief summary of selected analyses presented by First Union to Towne's board of directors on April 12, 2001 in connection with the First Union opinion.

         Relative Contribution Analysis

         First Union analyzed the pro forma financial contribution of Towne and Private Business to the combined company assuming consummation of the merger, based on historical financial results and projections provided by Towne and Private Business management. First Union calculated the implied ownership of the combined company based on these financial contributions. The analysis showed, among other things, the following:

                                                                  % Pro Forma Ownership by:
Contribution Metric:                                             Towne(1)      Private Business
--------------------                                             --------      ----------------
Latest 12 months revenue:                                         30.3%              69.7%
Latest quarter annualized revenue:                                28.0%              72.0%
2002 EBITDA:                                                      15.7%              84.3%

(1) Towne's annualized revenue for the latest 12 months, i.e. January through December of 2000, and latest quarter, i.e. the fourth quarter of 2000, is net of the results of Towne's CollectionWorks division, which Towne sold in the first quarter of 2001.

         First Union noted that Towne's pro forma ownership implied by the exchange ratio contemplated in the merger agreement is 33.3%, which implied a per share offer price of at least $2.83 on April 12, 2001.

         Analysis of Towne

         Comparable Public Companies Analysis. First Union compared certain financial and operating ratios for Towne with the corresponding financial and operating ratios for a group of publicly traded companies providing services to financial institutions that First Union deemed to be comparable to Towne. For the purpose of its analyses, First Union used the following financial services companies:

         -        Digital Insight Corporation

         -        Netzee, Inc.

         -        Online Resources Corporation

         -        Private Business

         -        The InterCept Group, Inc.

         To arrive at an implied valuation for Towne, First Union calculated the enterprise value, defined as aggregate equity value plus debt and preferred stock less cash and cash equivalents, of the comparable companies as a multiple of various historical and projected revenue. Due to Towne's lack of positive earnings before interest, taxes, depreciation and amortization and net income, a comparison to these multiples of comparable companies was not relevant. All multiples were based on closing stock prices on April 11, 2001. This analysis indicated multiples as follows:

           Ratio of Enterprise Value to:                              Range                 Median
           -----------------------------                              -----                 ------
           Latest 12 months revenue:                               1.1x to 3.2x               1.3x
           Latest quarter annualized revenue:                      0.8x to 2.9x               1.3x
           2001 revenue:                                           0.7x to 3.0x               1.3x
           2002 revenue:                                           0.4x to 2.6x               1.1x

         First Union applied the median trading multiples of the comparable companies to the respective revenue results and projections of Towne to determine a range of implied equity values for Towne. This analysis resulted in a range of equity values per common share of $7.28 to $8.24, with a median of $7.96.

         To calculate the trading multiples utilized in the analysis of selected comparable publicly traded companies, First Union used publicly available information concerning the historical and projected financial performance of the comparable companies. None of the comparable companies is identical to Towne. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of the results and involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading volume of the comparable companies, as well as that of Towne.

         As the comparable public companies analysis is based solely on revenue multiples due to Towne's lack of positive EBITDA and net income, and based on the significant deterioration of the operating performance of Towne, First Union deemed this analysis not materially relevant with regard to its analysis of the fairness of the transaction.

         Selected Comparable Transactions Analysis. Using publicly available information, First Union considered selected transactions involving companies providing services to financial institutions that First Union deemed to be comparable. Specifically, First Union reviewed the following transactions:

Acquiror                                       Target
--------                                       ------
The InterCept Group, Inc.                      Netzee, Inc. - Certain Assets
The InterCept Group, Inc.                      SLMsoft.com Inc. - Certain Assets
London Bridge Software Holdings                Phoenix International Ltd., Inc.
Platinum Equity Holdings                       Billing Concepts Corporation - Certain Assets
The InterCept Group, Inc.                      Advanced Computer Enterprises, Inc.
John H. Harland Company                        Concentrex Incorporated
The InterCept Group, Inc.                      SBS Data Services, Inc.
The InterCept Group, Inc.                      SBS Corporation
The InterCept Group, Inc.                      Data Equipment Services, Inc./L.E. Vickers & Assoc.
CFI ProServices, Inc.                          ULTRADATA Corporation
Towne                                          Forseon Corporation
Towne                                          Banking Solutions, Inc.
Fiserv, Inc.                                   CUSA Technologies, Inc.

         Using publicly available information concerning historical financial performance, First Union calculated multiples of enterprise value to revenue and enterprise value to earnings before interest, taxes, depreciation and amortization in each case for the latest 12 months preceding the announcement of the transactions. Due to the lack of positive earnings before interest, taxes, depreciation and amortization for Towne, a comparison of those multiples to enterprise value was not relevant. For the comparable transactions, multiples were as follows:

         Ratio of Enterprise Value to:                    Range                      Median
         ----------------------------                     -----                      ------
         Latest 12 months revenue:                        0.5x to 3.3x               1.6x

         First Union applied the median multiple of the comparable transactions to the latest 12 months revenue results of Towne to determine an implied equity value for Towne. This analysis resulted in a value per common share of $9.49.

         No company utilized in the selected comparable transactions analysis is identical to Towne nor is any transaction identical to the contemplated transaction between Towne and Private Business. Thus, an analysis of the results requires complex considerations and judgments regarding the financial and operating characteristics of Towne and the companies involved in the comparable transactions analysis, as well as other facts that could affect their transaction values. The numerical results are not in themselves meaningful in analyzing the contemplated transaction as compared to the comparable transactions.

         As the comparable public companies analysis is based solely on revenue multiples due to Towne's lack of positive earnings before interest, taxes, depreciation and amortization and net income, and based on the significant deterioration of the operating performance of Towne, First Union deemed this analysis not materially relevant with regard to its analysis of the fairness of the transaction.

         Liquidation Value Analysis. First Union performed a liquidation value analysis for Towne based upon the value of its assets and liabilities as of January 31, 2001. In the analysis, First Union assumed the value of Towne's cash to be 100% of book value and all liabilities would be paid in full in the event of liquidation. Additionally, First Union analyzed salvage values for non-cash tangible assets ranging from 25% to 50% of book value. This analysis resulted in equity values per common share of $1.41 and $1.93, respectively.

         Dilution Analysis. First Union performed a dilution analysis for Towne to analyze the ability of an acquiror to buy Towne in a 100% debt-financed transaction without dilution to the acquiror's 2002 net income per share. First Union did not perform an analysis as to the dilution of net income per share before 2002 due to Towne's lack of positive projected operating income before 2002. In performing the analysis, First Union applied interest rates of 10% and 11% to the debt that would be incurred by an acquiror in such a transaction, yielding equity values per common share of $2.72 and $2.59, respectively.

         Premiums Paid Analysis. First Union performed a premiums paid analysis for Towne based upon a review and analysis of the range of premiums paid in acquisitions of companies with enterprise values under $100 million since January 1, 2000 in which 100% of the target's stock was acquired. Using information obtained from Thomson Financial Securities Data, First Union obtained the premium of the offer price per share relative to the target company's stock price one day, one week and four weeks before the date of announcement of the transaction.

          Premium to:                                          Median
          ----------                                           ------
          One Day Before Announcement                           36.7%
          One Week Before Announcement                          36.1%
          Four Weeks Before Announcement                        40.4%

         First Union applied the median premiums to Towne's closing stock price at each respective date relative to the announcement of the signing of the letter of intent to merge with Private Business on March 13, 2001. This analysis resulted in a range of equity values per common share of $2.14 to $2.81, with a median of $2.38. Additionally, First Union noted that the premiums to Towne's stock price implied by the exchange ratio one day, one week and four weeks before announcement of the merger were 81.0%, 61.6% and 41.4%, respectively.

         Analysis of Private Business

         Comparable Public Companies Analysis. First Union compared certain financial and operating ratios for Private Business with the corresponding financial and operating ratios for a group of publicly traded companies providing services to financial institutions that First Union deemed to be comparable to Private Business. For the purpose of its analyses, First Union used the following financial services:

         -        Digital Insight Corporation

         -        Netzee, Inc.

         -        Online Resources Corporation

         -        Towne

         -        The InterCept Group, Inc.

         To arrive at an implied valuation for Private Business, First Union calculated the enterprise values and equity values of the comparable companies as a multiple of various historical and projected results. All multiples were based on closing stock prices on April 11, 2001. This analysis indicated multiples as follows:

         Ratio of Enterprise Value to:            Range                 Median
         ----------------------------             -----                 ------
         Latest 12 months revenue:             0.0x to 3.2x              1.2x
         2001 revenue:                         0.0x to 3.0x              1.2x
         2002 revenue:                         0.0x to 2.6x              0.9x
         Latest 12 months EBITDA:                                       26.3x
         2001 net income:                                               28.4x
         2002 net income:                                               23.5x

         As all but one of the comparable companies have negative EBITDA and net income, the median multiples of latest 12 months EBITDA and 2001 and 2002 net income are based solely on the trading multiples of The InterCept Group.

         First Union applied the median trading multiples of the comparable companies to the respective results and projections of Private Business to determine a range of implied equity values for Private Business. This analysis resulted in a range of equity values per common share of $1.14 to $41.68, with a median of $10.53. All per share values of Private Business reflect a one-for-three reverse split as contemplated in the merger agreement.

         To calculate the trading multiples utilized in the analysis of selected comparable publicly traded companies, First Union used publicly available information concerning the historical and projected financial performance of the comparable companies. None of the comparable companies is identical to Private Business. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of the results and involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading volume of the comparable companies, as well as that of Private Business.

         Selected Comparable Transactions Analysis. Using publicly available information, First Union considered the same selected transactions involving companies providing services to financial institutions that that were used in the analysis of Towne.

         First Union calculated multiples of enterprise value to revenue and enterprise value to earnings before interest, taxes, depreciation and amortization in each case for the latest 12 months preceding the announcement of the transactions. For the comparable transactions, multiples were as follows:

         Ratio of Enterprise Value to:                    Range                     Median
         ----------------------------                     -----                     ------
         Latest 12 months revenue:                    0.5x to 3.3x                   1.6x
         Latest 12 months EBITDA:                     2.5x to 61.1x                 17.9x

         First Union applied the median multiple of the comparable transactions to the latest 12 months revenue and earnings before interest, taxes, depreciation and amortization results of Private Business to determine an implied equity value for Private Business. This analysis resulted in a range of equity values per common share of $5.18 to $26.85, with a median of $16.02. All per share values of Private Business reflect a one-for-three reverse split as contemplated in the merger agreement.

         No company utilized in the selected comparable transactions analysis is identical to Private Business nor is any transaction identical to the contemplated transaction between Towne and Private Business. Thus, an analysis of the results requires complex considerations and judgments regarding the financial and operating characteristics of Private Business and the companies involved in the comparable transactions analysis, as well as other facts that could affect their transaction values. The numerical results are not in themselves meaningful in analyzing the contemplated transaction as compared to the comparable transactions.

         Dilution Analysis. First Union performed a dilution analysis for Private Business to analyze the ability of an acquiror to buy Private Business in a 100% debt-financed transaction without dilution to the acquiror's 2001 net income per share. In performing the analysis, First Union applied interest rates of 10% and 11% to the debt that would be incurred by an acquiror in such a transaction, yielding equity values per common share of $2.43 and $2.05, respectively.

         Discounted Cash Flow Analysis. First Union performed a discounted cash flow analysis for Private Business for the fiscal years ended 2001 through 2005, inclusive. This consisted of an analysis of the present value of the projected unlevered free cash flows for Private Business for the five-year period. First Union used discount rates, determined through the use of the capital asset pricing model, ranging from 12.8% to 16.8% and terminal value exit multiples of 2005 earnings before interest, taxes, depreciation and amortization ranging from 5.5x to 6.5x, based on the comparable companies analysis and Private Business's current trading characteristics, respectively. Based upon the above analysis, First Union determined a reference range for an implied value per common share of $5.69 to $8.66, with a median of $7.08.

         While the foregoing summary describes the analyses and examinations that First Union deemed material in arriving at the First Union opinion, it does not purport to be a comprehensive description of all analyses and examinations actually conducted by First Union. The preparation of a fairness opinion necessarily is not susceptible to partial analysis or summary description; and selecting portions of the analyses and of the factors considered by First Union, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in the presentations of First Union to the Towne board of directors on April 12, 2001. In addition, First Union may have given some analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be First Union's view of the actual value of Towne, Towne common stock, Private Business or Private Business common stock. To the contrary, First Union expressed no opinion on the actual value of Towne, Towne common stock, Private Business or Private Business common stock, and the First Union opinion extends only to the belief expressed by First Union that, from a financial point of view, the exchange ratio that holders of Towne common stock will receive pursuant to the merger agreement was within the range of values that might fairly be ascribed to Towne common stock as of the date of the First Union opinion.

         In performing its analyses, First Union made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Towne and Private Business. The analyses performed by First Union are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by such analyses. The analyses were prepared solely as part of First Union's analysis for the Towne board of directors of the fairness of the merger to the holders of Towne common stock from a financial point of view, and were provided solely to the Towne board of directors in connection with its consideration of the merger. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at any time in the future. First Union used in its analyses the projections of future performance prepared by the management of Towne and Private Business. The projections are based on numerous variables and assumptions which are inherently unpredictable and must be considered not certain or accurate as projected. Accordingly, actual results could vary significantly from those set forth in the projections.

         The First Union opinion and the presentation to the Towne board of directors summarized above were among the many factors taken into consideration by the Towne board of directors in making its determination to approve, and to recommend that the Towne shareholders approve, the merger. First Union does not, however, make any recommendation to holders of Towne common stock (or to any other person or entity) as to whether they should vote for or against the merger.

         Pursuant to the engagement letter, Towne agreed to pay First Union a fee of $490,000 for its services with respect to the transaction. The opinion fee was not conditioned on the outcome of the First Union opinion or whether Towne or its board of directors deemed such opinion favorable or unfavorable. The engagement letter also calls for Towne to reimburse First Union for its reasonable out-of-pocket expenses and for Towne to indemnify First Union, its affiliates, directors, agents, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws, relating to or arising out of First Union's engagement. First Union and its affiliates may maintain business relationships with Towne and its affiliates.

         First Union Securities, Inc., a subsidiary of First Union Corporation, is a nationally recognized investment banking firm and an affiliate of First Union Corporation. First Union and its affiliates, as part of their investment banking activities, are regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Towne selected First Union as its financial advisor on the basis of First Union's experience and expertise in transactions similar to the merger between Towne and Private Business. In the past, First Union or its affiliates have performed certain investment banking services for Towne, including acting as managing underwriter in various equity offerings of Towne, and received customary fees and commissions for such services. In the ordinary course of business, First Union or its affiliates may actively trade the debt and equity securities of Towne and Private Business for its or any affiliate's own account or for the account of customers and, accordingly, may hold a long or short position in such securities.

OPINION OF PRIVATE BUSINESS'S FINANCIAL ADVISOR

         On April 11, 2001, Updata Capital rendered its oral opinion to the Private Business board of directors, confirmed in writing in a fairness opinion letter dated April 10, 2001, that, as of the date of such opinion letter and based upon and subject to the factors and assumptions set forth in such opinion letter, the consideration and exchange ratio to be paid in the contemplated merger is fair from a financial point of view to holders of Private Business common stock.

         THE FULL TEXT OF THE UPDATA CAPITAL FAIRNESS OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY UPDATA CAPITAL, IS ATTACHED AS ANNEX C TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED IN THIS DOCUMENT BY REFERENCE. THE SUMMARY OF THE UPDATA CAPITAL FAIRNESS OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. SHAREHOLDERS OF PRIVATE BUSINESS ARE URGED TO READ THE OPINION IN ITS ENTIRETY. THE UPDATA CAPITAL FAIRNESS OPINION WAS PROVIDED TO THE PRIVATE BUSINESS BOARD FOR ITS INFORMATION AND IS DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE EXCHANGE RATIO TO HOLDERS OF PRIVATE BUSINESS COMMON STOCK AND DOES NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY PRIVATE BUSINESS TO ENGAGE IN THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO PRIVATE BUSINESS'S SHAREHOLDERS AS TO HOW THE SHAREHOLDERS SHOULD VOTE ON THE AMENDMENT TO PRIVATE BUSINESS'S CHARTER OR THE ISSUANCE OF SHARES OF PRIVATE BUSINESS COMMON STOCK IN CONNECTION WITH THE MERGER OR ANY MATTER RELATED TO THE MERGER, AND SHOULD NOT BE RELIED UPON AS SUCH. UPDATA CAPITAL HAS NOT EXPRESSED ANY OPINION AS TO THE PRICES AT WHICH PRIVATE BUSINESS COMMON STOCK WILL TRADE FOLLOWING THE ANNOUNCEMENT OR CONSUMMATION OF THE MERGER.

         Updata Capital has consented to the use of Annex C, containing the Updata Capital fairness opinion, in this joint proxy statement/prospectus, and to the references to Updata Capital under the headings "Summary" and "Proposal One for Both Companies - The Merger" in this joint proxy statement/prospectus. In giving its consent, Updata Capital does not admit that it comes within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder, nor does Updata Capital admit that it is an expert with respect to any part of the registration statement in which this joint proxy statement/prospectus is included, within the meaning of the term "experts" as used in the Securities Act or the rules and regulations of the SEC promulgated thereunder.

         The summary set forth below does not purport to be a complete description of the analyses underlying the Updata Capital fairness opinion or the presentation made by Updata Capital to the Private Business board. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, the opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Updata Capital did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Updata Capital believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all of its analyses, would create an incomplete view of the process underlying the Updata Capital fairness opinion.

         In performing its analyses, numerous assumptions were made with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Updata Capital, Towne or Private Business. Any estimates contained in the analyses performed by Updata Capital are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by the analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which the businesses or securities might actually be sold. Accordingly, the analyses and estimates are inherently subject to substantial uncertainty. In addition, the requirement for the delivery of the Updata Capital fairness opinion was among several factors taken into consideration by the Private Business board in making its determination to approve the merger agreement and the transactions contemplated thereby, Consequently, the Updata Capital analyses described below should not be viewed as determinative of the decision of the Private Business board or Private Business's management with respect to the fairness of the exchange ratio.

         In arriving at its opinion, Updata Capital, among other things:

         - reviewed the draft of the merger agreement dated April 7, 2001, and based its opinion on the understanding that the terms and conditions of the agreement will not materially change;

         - reviewed Private Business's and Towne's historical and projected financial statements;

         - participated in discussions with Private Business management and Towne management concerning the operations, business strategy, financial performance and prospects for Towne and Private Business;

         - reviewed recent reported closing prices and trading activity for Private Business's and Towne's common stock;

         - compared certain aspects of the financial and market performance of Towne with public companies deemed comparable by Updata Capital in whole or in part;

         - analyzed available information, both public and private, concerning certain other mergers and acquisitions deemed comparable in whole or in part to the contemplated merger;

         - reviewed Towne's audited financial statements for the fiscal years ended December 31, 1999 and December 31, 1998; Towne's unaudited statements of operations for the fiscal year ended December 31, 2000; and recent unaudited actual financial data for the months of January and February 2001;

         - assessed, based on discussions with the Private Business's and Towne's senior management, the strategic rationale for the contemplated merger;

         - conducted other financial studies, analyses and investigations, including analysis of certain financial projections of Private Business, as Updata Capital deemed appropriate for purposes of the opinion.

         In preparing its opinion, Updata Capital assumed and relied on the accuracy and completeness of financial and other information supplied or otherwise made available to Updata Capital by Private Business and Towne, discussed with Updata Capital, or that was publicly available; Updata Capital has not assumed any responsibility for independently verifying this information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of Towne or Private Business or been furnished with any evaluation or appraisal. In addition, Updata Capital has not conducted, or assumed any obligation to conduct, any physical inspection of the properties or facilities of Towne or Private Business. With respect to the financial forecast information furnished to or discussed with Updata Capital by Towne or Private Business, Updata Capital assumed that they had been reasonably prepared and, at the time of their review, reflected the best available estimates and judgment of Towne's or Private Business's management as to the expected future financial performance of Towne or Private Business, as the case may be. Updata Capital further assumed that the merger would be accounted for as a purchase under generally accepted accounting principles and that it would qualify as a tax-free reorganization for U.S. federal income tax purposes. Updata Capital also assumed that the final form of the merger agreement would be substantially similar to the last draft reviewed by it.

         Updata Capital's opinion is necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to Updata Capital as of, the date of its opinion. Updata Capital has assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have an adverse effect on the contemplated benefits of the merger.

         The exchange ratio for the contemplated merger was determined through analyses of current and projected financial and operating data by both Private Business and Towne and through negotiations between the chief executive officers of Private Business and Towne. After substantial analysis and consideration, the Private Business board unanimously approved the merger agreement and the transactions contemplated in it, including the merger, and the amendment to Private Business's charter to effect a one-for-three split of Private Business's common stock.

         The following is a brief summary of the material analyses performed by Updata Capital in connection with its preparation of the fairness opinion. Determination of financial fairness from the analysis set forth below is based upon market data from the close of business on April 9, 2001 that implied an offer price per share of Towne common stock of $2.70, and a multiple of 2000 revenue of 0.2x. Some of the following summaries of financial analyses include information presented in tabular format. In order to understand fully the financial analyses used by Updata Capital, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Updata Capital.

         Analysis of Premiums Paid in Public M&A Transactions

         Updata Capital reviewed premiums paid in 50 mergers and acquisitions of public traded software companies since 1999, at one day and thirty day periods prior to the announcement of such transactions. The range of one-day premiums was (4.1%) to 107.4% with a mean value of 38.8%. Based upon Towne's closing price of $1.56 on March 12, 2001, these premiums implied a per share price range of $1.50 to $3.24 with a mean value of $2.17. The range of thirty-day premiums was (96.1%) to 520.5% with a mean value of 72.1%. Based upon Towne's closing price of $2.00 on February 12, 2001, these premiums implied a per share price range of $0.08 to $12.41 with a mean value of $3.44.


                                                   ONE DAY PRIOR TO       THIRTY DAYS PRIOR
                                                   ANNOUNCEMENT           TO ANNOUNCEMENT
                                                   ------------           ---------------
              PERCENTAGE PREMIUMS   Median              37.7%                  29.6%
                                    Mean                38.8%                  72.1%

              PRICE PER SHARE       Median              $2.15                  $2.59
                                    Mean                $2.17                  $3.44


         Analysis of Publicly Traded Companies Considered Comparable to Towne

         This analysis reviews Towne's operating performance and outlook, and market valuation multiples based upon such performance and outlook, relative to a group of public companies deemed comparable in whole or in part to Towne, to determine a range of implied values for Towne. Using publicly filed SEC documents and published estimates from Wall Street equity analysts, Updata Capital analyzed the comparable companies in the context of revenue and EBITDA numbers for calendar year 2000 and 2001 as multiples of net enterprise value, and net income numbers for calendar year 2000 and 2001 as multiples of equity market value. Equity market value represents a company's current stock price multiplied by its diluted shares outstanding. Net enterprise value is defined as equity market value plus debt and preferred stock, minus cash and cash equivalents on the most recent publicly available balance sheet. EBITDA means a company's earnings before interest, taxes, depreciation, and amortization. Although Updata Capital reviewed all three of the above-stated multiples, due to Towne's historically negative EBITDA and net income, implied valuations presented to the Private Business board focused on revenue multiples. With respect to implied valuations of Towne based upon projected revenues, Updata Capital utilized two sets of projections: (a) calendar 2001 revenue estimates provided by Towne management, and (b) run rate 2001 revenue determined by multiplying Towne's actual unaudited January and February 2001 results by six to imply 12 months of revenues.

         Because Towne may be reasonably considered, at least in part, both a financial software company and a financial processing outsourcing company, Updata Capital conducted its comparable company analysis by examining both types of companies. Closing stock prices as of April 9, 2000 were used to calculated net enterprise value, and trading multiples were discounted 50% to reflect certain risks and limitations associated with Towne's size and operating history. For example, Towne has a significantly smaller market capitalization than all of the publicly traded comparables reviewed and has had operating losses.

         The financial processing outsourcers utilized in the trading analysis were:

         -        Automatic Data Processing Inc.

         -        Ceridian Corp.

         -        Fiserv Inc.

         -        National Processing Inc.

         -        National Data Corporation

         -        Probusiness Services Inc.

         Among these companies, the discounted revenue multiples for 2000 ranged from 0.7x to 2.4x, with a mean of 1.5x, and the discounted revenue multiples for 2001 ranged from 0.6x to 2.2x with a mean of 1.3x. Translated into implied values for Towne's common stock, these multiples resulted in per share prices ranging from $5.55 to $14.05 with a mean of $9.60 for 2000 revenues, and per share prices ranging from $4.71 to $12.68 with a mean of $8.52 for estimated 2001 revenues. Translated into an implied value for Towne's common stock based upon a run rate of Towne's results in January and February of 2001, these multiples resulted in per share prices ranging from $4.34 to $11.30 with a mean of $7.67 for 2001 revenues.

         The financial software companies that Updata Capital considered comparable to Towne were:

         -        Deltek Systems Corp.

         -        Intuit Inc.

         -        Sanchez Computer Associates Inc.

         -        SunGard Data Systems Inc.

         -        Timberline Software Corporation

         Among these companies, the discounted revenue multiples for 2000 ranged from 0.2x to 2.8x with a mean of 1.3x, and the discounted revenue multiples for 2001 ranged from 1.1x to 2.1x with a mean of 1.6x. Translated into a value for Towne's common stock based upon Towne's projections, these multiples resulted in per share prices ranging from $2.98 to $15.95 with a mean of $8.21 for 2000 revenues, and per share prices ranging from $7.06 to $12.11 with a mean of $9.78 for estimated 2001 revenues. Translated into an implied value for Towne's common stock based upon a run rate of Towne's results in January and February of 2001, these multiples resulted in per share prices ranging from $6.39 to $10.81 with a mean of $8.77 for 2001 revenues.


                                       FINANCIAL OUTSOURCERS              FINANCIAL SOFTWARE COMPANIES
                                       ---------------------              ----------------------------
                                  2000 REVENUES      2001 REVENUES      2000 REVENUES      2001 REVENUES
                                  -------------      -------------      -------------      -------------
Multiples             Median          1.5x               1.5x               1.0x               1.7x
                      Mean            1.5x               1.3x               1.3x               1.6x
Price per share
(Management           Median          $9.50              $9.12              $7.05              $10.18
Projections)          Mean            $9.60              $8.52              $8.21              $9.78
Price per share
(Run Rate             Median                             $8.19                                 $9.11
Projections)          Mean                               $7.67                                 $8.77


         Analysis of Comparable Precedent Transactions

         This analysis provides a valuation range based on multiples paid in selected acquisitions of public and private companies that were deemed to be reasonably similar to Towne in whole or in part. For each transaction, Updata Capital calculated transaction multiples at announcement based on transaction value, which is equivalent to net enterprise value, over the latest 12 month
(LTM) revenues and LTM EBIT, where data was available and meaningful. Due to historical and projected negative EBIT for Towne, the valuation range was calculated using revenue multiples. It should be noted that none of the precedent transactions are identical to the contemplated merger and that, therefore, there are numerous factors that may have impacted the resulting transaction multiples that would affect the implied valuation of Towne.

         Acquisitions included by Updata Capital, and for which data was available were (Target - Acquirer):

         -        Great Plains Software Inc. - Microsoft Corp.

         -        Best Software Inc. - Sage Group PLC

         -        Global Financial Systems Ltd. - Financial Objects PLC

         -        PC Docs Group International Inc. - Hummingbird Communications
                  Ltd.

         -        JWGenesis Clearing Corp - Fiserv, Inc.

         -        Peachtree Software Inc. - Sage Group PLC

         -        Taxsoft Ltd - Sage Group PLC

         -        CODA Group PLC - Baan Company N.V.

         -        CUSA Technologies, Inc. - Fiserv Inc.

         -        Quantra Corporation - SS&C Technologies Inc.

         -        Infinity Financial Technology - SunGard Data Systems Inc.

         Within this set of precedent transactions, the transaction value/revenue multiples ranged from 0.8x to 5.3x with a mean of 2.7x. Translated into a share price value, these multiples resulted in share prices ranging from $6.02 to $28.45, with a mean value of $15.52.

                               MULTIPLE               Median           2.5x
                                                      Mean             2.7x
                                                      ----             ----
                               PRICE PER SHARE        Median           $14.49
                                                      Mean             $15.52

         Other Analyses

         Updata Capital conducted such other analyses as it deemed necessary, including: performing a relative contribution analysis examining each of Private Business's and Towne's projected results, and relative post-merger ownership; examining the accretive and dilutive impact of the merger on Private Business's market value; analyzing selected research reports and news articles related to industry sectors in which Private Business and Towne participate; and reviewing the stock price performance of Towne, Private Business and other relevant publicly traded companies.

         Updata Capital Fee

         In mid-March 2001, the board of directors of Private Business retained Updata Capital to analyze the contemplated merger from a financial standpoint, conduct necessary due diligence in connection therewith and render a fairness opinion to the Private Business board. The Private Business board has agreed to pay Updata Capital a fee of $175,000 for these services, payable upon consummation of the contemplated merger. Private Business also has agreed to reimburse Updata Capital for expenses reasonably incurred by it in performing services in connection with this engagement (including reasonable counsel fees) and to indemnify Updata Capital and its affiliates and their respective officers, directors, employees, agents and controlling persons against certain expenses, losses, claims, damages or liabilities in connection with services performed in connection with its engagement, including liabilities under federal securities laws.

         Private Business retained Updata Capital based upon Updata Capital's experience and expertise. Updata Capital focuses on providing merger and acquisition, and strategic advisory services to information technology companies. Updata Capital, as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, and other investment banking activity. Updata Capital has provided investment banking and other financial advisory services to Private Business in the past and may in the future provide such services to Private Business or Towne or their affiliates and may receive fees for the rendering of such services.

TOWNE STOCK OPTIONS TO BE ASSUMED BY PRIVATE BUSINESS IN THE MERGER

         In the merger, Private Business will assume each then outstanding Towne common stock option granted under Towne's equity incentive plans and non-plan arrangements, whether vested or unvested, after giving effect to any applicable change in control or similar type provisions which are triggered by the merger and do not create a variable plan for accounting purposes. Private Business will amend certain stock options granted to Towne's directors and advisory directors to permit these options to remain exercisable through their scheduled expiration dates, rather than terminating within a specified period following the respective Towne director's termination of service to Towne following the merger. See "Proposal One for Both Companies - The Merger - Interests of Certain Persons in the Merger That Are Different from Your Interests - Modification of Director Options" for details regarding this matter. Otherwise, each assumed Towne option will be converted into an option to acquire, on the same terms and conditions in effect for the option immediately prior to the closing date of the merger but adjusted for the exchange ratio, Private Business common stock in the manner described in "The Merger Agreement and Related Agreements - Covenants and Agreement - Stock Option Plans and Arrangements." As soon as practicable after the closing of the merger, Private Business will issue documentation to the Towne optionees evidencing the assumption of each option.

         The Towne options that Private Business will assume in the merger were granted under the following terms:

         1996 Stock Option Plan

         Private Business will assume approximately 286,740 options granted by Towne under the Towne Services, Inc. 1996 Stock Option Plan. The 1996 plan was approved by Towne's shareholders and established to promote the interests of Towne and its subsidiaries by giving certain employees, directors, key consultants and advisors an opportunity to acquire or increase their proprietary interests in Towne. All of these options were issued at the fair market value of the common stock on the date of grant as determined by Towne's board of directors. Effective May 19, 1998, Towne did not grant any additional options under this plan and following the merger, no additional stock options will be granted pursuant to this plan. Some of the options granted pursuant to this plan are designated as incentive stock options, and the remainder are classified as non-statutory stock options. Assuming no modifications are made to the stock option agreements other than the adjustments to the number of options and the exercise prices to reflect Private Business's assumption, the status of any Towne incentive stock options assumed by Private Business in the merger will not change following the merger. The tax consequences for any assumed Towne incentive stock options will be the same as that of any other Private Business incentive stock options. For a detailed description of the federal income tax consequences of these different types of options, see the discussion regarding Private Business's stock option plans under "Proposal Four for Private Business
- Federal Income Tax Consequences of the 1999 Amended and Restated Stock Option Plan."

         1998 Stock Option Plan

         Private Business will assume approximately 550,258 options granted by Towne under the Towne Services, Inc. 1998 Stock Option Plan. The 1998 plan, which was approved by Towne's shareholders in 1999, was established to promote the interests of Towne and its subsidiaries by giving certain employees, directors, key consultants and advisors an opportunity to acquire or increase their proprietary interests in Towne. All of these options were issued at the fair market value of the common stock on the date of grant based upon the closing price of Towne common stock on the Nasdaq National Market. Following the merger, no additional stock options will be granted pursuant to the 1998 plan. Some of the options granted pursuant to this plan are designated as incentive stock options, and the remainder are classified as non-statutory stock options. Assuming no modifications are made to the stock option agreements other than the adjustments to the number of options and the exercise prices to reflect Private Business's assumption, the status of any Towne incentive stock options assumed by Private Business in the merger will not change following the merger. The tax consequences for any assumed Towne incentive stock options will be the same as that for any other Private Business incentive stock options. For a detailed description of the federal income tax consequences of these different types of options, see the discussion regarding Private Business's stock option plans under "Proposal Four for Private Business - Federal Income Tax Consequences of the 1999 Amended and Restated Stock Option Plan."

         Director Plan

         Private Business will assume approximately 59,026 options granted by Towne under the Towne Services, Inc. Amended and Restated Director Stock Option Plan. The director plan was approved by Towne's shareholders in 2000 and provides for the annual grant of 2,000 non-statutory stock options, plus 1,000 for each committee a director serves on, to non-employee directors of Towne as compensation for their service. Private Business will assume these options under amended conditions that will permit these options to remain exercisable through their scheduled expiration dates, rather than terminating within 180 days following the respective Towne director's termination of service to Towne following the merger. See "Proposal One for Both Companies - The Merger - Interests of Certain Persons in the Merger That Are Different from Your Interests - Modification of Director Options" for details regarding this matter. All of these options were issued at the fair market value of Towne's common stock on the date of grant based upon the closing price of Towne common stock on the Nasdaq National Market. Following the merger, no additional stock options will be granted under this plan. The federal income tax consequences for any assumed Towne non-statutory stock options are the same as that for any Private Business non-statutory stock options which are described under "Proposal Four for Private Business - Federal Income Tax Consequences of the 1999 Amended and Restated Stock Option Plan."

         Non-Plan Stock Option Arrangements

         Private Business will assume approximately 196,960 options granted by Towne outside of any formal stock option plan. These arrangements were not approved by Towne's shareholders, and therefore all of these stock options are non-statutory. Private Business will assume 150,575 of these options that belong to Towne directors and an advisory board member under amended conditions that will permit these options to remain exercisable through their scheduled expiration dates, as opposed to terminating within 30 to 90 days, depending upon the individual agreement, following the respective Towne directors' and advisory director's termination of service to Towne following the merger. See "Proposal One for Both Companies - The Merger - Interests of Certain Persons in the Merger That Are Different from Your Interests - Modification of Director Options" for details regarding this matter. Private Business will assume the remaining 46,385 non-plan stock options under their existing terms. All of these options were issued at the fair market value of Towne's common stock on the date of grant as determined by Towne's board of directors. The federal income tax consequences for any assumed Towne non-statutory stock options are the same as that for any non-statutory stock options which are described under "Proposal Four for Private Business - Federal Income Tax Consequences of the 1999 Amended and Restated Stock Option Plan."

INTERESTS OF CERTAIN PERSONS IN THE MERGER THAT ARE DIFFERENT FROM YOUR
INTERESTS

         In considering the recommendation of the Towne board of directors with respect to the merger, you should be aware that two executive officers and the directors of Towne have significant interests in the merger that will provide them with benefits that are in addition to their interests as a shareholder of Towne generally. The Towne board of directors was aware of these and other potential conflicts discussed below and considered them in approving the merger.

         Pursuant to their respective employment or other "change of control" type agreements, the following Towne officers are entitled to receive the benefits described below. The merger will constitute a "change of control" for purposes of such agreements.

         G. Lynn Boggs, Chief Executive Officer and Chairman of the Board of Directors. Mr. Boggs will not continue as an employee of the surviving company or Private Business after the merger, but he will serve as a consultant to assist with business integration issues that may result from the merger. Mr. Boggs will be entitled to a series of payments over time equal to the present value at closing of approximately $750,000 (calculated at a discount rate of 10%), consisting of (a) a payment at closing of $250,000, (b) a consulting arrangement at Private Business for six months following the closing at a rate of $400,000 per year, and (c) upon termination of the consulting arrangement, a payment of $320,000 as reasonable compensation for his agreement not to compete with the surviving company or Private Business for one year following termination of the consulting agreement. He will also receive title to his company car and the furniture in his office at the closing of the merger, and Towne will reimburse him for any COBRA continuation premiums he pays during the 18 months following the merger. These payments will be in lieu of the $1,175,000 payment provided for in his current executive employment agreement with Towne. Mr. Boggs is not entitled to the accelerated vesting of any equity securities he holds at the time of termination. Private Business will assume the options Mr. Boggs received as an executive officer under its covenant in the merger agreement to assume all outstanding Towne stock options, but those options will expire according to their terms at specified periods after he leaves the employment of Towne upon the merger. As is true for all of Towne's directors, however, the Towne options he has received for his service as a director will be assumed by Private Business and modified to reflect that they will remain in effect until their scheduled expiration dates, notwithstanding that they would under their terms expire on specified dates after his service as a Towne director ended. See "Modification of Director Options" below."

         Henry M. Baroco, President, Chief Operating Officer, and Director. A condition to the merger is that Mr. Baroco be employed as Chief Operating Officer of Private Business after the merger pursuant to an employment agreement. Under the employment agreement, Mr. Baroco will have a salary of $225,000, receive ownership of his company car, receive an additional 66,667 (post-split) options in Private Business, and Private Business will assume the options he received as an executive officer of Towne. If Mr. Baroco resigns from Private Business after January 1, 2002 or resigns before January 1, 2002 because of an uncured material breach by Private Business, or if Mr. Baroco is terminated by Private Business without "cause" at any time, then Mr. Baroco will receive $930,000, payable in equal 1/24th monthly payments over a term of over two years. Also, in this event any of Mr. Baroco's vested options will remain exercisable for the remainder of their stated term, and Mr. Baroco will continue to receive life and health insurance benefits until Mr. Baroco reaches age 65, and his wife will continue to receive life and health insurance benefits until she reaches age 65.

         Randall S. Vosler, Chief Financial Officer. Mr. Vosler will not continue as an employee of the combined company. Under Mr. Vosler's employment contract, if his employment is terminated by Towne or him after a change in control, he will receive a severance payment equal to six months' salary.

         Modification of Director Options. All of the options the Towne directors (and an advisory director) have received in connection with their service as directors have vested, and those options will be assumed by Private Business as provided in the merger agreement. Like all Towne options, the options that a director has received for his service as a director will be assumed by Private Business and converted into options to purchase shares of Private Business common stock based on the exchange ratio used in the merger. Unlike the other Towne options, however, the options held by all Towne directors will be modified to reflect that they will remain in effect until their scheduled expiration dates, notwithstanding that under their terms they would otherwise expire on specified dates after a director's service on the Towne board has ended. These options are described in more detail in the following table:

                                                                                               WEIGHTED AVERAGE
                                                             WEIGHTED AVERAGE EXERCISE          EXPIRATION DATE
NAME OF TOWNE DIRECTOR                 NUMBER OF OPTIONS          PRICE PER SHARE                 AS MODIFIED
----------------------                 -----------------          ---------------                 -----------
Henry M. Baroco................             26,185                   $   2.73                      12/28/06
G. Lynn Boggs..................             16,519                       4.96                      05/28/07
Frank W. Brown.................              8,614                      11.51                      10/04/05
Thomas A. Bryan................             29,300                       3.83                      11/21/06
John W. Collins................             34,799                       5.55                      12/03/06
Richardson M. Roberts..........             10,114                      31.11                      11/09/07
Joe M. Rodgers.................             14,614                      28.76                      07/29/07
John D. Schneider..............             11,500                      24.85                      09/08/07
J. Daniel Speight, Jr. ........             19,614                       6.65                      06/24/06
Glenn W. Sturm.................              6,614                      12.05                      11/02/05
J. Stephen Turner..............             19,114                       8.20                      12/06/06
Bahram Yusefzadeh..............             12,614                      12.73                      05/02/06

         Three Directors Designated to Serve on the Private Business Board Upon the Mergers. Under the terms of the merger agreement, Towne has the right to designate three directors for election to the Private Business board of directors at the effective time of the merger, and Towne's board of directors has selected Frank W. Brown,

Richardson M. Roberts, and Glenn W. Sturm as its designees. These directors, unlike the other Towne directors and the Towne shareholders generally, have the opportunity to benefit from their continuing service on the Private Business board and from the cash and equity compensation they can expect to gain from such service. See "Proposal Two for Towne - Election of Directors" below for biographical information about these three designees.

         Glenn W. Sturm Is Partner in Law Firm that Is Counsel to Towne. Mr. Sturm, a director of Towne and member of its executive committee, is a partner in the law firm Nelson Mullins Riley & Scarborough, L.L.P. Towne has engaged Nelson Mullins to provide legal advice to Towne in a variety of contexts, including in connection with the merger.

         Indemnification Arrangements. Under the merger agreement, Private Business has agreed to, and to cause the surviving corporation in the merger to, indemnify and hold harmless each present and former officer and director of Towne and Private Business against any costs, expenses, judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement, arising out of or pertaining to acts or omissions in their capacity as an officer and/or director of Towne occurring at or before the effective time of the merger to the fullest extent Towne would have been permitted under the Georgia Business Corporation Code and its articles of incorporation or bylaws on the date of the merger agreement.

         Insurance. Private Business has agreed to cause the surviving corporation to pay up to $400,000 to purchase a "run-off" endorsement to the directors' and officers' liability insurance policy covering Towne as the surviving company of the merger with Towne Acquisition Corporation and the persons who are covered as of the date of the merger agreement by Towne's directors' and officers' liability insurance policy. This run-off endorsement will have the effect of extending the coverage under the policy for six years from the closing of the merger.

         Limited Covenant Not to Sue. Private Business has agreed, on behalf of itself and Towne, that no such person will make any claim against any present or former director or officer of Towne, Towne Acquisition Corporation or Private Business that would result in such person losing the benefit of any directors' and officers' insurance to which such officer or director would otherwise have been entitled without the consent of the majority of Private Business's board of directors.

         Approval of the merger by the Towne shareholders will also constitute consent to benefits provided to the Towne executive officers and directors in connection with the merger.

ACCOUNTING TREATMENT



         The merger will be accounted for as a purchase of Towne by Private Business. Under this method of accounting, Towne will be treated as a separate entity for periods before the completion of the merger. After the merger becomes effective, Towne's financial results will be consolidated with Private Business's financial results. Unaudited pro forma consolidated financial statements giving effect to the merger are presented under "Pro Forma Consolidated Financial Data."


LEGAL PROCEEDINGS

         Towne is, from time to time, a party to litigation arising in the normal course of its business operations. Based on information currently available, management of Towne believes that it is not a party to any litigation the results of which it expects to have a material adverse effect on its business, financial position or results of operations, except as follows:

         1. In re Towne Services, Inc./Securities Litigation; Case No. 1:99-CV-2641-BBM; filed in U.S. District Court, Northern District of Georgia on January 31, 2001. Before being combined into one lawsuit as explained below, this lawsuit was previously known before consolidation as (a) Thomas J. Golab v. Towne Services, Inc., Drew W. Edwards, Henry M. Baroco, and Bruce F. Lowthers; Case No. 1:99-CV-2641-JTC; filed in U.S. District Court, Northern District Court of Georgia, on October 12, 1999; and (b) James E. Bolen v. Towne Services, Inc., Drew W. Edwards, Henry M. Baroco, and Bruce F. Lowthers; Case No. 1:99-CV-3067; filed in U.S. District Court, Northern District of Georgia, on November 24, 1999.

         The two original suits are purported securities class actions brought by the named individual shareholders against Towne, two of its former officers and a current officer. No class has yet been certified. The complaints allege, among other things, that Towne should have disclosed in the prospectus used for its secondary public offering in June 1999 that it allegedly experienced serious problems with its network infrastructure and processing facilities during the move of its corporate headquarters in June 1999, and that these problems allegedly led to a higher than usual number of customers terminating their contracts during the second quarter. Plaintiffs further claim that the alleged failure by Towne to disclose a component of income separate from continuing operations related to a sale of software during the second quarter violated generally accepted accounting principles and that the sale of the software was conducted to conceal the loss of revenues from customer attrition. The complaints seek an unspecified award of damages. The court recently granted a motion to consolidate the Golab and Bolen cases and the plaintiffs have filed an amended complaint. This amended complaint combines the claims in the Golab and Bolen cases. Towne has filed a motion to dismiss for failure to state a claim, and the plaintiffs have filed an answer to Towne's motion. Discovery has not yet commenced and will be stayed pending the court's ruling on the motion to dismiss. Towne believes that the allegations in the complaints are without merit and intend to defend the lawsuits vigorously. Towne's directors and executive officers liability insurance carrier is presently providing a defense under a reservation of rights.


         2. Edward H. Sullivan, Jr. and Lisa Sullivan v. Towne Services, Inc., Towne Services, Inc., as the successor to Banking Solutions, Inc., Banc Leasing.Com, Inc., the successor to BSI Capital Funding, Inc., Moseley & Standerfer, P.C., David R. Frank, Don G. Shafer, and Shannon W. Webb; filed in the District Court of Collin County, Texas; Judicial District 199; Civil Action No. 199-1848-99, on or about November 15, 1999.


         This lawsuit arises out of Towne's acquisition of Banking Solutions, Inc. ("BSI") through a stock purchase made by its subsidiary, BSI Acquisition Corp., in December 1998. Plaintiff Edward Sullivan, Jr. was employed by BSI. Sullivan alleges, among other things, that he had a buy-out agreement with BSI and certain BSI shareholders under which, in certain circumstances, Sullivan was to receive a commission based on the gross sales price paid by any purchaser of BSI. Sullivan contends that BSI and the other shareholders allegedly fraudulently induced him to release them from the agreement by fraudulently misrepresenting the gross sales price paid by Towne's subsidiary in the stock purchase. Sullivan contends that Towne is liable to him as the successor to BSI, and also for allegedly tortiously interfering with the agreement. Sullivan also contends Towne conspired with the other defendants to misrepresent the "gross purchase price." Towne denies all allegations of the petition. Mr. Sullivan and his wife seek an unspecified amount of damages including a percentage of the gross sales price paid by Towne's subsidiary for the acquisition of BSI, as well as punitive damages, attorneys' fees, and pre-judgment and post-judgment interest. Towne has filed a motion for summary judgment seeking dismissal of all claims against it. The court has not yet ruled on the motion, and discovery is ongoing. Towne believes that the allegations in the complaint are without merit and intends to defend the lawsuit vigorously. Towne also contends that it is entitled to indemnification from the BSI shareholders for Towne's expenses in defending this action. Specifically, the BSI stock purchase agreement provides that the BSI shareholders will indemnify Towne against any claims, damages, liabilities, costs and expenses (including reasonable attorneys' and accountants' fees and expenses) Towne suffers that arise out of any breach of the representations made by BSI in the agreement, provided that the amount of all such claims, etc. exceeds $100,000.



         3. Banking Solutions, Inc. and Towne Services, Inc. v. The Clipper Group, Mike Mansfield, Jim Mumford, Myron E. Sappington, Stan Goudeau, Jim Peil and Vern Hargrave; Case No. 01-211-CT77, filed in the District Court, for Williamson County, Texas, 277th Judicial District on April 24, 2001, and referred to arbitration by court order dated May 4, 2001, and currently in arbitration before the American Arbitration Association, Dallas, Texas.



         Towne and its wholly owned subsidiary, BSI, filed this action against six former BSI sales representatives and The Clipper Group, a company founded by one or more of those former sales representatives. Towne contends that the defendants have formed a competing company, and are marketing a competing product, to Towne's bank customers, in violation of the named individuals' employment contracts, and in particular, in violation of trade secret and confidentiality provisions and non-solicitation of customer and employee provisions contained in those contracts. Towne has asserted claims against these defendants for misappropriation of trade secrets (including both customer information and confidential information regarding Towne's software product), misappropriation of confidential information, breach of employment contracts, tortious interference with employment contracts, tortious interference with licensing agreements, tortious interference with customer contracts, breach of the covenant of good faith and fair dealing, and conspiracy. Towne seeks actual and punitive damages, injunctive relief, and attorney's fees and costs. On or about April 30, 2001, the defendants answered, denied liability, moved to compel arbitration, and asserted a counterclaim against Towne for alleged fraudulent inducement of the employment contracts at issue. The defendants seek an unspecified amount of actual damages, punitive damages, attorney's fees, interests, and a declaration that the employment agreements at issue are not enforceable. Towne believes that the allegations in the counterclaim are without merit and it intends to defend the counterclaim vigorously. Towne also intends to vigorously pursue its claims against these defendants.

         Private Business is, from time to time, a party to litigation arising in the normal course of its business operations. Based on information currently available, management of Private Business believes that it is not a party to any litigation the results of which it expects to have a material adverse effect on its business, financial position or results of operations.


DISSENTERS' RIGHTS

         Under both Tennessee and Georgia law, a shareholder of a corporation who does not vote in favor of certain mergers and who demands appraisal of such shareholder's shares in connection with the merger may, in varying circumstances, be entitled to dissenters' rights. Under those rights, the shareholder may receive money in the amount of the fair value of the shareholder's shares of stock in lieu of the consideration the shareholder would otherwise receive in the transaction.

         Private Business Shareholders Dissenters' Rights

         Any holder of Private Business common stock is entitled to dissenters' rights under Title 48, Chapter 23 of the Tennessee Business Corporation Act as a result of the merger. Furthermore, any holder of fewer than three shares of Private Business common stock is entitled to dissenters' rights as a result of the reverse stock split. The following discussion is not a complete statement of the law pertaining to dissenters' rights under the Tennessee Act. Any Private Business shareholder who wishes to exercise such dissenters' rights, or who wishes to preserve his or her right to do so, should carefully review Title 48, Chapter 23 of the Tennessee Act, a copy of which is attached as Annex F1 to this document, and the following discussion. Failure to timely and properly comply with the procedures specified will result in the forfeiture of dissenters' rights under the Tennessee Act.

         The availability of dissenters' rights is conditioned upon compliance with applicable law. Accordingly, any Private Business shareholder who wishes to dissent from the merger and receive the value of his or her shares of Private Business common stock in money should consult with his or her own legal counsel.

         Eligibility. A Private Business shareholder's failure to vote against the merger agreement will not constitute a waiver of his or her dissenter's or similar rights. A vote against the merger agreement will not be deemed to satisfy all of the notice requirements under Tennessee law with respect to dissenters' rights.

         To be eligible to exercise the right to dissent, a Private Business shareholder must:

         - give notice in writing to Private Business before the vote on the merger agreement that such Private Business shareholder intends to demand payment for his or her shares of Private Business common stock if the merger is consummated; and

         - not vote such shareholder's shares of Private Business common stock in favor of the merger agreement.

         Dissenters' Notice. If the merger is approved, Private Business must deliver a written dissenters' notice to all Private Business shareholders who satisfied the requirements referred to in the preceding paragraph. Private Business must deliver the dissenters' notice within 10 days after the shareholders authorize the merger. This notice must:

         - state where the payment demand must be sent and where and when Private Business common stock certificates must be deposited;

         - inform holders of uncertificated shares of Private Business common stock to what extent transfer of the shares will be restricted after the payment demand is received;

         - supply a form for demanding payment that includes the date of the first announcement to the news media or to Private Business shareholders of the principal terms of the merger, and requires that the Private Business shareholder asserting dissenters' rights certify whether he or she acquired beneficial ownership of the shares of Private Business common stock before that date;

         - set a date by which Private Business must receive the payment demand, which date may not be fewer than one nor more than two months after the date the dissenters' notice is delivered; and

         - be accompanied by a copy of Title 48, Chapter 23 of the Tennessee Act, if not previously provided.

         Payment Demand. A shareholder who is sent a dissenters' notice must demand payment in accordance with the terms of the dissenters' notice, certify that he or she acquired beneficial ownership of the shares of Private Business common stock before the date required to be given in the dissenters' notice, and deposit his or her stock certificates representing shares of Private Business common stock in accordance with the terms of the dissenters' notice.

         A Private Business shareholder who demands payment and deposits his or her stock certificates in accordance with the previous paragraph retains all other rights of a Private Business shareholder until those rights are canceled or modified by the consummation of the merger.

         A shareholder who does not demand payment or deposit his or her stock certificates where required, in each case by the date set forth in the dissenters' notice, is not entitled to payment for his or her shares of Private Business common stock.

         Payment. As soon as the merger is effective, or upon receipt of a payment demand, whichever is later, Private Business must pay each dissenting Private Business shareholder who has complied with his or her obligations under
Section 48-23-204 of the Tennessee Act, the amount Private Business estimates to be the fair value of the Private Business shareholder's shares of Private Business common stock, plus accrued interest. This payment must be accompanied by the following:

         - Private Business's balance sheet as of December 31, 2000, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any;

         - a statement of Private Business's estimate of the fair value of the shares of Private Business common stock;

         -        an explanation of how the interest was calculated;

         - a statement of the dissenting shareholder's right to demand payment under Section 48-23-209 of the Tennessee Act; and

         - a copy of Title 48, Chapter 23 of the Tennessee Act, unless previously provided.

         After Acquired Shares. Private Business may elect to withhold an offer of payment from a dissenter who was not the beneficial owner of the shares of Private Business common stock before the date set forth in the dissenters' notice as the date of the first announcement to news media or to Private Business shareholders of the principal terms of the merger. To the extent Private Business does elect to withhold payment under those circumstances, Private Business must estimate, after consummation of the merger, the fair value of the shares of Private Business common stock, plus accrued interest, and pay this amount to each dissenting Private Business shareholder who agrees to accept it in full satisfaction of the shareholder's demand. Private Business must send with its offer:

         - a statement of Private Business's estimate of the fair value of the shares of Private Business common stock;

         -        an explanation of how the interest was calculated; and

         - a statement of the dissenting Private Business shareholder's right to demand payment pursuant to Section 48-23-209 of the Tennessee Act.

         Fair Value. A dissenting shareholder may notify Private Business in writing of the shareholder's own estimate of the fair value of his or her shares of Private Business common stock and the amount of interest due. The dissenting Private Business shareholder may demand payment of the estimate, less any payments previously made, or reject Private Business's offer and demand payment of the fair value of the shares and interest due, if:

         - the dissenting shareholder believes that the amount offered to be paid by Private Business is less than the fair value of the shares or that the interest due is incorrectly calculated;

         - Private Business fails to make an offer of payment within two months after the date set for demanding payment; or

         - Private Business, having failed to complete the merger, does not return the deposited certificates, or release the transfer restrictions imposed on uncertificated shares of Private Business common stock, within two months after the date set for demanding payment.

         However, a dissenting shareholder waives the right to demand the payment unless the shareholder notifies Private Business of the demand in writing within one month after Private Business made or offered payment for the shareholder's shares of Private Business common stock.

         If a demand for payment under Section 48-23-209 of the Tennessee Act remains unsettled, Private Business must commence a proceeding within two months after receiving the payment demand and petition the court to determine the fair value of the shares of Private Business common stock and accrued interest. If Private Business does not commence this proceeding within this two month period, it must pay each dissenting Private Business shareholder whose demand remains unsettled the amount demanded.

         Private Business must commence any proceeding relating to Private Business common stock in the chancery court of Williamson County, Tennessee. Private Business must make all dissenting shareholders whose demands remain unsettled parties to the proceeding, and all parties must be served with a copy of the petition. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers will have the powers described in the order appointing them, or in any amendment to it. Dissenting shareholders are entitled to the same discovery rights as parties to other civil proceedings.

         Each dissenting Private Business shareholder made a party to the proceeding is entitled to judgment:

         - for the amount, if any, by which the court finds the fair value of the shareholder's shares of Private Business common stock, plus accrued interest, to exceed the amount paid by Private Business; or,

         - the fair value, plus accrued interest, of any after-acquired shares for which payment was withheld.

         Costs. The court in an appraisal proceeding must determine all costs of the proceeding, including reasonable compensation and expenses of appraisers appointed by the court. The court must assess these costs against Private Business, except that the court may assess costs against all or some of the dissenting shareholders, in amounts the court finds equitable, to the extent the court finds the dissenting shareholders acted arbitrarily, vexatiously or not in good faith in demanding payment.

         The court may also assess the reasonable fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, as follows:

         - against Private Business and in favor of any and all dissenting shareholders if the court finds that Private Business did not substantially comply with the requirements of Sections 48-23-201 through 48-23-209 of the Tennessee Act, or

         - against either Private Business or a dissenting shareholder, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by Title 48, Chapter 23 of the Tennessee Act.

         If the court finds that the services of counsel for any dissenting shareholder were of substantial benefit to other dissenting shareholders similarly situated, and that the fees for those services should not be assessed against Private Business, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenting shareholders who were benefited.

         Non-Consummation of Merger. If Private Business does not take the proposed corporate action within two months after the date set for demanding payment of such dissenting shareholder's shares of Private Business common stock and depositing certificates representing those shares, Private Business must return the deposited certificates or release the transfer restrictions imposed on such shares of Private Business common stock. If Private Business, after releasing the transfer restrictions imposed upon the shareholder's shares of Private Business common stock, takes the proposed corporate action, a new dissenters' notice must be delivered to the shareholder and the payment demand procedure discussed above must be repeated.

         Towne Shareholders Dissenters' Rights

         If the merger is consummated, Towne shareholders who dissent will be entitled, upon compliance with Article 13 of the Georgia Business Corporation Code, to receive the value of their shares in cash. The procedures relating to the exercise of dissenters' rights under the Georgia Code are summarized below. The provisions for exercising dissenters' rights are complex and must be complied with precisely. Accordingly, any Towne shareholder intending to dissent from the proposed merger should carefully review Article 13 of the Georgia Code, which is attached to this document as Annex F2, and should consult legal counsel.

         Eligibility. Any Towne shareholder entitled to vote on the merger has the right to dissent from the merger and receive payment from Towne of the fair value of his or her shares of Towne common stock upon compliance with Article 13 of the Georgia Business Corporation Code. A shareholder may not dissent as to less than all of the shares that he or she beneficially owns, regardless of the number of accounts maintained for the benefit of the shareholder. In addition, a nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of the beneficial owner that the nominee or fiduciary holds of record.

         Any Towne shareholder intending to assert dissenters' rights may not vote in favor of the merger and must file a written notice with Towne of the shareholder's intent to demand payment for his or her shares of Towne common stock. Objection notices should be forwarded to the following address: Towne Services, Inc., 3950 Johns Creek Court, Suite 100, Suwanee, Georgia 30024. The objection notice must state that the shareholder intends to demand payment for his or her shares of Towne common stock if the merger is consummated. A vote against approval of the merger will not, in and of itself, constitute an objection notice satisfying the requirements of Article 13 of the Georgia Code.

         Dissenters' Notice. If the merger is approved, Towne must deliver a dissenters' notice to each Towne shareholder who has properly filed an objection notice. Towne must deliver the dissenters' notice within 10 days after the shareholders authorize the merger. This notice will: (a) state where dissenting shareholders must send the payment demand and deposit their Towne common stock certificates; (b) set a date by which (x) Towne must receive the payment demand, which may not be fewer than 30 or more than 60 days after the date the dissenters' notice is delivered and (y) the certificates must be deposited as instructed in the dissenters' notice; and (c) be accompanied by a copy of
Article 13 of the Georgia Code.

         Duty to Demand Payment. Within the time prescribed in the dissenters' notice, a Towne shareholder electing to dissent must make a demand for payment, certify whether he or she - or the beneficial shareholder on whose behalf he or she is asserting dissenters' rights - acquired beneficial ownership of the shares of the Towne common stock before the date required to be set forth in the dissenters' notice, and deposit his or her certificates in accordance with the terms of the dissenter's notice. Upon filing the payment demand and depositing the certificates, the Towne shareholder will retain all other rights of a shareholder until these rights are canceled or modified by the consummation of the merger. Failure to comply substantially with these procedures will cause the Towne shareholder to lose his or her dissenters' rights to payment for the shares.

         Offer of Payment. Within 10 days of the later of the date the merger is consummated or of receipt of a payment demand, Towne must offer to pay to each Towne dissenting shareholder who has substantially complied with the requirements of Article 13 of the Georgia Code the amount that Towne estimates to be the fair value of the shares of the Towne common stock, plus accrued interest. The offer of payment must be accompanied by:

         -        certain of Towne's financial statements;

         - a statement of Towne's estimate of the fair value of the shares and an explanation of how the estimate of the fair value and the interest were calculated;

         -        notification of rights to demand additional payment; and

         -        a copy of Article 13 of the Georgia Code.

         If the merger is not consummated within 60 days after the date set for demanding payment and depositing certificates, Towne, within the 60-day period, must return the deposited certificates. If, after returning deposited certificates and releasing transfer restrictions, the merger is consummated, Towne must send a new dissenters' notice and repeat the payment demand procedure.

         Procedure if Dissatisfied with Payment or Offer. If the Towne dissenting shareholder believes that the amount offered by Towne is less than the fair value of his or her shares or that the interest due is calculated incorrectly, or if Towne fails to make payment or offer payment (or, if the merger has not been consummated, Towne does not return the deposited certificates, within 60 days after the date specified in the dissenters' notice, then the Towne dissenting shareholder may within 30 days after (a) Towne offered payment for the shares or failed to pay for the shares or (b) Towne failed to return deposited certificates timely, notify Towne in writing of his or her own estimate of the fair market value of the shares, including interest due, and demand payment of the estimate, less any payment previously received. Failure to notify Towne in writing of any demand for additional payment within 30 days after Towne offered payment for the shares will constitute a waiver of the right to demand payment.

         If Towne and the Towne dissenting shareholder cannot agree on a fair price within 60 days after Towne receives a demand for payment of the estimate, Towne must institute judicial proceedings to fix the fair value of the shares and the accrued interest. Towne must make all dissenters whose demands for payment remain unsettled parties to the proceeding and all of those parties must be served with a copy of the petition. The court may, in its discretion, appoint an appraiser to receive evidence and recommend a decision on the question of fair value. The court is required to issue a judgment for the amount which the court finds to be the fair value of the shares, plus interest. If Towne does not institute such proceeding within the 60-day period, Towne must pay each Towne dissenting shareholder whose demand remains unsettled the respective amount demanded by each shareholder.

         The court will assess certain costs and expenses of such proceeding (including reasonable compensation for, and the expenses of, the appraiser) against Towne. The court may assess, however, the costs and expenses as it deems appropriate against any or all of the dissenting shareholders if it finds that their demand for additional payment was arbitrary, vexatious or otherwise not in good faith. The court may award fees and expenses of counsel and experts in amounts the court finds equitable (a) against Towne if the court finds that Towne did not comply substantially with the relevant requirements of Article 13 of the Georgia Code or (b) against either Towne or any dissenting shareholder, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith.

DELISTING AND DEREGISTRATION OF TOWNE COMMON STOCK

         If the merger is completed, the shares of Towne common stock will be delisted from the Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934. The shareholders of Towne will become shareholders of Private Business and their rights as shareholders will be governed by Private Business's charter and bylaws and by the laws of the State of Tennessee. See "Comparison of Shareholders' Rights."

FEDERAL SECURITIES LAW CONSEQUENCES

         All shares of Private Business common stock that Towne shareholders will receive in the merger will be freely transferable, except for shares of Private Business common stock that are received by persons who are deemed to be "affiliates" of Towne under the Securities Act of 1933, as amended, at the time of the Towne annual meeting. These affiliates may resell the shares of Private Business common stock they receive in the merger only in transactions permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Towne for the above purposes generally include individuals or entities that control, are controlled by or are under common control with Towne, and include directors and certain executive officers of Towne. The merger agreement requires that Towne use its reasonable best efforts to cause each of these affiliates to deliver to Private Business, within 30 days of the date of entering into the merger agreement, and in any event before the effective time, a written agreement to the effect that these persons will not sell, transfer or otherwise dispose of any of the shares of Private Business common stock issued to them in the merger in violation of the Securities Act or the related SEC rules.

         This joint proxy statement/prospectus does not cover any resales of the Private Business common stock received in the merger, and no person is authorized to make any use of this joint proxy statement/prospectus in connection with any such resales.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         The following general discussion summarizes certain United States federal income tax consequences of the merger. This discussion is based on the Internal Revenue Code, the related regulations promulgated under the Internal Revenue Code, existing administrative interpretations and court decisions, all of which are subject to change, possibly with retroactive effect. This discussion assumes that you hold your shares of common stock or preferred stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code. This discussion does not address all aspects of United States federal income taxation that may be important to you in light of your particular circumstances or your particular tax status, including the following:

         - shareholders of Towne who are not citizens or residents of the United States, or who are foreign corporations, partnerships, estates or trusts;

         -        financial institutions;

         -        tax-exempt organizations;

         -        pension funds;

         -        insurance companies;

         -        dealers in securities;

         - shareholders who acquired their shares through the exercise of options or similar derivative securities or otherwise as compensation;

         - shareholders who hold their shares as part of a straddle or conversion transaction; holders of warrants or options to acquire stock; and

         - any holder of Towne preferred stock that also owns Towne common stock.


         Certain Federal Income Tax Consequences of the Merger to Towne's Shareholders, Towne, and Private Business


         Towne's and Private Business's obligations to complete the merger are conditioned on the delivery of an opinion from Arthur Andersen LLP that the merger should be treated as a reorganization for federal income tax purposes. In giving its opinion, Andersen will rely upon certain factual representations made by Towne and Private Business.

         Andersen has advised that, assuming the accuracy of the requested factual representations, the merger should be treated as a reorganization for federal income tax purposes with the consequences described below in "Tax Implications to Towne Common Shareholders," "Tax Implications to Towne Preferred Shareholder." and "Recognition of Gain or Loss by Private Business and Towne." The effect of the merger on the future utilization of Towne tax attributes, the treatment of Private Business shareholders that exercise their dissenters' rights with respect to the merger, and the tax consequences of the stock split are beyond the scope of the opinion of Andersen. See "Risk Factors - Private Business may not be able to use the tax benefit from Towne's operating losses," "Certain Federal Income Tax Consequences of the Merger to Private Business Shareholders," and "U.S. Federal Tax Consequences of the Stock Split."

         This opinion of Andersen will not bind the IRS and will not preclude the IRS from adopting a position contrary to that expressed in the opinion, and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court if the issues are litigated. Neither Private Business nor Towne intends to obtain a ruling from the IRS with respect to the tax consequences of the merger.

         Tax Implications to Towne Common Shareholders. Based on the conclusion that the merger should be treated as a reorganization, the merger should result in the following United States federal income tax consequences to the Towne common shareholders, other than those special status shareholders described above:

         - Except as discussed below with respect to the receipt of cash for fractional shares, common shareholders of Towne should not recognize gain or loss on the exchange of Towne common stock solely for Private Business common shares in the merger.

         - The aggregate tax basis of the Private Business common shares received as a result of the merger should be the same as the aggregate tax basis in the Towne common shares surrendered in the merger, reduced by the tax basis, if any, allocated to the fractional Private Business common share interests deemed to be received and redeemed for cash.

         - The holding period of the Private Business common shares, including any fractional share interest deemed received as a result of the exchange should include the period during which the Towne common stock exchanged in the merger was held.

         - Towne common shareholders generally should recognize gain or loss with respect to the cash they receive instead of a fractional share interest in Private Business common stock. This gain or loss should be measured by the difference between the amount of cash they receive and the portion of the tax basis of their shares of Towne common stock allocable to the shares of Towne common stock exchanged for the fractional share interest. This gain or loss should be capital gain or loss and should be a long-term capital gain or loss if the shares of Towne common stock have been held for more than one year at the time the merger is completed.

         - A dissenting Towne common shareholder who receives cash for the fair value of shares generally should be treated as having received the payment in redemption of shares and should recognize capital gain or loss equal to the difference between the amount of cash received and such shareholder's basis in the shares (except in respect of any amount constituting interest, which should be treated as ordinary income). A redemption of that type would be subject to the conditions and limitations of Section 302 of the Internal Revenue Code. If the dissenting shareholder constructively owns, under the provisions of Section 318 of the Code, any shares of Towne after the effective date of the merger, the payment made to the dissenting shareholder could be treated as a dividend and recognized as ordinary income. In general, under Section 318 of the Code, a shareholder may be considered to own stock that is owned, and in some cases constructively owned, by certain related individuals or entities, as well as stock that the shareholder, or related individuals or entities, has the right to acquire by exercising an option or converting a convertible security. Each shareholder who contemplates exercising dissenters' rights should consult his or her own tax advisor as to the taxation of any gain or loss and the possibility that any payment to the shareholder will be treated as a dividend.

         Tax Implications to Towne Preferred Shareholder. Whether the exchange of Towne preferred stock for Private Business preferred stock should be taxable for United States federal income tax purposes depends on whether such stock constitutes nonqualified preferred stock. In general, the exchange should be taxable if (a) the Towne preferred stock is not "nonqualified preferred stock" and (b) the Private Business preferred stock is "nonqualified preferred stock." For purposes of this discussion, the term "nonqualified preferred stock" is defined in section 351(g) of the Internal Revenue Code. Preferred stock with terms similar to the terms of the Towne preferred stock or the Private Business preferred stock generally is nonqualified preferred stock if, as of its issuance, (a) the stock does not participate in corporate growth to a significant extent (including through its conversion feature) and (b) it is more likely than not that the stock will be redeemed within 20 years of issuance. Because this determination is a factual one, Andersen expresses no opinion as to whether the Towne or Private Business preferred stock is nonqualified preferred stock and thus whether the exchange is taxable or tax-free.

         If the exchange of Towne preferred stock for Private Business preferred stock is taxable, the Towne preferred stockholder should recognize gain or loss, measured by the difference between the fair market value of Private Business preferred shares received and the tax basis of the Towne preferred shares exchanged for them.

         If the exchange of Towne preferred stock for Private Business preferred stock is tax-free:

         - Except as discussed below with respect to the receipt of cash for fractional shares, the Towne preferred shareholder should not recognize gain or loss on the exchange of Towne preferred stock solely for Private Business preferred shares in the merger.

         - The aggregate tax basis of the Private Business preferred shares received as a result of the merger should be the same as the aggregate tax basis in the Towne preferred shares surrendered in the merger, reduced by the tax basis, if any, allocated to the fractional Private Business preferred share interests deemed to be received and redeemed for cash.

         - The Towne preferred shareholder generally should recognize gain or loss with respect to the cash received instead of a fractional share interest in Private Business preferred stock. This gain or loss should be measured by the difference between the amount of cash received and the portion of the tax basis of the shares of Towne preferred stock allocable to the shares of Towne preferred stock exchanged for the fractional share interest.

         The Towne preferred shareholder should consult its own tax advisor as to whether the Towne preferred stock or the Private Business preferred stock constitutes nonqualified preferred stock and thus whether the exchange is taxable or tax-free. The Towne preferred shareholder also should consult its tax advisor as to the character of any gain or loss recognized pursuant to the exchange, the potential treatment of any Private Business preferred stock received as Section 306 stock under the Code, or its receipt of any payment from Towne in connection with the merger.

         Recognition of Gain or Loss by Private Business and Towne. Private Business, including its merger subsidiary, and Towne should not recognize gain or loss for United States federal income tax purposes as a result of the merger.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO DISSENTING PRIVATE BUSINESS SHAREHOLDERS


         A dissenting shareholder who receives cash for the fair value of shares may be treated as having received the payment in redemption of shares and recognize capital gain or loss equal to the difference between the amount of cash received and such shareholder's basis in the shares (except in respect of any amount constituting interest, which should be treated as ordinary income).
A redemption of that type would be subject to the conditions and limitations of
Section 302 of the Code. If the dissenting shareholder owns, either actually or constructively under the provisions of Section 318 of the Code, any Private Business shares after the effective date of the merger, the payment made to the dissenting shareholder could be treated as a dividend and recognized as ordinary income. In general, under Section 318 of the Code, a shareholder may be considered to own stock that is owned, and in some cases constructively owned, by certain related individuals or entities, as well as stock that the shareholder, or related individuals or entities, has the right to acquire by exercising an option or converting a convertible security. Each shareholder who contemplates exercising dissenters' rights should consult his or her own tax advisor as to the taxation of any gain or loss and the possibility that any payment to the shareholder will be treated as a dividend.

         This discussion is intended only to provide you with a general summary, and it is not intended to be a complete analysis or description of all potential United States federal income tax consequences or any other consequences of the merger. In addition, this discussion does not address tax consequences which may vary with, or are contingent on, your individual circumstances. Moreover, this discussion does not address any non-income tax, state or local tax consequences of the merger. Accordingly, we strongly urge you to consult with your tax advisor to determine the particular United States federal, state, local or foreign income or other tax consequences to you of the merger.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE STOCK SPLIT

         The reverse stock split should not be taxable to shareholders of Private Business, except for any cash received in lieu of a fractional share of post-reverse split common stock. Consequently, the holding period of shares of post-reverse split common stock, including any fractional share interest, should include your holding period for the shares of common stock exchanged, if you held those shares as a capital asset at the effectiveness of the charter amendment. In addition, your aggregate basis of the shares of post-reverse split common stock, including any fractional share interest, should be the same as your aggregate basis of the shares of common stock exchanged. Cash that you receive in lieu of a fractional share should be treated as if the fractional share had been issued to you and then redeemed by Private Business for the cash. Accordingly, if you receive cash you should recognize taxable gain or loss equal to any difference between the amount of cash received and your basis in the fractional share. That basis should be an allocable portion of the aggregate basis of the post-reverse split common stock described above.

         A dissenting shareholder who receives cash for the fair value of shares may be treated as having received the payment in redemption of shares and recognize capital gain or loss equal to the difference between the amount of cash received and such shareholder's basis in the shares except in respect of any amount constituting interest, which should be treated as ordinary income. A redemption of that type would be subject to the conditions and limitations of
Section 302 of the Code. If the dissenting shareholder owns, either actually or constructively under the provisions of Section 318 of the Code, any Private Business shares after the effective date of the merger, the payment made to the dissenting shareholder could be treated as a dividend and recognized as ordinary income. In general, under Section 318 of the Code, a shareholder may be considered to own stock that is owned, and in some cases constructively owned, by certain related individuals or entities, as well as stock that the shareholder, or related individuals or entities, has the right to acquire by exercising an option or converting a convertible security. Each shareholder who contemplates exercising dissenters' rights should consult his or her own tax advisor as to the taxation of any gain or loss and the possibility that any payment to the shareholder will be treated as a dividend.

                   THE MERGER AGREEMENT AND RELATED AGREEMENTS

         The following is a summary of the material terms of the merger agreement, a copy of which is attached as Annex A to this document and is incorporated in this document by reference. This summary is qualified in its entirety by reference to the merger agreement. You should carefully read the merger agreement in its entirety because it, and not this document, is the legal document that governs the merger. A vote in favor of the merger will constitute your approval of the specific transactions contemplated in the merger agreement.

THE MERGER


         At the effective time of the merger, Towne Acquisition Corporation, a newly-formed, wholly-owned subsidiary of Private Business, will merge with and into Towne Services, Inc. Towne will be the surviving corporation in the merger and will become a wholly-owned subsidiary of Private Business. The directors and officers of Towne Acquisition Corporation immediately before the effective time of the merger will become the initial directors and officers of the surviving corporation. At the effective time, Henry Baroco, president, chief operating officer and a director of Towne, will become the chief operating officer of Private Business. There will be a vacancy for a Class III director, which will be filled as provided in Private Business's bylaws. The following persons will be the eight directors of Private Business, with the applicable company before the merger, class, and term noted:


  NAME                                                COMPANY BEFORE MERGER          CLASS    TERM EXPIRES
  ----                                                ---------------------          -----    ------------
  Thomas L. Black                                     Private Business                  I          2003
  Fred C. Goad                                        Private Business                  I          2003
  Glenn W. Sturm                                      Towne                             I          2003
  Richardson M. Roberts                               Towne                            II          2004
  Brian J. Conway                                     Private Business                 II          2004
  William B. King                                     Private Business                 II          2004
  Frank W. Brown                                      Towne                           III          2002
  Bruce R. Evans                                      Private Business                III          2002


         The closing date of the merger will occur as soon as practical after all conditions to the merger, other than those conditions that by their nature are to be satisfied at the closing, have been satisfied or waived, unless we agree on another time. As early as practicable on the closing date of the merger, we will file a certificate of merger with the Secretaries of State of Tennessee and Georgia. The effective time of the merger will be the time we file the certificates of merger. We currently anticipate that we will complete the merger shortly after the Private Business and Towne annual meetings, assuming our respective shareholders approve at these meetings the merger and other matters contemplated in the merger agreement, and all other conditions to the merger have been satisfied or waived. Approval by Private Business's shareholders of the one-for-three reverse split of its common shares is a prerequisite to approval of the merger by Private Business, and we will file the certificate of amendment to the Private Business charter to effect the stock split immediately before we file the certificates of merger.

MERGER CONSIDERATION

         Exchange Ratio

         As of the effective time of the merger, each issued and outstanding share of Towne common stock will be converted into the right to receive the number of shares of Private Business common stock based on an exchange ratio determined as follows: (a) the number of shares of Private Business common stock outstanding immediately before the closing date of the merger adjusted for the one-for-three reverse split divided by .6667, (b) multiplied by .3333, and (c) divided by the fully diluted Towne common shares. Shares of Towne common stock held as treasury stock will be cancelled and retired, and no Private Business shares will be issued for them in the merger. The fully diluted Towne common shares will equal the sum of the number of outstanding shares of Towne common stock (which does not include any common stock held in treasury by Towne), plus the number of shares of Towne common stock obtainable upon exercise of any Towne warrants outstanding after the effective date of the merger, plus 44,053, the number of shares of Towne common stock into which the Towne Series B preferred stock is convertible. As of April 12, 2001, the approximate exchange ratio was
 .9072 assuming that:




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
         - the one-for-three reverse split for Private Business's common stock is approved in the merger;

         - as of the closing date of the merger, Towne has no remaining warrants outstanding to purchase shares of its common stock; and

         - the amounts of Towne's and Private Business's outstanding common stock do not change from the amounts stated in the merger agreement.

Additionally, the outstanding shares of Towne Series B preferred stock will be converted into the right to receive shares of a newly created Private Business Series B preferred stock. The Towne Series B preferred stock is presently convertible into 44,053 shares of Towne common stock, and the number of shares of Private Business Series B preferred stock will be determined by multiplying 44,053 by the final exchange ratio so that after the merger, each share of Private Business Series B preferred stock will be convertible into one share of Private Business common stock.

         If, between the date of the merger agreement and the closing date of the merger, the outstanding shares of Towne common stock or Private Business common stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction, then the exchange ratio will be appropriately adjusted to reflect the economic effects intended by the merger agreement.

         Fractional Shares

         Certificates for fractional shares of Private Business common stock will not be issued in the merger. Towne shareholders who would otherwise receive fractional shares will instead be entitled to receive a cash payment equal to the value of these fractional share interests as determined by multiplying the fractional part of a share of Private Business common stock by the closing share price of Private Business common stock on the first day immediately preceding the effective time of the merger, multiplied by three to take the reverse split into account.

EXCHANGE PROCEDURES

         As soon as reasonably practicable after the effective time of the merger, an exchange agent will mail a letter of transmittal to each holder of record of Towne common stock certificates along with instructions for effecting the surrender of Towne common stock certificates in exchange for certificates representing shares of Private Business common stock, plus cash in lieu of fractional shares as provided above. This letter of transmittal must be used in surrendering those stock certificates to the exchange agent for cancellation. Upon surrender of a Towne common stock certificate for cancellation, together with a duly executed letter of transmittal, the holder of the stock certificate will be entitled to receive in exchange (a) a Private Business certificate representing the number of whole shares of Private Business common stock that the holder has the right to receive, and (b) a check representing the amount of cash payable in lieu of any fractional shares of Private Business common stock, if any. TOWNE SHAREHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL.

         After the effective time of the merger, each Towne stock certificate, until surrendered and exchanged, will represent only the right to receive a certificate representing shares of Private Business common stock and cash in lieu of fractional shares, if any. No interest will be paid or will accrue on any cash payable to holders of Towne stock certificates. Holders of Towne stock certificates will not be entitled to receive any dividends or other distributions with respect to shares of Private Business common stock declared or made by Private Business having a record date after the effective time of the merger until the stock certificates are surrendered. Subject to applicable law, following surrender of the Towne stock certificates, such dividends and distributions, if any, will be paid without interest.

         Each holder of Towne common stock may surrender that holder's Towne stock certificate in exchange for a Private Business stock certificate until nine months from the effective time. Following this nine month period and subject to applicable law, all remaining shares or funds which have not been submitted for exchange in the manner described above shall be returned to Private Business free and clear of any claim or interest of any former Towne shareholder.



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
DISSENTERS' RIGHTS

         The merger agreement describes Towne's shareholders' rights to dissent from, and obtain payment for, the fair value of their shares. Dissenters' rights will permit the Towne shareholders to demand the cash fair value of their shares, instead of receiving Private Business shares and cash for fractional shares, following approval of the merger by the shareholders of both companies. These procedures are described in detail under "Proposal One for Both Companies
- The Merger - Dissenters' Rights."

REPRESENTATIONS AND WARRANTIES

         The merger agreement contains customary and substantially reciprocal representations and warranties made by each of us to the other. These representations and warranties relate to, among other things:

         - corporate organization, qualification and good standing, and ownership of subsidiaries;

         -        capitalization;

         - corporate power and authority to enter into the merger agreement, and due execution, delivery and enforceability of the merger agreement;

         - absence of a breach or violation of charter documents, bylaws, material agreements, orders, decrees, permits or laws as a result of the merger;

         - authorizations, consents, approvals and filings required to enter into the merger agreement or to complete the transactions contemplated by the merger agreement;

         - timely and accurate filings with the SEC in compliance with applicable rules and regulations;

         -        material contracts;

         -        undisclosed liabilities;

         -        absence of certain adverse changes or events;

         -        litigation;

         - tax matters and actions that would prevent the merger from receiving certain tax treatment under the Internal Revenue Code;

         -        title to property;

         -        intellectual property;

         - compliance with applicable laws and possession of required permits;

         - absence of undisclosed investigations, material litigation and material judgments or injunctions;

         -        environmental matters;

         -        employee benefits and ERISA compliance;

         -        labor and employee matters;

         -        insurance;

         -        brokers involved with the merger;

         -        fairness opinions of financial advisors;

         -        absence of any knowledge of a breach of the merger agreement;

         -        state takeover laws (only as to Towne);

         -        absence of any shareholder rights plan;

         -        affiliate agreements;

         -        board approval of the merger; and

         - required vote of shareholders to approve the merger and the amendment to Private Business's charter in connection with the merger.

         The merger agreement also contains representations and warranties relating to Towne Acquisition Corporation, including: corporate organization, qualification and good standing; corporate power and authority to enter into the merger agreement; due execution, delivery and enforceability of the merger agreement; and non-contravention of other agreements.

         The representations and warranties contained in the merger agreement will not survive the merger, but they form the basis of certain conditions to our obligations to complete the merger. Only certain agreements set forth in the merger agreement will survive the effective time of the merger.

COVENANTS AND AGREEMENTS

         We have each undertaken several covenants and agreements in the merger agreement. The following summarizes the more significant of these covenants and agreements.

         Operations of the Companies Pending Closing. We have each undertaken a separate covenant that places restrictions on ourselves and our respective subsidiaries until the earlier of the effective time of the merger or the termination of the merger agreement. In general, we and our respective subsidiaries are required to carry on our operations in the usual, regular and ordinary course of business in substantially the same manner as previously conducted and, to the extent consistent with such business, to use good faith efforts consistent with past practices and policies to preserve intact our present business.

         We have each also agreed to limitations, prohibitions and other provisions relating to the conduct of our respective businesses during the period from the date of the merger agreement to the earlier of the effective time of the merger or the termination of merger agreement with respect to:

         - issuing or redeeming, or entering into any agreements to issue or redeem, any securities, rights, warrants or options, other than options granted to employees in the ordinary course of business;

         - declaring or paying any dividends on or distributions in respect of our respective capital stock;

         - effecting any splits, other than the one-for-three reverse split of Private Business's common stock contemplated by the merger agreement, combinations or reclassifications of our capital stock or the issuance or authorization of issuance of any other securities in respect of, in lieu of or in substitution for shares of our capital stock, except for purchases of unvested shares in connection with any termination of service from former employees, directors and consultants in accordance with existing agreements;

         - adopting a plan of complete or partial liquidation, dissolution, reorganization, merger or other reorganization, except as contemplated by the merger agreement;

         - incurring any additional indebtedness other than trade payables financing in the ordinary course of business, pursuant to existing credit facilities in the ordinary course of business, or through a restructuring of Private Business's credit arrangement with Fleet Bank;

         - acquiring or agreeing to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or any assets that are material to either Towne or Private Business;

         - encumbering or disposing of any properties or assets, except in the ordinary course of business or in connection with restructuring the Fleet Bank credit arrangement;

         - entering into any material contracts, except in the ordinary course of business, or modifying or terminating any material contracts or waiving or relinquishing any right thereunder other than the respective employment agreements for the parties' chief executive officers;

         - adopting or amending any stock option, bonus, pension, retirement or other employee benefit plan or other arrangement for the benefit of any employee, director, former employee, or former director, increasing any officer's compensation, or except as provided for in an existing benefit plan, increasing any employee's or former employee's compensation or fringe benefits;

         - changing in any method of accounting or accounting practice with respect to us or our respective subsidiaries, except for any changes required by generally accepted accounting principles;

         - waiving, releasing, assigning, or settling any claims or pending or threatened litigation matters, except in the ordinary course of business, and from settling any material litigation under any circumstances;

         - making any material tax elections or settlements or compromises of any material tax liability;

         -        modifying or cancelling existing insurance policies;

         - handling and settling any dissenters' rights matters, except with the consent of the other party;

         - making any capital expenditures in excess of $50,000 for capital expenditures made to acquire physical assets outside of the ordinary course of business and $30,000 to obtain the cancellation of outstanding warrants; and

         - acting to jeopardize the qualification of the merger as a tax-free reorganization.

         Towne has also agreed to cause all Towne affiliate parties to enter into restrictive agreements for purposes of complying with Rule 145 of the Securities Act of 1933.

         SEC and Nasdaq Filings. We have each agreed as promptly as practicable to:

         - take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary and proper under applicable law to consummate and to use our commercially reasonable efforts to make effective the transactions contemplated by the merger agreement as promptly as practicable, including filing this joint proxy statement and a registration statement with the SEC;

         - include in this joint proxy statement recommendations of the respective boards to the shareholders to approve of and adopt the merger, and to approve other actions in accordance with the merger agreement;

         - file any amendments to this joint proxy statement or registration statement only following receipt of the other party's consent, and to promptly notify the other party when the registration statement becomes effective or to notify the other party in the event any supplement or amendment has been filed, any stop order has been issued, the suspension of the stock issuable in connection with the merger or any request is made by the SEC for additional information; and

         - file a listing application as required by the Nasdaq SmallCap Market covering the shares of Private Business stock issuable in the merger, and to use commercially reasonable efforts, before the effective date of the merger, to obtain approval for the listing.

         Shareholders Meetings. We have each agreed to call a meeting of our respective shareholders to be held as promptly as practicable. At the meeting of Towne's shareholders, Towne will submit the merger agreement and the merger for approval. At the meeting of Private Business's shareholders, Private Business will submit the following matters to its shareholders for approval:

         - the merger agreement and the merger, including the issuance of its shares of common stock in connection with the merger; and

         - an amendment to its charter to effect a reverse split of its outstanding common stock on a one-for-three basis.

         Each of us shall use our commercially reasonable efforts to solicit proxies in favor of the matters described above, and any other matters required by applicable law and the Nasdaq SmallCap Market, to be voted upon by our respective shareholders and obtain a sufficient vote in favor of such matters at our respective shareholders meetings.

         Access to Information. We have each agreed to afford one another and one another's representatives reasonable access for purposes reasonably related to the merger agreement and the consummation of the transactions contemplated by the merger agreement, during normal business hours, to all of our, and our respective subsidiaries', properties, books, contracts, commitments and records. Each inspecting party must agree to be bound by the terms of the existing confidentiality agreement between us, or otherwise agree to treat any information provided as confidential. We have also agreed to furnish, or cause our respective subsidiaries to furnish, promptly to the other a copy of each document filed or received before the effective time of the merger pursuant to federal securities laws, and all other information concerning each other's businesses, properties and personnel as the other party may reasonably request for purposes reasonably related to the merger agreement and the consummation of the transactions contemplated by the merger agreement.

         Reasonable Efforts; Notification. We have agreed to use commercially reasonable efforts to take all actions necessary and to assist and cooperate with each other in connection with all things necessary, proper, or advisable to consummate the merger and other transactions contemplated by the merger agreement. Accordingly, we will use commercially reasonable efforts to:

         - obtain all necessary government consents, waivers, approvals and making all required filings necessary to complete the merger;

         - obtain the necessary consents, approvals or waivers from third parties;

         - contest and defend any lawsuit or other proceeding, including any administrative or judicial action, whether temporary, preliminary or permanent, that restricts, prevents or prohibits the consummation of the merger or the transaction contemplated by the merger agreement; and

         - execute and deliver any additional instruments necessary to consummate the transactions contemplated by the merger agreement.

         Our boards shall also take all action to ensure that no state takeover statute or regulation is or becomes applicable to the merger, and if a state takeover statute or regulations does become applicable, to take all action reasonable necessary to ensure the merger is consummated as promptly as practicable and with minimal effect.

         We have also agreed to give prompt notice to the other party if any of our representations or warranties in the merger agreement becomes untrue or inaccurate in any material respect, or if we fail to comply with or satisfy any covenant or agreement in any material respect. Any notification under these circumstances will not affect the obligations of the parties under the merger agreement.

         Fees and Expenses. We each agreed to bear our own expenses in connection with the merger, except that we will each be responsible for 50% of the registration fee and related printing costs incurred to file and print this joint proxy and registration statement.

         Public Announcements. We each agreed that we will not issue any press release or make any public statement with respect to the merger or the merger agreement before consulting with and obtaining the approval of the other party. If either of us determines that an applicable law or stock exchange rule requires us to make a disclosure or press release, the affected party must try to consult with the other party before making the disclosure, and must provide the other party a copy of the disclosure as promptly as practicable.

         Obligation to Defend. We have agreed to cooperate and use commercially reasonable efforts to defend against any action, suit, or other proceeding by any governmental authority or other legal or administrative proceeding that questions the validity or legality of the transactions contemplated by the merger agreement.


         Private Business Board of Directors. At the effective time, Private Business will fill three vacancies on its board of directors with the following three current Towne board members: Frank W. Brown (Class III), Richardson M. Roberts (Class II), and Glenn W. Sturm (Class I).

         Employee Benefit Matters. Following the merger, Private Business will treat Towne's continuing employees' service for Towne as service with Private Business, except that Private Business will not treat them in this manner in determining the level of benefits or accrued benefits under any defined benefit pension plan that Private Business or the surviving corporation may adopt.


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

         Potential Debt Restructure. As soon as practical after the effective time, Private Business shall appoint a special board committee comprised of directors Brown, Evans and Conway to consider restructuring Private Business's debt obligations with Fleet Bank and others to achieve acceptable loan parameters.

         Indemnification and Insurance. Private Business has agreed that, from and after the effective time it will, and it will cause the surviving corporation to, indemnify and hold harmless each present and former director and officer of Towne and Private Business against any costs or expenses, judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to any action or omission in that person's capacity as a director or officer of Towne occurring at or before the effective time of the merger, whether asserted or claimed before, at or after the effective time of the merger, to the fullest extent that Towne would have been permitted under Georgia law and its articles of incorporation or bylaws in effect on the date of the merger agreement. Private Business must also advance expenses to the indemnified directors and officers to the fullest extent permitted under applicable law, provided that the indemnified party agrees to repay the advances if it is determined that the indemnified party is not entitled to indemnification. Private Business will not be liable for any settlement entered into without its prior written consent.

         Private Business has also agreed to cause the surviving corporation to purchase at the effective time a six-year run-off insurance endorsement to Towne's current directors' and officers' liability policy, with coverage in amount and scope at least as favorable as Towne's current coverage, provided that Private Business's cost for this endorsement must not exceed $400,000. Private Business has also agreed that it will not, and it will not cause the surviving corporation to, bring any separate action against any present or former director or officer of Towne, Towne Acquisition Corporation, or Private Business, if the action would deprive the director or officer against whom the action is sought, the benefit of insurance coverage to which the director or officer is otherwise entitled to under the directors and officers liability policy, or any other policy available to the director or officer, unless the action is approved by a majority of Private Business's board of directors.

         Since the representations and warranties of Towne and Private Business in the merger agreement do not survive closing, the merger agreement does not contain any provision for contractual indemnification with respect to any breaches of representations and warranties.

         Stock Option Plans and Arrangements. At the effective time, Private Business will assume each outstanding option to purchase shares of Towne common stock under Towne's equity incentive plans and non-plan arrangements, whether vested or unvested, after giving effect to any applicable change in control or similar type provisions that are triggered by the merger and do not create a variable plan for accounting purposes. Each assumed Towne option will be converted into an option to acquire, on the same terms and conditions in effect for the option immediately before the closing date of the merger, that number of shares of Private Business common stock determined by multiplying the number of shares of Towne common stock subject to that option immediately before the closing date of the merger by the exchange ratio used in the merger and rounding down to the next whole number of shares. The exercise price per share of Private Business common stock subject to each assumed option will be equal to the amount determined by dividing the exercise price per share of Towne common stock in effect for that option immediately before the closing date of the merger by the final exchange ratio used in the merger and rounding down to the nearest whole cent. Except as otherwise provided for in the merger agreement, Towne will take no actions to accelerate vesting of any option to purchase shares of Towne.

         Private Business will assume all outstanding options held by current Towne directors and advisory directors that were issued in connection with their service as directors or advisory board members under modified terms that will permit the options to be exercisable for the remainder of their scheduled terms, notwithstanding any provisions in these stock option agreements that would have caused the options to expire within a certain number of days following termination of a director's or advisory director's service to Towne, or its successor.

         As soon as practicable after the closing, Private Business will issue documentation to the Towne optionees evidencing the assumption of each option.

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

         Towne Warrants. Towne has agreed to use commercially reasonable efforts before closing to obtain cancellation agreements, reasonably satisfactory to Private Business, from the holders of warrants to purchase Towne common stock.

         Form S-8. Within 45 days after the effective time of the merger, Private Business will file a registration statement on Form S-8 with the SEC to register Private Business common stock issuable upon exercise of the assumed Towne options (to the extent such shares are registrable on Form S-8 or its successor) and will use its commercially reasonable best efforts to cause the registration statement to remain effective, and to maintain the current status of the prospectus or prospectuses contained therein, until the exercise or expiration of the options.

         Section 16 Exemption Approvals. Before or as of the effective time of the merger, the board of directors of Towne will take appropriate action to approve the deemed cancellation of certain Towne securities held by Towne's directors and officers and approve the disposition of these exempted securities for purposes of Section 16(b) of the Exchange Act; and the board of directors of Private Business will take appropriate action to approve the conversion or assumption of the same Towne securities held by Towne's directors and officers and approve the acquisition of these exempted securities for purposes of Section 16(b) of the Exchange Act.

         Creation and Issuance of Private Business Series B Preferred Stock. Before closing, Private Business shall take all actions necessary to create the Series B preferred stock with rights and preferences reasonably acceptable to Private Business and the sole current holder of Towne Series B preferred stock; and authorize the issuance of the Series B preferred stock in accordance with the terms of the merger agreement.

CONDITIONS

         Mutual Conditions

         Our respective obligations to complete the merger are subject to the satisfaction of the following conditions:

         - the merger has been approved and adopted by both Towne's and Private Business's shareholders and Private Business's shareholders have approved the one-for-three reverse split of Private Business's common stock;

         - the shares of Private Business common stock to be issued in the merger have been approved for listing on the Nasdaq SmallCap Market;

         - Private Business's senior lender, Fleet Bank, shall have consented to the merger and its contemplated transactions, and the consent shall include amendments or waivers to certain covenants in the existing Fleet credit agreement to provide that (a) Private Business will not be in default under these covenants following completion of the merger, and (b) based on the companies' reasonable expectations, Private Business will not be in default under the these covenants when Private Business reports its financial results for the quarter ending June 30, 2001;

         - no order or injunction that restrains or prohibits consummation of the merger shall be in effect, and if one is in effect, the parties shall use commercially reasonable efforts to have the order or injunction vacated;

         - the SEC has declared the registration statement and all post effective amendments, if any, effective under the Securities Act, and the registration statement is not subject to any stop order or proceedings seeking a stop order;

         - any applicable "blue sky" authorities have consented to or approved the merger and its contemplated transactions, for which the failure to comply with would have a material adverse effect upon the merger or the parties;

         - the surviving corporation in the merger shall have entered into an employment agreement with Henry M. Baroco on terms reasonably satisfactory to Mr. Baroco, Towne, and Private Business; and

         - Towne shall have entered into a separation agreement with Lynn Boggs, Towne's current chief executive officer, that will provide for the following compensation and further services instead of the $1,175,000 that Towne would owe him under his existing employment agreement in the event of the merger. The separation agreement must be reasonably satisfactory to Towne and Private Business and will include a series of payments over time equal to the present value at closing of approximately $750,000 (calculated using a discount rate of 10%), consisting of: (a) a payment at closing of $250,000, (b) a consulting arrangement at Private Business for six months at a rate of $400,000 per year, and (c) upon termination of the consulting arrangement, a payment of $320,000 as reasonable compensation for Mr. Boggs' covenant not to compete with Towne or Private Business for one year following termination of the consulting arrangement. He will also receive title to his company car and the furniture in his office at the closing of the merger, and Towne will reimburse him for any COBRA continuation premiums he pays during the 18 months following the merger.


         Conditions to Obligations of Private Business to Complete the Merger

         The conditions to Private Business's obligations to complete the merger also include the following:

         - The agreements and covenants of Towne to be complied with or performed on or before the closing date shall have been complied with in all material respects, and Private Business shall have received a certificate from Towne certifying to this effect.

         - Towne shall have furnished Private Business with the following:

                  - a certified copy of resolutions adopted by Towne's board of directors approving the merger agreement and the consummation of the merger and directing the submission of the merger to its shareholders;

                  - a certified copy of resolutions adopted by at least 66 2/3% of Towne's common shares and the holder of all of Towne's Series B preferred stock approving the merger and the transactions contemplated thereby; and

                  - an opinion of Towne's legal counsel in customary form regarding Towne, the merger agreement, and the merger;

         - the representations and warranties of Towne in the merger agreement shall be true in all material respects on the closing date and Private Business shall have received a certificate from Towne certifying to this effect;

         - Private Business has received an opinion of Arthur Andersen LLP to the effect that the merger should be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, Towne and Private Business should be parties to the reorganization within the meaning of Section 368(b) of the Code, and no gain or loss should be recognized by Towne, Private Business, or Towne's common shareholders (except with respect to money received) as a result of the merger;

         - Private Business shall have received evidence that all licenses, permits, consents, approvals, authorizations, qualifications, and orders of governmental agencies and other third parties that are required and material to Towne's and Private Business's operations have been obtained;

         - Private Business shall have received executed Towne warrant cancellation agreements, if any, evidencing the termination of the various Towne warrant agreements; and

         - Private Business shall have received assurances, reasonably acceptable to Private Business, from the sole holder of Towne Series B preferred stock consenting to the merger and the transactions contemplated in the merger agreement and agrees to accept the Private Business Series B preferred stock in exchange for the Towne Series B preferred stock and agreeing to waive any appraisal or dissenters' rights, and such assurances shall remain unmodified and in full force and effect.

         Conditions to Obligations of Towne to Complete the Merger

         The conditions to Towne's obligations to complete the merger also include the following:

         - The agreements and covenants of Private Business to be complied with or performed on or before the closing date shall have been complied with in all material respects, and Towne shall have received a certificate from Private Business certifying to this effect.

         - Private Business shall have furnished Towne with the following:

                  - a certified copy of resolutions adopted by Private Business's board of directors approving the merger agreement and the consummation of the merger and directing the submission of the merger to its shareholders;

                  - a certified copy of resolutions adopted by holders of at least a majority of Private Business's common shares approving the merger and the transactions contemplated thereby; and

                  - an opinion of Private Business's legal counsel in customary form regarding Private Business, the merger agreement, and the merger;

         - the representations and warranties of Private Business in the merger agreement shall be true in all material respects on the closing date and Towne shall have received a certificate from Private Business to this effect;

         - Towne shall have received an opinion of Arthur Andersen LLP to the effect that the merger should be treated for federal income tax purposes as a reorganization within the meaning of
                  Section 368(a) of the Internal Revenue Code, Towne and Private Business should be parties to the reorganization within the meaning of Section 368(b) of the Code, and no gain or loss should be recognized by Towne, Private Business, or Towne's common shareholders (except with respect to cash received) as a result of the merger;

         - Towne shall have received evidence that all licenses, permits, consents, approvals, authorizations, qualifications, and orders of governmental agencies and other third parties that are required and material to Private Business's and Towne's operations have been obtained;

         - Towne shall have received evidence, reasonably satisfactory to Towne, that Private Business has effectuated, or will effectuate as of the effective time of the merger, a one-for-three reverse split of its common stock; and

         - Towne shall have obtained the run-off endorsement to its existing directors' and officers' liability policy, and the policy, as extended, modified, and supplemented shall be in full force and effect.

TERMINATION

         The merger agreement may be terminated at any time before the effective time of merger, whether before or after approval of the matters presented in connection with the merger by our respective shareholders:

         - if both Private Business and Towne agree to terminate the merger agreement by mutual written consent;

         -        by either Private Business or Towne if:

                  - Towne's shareholders do not approve the merger at a duly held Towne shareholder meeting;

                  - Private Business's shareholders do not approve of (a) the merger, (b) the reverse split of Private Business's common shares on a one-for-three basis,
                           (c) the creation and issuance of the Private Business Series B preferred stock, or (d) the assumption of the individual Towne option agreements, including the reservation of additional Private Business shares under the Private Business option plans necessary to assume the Towne options;

                  - any court or governmental entity issues an order, decree, ruling, or other action permanently enjoining, restraining, or otherwise prohibiting the merger; or



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
                  - the merger has not been completed by July 31, 2001, unless the failure to consummate the merger is the result of a material breach of the merger agreement by the party seeking to terminate the merger agreement;

         - by either Private Business or Towne if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other party set forth in the merger agreement, which breach has not been cured within 20 business days after written notice of the breach is received from the other party; and

         - by either Private Business or Towne if the board of directors of the other party recommends a superior merger or acquisition proposal to their respective shareholders for approval.

EFFECT OF TERMINATION

         If the merger agreement is terminated as provided above, the merger agreement will immediately become void, without any current or future liability or obligation on the part of either party, except for certain provisions relating to breakup fees, representations, warranties, covenants and agreements, and the payment of costs and expenses. In addition, in the event of a termination of the merger agreement, the confidentiality agreement between Towne and Private Business will survive and remain in full force and effect.

AMENDMENT, EXTENSION AND WAIVER

         Private Business and Towne may amend the merger agreement in writing, by action taken or authorized by their respective boards of directors, at any time before or after approval of the matters presented in connection with the merger by their respective shareholders, but, after that approval, we may not make any amendment that by law requires further approval by our shareholders without that further approval. At any time before the effective time of the merger, Private Business and Towne may, by action taken or authorized by their respective boards of directors and set forth in writing, to the extent legally allowed:

         - extend the time for the performance of any obligations or other acts of the other;

         - waive any inaccuracies in the representations and warranties of the other contained in the merger agreement or in any document delivered pursuant to the merger agreement; and

         - waive compliance with any of the agreements or conditions of the other contained in the merger agreement.

         Any termination, amendment, extension, or waiver of the merger agreement must be approved by the respective boards of directors of Towne and Private Business or the duly authorized designee of the respective boards.

NO SOLICITATION; EXCLUSIVITY

         Prohibited Acquisition Proposal. Following execution of the merger agreement and before the closing date, each of the parties has agreed that it will not, and will use its commercially reasonable efforts to cause each officer, director, employee, investment banker, attorney, or other advisor, agent or other representative of it not to:

         - solicit, initiate or encourage any proposed or actual acquisition proposal, which includes any:

                  - merger, consolidation, or similar transaction involving its respective company;

                  - sale, lease, or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any of its assets or properties or any subsidiary representing 15% or more of its consolidated assets or revenues and its subsidiaries;

                  - issuance, sale, or other disposition (including by way of merger, consolidation, share exchange or any similar transaction) of securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 15% or more of the votes associated with its outstanding common stock;


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
                  - tender offer or exchange offer in which any person or entity shall seek to acquire beneficial ownership, or the right to acquire beneficial ownership, or any group shall be formed which beneficially owns or has the right to acquire beneficial ownership, of 15% or more of its outstanding common stock;

                  - recapitalization, restructuring, liquidation, dissolution or other similar type of transaction; or

                  - transaction which is similar in form, substance or purpose to any of the foregoing transactions;

         - enter into any agreement with respect to an acquisition proposal;

         - seek to sell or otherwise dispose of its shares or any portion of its assets to any third party, or enter into any agreements under these circumstances;

         - participate in any discussions or negotiations, furnish any information, or take any other action to facilitate any inquiries that will, or may reasonably be expected to, lead to any acquisition proposal; or

         - grant any waiver or release under any standstill or similar agreement with respect to any class of its equity securities.

         Unless involving a superior acquisition proposal (as described below), any violation of these restrictions shall be a material breach of the merger agreement by the violating party. During the period in which the exclusivity provisions are in effect, the respective boards of directors shall not (a) withdraw the approval or recommendation of the merger or the merger agreement or
(b) approve, or propose to approve, any other acquisition proposal, other than with respect to a superior acquisition proposal.

         Superior Acquisition Proposal. Each of the parties is permitted to furnish non-public information to, or enter into negotiations with, any person or entity in connection with an unsolicited bona fide written acquisition proposal that is reasonably likely to lead to the delivery of an acquisition proposal that is superior to terms contained in the merger agreement under the following terms:

         - for a period of 10 business days following the receipt of the superior acquisition proposal, the party receiving the superior acquisition proposal may enter into discussions with, and provide information to, the soliciting third party; and

         - within five business days of the end of the 10 business day investigative period, the board of directors of the party receiving the superior acquisition proposal shall decide whether it will recommend the new proposal to its shareholders for their approval;

         An acquisition proposal that is superior to the merger agreement proposal shall mean a bona fide acquisition proposal that:

         - the board of directors of the receiving party, in its good faith judgment and after consultation with its outside counsel and financial advisors, believes is more favorable to its shareholders than the proposal in the merger agreement;

         - is reasonably likely to be consummated, in each case taking into account all facts and circumstances, including all legal, financial, regulatory, timing and other aspects of the proposed offer and the identity of the soliciting third party;

         - includes an executed confidentiality agreement from the soliciting third party to the receiving party with terms not less favorable to the receiving party than those contained in the existing confidentiality agreement between the parties to the merger agreement;

         - follows three business days notice from the receiving party to the other party to the merger agreement of its intention to accept the superior acquisition proposal and terminate the merger agreement; and

         - includes a commitment from the receiving party to pay the $750,000 termination fee described below.


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
         If a receiving party receives an acquisition proposal, or a request for nonpublic information, books, or records relating to the receiving party, or any request for a waiver or release under any standstill or similar agreement by any person considering making, or who has made, an acquisition proposal, the receiving party shall inform the other party to the merger agreement of the terms and conditions of the new acquisition proposal or request for information orally and in writing as soon as practicable, and no later than one business day later, of the terms of the proposal and the identity of the soliciting third party, and forward any written communications related to the request. The receiving party will continue to keep the other party to the merger agreement similarly informed throughout the soliciting third party proposal process.

         Termination Fees.

         Towne will pay Private Business a $750,000 termination fee if either of the following events occur:

         - Private Business terminates the merger agreement because the board of directors of Towne recommended a superior acquisition proposal to its shareholders for their approval; or

         - Towne agrees to an acquisition proposal within 12 months after the termination of this merger agreement with any third party with whom Towne or any person acting on its behalf had contact with in violation of the non-solicitation and exclusivity provisions during the term of the merger agreement.

         Private Business will pay Towne a $750,000 termination fee if either of the following events occur:

         - Towne terminates the merger agreement because the board of directors of Private Business recommended a superior acquisition proposal to its shareholders for their approval; or

         - Private Business agrees to an acquisition proposal within 12 months after the termination of this merger agreement with any third party with whom Private Business or any person acting on its behalf had contact with in violation of the non-solicitation and exclusivity provisions during the term of the merger agreement.

VOTING AGREEMENTS

         The following summary of the Towne voting agreements and the Private Business voting agreements is qualified in its entirety by reference to the complete text of the Towne voting agreement and the Private Business voting agreement, which are incorporated by reference and attached as Annexes A1 and A2, respectively, to this joint proxy statement/prospectus. Towne and Private Business urge you to read the full text of these voting agreements.

         Towne Voting Agreements. In connection with the execution and delivery of the merger agreement, Private Business entered into voting agreements with the existing directors of Towne and/or their affiliates which are Towne shareholders, solely in their capacity as shareholders, under which these shareholders agreed, except as otherwise permitted in the merger agreement, to vote their beneficially owned shares of Towne common stock (a) in favor of the adoption of the merger agreement and approval of the transactions contemplated thereby, including the merger, and (b) against approval of any proposal made in opposition of or competition to the merger. As of the record date for the annual meeting, these shareholders owned shares of Towne common stock representing approximately 20.8% of the total voting power of the outstanding Towne common stock. Approval of the merger agreement and the transactions contemplated by the merger agreement, including the merger, requires the approval of the holders of 66 2/3% the outstanding shares of Towne common stock and the sole holder of Towne Series B preferred stock.

         These shareholders also agreed, except as permitted under the merger agreement, to refrain from

         (a) soliciting or encouraging any other offer concerning a sale of Towne's business, assets, or stock,

         (b) soliciting proxies, or becoming a participant in soliciting proxies, with respect to an opposing acquisition proposal, or otherwise encourage or assist any party in taking or planning an action that would compete with, restrain, or otherwise interfere with the timely consummation of the merger, or

         (c) initiating a shareholders' vote or consent, or joining a voting group, regarding an opposing acquisition proposal.



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
The Towne voting agreement also prohibits, subject to limited exceptions, any shareholder from selling, transferring, pledging, assigning or otherwise disposing of any shares of Towne common stock. The Towne voting agreement terminates upon the earlier to occur of the completion of the merger and the termination of the merger agreement in accordance with its terms.

         Private Business Voting Agreement. In connection with the execution and delivery of the merger agreement, Towne entered into voting agreements with the existing directors of Private Business and/or their affiliates which are Private Business shareholders, solely in their capacity as shareholders, under which these shareholders agreed, except as otherwise permitted in the merger agreement, to vote their beneficially owned shares of Private Business common stock (a) in favor of the adoption of the merger agreement and approval of the transactions contemplated thereby, including the merger, and (b) against approval of any proposal made in opposition of or competition to the merger. As of the record date for the annual meeting, these shareholders owned shares of Private Business common stock representing approximately 47.7% of the total voting power of the outstanding Private Business common stock. Approval of the merger agreement and the transactions contemplated by the merger agreement, including the merger, requires the approval of the holders of a majority of the outstanding shares of Private Business common stock.

         These shareholders also agreed, except as permitted under the merger agreement, to refrain from

         (a) soliciting or encouraging any other offer concerning a sale of Private Business's business, assets, or stock,

         (b) soliciting proxies, or becoming a participant in soliciting proxies, with respect to an opposing acquisition proposal, or otherwise encourage or assist any party in taking or planning an action that would compete with, restrain, or otherwise interfere with the timely consummation of the merger, or

         (c) initiating a shareholders' vote or consent, or joining a voting group, regarding an opposing acquisition proposal.

The Private Business voting agreement also prohibits, subject to limited exceptions, any shareholder from selling, transferring, pledging, assigning or otherwise disposing of any shares of Private Business common stock. The Private Business voting agreement terminates upon the earlier to occur of the completion of the merger and the termination of the merger agreement in accordance with its terms.


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
         DESCRIPTION OF PRIVATE BUSINESS CAPITAL STOCK AFTER THE MERGER


         Private Business's authorized capital stock consists of 100,000,000 shares of common stock, without par value, and 20,000,000 shares of preferred stock, without par value. As of May 1, 2001, 9,221,538 shares of common stock were issued and outstanding on a post-split basis, and no shares of preferred stock were outstanding. The following summary of Private Business's capital stock describes all material provisions of, but does not purport to be complete, and is subject to, and qualified in its entirety by, Private Business's charter and the bylaws that are included as exhibits to this joint proxy statement/prospectus and by the provisions of applicable law.


COMMON STOCK

         The issued and outstanding shares of common stock are, and the shares of common stock being issued in the merger will be, validly issued, fully paid and nonassessable. Subject to the prior rights of the holders of any preferred stock, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available for that purpose at the time and in the amounts as the board of directors of Private Business may determine from time to time. The shares of common stock are not redeemable or convertible, and the holders of them have no preemptive or subscription rights to purchase any securities of Private Business. Upon liquidation, dissolution or winding up of Private Business, the holders of common stock are entitled to receive pro rata the assets of Private Business that are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding. Each outstanding share of common stock is entitled to vote on all matters submitted to a vote of shareholders.

         The Private Business common stock to be issued in the merger has been approved for quotation on the Nasdaq SmallCap Market under the symbol "PBIZ."

PREFERRED STOCK

         The board of directors of Private Business may, without any further vote or action by the shareholders, from time to time, direct the issuance of shares of preferred stock in one or more series with such designations, rights, preferences and limitations as the board of directors may determine, including the consideration received therefor. The board of directors also has the authority to determine the number of shares comprising each series, dividend rates, redemption provisions, liquidation preferences, sinking fund provisions, conversion rights and voting rights without the approval by the holders of common stock. Although it is not possible to state the effect that any issuance of preferred stock might have on the rights of holders of common stock, the issuance of preferred stock may have one or more of the following effects:

         - to restrict common stock dividends if preferred stock dividends have not been paid;

         - to dilute the voting power and equity interest of holders of common stock to the extent that any series of preferred stock has voting rights or is convertible into common stock; and

         - to prevent current holders of common stock from participating in the distribution of Private Business's assets upon liquidation until any liquidation preferences granted to holders of preferred stock are satisfied.

         In addition, the issuance of preferred stock may have the effect of discouraging a change in control of Private Business by, for example, granting voting rights to holders of preferred stock that require approval by the separate vote of the holders of preferred stock for any amendment to the charter or any reorganization, consolidation, merger or other similar transaction involving Private Business. As a result, the issuance of the preferred stock may discourage bids for the common stock at a premium over the market price, and could have a materially adverse effect on the market value of the common stock. No shares of preferred stock are outstanding. The board of directors does not presently intend to issue any shares of preferred stock, other than the Series B preferred stock to be issued to the holder of Towne Series B preferred stock. A condition to the merger is that the holder of the Towne Series B preferred stock consent to the cancellation of the Towne preferred stock in exchange for Private Business Series B preferred stock.


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
SERIES B PREFERRED STOCK

         In connection with the merger, Private Business's board of directors will designate approximately 40,000 shares of its capital stock as Series B preferred stock. At the effective time of the merger, the Series B preferred stock will be issued to the holders of Towne's Series B preferred stock in exchange for such stock as described in "The Merger Agreement and Related Agreements." The Private Business charter currently provides that 20,000,000 shares of the Private Business's authorized capital stock are undesignated preferred stock without par value, and expressly authorizes the Private Business board of directors to provide for the issuance of these shares in one or more series. The Private Business Series B preferred stock will have the rights, preferences and designations that will be stated in a designation providing for the issuance of that stock, which will be filed with the Tennessee Secretary of State in accordance with the Tennessee Business Corporation Act. Accordingly, shareholder approval will not be necessary to create the Private Business Series B preferred stock. The proposed rights and preferences associated with the Private Business Series B preferred stock are described below. The designation creating the Private Business Series B preferred stock has not yet been adopted or filed, however, and the rights and preferences described in this section are subject to change.

         Dividend Rights. Holders of the Private Business Series B preferred stock will be entitled to receive cumulative cash dividends when, as and if declared by the Private Business board of directors out of any funds legally available for those dividends at the rate of $1.0009 per share of Series B preferred stock per quarter. Dividends will accrue on each share of Series B preferred stock from the date that the stock is issued, and will accrue from day to day, whether or not earned or declared and whether or not there are funds legally available for the payment of those dividends. Those dividends will be cumulative so that, if dividends in respect of any previous or current quarterly dividend period, at the quarterly rate specified above, are not paid or declared and a sum sufficient for the payment of them is not set apart, the deficiency will first be fully paid before any dividend or other distribution can be paid on or declared and set apart for the Private Business common stock or any other stock ranking junior to the Series B preferred stock. Any accumulation of dividends on the Series B preferred stock will not bear interest.

         Unless full dividends on the Series B preferred stock for all past dividend periods and the then current dividend period have been paid or declared and a sum sufficient for the payment above set apart no cash dividend can be paid or declared on the Private Business common stock or any other stock ranking junior to the Series B preferred stock as to liquidation preference.

         Liquidation Rights. In the event of the liquidation, dissolution or winding up of Private Business, the holders of the outstanding shares of Series B preferred stock will, at their election, be entitled to receive a liquidation preference. The liquidation preference will be equal to the greater of either the amount that the Series B holder would be entitled to receive if it converted its Series B preferred stock into Private Business common stock before the liquidation, or $50.0425 per share of Series B preferred stock plus declared but unpaid dividends payable with respect to such Series B preferred stock.

         Voting Rights. The holders of Series B preferred stock will have the right to vote along with the holders of the Private Business common stock as if the Series B preferred stock had been converted to Private Business common stock. Except as specifically provided in Sections 48-20-104 and 48-21-104 of the Tennessee Act (generally involving diminution of their rights and share exchanges), the holders of the Series B preferred stock shall have no rights to vote as a separate class of securities.

         Conversion Rights. Series B preferred stock, at the option of each holder, may convert it into shares of Private Business's common stock at any time. Initially, each share of Series B preferred stock will be convertible into one share of Private Business common stock. The number of shares of Private Business common stock that each share of Series B preferred stock will be convertible into will be adjusted from time to time based on subdivisions or combinations of the Private Business common stock and for certain dividends and distributions that are made to holders of Private Business common stock. No fractional shares of Private Business common stock will be issued upon conversion of Series B preferred stock, and any shares of Series B preferred stock surrendered for conversion that would otherwise result in a fractional share of Private Business common stock will be redeemed in cash, payable as promptly as possible when funds are legally available therefor.


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
         Redemption. The Series B preferred stock will be redeemable at the option of Private Business for cash at any time, in whole or in part, on at least 10 business days' but not more than 90 calendar days' notice. Upon delivery of notice by Private Business of its intent to redeem to the holders of the Series B preferred stock, such holders shall have 10 business days to notify Private Business of their election to convert their shares of Series B preferred stock into common stock. With respect to any such redemption at the option of Private Business where no notice of conversion is received by Private Business within the allotted time, shares of Series B preferred stock will be redeemable at the stated value per share, or $50.0425 per share, together in each case with accrued but unpaid dividends to the date of redemption.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE CHARTER AND BYLAWS

         The Private Business charter and bylaws contain provisions that could discourage potential acquisition proposals and could delay or prevent a change in control of Private Business. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage transactions that may involve an actual or threatened change in control of Private Business. These provisions are designed to reduce the vulnerability of Private Business to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions may discourage third parties from making tender offers for the common stock. As a result, the market price of the common stock may not benefit from any premium that might occur in anticipation of a threatened or actual change in control. These provisions also may have the effect of preventing changes in the management of Private Business.

         The charter and bylaws provide for the board of directors of Private Business to be divided into three classes, as nearly equal in number as possible. The term of the class I directors will expire at the 2003 annual meeting of shareholders; the term of the class II directors will expire at the 2001 annual meeting of shareholders; and the term of the class III directors will expire at the 2002 annual meeting of shareholders, and in all cases when their respective successors are duly elected and qualified. At each annual meeting of shareholders, successors to the class of directors whose term expires at such meeting will be elected to serve for three-year terms or until their successors are duly elected and qualified. Directors may be removed by the shareholders only for cause.

         The Private Business bylaws provide that the board of directors shall consist of not less than one director and not more than 12 directors and that the size of the board of directors may be fixed by the directors then in office. Two of the members of the Private Business board of directors must be independent directors. Directors of Private Business are elected by a plurality of votes cast at the annual meeting of shareholders or at a special meeting called for the purpose of electing directors. Vacancies in the board of directors and newly created directorships resulting from any increase in the authorized number of directors are filled by a majority of directors then in office, except that vacancies resulting from a removal of a director for cause by the shareholders shall be filled by the vote of the shareholders. The Private Business bylaws provide that a director may be removed only for cause by an affirmative vote of holders of at least a majority of the voting power of the shares entitled to vote at a special meeting of the shareholders called for the purpose of removing the director. The number of directors is currently fixed at nine, with four vacancies. In connection with the merger, three of the existing members of the Towne board of directors will become members of the Private Business board of directors, and Tom Black, one of the current Class II directors, will with his consent move to Class I so that each class will be composed of three members. The provisions of the Tennessee Business Corporation Act, the charter and the bylaws relating to the removal of directors and the filling of vacancies on the board of directors will preclude a third party from removing incumbent directors without cause and simultaneously gaining control of the board of directors by filling, with its own nominees, the vacancies created by removal. These provisions also reduce the power of shareholders generally, even those with a majority voting power, to remove incumbent directors without cause and to fill vacancies on the board of directors.

         The charter and bylaws provide that any action of the common shareholders must be effected at a duly called meeting and not by a consent in writing. The charter and bylaws do not permit Private Business shareholders to call special meetings of shareholders. A special meeting of shareholders may only be called by the Private Business president or a majority of the board of directors.



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
         The bylaws establish an advance notice procedure for the nomination, other than by or at the direction of the board of directors or a committee of it, of candidates for election as directors as well as for other shareholder proposals to be considered at shareholders' meetings. Notice to Private Business from a shareholder who proposes to nominate a person at a meeting for election as a director must contain:

         - the name and residence address of the shareholder who intends to make the nomination and the name, age and address of the nominee;

         -        the principal occupation and business address of the nominee;

         - the class and number of shares held of record, beneficially and by proxy, by the shareholder and the nominee as of the record date of such meeting, if the record date is publicly available, and as of the date of such notice; and

         - the other information regarding each nominee proposed by the shareholder as would be required to be included in a proxy statement or otherwise required pursuant to Regulation 14A under the Exchange Act, including the consent of each nominee to serve as a director if so elected.

         The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with this nomination procedure. The purpose of requiring advance notice is to afford the board of directors an opportunity to consider the qualifications of the proposed nominees or the merits of other shareholder proposals and, to the extent deemed necessary or desirable by the board of directors, to inform shareholders about those matters. Although the advance notice provisions do not give the board of directors any power to approve or disapprove of shareholder nominations or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if the procedures established by the bylaws are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposals, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to Private Business and its shareholders.

         The charter requires, to amend the range of the permitted size of the board of directors, the affirmative vote of 50% of the members of the board of directors and of the holders of at least 70% of the outstanding shares of Private Business's capital stock entitled to vote on the matter. These voting requirements will make it more difficult for shareholders to make changes in the charter that would be designed to facilitate the exercise of control over Private Business. In addition, the requirement for approval by at least a 70% shareholder vote will enable the holders of a minority of the voting securities of Private Business to prevent the holders of a majority of those securities from amending these provisions of the charter.

ANTI-TAKEOVER LEGISLATION

         Tennessee Business Combination Act. The Tennessee Business Combination Act contained in Tennessee Business Corporation Act sections 48-103-201 through 48-103-209 provides that any corporation to which the Combination Act applies, which includes Private Business, shall not engage in any business combination with an interested shareholder for a period of five years from the date that such shareholder became an interested shareholder unless before such date the board of directors of the corporation approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder.

         The Combination Act defines business combination generally to mean any:

         -        merger or consolidation;

         -        share exchange;

         - sale, lease, exchange, pledge, mortgage, transfer or other disposition (in one transaction or a series of transactions) of assets representing 10% or more of (a) the market value of the corporation's consolidated assets, (b) the market value of the corporation's outstanding shares, (c) the corporation's consolidated net income;

         - issuance or transfer of shares from the corporation to the interested shareholder;

         -        plan of liquidation or dissolution;


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
         - transaction in which the interested shareholder's proportionate share of the outstanding shares of any class of securities is increased; and

         - financing arrangements pursuant to which the interested shareholder, directly or indirectly, receives a benefit except proportionately as a shareholder.

         Under the Combination Act an interested shareholder generally is defined as any person who is the direct or indirect beneficial owner of 10% or more of any class or series of the outstanding voting stock, or any affiliate or associate of the corporation who has been the direct or indirect beneficial owner of 10% of more of the voting power of any class or series of the corporation's stock at any time within the five-year period preceding the date in question.

         Some business combinations are exempt from the Combination Act. Consummation of a business combination that is subject to the five-year moratorium is permitted after that period, provided the transaction complies with all applicable charter and bylaw requirements and applicable Tennessee law and is approved by at least two-thirds of the outstanding voting stock not beneficially owned by the interested shareholder, or when the transaction meets fair price criteria. The fair price criteria include, without limitation, the requirement that the per share consideration received in any such business combination by each of the shareholders is equal to the highest of:

         - the highest per share price paid by the interested shareholder during the preceding five-year period for shares of this same class or series plus interest thereon from such date at a treasury bill rate, less the aggregate amount of any cash dividends paid and the market value of any dividends paid other than in cash since such earliest date, up to the amount of such interest;

         - the highest preferential amount, if any, such class or series is entitled to receive on liquidation; and

         - the market value of the shares on either the date the business combination is announced or the date when the interested shareholder reaches the 10% threshold, whichever is higher, plus interest thereon less dividends as set forth above.

         Tennessee Greenmail Act. The Tennessee Greenmail Act, contained in Tennessee Business Corporation Act sections 48-103-501 through 48-103-505, prohibits any publicly-traded Tennessee corporation from purchasing any of its shares at a price above the market value from any person who holds more than 3% of the class of securities to be purchased if such person has held the shares for less than two years. For purposes of the Greenmail Act, the market value is the average of the highest and lowest closing market price for such shares during the 30 trading days preceding the purchase and sale of the shares; provided that, if the seller of those shares has commenced a tender offer or has announced an intention to seek control of the corporation, the market price must be based upon the average of the highest and lowest closing price for the shares during the thirty trading days preceding the commencement of such tender offer or the making of such announcement. The Greenmail Act permits the corporation to purchase such shares if the purchase has been approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued by the corporation or if the corporation makes an offer of at least equal value per share to all holders of shares of such class. Any person who sells securities to a corporation in violation of the Greenmail Act is liable to the corporation for damages equal to two times the amount by which the aggregate sum paid by the corporation for such securities exceeds the maximum amount permitted under the Greenmail Act.

         The effects of the Combination Act and the Greenmail Act may be to render more difficult a change of control of Private Business by delaying, deferring or preventing a tender offer or takeover attempt that a shareholder might consider to be in the shareholder's best interest, including an attempt that might result in the payment of a premium over the market price for the shares held by the shareholder.

LIMITATION ON DIRECTORS' LIABILITY

         The Tennessee Business Corporation Act permits corporations to limit or terminate the personal liability of directors to corporations and their shareholders for monetary damages for breach of the directors' fiduciary duties of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise informed business judgment based on all material information reasonably available to them. Absent the limitations now authorized by such legislation, directors are accountable to corporations and their shareholders for monetary

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
damages for conduct constituting gross negligence in the exercise of their fiduciary duties of care. Although the Tennessee Act does not change the directors' duties of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission.

         The Private Business charter limits the liability of directors, in their capacity as directors but not in their capacity as officers, to Private Business or its shareholders to the fullest extent permitted by the Tennessee Act. Specifically, no director of Private Business will be personally liable for monetary damages for breach of the director's fiduciary duty as a director, except for liability:

         - for any breach of the director's duty of loyalty to Private Business or its shareholders;

         - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         - under Section 48-18-304 of the Tennessee Act, which relates to unlawful payments of dividends or unlawful stock repurchases or redemptions; and

         - for any transaction from which the director derived an improper personal benefit.

         The inclusion of this provision in the charter may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited Private Business and its shareholders.

INDEMNIFICATION AND INSURANCE

         Under the Private Business charter, and in accordance with Section 48-18-502 of the Tennessee Business Corporation Act, Private Business will indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than a "derivative" action by or in the right of Private Business, by reason of the fact that such person is or was a director of Private Business, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Private Business, and, with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful.

         The charter provides that Private Business will pay for the expenses incurred by an indemnified director in defending the proceedings specified above in advance of their final disposition, provided that the person agrees to reimburse Private Business if it is ultimately determined that such person is not entitled to indemnification. The charter also provides that Private Business may, in its sole discretion, indemnify any person who is or was one of its employees and agents or any person who is or was serving at the request of Private Business as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the same degree as the foregoing indemnification of directors and officers. In addition, Private Business may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Private Business or another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in such capacity, or arising out of the person's status as such whether or not Private Business would have the power or obligation to indemnify such person against such liability under the provisions of the Tennessee Act. Private Business maintains insurance for the benefit of Private Business's officers and directors insuring such persons against various liabilities, including liabilities under the securities laws.

         In addition, Private Business has entered into indemnification agreements with its directors and certain key officers and employees.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for the common stock is SunTrust Bank, Atlanta.

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
                       COMPARISON OF SHAREHOLDERS' RIGHTS

         As a result of the merger, the holders of Towne common and preferred stock will become holders of Private Business common and preferred stock. The rights of the shareholders of Private Business will be governed by applicable Tennessee law, including the Tennessee Business Corporation Act, and by Private Business's charter and bylaws.

         The following summary of the material differences between the rights of Private Business shareholders and Towne shareholders does not purport to provide a complete description of the specific rights of Private Business shareholders under Private Business's charter and bylaws as compared with the rights of Towne shareholders under Towne's articles of incorporation and bylaws. The identification of specific differences in the rights of these holders as material is not intended to indicate that other equally important or more significant differences do not exist. These summaries are qualified in their entirety by reference to the governing corporate instruments of Private Business and Towne to which shareholders are referred.

AUTHORIZED CAPITAL STOCK

         The total number of authorized shares of capital stock of Private Business is 120,000,000, consisting of 100,000,000 shares of common stock, without par value, and 20,000,000 shares of preferred stock, without par value.

         The total number of authorized shares of capital stock of Towne is 70,000,000, consisting of 50,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, no par value.

DIRECTORS

         The board of directors of Private Business is currently fixed at nine has four vacancies. The Private Business charter and bylaws provide that the Private Business board of directors will consist of no less than one nor more than 12 members, with the actual number set from time to time by resolution adopted by a majority of the board of directors. The Towne board of directors has 11 members. The Towne bylaws provide that the Towne board of directors will have not more than 15 directors, to be fixed from time to time by resolution of the Towne board of directors.

         Tennessee law permits, but does not require, a classified board of directors with staggered terms under which one-half to one-third of the directors are elected for terms of two or three years, respectively. Both the Towne board and the Private Business board are divided into three separate classes, consisting, as nearly as possible, of equal numbers of directors, with one class being elected annually. Members of both boards of directors are elected to serve a term of three years and until their successors are elected and qualified.

ADVANCE NOTICE REQUIREMENTS FOR SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

         The Private Business bylaws establish an advance notice procedure for the nomination, other than by or at the direction of the board of directors or a committee of it, of candidates for election as directors as well as for other shareholder proposals to be considered at shareholders' meetings. To be timely, notice must be received at Private Business's principal executive offices not less than 90 nor more than 120 days before the first anniversary of the prior year's annual meeting. Notice to Private Business from a shareholder who proposes to nominate a person at a meeting for election as a director must contain the information specified in the bylaws.

         The Towne bylaws provide that with respect to an annual meeting of shareholders, nominations of persons for election to the board of directors and the proposal of business to be considered by shareholders may be made only by or at the direction of the board of directors, the chairman of the board of directors or the President, or by a shareholder who has complied with the advance notice procedures set forth in the bylaws. Nominations, other than those made by Towne's board of directors, must be preceded by notification in writing received by the secretary of the corporation not less than 60 nor more than 90 days before the first anniversary of the prior year's annual meeting.


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
AMENDMENT TO GOVERNING DOCUMENTS

         Under both Tennessee and Georgia law, an amendment to the charter or articles of incorporation increasing or decreasing the aggregate number of authorized shares of a class, or otherwise adversely affecting the rights of such class, must be approved by the majority vote of each class or series of stock affected, even if such stock would not otherwise have such voting rights.

         The Private Business charter requires the affirmative vote of the holders of at least 70% of the outstanding shares of the company's capital stock entitled to vote on the matter and a majority of the members of the board of directors in order to amend the range of the permitted size of the Private Business board of directors; provided, however, that if the then existing board of directors unanimously approves the increase or decrease, it may be approved by the holders of a majority of the outstanding shares of the company's capital stock entitled to vote on the matter. The Towne articles require that the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of the company's common stock entitled to vote and 66 2/3% of the members of the board of directors in order to increase the number of directors above 15.

         Under Tennessee law, a corporation's board of directors may amend or repeal the corporation's bylaws unless the charter reserves this power exclusively to the shareholders in whole or in part, or unless the shareholders in amending or repealing a particular bylaw provide expressly that the board of directors may not amend or repeal that bylaw. A corporation's shareholders may amend or repeal the corporation's bylaws even though the bylaws may also be amended or repealed by its board of directors.

         Under Georgia law and pursuant to the Towne bylaws, the board of directors has the power to alter, amend and repeal the bylaws, except to the extent that the bylaws adopted by the shareholders shall otherwise provide. In addition, shareholders may alter, amend, or repeal any bylaws adopted by the Towne board.

REMOVAL OF DIRECTORS

         Under the Private Business bylaws, any one or more directors or the entire board of directors may be removed from office only with cause by the vote of holders of a majority of the shares entitled to vote at an election of directors.

         Under the Towne bylaws, any director may be removed from office only with cause by the vote of holders of 66 2/3% of common stock entitled to vote for the election of directors at a meeting of shareholders called to remove that director.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

         The Private Business bylaws provide that newly created directorships resulting from any increase in the authorized number of directors, and vacancies occurring in any office or directorship for any reason, may be filled by the vote of a majority of the directors remaining in office, even if less than a quorum; provided, however, that any vacancy created by the removal of a director for cause may be filled by the action of the shareholders taken at the same meeting at which the vacancy was created. That action requires the vote of holders of at least a majority of the voting power of the outstanding capital stock entitled to vote in the election of directors, voting as a single class.

         The Towne bylaws provide that, unless the board of directors otherwise determines, any vacancies, including vacancies resulting from an increase in the number of directors, will be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum.

         Both the Private Business and the Towne bylaws provide that any director elected to fill a vacancy or a newly created directorships will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor has been elected and qualified.


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
SPECIAL SHAREHOLDER MEETINGS

         The Private Business bylaws provide that only the president or a majority of the board of directors may call a special meeting of shareholders. Only the business described in the notice may be conducted at a special meeting of the shareholders.

         The Towne bylaws provide that special meetings of its shareholders may be called by the chairman of the board, the president, the board of directors, or, provided Towne has more than 100 beneficial owners, the holders of a majority of the votes entitled to be cast on any issue to be considered at the special meeting.

VOTING BY SHAREHOLDERS

         Under the Private Business bylaws, unless otherwise required by law, the Private Business charter, or the Private Business bylaws, action by Private Business shareholders is taken by the vote of the holders of a majority of the votes cast, except for elections, which are determined by a plurality of the votes cast, at a meeting of shareholders at which a quorum is present.

         Pursuant to the Towne bylaws, action by Towne shareholders is taken by the vote of the holders of a majority of the stock represented and entitled to vote, except for elections, which are determined by a plurality of the votes cast, at a shareholders meeting at which a quorum is present, subject to applicable law, the Towne articles of incorporation, or the Towne bylaws.

         Notwithstanding the above, the Towne articles of incorporation require the affirmative vote of the holders of at least 66 2/3% of the common stock for the following actions:

         -        a sale of all or substantially all assets;

         -        a liquidation or dissolution;

         - a merger, consolidation or reorganization, unless the shareholders immediately before the transaction will own at least a majority of the combined voting power of the company resulting from the merger, consolidation or reorganization; or

         -        any increase in the number of directors above 15 directors.

BUSINESS COMBINATIONS

         Tennessee law generally restricts a corporation, including Private Business, from engaging in any business combination with an interested shareholder for a period of five years from the date that the shareholder became an interested shareholder unless before that date the board of directors of the corporation approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder. An interested shareholder generally is defined as any person who is the direct or indirect beneficial owner of 10% or more of any class or series of the outstanding voting stock, or any affiliate or associate of the corporation who has been the direct or indirect beneficial owner of 10% or more of the voting power of any class or series of the corporation's stock at any time within the five year period preceding the date in question.

         Georgia law provides for similar restrictions regarding business combinations, but these restrictions will not apply unless the bylaws of the corporation specifically provide that these provisions of Georgia law are applicable to the corporation. Towne has not elected to be covered by this statute.

INDEMNIFICATION AND LIMITATION OF LIABILITY

         Tennessee law permits corporations to limit or terminate the personal liability of directors to corporations and their shareholders for monetary damages for breach of the directors' fiduciary duties of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise informed business judgment based on all material information reasonably available to them. The Private Business charter limits the liability of directors (in their capacity as directors but not in their capacity as officers) to Private Business or its shareholders to the fullest extent permitted by Tennessee law. Specifically, no director of Private Business will be personally liable for monetary damages for breach of the director's fiduciary duty as a director, except for liability:

         - for any breach of the director's duty of loyalty to Private Business or its shareholders;

         - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         - for unlawful payments of dividends or unlawful stock repurchases or redemptions; or

         - for any transaction from which the director derived an improper personal benefit.

         The Private Business charter provides that Private Business will indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a "derivative" action by or in the right of Private Business) by reason of the fact that such person is or was a director of Private Business, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Private Business, and, with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful. The Private Business charter provides that Private Business will pay for the expenses incurred by an indemnified director in defending the proceedings specified above in advance of their final disposition, provided that the person agrees to reimburse Private Business if it is ultimately determined that the person is not entitled to indemnification. The charter also provides that Private Business may, in its sole discretion, indemnify any person who is or was one of its employees and agents or any person who is or was serving at the request of Private Business as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the same degree as the foregoing indemnification of directors and officers.

         In addition, Private Business may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Private Business or another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in such capacity. Private Business maintains insurance for the benefit of Private Business's officers and directors insuring such persons against various liabilities, including liabilities under the securities laws. Private Business has entered into indemnification agreements with its officers, and certain key officers and employees.

         The Towne articles of incorporation eliminate, with some exceptions, the personal liability of a director to Towne or its shareholders for monetary damage for breaches of the director's duty of care or other duties as a director. This elimination of liability does not apply to:

         - any appropriation, in violation of the director's duties, of any of Towne's business opportunities;

         - acts or omissions that involve intentional misconduct or a knowing violation of law;

         -        unlawful corporate distributions; or

         - any transaction from which the director derived an improper personal benefit.

         The Towne bylaws require Towne to indemnify and hold harmless any director who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, including any action or suit by or in our right, because he or she is or was Towne's, officer, employee or agent. The bylaws require indemnification against expenses, including attorney's fees and disbursements, court costs and expert witness fees, judgments, fines, penalties, and amounts paid in settlement incurred by him or her from the action, suit or proceeding. Indemnification would be disallowed under any circumstances where indemnification may not be authorized by action of the board of directors, the shareholders, or otherwise. Towne has entered into separate indemnification agreements with each of its directors and executive officers in which Towne agreed, among other things, to provide for indemnification and advancement of expenses with similar terms and conditions to those in the bylaws. These agreements also provide that Towne purchase and maintain liability insurance for the benefit of its directors and executive officers. The shareholders cannot change these agreements.


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
                         DESCRIPTION OF PRIVATE BUSINESS

                                    BUSINESS

         Private Business was incorporated in Tennessee in 1990. Private Business is a leading provider of technology-driven solutions that help community banks manage accounts receivable funding of small businesses. Private Business's principal product, Business Manager(R), is based on software, targeted marketing services and online electronic transaction processing provided through a large client network of banks nationwide. This Internet-based e-commerce solution provides cash flow to thousands of small businesses across the U.S. by enabling them to sell their receivables to their community bank. All small business customers utilizing Private Business's Business Manager electronic commerce solution currently go through www.BusinessManager.com, Private Business's business-to-business Internet portal, to conduct daily transactions. Private Business's principal executive offices are located at 9010 Overlook Boulevard, Brentwood, Tennessee 37027, and its telephone number at that address is (615) 221-8400.

         The Business Manager solution enables its network of over 1,100 client banks to purchase accounts receivable from their small business customers. The banks then process, bill, and track those receivables on an ongoing basis. As a major component of its solution, Private Business works with client banks to design, implement, and manage the sale of Business Manager accounts receivable financing services to their small business customers. Private Business also outsources, for its client banks, application hosting, and transaction processing by using the Business Manager software in its data center and by providing transaction processing services from its facilities. Business Manager uses Windows-based technology and is easy-to-use, flexible, and scalable. Client banks and small business customers are able to transmit information and obtain reports electronically through its Internet portal, BusinessManager.com. BusinessManager.com is also an electronic gateway through which customers access various business tools that help them manage their businesses.

         The American Bankers Association, through its subsidiary, the Corporation for American Banking, has endorsed Business Manager since 1994. The American Bankers Association employs a due diligence process in endorsing products, including conducting interviews with banks and customers regarding the product. Only 17 companies have the American Bankers Association's endorsement, and Business Manager is the only product of its type that has received the endorsement.

         As a complement to Business Manager, Private Business advises and trains its client banks concerning risk management procedures and offers insurance products that mitigate their exposure to fraud and non-payment. Private Business assumes none of the payment risk in the banks' purchase of receivables; all such risk falls upon the client banks and their small business customers.

         The Business Manager solution benefits both its client banks and their small business customers. The solution introduces its client banks to a new type of high-margin fee generating service, helping them attract new small business customers and enhance existing customer relationships. Business Manager also provides small business customers with access to a new type of bank financing.

         Typically, Private Business provides its services under exclusive long-term contracts with client banks with terms ranging from three to five years with automatic renewals for a predefined term thereafter. Private Business receives initial fees for set-up and royalty payments equal to a percentage of every receivable purchased by the banks from their small business customers. During 2000, approximately 85% of its revenue resulted from royalty payments.

         During 2000, Private Business's network of client banks purchased approximately $6.1 billion of accounts receivable from approximately 7,800 small businesses.


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INDUSTRY BACKGROUND

         The primary drivers of Private Business's business are:

         -        the need for alternative financing for small businesses.

         - the desire of community banks to attract and retain small business customers using alternative financing products.

         - the growing acceptance of electronic commerce among community banks and small businesses.

         Electronic Commerce Services for the Financial Sector. The market for electronic commerce products and services in the United States has grown dramatically in recent years. A large portion of the electronic commerce services infrastructure has been provided by third-party vendors and outsourcing companies. The financial sector has been a major user of outsourced electronic commerce services. Examples of outsourced electronic commerce applications in this sector include electronic authorization, processing, and settlement of credit card transactions and electronic data interchange.

         Most of the outsourced electronic commerce activity in the financial sector has focused on servicing larger merchants and businesses. However, small businesses have many of the same financial needs as large businesses and also some unique needs particularly suited for electronic commerce outsourcing. While small businesses have taken advantage of certain outsourcing and/or electronic commerce services such as credit card and merchant services, other services generally have been unavailable in the small business credit and cash management market.

         Financing for Small Businesses. Dun & Bradstreet tracks approximately
11.6 million small businesses in the U.S. with less than $25 million of annual sales. Private Business believes that approximately 4.5 million of these businesses are potential prospects for the Business Manager system based on their size, industry and receivables patterns. Private Business believes that, for many of these small businesses, the need for working capital is a significant obstacle to growth, and that these businesses spend much time, money, and effort on receivables and cash management. Many of these small businesses are growing rapidly and are financially sound, but are not eligible for sufficient traditional bank financing. Traditional banks may be unwilling to provide financing to small businesses for a number of reasons such as the particular small business's lack of credit history or the industry or geographic areas in which a particular small business operates. In other cases, businesses have reached their bank's credit limit for traditional bank financing.

         Despite the fact that the small business sector provides a very large and potentially profitable market opportunity, financial service providers have encountered difficulty in managing cost-effective sales and support of targeted financial services to small businesses. Community banks have generally provided basic financial services such as business deposit accounts, credit card merchant services, and, in some instances, traditional lines of credit to small businesses. However, these banks typically have been unable to provide small businesses with more sophisticated cash management products such as accounts receivable or lease financing services.

         The Community Bank Market. In response to the competitive pressures arising from deregulation and consolidation, many community banks are adapting their business practices to meet these new challenges. According to the Federal Deposit Insurance Corporation, strategies for coping with these pressures include:

         -        outsourcing business functions;

         -        expanding the use of non-traditional financing;

         -        partnering with non-bank service providers; and

         - emphasizing personalized services and developing niches or specialty offerings to serve a broader customer base.

         At the same time, given the limited asset base of community banks and the need to improve margins, the adoption of these strategies must take into account the need to control operating expenses, maintain proper risk control and minimize operating complexity.


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THE PRIVATE BUSINESS SOLUTION, BUSINESS MANAGER

         Business Manager is an integrated solution that includes software, targeted marketing services, online electronic transaction processing, and ongoing support. Business Manager enables the management of accounts receivable financing for banks, from the purchase of receivables from small businesses to the ongoing processing, billing, and tracking of these receivables. The banks either process the transactions themselves or outsource this activity to Private Business's in-house processing facility. To automate the process further, Private Business offers electronic links for the banks and their small business customers through secure connections to its Internet portal, BusinessManager.com.

         Private Business's extensive network of local sales consultants, or Business Development Managers, helps its client banks develop new marketing strategies and facilitate the market penetration of Business Manager. Once a client bank contracts to utilize Business Manager, Private Business's Business Development Managers help the client banks design, implement and manage the sale of the Business Manager accounts receivable financing program to the client banks' small business customers and prospects. Utilizing a database of likely small business customers of the program, the Business Development Manager generally works directly with the client banks' commercial loan officers to target and meet with qualified small business customers as part of the direct sale of the program to these businesses. Once the client bank has signed up a new small business customer, Private Business's Business Development Managers continue to work with the small business customer in conjunction with the bank loan officer to ensure proper implementation and post-implementation support. Private Business also helps design the appropriate procedures and controls to successfully implement Business Manager in order to minimize risk to its client banks.

         Business Manager allows banks to provide differentiated, high-margin financial services to their existing small business customers and new prospects without incurring the cost of internal technology development and additional personnel. Business Manager can benefit Private Business's client banks by:

         -        increasing their revenues with high margin fee income;

         - creating additional relationships with their existing small business customers;

         -        attracting new small business customers; and

         - improving access to small business customers' financial information, enabling better credit decisions;

Business Manager can also benefit a bank's small business customers by:

         -        improving cash flow and making funds available for growth;

         - providing customized aging, sales, and customer balance reports;

         - reducing management time, effort, and cost associated with billing and tracking receivables; and

         - improving receivables tracking and payment by involving the bank.

STRATEGY

         Private Business intends to grow its business by implementing the following strategies:

         Expand into Additional Metropolitan Areas. Private Business intends to expand its Business Development Managers into more major metropolitan markets. Metropolitan markets tend to have a large number of small businesses in a more concentrated area. These markets have been virtually untapped by Business Manager and enable Private Business to pursue small businesses that are not necessarily customers of Private Business's existing client banks. Though Private Business typically offers these financing opportunities through community banks, it also works with regional and national funding sources to provide financing if its client banks are unable to participate.

         Expand Electronic Commerce Services. Private Business is expanding its electronic commerce services by utilizing implementation consultants, enhancing its Internet communications infrastructure, and marketing its electronic commerce services. Private Business's implementation consultants work directly with its client banks and their small business customers to implement browser-based electronic communications between the small business and the bank through its Internet server. Private Business continues to upgrade its Internet communications infrastructure to improve security, scalability, redundancy, and availability. Private Business is also continuing to market its capabilities in every new sale of Business Manager to increase adoption of its electronic commerce solution. To date, approximately 450 banks and 2,600 small business customers use these services.

         Continue to Broaden Products and Services Offerings. Private Business is successfully using its sales and distribution channel to offer new products and services to its network of over 1,100 client banks. For example, in 1999, Private Business began to offer equipment leasing for small businesses. Additionally, Private Business continues to enhance its Internet business portal, BusinessManager.com, to encompass the basic business functions that every small business engages in daily. Many of Private Business's bank clients are electing to "co-brand" (by adding the bank's logo and colors) the portal Private Business has built and extend its availability to all of their commercial customers via a link from the bank's website. This channel expansion will enable Private Business to get its Business Manager products in front of more small businesses. Private Business will continually look at products and services that are a strategic fit in its business model. Currently, over 1,800 businesses transact business daily thorough Private Business's portal.

         Pursue Strategic Acquisitions and Alliances. The market for financial services offered to small businesses through community banks is fragmented, and Private Business's industry is still in its formative stage. Private Business believes there is an opportunity for strategic transactions such as acquisitions, alliances, or other partnerships to broaden its product portfolio and assist it in delivering its services efficiently. Private Business will continue to evaluate and pursue strategic transactions to better position its business.

PRODUCTS AND SERVICES

         Private Business provides the following products and services through its Business Manager solution:

         Marketing Services. Private Business provides comprehensive marketing services to client banks as a key part of the Business Manager solution. Private Business analyzes a bank's market area using its extensive database and provides a detailed assessment of the market opportunity for Business Manager in a given geographic area. A Business Development Manager uses this market analysis to help the client bank sell Business Manager to small businesses.

         As of December 31, 2000, Private Business employed approximately 115 full-time Business Development Managers, including 10 Regional Managers. Each Business Development Manager is responsible for one to 15 banks, depending on bank size and market potential, with the typical Business Development Manager responsible for seven banks. The Business Development Manager and the client bank work together, using the market analysis, to develop a prospect list of the bank's small business customers who would be likely Business Manager users. The master prospect list is prioritized, and, together, the client bank and a Business Development Manager approach the businesses on that list. As a follow-up, a Business Development Manager periodically contacts small business customers on the system to help the client bank retain their small business customers.

         Business Manager Software. Private Business develops, updates and supports the Business Manager software, a Windows-based software package, installed at its client banks and in its processing and service center, that enables banks to purchase and manage accounts receivable from their small business customers. Business Manager provides over 60 detailed reports to keep the client bank and the small business owner informed about the performance and aging of the receivables. In addition, Business Manager's software enables the client bank to periodically confirm customers' receivables balances for risk control purposes.

         Processing Services. Private Business's processing and service center can perform for the client bank and its small business customers all the processing and service functions that would normally be performed by the client bank's operations staff. With this option, the processing and service center provides all data entry, account set-up, batch processing, lock box maintenance, preparation and mailing of statements and confirmation letters, invoicing and response to customer service inquiries. The client bank retains the decision-making responsibility for credit underwriting and for monitoring the small businesses' daily financial transaction activity.

         Electronic Commerce Capabilities. Private Business provides electronic commerce capabilities that enable data exchange between the small business customers, its client banks, and its service center. This enables small business customers to deliver new invoice information electronically and have this information accessed by Private Business's client banks through a Web browser. The small business can upload this data directly from their accounting software such as Peachtree(R) or QuickBooks(R) or input this data into a predetermined form provided through the Internet server and accessible via a Web browser. Private Business's Internet communications infrastructure provides the gateway to a central repository for this information. This infrastructure also enables small businesses to access critical cash management reports online through their Web browser. Private Business believes this capability reduces the time and cost of processing new invoices for the small business and enhances its client banks' relationships with their small business customers.

         Risk Management Procedures. The Business Manager solution also assists client banks with credit risk management, using a variety of tools, including:

         - Underwriting Control. The client bank decides which businesses participate in Business Manager and approves limits on the amount of receivables to be purchased from those businesses.

         - Monitoring Capability. Information provided by the Business Manager software enables the bank to monitor the payment performance of the receivables, to detect trends in the business that may impact the bank's risk, and to facilitate confirmation of outstanding receivables.

         - Primary Source of Payment. The receivables purchased by the bank are the primary source of payment. In most cases, a small business's customer makes payment of the receivables directly to the client bank.

         - Reserve. As the client bank buys receivables from small businesses, a portion of the purchase price is deposited into a reserve account to protect the client bank against potential losses on the receivables. The reserve is adjusted each month to reflect the condition of the receivables.

         - Repurchase Obligation. The small business maintains ultimate responsibility for accounts receivable collection. Receivables that age beyond a designated period (typically 90 days) are repurchased by the small business. Client banks may require additional collateral and personal guarantees to secure the repurchase obligation.

         Credit and Fraud Insurance. Private Business's insurance brokerage subsidiary offers two insurance products for the Business Manager solution. Both products are primarily underwritten by CNA Credit, an affiliate of CNA Financial Corporation and one of the nation's major multi-line insurers. Accounts receivable credit insurance protects the client bank and/or its small business customers from default in payment of the receivable. Fraud insurance protects the client bank from two types of fraudulent acts by the client banks' small business customers: fraudulent invoices and diversion of customer payments.

TRAINING AND SUPPORT

         Private Business conducts a variety of training activities for its client banks. This training is designed to give bank personnel detailed operating knowledge of the Business Manager solution and the roles that both bank and Private Business's personnel play in the system's success for a particular client bank.

         An initial two-day training session is conducted approximately 35 times per year at Private Business's corporate training center and approximately 24 times per year at various regional locations by experienced members of Private Business's training and bank services departments. These sessions encompass training for both bank credit officers and for process coordinators who operate the Business Manager software. Process coordinators receive detailed instruction and practical training in effective utilization of the Business Manager software. Credit officers learn how Business Manager relationships are developed as well as how they are underwritten, documented, and monitored. Newly licensed banks send both a credit officer and a process coordinator to this training before implementation of the program. Banks may send additional personnel to these sessions for training or re-training at any time. In addition, both beginning and advanced software training for bank process coordinators is offered throughout the year at various locations around the country.

         Other bank credit officers and relationship managers periodically receive training in the business development and risk control aspects of the program, either at the bank site or at mini-conferences held at various locations around the country.

         In addition to training, Private Business offers a variety of support services to its client banks, including:

         - Support Services. Private Business maintains a technical support department that handles approximately 99,000 calls annually and is available five days a week from 7 a.m. to 7 p.m. (C.D.T.) to field questions from client banks and small business customers and resolve any problems that may be encountered during processing.

         - Field Support. Private Business's regionally placed field support technicians visit client banks periodically to examine their processing procedures, and they are available for on-site troubleshooting.

         - Implementation Consultants. Private Business has implementation consultants that help banks and small business customers set up secure Internet connections for the transmittal of information from the business to BusinessManager.com then to the processing facility in the bank or to Private Business's own processing and service center. These consultants also assist small business customers in facilitating electronic communication between their accounting systems and the processing facilities.

         - Bank Services. Private Business's bank services department works with client banks on a variety of banking issues that arise related to the Business Manager solution, including dealing with regulatory issues, documentation, credit policies, risk control and operational issues.

         - Reference Guide. Private Business provides full documentation in its reference guide as a comprehensive resource for the ongoing operation of the Business Manager solution. This reference guide serves as a source book for answers to day-to-day questions about the software, as well as credit and operations issues.

SALES AND MARKETING

         Private Business's sales effort is focused on marketing Business Manager to banks and their small business customers.

         Private Business's dedicated bank sales force targets community banks and banks with a strong commercial presence. These sales professionals utilize Private Business's database marketing tools to provide a detailed analysis of small businesses that are likely candidates for the Business Manager product in the prospect bank's market area.

         Once a bank contracts to utilize Business Manager, one of Private Business's approximately 105 Business Development Managers works with the bank, combining the bank's customer list with Private Business's prospect analysis and creating a prioritized master prospect list. Private Business's Business Development Managers and Private Business's network of banks together form a channel for the sale of Business Manager to small businesses.

         In early 2000, Private Business added a national funding source, giving it alternatives to funding small businesses with not only the local bank, but with a national funding source as well. This should allow Private Business to enter markets and industries that a local bank may not service in its current capacity, without having to expand sales and marketing efforts already being put forth.

         Private Business employs marketing analysts who are responsible for the design and production of internal and external marketing materials to assist its banks in finding small businesses who can benefit from the Business Manager program. These marketing professionals also attend trade shows and coordinate various marketing programs, such as direct mail campaigns and conferences.

CUSTOMERS AND CONTRACTS

         As of December 31, 2000, Business Manager was licensed to over 1,100 banks. No client bank contributed more than five percent of Private Business's revenue in 1998, 1999, or 2000. Private Business's network of client banks purchased approximately $6.1 billion of accounts receivable from approximately 7,800 small businesses.

         The typical agreement between Private Business and a client bank provides that the bank pay an initial fee upon execution of the agreement and an annual fee on each anniversary date of the agreement. In addition, the agreement provides that the bank pay a fee equal to a percentage of the receivables purchased by the bank from a small business customer during the first thirty days after signing such small business customer. Thereafter, the agreement provides for a monthly ongoing fee based on a percentage of the discount charged against the receivables purchased from each small business customer.

         The agreements generally have terms of three to five years plus provisions that the bank pay ongoing fees on all accounts transferred to a similar program for a period of 48 months after termination.

         If an existing client bank wishes to outsource its processing services to Private Business, the bank enters into a processing addendum to the original agreement. The processing addendum provides for set-up fees and transaction processing fees. The processing addendum includes a confidentiality provision with respect to all information received from the client bank relating to the small business customer and its accounts. Some new client banks now enter into an agreement that provides for processing from the outset. The terms of the agreement are very similar to those as set out above.

         Private Business also provides client banks with a standard form Business Manager agreement to be used between the client bank and its small business customers. Private Business is not a party to this agreement, but the general form of the agreement provides that the bank will purchase up to a set amount of the small business's accounts receivable for the face amount less a discount. The Business Manager agreement provides that the bank will establish an interest-bearing reserve account for the benefit of the small business and will deposit a portion (generally between 10 percent and 20 percent) of the face amount of each receivable purchased into such reserve account. The agreement further provides that the bank may require the small business to repurchase all or any portion of any receivable if any minimum payment remains unpaid after a designated period (generally 90 to 120 days). These agreements have a term of one year and are automatically extended for additional one-year periods, but may be terminated without penalty by either party upon 60 days written notice.

TECHNOLOGY

         The Business Manager software program is a PC-based system written primarily in Smalltalk. Private Business has developed two versions of Business Manager, a field version used by client banks and an in-house version used in Private Business's processing and service center. Both versions of the software are 32-bit, enabling them to run on Windows 95/98 and NT/2000. For reporting, both versions use Seagate's Crystal Reports report writer.

         The field version runs in stand-alone mode or supporting multiple users on Novell or Microsoft NT networks, and runs on standard PCs with no additional hardware or software requirements other than an Internet connection. Upgrades to the field version are released periodically and generally no less than annually.

         The in-house version supports larger numbers of concurrent users. Computers from Sun, running the Solaris UNIX operating system, provide the increased capacity. Additionally, this version provides Internet-based reporting to Private Business's processing and service center customers.

         Private Business's bank and small business customers exchange business transaction information with each other and with Private Business via Private Business's Internet-based Business to Business (B2B) Electronic Commerce system. This Web-based B2B system is compatible with businesses running Windows and other operating systems like UNIX or Macintosh. Portions of this system run on Windows NT-based servers, with the balance running on Sun servers using Oracle databases.

         Private Business's Internet connection is provided through two separate telecommunications service providers for reliability and performance.

COMPETITION

         The market for small business financial services continues to be intensely competitive, fragmented and rapidly changing. Private Business believes that its competes effectively as a result of its highly trained and motivated sales force as well as the functionality of Business Manager.

         Private Business faces primary competition from companies offering products similar to Business Manager to banks. Only a limited number of companies offer solutions similar to Business Manager. Private Business's management believes that Private Business is the largest of such companies offering these services in terms of revenue, number of client banks and size of its dedicated sales force.

         Private Business also competes with banks that use their internal information technology departments to develop proprietary systems or purchase software from third parties to offer similar services to small businesses, and with providers of traditional sources of financing to small businesses such as lines of credit, amortizing loans and factoring. Many banks and other traditional providers of financing are much larger and more established than Private Business. Most providers of traditional sources of financing and banks that have already established relationships with small businesses may be able to leverage their relationships to discourage these customers from purchasing Business Manager or persuade them to replace Private Business's products with their products.

         Private Business expects that competition will increase as other established and emerging companies enter the accounts receivable financing market, as new products and technologies are introduced and as new competitors enter the market, some of which may market via the Internet. In addition, as Private Business develops new services, such as equipment leasing, it may begin competing with companies with whom its has not previously competed. Increased competition may result in price reductions, lower profit margins, and loss of Private Business's market share, any of which could materially adversely affect Private Business's business, financial condition, and operating results.

EMPLOYEES


         At May 15, 2001, Private Business employed 347 people, 5 of whom were part-time employees. Private Business had 120 employees at May 15, 2001 involved in direct sales, marketing, and business development activities.


PROPERTIES

         Private Business owns a 36,000 square foot modern corporate office building in Brentwood, Tennessee, situated on approximately 5.1 acres of land. This building houses Private Business's executive offices as well as administration/operations and other staffs. In early 1999, Private Business sold approximately 8.1 acres of undeveloped land adjacent to the corporate office to a developer who constructed a new building. In March 2000, Private Business signed a ten-year lease for approximately 45,000 square feet of office space in this building for processing, insurance, and other staff offices.

                   MARKET FOR PRIVATE BUSINESS'S COMMON EQUITY
                         AND RELATED SHAREHOLDER MATTERS


         The common stock of Private Business is currently traded on the Nasdaq Small-Cap Market System under the designation "PBIZ." As of March 20, 2001, there were approximately 69 shareholders of record. The following table describes representative bid quotations of the common stock for each quarter since Private Business's initial public offering of its common stock on May 26, 1999 as provided by NASDAQ. The following bid quotations reflect interdealer prices without retail mark-ups, mark-downs, or commissions, and may not necessarily represent actual transactions. The stock prices have been adjusted to reflect the proposed one-for-three stock split.



                                                       BID QUOTATIONS
                                                       --------------
                                              HIGH                        LOW
FOR THE YEAR ENDED                            ----                        ---
DECEMBER 31, 1999
-----------------
2nd Quarter                                 $  37.50                    $ 25.89
3rd Quarter                                 $  31.89                    $ 11.82
4th Quarter                                 $  15.18                    $  5.64



                                              HIGH                        LOW
FOR THE YEAR ENDED                            ----                        ---
DECEMBER 31, 2000
-----------------
1st Quarter                                 $  15.39                    $ 10.32
2nd Quarter                                 $   9.66                    $  4.50
3rd Quarter                                 $   8.25                    $  3.00
4th Quarter                                 $   4.50                    $  1.14



                                              HIGH                        LOW
FOR THE YEAR ENDED                            ----                        ---
DECEMBER 31, 2001
-----------------
1st Quarter                                 $   4.13                    $  2.44




         Private Business has not paid any cash dividends on its common stock in 1999 and 2000. Private Business intends to retain its earnings to finance growth and development of its business and does not expect to pay any cash dividends in the foreseeable future. Private Business's credit facility prohibits the payment of cash dividends on the common stock during the term of the current loan outstanding.

      SELECTED HISTORICAL FINANCIAL AND OPERATING DATA OF PRIVATE BUSINESS


         The following table sets forth selected historical financial and operating data of Private Business as of and for the years ended December 31, 1996, 1997, 1998, 1999, and 2000 and the three months ended March 31, 2000 and 2001, respectively. You should read this data along with Private Business's "Management Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements and related notes of Private Business included elsewhere in this document.



                                                                                                                Three Months Ended
                                                                   YEAR ENDED DECEMBER 31,                           March 31,
                                                -------------------------------------------------------------  ---------------------
                                                             (In thousands, except per share data)
                                                   1996       1997         1998          1999          2000        2000       2001
                                                   ----       ----         ----          ----          ----        ----       ----
STATEMENT OF OPERATIONS DATA:
Revenues                                        $ 33,988    $ 43,660     $ 50,805     $ 57,558      $  56,466   $13,463    $12,127
Operating income                                $  9,187    $ 14,304     $  1,516     $ 13,459      $  12,793     2,627        602
Income (loss) from operations  before
  income taxes and extraordinary item           $  9,187    $ 14,017     $ (2,046)    $  7,418      $   8,234     1,400       (454)
Income tax provision (benefit)                       582         743       (2,585)       1,645          3,211       547       (177)
Extraordinary item                                     0           0            0          418              0         0          0
Net income                                         8,605      13,274          539        5,355          5,023       853       (277)
Preferred stock dividends and accretion                0           0       (2,204)      (2,029)             0         0          0
Net income (loss) available to common
 shareholders                                   $  8,605    $ 13,274     $ (1,665)    $  3,326      $   5,023   $   853    $  (277)
Earnings (loss) per common share (diluted)      $   1.26    $   1.95     $  (0.30)    $   0.48      $    0.54   $  0.09    $ (0.03)

BALANCE SHEET DATA (AT PERIOD END):
Cash and cash equivalents                       $  6,391    $  4,816     $    285     $  5,953      $   1,891              $     4
Working capital (deficit)                          2,851       2,772       (7,834)       1,465         (1,765)              (2,496)
Total assets                                      16,386      20,995       31,596       39,210         30,219               27,051
Long-term debt, net of current portion               846       4,078       90,375       49,122         42,148               40,924
Redeemable convertible preferred stock                 0           0       59,707            0              0                    0
Total shareholders' equity (deficit)               8,128       8,643     (139,291)     (29,186)       (23,966)             (24,126)

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS


MATERIAL 2001 CORPORATE DEVELOPMENTS

         On February 1, 2001, Private Business announced that Thomas L. Black, a co-founder and former CEO of Private Business during its most rapid growth phase from 1991 to 1995, was named Chief Executive Officer and President replacing Kevin M. McNamara and Jerry Cover, respectively. Mr. Black has been a director of Private Business since its founding and most recently has been CEO of privately held Tecniflex, Inc. An employment agreement with Mr. Black has not yet been finalized, but will likely include salary and stock options, thus, no compensation expense was recorded in the quarter ended March 31, 2001. The former CEO, who will serve as a consultant to the Company, received a severance payment of $315,000 and stock options to purchase the Company's common stock. The former President announced his resignation effective July 1, 2001 and it is expected that some severance will be paid. Any severance paid will be expensed at the effective date of the resignation.

         On March 13, 2001, Private Business announced that it had signed a letter of intent to merge with Towne through a merger of Towne into Private Business. The proposed merger, which is subject to certain conditions, including approval of the shareholders of both companies, is structured as a tax-free exchange of our common shares for all of the issued and outstanding Towne common shares. In conjunction with the merger agreement, a one for three reverse stock split of our common stock will occur before exchanging Private Business common shares for the Towne common shares. Once the merger is completed, Private Business' shareholders will own approximately 67% of the combined entity.


OVERVIEW

         Private Business is a leading provider of technology-driven solutions that address the problems faced by community banks in managing accounts receivable financing provided to their small business customers. The Private Business solution to these problems is called Business Manager and is based on software, marketing services and online electronic transaction processing. One element of this solution is proprietary software that enables a network of client banks to purchase accounts receivable from their small business customers. The banks then process, bill and track those receivables on an ongoing basis. An additional element of the Private Business solution includes working with client banks to design, implement and manage the sale of Business Manager accounts receivable financing services to their small business customers. Client banks are also given the option of outsourcing to Private Business their application hosting and transaction processing through secure Internet connections, thereby allowing them to receive accounts receivable information and make funding decisions electronically.

         Revenues are generated from three main sources:

         - royalties earned on client bank purchases of small business accounts receivable;

         -        software license fees from new client banks; and

         - maintenance fees and other revenues, comprised primarily of fees received for insurance brokerage services, paper-based form sales, software maintenance, medical, leasing and processing services.

         There are two types of royalty fees. The first type is earned upon the client bank's initial purchase of a small business's accounts receivable during the first 30 days in the Private Business program. The second type is an ongoing royalty fee earned from subsequent period purchases. Both types of fees are based on a percentage of the receivables that a client bank purchases from its small business customers during each month. The second type of fee is a smaller percentage of the ongoing receivables purchased.

         Software license fees consist of two components: the license fee and customer training and support fee. These are one-time fees received upon the initial licensing of the Business Manager program to a community bank. License agreements are executed with terms ranging from three to five years and are renewable for subsequent terms. Private Business recognizes revenues from the license fee at the time of initiation of the agreement and the customer training and support fee ratably over the twelve-month service period subsequent to signing the license agreement. Software license fees for new agreements range from approximately $5,000 to $150,000 and are generally based on the asset size of the client bank.

         Maintenance fees and other revenues include several ancillary products and services provided to client banks. Annual software maintenance fees are generated from client banks starting on the first anniversary date of the Business Manager license agreement and annually thereafter. These revenues are recognized ratably over a twelve month period beginning on the first anniversary date of the agreement. Additionally, since 1995, Private Business has brokered, through its Private Business Insurance subsidiary, credit and fraud insurance products from a national insurance company. Fees are earned based on a percentage of the premium that is paid to the insurance company. Private Business also provides a standard set of forms that client banks may purchase and use in the normal course of administering the Business Manager program. Revenues related to these forms are recognized in the period that they are shipped to the client bank. Processing services are also offered to client banks for an additional fee based on the volume of transactions processed through the system. Private Business has also developed some industry focused applications for the medical and dental markets. An equipment leasing program is offered for use by small business customers in which Private Business receives a one time license fee, an annual fee from the client bank and a fee from the leasing company based on a percentage of the cost of the equipment being leased by the small business customer.


RESULTS OF OPERATIONS

         The following table sets forth, for the periods indicated, the percentage relationship of the identified consolidated statement of operations items to total revenues.


                                                                                                                   THREE MONTHS
                                                                             YEAR ENDED DECEMBER 31,              ENDED MARCH 31,
                                                                        --------------------------------   -------------------------
                                                                        1998         1999         2000      2000          2001
Revenues:
   Royalties..........................................................   86.2%         85.1%        84.6%     84.3          82.7
   Software license...................................................    5.8           4.6          3.6       4.2           2.3
   Maintenance and other..............................................    8.0          10.3         11.8      11.5          15.0
         Total revenues...............................................  100.0         100.0        100.0     100.0         100.0
Operating expenses:
   General and administrative.........................................   26.4          27.2         31.1      29.7          45.7
   Selling and marketing..............................................   40.3          46.2         41.9      45.7          43.5
   Research and development...........................................    1.7           1.6          1.9       3.1           3.0
   Amortization.......................................................    0.9           1.3          1.5       1.4           2.2
   Other operating....................................................    0.6           0.3          1.0       0.6           0.6
   Recapitalization charges...........................................   27.1           0.0          0.0       0.0           0.0
         Total operating expenses.....................................   97.0          76.6         77.4      80.5          95.0
Operating income......................................................    3.0          23.4         22.6      19.5           5.0
Other expenses:
   Interest expense...................................................    6.7          10.5          8.1       9.1           8.7
   Minority interest..................................................    0.3           0.0          0.0       0.0           0.0
         Total other expenses.........................................    7.0          10.5          8.1       9.1           8.7
Income (loss) before income taxes and extraordinary item..............   (4.0)         12.9         14.5      10.4          (3.7)
Income tax provision (benefit)........................................   (5.1)          2.9          5.7       4.1          (1.5)
Net income (loss) before extraordinary item...........................    1.1          10.0          8.8       6.3          (2.2)
Extraordinary item....................................................    0.0           0.7          0.0       0.0           0.0
Net income (loss).....................................................    1.1%          9.3%         8.8%      6.3%         (2.2)%

QUARTER ENDED MARCH 31, 2001 COMPARED TO QUARTER ENDED MARCH 31, 2000

         Royalties. Royalties decreased 11.6% to $10.0 million for the first quarter of 2001 compared to $11.3 million for the first quarter of 2000. The decrease was primarily due to a decrease in the average fee realized on total funding. Total funding through the Business Manager(R) program remained unchanged for the first quarter of 2001 compared to the first quarter of 2000 at approximately $1.5 billion. The decrease in the average fee realized was primarily due to fewer initial sales funding through the program during the first quarter of 2001 compared to the first quarter of 2000. As a percentage of total revenue, initial royalties accounted for 10.3% for the first quarter of 2001 compared to 11.8% for the first quarter of 2000, while ongoing royalties remained unchanged at 72.5% for both first quarter 2001 and 2000.

         Software License. Software license fees decreased 50.6% to $277,000 for the first quarter of 2001 compared to $562,000 for the comparable period for 2000. The decrease was primarily due to a decrease in the number of new software license agreements entered into during 2001 compared to 2000. Private Business believes the decrease was due to several contributing factors, including its continued focus on marketing more specifically to banks in targeted areas where Private Business wishes to better penetrate and support the small business market. Further, management believes that as Private Business increases its market penetration, it becomes more difficult to add new license agreements from the smaller universe of potential bank clients. Software license fees accounted for 2.3% of total revenues for the three months ended March 31, 2001 compared to 4.2% for the comparable period in 2000.

         Maintenance and other. Maintenance and other fees increased 16.8% to $1.8 million for the three months ended March 31, 2001 compared to $1.6 million for the first quarter of 2000. The increase was primarily attributable to increases in our processing services. Fees associated with processing services increased 458.0% to $443,000 for the first quarter of 2001 compared to $79,000 for the comparable period in 2000. The increase was primarily a result of more client banks utilizing these processing services. Maintenance and other fees accounted for 15.0% of total revenues for the first quarter of 2001 compared to 11.5% for the comparable period in 2000.

         Total revenues. Total revenues for the first quarter of 2001 decreased 9.9% to $12.1 million compared to $13.5 million for the first quarter of 2000 primarily as a result of decreased royalties and software license fees which were partially offset by increased maintenance and other fees.

         General and administrative. General and administrative expenses increased 38.5% to $5.5 million compared to $4.0 million for the comparable period in 2000. General and administrative expenses include the cost of executive, finance, human resources, information and support services, administrative functions and general operations. As a percentage of total revenue, general and administrative expenses increased 16.0% to 45.7% for the first quarter ended March 31, 2001 compared to 29.7% for the same period in 2000. The increase was primarily due to higher rent, consulting fees, depreciation and compensation costs related to the Technology and Service Center which was placed in service in May 2000 and one-time severance costs for the former CEO paid in February 2001.

         Selling and marketing. Selling and marketing expenses decreased 14.1% to $5.3 million for the first quarter of 2001 compared to $6.1 million for the three months ended March 31, 2000. Selling and marketing expenses include the cost of wages and commissions paid to dedicated business development and bank sales force, travel costs of the sales force, recruiting for new sales and marketing personnel and marketing fees associated with direct and telemarketing programs. As a percentage of total revenue, selling and marketing expenses decreased 2.2% to 43.5% for the first quarter of 2001 compared to 45.7% for the comparable period in 2000. These decreases were primarily due to a reduction in sales staff as a result of continued focus on sales productivity per sales person. This resulted in decreased compensation, commissions, training, recruiting and travel expenses.

         Research and development. Research and development expenses decreased 14.3% to $360,000 for the first quarter of 2001 compared to $420,000 for the year earlier period. These costs include the direct costs associated with developing new versions of our systems, including the Business Manager system. The decrease in costs was primarily due to larger amounts of research and development costs capitalized as software development costs due to increased activity related to new product development in the first quarter of 2001 as compared to the first quarter of 2000. As a percentage of total revenues, research and development expenses decreased to 3.0% for the first quarter of 2001 compared to 3.1% for the year earlier period. The amount of research and development costs capitalized in the first quarter of 2001 and 2000 were $225,000 and $97,000, respectively.


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         Amortization. Amortization expenses increased 43.9% to $267,000 for the first quarter of 2001 compared to $185,000 for the comparable period in 2000. These expenses include the cost of amortizing intangible assets including trademarks, software development costs, goodwill and debt issuance costs. The increase was primarily due to additional software development costs amortization due to the increased activity and capitalization in late 2000 and the first quarter of 2001.

         Other operating expenses. Other operating expenses decreased $5,000 to $75,000 for the three months ended March 31, 2001. Other operating expenses include property tax and other miscellaneous costs associated with providing support and services to client banks.

         Operating income. As a result of the above factors, operating income decreased 77.1% to $603,000 for the first quarter of 2001 compared to $2.6 million for the same period in 2000. As a percentage of total revenue, operating income decreased to 5.0% for the first quarter of 2001 compared to 19.5% for the same period in 2000.

         Interest expense, net. Interest expense, net decreased 13.9% to $1.1 million for the three months ended March 31, 2001 compared to $1.2 million for the comparable period in 2000. The decrease was primarily due to the continued reduction of debt and more favorable interest rates. In addition to normal debt service, Private Business reduced long-term debt by approximately $1.3 million at the end of the first quarter 2000 using excess cash from operations as required by a year-end excess cash provision in its debt agreement and an optional early payment of $3.0 million at the end of the second quarter 2000.

         Income tax benefit. The income tax benefit was approximately $177,000 for the first quarter of 2001 compared to a provision of approximately $547,000 for the same period in 2000. As a percentage of the loss before taxes, the income tax benefit was 39.0% for the first quarter of 2001.

YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999

         Royalties. Royalties decreased $1.2 million, or 2.4%, to $47.8 million for the year ended December 31, 2000 compared to $49.0 million for the year ended December 31, 1999. The decrease was primarily due to a decrease in the average fee realized on total funding. Total funding through the Business Manager program for both 2000 and 1999 remained unchanged at approximately $6.1 billion. While total funding remained unchanged, the average revenue per funding bank client increased 5.7% to approximately $55,000 in 2000 compared to $52,000 in 1999. The increase was primarily due to an increase in the average amount funded per bank client. As a percentage of total revenue, royalties decreased to 84.6% for the year ended December 31, 2000, from 85.1% for the year earlier period, primarily as a result of a greater increase in maintenance and other revenues during the same period.

         Software license. Software license fees decreased 23.5% to $2.0 million for the year ended December 31, 2000, compared to $2.7 million for the year ended December 31, 1999. The decrease was primarily due to a decrease in the number of new software license agreements entered into during 2000 compared to 1999. Private Business believes that new software license agreements have decreased as a result of several contributing factors, including the focus on marketing more specifically to banks in targeted areas where penetration in the small business market is desired, the fact that as penetration increases in a market, it becomes more difficult to add new license agreements from the smaller universe of potential bank clients and increased competition. Software license fees accounted for 3.6% of total revenues for the year ended December 31, 2000, compared to 4.6% for the year earlier period primarily as a result of the decrease in fees discussed above and more rapid growth in maintenance and other revenues.



         Maintenance and other. Maintenance and other revenues increased approximately $728,000, or 12.3%, to $6.6 million for the year ended December 31, 2000 compared to $5.9 million for the year ended December 31, 1999. Insurance fees increased approximately $486,000, or 14.9%, to $3.7 million for the year ended December 31, 2000 compared to $3.3 million for 1999. This increase was primarily attributable to increased participation by client banks and small businesses in the Private Business credit and fraud insurance programs. Processing fees increased approximately $301,000 to $594,000 in 2000 from $292,000 in 1999. This increase resulted primarily from increased marketing of the Private Business processing capabilities which resulted in increased utilization of processing services by client banks. Equipment leasing fees, which began in 1999, generated approximately $381,000 in fees in 2000 compared to $232,000 in 1999 while other miscellaneous revenues decreased 9.7% to $1.9

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million in 2000 from $2.1 million in 1999. As a percentage of total revenues, maintenance and other revenue increased to 11.8% for the year ended December 31, 2000, from 10.3% for the year ended December 31, 1999.

         Total revenues. As a result of the foregoing revenue categories, total revenues decreased 1.9% to $56.5 million for the year ended December 31, 2000, compared to $57.6 million for the year ended December 31, 1999.

         General and administrative. General and administrative expenses increased 12.2% to $17.6 million for the year ended December 31, 2000, compared to $15.6 million for the year ended December 31, 1999. General and administrative expenses include the cost of executive, finance, human resources, information services, support services, administrative functions and general operations. The increase was primarily due to certain administrative expenses, particularly depreciation, rent and legal and professional fees, increasing as a result of opening the Private Business Technology and Business Service Center. Legal and professional fees increased primarily as a result of increased consulting fees associated with internal restructuring for cost control efficiencies and new directors and officers insurance resulting from the Private Business IPO in May of 1999. As a percentage of total revenues, general and administrative expenses increased 3.9% to 31.1% for the year ended December 31, 2000 from 27.2% for the year ended December 31, 1999. During the fourth quarter 2000, Private Business expensed $1.4 million of discretionary management bonuses related to 2000 performance.

         Selling and marketing. Selling and marketing expenses decreased 11.1% to $23.6 million for the year ended December 31, 2000, compared to $26.6 million for the year ended December 31, 1999. Selling and marketing expenses include cost of wages and commissions paid to dedicated business development and bank sales force, travel costs of the dedicated sales force, recruiting for new sales and marketing personnel and marketing fees associated with direct and telemarketing programs. The decrease was primarily due to decreases in sales staff as a result of a recent focus on sales productivity per sales person. This focus resulted in decreased commissions, training, recruiting and travel expenses. Private Business also decreased its marketing programs, particularly telemarketing, as a result of marketing more specifically to banks in targeted markets. As a percentage of total revenues, selling and marketing expenses decreased 4.3% to 41.9% for the year ended December 31, 2000, compared to 46.2% for the year ended December 31, 1999.

         Research and development. Research and development expenses increased 16.0% to $1.1 million for the year ended December 31, 2000, compared to approximately $923,000 for the previous year ended December 31, 1999. These costs include the direct costs associated with developing new versions of the Business Manager system. The increase was primarily due to additional staff being dedicated to the research and development area to enhance the Business Manager products and the Private Business web portal BusinessManager.com which was introduced in May 2000. As a percentage of total revenues, research and development expenses increased to 1.9% for the year ended December 31, 2000 from 1.6% for the year ended December 31, 1999. During the fourth quarter 2000, Private Business refined its method of estimating the amount of research and development costs that are capitalizable as software development costs. As a result of these refinements, Private Business capitalized approximately $588,000 of research and development costs in the fourth quarter 2000. Software development costs capitalized during the first three quarters of 2000 was approximately $322,000.

         Amortization. Amortization expenses increased 12.4% to approximately $836,000 for the year ended December 31, 2000, compared to approximately $744,000 for the previous year. These expenses include the cost of amortizing intangible assets including trademarks and the associated costs of goodwill and debt issuance costs related to the recapitalization in 1998. The increase was primarily due to new debt issuance costs and increased software development costs in 2000 compared to 1999.

         Other operating expenses. Other operating expenses include property taxes and other miscellaneous costs associated with providing support and services to client banks. Other operating expenses increased approximately $377,000 for the year ended December 31, 2000, to approximately $563,000. The increase was primarily due to the write-off of leasehold improvements and furniture related to leased space vacated in May 2000 when the new Private Business Technology and Business Service Center opened.

         Operating income. As a result of the above factors, the Private Business operating income decreased 4.9% to $12.8 million for the year ended December 31, 2000, compared to $13.5 million for the previous year period.

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         Interest expense, net. Interest expense, net, decreased $1.4 million to
$4.6 million for the year ended December 31, 2000, compared to $6.0 million in 1999. The decrease was primarily due to the reduction of the revolver and a portion of the term loans over and above the scheduled principal payments by approximately $42.2 million in May 1999 using proceeds from the Private Business IPO and private placement, $1.3 million at the end of the first quarter 2000 using excess cash from operations as required by a year-end excess cash provision in a debt agreement and an optional early payment of $3.0 million at the end of the second quarter 2000.

         Income tax provision. The income tax provision was $3.2 million for the year ended December 31, 2000, compared to $1.6 million for the year ended December 31, 1999. As a percentage of income before taxes, the income tax provision was 39% for 2000 and 20.6% for 1999. The 1999 tax provision includes a $1.3 million tax benefit based on the final 1998 S Corporation tax return filed in 1999. Private Business converted to a C Corporation from an S Corporation during 1998. This benefit was recognized as additional equity that the S Corporation shareholders contributed to the C Corporation.

         Extraordinary item. The extraordinary item represented the after tax write-off of a portion of the unamortized debt issuance costs in the amount of $418,000 as a result of paying down approximately $38.4 million in long-term debt using proceeds from the Private Business IPO and private placement in May 1999 and cash from operations.

YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998

         Royalties. Royalties increased $5.2 million, or 11.9%, to $49.0 million for the year ended December 31, 1999 compared to $43.8 million for the year ended December 31, 1998. The increase resulted from additional funding through the Business Manager program, which increased 8.9% to approximately $6.1 billion for the year ended December 31, 1999 compared to approximately $5.6 billion for the year ended December 31, 1998. The increase was primarily due to an increase in the average amount funded per bank client. As a percentage of total revenue, royalties decreased to 85.1% for the year ended December 31, 1999, from 86.2% for the year earlier period, primarily as a result of a greater increase in maintenance and other revenues during the same period.

         Software license. Software license fees decreased 9.6% to $2.7 million for the year ended December 31, 1999, compared to $2.9 million for the year ended December 31, 1998. The decrease was primarily due to a decrease in the number of new software license agreements entered into during 1999 compared to 1998. Private Business believes that new software license agreements have decreased as a result of several contributing factors, including a focus on marketing more specifically to banks in targeted areas where penetration in the small business market is desired, and the fact that as penetration increases in a market, it becomes more difficult to add new license agreements from the smaller universe of potential bank clients and increased competition. Software license fees accounted for 4.6% of total revenues for the year ended December 31, 1999, compared to 5.8% for the year earlier period primarily as a result of the decrease in fees discussed above and more rapid growth of royalties and maintenance and other revenues.


         Maintenance and other. Maintenance and other revenues increased $1.8 million, or 45.3%, to $5.9 million for the year ended December 31, 1999 compared to $4.1 million for the year ended December 31, 1998. Insurance fees increased approximately $897,000, or 37.9%, to $3.3 million for the year ended December 31, 1999 compared to $2.4 million for 1998. This increase was primarily attributable to increased participation by client banks and small businesses in the Private Business credit and fraud insurance programs. Software maintenance fees increased 19.1% to approximately $525,000 in 1999 compared to approximately $441,000 in 1998 which reflected more banks completing their first anniversary of participation in the Business Manager program, as compared to the year ended December 31, 1998. Processing fees increased approximately $117,000 to $292,000 in 1999 from $175,000 in 1998. This increase resulted primarily from increased marketing of processing capabilities which resulted in increased utilization of processing services by client banks. Equipment leasing fees, which began in 1999, generated approximately $232,000 in new fees compared to 1998 while other miscellaneous revenues increased 43.3% to $813,000 in 1999 from $568,000 in 1998. The increase in other miscellaneous revenue was primarily attributable to an increase in medical processing fees of 513.6% to approximately $312,000 in 1999 compared to $51,000 in 1998. This increase was a result of more focus during 1999 on the medical and dental industry. As a percentage of total revenues, maintenance and other revenue increased to 10.3% for the year ended December 31, 1999, from 8.0% for the year ended December 31, 1998.



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         Total revenues. As a result of the foregoing revenue categories, total revenues increased 13.3% to $57.6 million for the year ended December 31, 1999, compared to $50.8 million for the year ended December 31, 1998.

         General and administrative. General and administrative expenses increased 16.8% to $15.6 million for the year ended December 31, 1999, compared to $13.4 million for the year ended December 31, 1998. General and administrative expenses include the cost of executive, finance, human resources, information services, support services, administrative functions and general operations. The increase was primarily due to certain administrative expenses, particularly salaries and benefits, telephone and depreciation, increasing due to the hiring of additional employees to support an expanding client base and the purchase of new computer hardware and software products. In 1999, Private Business no longer performed management and administrative functions for certain related parties where a management fee was charged and netted against general and administrative expenses. As a percentage of total revenues, general and administrative expenses increased 0.8% to 27.2% for the year ended December 31, 1999 from 26.4% for the year ended December 31, 1998.

         Selling and marketing. Selling and marketing expenses increased 29.8% to $26.6 million for the year ended December 31, 1999, compared to $20.5 million for the year ended December 31, 1998. Selling and marketing expenses include cost of wages and commissions paid to dedicated business development and bank sales force, travel costs of the dedicated sales force, recruiting for new sales and marketing personnel and marketing fees associated with direct and telemarketing programs. The increase was primarily due to the hiring of additional sales staff and additional marketing programs provided to client banks. As a percentage of total revenues, selling and marketing expenses increased 5.9% to 46.2% for the year ended December 31, 1999, compared to 40.3% for the year ended December 31, 1998.

         Research and development. Research and development expenses increased 7.1% to $923,000 for the year ended December 31, 1999, compared to $862,000 for the previous year ended December 31, 1998. These costs include the direct costs associated with developing new versions of the Business Manager system. As a percentage of total revenues, research and development expenses decreased to 1.6% for the year ended December 31, 1999 from 1.7% for the year ended December 31, 1998.

         Amortization. Amortization expenses increased 67.9% to $744,000 for the year ended December 31, 1999, compared to $443,000 for the previous year. These expenses include the cost of amortizing intangible assets including trademarks and the associated costs of goodwill and debt issuance costs related to the recapitalization in 1998. The increase is primarily due to amortizing an entire year of goodwill and debt issuance costs in 1999 compared to a partial year in 1998 since the recapitalization was completed in August of 1998.

         Other operating expenses. Other operating expenses include property taxes and other miscellaneous costs associated with providing support and services to client banks. Other operating expenses decreased $126,000 for the year ended December 31, 1999 to approximately $186,000.

         Recapitalization expenses. Recapitalization expenses represented a series of transactions in August 1998 which effectively resulted in a recapitalization of Private Business. The one-time charge consisted of a special one-time bonus to employees, investment banking, and legal and accounting fees.

         Operating income. As a result of the above factors, operating income increased 787.8% to $13.5 million for the year ended December 31, 1999, compared to $1.5 million for the previous year period. The 1998 operating income included the $13.8 million one-time recapitalization charge.

         Interest expense. Interest expense increased $2.6 million to $6.0 million for the year ended December 31, 1999, compared to $3.4 million in 1998. The increase was primarily due to $95 million of new long-term debt incurred in connection with the recapitalization transaction in August 1998. In May 1999, Private Business completed its IPO and private placement and used approximately $38.4 million of the proceeds to reduce long-term debt.

         Minority interest. Minority interest consisted of the share of earnings of Private Business Insurance allocated to its minority shareholders. Concurrent with the closing of the recapitalization transaction completed in August 1998, Private Business purchased the minority interest in Private Business Insurance; therefore, no minority interest was incurred during 1999.

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
         Income tax provision. The income tax provision was $1.6 million for the year ended December 31, 1999, compared to a tax benefit of $2.6 million for the year ended December 31, 1998. This change was a result of the conversion from an S Corporation to a C Corporation during 1998. The 1998 tax benefit consisted of a benefit recorded at the time of conversion of $1.1 million and a benefit of $2.0 million for the net operating loss incurred during the C Corporation period in 1998 offset by a state income tax provision of $451,000 during the 1998 S Corporation period. The 1999 tax provision includes a $1.3 million tax benefit accruing to the C Corporation based on the final 1998 S Corporation tax return filed in 1999. This benefit has been recognized as additional equity that the S Corporation shareholders contributed to the C Corporation.

         Extraordinary item. The extraordinary item represents the after tax write-off of a portion of the unamortized debt issuance costs in the amount of $418,000 as a result of paying down approximately $38.4 million in long-term debt using proceeds from the Private Business IPO and private placement in May 1999 and cash from operations.

LIQUIDITY AND CAPITAL RESOURCES


         Primary sources of capital for Private Business have historically been cash provided by operations and investment from shareholders. During 2000, operating activities provided cash of $9.1 million while $6.2 million in cash was expended for investing activities primarily for purchases of furniture, fixtures, equipment and software development. Cash used in financing activities totaled $7.0 million for 2000, which consisted of repayments of long-term debt partially offset by proceeds from the employee stock purchase plan and the exercise of employee stock options. During the first three months of 2001 operating activities used cash of $593,000 while $428,000 was expended for investing activities, primarily for purchases of equipment and software development. Cash used in financing activities totaled $866,000 for the first quarter of 2001. These uses consisted of $936,000 in repayments of long-term debt partially offset by proceeds from the exercise of employee stock options and the employee stock purchase plan.


         On May 26, 1999, the Private Business IPO and private placement of common stock was completed. 1,667,500 shares were issued in the IPO and 250,000 shares in the private placement at an offering price of $24.00 per share. As a result of the IPO, all preferred stock and accrued dividends on the preferred stock were converted into common shares. The net proceeds of approximately $42.2 million were used to pay down the revolver and a portion of the term loans under a credit facility.


         In April of 1999, Private Business entered into an agreement to sell a plot of land for $1.4 million, consisting of a note receivable of approximately $1.0 million and $400,000 in cash, adjacent to its headquarters in a sale-lease back transaction. A building was constructed which houses the Private Business Service Center. Capital expenditures of $6.2 million and $3.1 million for 2000 and 1999, respectively, were used primarily for computer hardware and software products, leasehold improvements and furniture related to the Service Center. Private Business currently estimates that total capital expenditures for 2001 will be approximately $2.5 million primarily for hardware and software improvements to in-house computer systems.

         The Private Business credit facility includes term loans with balances at March 31, 2001 of $17.3 million and $28.0 million, and also provides for a revolving line of credit in the amount of $15.0 million, including a $3.0 million sublimit for swing line advances and a $2.0 million sublimit for standby letters of credit. The credit facility bears interest in accordance with a grid pricing formula based on the achievement of various financial ratios. The formula calls for advances to bear interest ranging from 1.00% to 2.50% above prime rate or 2.25% to 3.75% above the Eurodollar rate. The facility also includes a provision requiring early payment on the term loans if excess cash, as defined in the credit agreement, is on hand at year-end. At December 31, 2000, no excess cash payments were required.



         The $17.3 million term loan is generally repayable in quarterly installments which increase annually from $864,000 beginning December 31, 2000 to $1.4 million beginning December 31, 2003 until maturity (August 7, 2004). The $28.0 million term loan is repayable in equal quarterly installments of $72,000 until December 31, 2004, at which time the required quarterly payments increase to $3.2 million until December 31, 2005 and $4.2 million until maturity (August 7, 2006). The revolver bears an annual commitment fee and matures August 7, 2004. As of March 31, 2001, Private Business had $17.3 million outstanding at 7.41%, $28.0 million outstanding at 8.16%, and no outstanding draws against the revolver or letters of credit.


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         The credit facility is secured by a pledge of all of the Private
Business assets, imposes financial covenants and requirements and contains limitations on the ability to sell material assets, redeem capital stock and pay cash dividends, among other actions. On March 30, 2001, Private Business obtained an amendment to the credit facility which amends the financial covenants for all future periods. Private Business expects to be in compliance with these amended covenants throughout 2001.



         As of March 31, 2001, Private Business had a working capital deficit of approximately $2.5 million compared to working capital deficit of approximately $1.8 million as of December 31, 2000. The change in working capital resulted primarily from decreases in accrued liabilities and deferred revenue partially offset by decreases in accounts receivable and deferred tax assets and an increase in the current portion of borrowings. Private Business believes that the existing line of credit availability and future operating cash flows will be sufficient to meet working capital, debt service and capital expenditure requirements for the next twelve months. Private Business may, in the future, acquire businesses or products complementary to its business, although it is not certain that any such acquisitions will be made. The need for cash to finance additional working capital or to make acquisitions may cause Private Business to seek additional equity or debt financing. It is not certain that such financing will be available, or that the need for higher levels of working capital will not have a material adverse effect on the business, financial condition or results of operations.


RECENT ACCOUNTING PRONOUNCEMENT

         In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, effective, as amended, for fiscal years beginning after June 15, 2000. SFAS No. 133 establishes accounting and reporting standards for derivative instruments and hedging activities. It requires all derivatives to be recognized in the balance sheet and to be measured at fair value. Private Business adopted the provisions of SFAS No. 133 effective January 1, 2001, which had no effect on its consolidated financial statements.

SEASONALITY

         Private Business has generally realized lower revenues and income in the first quarter and, to a lesser extent, in the second quarter of the year. It is believed that this is primarily due to a general slowdown in economic activity following the fourth quarter's holiday season and, more specifically, a decrease in purchased receivables by client banks. Therefore, Private Business acknowledges that period-to-period comparisons of operating results are not necessarily meaningful and that such comparison cannot be relied upon as indicators of future performance. Due to the relatively fixed nature of costs such as personnel, facilities and equipment costs, a revenue decline in a quarter will typically result in lower profitability for that quarter.

INFLATION

         Private Business does not believe that inflation has had a material effect on results of operations. There can be no assurance, however, that Private Business will not be affected by inflation in the future.


           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK


         Private Business is subject to market risk from exposure to changes in interest rates based on our financing and cash management activities. Private Business's exposure relates primarily to our long-term debt obligations which expire in 2004 and 2006. In the event that interest rates associated with these debt obligations were to increase 100 basis points, the impact on future cash flows would be approximately $452,000.


                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

         None.


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
                              DESCRIPTION OF TOWNE

                                    BUSINESS

GENERAL

         Towne Services, Inc. provides services and products that process sales and payment information and related financing transactions for businesses and banks in the United States. Towne delivers these services and products online via an electronic hub, or gateway, that links business and bank customers with Towne and other providers of products and services that can benefit these customers. Towne uses this electronic gateway to deliver a variety of business and management solutions using internet and telecommunication connections. Towne also provides these solutions through its proprietary software housed at its clients' locations.

         The primary business capabilities Towne offers its customers include a virtual credit card system and merchandise forecasting system. Towne's virtual credit card system processes the in-house credit transactions of businesses and includes an automated receivables management system that allows banks to quickly finance the working capital needs of their business customers. Towne's merchandise forecasting system, or RMSA Merchandise Planning service, processes sales and inventory transactions of retailers, giving them greater control over inventory levels and the ability to make better inventory purchase decisions, improve cash flow and improve operating margins.

         Towne offers the following automated business management systems: (a) TOWNE CREDIT(R), which processes consumer credit transactions for small and medium size businesses; (b) TOWNE FINANCE(R) and CASHFLOW MANAGER(SM), which process business-to-business credit transactions for commercial businesses; and
(c) RMSA(R) Merchandise Planning service, which processes sales and inventory transactions and provides merchandising information for specialty retail stores. Through the use of Towne's online services and products, Towne's business customers are able to:

         -        use the internet to conduct business electronically;

         -        accelerate cash flow;

         -        develop and implement retail marketing plans;

         -        improve customer services;

         -        improve retail merchandising strategies; and

         - automate their records, reduce paperwork and shift other administrative burdens to Towne.

Towne's systems also benefit its bank customers who can:

         -        receive secure, reliable and prompt information;

         -        closely monitor customer accounts;

         -        generate status reports;

         -        finance the accounts receivable of their business customers;
                  and

         -        generate fee income and potential new customers.

         Towne's electronic processing systems enable businesses to offer in-house credit to their customers at costs comparable to traditional credit card transactions. As with credit card transactions, the business pays a discount fee to the bank on each transaction. The business's customer pays fees to the bank for amounts owed by the customer for purchases made on in-house credit, and, in some instances, pays interest to the bank. The discount fees and interest create a pool of funds from which Towne collects its transaction fees. The remaining amounts generate fee income for the bank. Towne also generates revenue by charging its business and bank customers initial set-up fees.

         Towne's merchandise planning and point of sale systems enable business customers to compete with larger chain retailers by providing automated processing and business management capabilities similar to those used by larger companies. Towne generates revenue from these systems by charging initial set-up and recurring monthly service fees.


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TOWNE'S MARKET

         Towne provides its products and services to businesses that extend in-house credit to their customers and to the banks these businesses use. Towne believes that the electronic transaction processing industry generally has not offered its business customers a way to process their in-house credit transactions electronically, focusing instead on credit and debit card transactions.

         A variety of small and medium size businesses use the TOWNE CREDIT system, including hardware stores, clothing stores, auto parts stores and pharmacies. Towne markets the TOWNE FINANCE and CASHFLOW MANAGER products and services to commercial businesses, such as furniture manufacturers, equipment distributors, plumbing suppliers and other industry supply stores. Towne markets the RMSA Merchandise Planning service to small and medium size independent specialty retail businesses, such as men's and women's apparel stores, sporting goods stores, golf pro shops, shoe stores and college bookstores.

         Many of these businesses process a large portion of their sales using in-house credit and use labor-intensive manual processes and products to run their businesses. These credit receivables are generally collected manually through a month-end billing process. Towne believes that the manual billing and collections process utilized by many businesses is highly inefficient, causing them to carry excess receivables and bad debts. In addition, because of the difficulties in tracking and managing receivables from this manual process, banks have been reluctant to finance these businesses based on their receivables. Towne's processing systems allow businesses to automate many of their manual business tasks including the processing of in-house accounts, payment processing and bad debt collections. Towne's processing systems also permit banks to provide financing for these businesses based upon their receivables.

         In addition, most small businesses face difficulties competing with larger businesses due to their more limited resources. They generally do not have large office staffs to perform essential management functions and do not have efficient practices and procedures to track their inventory and sale information. Towne's merchandise planning and transaction systems use sophisticated software to assist retailers in the day-to-day management of their businesses. By using Towne's products and systems, businesses can improve their profitability by effectively managing their day-to-day operations, including markups, markdowns, proper flow of receipts and transactions. By improving a business's efficiency, Towne's systems can also help improve its customers' cash flow.

TOWNE'S STRATEGIES

         Towne's goal is to become one of the leading providers of electronic commerce business solutions for small and medium size businesses in the United States. Towne plans to attain this goal by implementing the following key business strategies:

  Maximize Electronic Gateway to Customers

         When a business customer installs TOWNE CREDIT and TOWNE FINANCE, it establishes an electronic gateway that links it with Towne, the business's bank and other companies that provide products and services that can benefit its operations. Towne intends to maximize this distribution channel by developing, acquiring and implementing the business and management tools that businesses need to succeed in an electronic commerce marketplace.

  Expand Direct Sales and Marketing Efforts Nationwide


         As of May 16, 2001, Towne had 85 direct sales representatives in 41 states performing sales and marketing tasks. Of this total, two persons are dedicated to developing bank customer relationships and 83 persons are focused on developing business customers.


  Continue to Leverage Bank Relationships

         Towne has relationships with businesses and organizations that have large numbers of banks and businesses as their customers. In addition, Towne's executive officers and directors have extensive experience in the electronic processing and financial services industries, and several members of the board of directors have experience in the management of banks or companies that have banks as customers. Through these relationships, Towne believes it attracts customers that would be difficult to reach through traditional marketing methods.

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SEGMENT INFORMATION

         Towne's operations are organized along its product and services lines and include two segments - accounts receivable and inventory. Towne accounts for segment reporting under SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." See note 2 of Notes to Towne's consolidated financial statements.

PRODUCTS AND SERVICES

         Towne designs its products and services to be simple to use, fast and reliable. Towne's automated processing systems, TOWNE CREDIT and TOWNE FINANCE, process in-house credit transactions for businesses in much the same way as credit card transactions are processed. The CASHFLOW MANAGER system is similar to the TOWNE FINANCE system except that commercial business customers manually transmit their transaction information to their banks for processing. Towne's RMSA Merchandise Planning service processes sales and inventory transactions and organizes merchandise information for specialty retail stores.

  Towne Credit

         TOWNE CREDIT is an automated transaction processing system designed for consumer-based credit transactions conducted by businesses. The system uses remote point of sale terminals and communications networks to capture and transmit transaction data and generate a "virtual credit card" account funded by a business's bank. A typical in-house credit transaction for Towne's business customer is processed through TOWNE CREDIT as follows:

                  Step 1: The participating business sells goods or services on an in-house account.

                  Step 2: The business enters sales information at the point of sale into an electronic cash register or computer terminal loaded with Towne's proprietary computer software.

                  When a customer makes a purchase on account, a store clerk records the transaction on a point of sale terminal. The PC-based terminal stores names and addresses of customers, account balances and payment activity, which the business owner can retrieve quickly at the point of sale. The TOWNE CREDIT system captures the transaction data, including dollar amount and customer information, for use in billing, tracking inventory and generating sales and tax reports.

                  Step 3: The business closes out its daily transactions and electronically transmits transaction data to Towne through the computer system across the internet or telecommunications lines.

                  Step 4: Towne processes the data, calculates receivables, performs other accounting functions and transmits reports electronically to the business and its bank upon request by the next business day.

                  On a daily basis, the business owner or manager transmits the sales activity by batch to Towne's computer processing center across an ordinary telephone line or internet connection. Towne's customer communication software supports a wide range of business customers, including those in rural areas. Towne's systems process data from purchase transactions, calculate receivables, post these transactions and perform other accounting functions automatically, and its systems can be programmed to generate daily customized reports. Towne's network systems then transmit reports to businesses and their banks by the business day following receipt of transaction data.

                  Step 5: The bank retrieves the sales and payment information and advances funds to the business's bank account based upon pre-set lending terms.

                  Step 6: Towne bills the business's customer, collects and processes the customer's payment and transmits payment information to the bank for credit to the business's bank account.

                  The bank that serves the business usually offers a line of credit, in which case the bank funds the prior day's sales at discounts similar to those in major credit card transactions. Through a graphic interface with Towne's communications server, the bank has daily access to the information it needs to finance the business's accounts receivable. TOWNE CREDIT works as a supplement to the bank's current loan

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         processing systems and creates the general ledger account entries necessary for the bank to account for the line of credit loans to the business. Towne assumes no credit risk from business customers in these transactions.

         With TOWNE CREDIT, many administrative burdens of running a business are outsourced to Towne. Towne generates and prints statements and sends them to the businesses' customers. A national bank as Towne's agent maintains an automated lock box through which payments can be received. If a customer chooses to pay the business directly when he or she receives the bill, the business owner records that payment in a point of sale terminal to be processed electronically on Towne's system. The system allows businesses to quickly track account balances and payment history and verify customer transaction information by checking the receivables reports generated or, if needed, by dialing into Towne's processing network to verify or update information.

         Towne also settles payments for its customers. Towne transmits, upon request, transaction information directly to the bank and arranges for funds to be transferred from the automated lock box via Automated Clearing House to the bank. Funds are then transferred to the business's bank account via the bank's internal deposit system.

         Through TOWNE CREDIT, businesses are able to receive accelerated funding for in-house charge accounts and eliminate costly and inefficient manual processing. Sales also may be enhanced by the business's ability to offer finance options, such as sales on account, to its customers. The bank that serves the business is able to generate fee income in the form of transaction discounts and may profit from interest-bearing consumer credit accounts.

  Towne Finance

         Towne's automated asset management and financing software system, TOWNE FINANCE, is a commercial version of TOWNE CREDIT that addresses business-to-business credit transactions. TOWNE FINANCE facilitates accounts receivable financing for commercial businesses by allowing these businesses and their banks to better manage and control assets that fluctuate in value. With TOWNE FINANCE, businesses have the ability to convert invoices to the cash they need to finance their ongoing operations.

         Using TOWNE FINANCE, banks can assign percentage values to specific assets of their business customers, such as accounts receivable, inventory, real estate, furniture, fixtures and equipment. By assigning these values, banks can develop a risk-based formula for lending to their business customers. TOWNE FINANCE tracks the accounts receivable, maintains a parallel aging of the accounts and allows the bank to control advances and pay downs based on daily activity of new sales and account payments. The system supports discretionary lines of credit as well as automatic daily funding of eligible assets. TOWNE FINANCE works as a supplement to the banks' current loan processing systems and creates the general ledger account entries necessary for banks to account for these asset-based loans.

         Once a bank customer agrees to use TOWNE FINANCE, the bank must approve a credit line for the customer. After credit is established, Towne loads historical invoice data onto its host computer. The bank specifies a set of standards at the processing level and assigns a loan officer to monitor the credit as it would any other loan. Towne then takes over the statement rendering and remittance processing functions for the bank much like it does for TOWNE CREDIT. Access to an automated lock box allows the bank to control the payments associated with the accounts and apply the payments to the outstanding loan balance. After payments are received, Towne processes the payments and transmits funds electronically to the customers' operating account at the bank.

         The bank provides a line of credit that is controlled using TOWNE FINANCE daily processing and reporting functions. The bank retains all credit and funding responsibility and Towne provides a specialized sales force, back room processing and monitoring services. TOWNE FINANCE allows banks to provide a cost effective accounts receivable financing program for its commercial customers. Banks using TOWNE FINANCE gain fee income on advances of funds, net of all processing expenses, and strengthen relationships with business customers that have experienced cash flow problems or that might have otherwise turned to non-traditional lenders.


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  CashFlow Manager

         The CASHFLOW MANAGER system is an asset management system that also addresses business-to-business credit transactions. The software program enables the banks that service commercial businesses to better manage and control assets that fluctuate in value so they can make lending decisions with respect to these assets. CASHFLOW MANAGER transaction processing occurs in much the same way as TOWNE FINANCE processing, except that the commercial business manually transmits the information for processing.

         The CASHFLOW MANAGER system uses special deposit tickets to batch process invoices turned into the bank. The CASHFLOW MANAGER system provides general ledger reports that help the bank manually interface with the bank's general ledger system. At the end of the month, statements are sent to the business's customer directing payments to the bank's lock box. The bank typically advances funds on all of the business's accounts receivable and adjusts the reserve percentage after the month-end close period. Any excess reserves are deposited into the business's operating account after the month-end reconciliation.

         With CASHFLOW MANAGER, banks generate income from the discount fee charged from each batch of receivables advanced, interest charged either to the merchant, the merchant's customers, or both parties and spread income generated from the reserve account. The bank provides multiple services to the borrower by establishing a loan account, operating account and restricted reserve account, as well as by implementing the CASHFLOW MANAGER program. The restricted reserve account and the receivables act as collateral in addition to other collateral that may be required by the bank.

  RMSA Merchandise Planning

         Towne develops each customized RMSA Merchandise Plan using a combination of data supplied by the customer coupled with proprietary business models. The RMSA Merchandise Plan enables Towne's business customers to manage inventory at the classification level, such as women's blouses or men's suits. Towne needs four basic pieces of information about each class of merchandise offered by the business: sales, markdowns, merchandise received and merchandise on order but not yet delivered. This data is collected monthly and transmitted to Towne's computer systems, which also house historical information such as sales, markdowns and merchandise receipts for each individual business customer. Merchandise planning models for the particular industry, geographical region, season and other current business trends are also incorporated into each RMSA Merchandise Plan. The RMSA Merchandise Plan is then provided to Towne's retail business customers electronically or via hard copy, at their option.

         Towne's Merchandise Planning customers receive on a monthly basis:

         - the current month's sales forecast and a rolling forecast up to ten months into the future;

         - a review of markdowns, timing of deliveries and the other factors needed to achieve optimal sales;

         -        analysis of sales history for missed opportunities;

         -        a review of current profitable sales trends; and

         - specific information so clients know how much to buy and when to receive it.

  The Charter System

         The Charter System uses sophisticated point-of-sale software to assist retailers in the day-to-day management of their business. The Charter System also enables Towne to easily collect the data necessary to develop the RMSA Merchandise Plan.

         The Charter System operates as a stand-alone system separate from the RMSA Merchandise Plan. Clients have the opportunity to purchase or lease the Charter System software. With this software, a client receives a point of sale system with features that provide a full range of capabilities to track inventory and perform simple or sophisticated transactions quickly and efficiently. The Charter System allows Towne's business customers to work with data at the stock keeping unit, or SKU, or summary levels and provides specific recommendations on what merchandise to re-order, markdown and transfer.

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         The Charter System can track merchandise on many attributes including style, size, vendor, color and other SKU categories. The sales and inventory report that can be generated by the Charter System enables the retailer to determine what inventory is selling quickly and what inventory is moving slowly. This retail purchase order management system provides a complete overview of merchandise on hand and on order. It also provides comprehensive customer profiles designed to enable the retailer to collect detailed information ranging from vendor preferences to customers' birthdays.

ANCILLARY SERVICES AND NEW PRODUCTS

         Towne provides an array of value-added services in connection with its processing systems, including:

         Collection Services. Towne's processing systems help its customers identify delinquent accounts. Towne maintains an agreement with Credit Collection Services of Georgia, a national collections firm, that enables its customers to have on-line access to professional debt collection services. Towne maintains an electronic interface with Credit Collection Services so account information is readily delivered to assist in collecting past due amounts.

         Document Imaging and Archiving Products. Towne began offering AUGUSTA(TM) and EzVIEW VAULT(TM) after its July 1999 acquisition of Imaging Institute, Inc. Both products are imaging software and equipment that offer unique and functional document imaging and archiving solutions tailored for small to medium size businesses. The AUGUSTA product is an active file folder document imaging system designed for small to medium size organizations. It is designed to quickly scan, file, and retrieve documents electronically. With EzVIEW VAULT, documents are quickly scanned onto the Mastering Station, saved in electronic "folders," and finally archived permanently onto a CD-ROM disc. Each disc also contains a self-running Windows viewing module that will allow the viewing, printing, and faxing of documents from any Windows-based computer with a CD-ROM drive.

         Towne plans to design and develop new and improved products and services that business customers can access through its electronic gateway to help automate their businesses and provide better service to their clients. Towne also plans to enter new agreements and relationships with other companies and organizations to give its customers access to a variety of other business management tools. Towne has in the past and may again in the future offer processing services to companies providing lease financing.

SALES AND MARKETING

         Towne employs three distinct sales forces to market its products and services. The bank sales force focuses on developing relationships with banks through which TOWNE CREDIT, TOWNE FINANCE and CASHFLOW MANAGER are marketed to business customers. Towne's business representatives call on business customers of banks that have contracted with it, as well as other businesses who might use Towne's products. Towne also employs a direct sales force, its analysts, to market its products and services that process inventory, accounts receivable and point of sale transaction information for retail businesses. These analysts play the dual roles of being business consultants for Towne's existing customers and salespeople who promote Towne's products and services to potential new customers.

         In addition to direct sales, Towne also markets TOWNE CREDIT, TOWNE FINANCE and CASHFLOW MANAGER through several strategic alliances that have businesses and banks across the United States as their customers or members. These alliances enable Towne to reach and provide services to large groups of banks and businesses in new geographic markets. Towne will continue to pursue additional alliances with companies and organizations that will provide it access to large groups of banks and businesses nationwide such as bankers' banks, trade associations and merchant franchise operations.

         Towne mainly markets its RMSA Merchandise Planning service by focusing on lead generation. Towne achieves this lead generation primarily through referrals, direct mail, trade shows and educational seminars. Towne also markets its RMSA Merchandise Planning service through alliances with associations in many of the industries that it services. Towne's alliances promote its RMSA Merchandise Planning services while improving business performance for members of the respective associations. Towne's association alliances include, for the college bookstore industry, the Independent College Bookstores Association, for the Christian bookstore industry, the Parable Group, and several golf organizations, including Marriott Properties and Club Corporation of America. These relationships are designed to expose association members to Towne's RMSA Merchandise Planning services.


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         Towne has used its board members' and senior managers' expertise and contacts to develop relationships with banks and banking organizations. Towne believes that endorsements by local bankers are the most effective sales tools to reach their businesses. Banks often have longstanding relationships with their business customers and provide immediate credibility and access for Towne's products and services. Towne believes that its relationships with banks enable it to attract business customers that would be difficult and expensive to reach when employing traditional marketing methods.

RECRUITING AND TRAINING

         Towne hires sales personnel who are experienced in marketing products and services to banks and businesses. In recruiting experienced sales personnel, Towne focuses on hiring people who have established relationships with banks and businesses in a particular market. Towne has a full-time employee responsible for recruiting bank and business representatives. Towne has developed and implemented an intensive five-week training program for its sales force. The first week of training focuses on overviews of Towne's policies and procedures as well as an introduction to all of Towne's products. During the first week, Towne also instructs its new sales representatives on pricing of the products to customer banks and businesses. The second week focuses on sales skill training with detailed product and pricing training. This week ends with product sales presentations and role playing. The third and fourth weeks consist of field training, in which the sales representative travels with a seasoned sales representative to observe sales calls and presentations. The fifth week addresses strategic product presentations, leadership and management training and new account set-up. The sales representatives then return to their respective territories to begin selling.

TECHNOLOGY

         Towne's automated electronic processing systems communicate data to and from remote customer locations and its computer processing center in Suwanee, Georgia. Towne uses its proprietary technologies together with third party telecommunications networks to transmit and process transaction data for its customers. Transactions are interactively processed and returned to the sending system. Towne's systems can use telephone lines and internet connections to transport transaction data, which allows Towne to access customers located across the country.

         Towne designed its communications systems to support a large number of telecommunications lines and high volumes of data traffic. This configuration is scalable, allowing Towne to add new servers and new communications lines as needed without having to rebuild its communications system. Towne's communications servers process multiple data protocols. This allows Towne to service a wide range of customers without requiring them to change the communications systems they currently use.

         Towne's communications and processing system servers can manage data traffic across multiple time zones as well as balance both client/server and on-line batch mode processing loads. This "cluster processing" uses multiple servers that work in tandem. A bank of processors work in a shared network environment to co-process reporting jobs. The host processing system is also scalable.

         Towne designed its systems using software and hardware capable of interacting with the variety of operating platforms used by Towne's customers, including client/server and mainframe operating systems. Towne has developed software to support a wide range of operating systems used by its customers. Towne's transaction reporting software is not hardware dependent, which allows it to change its equipment to take advantage of the most recent technologies in its operations. This could include a complete change-over of operating systems and/or hardware. The CASHFLOW MANAGER system is single- or multi-user capable.

         Towne's computer processing system stores data redundantly at both the customer terminal location and at Towne's processing center. Potential service interruptions are minimized by hosting the client's data on multiple servers and locations so that no single hardware failure would result in service interruption. In addition, Towne keeps mirror servers on location, creates daily digital backup tapes and stores them offsite. Although Towne believes that its system configuration and disaster recovery measures adequately protect it against system failures that may occur due to destruction of its processing center, natural disasters or other loss or impairment of its network capabilities, a failure of Towne's system, or the failure of Towne's telecommunications providers to supply the necessary services, could negatively affect Towne's business and financial results and harm its reputation.


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CUSTOMERS


         As of December 31, 2000, Towne provided processing services to a diverse customer base of 3,453 small and medium size retail merchants and commercial businesses located in all 50 states as well as the District of Columbia. Towne had 3,107 retail merchants and commercial business customers as of April 30, 2001. A variety of businesses use the TOWNE CREDIT system, including hardware stores, clothing stores, auto parts stores and pharmacies. TOWNE FINANCE and CASHFLOW MANAGER products and services are marketed to commercial businesses, such as furniture manufacturers, equipment distributors, plumbing suppliers and agricultural supply stores. In addition, Towne markets its RMSA Merchandise Planning service to small to medium size independent specialty retail businesses, such as men's and women's apparel stores, sporting goods stores, golf pro shops, shoe stores and college bookstores.



         As of December 31, 2000, Towne had executed 789 contracts with banks in 36 states. Most of Towne's current bank customers have asset sizes of $2 billion or less. As of April 30, 2001, Towne had executed 770 contracts with banks. These bank customers market Towne's products and services to businesses in their communities.


         The majority of Towne's contracts with its customers are cancelable at will or on short notice or provide for renewal at frequent periodic intervals, and, accordingly, Towne may have to rebid or modify such contracts on a frequent basis. Because Towne's customer base is relatively diverse and includes thousands of businesses and hundreds of banks, it does not rely on any single business or bank for a significant portion of its revenue. No single business customer accounted for more than 1.0% of Towne's total revenues in 2000. No single bank customer accounted for more than 3.0% of Towne's total revenues in 2000. Towne does not anticipate that one or more new customers will account for large portions of the set-up fee revenues generated for particular quarters in which the underlying contracts are signed.

         Towne's aggregate overseas sales represent only 1% of its overall sales. For the year ended December 31, 2000, Towne's sales to countries outside of North America totaled $336,536, primarily to Malaysia and Taiwan. No individual foreign customer accounted for more than 1% of Towne's total revenues in 2000.

CUSTOMER SERVICE

         Towne's products are supported by the following levels of customer service. Each customer bank provides first line customer service support to the businesses on accounting and loan-related issues, and Towne provides a help desk for technical support for its network systems and terminals. Towne provides many service features to its businesses, including toll-free customer service and terminal support during business hours and on an emergency basis, 48-hour hardware replacement, turnkey installation and training for new businesses and flexible reporting capabilities. As part of its ongoing service, Towne assigns a business specialist to each bank who helps structure and market to prospects selected by the bank. Towne attempts to establish long-term relationships through the continued support and interaction of its professional account managers and consultants.

         Towne assigns a support specialist to each client and field representative to service and maintain its RMSA Merchandise Planning service. The support specialist is responsible for complete set-up of new client information, including all historical data, classification set-up with start-up factors and annual rate and profile information, and for the processing of monthly data for entry into the RMSA Merchandise Plan. Towne's support staff communicates with clients and analysts about the need for specific basic monthly information and explains monthly reports and client information.

         Towne's Charter System product is supported by a staff of trained individuals who provide help desk technical support to all clients and analysts using the Charter System software. They are responsible for insuring ongoing operation of the applications as intended and monitoring clients closely. Towne provides training for new clients on site and off site in all applications and procedures for its Charter System products, and Towne fully trains all of its new field representatives.

         Towne's staff of client representatives trains customers on the use of its processing system and hardware at the customer location. Customer service representatives provide technical support for all of Towne's products and services through a call-in support center available during normal business hours. After hours, customers can reach Towne's technical support personnel by pager.


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COMPETITION

         Many companies provide online processing products and services. In addition, many other companies market business-to-business software and marketing support to banks that allows the banks to track and finance the in-house charge accounts of their customers similar to a factoring operation. Most of these competitors do not offer a point of sale system, but rather require businesses to forward paper invoices to the banks where bank personnel input the invoices onto the software purchased by the banks.

         The electronic transaction processing industry is intensely competitive. Increased competition is likely from both existing competitors and new entrants into Towne's future markets. Towne may not be able to compete successfully as other companies develop new products and services, decrease prices, improve customer service and hire additional personnel. Competitors may offer new products and services resulting in greater competition and lower market share for Towne. Some of Towne's competitors have longer operating histories, greater name recognition, larger customer bases and substantially greater resources than Towne has. Competitors may be able to adapt more quickly to new technologies and changes in customer requirements and may also be able to devote greater resources to marketing.

         Towne faces limited organized competition in the area of inventory management. To Towne's knowledge, there are several competitors that provide forecasting and planning service to retailers that are similar to Towne's RMSA Merchandise Planning service.

         Towne's Charter System product has numerous competitors on the national and regional level, several of which offer more advanced solutions that allow them to garner significant market share. Several of these competitors also offer e-commerce and accounting modules in addition to services comparable to Towne's Charter System product.

TRADEMARKS AND OTHER PROPRIETARY RIGHTS

         Towne operates under the following trademarks and service marks: TOWNE SERVICES(R), TOWNE CREDIT(R), TOWNE FINANCE(R), RMSA(R), and CASHFLOW MANAGER(SM).

         Towne attempts to protect itself through a combination of copyright law, trademark and trade secret laws, employee and third party confidentiality agreements and other methods. Towne does not have patents on its systems and products.

         Unauthorized parties may attempt to copy aspects of Towne's technology, products and services or to otherwise obtain and use information that Towne regards as proprietary, despite Towne's efforts to protect them. Third parties may claim that Towne's current or future products and services infringe their patent, copyright or trademark rights. No assurance can be given that, if such actions or claims are brought, Towne will ultimately prevail. Any such claims, whether with or without merit, could be costly and time consuming, cause delays in introducing new or improved products and services, require Towne to enter royalty or licensing agreements or discontinue using the challenged technology and otherwise could have a material adverse effect on Towne's business and financial results.

EMPLOYEES


         At May 16, 2001, Towne had 199 full-time employees of which 85 were in sales and marketing, and 114 were in operations and general administration. Of these employees, 102 were based in Suwanee, Georgia, and 116 were based in 41 other states. Management believes that Towne's relationship with its employees is satisfactory.


SEASONALITY

         The electronic transaction processing industry is prone to seasonal fluctuations in purchasing activity. Towne expects its revenues to be higher in the third and fourth calendar quarters and lower in the first calendar quarter of each year. The decline in retail activity following the holiday season typically results in lower first quarter revenues.

PROPERTIES

         Towne's principal executive offices and its processing center are located at 3950 Johns Creek Court, Suite 100, Suwanee, Georgia 30024, and its main telephone number is (678) 475-5200. Towne leases its Georgia facilities, which total approximately 41,000 square feet. Towne owns its 12,000 square foot building in Riverside, California that houses its RMSA Merchandise Planning subsidiary. Towne leases its offices in Bristol, Tennessee; New York, New York; and Dallas, Texas, which total approximately 8,300 square feet. Towne believes that its facilities will be adequate to support its operations for the foreseeable future.

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS - REVERSE STOCK SPLIT

         Towne held a special meeting of shareholders on December 20, 2000 to consider and vote on the adoption and approval of an amendment to its amended and restated articles of incorporation, which provided for a one-for-five reverse stock split of the issued and outstanding shares of its common stock.

         Only shareholders of record at the close date of business on November 22, 2000 were entitled to vote at the special meeting. Towne solicited proxies for the meeting pursuant to the Georgia Business Corporation Code, and there was no solicitation in opposition to management's solicitation.

         Towne received proxies and ballots from the holders of 22,074,229 shares of its common stock, representing 80% of the outstanding shares of stock.

         The shareholders approved the amendment to Towne's amended and restated articles of incorporation with the number of votes specified below:

         Voted For             Voted Against            Abstentions and Broker Non-Votes
         ---------             -------------            --------------------------------
         21,379,000               677,779                           17,450

             97%                     3%                              0.1%

                        MARKET FOR TOWNE'S COMMON EQUITY
                         AND RELATED SHAREHOLDER MATTERS

MARKET INFORMATION

         Since Towne's initial public offering in August 1998, its common stock has traded on the Nasdaq Stock Market's National Market under the symbol TWNE. As of March 23, 2001, Towne had 328 shareholders of record.

         To date, Towne has not paid cash dividends on its common stock. Towne does not anticipate paying cash dividends on its common stock in the near future.


         The following table sets forth the high and low sales price information for Towne's common stock as reported by Nasdaq, for each full quarterly period in 1999, 2000 and 2001. The stock prices have been adjusted to reflect the December 20, 2000 one-for-five stock split discussed above.

                                                                STOCK PRICE
                                                                -----------
                                                             HIGH         LOW
                                                             ----         ---
First Quarter 1999.......................................  $  53.15    $  26.90
Second Quarter 1999......................................     56.55       35.00
Third Quarter 1999.......................................     48.15       15.00
Fourth Quarter 1999......................................     22.65        8.15
First Quarter 2000.......................................     25.65        8.75
Second Quarter 2000......................................     10.00        2.95
Third Quarter 2000.......................................      5.30        3.75
Fourth Quarter 2000......................................      4.53        1.00
First Quarter 2001.......................................      3.50        1.16

            SELECTED HISTORICAL FINANCIAL AND OPERATING DATA OF TOWNE

         The following table sets forth selected historical financial and operating data of Towne as of and for the years ended December 31, 1996, 1997, 1998, 1999, and 2000 and the three months ended March 31, 2001 and 2000, respectively. You should read this data along with the historical financial statements and related notes of Towne included elsewhere in this document.


                                                                                                                   THREE MONTHS
                                                                                                                       ENDED
                                                                     YEARS ENDED DECEMBER 31,                        MARCH 31
                                                                     ------------------------                     ---------------
                                                     1996        1997        1998        1999         2000        2000       2001
                                                     ----        ----        ----        ----         ----        ----       ----
                                                                         (UNAUDITED)                                (UNAUDITED)
STATEMENTS OF OPERATIONS DATA:
Revenues ........................................ $ 11,933     $ 12,897     $ 18,149     $ 29,774     $ 25,276   $ 6,700    $ 5,671
Costs and expenses:
    Costs of processing,
     servicing and support ......................    2,692        3,389        4,302        7,338        8,228     2,063      1,923
    Research and development ....................      857          968        1,041          536           --        --         --
    Sales and marketing .........................    6,791        7,988       13,389       20,014       16,268     4,990      3,134
    Stock compensation expense ..................      112           --        6,268          145           33        --         --
    Employee termination costs ..................       --           --        2,291        1,320          886        --         --
    Acquisition expense .........................       --           --           --        2,343           --        --         --
    General and administrative,
      excluding stock compensation,
      employee termination and acquisition
      expenses noted above ......................    1,677        2,680        5,569       10,947       14,999     3,395      2,141
                                                  --------     --------     --------     --------     --------   -------    -------
          Total costs and expenses ..............   12,129       15,025       32,860       42,643       40,414    10,448      7,198
                                                  --------     --------     --------     --------     --------   -------    -------
Operating loss ..................................     (196)      (2,128)     (14,711)     (12,869)     (15,138)   (3,748)    (1,527)
                                                  --------     --------     --------     --------     --------   -------    -------
Other expenses:
    Interest expense (income), net ..............       52          155         (226)        (711)      (1,093)     (389)      (122)
    Other expense (income) ......................        4           (1)          (6)           4        2,755        --         --
    Financing costs for stock
      issued to nonemployees ....................       --           --          323           --           --        --         --
                                                  --------     --------     --------     --------     --------   -------    -------
          Total other expenses ..................       56          154           91         (707)       1,662      (389)      (122)
                                                  --------     --------     --------     --------     --------   -------    -------
    Loss before provision (benefit)
      from income taxes, extraordinary
      loss on early extinguishment of
      debt and cumulative effect of an
      accounting change ......................... $   (252)    $ (2,282)    $(14,802)    $(12,162)    $(16,800)  $(3,359)   $(1,405)
                                                  --------     --------     --------     --------     --------   -------    -------
    Provision (benefit) for income taxes ........      182          104          (11)         222          187        --         24
    Loss before extraordinary loss
      on early extinguishment of
      debt and cumulative effect
      of an accounting change ................... $   (434)    $ (2,386)    $(14,791)    $(12,384)    $(16,987)  $(3,359)   $(1,429)
                                                  --------     --------     --------     --------     --------   -------    -------
    Extraordinary loss on early
      extinguishment of debt ....................       --           --          476           --           --        --         --
    Cumulative effect of an accounting change ...       --           --           --        3,183           --        --         --
                                                  --------     --------     --------     --------     --------   -------    -------
Net loss ........................................ $   (434)    $ (2,386)    $(15,267)    $(15,567)    $(16,987)  $(3,359)   $(1,429)
                                                  ========     ========     ========     ========     ========   =======    =======
Preferred stock dividends .......................       --           --       (5,108)         (94)        (160)      (40)       (40)
Accretion of warrants with redemption
      feature ..................                        --           --         (692)          --           --        --         --
Net loss attributable to common
    shareholders before extraordinary
    loss and cumulative effect of accounting
    change:
    Basic ....................................... $   (434)    $ (2,386)    $(20,591)    $(12,478)    $(17,147)  $(3,399)   $(1,469)
                                                  ========     ========     ========     ========     ========   =======    =======
    Diluted ..................................... $   (434)    $ (2,516)    $(20,591)    $(12,478)    $(17,147)  $(3,399)   $(1,469)
                                                  ========     ========     ========     ========     ========   =======    =======
Net loss per share attributable to common
    shareholders before
    extraordinary loss and cumulative
    effect of accounting change:
    Basic ....................................... $  (0.25)    $  (1.07)    $  (5.91)    $  (2.54)    $  (3.14)  $ (0.62)   $ (0.29)
                                                  ========     ========     ========     ========     ========   =======    =======
    Diluted ..................................... $  (0.25)    $  (1.13)    $  (5.91)    $  (2.54)    $  (3.14)  $ (0.62)   $ (0.29)
                                                  ========     ========     ========     ========     ========   =======    =======

                                                                         YEARS ENDED                              THREE MONTHS ENDED
                                                                         DECEMBER 31,                                  MARCH 31
                                                                         ------------                             ------------------
                                                    1996          1997        1998          1999         2000       2000      2001
                                                    ----          ----        ----          ----         ----       ----      ----
                                                 (UNAUDITED)
Net loss attributable to common
    shareholders:
    Basic ....................................... $   (434)    $ (2,386)    $(21,067)    $(15,661)    $(17,147)  $(3,399)   $(1,469)
                                                  ========     ========     ========     ========     ========   =======    =======
    Diluted ..................................... $   (434)    $ (2,386)    $(21,067)    $(15,661)    $(17,147)  $(3,399)   $(1,469)
                                                  ========     ========     ========     ========     ========   =======    =======
Net loss per share attributable to common
    shareholders:
    Basic ....................................... $  (0.25)    $  (1.07)    $  (6.04)    $  (3.19)    $  (3.14)  $ (0.62)   $ (0.29)
                                                  ========     ========     ========     ========     ========   =======    =======
    Diluted ..................................... $  (0.25)    $  (1.07)    $  (6.04)    $  (3.19)    $  (3.14)  $ (0.62)   $ (0.29)
                                                  ========     ========     ========     ========     ========   =======    =======

    Weighted Average Common Shares Outstanding ..    1,712        2,231        3,486        4,907        5,467     5,444      5,053
                                                  ========     ========     ========     ========     ========   =======    =======


                                                                        AT DECEMBER 31,                             AT MARCH 31
                                                                        ---------------                          ------------------
                                                    1996          1997        1998          1999         2000       2000      2001
                                                    ----          ----        ----          ----         ----       ----      ----
OTHER OPERATING DATA AT
    END OF PERIOD:
    Number of sales people............                  77           86          170          166          100       140         91
    Number of bank contracts..........                  17           74          641          823          789       785        774
    Number of business customers......               1,378        1,492        3,043        3,861        3,453     3,736      3,190

BALANCE SHEET DATA:
    Working capital...................            $    815     $  2,638     $ 10,258     $ 21,692     $ 10,197   $18,122    $ 9,134
    Total assets......................               4,289        7,200       38,747       57,737       37,174    53,082     34,307
    Long-term debt, net of
      current portion.................                 197        1,642           55        1,028          771       975        679
    Shareholders' equity..............               1,601        2,722       29,394       48,902       31,389    45,451     29,713

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         This joint proxy statement/prospectus contains several "forward-looking statements" concerning Towne's operations, performance, prospects, strategies and financial condition, including its future economic performance, intent, plans and objectives and the likelihood of success in developing and expanding its business. These statements are based upon a number of assumptions and estimates which are subject to significant uncertainties, many of which are beyond the control of Towne. Words such as "may," "would," "could," "will," "expect," "anticipate," "believe," "intend," "plan" and "estimate" are meant to identify such forward-looking statements. Those statements involve risks, uncertainties and assumptions, including industry and economic conditions, competition and other factors discussed in this and Towne's other filings with the SEC. If one or more of this risks or uncertainties materialize or underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. See "Disclosure Regarding Forward - Looking Statements" at the end of this section for a description of some of the important factors that may affect actual outcomes.

OVERVIEW

         Towne provides services and products that process sales and payment information and related financing transactions for businesses and banks in the United States. Towne delivers these services and products online via an electronic hub, or gateway, that links business and bank customers with the company and other providers of products and services that can benefit these customers. Towne uses this electronic gateway to deliver a variety of business and management solutions using internet and telecommunication connections. Towne also provides these solutions through its proprietary software housed at its clients' locations. Towne generates revenues through the deployment and use of three primary products: TOWNE CREDIT(R), which processes consumer credit transactions for small and medium size businesses; TOWNE FINANCE(R) and CASHFLOW MANAGER(SM), which process business-to-business credit transactions for commercial businesses; and RMSA(R) Merchandise Planning service, which processes sales and inventory transactions and provides merchandising information for specialty retail stores; and ancillary services related to these products. With each of these products, Towne generates initial set-up fees, discount fees and recurring monthly transaction processing fees. Management believes the prices charged for both the initial set-up fees and the recurring transaction fees are based upon the relative fair value of the related services provided.

         Bank set-up fees include charges for installation, implementation and training of Towne's bank and business customers. In response to the issuance of the SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements," Towne began recognizing all revenues from set-up fees on a deferred basis over the estimated life of the contract terms and for certain cancellation clauses and/or return guarantees until the guarantee period is expired. The effects of this change in accounting principle were applied cumulatively as of the beginning of 1999. Before the adoption of SAB No. 101, Towne recognized set-up fees upon execution of the related contract or until guarantee periods expired. Set-up fees charged to each bank vary depending on the asset size of the bank and the number of communities served. Set-up fees are also charged to Towne's business customers based either upon a flat rate or upon the expected transaction volume.

         With each of Towne's transaction processing products, its business customer pays a discount fee to its bank equal to a percentage of the value of each transaction processed. The business's customer pays fees to the bank for amounts owed by the customer for purchases made on in-house credit, and in some instances pays interest to the bank. Towne generates recurring revenue by collecting a portion of the discount fee and, if applicable, interest paid on these accounts, as well as by charging monthly transaction processing fees. Monthly transaction processing fees include charges for electronic processing, statement rendering and mailing, settling payments, recording account changes and new accounts, leasing and selling point of sale terminals, telephone and software support services, rental fees and collecting debts.

         Other revenues include non-recurring charges for software license fees, maintenance agreements, the sale of hardware and equipment and marketing materials and supplies.

         Costs of processing, servicing and support include installation costs for Towne's products and costs related to customer service, information systems personnel and installation services.

         Research and development expenses consist of salary and related personnel costs, including costs for employee benefits, computer equipment and support services, used in product and technology development. Most research and development expenditures are expensed as incurred; however, Towne capitalizes certain development costs under Statement of Financial Accounting Standards No. 86 when the products reach technological feasibility.

         Sales and marketing expenses consist primarily of salaries and commissions, travel expenses, advertising costs, trade show expenses, hiring costs and costs of marketing materials. These expenses also include the costs incurred to develop Towne's indirect marketing channels.

         On December 20, 2000, Towne effected a one-for-five reverse split of the issued and outstanding shares of its common stock. Towne has restated the offering prices and numbers of shares issued in each transaction below to take the reverse split into account.

         In August 1998, Towne completed its initial public offering of its common stock. The total proceeds of the IPO, net of underwriting discounts and offering expenses, were approximately $27.0 million. Towne issued 770,000 shares of common stock (3,850,000 shares on a pre-split basis) at an offering price of $40.00 per share ($8.00 on a pre-split basis). After the IPO, Towne converted all outstanding shares of Series A Preferred Stock to 243,581 shares of common stock, and warrants for 61,796 shares of common stock were exercised.

         In December 1998, Towne acquired the outstanding capital stock of Banking Solutions, Inc., for approximately $14.9 million in cash and stock. Banking Solutions is a developer and provider of a transaction processing system, CASHFLOW MANAGER, an accounts receivable financing program similar to the TOWNE FINANCE product. In connection with the acquisition of Banking Solutions, Towne issued 148,886 shares of common stock at $33.65 per share. Towne paid the remainder of the purchase price in cash. Towne recorded this transaction using the purchase method of accounting. Towne has recorded goodwill in the amount of $14.6 million as a result of this merger, which is being amortized over a period of 12 years.

         In June 1999, Towne completed a public offering of 900,000 shares of common stock (4,500,000 shares on a pre-split basis) at an offering price to the public of $35.625 per share ($7.125 on a pre-split basis), and on July 20, 1999, Towne sold 135,000 shares of common stock (675,000 shares on a pre-split basis) pursuant to an underwriters' over-allotment provision in connection with this public offering. The total proceeds to Towne from the public offering, net of underwriting discounts and offering expenses, were approximately $32.6 million.

         In June 1999, Towne acquired Forseon Corporation, a company based in Riverside, California. Forseon provides products and services for retail businesses that process inventory, accounts receivable and point of sale transaction information and generate merchandise plans and management reports. Towne issued a total of 415,069 shares of its common stock in exchange for all outstanding stock and options to acquire stock in Forseon. The merger was accounted for as a pooling of interests. Towne incurred approximately $2.3 million in expenses related to the acquisition of Forseon.

         In July 1999, Towne acquired all of the issued and outstanding stock of Imaging Institute, Inc., a Bloomington, Minnesota-based company, for approximately $1.2 million cash and the issuance of up to 16,203 shares of its common stock. Imaging Institute's main products include AUGUSTA and EzVIEW VAULT(TM), which offer unique and functional document imaging and archiving solutions tailored for small to medium size businesses. In connection with the purchase of Imaging Institute, Towne recorded goodwill in the amount of $1.9 million, which is being amortized over 5 years.

         For the years ended December 31, 1998, 1999 and 2000, Towne had net losses of approximately $15.3 million, $15.6 million and $17.0 million, respectively. As of December 31, 2000, Towne had an accumulated deficit of $57.0 million, of which $17.1 million related to 2000. Of this $17.1 million, $5.3 million is related to one-time charges, including $2.7 million in fixed asset write-offs, $1.3 million related to Imaging Institute goodwill impairment and a $763,000 writedown of Credit Collection Solutions assets to their net realizable value. The deficit for 2000 also included a one time note receivable write off of $473,000.

         Towne's total revenues increased from $18.1 million in 1998 to $29.8 million in 1999 and decreased to $25.3 million in 2000. Towne has experienced net losses in each of these periods and expects to continue to incur losses for the foreseeable future. Towne's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development and in relatively new and changing markets. There can be no assurance that Towne will be successful in addressing these risks and difficulties or that it will achieve profitability in the future.

RESULTS OF OPERATIONS

         The following table sets forth Towne's condensed historical operating information, as a percentage of total revenues, for the periods indicated:


                                                                                        YEARS ENDED            THREE MONTHS ENDED
                                                                                        DECEMBER 31,                MARCH 31,
                                                                                        ------------           ------------------
                                                                                  1998      1999      2000       2000       2001
                                                                                  ----      ----      ----       ----       ----
Revenues .....................................................................    100%      100%      100%        100%       100%
   Costs of processing, servicing, and support ...............................     24        25        33          31         34
   Research and development ..................................................      5         2        --          --         --
   Sales and marketing .......................................................     74        67        64          74         55
   Stock compensation expense ................................................     35        --        --          --         --
   Employee termination costs ................................................     13         4         4          --         --
   Acquisition expense .......................................................     --         8        --          --         --
   General and administrative, excluding stock compensation,
     employee termination and acquisition expenses noted above ...............     31        37        59          51         38
                                                                                 ----      ----      ----        ----       ----
         Total costs and expenses ............................................    182       143       160         156        127
                                                                                 ----      ----      ----        ----       ----
Operating loss ...............................................................    (81)      (43)      (60)        (56)       (27)
Interest expense (income), net ...............................................     (1)       (2)       (4)         (6)        (2)
Other expense (income), net ..................................................     --        --        11          --         --
Financing costs for stock issued to nonemployees .............................      2        --        --          --         --
                                                                                 ----      ----      ----        ----       ----
         Total other expenses ................................................      1        (2)        7          (6)        (2)
                                                                                 ----      ----      ----        ----       ----
Net loss before provision (benefit) from income taxes,
   extraordinary loss and cumulative effect of an accounting change ..........    (82)%     (41)%     (66)%       (50)%      (25)%
                                                                                 ====      ====      ====        ====       ====
Net loss before extraordinary item and cumulative effect of
   an accounting change ......................................................    (81)%     (42)%     (67)%       (50)%      (25)%
                                                                                 ====      ====      ====        ====       ====
Net loss .....................................................................    (84)%     (52)%     (67)%       (50)%      (25)%
                                                                                 ====      ====      ====        ====       ====
Net loss attributable to common shareholders .................................   (116)%     (53)%     (68)%       (51)%      (26)%
                                                                                 ====      ====      ====        ====       ====



COMPARISON OF THREE MONTHS ENDED MARCH 31, 2000 AND 2001

         Revenues. Towne's revenues decreased from $6.7 million for the three months ended March 31, 2000 to $5.7 million for the three months ended March 31, 2001. Recurring revenues decreased from $5.5 million for the three months ended March 31, 2000 to $5.0 million for the three months ended March 31, 2001. During these two periods, recurring revenue accounted for approximately 82% and 88% of total revenues, respectively. Set-up fees accounted for approximately 11% and 7% of total revenues, respectively. Other revenues accounted for approximately 7% and 5% of total revenues, respectively. The decrease in revenues during these periods is attributed primarily to a decrease in bank set-up fee revenues and software license fee revenues and the related recurring revenue associated with new business sales.

         Costs of Processing, Servicing, and Support. Costs of processing, servicing and support decreased from $2.1 million in 2000 to $1.9 million in 2001. These costs were approximately 31% and 34% of total revenues, respectively, for these two periods. Costs of processing, servicing and support decreased due to new implementation of budget processes in 2001 and increased operational efficiencies achieved over the past year.

         Sales and Marketing. Sales and marketing expenses decreased from $5.0 million in 2000 to $3.1 million in 2001. Sales and marketing expenses were approximately 74% and 54% of total revenues, respectively, during these two periods. The decrease in the dollar amount of these expenses is primarily the result of the decrease in the number of sales personnel, related business travel expenses, and recruiting expenses to attract new sales employees as well as the implementation of budget processes in 2001.

         General and Administrative. General and administrative expenses decreased from $3.4 million in 2000 to $2.1 million in 2001. These costs represented approximately 51% and 38% of total revenues, respectively, for these two periods. The decrease in these expenses was primarily the result of a decrease in the number of overall employees and the implementation of a formal budgetary process with improved controls.

         Interest Expense (Income), Net. Towne reported net interest income of $389,000 in 2000 and $122,000 in 2001. Net interest income decreased as a result of a decrease in the overall balance in Towne's interest bearing instruments and a decrease in the interest rates offered on those instruments.

         Income Taxes. As of December 31, 2000, Towne had net operating loss carry forwards ("NOLs") of approximately $40.5 million for federal tax purposes, which will expire if not utilized beginning 2011. Due to changes in ownership structure, use of NOLs as of October 1, 1997 of approximately $2.5 million will be limited to approximately $550,000 in any given year to offset future taxes. In addition, due to acquisitions during 1998 and 1999, NOLs of approximately $5.3 million will be limited to approximately $1.6 million in any given year to offset future taxes. If Towne does not realize taxable income in excess of the limitation in future years, certain NOLs will be unrealizable. Due to the uncertainty of realization, Towne has provided a valuation allowance against the net deferred tax assets at March 31, 2001.


COMPARISON OF YEARS ENDED DECEMBER 31, 1999 AND 2000

         Revenues. Towne's revenues decreased from $29.8 million in 1999 to $25.3 million in 2000. During these two periods, recurring revenues accounted for approximately 73% and 65% of total revenues, respectively. Set-up fees accounted for approximately 15% and 24% of total revenues, respectively. Other nonrecurring revenues accounted for approximately 12% and 11% of total revenues, respectively. The decrease in revenues during these periods is attributed primarily to a decrease in deferred bank revenues recognized, bank set-up fee revenue and a decrease in software license fee revenues.

         Costs of Processing, Servicing and Support. Costs of processing, servicing and support increased from $7.3 million in 1999 to $8.2 million in 2000. These costs were approximately 25% and 33% of total revenues, respectively, for these two periods. Costs of processing, servicing and support increased as a result of additional services and support functions necessary to support Towne's anticipated growth. Towne anticipates that these costs will remain constant as its customer base expands.

         Research and Development. Research and development expense for the year ended December 31, 1999 was approximately $536,000. This expense represented approximately 2% of total revenues for this period. Towne incurred no similar expense for the year ended December 31, 2000.

         Sales and Marketing. Sales and marketing expenses decreased from $20.0 million in 1999 to $16.3 million in 2000. Sales and marketing expenses were approximately 67% and 64% of total revenues, respectively, during these two periods. The decrease in the dollar amount of these expenses is primarily the result of the decrease in the number of sales personnel, related business travel expenses, and recruiting expenses to attract new sales employees.

         Employee Termination Costs. Employee termination costs decreased from $1.3 million in 1999 to $886,000 in 2000. These expenses represented approximately 4% of total revenues, during these two periods. In 1999, Towne recorded $1.3 million relating to severance benefits for two former employees. The severance benefits consisted of $1.0 million in cash payments and $234,000 related to the early vesting of previously unvested stock options. In 2000, this expense decreased due to smaller severance agreements for terminated employees.

         Acquisition Expense. Acquisition expense for the year ended December 31, 1999 was approximately $2.3 million, all of which related to the acquisition of Forseon. This cost represented approximately 8% of total revenues for this period. Towne incurred no similar acquisition expense for the year ended December 31, 2000.

         General and Administrative. General and administrative expenses increased from $10.9 million in 1999 to $15.0 million in 2000. These costs represented approximately 37% and 59% of total revenues, respectively, for these two periods. The increase in these expenses was primarily the result of amortization of expenses relating to acquisitions and the write down of Credit Collections Solutions and Imaging Institute assets. Towne anticipates that general and administrative expenses should decrease due to a reduction in one-time charges and the implementation of a formal budgetary process with improved controls.

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         Interest Income, Net. Towne reported net interest income of $711,000 in
1999 and $1.1 million in 2000. Net interest income increased as a result of earnings on investments of cash proceeds received from Towne's second public offering in June 1999.

         Income Taxes. As of December 31, 2000, Towne had net operating loss carry forwards of approximately $40.5 million for federal tax purposes, which will expire if not utilized beginning 2011. Due to changes in Towne's ownership structure, its use of net operating loss carry forwards as of October 1, 1997 of approximately $2.5 million will be limited to approximately $550,000 in any given year to offset future taxes. In addition, due to Towne's acquisitions during 1998 and 1999, net operating loss carry forwards of approximately $5.3 million will be limited to approximately $1.6 million in any given year to offset future taxes. If Towne does not realize taxable income in excess of the limitation in future years, certain net operating loss carry forwards will be unrealizable.

COMPARISON OF YEARS ENDED DECEMBER 31, 1998 AND 1999

         Revenues. Towne's revenues increased from $18.1 million in 1998 to $29.8 million in 1999. During these two periods, recurring revenues accounted for approximately 69% and 73% of total revenues, respectively. Set-up fees accounted for approximately 20% and 15% of total revenues, respectively. Other nonrecurring revenues accounted for approximately 11% and 12% of total revenues, respectively. The increase in revenues during these periods is attributed primarily to an increase in transaction processing revenues and set-up fees as a result of the increase in the number of customers. The increase in other nonrecurring revenues is primarily a result of an increase in software license fee revenues of Towne's inventory management, collection works and document imaging products.

         Costs of Processing, Servicing and Support. Costs of processing, servicing and support increased from $4.3 million in 1998 to $7.3 million in 1999. These costs were approximately 24% and 25% of total revenues, respectively, for these two periods. Costs of processing, servicing and support increased as a result of additional services and support functions necessary to support Towne's growth both through the acquisition of new customers and the acquisition of complementary businesses. Towne anticipates that these costs will continue to increase as its customer base expands.

         Research and Development. Research and development expenses decreased from $1.0 million in 1998 to $536,000 in 1999. Research and development expenses represented approximately 5% and 2% of total revenues, respectively, during these two periods. Research and development costs decreased in 1999 compared to 1998 as a result of Towne's products reaching technological feasibility and being capitalized in accordance with SFAS 86. In addition, Towne did not incur significant costs to make its products year 2000 compliant because its products are currently designed to properly function through and beyond the year 2000.

         Sales and Marketing. Sales and marketing expenses increased from $13.4 million in 1998 to $20.0 million in 1999. Sales and marketing expenses were approximately 74% and 67% of total revenues, respectively, during these two periods. The increase in the dollar amount of these expenses in 1999 was primarily the result of a significant increase in the number of sales personnel in remote locations, related business travel expenses, recruiting expenses to attract new sales employees and increased costs for marketing materials used to recruit potential bank and business customers.

         Stock Compensation Expense. Stock compensation expense was $6.3 million in 1998 and $145,000 in 1999. In the first quarter of 1998, Towne sold shares of common stock and issued options to acquire common stock at what management believed to be the fair market value of the common stock at that time. Towne retained an independent appraiser who subsequently valued the common stock at a higher price. Towne will record $725,000 of stock compensation expense over the five-year vesting period of the options.

         Employee Termination Costs. Employee termination costs decreased from $2.3 million in 1998 to $1.3 million in 1999. These expenses represented approximately 13% and 4% of total revenues, respectively, during these two periods. In connection with the acquisition of Banking Solutions in December 1998, Towne recognized a one-time charge in the amount of $2.3 million relating to employee terminations that were not finalized at the date of the purchase. In 1999, Towne recorded $1.3 million relating to severance benefits for two former employees. The severance benefits consisted of $1.0 million in cash payments and $234,000 related to the early vesting of previously unvested stock options.

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         Acquisition Expense. Acquisition expense for the year ended December
31, 1999 was approximately $2.3 million, all of which related to the acquisition of Forseon. This cost represented approximately 8% of total revenues for this period. Towne incurred no similar acquisition expense for the year ended December 31, 1998.

         General and Administrative. General and administrative expenses increased from $5.6 million in 1998 to $10.9 million in 1999. These costs represented approximately 31% and 37% of total revenues, respectively, for these two periods. The increase in these expenses was primarily the result of increases in the number of executive and administrative employees and expenses related to Towne's growth, amortization expenses relating to acquisitions, write-offs of uncollectible accounts receivables, costs incurred for relocation to its new office facility and a one-time charge relating to a sublease agreement that was terminated early. Towne also incurred additional costs related to being a public company, including annual and other public reporting expenses, directors' and officers' liability insurance, investor relations programs and professional services fees.

         Interest Income, Net. Towne reported net interest income of $226,000 in 1998 and $711,000 in 1999. Net interest income increased as a result of earnings on investments of cash proceeds received from Towne's initial public offering in August 1998 and its second public offering in June 1999.

         Extraordinary Loss. Towne reported an extraordinary loss during 1998 resulting from the early extinguishment of debt in the amount of $476,000. The extraordinary loss was comprised of $218,000 unamortized discount on a promissory note and $258,000 deferred debt issuance costs. See note 5 of Notes to Towne's consolidated financial statements. Towne incurred no similar extraordinary losses for the corresponding year ended December 31, 1999.

         Cumulative Effect of Accounting Change. Towne reported a cumulative effect of an accounting change during 1999 in the amount of $3.2 million related to revenue recognition of initial set-up fees. In response to the issuance of the SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements," Towne began recognizing all revenues from set-up fees on a deferred basis. The effect of this change in accounting principle was applied cumulatively as of the beginning of 1999.

         Income Taxes. As of December 31, 1999, Towne had net operating loss carry forwards of approximately $27.3 million for federal tax purposes, which will expire if not utilized beginning 2011. Due to changes in Towne's ownership structure, its use of its net operating loss carry forwards as of October 1, 1997 of approximately $2.5 million will be limited to approximately $550,000 in any given year to offset future taxes. In addition, due to Towne's acquisitions during 1998 and 1999, net operating loss carry forwards of approximately $6.1 million will be limited to approximately $1.6 million in any given year to offset future taxes. If Towne does not realize taxable income in excess of the limitation in future years, certain net operating loss carry forwards will be unrealizable.

         During Towne's short history, its operating results have varied significantly and are likely to fluctuate significantly in the future as a result of a combination of factors. See "Disclosure Regarding Forward - Looking Statements" at the end of this Item for a description of some of the important factors that may affect outcomes.

LIQUIDITY AND CAPITAL RESOURCES

         Towne has financed its operations primarily through sales of equity securities in private placements, its initial public offering, its second public offering and through credit facilities. During 1997, Towne received aggregate net proceeds of $3.5 million from the sale of common stock in private transactions. In March 1998, Towne received net proceeds of $1.5 million from the sale of Series A preferred stock in a private placement. In July 1998, Towne received net proceeds of approximately $27.0 million from the initial public offering of its common stock. In June 1999, Towne received net proceeds of approximately $32.6 million from a second public offering of its common stock and approximately $1.9 million from the sale of its Series B preferred stock in a private placement.


Year Ended December 31, 2000


         In June 1999, Towne entered into a five-year capital lease obligation with Synovus Leasing Company to finance the purchase of office furniture and fixtures. The capital lease obligation of $633,000 includes interest of $122,000 or 8.75% of the principal. The amount of the minimum monthly lease obligation, consisting of principal and interest, is $11,000.

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
         In June 1999, Towne entered into a five-year capital lease obligation with NEC America, Inc. to finance the purchase of office telecommunications equipment. The capital lease obligation of $546,000 includes interest of $104,000 or 8.61% of the principal. The amount of the minimum monthly lease obligation, consisting of principal and interest, is $9,000.

         In August 1999, Towne entered into a five-year capital lease obligation with Synovus Leasing Company to finance the purchase of a generator. The capital lease obligation of $510,000 includes interest of $98,000, or 8.75%, of the principal. The amount of the minimum monthly lease obligation, consisting of principal and interest, is $8,500.

         Net cash used in operating activities was approximately $9.9 million in 1998, $9.8 million in 1999 and $9.0 million in 2000. Net cash used in operating activities during 1998 primarily represents (a) a $15.3 million net loss and (b) a $3.1 million increase in accounts receivable, partially offset by (c) $6.4 million in non-cash compensation expense and (d) $975,000 in accrued expenses. Net cash used in operating activities during 1999 primarily represents (a) a $15.6 million net loss, partially offset by (b) a $2.2 million increase in accounts receivable, (c) a $1.2 million increase in accounts payable and accrued expenses and (d) a $2.0 million increase in deferred revenue. Net cash used in operating activities during 2000 represents (a) a $17.0 million net loss, (b) a $1.2 million decrease in accounts payable, and (c) a $1.7 million decrease in deferred revenue. This cash use was offset by a $6.9 million non-cash depreciation and amortization charge and a $1.9 million decrease in accounts receivable.

         Net cash provided by (used in) investing activities was approximately ($13.0) million for 1998, ($12.1) million for 1999 and $1.4 million in 2000. Net cash used in investing activities during 1998 represents (a) an increase of $10.4 million to acquire Banking Solutions, Inc., (b) $1.9 million for the purchase of computer equipment and other capital equipment used in conducting Towne's business, (c) $510,000 to acquire some of the assets and liabilities of Credit Collection Solutions, Inc. and (d) $170,000 in notes due from shareholders. Net cash used in investing activities during 1999 represents (a) an increase of $1.8 million of expenses related to acquisitions, (b) $1.1 million in notes due from shareholders, (c) $1.4 million for the purchase of short-term investments and (d) $7.9 million for the purchase of computer equipment and other capital equipment used in conducting Towne's business. Net cash provided by investing activities in 2000 primarily represents a $1.1 million reduction in notes receivable primarily related to the write off of certain notes receivable and $848,000 provided by sales of short term investments.

         Net cash provided by (used in) financing activities was $33.3 million, $28.8 million and $(1.4) million for the years ended December 31, 1998, 1999 and 2000, respectively. Net cash provided by financing activities for 1998 consisted primarily of (a) $28.2 million of net proceeds received from sales of Towne's common stock, (b) $1.5 million from the issuance of preferred stock, (c) $584,000 from the exercise of stock options and (d) $3.1 million of net proceeds from outstanding debt obligations. Net cash provided by financing activities for 1999 consisted primarily of (a) $35.0 million of proceeds from the issuance of securities, offset by (b) $5.4 million for the repayment of outstanding short-term debt obligations and (c) $391,000 related to stock option exercises and repurchases of common stock. Net cash used in financing activities for 2000 consisted primarily of (a) repurchase and retirement of $770,000 of stock issued in the Imaging Institute acquisition as contractually required, and (b) $652,000 of stock repurchases.

         On June 27, 2000, the Board of Directors authorized the repurchase of up to $3.0 million of Towne's common stock in the open market at prevailing prices, subject to normal trading restrictions. There is no expiration date for the program. Under this program, Towne purchased 383,143 shares through December 31, 2000. As of December 31, 2000, 357,543 shares remain in treasury at a cost of $629,000. In January 2001, Towne purchased an additional 102,900 shares at a cost of $243,000.


Three Months Ended March 31, 2001

         Net cash used in operating activities was approximately $2.3 million and $1.2 million for the three months ended March 31, 2000 and 2001, respectively. Net cash used in operating activities for the three months ended March 31, 2000 primarily represents a $3.4 million net loss, partially offset by (a) a $1.1 million decrease in accounts receivable, (b) $1.1 million of depreciation and amortization expenses, and (c) a $459,000 provision for doubtful accounts. Net cash used in operating activities for that period also represents a $867,000 decrease in accounts payable and accrued expenses and a $330,000 decrease in deferred revenue. Net cash used in operating activities for the three months ended March 31, 2001 represents (a) a $1.4 million net loss, (b) a $720,000 decrease



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in accrued liabilities, (c) a $232,000 decrease in accounts payable, and (d) a
$209,000 decrease in deferred revenue, offset by (e) $1.2 million of depreciation and amortization, and (f) a $249,000 decrease in accounts receivable.

         Net cash provided by (used in) investing activities was approximately ($863,000) and $9,000 for the three months ended March 31, 2000 and 2001, respectively. Net cash used in investing activities for the three months ended March 31, 2000 primarily represents (a) a net increase of $268,000 in short-term investments, (b) $813,000 of expenses for the purchase of computer equipment and other capital equipment used in conducting our business, (c) an increase of $132,000 of expenses related to acquisitions, and (d) a $350,000 decrease in notes receivable from shareholders. For the three months ended March 31, 2001, net cash provided by investing activities represents $498,000 from the sale of investments, offset by $484,000 in additional equipment purchases and $5,000 increase in notes receivable.

         Net cash used for financing activities was approximately $38,000 and $313,000 for the three months ended March 31, 2000 and 2001, respectively. Net cash used for financing activities for the three months ended March 31, 2000 consisted primarily of $62,000 related to the repayment of short-term debt obligations offset by proceeds of $24,000 received from stock option exercises. Net cash used for financing activities for the three months ended March 31, 2001 represents $243,000 in stock repurchases and $70,000 in repayment of short-term debt obligations.


RECENT ACCOUNTING STANDARDS

         In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting. SFAS No. 133 is effective for fiscal years beginning after June 15, 2000. A company may also implement SFAS No. 133 as of the beginning of any fiscal quarter after issuance (that is, fiscal quarters beginning June 16, 1999 and thereafter). SFAS No. 133 cannot be applied retroactively; it must be applied to (a) derivative instruments and (b) certain derivative instruments embedded in hybrid contracts that were issued, acquired, or substantively modified after December 31, 1997. The adoption of SFAS No. 133 on January 1, 2001, did not to have a material impact on Towne's financial statements.

         In response to the issuance of the SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements," Towne began recognizing all revenues from set-up fees on a deferred basis. The effects of this change in accounting principle were applied cumulatively as of the beginning of 1999.

DISCLOSURE REGARDING FORWARD - LOOKING STATEMENTS

         This joint proxy statement/prospectus contains several "forward-looking statements" concerning Towne's operations, performance, prospects, strategies and financial condition, including its future economic performance, intent, plans and objectives and the likelihood of success in developing and expanding its business. These statements are based upon a number of assumptions and estimates which are subject to significant uncertainties, many of which are beyond Towne's control. Words such as "may," "would," "could," "will," "expect," "anticipate," "believe," "intend," "plan" and "estimate" are meant to identify such forward-looking statements.

         Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause these results to differ materially include, but are not limited to:

         - whether Towne's management team can attain its goals and improve its financial condition;

         - the possible negative impact of lawsuits on Towne's stock price and ability to meet its sales and other business objectives;

         - the distraction of management's time and attention, increased legal and other costs, and other possible adverse effects on its business and operations if Towne again faces a potential delisting from the Nasdaq National Market for failure to maintain the continued listing requirements;


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         -        market acceptance of new products and services;

         - whether Towne will be able to achieve or maintain profitability or other desired results of operations; and

         - other factors discussed in this joint proxy statement/prospectus and in Towne's filings with SEC, including its registration statements on Form S-4 (No. 333-76493) as declared effective on June 10, 1999, and Form S-1 (No. 333-76659) declared effective on June 23, 1999, and the "Risk Factors" sections contained in them.

         In addition, the amount of revenue associated with particular set-up fees can vary significantly based upon the number of products used by customers for any particular period. Towne establishes its expenditure levels for product development, sales and marketing and other operating revenue based, in large part, on its anticipated revenues. As a result, if revenues fall below expectations, operating results and net income are likely to be adversely and disproportionately affected because only a portion of Towne's expense varies with revenues.

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         Towne does not use derivative financial instruments in its operations or investments and does not have significant operations subject to fluctuations in foreign currency exchange rates.

         Towne's short-term and long-term investments are deposited principally in a single financial institution with significant assets and consist of U.S. Treasury bills and notes with maturities of less than three years. Towne does not consider the interest rate risk for these investments to be material. In addition, Towne does not have any material outstanding borrowings and, therefore, it does not have a significant risk due to potential fluctuations in interest rates for loans at this time.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

         Not applicable.


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                 PROPOSAL TWO FOR TOWNE - ELECTION OF DIRECTORS

         The following portion of this joint proxy statement/prospectus provides information about Towne's current directors, executive officers and significant security holders. It also describes the nominees of Towne's current board of directors for re-election as Towne's directors and the procedures to be followed in that election.

         IF THE PROPOSED MERGER IS APPROVED AS DESCRIBED IN THE PRECEDING PORTION OF THIS JOINT PROXY STATEMENT/PROSPECTUS, THE MERGER WILL BE CONSUMMATED ON THE DATE OF THE ANNUAL MEETING OR AS SOON AS POSSIBLE THEREAFTER. THE MERGER AGREEMENT PROVIDES THAT UPON THE EFFECTIVENESS OF THE MERGER, THREE OF THE CURRENT TOWNE DIRECTORS MR. BROWN, MR. ROBERTS AND MR. STURM WILL BE ADDED TO THE BOARD OF DIRECTORS OF PRIVATE BUSINESS.

         If the proposed merger is not approved, the persons elected to the board of directors will serve as directors of Towne until the 2004 annual meeting and until their successors are elected and qualified.

         Under Towne's current articles of incorporation, the board of directors must have no fewer than five nor more than 15 directors, divided into three classes. The board determines the number of directors within these limits. Towne's directors serve in staggered terms accomplished as follows:

         - the directors are divided into three classes -- Class I, Class II, and Class III;

         -        the classes are as nearly equal in number as possible;

         -        each director serves a three-year term; and

         - the terms of the classes are staggered so that each term expires in a different year.

         Thus, only one class of directors stands for election in each year. The term for Class III directors expires this year. Towne's three current Class III directors have been nominated for re-election at the meeting for a new three-year term. The term for Class I directors expires in 2002 and the term for Class II directors expires in 2003. The term of office of any additional directors elected by Towne's board expires at the next annual shareholders meeting following their appointment.

         All nominees are currently directors. Towne believes that the nominees will stand for election and will serve if elected as directors. If, however, any person nominated by the board of directors fails to stand for election or is unable to accept election, your shares will be voted in favor of the election of another person nominated by the board of directors. There are no cumulative voting rights in the election of directors, which means you may vote only once for a nominee.

                   INFORMATION ABOUT TOWNE'S DIRECTOR NOMINEES

         The three Class III director nominees and their ages and terms of office as of April 19, 2001 are as follows:

NAME                            AGE       POSITION(S) WITH COMPANY
----                            ---       ------------------------

G. Lynn Boggs                   45        Chief Executive Officer and Director

John W. Collins                 53        Director

John D. Schneider, Jr.          47        Director

         Each Class III director's term expires at Towne's annual meeting in 2004.


         G. Lynn Boggs is a co-founder and has been a director of Towne since its formation and its chairman and chief executive officer since February 2000. In March 1999, Mr. Boggs became a senior vice president of investments for The Bankers Bank, which is headquartered in Atlanta, Georgia. Before this time, he served as the senior vice president and branch manager of Vining-Sparks Investment Banking Group, L.P., a fixed income broker-dealer to financial institutions in Nashville, Tennessee, since June 1996. Mr. Boggs has been employed in the securities industry for the past 15 years. From October 1994 to June 1996, he was senior vice president - investments at PaineWebber, Inc. in Nashville, Tennessee. From March 1993 to October 1994, he was senior vice president -




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investments for Prudential Securities Incorporated in Nashville. From 1989 to
March 1993, he was senior vice president of Vining-Sparks. Mr. Boggs is on the Advisory Board of Directors of The Bank of Green Hills in Nashville.

         John W. Collins has been a director of Towne since its formation. Mr. Collins is currently the chairman of the board of directors and chief executive officer of The InterCept Group, Inc., a publicly-traded provider of fully-integrated electronic commerce products and services for community financial institutions. Mr. Collins has also served as chairman of the board of directors of Netzee, Inc. since its inception in 1999. Mr. Collins has over 25 years of experience in multiple areas of electronic commerce for community financial institutions. Before co-founding The InterCept Group in 1996, he had served as a director and executive officer of several of its predecessor companies and subsidiaries since 1986. Mr. Collins is also a director of Nexity Bank, a privately-held company.

         John D. Schneider, Jr. has been a director of Towne since November 1998. Mr. Schneider is president and chief executive officer of Bankers Bancorp Inc., a bank holding company. For the past 13 years, he has been president and chief executive officer of Independent Bankers Bank and chairman of Bankers Bank Service Corporation, subsidiaries of Bankers Bancorp Inc., in Springfield, Illinois. Mr. Schneider is also a director of Sullivan Bancshares, Inc., First National Bank of Sullivan and Community Bank Mortgage Corp.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE DIRECTOR NOMINEES.

Directors Continuing in Office:

         Henry M. Baroco, 57, has been president, chief operating officer and a director of Towne since September 1996, and he served as chief executive officer from October 1999 to February 2000. Mr. Baroco has over 30 years of experience with various financial institutions. Before joining Towne, Mr. Baroco had been senior vice president and general manager of the vendor finance division of The CIT Group, Inc. since September 1995. From November 1993 to September 1995, he served as senior vice president of sales and marketing for Norwest Equipment Finance. From April 1991 to November 1993, Mr. Baroco was senior vice president and general manager of sales and marketing for LB Credit Corporation. Mr. Baroco also worked in various capacities for GE Capital for over 18 years. Mr. Baroco's term as a Class II director expires in 2003.

         Frank W. Brown, 47, has been a director of Towne since March 1998. Mr. Brown has been a principal with Brown, Burke Capital Partners, Inc. since 1991. Brown, Burke Capital Partners provides financial advisory services to community-oriented financial institutions and middle market corporations in connection with mergers and acquisitions and financing. He is also the managing member of the managing general partner of Capital Appreciation Partners, L.P., an Atlanta-based merchant banking fund. From 1977 to 1991, Mr. Brown worked in various corporate finance and investment banking positions with Bankers Trust Company, The First Boston Corporation and The Robinson-Humphrey Company. Mr. Brown's term as a Class I director expires in 2002.

         Richardson M. Roberts, 43, has been a director of Towne since May 1999. From September 1998 until June 1999, he was vice chairman of the board of directors of Nova Corporation, a publicly-traded provider of transaction processing services, related software application products and value-added services primarily to small-to-medium sized merchants. Mr. Roberts served with PMT Services, a publicly-traded marketer of electronic credit card authorization and payment systems, from 1984 to December 1998, most recently as its chief executive officer. Mr. Roberts's term as a Class II director expires in 2003.

         Joe M. Rodgers, 67, has been a director of Towne since May 1998. He has been chairman of Rodgers Capital Group, L.P., a private investment company specializing in merchant and investment banking, since February 1993. Mr. Rodgers served as chairman of the board of directors and chief executive officer of Berlitz International, Inc., a foreign language services company, from December 1991 to February 1993. From 1985 to 1989, Mr. Rodgers served as United States Ambassador to France. Mr. Rodgers is also a director of AMR Corporation American Airlines, Inc.; American Constructors, Inc.; Gaylord Entertainment Company; Lafarge Corporation; SunTrust Bank, Nashville, N.A.; and Tractor Supply Company. Mr. Rodgers' term as a Class II director expires in 2003.



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         J. Daniel Speight, Jr., 44, has been a director of Towne since its formation. Mr. Speight is the president, chief executive officer and a director of FLAG Financial Corporation, a bank holding company. He served as chief executive officer and a director of Middle Georgia Bankshares, Inc. from 1989 until its merger with FLAG Financial in March 1998. He has been chief executive officer and a director of Citizens Bank, a subsidiary of FLAG Financial in Vienna, Georgia, since 1984. Mr. Speight previously served as chairman of The Bankers Bank and is currently a member of the State Bar of Georgia. He is past chairman of the Georgia Bankers Association Community Banking Committee, past president of The Community Bankers Association of Georgia, and past director of the Independent Bankers Association of America. Mr. Speight's term as a Class I director expires in 2002.


         Glenn W. Sturm, 47, has been a director of Towne since 1996. Mr. Sturm has been a partner in the law firm of Nelson Mullins Riley & Scarborough, L.L.P. since 1992, and he presently serves as a member of its executive committee. Mr. Sturm served as chief executive officer of Netzee, Inc., a provider of a suite of Internet-based products and services to financial institutions from its inception in 1999 until October 2000, and he continues to serve as its vice-chairman of the Board of Directors. Mr. Sturm also serves as a director of The InterCept Group, Inc., a provider of technology products and services to financial institutions. Mr. Sturm's term as a Class II director expires in 2003.


         J. Stephen Turner, 54, has been a director of Towne since 1997. Mr. Turner is the senior partner of Marketstreet Equities Co., a private investment company formed in February 2000 that specializes in equity investments in real estate and growth-oriented businesses. He has been the chairman of the board of directors and chief executive officer of FNB Financial Corp., a bank holding company, since 1990. Mr. Turner is also a director of Farmers National Bank in Scottsville, Kentucky. He has also been the president and chief executive officer of Allen Realty Corporation in Nashville, Tennessee since 1988. Mr. Turner's term as a Class II director expires in 2003.

         Bahram Yusefzadeh, 55, has been a director of Towne since 1997. Mr. Yusefzadeh was the chairman of the board of directors and chief executive officer of Phoenix International Ltd., Inc. from its formation in 1993 until February 2001, when substantially all of Phoenix International's assets were sold to a third party, and Phoenix International changed its name to Sphinx International, Ltd., Inc. Mr. Yusefzadeh currently serves as the chairman and chief executive officer of Sphinx International. Mr. Yusefzadeh has over 31 years of experience in the banking software industry. He was a co-founder of Nu-Comp Systems, Inc., where he developed the Liberty Banking System, and he served as Nu-Comp's president and chief executive officer from 1969 to 1986. Mr. Yusefzadeh also served as chairman of the board of directors of Broadway & Seymour, Inc. during 1986 and in various executive capacities for The Kirchman Corporation from 1986 to 1992. Mr. Yusefzadeh's term as a Class I director expires in 2002.

         Towne's board of directors appoints its executive officers, and its executive officers appoint its other officers. Officers serve at the pleasure of the board of directors or the executive officer authorized to make the appointment until their successors are chosen and qualified or until their earlier resignation or removal.

BOARD ORGANIZATION AND MEETINGS

         Towne maintains three board committees: an audit committee, a compensation and stock option committee, and an executive committee. Towne does not have a standing nominating committee. Towne's board of directors nominates candidates to stand for election as directors. Under Towne's bylaws, its shareholders may make nominations for directors, but only if nominations are delivered in writing to Towne's corporate secretary no less than 60 and no more than 90 days before the anniversary of the previous year's annual meeting. Nominations must also include information of the nature required to be disclosed in a proxy statement under applicable SEC rules.

         During 2000, the board of directors held seven meetings. The committees of the board of directors each met as follows: the audit committee, three meetings; the compensation and stock option committee, six meetings; and the executive committee, two meetings. All of Towne's directors attended 75% or more of all board and applicable committee meetings.

AUDIT COMMITTEE AND AUDIT COMMITTEE REPORT

         The audit committee consists of Mr. Speight, Mr. Turner and Mr. Yusefzadeh. The audit committee reviews annual and quarterly financial statements and other work of Towne's independent public accountants, makes annual recommendations to the board of directors for the appointment of Towne's independent public accountants, and reviews Towne's financial and accounting functions, operations, and management. The audit committee is also responsible for the engagement of independent auditors, the review of audit fees, and the review of related party transactions. All of the members of the audit committee are "independent directors" as defined in rule 4200(a)(15) of the National Association of Securities Dealers' Listing Standards. In June 2000, the audit committee adopted its Audit Committee Charter, a copy of which is attached as Annex G2.

         The audit committee has reviewed and discussed the audited financial statements with management and recommended to the board of directors that those financial statements be included in Towne's Annual Report on Form 10-K for the year ended December 31, 2000. In addition, the audit committee has discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61; it has received the written disclosures and the letter from the independent accountants required by Independence Standards Board No. 1; and it has discussed with the independent auditors the independent auditor's independence from Towne and its management. The audit committee reported its findings to Towne's board of directors. The audit committee's report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Towne specifically incorporates the information contained in the report by reference, and it shall not be deemed filed under such acts.

                                       Submitted by:   J. Daniel Speight, Jr.
                                                       J. Stephen Turner
                                                       Bahram Yusefzadeh


FEES TO ARTHUR ANDERSEN LLP

         Audit Fees. The aggregate fees billed for professional services rendered by Towne's independent auditors, Arthur Andersen LLP, during the 2000 fiscal year for audit of Towne's annual consolidated financial statements and review of those financial statements included in its quarterly reports filed on SEC Form 10-Q totaled $109,000.

         Financial Information Systems Design and Implementation Fees. Towne did not engage the independent auditors to provide, and the independent auditors did not bill for, professional services regarding financial information systems design and implementation during the year ended December 31, 2000.

         All Other Fees. The aggregate fees billed for professional services by Towne's independent auditors to provide other non-audit services, including, among others, tax preparation, and internal audit services, during the 2000 fiscal year totaled $83,371.

COMPENSATION/STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The compensation and stock option committee consists of Mr. Brown, Mr. Speight, Mr. Turner, and Mr. Yusefzadeh, with Mr. Boggs serving as a non-voting member since he became Towne's chief executive officer in February 2000. The other four members of the compensation committees are non-employee independent directors. The compensation and stock option committee reviews and determines executive compensation objectives and policies and administers Towne's benefit plans. The compensation and stock option committee also reviews and sets the compensation of the chief executive officer and other highly compensated executive officers.

The principal objectives of Towne's executive compensation program are to:

         - attract, retain, and motivate highly talented and productive executives;

         - provide incentives for superior performance by paying above-average compensation; and

         - align the interests of the executive officers with the interests of the shareholders by basing a significant portion of compensation upon company performance.

         The executive compensation program consists of three components, each of which serves a specific purpose: base salary, bonus, and long-term incentive compensation like stock option grants. Towne's policy is to set all three components above an average of other corporations selected on the basis of certain factors. Towne believes that above-average compensation is necessary to attract and retain the high caliber executives necessary to make its business successful.

         Base Salary. The committee annually reviews the salaries of executives. In setting base salary levels, it considers competitive market conditions for executive compensation, company performance, and individual performance.

         The measures of individual performance considered in setting 2000 salaries included a number of quantitative and qualitative factors:

         - historical and recent financial performance in the officer's area of responsibility;

         - progress toward non-financial goals within this area of responsibility;

         -        individual performance;

         -        experience and level of responsibility; and

         -        other contributions made to Towne's success.

         The committee does not assign relative weights to these specific factors in determining base salary levels, and the factors actually used may vary among individual officers. As is typical for most corporations, payment of a base salary is not conditioned upon the achievement of any specific, pre-determined performance targets.

         Bonus. Towne's cash bonus program seeks to motivate executives to work effectively to achieve financial performance objectives and to reward them when they meet those objectives. Towne's bonus program criteria changed in 2000 to more accurately focus on the short term priorities of the company. These priorities centered on Towne's ability to control expenses and manage client receivables. The board was concerned about the operating losses Towne was posting, and instructed management to reduce both operating costs and accounts receivable periods. The committee's specific executive bonus criteria for Towne were based upon reducing the following specific items: operating expenses, accounts receivables, overdue accounts receivables, cash outlays, and other financial criteria. Towne exceeded the board's goals in all of these areas and awarded senior management bonuses in the amounts of $186,375 to Mr. Baroco, $165,000 to Mr. Boggs, $27,640 to Mr. Shultz, $51,750 to Mr. Vosler, and $15,109
to Mr. Bankson.

         Long-Term Incentive Compensation.  Towne believes that option grants:

         - align executives' interests with shareholders' interests by creating a direct link between compensation and shareholder return;

         - give executives a significant, long-term interest in Towne's success; and

         - help retain key executives in a competitive market for executive talent.

The board of directors grants stock options to employees and executive officers from time to time. These options are granted at the prevailing market value of Towne's common stock and will have value only if Towne's stock price increases. The committee's policy is that the exercise price of stock options should not be amended after grants. When the committee approves of stock option grants to executive officers, it considers the amount and terms of options already held by an executive officer in making the decision to grant stock options and in determining the number of stock options to grant.

         The 1998 Stock Option Plan authorizes the committee to grant stock options to executives. Option grants are made from time to time to executives whose contributions have, or will have, a significant impact on Towne's long-term performance. The determination of whether option grants are appropriate each year is based upon performance measures established for each individual. Options are not necessarily granted to each executive during each year. Generally, options granted to executive officers vest in annual installments over a period of one to three years and expire ten years from the date of grant. During 2000, Towne made selected option grants to several employees and executive officers, primarily pursuant to obligations under employment agreements. In February 2001, Towne made option grants to all of its employees, including its executive officers, in an effort to reward all employees in the growth of the company in the event Towne's stock price appreciates. Towne believed that stock option grants were appropriate because
(a) the company had achieved its goals of reducing operating costs and accounts receivables periods; and (b) given that the vast majority of the employees' and executive officers' existing stock options were significantly above Towne's current stock market price, new option grants at a price more reflective of Towne's current market position were appropriate to provide the intended employment incentives that the committee believes options can create. All executive officers, except those who received new grants pursuant to employment agreements with Towne in 2001, received equal grants of 3,500 shares each.

         Benefits. Towne believes that it must offer a competitive benefit program to attract and retain key executives. During 2000 and 2001, Towne provided medical and other benefits to its executive officers that are generally available to its other employees.

         Compensation of the Chief Executive Officer. The chief executive officer's compensation plan included the same elements and performance measures as those of the other executive officers. From October 1999 until February 2000, Mr. Baroco, Towne's president, served as its chief executive officer. Mr. Baroco received no additional compensation for his service as chief executive officer. Effective in February 2000, Mr. Boggs assumed the position of chief executive officer. Mr. Boggs was awarded options to purchase 40,000 shares for accepting employment with Towne, and his base salary for 2000 was $400,000 per year.

         In January 2001, the compensation committee granted Mr. Boggs an additional 3,500 options as part of its company-wide 2001 stock option grants to our employees. Mr. Boggs' 2001 option grant was equal to or smaller than those grants to Towne's other executive officers. The compensation committee also approved of a discretionary bonus to Mr. Boggs in the amount of $165,000 because under Mr. Boggs' leadership, Towne exceeded all of the compensation committee's goals geared towards reducing the following items: operating, bonuses, expenses, accounts receivables, overdue accounts receivables, and cash outlays. The compensation committee has followed the practice of approving bonuses to executives during each year based on interim financial results. In April 2001, the compensation committee considered Mr. Boggs' performance during the first quarter of 2001, noting that Towne had exceeded its revenue goal, held expenses under its expenses goal, and exceeded its goal for cash flow from operations. Given these results, the compensation committee awarded Mr. Boggs a bonus of $100,000. The committee believes the salary and options granted to Mr. Boggs are appropriate based on compensation given to other executives hired under similar circumstances.

         Severance and Consulting Arrangements with Former Executive Officers.

         The compensation committee discussed and approved severance and consulting arrangements with several of its former executive officers. The principal terms of the arrangements are summarized below.

     Cleve B. Shultz

         - Served as Towne's Executive Vice President until September 2000 and now provides consulting services as an independent contractor.
         -        Current fees: $12,500 monthly.
         -        Term of one year which expires September 18, 2001.
         - Mr. Shultz released Towne from all debts, claims, liabilities, assessments, actions and causes of action.
         - Mr. Shultz reaffirmed that he will maintain the confidentiality of Towne's confidential and trade secret information.
         - During the term of the agreement and for a period of one year after termination of the agreement, Mr. Shultz agreed not to disclose confidential information, solicit a customer or client of Towne with whom he had material contact during the last 12 months of his employment with Towne, or accept employment with a competitor of Towne.
         -        The compensation committee voted to extend the terms of Mr.
                  Shultz's options through their natural ten-year terms. His grants of 40,000 and 14,280 options will expire in December 6, 2006, his grant of 11,905 options will expire in January 24, 2007, and his grant of 17,000 options will expire on May 10, 2008.

     Bruce Lowthers

         The compensation committee voted to approve amending Mr. Lowthers' stock option agreements granting him 45,000 options and 24,000 options to accelerate the vesting of the 45,000 options (the 24,000 options vested immediately upon grant) and to extend the options through their scheduled term of ten years. The grant of 45,000 options will expire November 3, 2007 and the grant of 24,000 options will expire May 10, 2008.

                                       Submitted by:   G. Lynn Boggs
                                                       Frank W. Brown
                                                       J. Daniel Speight, Jr.
                                                       J. Stephen Turner
                                                       Bahram Yusefzadeh

The above compensation committee report above should not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Towne specifically incorporate this information by reference, and the above report should not otherwise be deemed filed under such Acts.

EXECUTIVE COMMITTEE

         The executive committee consists of Mr. Boggs, Mr. Brown, Mr. Collins, Mr. Sturm, and Mr. Yusefzadeh. The executive committee is a subgroup of directors charged with all of the functions of the entire board of directors except the duties specifically reserved for the entire board of directors in Towne's bylaws.

DIRECTOR COMPENSATION

         Historically, each non-employee director has received options to acquire 6,000 shares of common stock upon his initial election to the board of directors. Under the Amended and Restated Director Stock Option Plan, Towne granted 2,000 options to each of its non-employee directors in January 2000 and 2001. Towne's Amended and Restated Director Stock Option Plan also provides for annual grants of 1,000 options to its directors for each committee of the board of directors on which that director serves. Towne granted a total of 29,000 options to non-employee directors under this plan in 2001, the same number of options that it granted under this plan in 2000. All of the director options vested immediately. Although Towne's stated policy in 2000 was to pay directors $1,000 for each board meeting they attended, Towne paid no cash compensation to its directors in 2000. Beginning in 2001, directors will receive $1,000 for each quarterly meeting; $250 for each additional meeting; and $250 for each committee meeting, up to a maximum of $1,000. Directors may be reimbursed for other expenses incurred in attending meetings of the board of directors or committees and for other expenses they incur in their capacity as directors.

OTHER EXECUTIVE OFFICERS

         Randall S. Vosler, 46, has been chief financial officer of Towne since May 2000. Before that, he served as vice president, product development, and strategic alliances at Towne from February 1999 to May 2000. In that position, he was responsible for development and integration of new products and services. Before joining Towne, he served as vice president of third party alliance at CheckFree Corporation. Mr. Vosler is a certified public accountant.

         Ken J. Bankson, 51, has served as senior vice president - general manager of Towne's Forseon division since May 2000. He is responsible for all Forseon operations at the Riverside, California, and Bristol, Tennessee locations. He began employment with Forseon in 1981 and held several sales and service positions until 1993. In 1993, he joined Cole Sports in Park City, Utah and served as a general manager. After rejoining Forseon in 1996, he served as vice president Sales and Service until May 2000.

                      BENEFICIAL OWNERSHIP OF CAPITAL STOCK


         The following table provides information, as of April 30, 2001, concerning the beneficial ownership of Towne common stock by: (1) each person or entity known by Towne to beneficially own more than 5% of Towne's outstanding common stock; (2) each director; (3) each currently employed named executive officer; and (4) all directors and executive officers as a group. The information in the table is based on information from the named persons regarding their ownership of common stock. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares shown as beneficially owned by them.


                                                                                AMOUNT AND         PERCENT OF
                                                                                NATURE OF          COMMON
                                                                                BENEFICIAL         STOCK
NAME AND ADDRESS OF BENEFICIAL OWNER                                            OWNERSHIP          OUTSTANDING
------------------------------------                                            ---------          -----------
G. Lynn Boggs (1).....................................................            351,707              6.9%
Ken J. Bankson (2)....................................................              3,852                *
Henry M. Baroco (3)...................................................            402,251              7.5
Frank W. Brown (4)....................................................             34,865                *
John W. Collins (5)...................................................            111,139              2.2
Richardson M. Roberts (6).............................................             18,114                *
Joe M. Rodgers (7)....................................................             54,614              1.1
John D. Schneider, Jr. (8)............................................             18,500                *
J. Daniel Speight, Jr. (9)............................................             65,954              1.3
Glenn W. Sturm (10)...................................................             77,595              1.5
J. Stephen Turner (11)................................................            120,114              2.4
Randall S. Vosler (12)................................................             24,000                *
Bahram Yusefzadeh (13)................................................             33,114                *
Thomas A. Bryan (14)..................................................            275,300              5.4
SAFECO Corporation (15)...............................................            350,000              6.9
All directors and executive officers as a group (14 persons)..........          1,591,119             28.5

----------
   *   Less than one percent.


(1) Includes currently exercisable options to purchase 56,519 shares of common stock.
(2) Includes currently exercisable options to purchase 1,533 shares of common stock.
(3) Includes currently exercisable options to purchase 291,185 shares of common stock.
(4) Includes (a) 35,009 shares of common stock held by Brown, Burke Capital Partners, Inc., of which Mr. Brown is a principal; (b) 4,925 shares that Mr. Brown owns jointly with his wife; and (c) currently exercisable options to purchase 8,614 shares of common stock. Mr. Brown disclaims beneficial ownership of the shares held by Brown and Burke Capital Partners except to the extent of his pecuniary interest in the shares.
(5) Includes 10,000 shares of common stock held by The InterCept Group, Inc., of which Mr. Collins is chief executive officer, chairman of the board and a significant shareholder, and currently exercisable options to purchase 34,799 shares of common stock held by Mr. Collins. Mr. Collins disclaims beneficial ownership of the shares held by The InterCept Group, Inc.
(6) Includes currently exercisable options to purchase 10,114 shares of common stock.
(7) Includes (a) currently exercisable options to purchase 14,614 shares of common stock; (b) 40,000 shares of common stock held by Rodgers Capital Group, L.P., of which Mr. Rodgers is a partner; and (c) warrants to purchase 4,330 shares of common stock. Mr. Rodgers disclaims beneficial ownership of the shares held by Rodgers Capital Group except to the extent of his pecuniary interest in the shares.
(8) Includes currently exercisable options to purchase 11,500 shares of common stock.
(9) Includes 46,430 shares of common stock held by FLAG Financial Corporation, of which Mr. Speight is chief executive officer, president, and a director, and currently exercisable options to purchase 19,614 shares of common stock. Mr. Speight disclaims beneficial ownership of the shares held by FLAG Financial Corporation except to the extent of his pecuniary interest in the shares.
(10) Includes currently exercisable options to purchase 6,614 shares of common stock.
(11) Includes currently exercisable options to purchase 19,114 shares of common stock.
(12) Includes currently exercisable options to purchase 24,000 shares of common stock.

(13) Includes (a) 10,000 shares owned by the Yusefzadeh Family Limited Partnership, of which Mr. Yusefzadeh is the general partner; (b) 7,680 shares owned by Mr. Yusefzadeh's children; and (c) currently exercisable options to purchase 12,614 shares of common stock. Mr. Yusefzadeh disclaims beneficial ownership of the shares held by his children and the Yusefzadeh Family Partnership, except to the extent of his pecuniary interest in the shares.
(14) Includes 4,800 shares owned by Mr. Bryan's minor children and currently exercisable options to purchase 29,300 shares of common stock. Mr. Bryan is a co-founder of Towne, and he served as a director from 1995 to 1998 and as an advisory director since 1998. Mr. Bryan disclaims beneficial ownership of the shares held by his children.
(15) As reported by SAFECO Corporation in a Statement on Schedule 13G filed with the SEC as of January 23, 2001. In its Statement on Schedule 13G, SAFECO Corporation (a) reported that it is a parent holding company in accordance with Rule 13d-1(b)(ii)(G) to a subsidiary, SAFECO Asset Management Company, which serves as an investment advisor to several registered investment companies; and (b) disclaimed beneficial ownership of certain of the shares. SAFECO Asset Management Company also filed a joint Statement on Schedule 13G with one of the investment companies, SAFECO Common Stock Trust, to which it provides investment advisor services. The aggregate holdings of all these entities are reflected in SAFECO Corporation's filing. SAFECO Corporation's address is SAFECO Plaza, Seattle, WA 98185.
(16) Includes (a) 230,391 shares held by entities affiliated with Towne's executive officers and directors; (b) 12,480 shares held by family members of Towne's executive officers and directors; (c) 14,853 shares held jointly by Towne's directors and their spouses; (d) warrants to purchase 4,330 shares of common stock; and (e) currently exercisable options to purchase 540,134 shares of common stock. Towne's executive officers and directors disclaim beneficial ownership as to an aggregate of 336,923 of these shares.

                             EXECUTIVE COMPENSATION

         The following table provides information about the cash and non-cash compensation during 2000, 1999, and 1998 earned by or awarded to Towne's chief executive officer and the other three active executive officers whose combined salary and bonus exceeded $100,000 during 2000. Towne has also included information regarding one of its former executive officers, Cleve Shultz, who would have been one of Towne's four most highly compensated executive officers had he still been employed by Towne on December 31, 2000. These five officers are Towne's "named executive officers." Mr. Baroco served as Towne's president and chief operating officer during the entire period for which information is provided. He also served as Towne's chief executive officer from October 1999 to February 2000. Mr. Shultz served as Towne's executive vice president from April 1998 until September 2000. The amounts reflected in "Other Compensation" represent automobile lease payments or consulting fees Towne paid to or made on behalf of the applicable executive.

                                                                                             LONG-TERM
                                                                                           COMPENSATION
                                                                                           ------------
                                                         ANNUAL COMPENSATION                  AWARDS
                                               ----------------------------------------      SECURITIES
     NAME AND                                                            OTHER ANNUAL        UNDERLYING         ALL OTHER
PRINCIPAL POSITIONS                  YEAR      SALARY($)    BONUS($)    COMPENSATION($)      OPTIONS (#)     COMPENSATION($)
-------------------                  ----      ---------    --------    ---------------      -----------     ---------------
G. Lynn Boggs...............         2000       366,667      165,000              -          40,000              2,250(1)
  Chief Executive Officer            1999            -            -          150,000             -                  -
  and Director                       1998            -            -               -              -                  -

Henry M. Baroco.............         2000       300,000      186,375              -          40,000              1,061(1)
  President, Chief Operating         1999       193,750       87,500              -              -                  94(1)
  Officer and Chief Executive        1998       150,000      277,500              -          34,000                 -
  Officer

Randall S. Vosler...........         2000       109,455       51,750              -          20,000                 -
  Chief Financial Officer            1999        88,000        1,897              -           6,000                 -
                                     1998            -            -               -              -                  -

Ken J. Bankson..............         2000       115,799       15,109              -           4,000              1,910(1)
  Senior Vice President -            1999        95,000           -           23,408            600              1,366(1)
  General Manager - Forseon          1998        90,218           -               -              -               1,294(1)

Cleve B. Shultz.............         2000       112,500       27,640          37,500             -                  -
  Executive Vice President           1999       133,750       25,112              -              -                  -
  and Secretary                      1998        90,000      116,500              -          17,000                 -

(1)      401(k) matching contributions paid by Towne.

OPTION GRANTS DURING 2000

         The following table provides information concerning each grant of stock options to the named executive officers during the year ending December 31, 2000. The vesting periods of the options are as follows: (a) Mr. Boggs' options vested immediately upon grant and were exercisable on July 1, 2000; (b) Mr. Baroco's options vested immediately upon grant and were exercisable on July 1, 2000; (c) Mr. Vosler's options vest equally over three years beginning May 22, 2000; and (d) Mr. Bankson's options vest equally over three years beginning May 9, 2001.



                                          OPTION / SAR GRANTS IN LAST FISCAL YEAR
                          -----------------------------------------------------------------------     POTENTIAL REALIZABLE VALUE AT
                                                     PERCENT OF                                           ASSUMED ANNUAL RATES OF
                                                   TOTAL OPTIONS                                      STOCK PRICE APPRECIATION FOR
                          NUMBER OF SECURITIES       GRANTED TO       EXERCISE OR                             OPTION TERM(1)
                           UNDERLYING OPTIONS       EMPLOYEES IN          BASE        EXPIRATION      ----------------------------
                              GRANTED (#)          FISCAL YEAR (%)    PRICE($/SH)        DATE              5%($)        10%($)
                          --------------------     ---------------    -----------     ----------           -----        ------
G. Lynn Boggs..........           40,000               24.97%            $11.88       1/21/2010           $79,490      $126,575
Henry M. Baroco........           40,000               24.97%            $11.88       1/21/2010           $79,490      $126,575
Randall S. Vosler......           20,000               12.48%            $ 5.16       5/22/2010           $37,745      $ 63,287
Ken J. Bankson.........            4,000                2.50%            $ 4.22        5/9/2010           $ 7,949      $ 12,657
Cleve B. Shultz........               --                  --                 --              --                --            --

---------------

(1) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC. There can be no assurance that the actual stock price appreciation over the term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the named executive officers.

2000 EXERCISES AND YEAR-END OPTION VALUES

         The following table provides information with respect to each of the named executive officers concerning the value of all unexercised options they held at December 31, 2000. The "Value of Unexercised In-the-Money Options at Fiscal Year End" represents the difference between the exercise price per share and the $1.22 per share market value of the common stock at December 31, 2000 as reported on the Nasdaq National Market.

                                                                   NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                       SHARES                     UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS AT
                                      ACQUIRED                 OPTIONS AT DECEMBER 31, 2000            FISCAL YEAR-END
                                         ON          VALUE     ----------------------------            ---------------
      NAME                            EXERCISE     REALIZED    EXERCISABLE    UNEXERCISABLE      EXERCISABLE   UNEXERCISABLE
      ----                           ---------    ---------    -----------    -------------      -----------   -------------
      G. Lynn Boggs..............      24,280      $ 43,069        56,519           --            $    --           --
      Henry M. Baroco............          --            --       291,185           --             42,280           --
      Randall S. Vosler..........          --            --        15,333       10,667                 --           --
      Ken J. Bankson.............          --            --           400        4,600                 --           --
      Cleve B. Shultz............          --            --        83,185           --                 --           --




MANAGEMENT BONUS PLAN

         Towne's compensation committee is currently evaluating possible bonus structures for Towne's management and anticipates awarding bonuses for fiscal year 2001. However, due to recent activity regarding a possible business combination, Towne's compensation committee has not yet finalized the 2001 management bonus plan. As disclosed above in Compensation/Stock Option Committee Report on Executive Compensation, however, the compensation committee recently awarded a bonus to Mr. Boggs.

EMPLOYMENT AGREEMENTS

         Towne has entered into employment agreements with its executive officers. The current principal terms of these employment agreements with Towne's executive officers are summarized below.

G. Lynn Boggs

         -        Serves as chairman and chief executive officer.

         - Current base salary: at least $400,000, which may be increased periodically.

         -        Term of two years, which renews daily for each day served.

         - Incentive compensation based upon achievement of criteria established by the board of directors.

         - Participates in stock options plans, receives health insurance, club dues, an automobile allowance, and other benefits.

         - Mr. Boggs received an option to purchase 40,000 shares of Towne's common stock that vests over a period of two years or immediately upon a change of control.

         - Towne may terminate the agreement upon death or disability, or for cause.

         - Mr. Boggs may terminate the agreement for any reason, including after a change in control.

         - If the agreement is terminated by reason of death, or by Towne for disability or cause:

                  - Mr. Boggs receives accrued compensation and bonus as of that date; and

                  - If the termination is other than for cause, Mr. Boggs also receives a prorata bonus based on the number of days worked in the current fiscal year.

         - If the agreement is terminated by Towne in violation of the agreement, or by Mr. Boggs for any reason after a change in control:

                  - Mr. Boggs receives accrued compensation and bonus as of that date and a prorata bonus based on the number of days worked in the current fiscal year;

                  - Mr. Boggs receives 1/12 of annual base salary and bonus each month for 24 months;

                  - Towne must continue payment of Mr. Boggs' benefits for 24 months; and

                  - Options held by Mr. Boggs vest and become immediately exercisable.

Henry M. Baroco

         -        Serves as president and chief operating officer.

         - Current base salary: $300,000, which may be increased periodically.

         -        Term of two years, which renews daily for each day served.

         - Incentive compensation based upon achievement of criteria established by board of directors.

         - Participates in stock option plans, receives health insurance, club dues, automobile allowance, and other benefits.

         - In consideration for Mr. Baroco's entering into a new employment agreement that reduced the term of the agreement from three years to two years and reduced the period for which Towne would provide insurance benefits from until death to until age 65, Towne agreed to forgive three loans it made to Mr. Baroco in the aggregate amount of $472,976 in equal monthly installments over 60 months. If he is terminated for other than cause or he resigns for any reason following a change in control, the loans will continue to be forgiven. If he is terminated for cause or if he resigns, the remaining balance of the loans will be due and payable immediately.


         - Towne may terminate the agreement upon death or disability, or for cause.

         - Mr. Baroco may terminate the agreement for any reason, including after a change in control.

         - If the agreement is terminated by reason of death, or by Towne for disability or cause:

                  - Mr. Baroco receives accrued compensation and bonus as of that date; and

                  - If the termination is other than for cause, a prorata bonus based on the number of days worked in the current fiscal year.

         - If the agreement is terminated by either party after a change in control, other than for cause:

                  - Mr. Baroco receives accrued compensation and bonus, and 1/12 of annual base salary and bonus each month for 24 months, and Towne must continue insurance benefits until he is 65 unless he receives substantially equivalent health insurance by a new employer; and

                  - options held by Mr. Baroco vest and become immediately exercisable.

Randall S. Vosler

         -        Serves as senior vice president and chief financial officer.

         - Current base salary: $132,000, which may be increased periodically.

         - Term of one year, which renews automatically for one year periods.

         - Incentive compensation based upon criteria determined by the chairman/CEO.

         - Participates in stock option plans, receives health insurance, automobile allowance, and other benefits.

         - Towne may terminate the agreement upon death or disability, for cause, or for any reason upon 30 days notice.

         - Mr. Vosler may terminate the agreement for any reason, including after a change in control.

         - If the agreement is terminated by reason of death, or by Towne for disability or cause, Mr. Vosler receives accrued compensation as of that date.

         - If the agreement is terminated for other than disability or cause, Mr. Vosler will receive three months salary.

         - If the agreement is terminated by either party after a change in control, other than for cause, Mr. Vosler receives compensation for six months salary.

Ken J. Bankson

         - Serves as senior vice president and general manager of Forseon division.

         - Current base salary: $125,000, which may be increased periodically.

         - Term of one year, which renews automatically for one year periods.

         - Incentive compensation based upon criteria determined by the chairman/CEO.

         - Participates in stock option plans, receives health insurance, and other benefits.

         - Towne may terminate the agreement upon death or disability or for cause.

         - If the agreement is terminated without cause or if Towne materially breaches the agreement, Mr. Bankson receives compensation for six months salary.

CONSULTING AGREEMENT

         Towne has entered into a consulting agreement with Mr. Shultz, Towne's executive vice president from April 1998 until September 2000 and a named executive officer, in connection with the termination of his employment. The principal terms of the consulting agreement are summarized as follows:

         -        Provides consulting services as an independent contractor.

         -        Current fees: $12,500 monthly.

         -        Term of one year which expires September 18, 2001.

         - Mr. Shultz releases Towne from all debts, claims, liabilities, assessments, actions and causes of action.

         - Mr. Shultz reaffirms that he will maintain the confidentiality of Towne's confidential and trade secret information.

         - During the term of the agreement and for a period of one year after termination of the agreement, Mr. Shultz agrees not to disclose confidential information, solicit a customer or client of Towne with whom he had material contact during the last 12 months of his employment with Towne, or accept employment with a competitor of Towne.

                                TOWNE PERFORMANCE

         The chart below compares the cumulative total shareholder return on Towne's common stock with the cumulative total return on the Nasdaq (U.S. Companies) Index and the Nasdaq Computer and Data Processing Services Index for the period commencing July 31, 1998 (the first date of trading of Towne's common stock as a result of its initial public offering) and ending December 31, 2000, assuming an investment of $100 and the reinvestment of any dividends. The base price for Towne common stock is the initial public offering price of $40.00 per share. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of Towne's common stock.

                 COMPARISON OF 29 MONTH CUMULATIVE TOTAL RETURN*
        AMONG TOWNE SERVICES, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                          AND THE NASDAQ COMPUTER INDEX


                                               7/31/98    12/31/98     12/31/99     12/31/00
Towne Services, Inc.                             100         88            50           3
Nasdaq (U.S. Companies)                          100        118           219         132
Nasdaq (Computer & Data Processing Services)     100        132           271         151

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The information provided below summarizes certain transactions and relationships Towne had during 2000 with its directors, executive officers and shareholders owning more than 5% of its common stock.

MANAGEMENT LOANS

         In September 1997, Towne loaned Henry M. Baroco, its president, $78,990 to exercise stock options. The full recourse loan was secured by the underlying common stock and his personal assets, bore interest at 9.0% per annum, and was due in full in April 2002. On April 24, 2000, the 1997 note was superseded by an amended and restated promissory note. The principal amount of this amended 1997 note was $96,418.80; it bore interest at 9.0% per annum; and it was due in full in April 2002. In October 1998, Towne loaned Mr. Baroco $30,000 to fund his exercise of options to acquire 20,000 shares of Towne common stock. This full recourse loan bore interest at 9.0% per annum and was due in full in April 2002. On April 24, 2000, the 1998 note was superseded by an amended and restated promissory note. This amended 1998 note was for the principal amount of $33,900.58, bore interest at 9.0% per annum, and was due in full in April 2002. In July 1999, Towne loaned Mr. Baroco $300,000. This full recourse loan bore interest at 8.00% per annum, and was due in full in July 2002. Pursuant to Towne's new employment agreement with Mr. Baroco, and in exchange for his performance obligations, a reduction in the term of his employment agreement from three years to two years, and a reduction in the period of insurance coverage from until death to until age 65, Towne committed to forgive the three loans it made to Mr. Baroco totaling $473,000 in equal monthly installments over 60 months. If his employment is terminated for other than cause or because of a change in control, the loans will continue to be forgiven. If his employment is terminated for cause or if he resigns, the remaining loan balances will be due and payable immediately. Towne will recognize the forgiveness installments as compensation expenses.

         In April 1998, Towne loaned its former chief financial officer, Bruce
F. Lowthers, Jr., $75,000 to exercise options to acquire 15,000 shares of Towne common stock. Towne loaned Mr. Lowthers an additional $100,000 in July 1999. Both of these notes are full recourse. The 1998 note, as amended, accrues interest at the rate of 8.0% per year and matured on December 31, 2000. The 1998 note has not been satisfied, but management believes it is collectible. The 1999 note bears interest at 8.0% per year and matures in July 2002.

         In July 1999, Towne loaned its former executive vice president, Cleve
B. Schultz, $50,000. This loan is full recourse. The note bears interest of 8.0% per year and is due in full in July 2002.

OTHER TRANSACTIONS AND RELATIONSHIPS

         During 2000, Towne incurred costs of $236,000 for communications services provided by InterCept Communications Technologies, Inc., a subsidiary of The InterCept Group, Inc. Mr. Collins, one of Towne's directors, is the chief executive officer and chairman of the board of directors of The InterCept Group, and Mr. Sturm, another one of Towne's directors, is also a director of The InterCept Group. As of December 31, 2000, approximately $60,000 of these costs are included in the accrued accounts payable portion of Towne's consolidated balance sheet.

         Towne incurred fees for legal services in 2000 to a law firm in which Mr. Sturm, one of Towne's directors, is a partner.

         Please also see the transactions described under "Compensation Committee Interlocks and Insider Participation" below.

         Certain transactions with Towne's officers, directors, and principal shareholders may be on terms more favorable to these persons than they could obtain in a transaction with an unaffiliated party. Since Towne's July 1998 initial public offering, Towne requires that both a majority of the board and a majority of the disinterested directors must approve all material transactions with its officers, directors, and other affiliates.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Although Mr. Boggs served on the compensation committee, he did not participate in any decision regarding his own compensation as an executive officer. In February 2001, the compensation committee met to determine the amount of funding for the bonus pool for Towne's 2000 fiscal year. Mr. Boggs participated in the compensation committee discussions regarding the bonus pool criteria; however, Mr. Boggs did not participate in the compensation committee discussions that determined the size of the bonus pool, nor was he present to vote on the bonus pool matter.

         Towne had an agreement with Phoenix International Ltd., Inc., currently known as Sphinx International, Inc. following the sale of substantially all of Phoenix's assets to a third party in February 2001, to pay commissions to Phoenix International on international sales originated by Phoenix International of Towne's CollectionsWorks! product. In 2000, Towne paid approximately $223,600 in commissions to Phoenix International and an additional $475,000 to complete contractual obligations according to a strategic marketing agreement. On January 31, 2001, Towne sold all of the assets and liabilities related its CollectionWorks product to a third party. Bahram Yusefzadeh, one of Towne's directors, was chairman and chief executive officer of Phoenix International until February 2001.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors, and persons who beneficially own more than 10% of a registered class of equity securities to file reports of securities ownership and changes in ownership with the SEC and Nasdaq. These persons also are required to furnish Towne with copies of all Section 16(a) forms they file. Based solely on review of the copies of those reports furnished to Towne and representations that no other reports were required, Towne believes that, during fiscal 2000, except for Ken Bankson, its executive officers, directors, and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements. Ken Bankson, Senior Vice President - General Manager (Forseon Division) failed to file a Form 3 in May 2000 when he became an officer of Towne, as well as three Forms 4 to report a distribution of shares from escrow and grants of stock options.

            PROPOSAL TWO FOR PRIVATE BUSINESS - ELECTION OF DIRECTORS

         Two Class II Directors are nominated for re-election for a three year term ending in 2004. If the proposed merger is approved as described in the preceding portion of this joint proxy statement/prospectus, the merger will be consummated on the date of the annual meeting or as soon as possible thereafter. The merger agreement provides that upon the effectiveness of the merger, the board of directors of Private Business shall consist of Private Business's current directors plus Frank W. Brown, Richard M. Roberts and Glenn W. Sturm each of whom are currently directors of Towne.

         The board of directors proposes that the two nominees indicated below be elected as Class II directors to serve for three-year terms and until their successors are duly elected and qualified. Mr. Conway, and Mr. King are currently Class II directors. If any of the nominees should become unable to accept election or declines to serve, neither of which the board anticipates, it is intended, in the absence of contrary direction, that the proxies will be voted for the balance of those named below and for substitute nominee(s) as the board may designate, unless the board has taken prior action to reduce its membership. The proxies will in no event be voted for more than two nominees.

             INFORMATION ABOUT PRIVATE BUSINESS'S DIRECTOR NOMINEES

NAME OF DIRECTOR            AGE     PRINCIPAL OCCUPATION
----------------            ---     --------------------
Brian J. Conway             42      Mr. Conway has served as a director since August 1998.  He has been a managing director or partner of TA Associates, Inc., a private equity investment firm in Boston, Massachusetts, or its predecessor since 1988, and was an associate at the firm from
                                    1984 through 1988.  He is a director of several privately-held companies.

William B. King             56      Mr. King co-founded Private Business in 1991 and has served as
                                    Chairman of the Board since that time.  In 1970, he cofounded
                                    Madison Financial Corporation, a provider of marketing products and services to community banks.  Mr. King sold Madison
                                    Financial Corporation in 1986 and served as Chairman of the
                                    Board of its successor, FISI*Madison Financial Corporation, from 1986 to 1995.  Mr. King is a private investor, and he has served as a major shareholder, director, and/or chairman of a number of privately-held companies during the past five years.

INFORMATION ABOUT CONTINUING DIRECTORS - CLASS III (TERM ENDING 2002)


Name of Director            Age     Principal Occupation
----------------            ---     --------------------
Bruce R. Evans              42      Mr. Evans has served as a director since August 1998.
                                    Mr. Evans is currently Managing Partner of Summit Partners, a venture capital firm in Boston, Massachusetts, where he has been employed since 1986.  Mr. Evans serves as a Director of
                                    Omtool, Ltd., DSET Corporation, Opnet Technologies, Inc.
                                    and several privately-held companies.

INFORMATION ABOUT CONTINUING DIRECTORS - CLASS I (TERM ENDING 2003)

Name of Director            Age     Principal Occupation
----------------            ---     --------------------
Thomas L. Black             49      Mr. Black co-founded Private Business in 1991 and has served as a director since that time.  Mr. Black currently serves as
                                    Chief Executive Officer of Imagic Corporation, Nashville,
                                    Tennessee, a check imaging software company, and as Chief
                                    Executive Officer of Tecniflex Inc. in Republic, Missouri, a
                                    check processing equipment maintenance and servicing company.
                                    Mr. Black served as Chief Executive Officer from 1991 until
                                    1995.

Fred Goad                   60      Mr. Goad has served as a director since February 2000.  Mr.
                                    Goad became a Director and President of ENVOY Corporation in
                                    August 1984.  On August 3, 1995, Mr. Goad was elected Chairman and Co-Chief Executive Officer of ENVOY and currently serves in such capacity in addition to being a Director.  Mr. Goad also serves on the board of directors for Performance Food Group,
                                    Ingram Entertainment, Oacis Healthcare, and was a founding member of the Nashville Healthcare Council.  Mr. Goad has
                                    informed Private Business that he will resign as a director after Private Business's annual meeting.

         THE BOARD OF DIRECTORS OF PRIVATE BUSINESS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSED NOMINEES TO THE CLASS II DIRECTORS. THE AFFIRMATIVE VOTE OF A PLURALITY OF THE VOTES CAST ON PROPOSAL TWO, IN PERSON OR BY PROXY, IS NECESSARY FOR THE ELECTION OF THOSE NOMINEES TO BE DIRECTORS OF PRIVATE BUSINESS.

         All directors generally hold office for three-year terms and then until their successors have been duly elected and qualified. The board of directors of Private Business is divided into three classes. The term of the Class III directors will expire at the 2002 annual meeting of shareholders; the term of the Class I directors will expire at the 2003 annual meeting of shareholders; and the term of the Class II directors will expire at this annual meeting of shareholders (and in all cases when their respective successors are duly elected and qualified). At each annual meeting, successors to the class of directors whose term expires at that meeting will be elected to serve for a three-year term and until their successors are duly elected and qualified.

         During fiscal 2000, the board of directors held six meetings. Each director attended at least 75% of the aggregate of (a) the total number of meetings of the board of directors and (b) the total number of meetings held by all committees on which the individual director served.

         The board of directors currently has two committees: the audit committee and the compensation committee. The compensation committee makes recommendations concerning salaries and incentive compensation for executives of Private Business. During fiscal 2000, the compensation committee consisted of Mr. Black, Mr. Evans, and Mr. King. When Mr. Black became the chief executive officer in February 2001, he resigned from the compensation committee. The compensation committee met five times during fiscal 2000. The audit committee reviews and approves the annual report of Private Business's independent auditors. Mr. Gary Cage, Mr. Conway and Mr. Goad served on the audit committee during 2000. Mr. Cage resigned from Private Business's board of directors in April 2001. The audit committee met three times during fiscal 2000.

DIRECTOR COMPENSATION

         Non-employee directors receive $1,000 cash compensation for each board meeting they attend. Directors are reimbursed for expenses incurred in connection with attendance at board and committee meetings. No non-employee directors received any stock options in 2000. Mr. McNamara and Mr. Cover, Private Business's only employee directors during fiscal year 2000, received their stock option grants for their service as employees.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


         Private Business is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of May 1, 2001, there were 9,221,538 shares of common stock and no shares of preferred stock issued and outstanding. The following table sets forth as of May 1, 2001 information with respect to the beneficial ownership of Private Business's outstanding common stock by (a) each director of Private Business, (b) each executive officer named in the Summary Compensation Table above, (c) all directors and executive officers as a group, and (d) each shareholder known by Private Business to be the beneficial owner of more than 5% of its outstanding common stock. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of common stock owned by them, except to the extent such power may be shared with a spouse.



                                                                     SHARES
                                                             BENEFICIALLY OWNED (1)
                                                             ----------------------
NAME                                                          NUMBER         PERCENT
Summit Partners (2) (3)                                    1,475,763           16.0%
TA Associates Group (2) (4)                                1,475,763           16.0
Cendant Corporation (2)                                      624,933            6.8
James C. Gooch (5)                                           566,098            6.1
Gregory A. Thurman (6)                                       994,504           10.8
Thomas L. Black                                              989,504           10.7
William B. King                                              455,240            4.9
Fred C. Goad (7)                                              10,333              *
Joseph P. Mooney (8)                                          14,007              *
Peter S. Scully (9)                                           21,509              *
Fred P. Read (10)                                             18,421              *
Gregg E. Colson (8)                                           15,118              *
Kevin M. McNamara (11)                                       191,051              *
Jerry L. Cover (12)                                          124,660              *
Bruce R. Evans (3)                                         1,475,763           16.0
Brian J. Conway (4)                                        1,475,763           16.0

All directors and executive officers as group              4,791,369           52.0
  (11 persons) (13)


----------

*        Less than 1%


(1) The percentages shown are based on 9,221,538 shares of Common Stock outstanding on May 1, 2001. Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), shares of Common Stock which a person has the right to acquire pursuant to the exercise of stock options and warrants held by such holder that are exercisable within sixty (60) days of such date are deemed outstanding for the purpose of computing the percentage ownership of such person, but are not deemed outstanding for computing the percentage ownership of any other person.


(2) The address for Summit Partners is care of Summit Ventures V, L.P. is 600 Atlantic Avenue, Suite 2800, Boston, MA 02210. The address for TA Associates Group is 125 High Street Tower, Suite 2500, Boston, MA 02110. The address for Cendant Corporation is 6 Sylvan Way, Parsippany, NJ 07054.

(3) Includes 1,143,107 shares held by Summit Ventures V, L.P., 191,144 shares held by Summit V Companion Fund, L.P., 76,457 shares held by Summit V Advisors Fund (QP), L.P., 23,364 shares held by Summit V Advisors Fund, L.P., and 41,691 shares held by Summit Investors III, L.P. Mr. Evans is a general partner of Summit Investors III, L.P. and is a member of Summit Partners, LLC, which is the general partner of Summit Ventures V, L.P., Summit V Companion Fund, L.P., Summit V Advisors Fund (QP), L.P., and Summit V Advisors Fund, L.P. Mr. Evans may be deemed to share voting and investment power with respect to all shares held by the partnerships. Mr. Evans disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(4) Includes 1,122,362 shares owned by TA/Advent VIII, L.P.; 308,805 shares owned by Advent Atlantic & Pacific III L.P.; 22,178 shares owned by TA Executives Fund LLC; 22,418 shares owned by TA Investors LLC. TA/Advent VIII, Advent Atlantic & Pacific III L.P., TA Executives Fund LLC and TA Investors LLC are part of an affiliated group of investment partnerships referred to, collectively, as the TA Associates Group. The general partner of TA/Advent VIII, L.P. is TA Associates VIII LLC. The general partner of Advent Atlantic & Pacific III L.P. is TA Associates AAP III Partners. TA Associates, Inc. is the general partner of TA Associates AAP III Partners, L.P. and the manager of each of TA Associates VIII, LLC, TA Executives Fund, LLC, and TA Investors, LLC is TA Associates, Inc. In such capacity, TA Associates, Inc. exercises sole voting and investment power with respect to all of the shares held of record by the named investment partnerships. Individually no shareholder, director, or officer of TA Associates, Inc. is deemed to have or share voting and investment power. Principals and employees of TA Associates, Inc. (including Mr. Conway, a Director of Private Business) comprise the members of TA Investors LLC. Mr. Conway has a pecuniary interest in 3,628 shares held by TA Investors, LLC.

(5) Includes 282,965 shares held by The Joshua C. King Trust and 282,965 shares held by the William B. King III Trust. Mr. Gooch is trustee of both trusts.

(6) Includes 101,396 shares held by The Josua P. Thurman 1999 Trust and 101,396 shares held by The Whitney A. Thurman 1999 Trust.

(7)      Includes options to purchase 3,333 shares of common stock.

(8) The amount shown consists of options to purchase shares of common stock. These individuals do not own any shares of common stock.

(9)      Includes options to purchase 14,166 shares of common stock.

(10)     Includes options to purchase 15,305 shares of common stock.

(11) Mr. McNamara resigned his position as Chief Executive Officer of Private Business effective February 1, 2001. Includes 803 shares of common stock that were gifted to children and other minor relatives of Mr. McNamara and options to purchase 163,981 shares of common stock.

(12) Mr. Cover resigned his position as President of Private Business effective February 1, 2001. Includes options to purchase 92,604 shares of common stock.

(13) Includes stock and options owned by Mr. McNamara and Mr. Cover both of whom resigned as executive officers effective February 1, 2001. Includes options to purchase 318,516 shares of common stock.

EXECUTIVE OFFICERS

         The following table sets forth certain information concerning the executive officers of Private Business as of April 20, 2001.

Name of officer              Age     Position with Private Business
---------------              ---     ------------------------------
Thomas L. Black              49      Chief Executive Officer, President and Director
Joseph P. Mooney             33      Chief Sales Officer
Peter S. Scully              45      President of Private Business Insurance, Inc.
Fred P. Read                 46      Chief Financial Officer
Gregg E. Colson              38      Senior Vice President Operations

         Thomas L. Black currently serves as Chief Executive Officer of Private Business, a position he assumed on February 1, 2001. Mr. Black co-founded Private Business in 1991 and has served as a Director since that time. Mr. Black served as Chief Executive Officer of Private Business from 1991 until 1995. Mr. Black has served as Chief Executive Officer of Imagic Corporation, Nashville, Tennessee, a check imaging software company, since 1997, and as Chief Executive Officer of Tecniflex Inc. in Republic, Missouri, a check processing equipment maintenance and servicing company since 1999.

         Joseph P. Mooney joined Private Business in 1998 and currently serves as Chief Sales Officer. Mr. Mooney was Vice President/Regional Manager - Business Development until becoming Chief Sales Officer in January 2000. Prior to joining Private Business, Mr. Mooney served as Director of Sales for Cardinal Health, Inc. from 1996 to 1998. From 1993 to 1996, Mr. Mooney was in several management and sales positions with Alcon Laboratories, Inc.

         Peter S. Scully joined Private Business in 1994 and currently serves as President of Private Business Insurance, Inc., a wholly owned subsidiary of Private Business, Inc. Mr. Scully was a Vice President/Regional Manager - Business Development from 1996 to 1998, becoming a Senior Vice President in 1998. He held that position until 2000 when he became President of PB Insurance. Prior to joining Private Business, Mr. Scully was a management consultant with Price Waterhouse.

         Fred P. Read joined Private Business in 1995 and currently serves as Chief Financial Officer. Mr. Read was Vice President -- Finance until becoming as Chief Financial Officer in 1998. Prior to joining Private Business, Mr. Read served as Division Controller/Chief Financial Officer of Columbia/HCA Information Services, Inc., in Nashville, Tennessee, the information services subsidiary of Columbia/HCA Corporation, from 1986 through 1995.

         Gregg E. Colson joined Private Business in 1991 and currently serves as Senior Vice President of Operations. He has held numerous roles within Private Business's technology area since 1991, including Vice President, Product Development/Electronic Commerce and Director of Training/Technical Support.

                             EXECUTIVE COMPENSATION

         The following table provides information as to annual, long-term or other compensation Private Business paid during fiscal years ended December 31, 2000, 1999 and 1998 for Private Business's Chief Executive Officer and the persons who, at December 31, 2000, were the other four most highly compensated executive officers of Private Business, or "named executive officers."

SUMMARY COMPENSATION TABLE


                                                                                                       LONG-TERM
                                                                                                     COMPENSATION
                                                                                                        AWARDS
                                                                  ANNUAL COMPENSATION                   ------
                                                  -----------------------------------------------      SECURITIES
                                                                               OTHER ANNUAL            UNDERLYING
NAME AND PRINCIPAL POSITION          YEAR         SALARY ($)     BONUS ($)    COMPENSATION ($)(1)     OPTIONS (#)
---------------------------          ----         ----------     ---------    -------------------     -----------
Kevin M. McNamara, (2).........      2000          210,000            --               --                13,333
  Chief Executive Officer            1999           85,000        50,000               --               333,333
                                     1998              N/A           N/A              N/A                   N/A

Jerry L. Cover, (3)............      2000          210,000            --               --                16,666
     President                       1999          201,115            --               --                38,333
                                     1998          202,000       118,000        3,002,132 (4)            13,333

Joseph P. Mooney,..............      2000          160,000        30,000           71,230(5)             25,000
     Chief Sales Officer             1999          112,342         2,500               --                 8,166
                                     1998           25,939            --           5,100                    --

Peter S. Scully,...............      2000          140,000        65,000           16,885(5)             11,666
      President, Private Business    1999          100,000        80,000                0                 6,333
      Insurance, Inc.                1998          100,000        96,000          122,027(4)              6,666

Fred P. Read,..................      2000          100,000        25,000               --                 5,200
     Chief Financial Officer         1999           95,000        50,000               --                 8,133
                                     1998           90,000        40,000          202,441(4)              5,333


(1) In accordance with the rules of the SEC, the compensation described in this table does not include medical, group life insurance or other benefits received by these executive officers which are available generally to all salaried employees of Private Business and perquisites and other personal benefits received by these executive officers, which do not exceed the lesser of $50,000 or 10% of any such officer's salary and bonus disclosed in this table.

(2) On February 1, 2001, Thomas L. Black replaced Mr. McNamara as Private Business's Chief Executive Officer. Mr. McNamara remains with Private Business in an advisory capacity.

(3)      Mr. Cover resigned as President effective February 1, 2001.

(4) Mr. Cover, Mr. Read, and Mr. Scully received special one time bonuses in 1998 in conjunction with Private Business's recapitalization in recognition of their contributions to Private Business. These bonuses do not represent the customary incentive structure of Private Business.

(5)      These amounts represent relocation expenses paid by Private Business.

         Option Grants. The following table provides certain information with respect to grants of stock options to the Named Executive Officers pursuant to Private Business's Stock Option Plan during the year ended December 31, 2000.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR


                                                                                                    POTENTIAL REALIZABLE
                           NUMBER OF       PERCENT OF                                               VALUE AT ASSUMED
                           SECURITIES      TOTAL OPTIONS   EXERCISE      MARKET                     ANNUAL RATE OF STOCK
                           UNDERLYING      GRANTED TO      OR BASE       PRICE ON                   PRICE APPRECIATION FOR
                           OPTIONS         EMPLOYEES IN    PRICE         DATE OF      EXPIRATION    OPTIONS TERM (2)
NAME                       GRANTED (1)     FISCAL YEAR     ($ / SHARE)   GRANT        DATE          ----------------
----                       -------         -----------     -----------   -----        ----               5%            10%
Kevin M. McNamara (3)       13,333            4.6 %          5.343        5.343        8/8/2001         44,802       113,538
Jerry L. Cover (4)          16,666            5.8 %         12.375       12.375        1/5/2010        129,710       328,709
Joseph P. Mooney            16,666            5.8 %         12.000       12.000        1/27/2010       125,779       318,748
                             8,333            2.9 %          5.343        5.343        8/8/2010         28,002        70,961
Peter S. Scully              3,333            1.2 %         12.189       12.189        2/2/2010         25,552        64,754
                             8,333            2.9 %          5.343        5.343        8/8/2010         28,002        70,961
Fred P. Read                 1,866            0.6 %         12.189       12.189        2/2/2010         14,309        36,262
                             3,333            1.2 %          5.343        5.343        8/8/2010         11,201        28,385


(1) Options granted to Mr. Cover became fully exercisable upon date of grant, options granted to the other named executive officers generally become exercisable 1/48 per month.

(2) The potential realizable values illustrate values that might be realized upon exercise immediately prior to the expiration of the term of these options using 5% and 10% appreciation rates, as required by the Securities and Exchange Commission, compounded annually. These values do not, and are not intended to, forecast possible future appreciation, if any, of Private Business's stock price. Additionally, these values do not take into consideration the provisions of the options providing for vesting over a period of years or termination of options following termination of employment.

(3) Mr. McNamara resigned as Chief Executive Officer of Private Business effective February 1, 2001.

(4) Mr. Cover resigned as President of Private Business effective February 1, 2001.

         Option Exercise and Values. The table below provides information as to exercise of options by the named executive officers during the 2000 fiscal year under the option plans and the year-end value of unexercised options.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES


                              Number of                       Number of Underlying              Value of Unexercised
                              Securities                      Unexercised Options/SARs          in-the-Money Options/SARs
                              Underlying                      at Fiscal Year-End                at Fiscal Year-End ($)(1)
                              Options         Value           ------------------                -------------------------
Name                          Exercised (#)   Realized        Exercisable     Unexercisable     Exercisable   Unexercisable
----                          -------------   --------        -----------     -------------     -----------   -------------
Kevin M. McNamara (2)         23,148          $143,263         117,129          206,389              0             0
Jerry L. Cover (3)            0               N/A               82,396           36,215            417             0
Joseph P. Mooney              0               N/A                7,777           25,389              0             0
Peter S. Scully               0               N/A                9,624           18,208            250             0
Fred P. Read                  0               N/A               12,180           12,847             42             0


(1) This amount represents the aggregate of the number of "in-the-money" options multiplied by the difference between $3.00, the fair market value of the common stock at December 31, 2000 (multiplied by three to take into account the one-for-three stock split), and the exercise price for that option. Options are classified as "in-the-money" if the market value of the underlying common stock exceeds the exercise price of the option. Actual values which may be realized, if any, upon the exercise of options will be based on the per share market price of the common stock at the time of exercise and are thus dependent upon future performance of the common stock.

(2) Mr. McNamara resigned as Chief Executive Officer of Private Business effective February 1, 2001.

(3) Mr. Cover resigned as President of Private Business effective February 1, 2001.

EMPLOYMENT AGREEMENTS AND SEVERANCE AGREEMENT

         Effective October 31, 1999, Private Business entered into an Executive Employment Agreement with Mr. McNamara as Private Business's Chief Executive Officer that was subsequently superceded by an Amended and Restated Executive Employment Agreement, also effective October 31, 1999. Mr. McNamara's agreement provides for an annual base salary of not less than $210,000 and an annual incentive cash bonus of up to 100% of his base salary upon achievement of certain performance criteria to be established from time to time. The employment agreement provides that Mr. McNamara will be appointed to Private Business's board of directors and has an initial term of two years, subject to automatic annual renewals absent prior notice from either party. Mr. McNamara received a $50,000 additional payment upon execution of the employment agreement.

         The employment agreement further provides for the grant to Mr. McNamara of options to acquire 166,666 shares of Private Business's common stock at an exercise price equal to the closing trading price on October 29, 1999 (multiplied times three to reflect the one-for-three stock split), of $6.375; an additional 83,333 shares at an exercise price of $24.00 per share; and an additional 83,333 shares at an exercise price of $36.00 per share. These options vest over three years at the rate of 1/36th per month and constitute incentive stock options to the extent eligible under applicable tax laws, and, with respect to any excess, nonqualified stock options.

         The employment agreement provides for various payments to Mr. McNamara upon cessation of employment, depending on the circumstances. If Private Business terminates Mr. McNamara's employment for "Cause" or if he resigns prior to a "Change in Control" (other than due to an uncured material breach by Private Business), Mr. McNamara will receive his pro rata base salary and perquisites to the date of termination. If Mr. McNamara dies or becomes disabled during his term of employment, he will receive his pro rata base salary, perquisites and incentive bonus to the date of termination or resignation.

         If, prior to an "Initial Change in Control Event," Private Business terminates Mr. McNamara's employment due to a "Discharge Event," or he resigns based on an uncured material breach by Private Business, then Mr. McNamara will receive a lump sum payment equal to his base salary and "Average Bonus." If prior to an "Initial Change in Control Event" Private Business terminates his employment without "Cause" and without a "Discharge Event," Mr. McNamara will receive the greater of (i) his base salary and "Average Bonus" or (ii) his base salary and standard incentive bonus for the remainder of the unexpired term of the employment agreement.

         If after an "Initial Change in Control Event," Private Business terminates Mr. McNamara's employment other than for "Cause," death or disability, or if Mr. McNamara voluntarily resigns for any reason other than his death or disability, then the agreement generally provides that Private Business will pay Mr. McNamara a lump sum termination payment of twice his base salary and his "Average Bonus."

         The employment agreement provides certain time periods for the exercise of Mr. McNamara's options should his employment cease, which are generally more favorable after a "Change in Control." All options granted to Mr. McNamara immediately vest and become exercisable upon a Change in Control, and are extinguished should he be terminated for "Cause."

         The employment agreement indemnifies Mr. McNamara for excise taxes imposed upon him based on his receipt of any "excess parachute payment" within the meaning of Section 280G(b) of the Internal Revenue Code. Mr. McNamara agreed in the employment agreement not to compete within the continental United States with the "Business Activities" of Private Business during the term of his employment and the following two years, nor to solicit Private Business's employees during such period for employment elsewhere.

         On February 1, 2001, Mr. McNamara and Private Business entered into a Mutual Separation Agreement With Waiver and Release of All Claims. This agreement provided for the termination of Mr. McNamara's employment agreement, the waiver of any claims between the parties, and a severance payment of $315,000. Furthermore, the agreement provides that all of Mr. McNamara's vested options to purchase shares of Private Business common stock shall continue to be exercisable for a period of two years from February 1, 2001.


         On February 1, 2001 Mr. Black became Chief Executive Officer of Private Business. Private Business has agreed to enter into an employment agreement with Mr. Black on terms similar to the terms of Mr. McNamara's employment agreement. As of the date of this document, that employment agreement has not been finalized.

         Effective upon the consummation of the merger, Private Business has entered into an Executive Employment Agreement with Mr. Baroco as Private Business's Chief Operating Officer. Mr. Baroco's agreement provides for an annual base salary of not less than $225,000 and an annual incentive cash bonus of up to 100% of his base salary upon achievement of certain performance criteria to be established from time to time. The employment agreement has an initial term from the effective date of the merger until January 1, 2002, subject to automatic annual renewals absent prior notice from either party.

         Mr. Baroco's employment agreement further provides for the grant to Mr. Baroco of options to acquire 66,667 shares of Private Business's common stock at an exercise price equal to the closing trading price on the effective date of the merger. One half of this initial option grant will vest on December 31, 2001 provided Mr. Baroco continues to be employed by Private Business on that date. The remaining one half of the option grant will vest 1/48th per month beginning on the date of the merger and for each month thereafter that Mr. Baroco continues to be employed by Private Business.

         The employment agreement provides for various payments to Mr. Baroco upon cessation of employment, depending on the circumstances. If Mr. Baroco is terminated for "Cause" at any time or if Mr. Baroco resigns before January 1, 2002, Mr. Baroco will receive his pro rata base salary and perquisites to the date of termination. If Mr. Baroco dies or becomes disabled during his term of employment, he will receive his pro rata base salary, perquisites and incentive bonus to the date of termination or resignation.

         If Mr. Baroco resigns after January 1, 2002 or resigns before January 1, 2002 because of an uncured material breach by Private Business, or if Mr. Baroco is terminated by Private Business without "Cause" at any time, then Mr. Baroco will receive $930,000, payable in equal 1/24th monthly payments over a term of two years. Furthermore, any of Mr. Baroco's vested options will remain exercisable for the remainder of their stated term and Mr. Baroco will continue to receive life and health insurance benefits until Mr. Baroco reaches the age 65, and his wife will continue to receive life and health insurance benefits until she reaches age 65.

COMPENSATION COMMITTEE REPORT

         Compensation Policy

         The compensation committee of Private Business's board of directors intends to make Private Business's executive compensation package competitive with the marketplace, with an emphasis on compensation in the form of equity ownership, the value of which is contingent on the long-term market performance of Private Business's common stock. The compensation committee also seeks to control Private Business's fixed costs and to enhance Private Business's annual performance by providing executive officers with opportunities to earn annual cash bonuses for achieving company and individual performance goals. In establishing Private Business's compensation policies, the compensation committee also considers information regarding levels and practices at other companies in related industries that are comparable to Private Business. Although the compensation committee does not establish specific targets for compensation of Private Business's executive officers relative to executive officers at comparable companies, the compensation committee believes that the compensation for Private Business's executive officers generally falls in the median range of executive compensation for such comparable companies.

         Executive Officer Compensation

         The annual compensation package of executive officers of Private Business provides for base salaries, as well as for the opportunity to receive annual bonuses that are related, among other factors, to company performance and individual performance. Private Business also provides long-term equity based compensation generally through participation in the 1994 Stock Option Plan and 1999 Stock Option Plan. This assures that key management employees have a meaningful stake in Private Business, the ultimate value of which is dependent on Private Business's long-term stock price appreciation, and that the interests of executive officers are aligned with those of Private Business's shareholders.

         Base Salary. Executive officers' base salaries reflect their positions and experience. Annual base salary increases for executive officers are established as a result of an analysis of each executive's individual performance during the prior year, the overall performance of Private Business during the prior year and his or her level of responsibility, prior experience and breadth of knowledge. Private Business believes that current executive officer salaries are competitive with comparable companies.

         Annual Bonus. To control fixed salary costs and reward annual performance, Private Business pays annual bonuses to executive officers for achieving company and individual performance goals. In setting annual bonus awards, the compensation committee considers, among other factors, Private Business's revenue growth, the development and expansion of its business, improvement of management structures, and general management objectives. Actual awards are recommended by the Chief Executive Officer and approved by the compensation committee based on its assessment of each executive's individual performance and responsibility for Private Business's financial and business condition.

         Stock Options. The 1994 Stock Option Plan and 1999 Stock Option Plan permit grants of incentive stock options and non-qualified stock options. The incentive stock options are granted with an exercise price at the fair market value on the grant date, vest over a four-year period, and expire after 10 years. Non-qualified stock options are granted with an exercise price established by the board of directors, vest from immediately after the date of grant up to four years after the date of grant and expire after 10 years. Accordingly, stock options have value only if the stock price appreciates from the date such options are granted. This component of executive compensation focuses executives on long-term creation of shareholder value and encourages equity ownership in Private Business. In determining the actual size of stock option awards under the Stock Option Plans, the compensation committee considers the value of the stock on the date of grant, competitive practices, the executive's stock holdings, the amount of options previously granted to the executive, individual performance, and Private Business's performance.

         Compensation of the Chief Executive Officer

         Mr. Kevin M. McNamara became the Chief Executive Officer of Private Business on November 1, 1999. Mr. McNamara and Private Business entered into an employment agreement, dated October 31, 1999, which is described under the heading, "Employment Agreement." On February 1, 2001, Thomas L. Black replaced Mr. McNamara as Private Business's Chief Executive Officer.

         The compensation committee and the board of directors approved a total compensation package that was designed to be competitive with compensation provided to chief executive officers at companies of size comparable to Private Business as well as provide a compensation level and structure necessary to obtain an executive with Mr. McNamara's experience and credentials. Mr. McNamara's employment agreement provided for an annual salary of $210,000 in fiscal year 2000 and a bonus in the amount of up to 100% of his base salary upon achievement of certain performance targets established by the board of directors.


         The above Compensation Committee Report is not deemed to be part of a document filed with the SEC pursuant to the Securities Act or the Securities Exchange Act and is not to be deemed incorporated by reference in any documents filed under the Securities Act or the Exchange Act, without the express written consent of Private Business.


                                      The members of the compensation committee


                                                        Mr. Thomas L. Black
                                                        Mr. William B. King
                                                        Mr. Bruce R. Evans

AUDIT COMMITTEE REPORT

         The audit committee provides assistance to the Board in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of Private Business. Among other things, the audit committee reviews and discusses with management and with Private Business's outside auditors the results of the year-end audit of Private Business, including the audit report and audited financial statements.

         All members of the audit committee are independent directors, qualified to serve on the audit committee pursuant to Rule 4200(a)(15) of the NASD's listing standards. The board has adopted a written charter of the audit committee, which is included as Annex G1 to this joint proxy statement/prospectus.

         In connection with its review of Private Business`s audited financial statements for the fiscal year ended December 31, 2000, the audit committee reviewed and discussed the audited financial statements with management, and discussed with Arthur Andersen LLP, the Company's independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380). In addition, the audit committee received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with audit committees) and discussed with Arthur Andersen LLP their independence from Private Business. The audit committee has determined that the provision of non-audit services rendered by Arthur Andersen LLP to Private Business is compatible with maintaining the independence of Arthur Andersen LLP from Private Business.

         Based on the review and discussions referred to above, the audit committee recommended to Private Business's board of directors that the audited financial statements be included in Private Business's annual report on Form 10-K for its fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                      The Members of the Audit Committee


                                      Mr. Gary W. Cage
                                      Mr. Brian J. Conway
                                      Mr. Fred Goad


FEES TO ARTHUR ANDERSEN LLP

For the fiscal year ended December 31, 2000, the total fees paid to our auditors, Arthur Andersen LLP, were as follows:

         Audit Fee. For professional services rendered by Arthur Andersen LLP for the audit of Private Business's annual financial statements for the fiscal year ended December 31, 2000, and the reviews of the financial statements included in Private Business's Forms 10-Q for that fiscal year, Private Business was billed aggregate fees of $102,000.

         Financial Information Systems Design and Implementation Fees. For the year ended December 31, 2000, Arthur Andersen LLP did not render professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

         All Other Fees. For the year ended December 31, 2000, for all other services rendered by Arthur Andersen LLP, Private Business was billed aggregate fees of $103,000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT AND OTHERS

         Lease Agreement. On October 27, 1997, Private Business leased a building containing approximately 6,740 square feet of property in Franklin, Tennessee from Madison Land Company, a company which is co-owned by Mr. King, one of our directors. Private Business used this building for its electronic commerce operations until the lease was terminated in May 2000. The lease expired April 30, 2000, with an option to renew the lease on a month-to-month basis for no more than four months. The base annual rent under the lease is $78,750 per annum, payable in advance monthly installments of $6,562.50. In 2000, Private Business paid approximately $42,700 in rent. Private Business believes this lease is on terms as favorable to us as we could have obtained in an arms-length negotiation with unaffiliated third parties.

         Software and Consulting Services. During 2000, Private Business purchased approximately $27,200 worth of software and consulting services from InfoAdvantage, Inc., a Lotus Notes reseller. This company is partially owned by Mr. King and Mr. Thurman, two of our directors. We use this product in various internal applications, including Private Business's e-mail service. Because of a bidding process, we believe that the software and services were purchased at terms as favorable to us as we could have obtained in an arms-length negotiation with unaffiliated third parties. We continue to purchase software and services from InfoAdvantage, Inc. as needed.

RELATED PARTY TRANSACTION POLICY

         Private Business has a policy that any transactions between Private Business and its officers, directors, and affiliates will be on terms as favorable to Private Business as can be obtained from unaffiliated third parties. Such transactions with such persons will be subject to approval by a majority of our outside directors or will be consistent with policies approved by such outside directors.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Private Business's compensation committee for fiscal year 2000 was composed of Mr. Black, Mr. Evans, and Mr. King. Mr. Black became Chief Executive Officer in February 2001, at which time he resigned from the compensation committee. No executive officer of Private Business serves as a member of the compensation committee or as a director of any other entity whose executive officer(s) served as a director of Private Business.

                          PRIVATE BUSINESS PERFORMANCE

         Rules promulgated by the SEC require that Private Business include in this joint proxy statement/ prospectus a line graph which compares the yearly percentage change in cumulative total shareholder return on Private Business's common stock with (a) the performance of a broad equity market indicator, the Nasdaq Stock Market (US) (the "Broad Index") and (b) the performance of a published industry index or peer group index, Russell 2000 (the "Industry Index"). Private Business does not believe it has an industry peer group. The following graph compares the yearly percentage change in the return on Private Business's common stock since May 26, 1999, the date on which Private Business's common stock first began trading on the Nasdaq National Market, with the cumulative total return on the Broad Index and the Industry Index. The graph assumes the investment of $100 in Private Business's common stock on May 26, 1999, the investment of $100 in the Broad Index and the Industry Index on May 26, 1999, and that with respect to each hypothetical investment, all dividends were reinvested.


                 COMPARISON OF 19 MONTH CUMULATIVE TOTAL RETURN*
        AMONG TOWNE SERVICES, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                          AND THE NASDAQ COMPUTER INDEX


                      Private Business, Inc.     Nasdaq Stock Market (US)    Russell 2000
5/26/99               100                        100                         100
6/99                  115                        111                         104
9/99                   54                        114                          96
12/99                  55                        167                          97


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act requires Private Business's executive officers and directors, and persons who own more than 10% of the registered class of Private Business's equity securities, to file reports of ownership and changes in ownership with the SEC. Those executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish Private Business with copies of all Section 16(a) forms they file. The SEC requires public companies to disclose in their proxy statements whether persons required to make those filings missed or made late filings. During fiscal 2000, all such filings and disclosure requirements were met within the time allowed for all persons subject to Section 16(a).

                      PROPOSAL THREE FOR PRIVATE BUSINESS -
                    PROPOSED AMENDMENT TO PRIVATE BUSINESS'S
                                     CHARTER

INTRODUCTION

         The Private Business board of directors has approved the proposal to amend the Private Business charter to effect a one-for-three reverse stock split of its common stock. Private Business is now submitting the proposal to its shareholders for approval. The proposed reverse stock split will take effect, if at all, after it is approved by the Private Business shareholders and after the certificate of amendment, which is attached to this joint proxy statement/prospectus as Annex D, is filed with the Secretary of State of the State of Tennessee.

         It is expected that the certificate of amendment will be filed promptly following shareholder approval. However, Private Business's board of directors may elect not to file, or to delay the filing of, the certificate of amendment if they determine that filing the certificate of amendment would not be in the best interest of the Private Business's shareholders. Factors leading to such a determination could include any possible effect on Private Business's Nasdaq listing.

PURPOSE OF REVERSE SPLIT

         Private Business's common stock is currently listed, and traded, on the Nasdaq SmallCap Market. For continued listing on the Nasdaq SmallCap Market, it is necessary that, among other things, the shares of Private Business common stock maintain a minimum bid price of at least $1.00 per share. At various times over the past several months, the bid price of our shares of common stock has fallen below $1.00 per share. The Private Business board believes, but cannot assure, that the proposed reverse stock split will enable the common stock to trade above the minimum bid price established by the Nasdaq continued listing requirements.

         If the Private Business common stock is delisted from Nasdaq, trading of the stock, if any, would have to be conducted in the non-Nasdaq over-the-counter market (also known as the OTC Bulletin Board Market and the pink sheet market). In such an event, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of the Private Business common stock. In addition, if the Private Business common stock were to become delisted from trading on Nasdaq and the trading price were to remain below $5.00 per share, trading in the stock may also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock" (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). The additional burdens imposed upon broker-dealers by these requirements could discourage broker-dealers from facilitating trades in Private Business's common stock, which could severely limit the market liquidity of the stock and the ability of investors to trade the stock. Private Business's board of directors believe that, if the reverse stock split is approved, there is a greater likelihood that the minimum bid price of the common stock will be maintained at a level over $1.00 per share.

         Even though a reverse stock split, by itself, does not impact a company's assets or prospects, because the market's reaction cannot be predicted, a reverse stock split could result in a decrease in Private Business's aggregate market capitalization. The Private Business board of directors, however, believes that this risk is offset by the prospect that the reverse stock split will improve the likelihood that the Private Business stock will be able to maintain Nasdaq SmallCap Market continued listing standards. There can be no assurance, however, that approval of the reverse stock split will succeed in raising the bid price of the common stock above $1.00 per share, or that a bid price of $1.00, if achieved, would be maintained, or that even if the Nasdaq minimum bid price requirements were satisfied, the common stock would not be delisted by the Nasdaq for other reasons.

         Private Business's common stock is currently registered under Section 12(g) of the Exchange Act, and as a result, Private Business is subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of the common stock under the Exchange Act, and Private Business has no present intention of terminating its registration under the Exchange Act in order to become a "private" company.


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

         The reverse stock split will not affect the number of authorized shares. Accordingly, the reverse stock split will have the effect of creating additional authorized and unreserved shares of Private Business common stock. Except for the shares to be issued in the merger, Private Business has no current plans to issue these shares; however, these shares may be used by Private Business for general corporate purposes.

         The increase in the authorized but unissued shares of common stock also may have the effect of discouraging an attempt by another person or entity, through acquisition of a substantial number of shares of common stock, to acquire control of Private Business with a view to effecting a merger, sale of assets or similar transaction, since the issuance of new shares could be used to dilute the stock ownership of such person or entity. The authorized but unissued common stock could be issued to a holder who would then have sufficient voting power to assure that any business combination or any amendment to Private Business's amended and restated charter would not receive the shareholder vote required for approval. The Private Business board of directors has no current plans to issue any shares of common stock for any of these purposes and does not intend to issue any stock except on terms or for reasons which they deem to be in Private Business's best interests.

         The reverse stock split may result in some shareholders owning "odd-lots" of less than 100 shares of common stock. Brokerage commissions and other transaction costs in odd-lots are generally somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 shares.


         As a result of the reverse stock split, the approximately 27,664,613 shares of common stock outstanding on May 1, 2001 will become approximately 9,221,537 shares of common stock, and any other shares issued prior to the effectiveness of this proposal will be similarly adjusted. In addition, if the proposed amendment becomes effective, each option and warrant to purchase common stock and any other convertible security, outstanding on the effective date will be adjusted so that the number of shares of common stock issuable upon their exercise shall be divided by three (and corresponding adjustments will be made to the number of shares vested under each outstanding option) and the exercise price of each option and warrant shall be multiplied by three.


         For the above reasons, Private Business's board of directors believes that the reverse stock split is in Private Business's best interests and in the best interests of its shareholders. There can be no guarantee, however, that the market price of the common stock after the reverse stock split will be equal to the market price before the reverse stock split multiplied by the split number, or that the market price following the reverse stock split will either exceed or remain in excess of the current market price.

EXCHANGE OF STOCK CERTIFICATES

         If the proposed reverse stock split is approved, Private Business will instruct its transfer agent to begin implementing the exchange of certificates representing outstanding common stock. As soon as practicable after the effectiveness of the proposed amendment, holders of the common stock will be notified and requested to surrender their certificates representing shares of common stock to the transfer agent in exchange for certificates representing post-reverse split common stock. Beginning on the date the proposed amendment becomes effective, each certificate representing shares of the Private Business common stock will be deemed for all corporate purposes to evidence ownership of as many shares of post-reverse split common stock after applying the split factor and otherwise making adjustments for fractional shares described below.

         The Private Business shareholders will not be required to pay a transfer or other fee in connection with the exchange of their certificates and certificates should not be submitted until such a request is received.

FRACTIONAL SHARES

         No fractional shares of common stock will be issued as a result of the reverse stock split. In lieu of receiving fractional shares, Private Business shareholders will be entitled to receive a cash payment equal to such fraction multiplied by three times the average of the closing bid and asked price per share of the common stock as quoted on Nasdaq for the five trading days immediately preceding the date the amendment becomes effective.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT

         The following is a summary of certain federal income tax consequences of the reverse stock split.

         The reverse stock split should not be taxable, except for any cash received in lieu of a fractional share of post-reverse split common stock. Consequently, the holding period of shares of post-reverse split common stock (including any fractional share interest) should include the holding period for the shares of common stock exchanged, provided that the shares of common stock are held as a capital asset at the effective time. In addition, the aggregate basis of the shares of post-reverse split common stock (including any fractional share interest) should be the same as the aggregate basis of the shares of common stock exchanged.

         Cash that Private Business's shareholders receive in lieu of a fractional share should be treated as if the fractional share had been issued and then redeemed for the cash. Accordingly, Private Business shareholders should recognize taxable gain or loss equal to any difference between the amount of cash received and their basis in the fractional share. That basis should be an allocable portion of the aggregate basis of the post-reverse split common stock described above.

         PRIVATE BUSINESS SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS ABOUT THE TAX CONSEQUENCES OF THE REVERSE SPLIT IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICATION OF ANY STATE, LOCAL OR FOREIGN TAX LAW.

DISSENTERS' RIGHTS

         Under Tennessee law, Private Business shareholders owning fewer than three shares are entitled to dissenters' rights of appraisal with respect to the reverse stock split. See "Proposal One for Both Companies - The Merger - Dissenters' Rights."

         THE BOARD OF DIRECTORS OF PRIVATE BUSINESS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO THE PRIVATE BUSINESS CHARTER TO EFFECT A ONE-FOR-THREE STOCK SPLIT. APPROVAL OF THE PROPOSED AMENDMENT REQUIRES THE AFFIRMATION VOTE OF A MAJORITY OF ALL OUTSTANDING SHARES OF PRIVATE BUSINESS COMMON STOCK.

                      PROPOSAL FOUR FOR PRIVATE BUSINESS -
           PROPOSED INCREASE IN NUMBER OF SHARES RESERVED FOR ISSUANCE
                UNDER 1999 AMENDED AND RESTATED STOCK OPTION PLAN

GENERAL

         The board of directors of Private Business has approved, and recommends that its shareholders approve, an amendment to the Private Business 1999 Amended and Restated Stock Option Plan to increase the number of shares of common stock reserved for issuance under the plan by 666,667 shares, from 1,333,333 to 2,000,000 shares. A copy of the amendment is included as Annex E to this document. This amendment increasing the number of shares authorized for issuance under the plan is being requested because of the 1,333,333 shares currently reserved for issuance, 1,312,161 have been reserved for issuance to date, leaving only 21,172 shares which may be issued subject to option in the future. To allow Private Business to attract, retain and motivate qualified employees, the Private Business board of directors believes that it is in the best interests of Private Business to increase the number of shares reserved for issuance under the plan.

         Under the plan, incentive and non-qualified stock options to purchase shares of Private Business common stock are available for grant to employees and other service providers of Private Business, providing them with an equity interest in Private Business and the opportunity to benefit from any appreciation of the value of such stock. The plan currently allows for both incentive stock options and nonqualified stock options.

         The plan is administered by the board of directors or a committee designated by the board of directors. Subject to some limitations, the board, or its committee, has the authority to determine the recipients of options, the number of shares of common stock to be issued upon exercise of each option, the exercise periods of each option and conditions subject to which options may be exercised.

         The plan provides that the exercise price of an incentive stock option must not be less than 100% of the fair market value of Private Business's common stock on the day the incentive stock option is granted as determined in good faith by the board, or its committee. The exercise price of an incentive stock option in the case of an employee who owns stock representing more than 10% of the total combined voting power of all classes of stock of Private Business must not be less than 110% of the fair market value of Private Business's common stock on the day that incentive stock option is granted. Shares subject to options granted under the stock option plan that expire, terminate or are canceled without having been exercised in full are again eligible for issuance under the stock option plan. The exercise price of a nonqualified stock option will be determined by the committee and may or may not be at the fair market value of the stock. Incentive stock options are nontransferable other than by will or the laws of descent and distribution. However, the committee may allow nonqualified stock options to be transferred only to members of the holders' immediate family, trusts for the benefit of such family members, and entities owned by such family members; provided, however, the holder must not receive any consideration for such a transfer.

         Generally, in the event an incentive stock option holder is terminated as an employee due to disability or death, the holder or his or her representative may exercise any unexercised stock options for a period of one year following termination. If the incentive stock option holder is terminated for any reason other than disability, death, or cause, the holder may exercise his or her incentive stock option for a period of three months following termination. Private Business may allow an incentive stock option to continue beyond the three month period, in which case the incentive stock option will become a nonqualified option. If either an incentive stock option or a nonqualified stock option holder is terminated for "cause," as defined in the stock option plan, the unexercised options expire. If the holder of a nonqualified stock option is terminated for any reason other than for cause, the nonqualified stock option will continue unless otherwise determined by the committee.

         In the event of any sale of or transfer of not less than 50% of Private Business's common stock, the sale of substantially all of the assets of Private Business, or the dissolution or liquidation of Private Business, one-half of an optionee's unvested incentive stock options will become fully vested and be exercisable prior to any such transaction. The stock option plan expires in 2009.


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

FEDERAL INCOME TAX CONSEQUENCES OF THE 1999 AMENDED AND RESTATED STOCK OPTION
PLAN

         The following is a summary of the United States federal income tax consequences that generally will arise with respect to the grant of options under the plan, the exercise of options granted under the plan, and the sale of common stock acquired through the exercise of options granted under the plan. This summary does not address the tax consequences that may arise with respect to any gift or disposition other than by sale of common stock acquired under the plan. For precise advice as to any specific transaction or set of circumstances, any participant in the plan, should consult with his or her own tax advisors. Any participant should also consult with his or her own tax advisor regarding the application of any state, local, and foreign taxes and any federal gift, estate, and inheritance taxes.

         Incentive Stock Options

         In general, a plan participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of the common stock, referred to as ISO stock, acquired through the exercise of the incentive stock option. Nevertheless, in the case of a participant who has not been employed by Private Business at all times commencing on the date on which a particular incentive stock option was granted and ending on the date that is three months (or one year in the case of death or disability) before the date on which the option is exercised, the option generally will be treated as though it were a non-statutory stock option and taxed as described below under "Non-Statutory Stock Options." Also, to the extent that the aggregate fair market value of the stock with respect to which incentive stock options are exercisable for the first time during any calendar year exceeds $100,000, such options will be treated as non-statutory stock options. Similarly, incentive stock options will be treated as non-statutory stock options for purposes of the alternative minimum tax. While a participant will pay alternative minimum tax only to the extent of the excess of that tax over the participant's regular tax, the treatment of an option as a non-statutory stock option for purposes of the alternative minimum tax could create such an excess.

         Generally, the tax consequences of selling ISO stock will vary depending on the length of time that the participant has owned the ISO stock at the time it is sold. If the participant sells ISO stock after having owned it for more than two years from the grant date and one year from the exercise date, then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO stock over the exercise price.

         If the participant sells ISO stock prior to having owned it for more than two years from the grant date and one year from the exercise date, known as a disqualifying disposition, then the participant generally will recognize ordinary compensation income in an amount equal to the lesser of: (a) the excess of the fair market value of the ISO stock on the exercise date over the exercise price; and (b) the excess of the sale price of the ISO stock over the exercise price.

         A participant making a disqualifying disposition will also recognize capital gain in an amount equal to the excess of the sale price of the ISO stock over the fair market value of the ISO stock on the exercise date. This capital gain will be a long-term capital gain if the participant has held the ISO stock for more than one year prior to the date of the sale and will be a short-term capital gain if the participant has held the ISO stock for a shorter period.

         If a participant sells ISO stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO stock. This capital loss will be a long-term capital loss if the participant has held the ISO stock for more than one year prior to the date of the sale and will be a short-term capital loss if the participant has held the ISO stock for a shorter period.

         Non-Statutory Stock Options

         As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a non-statutory stock option. However, a participant generally will recognize ordinary compensation income upon the exercise of a non-statutory stock option in an amount equal to the excess of the fair market value of the common stock, referred to as NSO stock, acquired through the exercise of the non-statutory stock option on the exercise date over the exercise price.

         With respect to any NSO stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO stock, a participant generally will recognize


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
capital gain or loss in an amount equal to the excess of the sale price of the NSO stock over the participant's tax basis in the NSO stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the NSO stock for a shorter period.

         Delivery of Common Stock Upon Exercise of Stock Options

         Under certain circumstances, the stock option plan permits a participant to exercise an option by delivering to Private Business common stock having a fair market value equal in amount to the exercise price. The use of this method of exercise generally will not alter the tax consequences described above, and it may enable a participant to dispose of appreciated common stock without immediately recognizing capital gain on the disposition. The participant's tax basis in any shares of common stock delivered to exercise an option generally will be carried over to an equal number of shares of common stock acquired upon exercising the option. Nevertheless, any participant should consider that the delivery of ISO stock or common stock acquired pursuant to the Private Business Employee Stock Purchase Plan will constitute a disqualifying disposition, having all of the adverse tax consequences described above, if the holding-period requirements described above are not satisfied with respect to that stock.

         Maximum Income Tax Rates on Capital Gain and Ordinary Income

         Long-term capital gain will be taxable at a maximum rate of 20% or, if certain additional requirements are satisfied, including the satisfaction of a five-year holding period, a maximum rate of 18%. Short-term capital gain and ordinary income will be taxable at a maximum rate of 39.6%. Phase outs of personal exemptions and reductions of allowable itemized deductions at higher levels of income may result in slightly higher marginal tax rates. Except in the case of a disqualifying disposition of ISO stock, ordinary compensation income will also be subject to a Medicare tax and, under certain circumstances, a social security tax.

         Private Business's Tax Consequences

         The grant of an option under the stock option plan will have no tax consequences to Private Business. Moreover, in general, neither the exercise of an incentive stock option acquired under the plan nor the sale of any common stock acquired under the plan will have any tax consequences to Private Business. Private Business generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the plan. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

         Withholding

         Private Business will have a withholding obligation with respect to ordinary compensation income recognized upon the exercise of a non-statutory stock option by a participant who has been employed by Private Business. Private Business will require any such participant to make arrangements to satisfy this withholding obligation.

         On January 18, 2001, the Internal Revenue Service released Notice 2001-14, providing that, before January 1, 2003, the exercise of an incentive stock option will not be subject to withholding. The Notice does provide, however, that the Internal Revenue Service intends to require withholding with respect to incentive stock options after January 1, 2003.

         THE BOARD OF DIRECTORS OF PRIVATE BUSINESS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO THE PRIVATE BUSINESS 1999 AMENDED AND RESTATED STOCK OPTION PLAN. APPROVAL OF THE PROPOSED AMENDMENT REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF PRIVATE BUSINESS COMMON STOCK CAST AT THE ANNUAL MEETING.


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

                              LEGAL AND TAX MATTERS

         The validity of the shares of Private Business common stock to be issued in the merger will be passed upon for Private Business by Harwell Howard Hyne Gabbert & Manner, P.C., counsel to Private Business.

         Arthur Andersen LLP will render an opinion to Private Business and Towne that the merger should qualify as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code.

                                     EXPERTS

         The consolidated financial statements of Private Business as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, included in this document, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and are included herein, in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

         The consolidated financial statements of Towne as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, included in this document, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and are included herein, in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Representatives of Arthur Andersen LLP, current independent public accountants of Private Business and Towne, expect to be present at the Private Business and Towne annual meetings and will be available to respond to appropriate questions from Private Business and Towne shareholders, respectively, in attendance. Although these representatives have stated that they do not intend to make any statements at the Private Business or Towne annual meetings, they will have the opportunity to do so.

                                  OTHER MATTERS

         Pursuant to Towne's bylaws, the business that may be conducted at the Towne annual meeting is confined to the purposes described in the notice of annual meeting of shareholders that accompanies this document.

                              SHAREHOLDER PROPOSALS


         Private Business. Any Private Business shareholder who intends to present a proposal at Private Business's 2002 annual meeting of shareholders for inclusion in the proxy statement and form of proxy relating to that meeting is advised that the proposal must have been received by the Secretary of Private Business at its principal executive offices not later than January 18, 2002. Private Business will not be required to include in its proxy statement a form of proxy or shareholder proposal received after that date or that otherwise fails to meet the requirements for shareholder proposals established by regulations of the SEC.



         Towne. If the merger is consummated as currently contemplated, there will be no 2002 annual meeting of Towne shareholders. However, if it is not consummated as intended, any Towne shareholder who intends to present a proposal at Towne's 2002 annual meeting of shareholders for inclusion in the proxy statement and form of proxy relating to that meeting is advised that the proposal must be received by the Secretary of Towne at its principal executive offices not later than January 18, 2002. Towne will not be required to include in its proxy statement a form of proxy or shareholder proposal that is received after that date or that otherwise fails to meet the requirements for shareholder proposals established by regulations of the SEC.

                       WHERE YOU CAN FIND MORE INFORMATION

         Private Business has filed with the SEC a registration statement on Form S-4 under the Securities Act that registers the issuance of the shares of Private Business common stock in the merger to Towne shareholders. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Private Business and Towne. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this document. You can inspect and copy the registration statement at the addresses below or you can review it on the SEC's website as set forth below.

         In addition, Private Business and Towne file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may read and copy this information at the following locations of the SEC:

Public Reference Room                    New York Regional Office               Chicago Regional Office
450 Fifth Street, N.W.                   7 World Trade Center                   Citicorp Center
Room 1-25                                Suite 1300                             500 West Madison Street
Washington, DC  20549                    New York, NY  10048                    Suite 1400
                                                                                Chicago IL  60661-2511

         You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like Private Business and Towne, who file electronically with the SEC. The address of that website is http://www.sec.gov. You can also inspect reports, proxy statements and other information about Private Business and Towne at the offices of the National Association of Securities Dealers, 1735 K Street, Washington, D.C. 20006.

         You can contact the companies at the following address if you have questions regarding the merger or this document:

FOR PRIVATE BUSINESS SHAREHOLDERS:             FOR TOWNE SHAREHOLDERS:
Private Business, Inc.                         Towne Services, Inc.
9010 Overlook Boulevard                        3950 Johns Creek Court, Suite 100
Brentwood, Tennessee 37027                     Suwanee, Georgia  30024
(615) 221-8400                                 (678) 475-5200


         If you would like to request documents, please do so by June 11, 2001 to receive them before the annual meetings. If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.


         WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION ABOUT THE MERGER OR OUR COMPANIES THAT DIFFERS FROM OR ADDS TO THE INFORMATION CONTAINED IN THIS DOCUMENT OR IN THE DOCUMENTS OUR COMPANIES HAVE PUBLICLY FILED WITH THE SEC. THEREFORE, IF ANYONE SHOULD GIVE YOU ANY DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

         IF YOU LIVE IN A JURISDICTION IN WHICH IT IS UNLAWFUL TO OFFER TO EXCHANGE OR SELL, OR TO ASK FOR OFFERS TO EXCHANGE OR BUY, THE SECURITIES OFFERED BY THIS DOCUMENT, OR TO ASK FOR PROXIES, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT SUCH ACTIVITIES, THEN THE OFFER PRESENTED BY THIS DOCUMENT DOES NOT EXTEND TO YOU.

         THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF THE DATE INDICATED ON THE COVER OF THIS DOCUMENT UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                             PRIVATE BUSINESS, INC.
                                AND SUBSIDIARIES

                          INDEX TO FINANCIAL STATEMENTS



Pro Forma
Pro Forma Consolidated Financial Data..............................................................................FA-2

       Pro Forma Consolidated Statement of Operations Data.........................................................FA-3

       Pro Forma Consolidated Balance Sheet Data...................................................................FA-5

       Notes to Pro Forma Consolidated Financial Data..............................................................FA-6

Historical

       Report of Independent Public Accountants....................................................................FA-7

       Consolidated Balance Sheets as of December 31, 2000 and 1999................................................FA-8

       Consolidated Statements of Operations for the years ended December 31, 2000, 1999 and 1998..................FA-9

       Consolidated Statements of Shareholders' Deficit for the years ended December 31, 2000, 1999 and 1998 ......FA-10

       Consolidated Statements of Cash Flows for the years ended December 31, 2000, 1999 and 1998..................FA-11

       Notes to Consolidated Financial Statements..................................................................FA-12

       Schedule II - Valuation and Qualifying Accounts.............................................................FA-26

Unaudited Financial Statements

       Consolidated Balance Sheet as of March 31, 2001.............................................................FA-27

       Consolidated Statement of Operations for the three months ended March 31, 2001 and 2000.....................FA-28

       Consolidated Statements of Cash Flows for the three months ended March 31, 2001 and 2000....................FA-29

       Notes to Consolidated Financial Statements..................................................................FA-30

                             PRO FORMA CONSOLIDATED
                                 FINANCIAL DATA


         The following unaudited pro forma consolidated financial data has been prepared to give effect to the merger between Private Business and Towne based on the purchase method of accounting at the estimated exchange ratio of .9072 of a share of Private Business common stock for each share of Towne common stock after giving effect to the one-for-three stock split, the issuance of 39,966 of Private Business Series B preferred shares, and the issuance of 972,415 Private Business common stock options. The pro forma balance sheet data has been prepared based on the historical balance sheets of Private Business and Towne as adjusted to reflect the one-for-three stock split and as if the merger were effective on March 31, 2001. The pro forma statement of operations data has been prepared based on the historical statements of operations of Private Business and Towne as adjusted to reflect the one-for-three stock split and as if the merger were effective as of the beginning of the earliest period presented. The pro forma financial data are presented for informational purposes. You should not rely on the pro forma amounts as being indicative of the financial position or the results of operations of the consolidated companies that would have actually occurred had the merger and the one-for-three stock split been effective during the periods presented or of the future financial position or future results of operations of the consolidated companies. You should read this information in conjunction with the historical consolidated financial statements and accompanying notes of Private Business and Towne included elsewhere in this document.

                     PRIVATE BUSINESS, INC. AND SUBSIDIARIES

              PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS DATA

                   FOR THE THREE MONTHS ENDED MARCH 31, 2001

       (Unaudited, in thousands of U.S. Dollars, except per share amounts)


                                                                              PRO FORMA ADJUSTMENTS
                                                                              ----------------------
                                         PRIVATE BUSINESS      TOWNE          DEBIT           CREDIT        PRO FORMA
                                         ----------------      -----          -----           ------        ---------
REVENUES                                 $    12,127        $    5,671      $               $             $    17,798

COSTS AND EXPENSES:
   General and administrative                  5,543             1,617                           75 (B)         6,835
                                                                                                150 (C)
                                                                                                100 (D)
   Selling and marketing                       5,280             5,057                                         10,337
   Research and development                      360                 -                                            360
   Amortization                                  267               524          246 (A)         524 (A)           513
   Other operating expense                        75                 -                                             75
                                         -----------        ----------                                    -----------
       Total costs and expenses               11,525             7,198                                         18,120
                                         -----------        ----------                                    -----------
       Operating income (loss)                   602            (1,527)                                          (322)
                                         -----------        ----------                                    -----------
OTHER EXPENSES:
   Interest expense (income), net              1,056              (122)                                           934
                                         -----------        ----------                                    -----------
       Total other expenses (income)           1,056              (122)                                           934
                                         -----------        ----------                                    -----------
Loss before provision for income
   taxes                                        (454)           (1,405)                                        (1,256)

Provision (benefit) for income taxes            (177)               24                                           (153)
                                         -----------        ----------                                    -----------

NET LOSS                                        (277)           (1,429)                                        (1,103)

PREFERRED STOCK DIVIDENDS                          -               (40)                                           (40)
                                         -----------        ----------                                    -----------

NET LOSS ATTRIBUTABLE TO
   COMMON SHAREHOLDERS                   $      (277)       $   (1,469)                                   $    (1,143)
                                         ===========        ==========                                    ===========
LOSS PER SHARE                           $     (0.01)       $    (0.29)                                   $     (0.08)
                                         ===========        ==========                                    ===========
WEIGHTED AVERAGE COMMON SHARES
   OUTSTANDING                                                                4,570 (F)       5,053 (F)
                                              27,581             5,053                       18,387 (G)        13,764
                                         ===========        ==========                                    ===========

                     PRIVATE BUSINESS, INC. AND SUBSIDIARIES

              PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS DATA

                      FOR THE YEAR ENDED DECEMBER 31, 2000

       (Unaudited, in thousands of U.S. Dollars, except per share amounts)


                                                                              PRO FORMA ADJUSTMENTS
                                                                              ----------------------
                                         PRIVATE BUSINESS      TOWNE          DEBIT           CREDIT        PRO FORMA
                                         ----------------      -----          -----           ------        ---------
REVENUES                                 $    56,466        $   25,276      $               $             $    81,742

COSTS AND EXPENSES:
   General and administrative                                                                   300 (B)
                                                                                                600 (C)
                                              17,554            12,918                          400 (D)        29,172
   Selling and marketing                      23,649            24,496                                         48,145
   Research and development                    1,071                 -                                          1,071
   Amortization                                  836             3,000        1,024 (A)       3,000 (A)         1,860
   Other operating expense                       563                 -                                            563
                                         -----------        ----------                                    -----------
       Total costs and expenses               43,673            40,414                                         80,811
                                         -----------        ----------                                    -----------
       Operating income (loss)                12,793           (15,138)                                           931
                                         -----------        ----------                                    -----------
OTHER EXPENSES:
   Interest expense (income), net              4,559            (1,093)                                         3,466
   Other expense (income), net                     -             2,755                                          2,755
                                         -----------        ----------                                    -----------
       Total other expenses                    4,559             1,662                                          6,221
                                         -----------        ----------                                    -----------
Income (loss) before provision for
   income taxes                                8,234           (16,800)                                        (5,290)

Provision (benefit) for income taxes           3,211               187                        2,811 (E)           587
                                         -----------        ----------                                    -----------

NET INCOME (LOSS)                              5,023           (16,987)                                        (5,877)

PREFERRED STOCK DIVIDENDS                          -              (160)                                          (160)
                                         -----------        ----------                                    -----------

NET INCOME (LOSS) ATTRIBUTABLE TO
   COMMON SHAREHOLDERS
                                         $     5,023        $  (17,147)                                   $    (6,037)
                                         ===========        ==========                                    ===========
EARNINGS (LOSS) PER SHARE                $      0.18        $    (3.14)                                   $     (0.44)
                                         ===========        ==========                                    ===========
WEIGHTED AVERAGE COMMON SHARES
   OUTSTANDING                                                                4,610 (F)       5,467 (F)
                                              27,467             5,467                       18,311 (G)        13,766
                                         ===========        ==========                                    ===========

                     PRIVATE BUSINESS, INC. AND SUBSIDIARIES

                   PRO FORMA CONSOLIDATED BALANCE SHEET DATA

                                 MARCH 31, 2001

       (Unaudited, in thousands of U.S. Dollars, except per share amounts)


                                                                           PRO FORMA ADJUSTMENTS
                                                                           ---------------------
                                      PRIVATE BUSINESS      TOWNE          DEBIT       CREDIT          CONSOLIDATED
                                      ----------------      -----          -----       ------          ------------
Cash and short-term investments         $         4       $    10,530    $            $ 2,025(H)         $  8,509
Accounts receivable                           5,859             1,888                                       7,747
Prepaid expenses and other
  current assets                              1,598               536                                       2,134
Notes receivable from employees                  --                95                                          95
Deferred tax asset                              171                --     1,562(H)                          1,733
                                        -----------       -----------                                    --------
    Total current assets                      7,632            13,049                                      20,218
                                        -----------       -----------                                    --------
Property, plant and equipment net            13,421             7,545                   2,000(H)           18,966
                                        -----------       -----------                                    --------
Notes receivable from employees                  --               170                                         170
Intangibles (net)                             4,840            13,372     4,581(H)     13,372(H)            9,421
Other assets                                  1,158               171         1(H)                          1,330
                                        -----------       -----------                                    --------
    Total assets                        $    27,051       $    34,307                                    $ 50,105
                                        ===========       ===========                                    ========
Accounts payable                        $     3,032       $        40                                    $  3,072
Accrued expenses                              1,934             2,999                   1,330(H)            6,263
Deferred revenue                                843               290                                       1,133
Current portion of long-term debt             4,319               292                                       4,611
Other current liabilities                        --               294                     675(H)              969
                                        -----------       -----------                                    --------
    Total current liabilities                10,128             3,915                                      16,048
                                        -----------       -----------                                    --------
Long-term debt, net of current
       portion                               40,924               679                                      41,603
Other liabilities                               125                --                                         125
                                        -----------       -----------                                    --------
    Total liabilities                        51,177             4,594                                      57,776
                                        -----------       -----------                                    --------
Preferred stock                                  --             1,880     1,880(H)        124(H)              124

Stockholders' equity (deficit)              (24,126)           27,833    27,833(H)     14,213(H)           (7,795)
                                                                                        2,118(H)
                                        -----------       -----------                                    --------
    Total liabilities and
       stockholders' equity (deficit)   $    27,051       $    34,307                                    $ 50,105
                                        ===========       ===========                                    ========

                     PRIVATE BUSINESS, INC. AND SUBSIDIARIES


                 NOTES TO PRO FORMA CONSOLIDATED FINANCIAL DATA
       (Unaudited, in thousands of U.S. Dollars, except per share amounts)


A. To record amortization expense of new intangibles recorded as a result of the merger, and remove amortization expense associated with old Towne intangibles.

B. To reduce general and administrative costs for estimate of public company expenses, including directors' salaries, annual shareholder meeting costs, NASDAQ fees, annual report preparation costs and transfer agent fees, at Towne that would not have existed had it been a subsidiary of Private Business.

C. To eliminate facilities expense (i.e., rent, utilities, etc.) for Towne facilities that would have been closed.

D. To reduce depreciation expense to reflect the adjustment from historical cost to estimated fair market value of Towne property and equipment.

E. To reduce income tax provision for combined entity to reflect the provisions for state income taxes with no benefit of the losses for federal income tax purposes.

F. To reflect Private Business common stock issued in exchange for all outstanding common stock of Towne.

G. To effect a one-for-three stock split of Private Business stock immediately before the merger.


H. To allocate the estimated total purchase price of approximately $17,430, which consists of $14,213 for the 4,570,111 common shares of Private Business (valued at $3.11/share), $2,118 for the 972,415 Private Business common stock options, $124 for the 39,966 Private Business Series B Preferred shares (convertible to a common share on a one to one ratio and valued at $3.11/share), and $975 for Private Business's direct costs associated with the merger. The purchase accounting adjustments include the following:


         To record direct costs of both Private Business and Towne of completing the transaction (i.e. legal, accounting and registration fees) - ($2,025),

         To record estimated accruals for Towne employee severance ($1,330) and Towne facility closure costs ($675), along with the associated deferred tax assets ($782),



         To reduce Towne property, plant and equipment to its estimated fair market value ($2,000) and a corresponding deferred tax asset ($780) for the book/tax basis difference,


         To record deferred compensation associated with the issuance of new Private Business unvested common stock options to consummate the transaction ($1),


         To eliminate the Towne preferred shares ($1,880) and the equity of Towne ($27,833), and



         To record new intangible assets ($4,581) based upon the estimated purchase price and allocations above and to eliminate the old intangibles of Towne ($13,372). The intangibles are estimated to consist of covenants not to compete ($500) to be amortized over two years and customer list ($4,081) to be amortized over five years.



I. For purposes of the pro forma presentation above, Private Business has placed a valuation allowance on the deferred tax assets of Towne, which consist primarily of NOL carryforwards totaling approximately $40.5 million. Such deferred tax benefits realized in future periods by Private Business would reduce amounts allocated to goodwill.


NOTE: The pro forma statement of operations data does not include non-recurring expenses which will be incurred by Private Business and Towne in connection with the merger. These costs include severance costs, accounting and legal costs, facility closure costs and director and officer liability insurance costs and are estimated to be $4,330. Of this amount, approximately $3,000 has been accounted for through the purchase price allocation adjustment above. The remaining $1,330 will be expensed in the period incurred.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


         After the matters discussed in Notes 17 and 18 to Private Business, Inc.'s consolidated financial statements are effected, we expect to be in a position to render the following audit report.



                                                 /s/ ARTHUR ANDERSEN LLP


Nashville, Tennessee


February 15, 2001 (except with respect to the matters discussed in Notes 17 and 18, as to which the date will be the effective date of the reverse stock split).



To Private Business, Inc.:

         We have audited the accompanying consolidated balance sheets of PRIVATE BUSINESS, INC. (a Tennessee corporation) and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, shareholders' deficit and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Private Business, Inc. and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.

                     PRIVATE BUSINESS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2000 AND 1999


                                                                                 2000          1999
                                                                               --------      --------
                                                                               (DOLLARS IN THOUSANDS)
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents .............................................     $  1,891      $  5,953
   Restricted cash .......................................................            0         5,240
   Accounts receivable -- trade, net of allowance for doubtful accounts of
          $10 and $87,  respectively .....................................        6,160         6,883
   Accounts receivable -- other ..........................................          193            90
   Deferred tax assets ...................................................          274           979
   Other current assets ..................................................        1,625         1,594
                                                                               --------      --------
         Total current assets ............................................       10,143        20,739
                                                                               --------      --------

PROPERTY AND EQUIPMENT, NET ..............................................       13,972        11,875

OTHER ASSETS:
   Software development costs, net .......................................          942           401
   Deferred tax assets ...................................................          145           715
   Intangible and other assets, net ......................................        5,017         5,480
                                                                               --------      --------
         Total other assets ..............................................        6,104         6,596
                                                                               --------      --------
         Total assets ....................................................     $ 30,219      $ 39,210
                                                                               ========      ========

LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES:
   Accounts payable ......................................................     $  3,073      $  3,077
   Accrued liabilities ...................................................        3,871         4,831
   Deferred revenue ......................................................          933         1,895
   Current portion of long-term debt .....................................        4,031         4,231
   Other payable .........................................................            0         5,240
                                                                               --------      --------
         Total current liabilities .......................................       11,908        19,274
                                                                               --------      --------
OTHER NONCURRENT LIABILITIES .............................................          129             0
LONG-TERM DEBT, net of current portion ...................................       42,148        49,122
                                                                               --------      --------
         Total liabilities ...............................................       54,185        68,396
                                                                               --------      --------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' DEFICIT:
   Common stock, no par value; 100,000,000 shares authorized and
          9,170,055 and 9,131,049 shares issued and outstanding,
          respectively ...................................................            0             0
   Additional paid-in capital ............................................      (22,509)      (22,706)
   Accumulated deficit ...................................................       (1,457)       (6,480)
                                                                               --------      --------
         Total shareholders' deficit .....................................      (23,966)      (29,186)
                                                                               --------      --------
         Total liabilities and shareholders' deficit .....................     $ 30,219      $ 39,210
                                                                               ========      ========


The accompanying notes are an integral part of these consolidated financial statements.

                     PRIVATE BUSINESS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


(IN THOUSANDS, EXCEPT PER SHARE DATA)                               2000          1999          1998
-------------------------------------------------------------     --------      --------      --------
REVENUES:
   Royalties ................................................     $ 47,793      $ 48,987      $ 43,793
   Software license .........................................        2,039         2,665         2,947
   Maintenance and other ....................................        6,634         5,906         4,065
                                                                  --------      --------      --------
         Total revenues .....................................       56,466        57,558        50,805
                                                                  --------      --------      --------
OPERATING EXPENSES:
   General and administrative ...............................       17,554        15,643        13,397
   Selling and marketing ....................................       23,649        26,603        20,494
   Research and development .................................        1,071           923           862
   Amortization .............................................          836           744           443
   Other operating ..........................................          563           186           312
   Recapitalization charges .................................            0             0        13,781
                                                                  --------      --------      --------
         Total operating expenses ...........................       43,673        44,099        49,289
                                                                  --------      --------      --------
OPERATING INCOME ............................................       12,793        13,459         1,516
OTHER EXPENSES:
   Interest expense, net ....................................        4,559         6,041         3,405
   Minority interest ........................................            0             0           157
                                                                  --------      --------      --------
         Total other expenses ...............................        4,559         6,041         3,562
                                                                  --------      --------      --------
INCOME (LOSS) BEFORE INCOME TAXES AND
   EXTRAORDINARY ITEM .......................................        8,234         7,418        (2,046)
Income tax provision (benefit) ..............................        3,211         1,645        (2,585)
                                                                  --------      --------      --------
INCOME BEFORE EXTRAORDINARY ITEM ............................        5,023         5,773           539
Extraordinary item, loss on write-off of debt issuance costs,
   net of income taxes of $256 ..............................            0           418             0
                                                                  --------      --------      --------
NET INCOME ..................................................        5,023         5,355           539
Preferred stock dividends and accretion .....................            0        (2,029)       (2,204)
                                                                  --------      --------      --------
NET INCOME (LOSS) AVAILABLE TO COMMON
   SHAREHOLDERS .............................................     $  5,023      $  3,326      $ (1,665)
                                                                  ========      ========      ========
EARNINGS (LOSS) PER SHARE:
   Basic ....................................................     $   0.54      $   0.48      $  (0.30)
                                                                  ========      ========      ========
   Diluted ..................................................     $   0.54      $   0.48      $  (0.30)
                                                                  ========      ========      ========
PRO FORMA INFORMATION ASSUMING CONVERSION
   TO C CORP (Note 12):
   Net loss available to common shareholders ................                                 $ (5,117)
                                                                                              ========
   Basic ....................................................                                 $  (0.96)
                                                                                              ========
   Diluted ..................................................                                 $  (0.96)
                                                                                              ========


The accompanying notes are an integral part of these consolidated financial statements.

                     PRIVATE BUSINESS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                                                            RETAINED
                                                                          ADDITIONAL        EARNINGS
                                                            COMMON          PAID-IN       (ACCUMULATED
(IN THOUSANDS)                                               STOCK          CAPITAL          DEFICIT)          TOTAL
--------------------------------------------------        ---------       ---------       ------------      ----------
Balance, December 31, 1997 .......................           6,685        $   1,190        $   7,453        $   8,643
    Net income through August 7, 1998 ............               0                0            6,828            6,828
    Common stock dividends .......................               0                0           (7,776)          (7,776)
    Payments to common shareholders in
        recapitalization .........................          (3,309)        (131,988)          (6,505)        (138,493)
    Preferred stock dividends ....................               0                0           (2,175)          (2,175)
    Comprehensive loss:
       1998 net loss for C Corp period ...........               0                0           (6,289)          (6,289)
       Accretion on Preferred Stock ..............               0                0              (29)             (29)
                                                                                           ---------        ---------
                                                                                              (6,318)          (6,318)
                                                             -----         --------        ---------        ---------
Balance, December 31, 1998 .......................           3,376         (130,798)          (8,493)        (139,291)
    Preferred stock dividends ....................               0                0           (2,012)          (2,012)
    Issuance of stock ............................           1,917           42,204                            42,204
                                                                                                   0
    Conversion of preferred stock ................           3,750           63,911                            63,911
                                                                                                   0
    Exercise of stock options ....................              88              264                0              264
    Tax benefit of exercise of non-qualified stock
        options ..................................               0              400                0              400
    Equity contributed by former S Corp
        shareholders .............................               0            1,313           (1,313)               0
    Comprehensive income:
       1999 net income ...........................               0                0            5,355            5,355
       Accretion on preferred stock ..............               0                0              (17)             (17)
                                                                                           ---------        ---------
                                                                                               5,338            5,338
                                                             -----          -------        ---------        ---------
Balance, December 31, 1999 .......................           9,131          (22,706)          (6,480)         (29,186)
    Exercise of stock options ....................              28              158                0              158
    Tax benefit of exercise of non-qualified stock
       options ...................................               0                6                0                6
    Shares issued under employee stock purchase
        plan .....................................              11               33                0               33
    Comprehensive income:
       2000 net income ...........................               0                0            5,023            5,023
                                                             -----        ---------        ---------        ---------
Balance, December 31, 2000 .......................           9,170        $ (22,509)       $  (1,457)       $ (23,966)
                                                             =====        =========        =========        =========


The accompanying notes are an integral part of these consolidated financial statements.

                     PRIVATE BUSINESS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

(IN THOUSANDS)                                                               2000             1999             1998
-------------------------------------------------------------------       ---------        ---------        ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income ........................................................       $   5,023        $   5,355        $     539
Adjustments to reconcile net income to net cash
   provided by (used in) activities:
      Write-off of debt issuance costs ............................               0              674                0
      Depreciation and amortization ...............................           3,480            2,384            1,605
      Provision for bad debts .....................................               0               27                0
      Deferred taxes ..............................................           1,275            1,342           (3,036)
      Minority interest ...........................................               0                0              157
      Loss on disposal of fixed assets ............................             229                0                0
      Changes in assets and liabilities:
        Accounts receivable .......................................             650           (1,321)            (123)
        Other current assets ......................................             (31)            (291)            (369)
        Other assets ..............................................              (3)            (452)          (1,852)
        Accounts payable ..........................................              (4)             628            1,079
        Accrued liabilities .......................................            (816)          (1,314)             936
        Deferred revenue ..........................................            (962)             218             (162)
        Other noncurrent liabilities ..............................             238                0                0
                                                                          ---------        ---------        ---------
         Net cash provided by (used in) operating activities ......           9,079            7,250           (1,226)
                                                                          ---------        ---------        ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Additions to property and equipment ............................          (6,247)          (3,107)          (1,938)
   Software development costs .....................................            (910)            (298)            (229)
   Proceeds from sale of property and equipment ...................             999              391                0
   Acquisition of minority interest ...............................               0                0           (4,500)
   Payments received on notes receivable ..........................               0                7               12
                                                                          ---------        ---------        ---------
         Net cash used in investing activities ....................          (6,158)          (3,007)          (6,655)
                                                                          ---------        ---------        ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from long-term debt issuance ..........................               0                0           95,000
   Repayments on note payable .....................................               0                0           (4,184)
   Repayments on long-term debt ...................................          (7,174)          (2,623)            (875)
   Early extinguishment of long-term debt, net ....................               0          (38,420)               0
   Proceeds from sale of preferred stock, net .....................               0                0           59,678
   Payments to common shareholders in recapitalization ............               0                0         (138,493)
   Proceeds from sale of common stock, net ........................               0           42,204                0
   Proceeds from exercise of employee stock options ...............             158              264                0
   Stock issued through employee stock purchase plan ..............              33                0                0
   Dividends on common stock ......................................               0                0           (7,776)
                                                                          ---------        ---------        ---------
         Net cash (used in) provided by financing activities ......          (6,983)           1,425            3,350
                                                                          ---------        ---------        ---------
NET CHANGE IN CASH
                                                                             (4,062)           5,668           (4,531)
CASH AND CASH EQUIVALENTS at beginning of year ....................           5,953              285            4,816
                                                                          ---------        ---------        ---------
CASH AND CASH EQUIVALENTS at end of year ..........................       $   1,891        $   5,953        $     285
                                                                          =========        =========        =========
SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash payments for income taxes during period ...................       $   1,037        $     250        $     852
                                                                          =========        =========        =========
   Cash payments of interest during period ........................       $   4,867        $   5,989        $   3,405
                                                                          =========        =========        =========
SUPPLEMENTAL NONCASH DISCLOSURES:
   Dividends accrued on preferred stock ...........................       $       0        $   2,012        $   2,175
                                                                          =========        =========        =========
   Preferred stock and accrued dividends conversion to common stock       $       0        $  63,911        $       0
                                                                          =========        =========        =========

The accompanying notes are an integral part of these consolidated financial statements.

                     PRIVATE BUSINESS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


1.       ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

         Private Business, Inc. (the "Company") was incorporated under the laws of the state of Tennessee on December 26, 1990 for the purpose of developing, marketing and servicing a software package to be used by financial institutions to purchase and manage small business receivables. The Company operates primarily in the United States and its customers consist of banks of various sizes, primarily community banks. During 1998, the Company purchased the minority interests in three majority owned subsidiaries, Private Business Insurance, Inc. ("Insurance"), Private Business Processing, Inc. ("Processing") and Private Business Capital, Inc. ("Capital"). Insurance brokers credit and fraud insurance, which is underwritten through a third party, to its customers. Processing performs the outsourced Business Manager functions for various client banks. Capital is a dormant entity.

         The market for the Company's services, which is concentrated in the banking industry, is characterized by risk and uncertainty as a result of the Company's reliance on one product to generate substantially all of the Company's revenues, increasing number of competitors and alternative products available and the rapid consolidations in the banking industry. Consequently, the Company is exposed to a high degree of concentration risk relative to the banking industry environment and its limited product offerings.

PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. The Company records minority interest in earnings to the extent of earnings allocable to minority interests and minority interests in losses to the extent minority interests capital exists. As mentioned above, all minority interests in subsidiaries were purchased by the Company during 1998. All significant intercompany transactions and balances have been eliminated.

CASH AND CASH EQUIVALENTS

         The Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

RESTRICTED CASH

         In connection with the recapitalization by the Company during 1998, the Company was required to maintain cash in escrow for payment to the buyers of the convertible preferred stock if claims arose in connection with the purchase and to the sellers of the common shares to the extent the escrow was not subject to such claims. The cash was held in escrow until the 30th day following the delivery of the Company's 1999 audited financial statements to the purchasers, at which time the balance of $5,489,000, including interest earned, was paid to the sellers of the common shares.

PROPERTY AND EQUIPMENT

         Property and equipment are recorded at cost. Depreciation is calculated using an accelerated method over 39 years for buildings, 5 to 10 years for furniture and equipment, 3 years for purchased software and the life of the lease for all leasehold improvements. Expenditures for maintenance and repairs are charged to expense as incurred, whereas expenditures for renewals and betterments are capitalized.

                     PRIVATE BUSINESS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


SOFTWARE DEVELOPMENT COSTS

         Development costs incurred in the research and development of new software products and enhancements to existing software products are expensed as incurred until technological feasibility has been established. After such time, any additional costs are capitalized in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed. Capitalized software development costs are amortized on a straight-line basis over three years.

INTANGIBLE AND OTHER ASSETS

         Intangible and other assets consist primarily of the excess of purchase price over the fair value of the identifiable assets acquired for the minority share of Insurance purchased during 1998 and debt issuance costs associated with the bank debt acquired during 1998. The excess of the purchase price over the fair value of unidentifiable assets acquired (goodwill) is being amortized on a straight-line basis over a period of 20 years. Debt issuance costs are being amortized using the effective interest method over the respective terms of the bank loans.

REVENUE RECOGNITION

         The Company accounts for software revenues in accordance with the American Institute of Certified Public Accountants' Statement of Position 97-2, Software Revenue Recognition ("SOP 97-2"). Further, the Company has adopted the provisions of SOP 98-9 Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions, which supercedes and clarifies certain provisions of SOP 97-2.

Software Licenses

         The Company licenses its software under automatically renewing agreements, which allows the licensees use of the software for the term of the agreement and each renewal period. The fee charged for this license is typically stated in the contract and is not inclusive of any postcontract customer support. The agreements typically do not allow for cancellation during the term of the agreement; therefore, the entire fee is non-refundable and is recognized at the time a contract is signed and executed and the software has been delivered. For agreements that do contain refund or cancellation provisions, the Company defers the entire fee until such refund or cancellation provisions lapse.

         The original license agreement also includes a fee for postcontract customer support ("PCS"), which must be renewed annually. This fee covers all customer training costs, marketing assistance, phone support, and any and all software enhancements and upgrades. The Company defers the entire amount of this fee and recognizes it over the twelve-month period in which the PCS services are provided.

Royalties

         The Company's license agreements are structured in a manner that provides for a continuing royalty to be paid for all receivables purchased by customers. These royalties are recognized as earned based on the volume of receivables purchased by customers.

Maintenance and Other

         Maintenance revenue is deferred and recognized over the period in which PCS services are provided. Insurance's, Processing's, Capital's and other revenues are recognized as the services are performed.

                     PRIVATE BUSINESS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


INCOME TAXES

         Prior to August 7, 1998, the Company was an S Corporation, which resulted in all federal tax liability flowing through to the shareholders. On August 7, 1998, the Company converted to a C Corporation, therefore, income earned from that date through December 31, 1998 is subject to federal income taxes. The income tax provisions recorded from January 1, 1998 through August 7, 1998 in the accompanying consolidated financial statements are for state income taxes.

         The Company accounts for income taxes under SFAS No. 109, Accounting for Income Taxes. Under the asset and liability method of SFAS No.109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

CONCENTRATION OF REVENUES

         Substantially all of the Company's revenues are generated from financial institutions that in turn provide cash management services to small and medium size organizations.

EARNINGS PER SHARE

         The Company applies the provisions of SFAS No. 128, Earnings per Share, which establishes standards for both the computing and presentation of basic and diluted EPS on the face of the consolidated statement of operations. Basic earnings per share have been computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during each year presented. Diluted earnings per common share have been computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding plus the dilutive effect of options outstanding during the applicable periods.

FAIR VALUE OF FINANCIAL INSTRUMENTS

         To meet the reporting requirements of SFAS No. 107, Disclosures About Fair Value of Financial Instruments, the Company calculates the fair value of financial instruments. At December 31, 2000 and 1999, there were no material differences in the book values of the Company's financial instruments and their related fair values.

LONG-LIVED ASSETS

         The Company applies the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of, to periodically evaluate the carrying value of its properties and other long-lived assets in relation to the future undiscounted cash flows of the related assets in order to assess recoverability.

COMPREHENSIVE INCOME

         During 1998, the Company adopted SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 requires that the changes in the amounts of certain items, including gains and losses on certain securities, be shown

                     PRIVATE BUSINESS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


in the financial statements as a component of comprehensive income. The Company adopted the provisions of SFAS No. 130 on January 1, 1998.

SEGMENT DISCLOSURES

         During 1998, the Company adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 establishes standards for the method that business enterprises report information about operating segments in annual and interim financial statements. SFAS No. 131 also establishes standards for related disclosures about products and services, geographic area and major customers. The Company operates in one industry segment, banking services, and accordingly, the adoption of SFAS No. 131 had no impact on the Company's financial statement disclosures.

USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.


RECENT ACCOUNTING PRONOUNCEMENT

         In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, effective, as amended, for fiscal years beginning after June 15, 2000. SFAS No. 133 establishes accounting and reporting standards for derivative instruments and hedging activities. It requires all derivatives to be recognized in the balance sheet and to be measured at fair value. The Company adopted the provisions of SFAS No. 133 effective January 1, 2001. Adoption of SFAS No. 133 had no effect on the Company's financial position.

2.       RECAPITALIZATION

         On August 7, 1998, the Company completed a series of transactions effectively resulting in a recapitalization of the Company. A summary of the transactions is as follows:

         The Company acquired term loan debt from a bank in the amount of $93,429,311, net of debt issuance costs of $1,570,689.

         The Company issued 1,874,801 shares of Series A Convertible Preferred Stock for $32.01 per share, or $60,000,000. Each share of convertible preferred stock was originally convertible into one share of common stock, but, as a result of the split of the common stock, became convertible into two shares of common stock. This split effectively adjusted the issuance price to $16.02 per share. The Company determined that the adjusted issuance price per share of $16.02 was the fair market value of the Company's common stock after the issuance of the debt. Costs associated with the issuance of these shares approximated $322,000 and were netted against additional paid-in capital in the accompanying consolidated financial statements.

         The Company purchased 3,309,167 (49.5%) shares of the Company's common stock then outstanding for $138,492,931 ($41.85 per share), which includes acquisition costs of approximately $152,000. The common stock was immediately retired. The entire consideration

                     PRIVATE BUSINESS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


         paid was reflected as cost of the common stock (which had an estimated fair market value of $29.64 per share prior to the issuance of the debt) and was reflected as a reduction of paid-in capital and undistributed earnings as of the recapitalization date.

         The Company acquired the minority interests of Insurance for $4,500,000, which resulted in approximately $4,100,000 of goodwill being recorded.

         Taking into consideration the above events, the Company also adjusted the exercise prices for all stock options outstanding as of August 7, 1998. The adjusted exercise prices meet the criteria set forth in Emerging Issues Task Force 90-9, Changes to Fixed Employee Stock Option Plans as a Result of Restructuring, therefore, the repricing of the options did not result in a new measurement date and no additional compensation expense has been recorded in the accompanying consolidated financial statements. Furthermore, the Company's Board of Directors approved a special bonus to employees totaling approximately $10,000,000, which was included in recapitalization charges in the accompanying consolidated statement of operations for 1998. Also included in recapitalization charges were fees paid for various services performed relating to the recapitalization, including investment banking, legal and accounting services, which amounted to approximately $3,800,000.

3.       PROPERTY AND EQUIPMENT

         Property and equipment are classified as follows:

(IN THOUSANDS)                                            2000          1999
---------------------------------------------------   -----------   -----------
Building...........................................   $     5,900   $     5,843
Land...............................................           770           770
Land under contract to be sold.....................             0         1,198
Purchased software.................................         3,441         2,313
Leasehold improvements.............................           737           287
Furniture and equipment............................        10,259         5,988
                                                      -----------   -----------
                                                           21,107        16,399
   Less accumulated depreciation...................        (7,135)       (4,524)
                                                      -----------   -----------
                                                      $    13,972   $    11,875
                                                      ===========   ===========

         Depreciation expense was approximately $2,644,000, $1,640,000 and $981,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

         During April 1999, the Company entered into an agreement with an unrelated third party to sell a parcel of land adjacent to the Company's headquarters. The third party built an office building on this land, of which the Company agreed to lease approximately half of the available office space. As a result, the Company accounted for this transaction using the deposit method of accounting, as described in SFAS No. 98, Accounting For Leases. A portion of the sales price, $391,000, was received in cash from the third party and was deferred and included in the accompanying consolidated balance sheet in accrued liabilities as of December 31, 1999. The Company recorded the sale of the land upon the completion of the building in May 2000. The total gain on the sale of $153,000 is being amortized over the life of the lease.

                     PRIVATE BUSINESS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


4.       INTANGIBLE AND OTHER ASSETS

         Intangible and other assets consist of the following:

(IN THOUSANDS)                                                                           2000     1999
-------------------------------------------------------------------------------------   ------   ------
Goodwill, net of accumulated amortization of $505 and $298, respectively ............   $3,628   $3,835
Debt issuance costs, net of accumulated amortization of $563 and $339, respectively .    1,007    1,127
Prepaid insurance, net of current portion ...........................................      102      367
Other, net ..........................................................................      280      151
                                                                                        ------   ------
                                                                                        $5,017   $5,480
                                                                                        ======   ======

5.       ACCRUED LIABILITIES

         Accrued liabilities consist of the following:

(IN THOUSANDS)                                                                           2000     1999
                                                                                        ------   ------
Employee bonuses ....................................................................   $1,791   $2,855
Commissions and other payroll costs .................................................      287      478
Accrued income taxes ................................................................      718       50
Other ...............................................................................    1,075    1,448
                                                                                        ------   ------
                                                                                        $3,871   $4,831
                                                                                        ======   ======

6.       SHORT-TERM BORROWINGS

         The Company has a secured revolving credit facility agreement in place with a bank that allows for the Company to draw up to a maximum of $15,000,000. The facility matures August 7, 2004 and is subject to the restrictive financial covenants discussed in Note 7. The interest rate is based on the Eurodollar or prime rate plus a margin. As of December 31, 2000 and 1999, there were no amounts drawn against this facility. Weighted average borrowings drawn against the facility during the years ended December 31, 2000 and 1999 were $125,000 and $1,000,000, respectively.

7.       LONG-TERM DEBT

         Long-term debt consists of the following:

(IN THOUSANDS)                                                                            2000        1999
-------------------------------------------------------------------------------------   --------    --------
Term Loan A with a bank, principal due quarterly; interest due monthly at the
    Eurodollar or bank prime rate plus a  margin (8.97% at December 31, 2000);
    matures August 7, 2004 ..........................................................   $ 18,138    $ 21,253
Term Loan B with a bank, principal due quarterly; interest due monthly at the
    Eurodollar or bank prime plus a margin (9.75% at December 31, 2000);
    matures August 7, 2006 ..........................................................     28,041      32,100
                                                                                        --------    --------
                                                                                          46,179      53,353
   Less current portion .............................................................     (4,031)     (4,231)
                                                                                        --------    --------
                                                                                        $ 42,148    $ 49,122
                                                                                        ========    ========

                     PRIVATE BUSINESS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


         Term Loans A and B and the revolving credit facility are secured by substantially all assets of the Company and its subsidiaries. All three debt instruments include certain restrictive financial covenants related to maximum capital expenditures, minimum earnings before interest, taxes, depreciation and amortization ("EBITDA"), ratio of consolidated debt to EBITDA, interest coverage ratio and fixed coverage ratio. The debt agreement prohibits the Company from declaring and paying any cash dividends during the respective terms of the loans. As of December 31, 2000, the Company was in compliance with these covenants.

         The interest margin for the term loans above is determined by the lender based on the ratio of consolidated debt to EBITDA. The debt agreement also includes a provision requiring early payment on the term loans if the Company has excess cash, as defined in the credit agreement, on hand at year end. As of December 31, 2000, the Company was not required to make an excess cash payment.

         During 1999, the Company retired approximately $38,420,000 of debt early using the proceeds from its initial public stock offering. Early repayment of this debt resulted in the write-off of approximately $674,000 of related debt issuance costs. This amount, net of applicable income tax benefits of approximately $256,000, is included as an extraordinary item in the accompanying consolidated statement of operations.

         The annual maturities of long-term debt as of December 31, 2000, are as follows:

(IN THOUSANDS)
2001 .................................................................   $ 4,031
2002 .................................................................     5,038
2003 .................................................................     5,614
2004 .................................................................     7,776
2005 .................................................................    13,972
Thereafter ...........................................................     9,748
                                                                         -------
                                                                         $46,179
                                                                         =======

8.       INCOME TAXES

         Income tax provision (benefit) consisted of the following for the three years ended December 31, 2000:

(IN THOUSANDS)                                       2000      1999      1998
-------------------------------------------------   -------   -------   -------
Current income tax expense ......................   $ 1,936   $    47   $   451
Conversion from S Corp to C Corp status..........         0         0    (1,054)
Deferred tax expense (benefit) ..................     1,275     1,342    (1,982)
                                                    -------   -------   -------
Income tax expense (benefit), net ...............   $ 3,211   $ 1,389   $(2,585)
                                                    =======   =======   =======

         For the first seven months of 1998, the Company, as a S Corp, had income before taxes of approximately $7,300,000 for which a state tax provision of approximately $451,000 was recorded. At the time of conversion from an S Corp to a C Corp, the Company recorded a net deferred tax asset of approximately $1,054,000 for the temporary differences that existed as of the conversion date. For the last five months of 1998, the Company, as a C Corp, had a taxable loss of approximately $5,300,000, resulting in an income tax benefit of approximately $1,982,000. A reconciliation of the tax expense (benefit) from the U.S. federal statutory rate to the effective rate for the years ended December 31, 2000 and 1999 and for the C Corp period ended December 31, 1998 is as follows:

                     PRIVATE BUSINESS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

(IN THOUSANDS)                                                    2000      1999       1998
--------------------------------------------------------------   -------   -------    -------
Tax expense (benefit) at U.S. federal statutory rate .........   $ 2,800   $ 2,293    $(3,264)
State tax expense (benefit), net of reduction to federal taxes       326       267       (279)
Expenses not deductible ......................................        79        92      1,561
Other ........................................................         6    (1,263)         0
                                                                 -------   -------    -------
Income tax expense (benefit), net ............................   $ 3,211   $ 1,389    $(1,982)
                                                                 =======   =======    =======

         The $1,263,000 benefit reflected as other for 1999 in the rate reconciliation above relates primarily to the recognition of the actual deferred tax benefit accruing to the C Corp based on the final 1998 S Corp tax return filed in 1999. Accordingly, the benefit has been recognized as additional equity that the S Corp shareholders contributed to the C Corp. As a result, the accompanying consolidated statement of shareholders' equity reflects a reclassification of $1,313,000 from accumulated deficit to additional paid-in capital during the year ended December 31, 1999.

         All tax provisions for the first seven months of 1998 were state income tax provisions.

         Significant components of the Company's deferred tax liabilities and assets, using a tax rate of 38% at December 31, 2000 and 1999 are as follows:

 (IN THOUSANDS)                                               2000       1999
----------------------------------------------------------   -------    -------
Current assets (liabilities):
   Deferred revenue ......................................   $   354    $   720
   Software development costs ............................      (358)      (152)
   Reserves on assets ....................................        27         50
   Liabilities not yet deductible ........................       251        361
                                                             -------    -------
        Deferred tax assets, current .....................       274        979
Noncurrent assets (liabilities):
   Net operating loss carryforwards ......................         0        515
   Other .................................................       145        200
                                                             -------    -------
       Deferred tax assets, noncurrent ...................       145        715
        Total net deferred tax assets ....................   $   419    $ 1,694
                                                             =======    =======

         The tax benefit associated with the exercise of stock options reduced income taxes payable by $6,000 in 2000 and $400,000 in 1999, and was reflected as an increase in additional paid-in capital in the accompanying consolidated statements of shareholders' deficit.

9.       STOCK SPLIT AND INITIAL PUBLIC OFFERING

         On May 14, 1999, the Board of Directors of the Company approved a 2-for-1 common stock split in the form of a stock dividend. All shares and per share amounts have been retroactively restated for all periods presented to reflect this stock split.

         On May 28, 1999, the Company completed an initial public offering of 1,667,500 shares of common stock at $24.00 per share. Also, 250,000 shares were issued at that time in a private placement to certain directors and shareholders at $24.00 per share. Proceeds totaled $42,204,000, net of issuance costs of $3,816,000. The proceeds of this offering were used to reduce debt and fund operations.

                     PRIVATE BUSINESS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


10.      CONVERTIBLE PREFERRED STOCK

         On August 7, 1998, the Company sold 5,624,404 shares of Series A Convertible Preferred Stock for a total of $60,000,000. The preferred stock was entitled to dividends, in preference to the holders of any and all other classes of capital stock of the Company, at a rate of $0.96 per share of preferred stock per annum commencing on the date of issuance. Subsequent to the initial public offering, all outstanding shares of preferred stock were converted to 3,749,600 shares of common stock at 0.6667 shares of common stock for each share of preferred stock. Unpaid accrued dividends totaling $4,186,406 were also contributed to common stock capital upon conversion.

11.      EMPLOYEE STOCK OPTION PLAN

         The Company has two stock option plans: the 1994 Stock Option Plan and the 1999 Stock Option Plan. Options under these plans include nonqualified and incentive stock options and are issued to officers, key employees and directors of the Company. The Company has reserved 2,000,000 shares of common stock for these plans under which the options are granted at a minimum of 100% of the fair market value of common stock on the date of the grant, expire 10 years from the date of the grant and are exercisable at various times determined by the Board of Directors. The Company applies Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, in accounting for its options and, accordingly, no compensation cost has been recognized.

         A summary of the status of the Company's stock options is as follows:

                                                                                               WEIGHTED
                                                                                               AVERAGE
                                                                                 NUMBER OF     EXERCISE
                                                                                  SHARES        PRICE
                                                                                ----------    ----------
Balance at December 31, 1997 ................................................      448,333    $     4.26
   Granted ..................................................................      156,667         16.02
   Exercised ................................................................            0             0
   Canceled .................................................................      (12,000)         3.18
                                                                                ----------    ----------

Balance at December 31, 1998 ................................................      593,000    $     7.38
   Granted ..................................................................      846,568         21.72
   Exercised ................................................................      (87,930)         3.00
   Canceled .................................................................      (39,985)        17.22
                                                                                ----------    ----------

Balance at December 31, 1999 ................................................    1,311,653    $    16.62
   Granted ..................................................................      287,433          9.69
   Exercised ................................................................      (27,579)         5.76
   Canceled .................................................................     (196,205)        17.70
                                                                                ----------    ----------
Balance at December 31, 2000 ................................................    1,375,302    $    15.24
                                                                                ==========    ==========

                     PRIVATE BUSINESS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


The following table summarizes information about stock options outstanding at December 31, 2000:

                                         OPTIONS OUTSTANDING                        OPTIONS EXERCISABLE
                            ----------------------------------------------         -----------------------
                                                                  WEIGHTED                        WEIGHTED
                                              RANGE OF            AVERAGE                         AVERAGE
                                              EXERCISE            EXERCISE                        EXERCISE
  OPTIONS EXPIRING IN         NUMBER           PRICES              PRICE           NUMBER          PRICE
  -------------------       ---------      ---------------        --------         -------        --------
         2005                  60,292       $1.00 to 1.50         $   1.26          60,292        $   1.26
         2006                  88,357           $4.59             $   4.59          88,357        $   4.59
         2007                 146,614           $6.18             $   6.18         109,960        $   6.18
         2008                 110,583          $15.99             $  15.99          64,507        $  15.99
         2009                 696,527      $6.39 to $36.00        $  21.81         283,344        $  22.59
         2010                 272,929      $5.34 to $12.39        $   9.63          44,958        $  10.89
                            ---------                             --------         -------        --------
        Total               1,375,302                             $  15.24         651,418        $  13.95
                            =========                             ========         =======        ========

         During the period from January 1, 2001 to February 15, 2001, options to purchase 212,333 shares of common stock were granted to certain key employees. All of these options were granted with an exercise price equal to the market price of the Company's stock on the date of grant, therefore, no compensation expense has been incurred. These options vest over 48 months and expire 10 years from the date of grant.

         At the end of 2000, 1999 and 1998, the number of options exercisable was approximately 651,000, 385,000 and 23,000, respectively, and the weighted average exercise price of these options was $13.95, $11.25 and $0.99, respectively.

         As discussed above, the Company accounts for all options using APB Opinion No. 25. However, all 1996 through 2000 options are subject to the disclosure requirements of SFAS No. 123, Accounting For Stock-Based Compensation. SFAS No. 123 requires that compensation expense related to options granted be calculated based on the fair value of the options as of the date of grant. The fair value calculations take into account the exercise prices and expected lives of the options, the current price of the underlying stock, its expected volatility, the expected dividends on the stock, and the current risk-free interest rate for the expected life of the option. Under SFAS No. 123, the weighted average fair value of the 2000, 1999 and 1998 options at the date of grant was approximately $7.50, $17.07 and $4.80 per share, respectively. The fair value was calculated using a weighted average risk-free rate of 6.26%, 5.89% and 4.45%, an expected dividend yield of 0% and expected stock volatility of 75%, 123% and 0% for 2000, 1999 and 1998, respectively, and an expected life of the options of eight years. Had the Company adopted SFAS No. 123 to account for such options, the Company's pro forma net income (loss) and earnings per share would be as follows:

(IN THOUSANDS, EXCEPT PER SHARE DATA)                  2000        1999        1998
--------------------------------------------------   ---------   ---------   ---------
Net income (loss) available to common shareholders   $   1,773   $     964   $  (1,882)
Earnings (loss) per share:
    Basic ........................................   $    0.18   $    0.15   $   (0.36)
                                                     =========   =========   =========
    Diluted ......................................   $    0.18   $    0.15   $   (0.36)
                                                     =========   =========   =========

         During February 2001, the Company granted options to purchase 100,000 shares of the Company's common stock at $3.75 to the Company's former CEO, who is currently serving as a consultant to the Company. Options to purchase 66,667 of the shares will vest ratably each month from February 2001 to January 2002, while the remaining 33,333 options vest ratably each month from July 2001 to January 2002. The options expire 10 years from the date of the grant. The fair value of these options of approximately $288,000 has been calculated in accordance with SFAS No. 123, using a risk-free rate of 6.26%, an expected dividend yield of 0% and an expected stock volatility of 75%. This fair value will be expensed to general and administrative expense over the vesting period ($256,000 expensed in 2001 and $32,000 expensed in 2002). In addition to the stock option grants, the

                     PRIVATE BUSINESS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


Company's former CEO received $315,000 related to his severance agreement in February 2001. This amount will be expensed during the first quarter of 2001.

12.      NET INCOME (LOSS) PER SHARE

         Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the year. Diluted earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common and common equivalent shares outstanding during the fiscal year, which includes the additional dilution related to conversion of stock options as computed under the treasury stock method. Neither the outstanding stock options nor the Series A Convertible Preferred Stock have been included in the adjusted weighted average common shares outstanding for 1998 as the effects of conversion are antidilutive.

         The following table is a reconciliation of the Company's basic and diluted earnings per share in accordance with SFAS No. 128:

(IN THOUSANDS, EXCEPT PER SHARE DATA)                 2000     1999     1998
--------------------------------------------------   ------   ------   -------
Net income (loss) available to common shareholders   $5,023   $3,326   $(1,665)
                                                     ======   ======   =======
Basic Earnings per Share:
   Weighted average common shares outstanding ....    9,156    6,778     5,306
                                                     ======   ======   =======
   Basic earnings (loss) per share ...............   $ 0.54   $ 0.48   $ (0.30)
                                                     ======   ======   =======
Diluted Earnings per Share:
   Weighted average common shares outstanding ....    9,156    6,778     5,306
   Incremental stock option shares outstanding ...      121      356         0
                                                     ------   ------   -------
   Total diluted shares outstanding ..............    9,277    7,134     5,306
                                                     ======   ======   =======
   Diluted earnings (loss) per share .............   $ 0.54   $ 0.48   $ (0.30)
                                                     ======   ======   =======

         The Company converted from an S Corp to a C Corp on August 7, 1998. The following pro forma amounts present the basic earnings per share and diluted earnings per share as if the Company had been a C Corp for the year ended December 31, 1998:

                                                                             (PRO FORMA)
(IN THOUSANDS, EXCEPT PER SHARE DATA)                                            1998
-----------------------------------------------------------------------      -----------
Net loss available to common shareholders, as reported                       $   (1,665)
Additional tax provision...............................................          (3,452)
                                                                             -----------
   Pro forma net loss available to common shareholders.................      $   (5,117)
                                                                             ===========
Basic loss per share...................................................      $    (0.96)
                                                                             ===========
Diluted loss per share.................................................      $    (0.96)
                                                                             ===========

13.      COMMITMENTS AND CONTINGENCIES

         The Company leases office space and office equipment under various operating lease agreements. Rent expense for the years ended December 31, 2000, 1999 and 1998 totaled approximately $1,160,000, $538,000 and $379,000, respectively, and is included in general and administrative expense in the consolidated statements of operations.

                     PRIVATE BUSINESS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

         As mentioned in Note 3, the Company sold a parcel of land adjacent to its headquarters on which a third party built an office building. The Company entered into a 10 year lease agreement on March 31, 2000 to lease approximately half of the available space. The future minimum lease payments for the lease are included in the table below.

         As of December 31, 2000, the future minimum lease payments relating to the operating lease obligations are as follows:

                                                                  (IN THOUSANDS)
2001...........................................................    $     1,147
2002...........................................................          1,128
2003...........................................................          1,093
2004...........................................................          1,099
2005...........................................................          1,086
Thereafter.....................................................          4,719
                                                                   -----------
                                                                   $    10,272
                                                                   ===========

         The Company is one of two defendants in a lawsuit filed by a small business merchant participant in the Company's Business Manager program. The plaintiff alleges misrepresentation of the Business Manager program by the defendants. Management believes that this lawsuit will ultimately be settled out of court and that the Company's exposure, net of reserves, is not material to its financial condition or results of operations.

         The Company is also subject to various other legal proceedings, tax matters and other claims which arise in the ordinary course of its business. In the opinion of management, the amount of any ultimate liability with respect to these actions will not materially affect the financial position or results of operations of the Company.

14.      EMPLOYEE BENEFIT PLANS

         The Company has an employee savings plan, the Private Business, Inc. 401(k) Profit Sharing Plan (the "Plan"), which permits participants to make contributions by salary reduction pursuant to section 401(k) of the Internal Revenue Code. The Company matches contributions contributed by employees up to a maximum of $1,000 per employee per year and may, at its discretion, make additional contributions to the Plan. Employees are eligible for participation beginning with the quarter immediately following one year of service. Total contributions made by the Company to the Plan were $192,000, $202,000 and $152,000 in 2000, 1999 and 1998, respectively, and are included in the general and administrative expense in the consolidated statements of operations.

         During 2000, the Company established an employee stock purchase plan whereby eligible employees may purchase Company stock at a discount through payroll deduction of up to 15% of base pay. The price paid for the stock is the lesser of 85% of the closing market price on the first and last day of the quarter in which payroll deductions occur. The Company has reserved 333,333 shares for issuance under this plan, 11,428 of which were issued during 2000.

15.      RELATED PARTY TRANSACTIONS

         The Company performed various management and administration functions during 1999 and 1998 for Board Member, Inc.; Madison Land Co.; Maryland Farms Land, LLC; Maryland Farms South, LLC; Private Business Partners, Inc.; Careers, Inc.; Discount Brokerage Services, Inc.; Senior Achievement; and Imagic Corporation, which were each owned by some of the principal shareholders of the Company. The Company charged a monthly management fee, which was equal to a percentage of certain Company employees' salaries for these services.

                     PRIVATE BUSINESS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

These charges totaled approximately $35,000 and $180,000 for 1999 and 1998, respectively, and were netted against general and administrative expenses in the accompanying consolidated statements of operations.

         The Company leased office space from Madison Land Co., which was owned by some of the principal shareholders of the Company. Total rent paid to Madison Land Co. was approximately $43,000, $79,000 and $75,000 for 2000, 1999 and 1998,
respectively. The lease with Madison Land Co. expired on April 1, 2000 and was not renewed.


16.      QUARTERLY FINANCIAL DATA (UNAUDITED)


                                                                        QUARTER ENDED
                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  MARCH 31,  JUNE  30,  SEPT. 30,   DEC. 31,  MARCH 31,    JUNE 30,  SEPT. 30,   DEC. 31,
                                    1999       1999       1999       1999       2000        2000       2000       2000
                                   -------    -------    -------    -------    -------     -------    -------    -------
Statement of operations data:
Revenues .....................     $12,381    $14,275    $15,263    $15,639    $13,463     $14,188    $14,783    $14,033
                                   =======    =======    =======    =======    =======     =======    =======    =======
Operating income .............     $ 2,843    $ 3,346    $ 3,413    $ 3,857    $ 2,627     $ 3,239    $ 3,948    $ 2,980
                                   =======    =======    =======    =======    =======     =======    =======    =======
Income (loss) from operations
   before income taxes and
   extraordinary item ........     $   972    $ 1,639    $ 2,139    $ 2,668    $ 1,400     $ 2,206    $ 2,782    $ 1,847
Income tax provision (benefit)         405        694        736       (190)       547         860      1,085        720
Extraordinary item ...........           0        418          0          0          0           0          0          0
                                   -------    -------    -------    -------    -------     -------    -------    -------
Net income (loss) ............         567        527      1,403      2,858        853       1,346      1,697      1,127
Preferred stock dividends and
    accretion ................       1,367        662          0          0          0           0          0          0
                                   -------    -------    -------    -------    -------     -------    -------    -------
Net income (loss) available to
    common shareholders ......     $  (800)   $  (135)   $ 1,403    $ 2,858    $   853     $ 1,346    $ 1,697    $ 1,127
                                   =======    =======    =======    =======    =======     =======    =======    =======
Earnings (loss) per common
    shares (diluted) .........     $ (0.24)   $ (0.03)   $  0.15    $  0.30    $  0.09     $  0.15    $  0.18    $  0.12
                                   =======    =======    =======    =======    =======     =======    =======    =======



17.      EVENT SUBSEQUENT TO BALANCE SHEET DATE


         On March 13, 2001, the Company announced that it signed a letter of intent to merge with Towne Services, Inc. ("Towne") through a merger of Towne into Private Business. On April 12, 2001, the Company signed a definitive merger agreement with Towne. The proposed merger is subject to customary closing conditions and approval of the shareholders of both companies. The agreement is to be structured as a tax-free exchange of shares of the Company's common stock for Towne common stock, and is expected to close in the first half of 2001. It is anticipated that, following the merger, the Company's existing shareholders would own approximately 66.7% of the combined entity.


18.      REVERSE STOCK SPLIT



         In conjunction with the merger with Towne discussed above, the Board of Directors of the Company approved a one-for-three reverse common stock split subject to shareholder approval. The reverse stock split is contingent upon the successful completion of the Towne merger. All shares and per share amounts have been retroactively restated for all periods presented to reflect this reverse stock split.

         After the matters discussed in Notes 17 and 18 to Private Business Inc.'s consolidated financial statements are effected, we expect to be in a position to render the following audit report.



                                               /s/ ARTHUR ANDERSEN LLP




Nashville, Tennessee
February 15, 2001





                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Private Business, Inc.:


         We have audited, in accordance with auditing standards generally accepted in the United States, the consolidated financial statements of Private Business, Inc. and subsidiaries for the three years ended December 31, 2000 included herein and have issued our report thereon dated February 15, 2001. Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. This schedule is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth herein in relation to the basic consolidated financial statements taken as a whole.

                                   SCHEDULE II

                             PRIVATE BUSINESS, INC.

                        VALUATION AND QUALIFYING ACCOUNTS

                                                                    Additions
                                                                    Charged to
                                                    Balance at      Costs           Deductions      Balance at
                                                    Beginning of    And             (Charge Offs)   End of
                                                    Period          Expenses (1)            (1)     Period
-----------------------------------------        ---------------    ------------    -------------   ----------
Year ended December 31, 2000:
          Allowance for doubtful accounts           $87,000         $     --        $ 77,000        $10,000
                                                    =======         ========        ========        =======
Year ended December 31, 1999:
          Allowance for doubtful accounts           $60,000         $176,000        $149,000        $87,000
                                                    =======         ========        ========        =======
Year ended December 31, 1998:
          Allowance for doubtful accounts           $60,000         $     --        $     --        $60,000
                                                    =======         ========        ========        =======

-----------------------------

(1) Additions to the allowance for doubtful accounts are included in general and administrative expense. All deductions or charge offs are charged against the allowance for doubtful accounts.

                    PRIVATE BUSINESS, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS - UNAUDITED

                             (DOLLARS IN THOUSANDS)



                                                                     MARCH 31,
                                                                       2001
                                                                     ---------
ASSETS
Current Assets:
     Cash and cash equivalents ..............................        $      4
     Accounts receivable ....................................           5,710
     Accounts receivable - other ............................             149
     Deferred tax assets ....................................             171
     Other current assets ...................................           1,598
                                                                     --------
         Total current assets ...............................           7,632
                                                                     --------

Property and Equipment, net .................................          13,421

Other Assets:
     Software development costs, net ........................           1,020
     Deferred tax assets ....................................             138
     Intangible and other assets, net .......................           4,840
                                                                     --------
         Total other assets .................................           5,998
                                                                     --------

                                                                     $ 27,051
                                                                     ========


LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
     Accounts payable .......................................        $  3,032
     Accrued liabilities ....................................           1,934
     Deferred revenue .......................................             843
     Current portion of long-term debt ......................           4,319
                                                                     --------
         Total current liabilities ..........................          10,128
                                                                     --------

Long-Term Debt, net of current portion ......................          40,924
Other Liabilities ...........................................             125

Stockholders' Deficit:
     Common stock, no par value; 100,000,000 shares
         authorized; shares issued and outstanding, 9,205,836
         in 2001.............................................              --
     Additional paid-in capital .............................         (22,392)
     Accumulated deficit ....................................          (1,734)
                                                                     --------
         Total stockholders' deficit ........................         (24,126)
                                                                     --------

                                                                     $ 27,051
                                                                     ========



                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                             PRIVATE BUSINESS, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
                   THREE MONTHS ENDED MARCH 31, 2001 AND 2000


                                                                        2001                    2000
                                                                    -----------               -------
                                                                   (in thousands, except per share data)
Revenues:
     Royalties ........................................               $ 10,034                $11,347
     Software license .................................                    277                    562
     Maintenance and other ............................                  1,816                  1,554
                                                                      --------                -------
                                                                        12,127                 13,463
Operating Expenses:
     General and administrative .......................                  5,543                  4,002
     Selling and marketing ............................                  5,280                  6,149
     Research and development .........................                    360                    420
     Amortization .....................................                    267                    185
     Other operating ..................................                     75                     80
                                                                      --------                -------
                                                                        11,525                 10,836
                                                                      --------                -------

Operating Income ......................................                    602                  2,627

Other Expenses:
     Interest expense, net ............................                  1,056                  1,227
                                                                      --------                -------

Income (Loss) Before Income Taxes .....................                   (454)                 1,400

Income Tax Provision (Benefit) ........................                   (177)                   547
                                                                      --------                -------

Net Income (Loss) .....................................               $   (277)               $   853
                                                                      ========                =======

Earnings (Loss) Per Share:
     Basic ............................................               $  (0.03)               $  0.09

                                                                      ========                =======
     Diluted ..........................................               $  (0.03)               $  0.09

                                                                      ========                =======

Weighted Average Common Shares Outstanding:
     Basic ............................................                  9,194                  9,142
                                                                      ========                =======
     Diluted ..........................................                  9,194                  9,421
                                                                      ========                =======


                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                             PRIVATE BUSINESS, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
                   THREE MONTHS ENDED MARCH 31, 2001 AND 2000

                              (DOLLARS IN THOUSANDS)

                                                                                  2001           2000
                                                                                --------       ---------
Cash Flows from Operating Activities:
      Net  income  (loss) ................................................       $  (277)      $   853
      Adjustments to reconcile net income (loss) to net cash provided by operating activities:
              Depreciation and amortization ..............................         1,022           685
              Deferred taxes .............................................           110           509
              Non-cash deferred charges ..................................            48            --

Changes in assets and liabilities:
      Accounts receivable ................................................           494           678
      Other current assets ...............................................            28            69
      Other noncurrent assets ............................................            56            63
      Accounts payable ...................................................           (41)         (329)
      Accrued and other liabilities ......................................        (1,943)       (3,241)
      Deferred revenue ...................................................           (90)         (337)
                                                                                 -------       -------
          Net cash used in operating activities...........................          (593)       (1,050)
                                                                                 -------       -------
Cash Flows from Investing Activities:
      Additions to property and equipment ................................          (203)       (2,201)
      Software development costs .........................................          (225)          (97)
                                                                                 -------       -------
          Net cash used in investing activities...........................          (428)       (2,298)
                                                                                 -------       -------
Cash Flows from Financing Activities:
      Payments on long-term debt .........................................          (936)       (2,047)
      Proceeds from exercise of employee stock options ...................            20           150
      Proceeds from issuance of stock through employee stock purchase plan            50            --

                                                                                 -------       -------
          Net cash used in financing activities ..........................          (866)       (1,897)
                                                                                 -------       -------
Net change in cash .......................................................        (1,887)       (5,245)
Cash at beginning of period ..............................................         1,891         5,953
                                                                                 -------       -------
Cash at end of period ....................................................       $     4       $   708
                                                                                 =======       =======
Supplemental Cash Flow Information:
      Cash paid for income taxes during the period .......................       $   141       $   137
                                                                                 =======       =======
      Cash paid for interest during the period ...........................       $ 1,095       $ 1,313
                                                                                 =======       =======


                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                             PRIVATE BUSINESS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - UNAUDITED

A.     BASIS OF PRESENTATION

       The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial reporting and in accordance with Rule 10-01 of Regulation S-X.

       In the opinion of management, the unaudited interim financial statements contained in this report reflect all adjustments, consisting of only normal recurring accruals, which are necessary for a fair presentation of the financial position, and the results of operations for the interim periods presented. The results of operations for any interim period are not necessarily indicative of results for the full year.

       These consolidated financial statements, footnote disclosures and other information should be read in conjunction with the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2000.

B.     NET INCOME (LOSS) PER SHARE

       Basic earnings (loss) per share is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the year. Diluted earnings (loss) per share is computed by dividing net income by the weighted average number of common and common equivalent shares outstanding during the year, which includes the additional dilution related to conversion of stock options as computed under the treasury stock method for the three months ended March 31, 2000. The outstanding stock options for the three months ended March 31, 2001 were not included in the adjusted weighted outstanding shares, as the effects of conversion were antidilutive.

       The following table represents information necessary to calculate earnings (loss) per share for the three months ended March 31, 2001 and 2000:


                                                                                 THREE MONTHS ENDED MARCH, 31
                                                                                ------------------------------
(in thousands)                                                                    2001                  2000
                                                                                --------             ---------

Net (loss) income.....................................................          $     (277)          $     853
                                                                                ===========          =========
Weighed average common shares outstanding.............................               9,194               9,142
Plus additional shares from common stock equivalent shares:
       Options  ......................................................                   0                 279
                                                                                ----------           ---------
Adjusted weighted average common shares outstanding...................               9,194               9,421
                                                                                ==========           =========



C.     COMPREHENSIVE INCOME

       Comprehensive income for the three months ended March 31, 2001 and 2000 was comprised solely of net income (loss).

D.     MERGER AND STOCK SPLIT

       On March 13, 2001, the Company announced that it had signed a letter of intent to merge with Towne Services, Inc. ("Towne") through a merger of Towne into Private Business. A Form S-4 registration and joint proxy statement / prospectus statement of Private Business and Towne was filed with the Securities and Exchange Commission ("SEC") on May 1, 2001. The proposed merger, which is subject to certain conditions, including

                             PRIVATE BUSINESS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - UNAUDITED

approval of the shareholders of both companies, is structured as a tax-free exchange of our common shares for all of the issued and outstanding Towne common shares. In conjunction with the merger agreement, the Board of Directors of the Company approved a one-for-three reverse stock split of the Company's common stock, which will occur before exchanging the Company's common shares for the Towne common shares. All shares and per share amounts in these condensed consolidated financial statements for the quarter ended March 31, 2001 have been restated for the effect of the pending reverse stock split. Once the merger is completed, Private Business' shareholders will own approximately 67% of the combined entity.

E.     CEO CHANGE, SEVERANCE AND OPTION GRANTS

       On February 1, 2001, the Company announced the departure of the current CEO and the hiring of a new CEO. The former CEO, as part of his employment and severance agreement, was entitled to a severance payment of $315,000, which was paid and expensed by the Company in February 2001. The former CEO will serve as a consultant for a minimum of six months from the date of termination. As part of his consulting agreement, the former CEO was granted options to purchase 100,000 shares of the Company's common stock at $3.75 per share, the fair market value as of that date. Options to purchase 66,667 of the shares will vest ratably each month from February 2001 to January 2002, while the remaining 33,333 shares vest ratably each month from July 2001 to January 2002. The options expire 10 years from the date of the grant. The fair value of these options of approximately $288,000 has been calculated in accordance with SFAS No. 123, using a risk-free rate of 6.26%, an expected dividend yield of 0% and an expected volatility of 75%. This fair value will be expensed to general and administrative expense over the vesting period ($256,000 expensed in 2001 and $32,000 expensed in 2002). Approximately $48,000 was expensed in the quarter ended March 31, 2001.

       As of March 31, 2001, the Company has not yet finalized an employment agreement with the new CEO, which is expected to include salary and stock options, thus, the Company has not recorded any compensation expense associated with the new CEO for the first quarter ended March 31, 2001.

       Also, the former President of the Company has announced his resignation, effective July 1, 2001 and it is expected that some severance will be paid.
Any severance ultimately paid will be expensed at the effective date of his resignation.

F.     BANK COVENANTS

       The Company's credit facility is secured by a pledge of all Company assets and imposes financial covenants and requirements and contains limitations on the Company's ability to sell material assets, redeem capital stock and pay dividends, among other actions. At March 31, 2001, the Company was in compliance with all covenants.

                              TOWNE SERVICES, INC.
                                AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1999 AND 2000

                                TABLE OF CONTENTS

Report of Independent Public Accountants....................................FB-2


Consolidated Balance Sheets as of December 31, 1999 and 2000................FB-3

Consolidated Statements of Operations for the Years Ended

December 31, 1998, 1999 and 2000............................................FB-4

Consolidated Statements of Shareholders' Equity for the Years

Ended December 31, 1998, 1999 and 2000......................................FB-5

Consolidated Statements of Cash Flows for the Years Ended

December 31, 1998, 1999 and 2000............................................FB-6

Notes to Consolidated Financial Statements..................................FB-7



Unaudited Financial Statements
------------------------------

Condensed Consolidated Balance Sheet as of March 31, 2001..................FB-27

Condensed Consolidated Statements of Operations for the three months ended March 31, 2001 and 2000............................................FB-28

Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2001 and 2000............................................FB-29

Notes to Condensed Consolidated Financial Statements.......................FB-30

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Towne Services, Inc.:

We have audited the accompanying consolidated balance sheets of TOWNE SERVICES, INC. (a Georgia corporation) AND SUBSIDIARIES as of December 31, 1999 and 2000 and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Towne Services, Inc. and subsidiaries as of December 31, 1999 and 2000 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.

As explained in Note 2 to the financial statements, effective January 1, 1999 the Company changed its method of accounting for initial set-up fees upon adoption of Securities and Exchange Commission Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements."

/s/ ARTHUR ANDERSEN LLP

Atlanta, Georgia

February 16, 2001, except for Note 12, as to which the date is March 13, 2001

                              TOWNE SERVICES, INC.
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1999 AND 2000

                                                                                             DECEMBER 31,      DECEMBER 31,
                                                                                                 1999              2000
                                                                                             ------------       -----------

                                     ASSETS

CURRENT ASSETS:
     Cash and cash equivalents                                                               $ 20,981,000       $11,997,000
     Investments                                                                                1,350,000           498,000
     Accounts receivable, net of allowance
       for uncollectible accounts of  $532,000 and $542,000
       at December 31, 1999 and December 31, 2000, respectively                                 5,289,000         2,137,000
     Notes receivable from employees                                                              509,000            93,000
     Other                                                                                        600,000           486,000
                                                                                             ------------       -----------
       Total current assets                                                                    28,729,000        15,211,000
                                                                                             ------------       -----------

PROPERTY AND EQUIPMENT, net                                                                    11,120,000         7,932,000
NOTES RECEIVABLE FROM EMPLOYEES                                                                   804,000           167,000
GOODWILL, net                                                                                  15,905,000        13,004,000
OTHER INTANGIBLES, net                                                                          1,034,000           689,000
OTHER ASSETS, net                                                                                 145,000           171,000
                                                                                             ------------       -----------
                                                                                             $ 57,737,000       $37,174,000
                                                                                             ============       ===========


                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable                                                                         $ 1,516,000         $ 272,000
     Dividends payable                                                                             94,000           254,000
     Accrued liabilities                                                                        1,809,000         2,190,000
     Accrued compensation                                                                         950,000         1,308,000
     Accrued termination costs                                                                    230,000           221,000
     Deferred Revenue                                                                           2,207,000           499,000
     Current portion of long-term debt                                                            231,000           270,000
                                                                                             ------------       -----------
       Total current liabilities                                                                7,037,000         5,014,000
                                                                                             ------------       -----------

LONG TERM DEBT, NET OF CURRENT PORTION                                                          1,028,000           771,000

COMMITMENTS AND CONTINGENCIES (Note 9)

REDEEMABLE COMMON STOCK                                                                           770,000                 -

SHAREHOLDERS' EQUITY:
     Preferred stock, $100 par value; 20,000,000 shares authorized, 20,000
       issued and outstanding at December 31, 1999 and December 31, 2000                        1,880,000         1,880,000
     Common stock, no par value; 50,000,000 shares authorized, 5,439,544 issued and outstanding December 31, 1999 and 5,497,864 shares issued and 5,140,321 outstanding
         at December 31, 2000                                                                  86,690,000        86,953,000
     Warrants outstanding                                                                         161,000           161,000
     Accumulated deficit                                                                      (39,829,000)      (56,976,000)
     Less treasury stock, at cost, 357,543 shares at December 31, 2000                                  -          (629,000)
                                                                                             ------------       -----------
       Total shareholders' equity                                                              48,902,000        31,389,000
                                                                                             ------------       -----------
                                                                                             $ 57,737,000       $37,174,000
                                                                                             ============       ===========

   The accompanying notes are an integral part of these consolidated balance sheets.

                              TOWNE SERVICES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

                                                                                 1998               1999               2000
                                                                             ------------       ------------       ------------
REVENUES                                                                     $ 18,149,000       $ 29,774,000       $ 25,276,000
                                                                             ------------       ------------       ------------
COSTS AND EXPENSES:
  Costs of processing, servicing, and support                                   4,302,000          7,338,000          8,228,000
  Research and development                                                      1,041,000            536,000                 --
  Sales and marketing                                                          13,389,000         20,014,000         16,268,000
  Stock compensation expense                                                    6,268,000            145,000             33,000
  Employee termination costs                                                    2,291,000          1,320,000            886,000
  Acquisition expense                                                                  --          2,343,000                 --
  General and administrative, net of stock compensation, employee
     terminations and acquisition expenses noted above                          5,569,000         10,947,000         14,999,000
                                                                             ------------       ------------       ------------
     Total costs and expenses                                                  32,860,000         42,643,000         40,414,000
                                                                             ------------       ------------       ------------
OPERATING LOSS                                                                (14,711,000)       (12,869,000)       (15,138,000)
                                                                             ------------       ------------       ------------

OTHER EXPENSES:
  Interest income, net                                                           (226,000)          (711,000)        (1,093,000)
  Other expense (income), net                                                      (6,000)             4,000          2,755,000

  Financing costs for stock issued to nonemployees                                323,000                 --                 --
                                                                             ------------       ------------       ------------
     Total other (income) expenses                                                 91,000           (707,000)         1,662,000
                                                                             ------------       ------------       ------------

  Loss before provision (benefit) from income taxes, extraordinary loss
     and cumulative effect of an accounting change                            (14,802,000)       (12,162,000)       (16,800,000)
                                                                             ------------       ------------       ------------

  Provision (benefit) for income taxes                                            (11,000)           222,000            187,000

  Loss before extraordinary item and cumulative effect of an accounting
     change                                                                   (14,791,000)       (12,384,000)       (16,987,000)
                                                                             ------------       ------------       ------------

  Extraordinary loss on early extinguishment of debt                              476,000                 --                 --
  Cumulative effect of an accounting change                                            --          3,183,000                 --


NET LOSS                                                                     $(15,267,000)      $(15,567,000)      $(16,987,000)
                                                                             ============       ============       ============
PREFERRED STOCK DIVIDENDS                                                      (5,108,000)           (94,000)          (160,000)

ACCRETION OF WARRANTS WITH REDEMPTION  FEATURE                                   (692,000)                --                 --
                                                                             ------------       ------------       ------------

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS                                 $(21,067,000)      $(15,661,000)      $(17,147,000)
                                                                             ============       ============       ============
NET LOSS PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS BEFORE
  EXTRAORDINARY LOSS AND CUMULATIVE EFFECT OF AN ACCOUNTING CHANGE:

Basic                                                                        $      (5.91)      $      (2.54)      $      (3.14)
                                                                             ============       ============       ============
Diluted                                                                      $      (5.91)      $      (2.54)      $      (3.14)
                                                                             ============       ============       ============

NET LOSS PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS:
Basic                                                                        $      (6.04)      $      (3.19)      $      (3.14)
                                                                             ============       ============       ============
Diluted                                                                      $      (6.04)      $      (3.19)      $      (3.14)
                                                                             ============       ============       ============

Weighted Average Common Shares Outstanding                                      3,486,362          4,906,680          5,467,138
                                                                             ============       ============       ============

 The accompanying notes are an integral part of these consolidated statements.

                              TOWNE SERVICES, INC.
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000




                                                         PREFERRED STOCK               COMMON STOCK              TREASURY STOCK
                                                       SHARES       AMOUNT        SHARES         AMOUNT

BALANCE, DECEMBER 31, 1997                                   --            --     13,618,977      5,700,000          --          --

Issuance of preferred stock                              15,000     1,500,000             --             --          --          --
Issuance of common stock                                     --            --      1,052,308      5,532,000          --          --
Preferred stock dividend (Note 7)                            --            --                     5,100,000          --          --
Exercise of stock options                                    --            --        813,636        670,000          --          --
Employee compensation expense                                --            --             --      2,275,000          --          --
Accretion of warrants with redemption feature                --            --             --        692,000          --          --
Conversion of preferred stock                           (15,000)   (1,500,000)     1,217,903      1,508,000          --          --
Conversion of outstanding warrants                           --            --        308,982        255,000          --          --
Initial public offering transactions, net (Note 3)           --            --      3,850,000     26,989,000          --          --
Issuance of common shares for purchase of
  Banking Solution, Inc.                                     --            --        744,431      5,010,000          --          --
Repurchase of common stock                                   --            --        (39,205)            --          --          --
Change in value of redeemable common stock                   --            --             --       (210,000)         --          --
Net loss                                                     --            --             --             --          --          --
BALANCE, DECEMBER 31, 1998                                   --            --     21,567,032     53,521,000          --          --

Accrued preferred stock dividends                            --            --             --             --          --          --
Exercise of stock options                                    --            --        217,901         73,000          --          --
Employee compensation expense                                --            --             --        379,000          --          --
Private Placement Offering                               20,000     1,880,000             --             --          --          --
Secondary public offering transactions, net (Note            --            --      5,175,000     32,648,000          --          --
3)

Issuance of redeemable common shares for
  purchase of Imaging Institute, Inc.                        --            --         81,016             --          --          --
Conversion of redeemable common stock and                    --
  impact of cashless exercise                                              --        156,773         69,000          --          --
Net loss                                                     --            --             --             --          --          --
BALANCE, DECEMBER 31, 1999                               20,000     1,880,000     27,197,722     86,690,000          --          --

Accrued preferred stock dividends                            --            --             --             --          --          --
Exercise of stock options                                    --            --        387,693        243,000          --          --
Employee compensation expense                                --            --             --         33,000          --          --
Repurchase and retirement of common shares
   for purchase of Imaging Institute, Inc.                   --            --        (81,016)            --          --          --
Issuance of common shares for Forseon ESOP                   --            --         10,520          9,000          --          --
Common shares purchased and retired                          --            --        (25,600)       (22,000)         --          --
Five for one reverse stock split                             --            --    (21,991,455)            --          --          --
Purchase of treasury stock                                   --            --             --             --     357,543    (629,000)
Net loss                                                     --            --             --             --          --          --
BALANCE, DECEMBER 31, 2000                               20,000    $1,880,000      5,497,864    $86,953,000     357,543   $(629,000)


                                                                                           TOTAL
                                                          WARRANTS     ACCUMULATED      SHAREHOLDERS'
                                                        OUTSTANDING      DEFICIT           EQUITY

BALANCE, DECEMBER 31, 1997                                41,000     (3,019,000)        2,722,000

Issuance of preferred stock                                   --             --         1,500,000
Issuance of common stock                                      --             --         5,532,000
Preferred stock dividend (Note 7)                             --     (5,108,000)           (8,000)
Exercise of stock options                                     --             --           670,000
Employee compensation expense                                 --             --         2,275,000
Accretion of warrants with redemption feature                 --       (692,000)               --
Conversion of preferred stock                                 --             --             8,000
Conversion of outstanding warrants                            --             --           255,000
Initial public offering transactions, net (Note 3)            --             --        26,989,000
Issuance of common shares for purchase of
  Banking Solution, Inc.                                      --             --         5,010,000
Repurchase of common stock                                    --        (82,000)          (82,000)
Change in value of redeemable common stock                    --             --          (210,000)
Net loss                                                      --    (15,267,000)      (15,267,000)
BALANCE, DECEMBER 31, 1998                                41,000    (24,168,000)       29,394,000

Accrued preferred stock dividends                             --        (94,000)          (94,000)
Exercise of stock options                                     --             --            73,000
Employee compensation expense                                 --             --           379,000
Private Placement Offering                               120,000             --         2,000,000
Secondary public offering transactions, net (Note             --             --        32,648,000
3)

Issuance of redeemable common shares for
  purchase of Imaging Institute, Inc.                         --             --                --
Conversion of redeemable common stock and
  impact of cashless exercise                                 --             --            69,000
Net loss                                                      --    (15,567,000)      (15,567,000)
BALANCE, DECEMBER 31, 1999                               161,000    (39,829,000)       48,902,000

Accrued preferred stock dividends                             --       (160,000)         (160,000)
Exercise of stock options                                     --             --           243,000
Employee compensation expense                                 --             --            33,000
Repurchase and retirement of common shares
   for purchase of Imaging Institute, Inc.                    --             --                --
Issuance of common shares for Forseon ESOP                    --             --             9,000
Common shares purchased and retired                           --             --           (22,000)
Five for one reverse stock split                              --             --                --
Purchase of treasury stock                                    --             --          (629,000)
Net loss                                                      --    (16,987,000)      (16,987,000)
BALANCE, DECEMBER 31, 2000                              $161,000   $(56,976,000)      $31,389,000



  The accompanying notes are an integral part of these consolidated statements.

                              TOWNE SERVICES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

                                                                                       1998               1999               2000
                                                                                       ----               ----               ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss                                                                     $(15,267,000)      $(15,567,000)      $(16,987,000)
  Adjustments to reconcile net loss to net cash
     used in operating activities:
     Compensation expense recognized for stock option grants
        and employee termination agreements                                       6,353,000            379,000             33,000
     Financing Costs for stock issued to nonemployees                               323,000                 --                 --
     Loss on disposal of property and equipment                                          --             86,000                 --
     Extraordinary loss on extinguishment of debt                                   476,000                 --                 --
     Depreciation and amortization                                                  454,000          1,378,000          3,207,000
     Amortization of intangibles and goodwill                                       114,000          1,820,000          3,724,000
     Amortization of debt financing fees                                             14,000                 --                 --
     Amortization of debt discount                                                   33,000                 --                 --
     Provision for doubtful accounts                                                165,000          1,315,000          1,206,000
     Changes in operating assets and liabilities, net of assets acquired:
        Accounts receivable                                                      (3,087,000)        (2,220,000)         1,946,000
        Prepaid & Other Assets                                                     (234,000)          (366,000)            89,000
        Deferred tax benefit                                                        (17,000)           132,000                 --
        Accounts payable                                                           (459,000)         1,276,000         (1,243,000)
        Accrued liabilities                                                         551,000            482,000            381,000
        Accrued compensation                                                        (74,000)          (250,000)           358,000
        Deferred revenue                                                            226,000          1,981,000         (1,709,000)
        Accrued termination costs                                                   498,000           (267,000)            (9,000)
                                                                              -------------       ------------       ------------
           Total Adjustments                                                      5,336,000          5,746,000          7,983,000
                                                                              -------------       ------------       ------------
           Net cash used in operating activities                                 (9,931,000)        (9,821,000)        (9,004,000)
                                                                              --------------      ------------       ------------

CASH FLOWS FROM INVESTING ACTIVITIES:

  Notes receivable from shareholders                                               (170,000)        (1,064,000)         1,053,000
  Purchase of short-term investments, net                                                --         (1,350,000)           848,000
  Purchase of property and equipment, net                                        (1,941,000)        (7,906,000)            (9,000)
  Acquisitions, net of cash acquired                                            (10,861,000)        (1,764,000)          (475,000)
               Net cash (used in) provided by investing activities              (12,972,000)       (12,084,000)         1,417,000
CASH FLOWS FROM FINANCING ACTIVITIES

  Proceeds from exercise of stock options                                           584,000             73,000            243,000
  Repayment of debt                                                              (2,520,000)        (5,431,000)          (228,000)
  Proceeds from short/long-term borrowings                                        5,633,000                 --                 --
  Proceeds from issuance of preferred stock                                       1,500,000          1,880,000                 --
  Proceeds from warrants issued on preferred stock                                       --            120,000                 --
  Issuance of common stock for ESOP plan                                                 --                 --              9,000
  Repurchase of redeemable common stock                                                  --                 --           (770,000)
  Proceeds from issuance of common stock                                         28,206,000         32,648,000                 --
  Repurchase of common stock                                                        (83,000)          (464,000)          (651,000)
                                                                              -------------       ------------        -----------
        Net cash provided by (used in) financing activities                      33,320,000         28,826,000         (1,397,000)
                                                                              -------------       ------------        -----------
NET INCREASE (DECREASE) IN CASH                                                  10,417,000          6,921,000         (8,984,000)
CASH AND CASH EQUIVALENTS BEGINNING OF PERIOD                                     3,643,000         14,060,000         20,981,000
                                                                              -------------       ------------       ------------
CASH AND CASH EQUIVALENTS ENDING OF PERIOD                                     $ 14,060,000       $ 20,981,000       $ 11,997,000
                                                                              =============       ============       ============
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for income taxes                                                     $     10,000       $    151,000       $    192,000
                                                                              =============       ============       ============
Cash paid for interest                                                         $    213,000       $     89,000       $     98,000
                                                                              =============       ============       ============
Acquisitions of property and equipment through capital leases                  $         --       $  1,360,000       $     11,000
                                                                              =============       ============       ============


ACQUISITIONS:

  Fair value of assets acquired                                                     414,000            168,000                 --
  Liabilities assumed                                                            (1,290,000)           (46,000)                --
  Value of common shares issued                                                  (5,010,000)          (770,000)                --

 The accompanying notes are an integral part of these consolidated statements.

                              TOWNE SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION AND BACKGROUND

         Towne Services, Inc. ("Towne Services" or the "Company") provides services and products that process sales and payment information and related financing transactions for businesses and banks in the United States. Towne Services delivers these services and products online via an electronic hub, or gateway, that links business and bank customers with the Company and other providers of products and services that can benefit these customers. Towne Services uses this electronic gateway to deliver a variety of business and management solutions using Internet and telecommunication connections. Towne Services also provides these solutions through its proprietary software housed at its clients' locations. The Company's primary business capabilities include a "virtual credit card" system that processes the in-house credit transactions of businesses and an automated receivables management system that allows banks to quickly finance the working capital needs of their business customers.

         The virtual credit card system processes the in-house credit transactions of businesses and includes an automated receivables management system that allows banks to quickly finance the working capital needs of their business customers. Towne Services' merchandise forecasting system processes sales and inventory transactions of businesses which allow business owners greater control over inventory levels and the ability to make better inventory purchase decisions, in an effort to improve cash flow and operating margins.

         The Company's automated asset management systems are TOWNE CREDIT(R), which processes consumer credit transactions for small and medium size businesses, TOWNE FINANCE(R) and CASHFLOW MANAGER(SM), which process business-to-business credit transactions for commercial businesses, and RMSA Merchandise Planning System, which processes sales and inventory transactions and provides merchandising information for specialty retail stores. Through the use of the Company's products and services, businesses can automate certain manual processes, accelerate cash flow, provide better customer service, reduce paperwork and shift many other administrative burdens to Towne Services.

         The Company has incurred significant losses in each year since it commenced operations. The Company had net losses of approximately $15.3 million, $15.6 million, and $17.0 million for the years ended December 31, 1998, 1999 and 2000, respectively. The Company expects that it will continue to incur net losses until it is able to attain sufficient revenues to support its business. The Company can provide no assurances as to when, if ever, this may occur.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

         The accompanying financial statements include the accounts of Towne Services and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                              TOWNE SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


REVENUE RECOGNITION

         The Company's revenues are generated primarily through initial set-up fees, recurring monthly transaction processing fees and software license fees. In response to the issuance of the Securities and Exchange Commission Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements," the Company is required to recognize revenues related to the initial set-up fees on a deferred basis over the estimated life of the contract terms and in the case of certain cancellation clauses and/or return guarantees, until the guarantee period is expired. Prior to the adoption of SAB No. 101, the Company recognized initial set-up fees upon the execution of the related contract or until the guarantee period expired. Transaction fees are recognized on a monthly basis as earned. Revenues related to software license fees are recognized in accordance with American Institute of Certified Public Accountants ("AICPA") Statement of Position 97-2, "Software Revenue Recognition," ("SOP 97-2"), as amended. The Company also leases point of sale terminal equipment to certain customers under month-to-month operating leases. Such operating lease revenues are recognized on a monthly basis as earned.

CHANGES IN ACCOUNTING PRINCIPLES

         In response to the issuance of SAB No. 101, the Company began recognizing all revenues from set-up fees on a deferred basis. The effects of this change in accounting principle were applied cumulatively as of the beginning of 1999. The pro forma results of this adjustment for the year ended December 31, 1998 is as follows:


      Revenues                                                                  $  15,827,000
      Net loss attributable to common shareholders before extraordinary item      (22,913,000)
      Net loss attributable to common shareholders                                (23,389,000)
      Net loss attributable to common shareholders per common share, before
      extraordinary item                                                                (6.57)
      Net loss attributable to common shareholders per common shares                    (6.71)

CASH AND CASH EQUIVALENTS

         The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

INVESTMENTS

         The Company classifies all of its investments as trading securities. Unrealized gains and losses on trading securities have been reflected in other expenses, (income).

PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. Major property additions, replacements, and betterments are capitalized, while maintenance and repairs that do not extend the useful lives of these assets are expensed as incurred. Depreciation is provided using the straight-line method for financial reporting. The detail of property and equipment at December 31, 1999 and 2000 is as follows:

                              TOWNE SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                            1999             2000   Useful Lives
                                            ----             ----   ------------
     Furniture and fixtures            $2,060,000      $2,212,000   Five - Seven years
     Automobiles                           45,000          89,000   Three - Five years
     Computers and equipment            3,251,000       2,908,000   Three-Seven years
     Point-of-sale equipment            2,007,000       2,672,000   Three years
     Land.............................    404,000         404,000           -
     Buildings........................    931,000         931,000   Thirty years
     Leasehold improvements             1,171,000       1,198,000   Five - Nineteen years
     Computer software                  4,509,000       3,549,000   Three - Five years
     Software development costs           113,000               0   Three years
                                      -----------     -----------
                                       14,491,000      13,963,000
     Less accumulated depreciation    ( 3,371,000)     (6,031,000)
                                      -----------     -----------
                                      $11,120,000      $7,932,000
                                      ===========     ===========

The Company leases point of sale equipment to its customers under operating lease agreements.

GOODWILL AND OTHER INTANGIBLES

         In connection with the purchase of certain assets of Credit Collection Solutions, Inc. ("CCS") (Note 4), the Company recorded goodwill in the amount of $440,000, which was originally being amortized over a period of 5 years. As explained in Note 4, the Company recorded a $240,000 goodwill impairment adjustment in December 2000.

         In connection with the purchase of Banking Solutions, Inc. ("BSI") (Note 4), the Company recorded goodwill in the amount of $14.6 million, which is being amortized over a period of 12 years. The Company allocated $1.1 million to BSI's customer list, which is being amortized over a period of 5 years.

         In connection with the purchase of Imaging Institute, Inc. (Note 4), the Company recorded goodwill in the amount of $1.9 million, which was originally being amortized over a period of 5 years. As explained in Note 4, the Company recorded a $1,376,000 goodwill impairment adjustment in December 2000.

LONG-LIVED ASSETS

         The Company periodically reviews the values assigned to long-lived assets, such as property and equipment and intangibles, to determine whether any impairments are other than temporary. The Company reviews the value of its long lived assets by calculating whether the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of those assets as described in Note 4. Management believes that the long-lived assets in the accompanying balance sheets are appropriately valued.

         In 2000, the Company wrote-off approximately $2.7 million of software and consulting costs related to a processing system that the Company was no longer developing.

CAPITALIZED SOFTWARE COSTS

         Research and development expenses consist of salary related personnel costs, including costs for employee benefits, computer equipment and support services used in products necessary to deliver the Company's services. Research and development costs are expensed as incurred; however, the Company capitalizes certain research and development costs for products to be sold and marketed under SFAS No. 86, "Accounting for the Costs of Software to be Sold, Leased, or Otherwise Marketed," upon establishing technological feasibility, subject to a periodic assessment of recoverability based on expected future revenues. The Company capitalized approximately $113,000 at December 31, 1999. There were no capitalized costs related to research and development in 2000.

                              TOWNE SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         The Company capitalizes costs incurred to develop software for internal use under SOP 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use." Pursuant to SOP-98-1, costs are capitalized during the application development stage of the project. Costs incurred prior to the application development stage and costs to maintain are expensed as incurred.

COMPREHENSIVE INCOME (LOSS)

         SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting of comprehensive income in a company's financial statements. Comprehensive income (loss) includes all changes in a company's equity during the period that results from transactions and other economic events other than transactions with its shareholders. For the Company, comprehensive income (loss) equals net income (loss).

NET LOSS PER SHARE

         The Company calculates net loss per share in accordance with SFAS No. 128, "Earnings Per Share." Basic loss per share is based on the weighted average number of shares outstanding. Diluted loss per share is based on the weighted average number of shares outstanding, and the dilutive effect of common stock equivalent shares issuable upon the exercise of stock options and warrants (using the treasury stock method.) Basic net loss per share was equivalent to diluted net loss per share for the years ended December 31, 1998, 1999, and 2000 because common equivalent shares from stock options and warrants have been excluded as their effect is antidilutive.

         On November 20, 2000, the Board of Directors announced a one-for-five reverse stock split of the Company's common stock. The reverse stock split was effected for all shareholders of record as of the close of business on December 20, 2000. All references to the number of shares and per share amounts in the Balance Sheets and Statements of Operations and the accompanying Notes to the Consolidated Financial Statements have been adjusted to reflect the split on a retroactive basis, unless otherwise indicated. Previously awarded stock options and any agreements payable in common stock have been adjusted to reflect the split.

INCOME TAXES

         The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes," which requires the use of an asset and liability method of accounting for deferred income taxes. Under SFAS No. 109, deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to apply to taxable income in the period in which the deferred tax asset or liability is expected to be settled or realized.

RECLASSIFICATIONS

         Certain prior year amounts have been reclassified to conform to the current year presentation.

FAIR VALUE OF FINANCIAL INSTRUMENTS

         The book values of cash, trade accounts receivable, trade accounts payable, and other financial instruments approximate their fair values principally because of the short-term maturities of these instruments. The fair value of the Company's long-term debt is estimated based on the current rates offered to the Company for debt of similar terms and maturities.

RISK OF POSSIBLE SYSTEM FAILURE

         The Company's operations depend on its ability to protect its network infrastructure and equipment against damages from human error, natural disasters, power and telecommunications failures, intentional acts of vandalism, and similar events. Despite precautions taken by the Company, the occurrence of human error, a natural disaster, or other unanticipated problems could halt the Company's services, damage network equipment, and result in

                              TOWNE SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

substantial expense for the Company to repair or replace damaged equipment. In addition, the failure of the Company's telecommunications providers to supply the necessary services could also interrupt the Company's services. The inability of the Company to supply services to its customers could negatively affect the Company's business and financial results and may also harm the Company's reputation.

LOSS OF CUSTOMERS

         Customer attrition is a normal part of the electronic processing business. The Company has and will experience losses of customers due to attrition. Towne Services' written agreements with its customers generally provide that either party may terminate the agreement upon 30 to 60 days' notice for any reason. Consolidation in the financial services industry in the United States may result in fewer potential bank customers. In addition, the Company may elect not to process or continue processing for customers that experience financial difficulties or other problems.

PRODUCT RISKS

         Towne Services may be required to recall certain of its products if they are unable to perform their intended functions. Towne Services has not experienced any product recalls or product liability judgments or claims. However, a product liability judgment against Towne Services could negatively affect its business and financial results.

SEGMENT INFORMATION

         Towne's operations are organized along its product and services lines and include two segments - accounts receivable and inventory. The Company accounts for segment reporting under SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information."

         The accounts receivable segment includes TOWNE CREDIT, TOWNE FINANCE, and CASHFLOW MANAGER. These products and services are accounts receivable financing and cash management tools for the business market and, as credit solutions, also provide secure and profitable lending tools to the bank market.

         The inventory segment includes RMSA Merchandise Planning and The Charter System. These products revolve around the critical inventory management and related cash management aspects of the retail business markets.

         In 1999, the Company considered all operations as one business segment due to the acquisition and intended integration of the Forseon products and operations. In 2000, the Company reorganized its operations to segment the business based on the different products and services, recognizing that the substantive nature of the accounts receivable and inventory product groups were best served as separate segments from a management perspective. Accordingly, prior period segment information is not available. Additionally, no corporate overhead costs or interest are allocated to the Forseon (inventory) segment, but are all included in the accounts receivable segment costs.

         The following table summarizes the financial information concerning Towne's reportable segments from continuing operations for the year ended December 31, 2000 (in thousands).

                            Accounts Receivable    Inventory    Total
                            -------------------    ---------    -----
             Revenues          $13,414              $11,862    $25,276
             Operating loss    (15,590)                 452    (15,138)
             Total assets       34,288                2,886     37,174

                              TOWNE SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TRADEMARKS AND OTHER PROPRIETARY RIGHTS

         Towne Services believes that its technologies, trademarks and other proprietary rights are important to its success. The Company attempts to protect itself through a combination of copyright law, trademark and trade secret laws, employee and third party confidentiality agreements and other methods. However, unauthorized parties may attempt to copy aspects of the Company's technology, products and services or to otherwise obtain and use information that the Company regards as proprietary, despite the Company's efforts to protect them. Third parties may claim that the Company's current or future products and services infringe the patent, copyright or trademark rights of such third parties. No assurance can be given that, if such actions or claims are brought, the Company will ultimately prevail. Any such claims, whether with or without merit, could be costly and time consuming, cause delays in introducing new or improved products and services, require Towne Services to enter royalty or licensing agreements or require Towne to discontinue using the challenged technology and could have a material adverse effect on the Company's business and financial results.

RECENT ACCOUNTING PRONOUNCEMENTS

         In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of SFAS No. 133." SFAS No. 137 delays the effective date of SFAS No. 133 to the beginning of the first quarter of the fiscal year beginning after June 15, 2000. In June 2000, SFAS 133 was amended by SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities - an amendment of FASB Statement 133," to be adopted concurrently with SFAS 133. The adoption of this statement on January 1, 2001, did not have a material effect on the Company's financial statements.

3.  PUBLIC OFFERINGS

         In August 1998, we completed our initial public offering of our common stock. The total proceeds of the IPO, net of underwriting discounts and offering expenses, were approximately $27.0 million. We issued 770,000 shares of common stock (3,850,000 shares on a pre-split basis) at an offering price of $40.00 per share ($8.00 on a pre-split basis). After the IPO, we converted all outstanding shares of Series A Preferred Stock to 243,581 shares of common stock, and warrants for 61,796 shares of common stock were exercised.

         In June 1999, the Company completed a secondary public offering of 900,000 shares of common stock (4,500,000 on a pre-split basis) at an offering price to the public of $35.625 per share ($7.125 on a pre-split basis), and on July 20, 1999, the Company sold 135,000 shares of common stock (675,000 shares on a pre-split basis) pursuant to an underwriters' over-allotment provision in connection with this public offering. The total proceeds from the public offering, net of underwriting discounts and offering expenses, were approximately $32.6 million.

4.  ACQUISITIONS

         In June 1998, the Company acquired certain assets and liabilities of Credit Collection Solutions, Inc. ("CCS") for approximately $510,000 cash and the issuance of up to 20,000 shares of the Company's common stock if specified sales levels of CollectionWorks Software are achieved. These sales levels were not achieved. CCS is a developer of computer software for processing payments and tracking collections. In connection with the purchase of CCS, the Company has recorded goodwill in the amount of $440,000, which is being amortized over a period of 5

                              TOWNE SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

years. This amount includes $200,000 that was originally recognized as purchased in-process development at the time of the acquisition.

         In November 2000, the Company elected to dispose of all the assets of CCS. Accordingly, the Company recorded a writedown of CCS assets to their net realizable value in anticipation of a future sale. This writedown totaled $763,000 and consisted of a goodwill impairment of $240,000, accounts receivable write off of $237,000, and a note receivable write off of $286,000. On January 31, 2001, the assets and liabilities of CCS were sold to the former owner for $425,000 through a combination of cash and a note receivable.

         In December 1998, the Company acquired the outstanding stock of Banking Solutions, Inc. ("BSI") for approximately $14.9 million in cash and stock. In connection with the acquisition of Banking Solutions, the Company issued 148,886 shares of Towne's common stock at $33.65 per share. The Company paid the remainder of the purchase price in cash. BSI is a developer and provider of a transaction processing system, CASHFLOW MANAGER, an accounts receivable financing program similar to the TOWNE FINANCE product. The Company recorded this transaction using the purchase method of accounting. The Company has allocated goodwill in the amount of $14.6 million, which is being amortized over a period of 12 years. The Company has recorded $1.1 million to an intangible asset for BSI's customer list, which is being amortized over a period of 5 years. The Company recognized a one-time charge in the amount of $2.3 million consisting of $1.8 million in cash and $0.5 million in stock in December 1998 related to employee terminations which were not identified at the date of purchase. BSI's operations have been included in the operations of the Company since acquisition.

         In June 1999, the Company acquired Forseon Corporation ("Forseon"), a company based in Riverside, California. Forseon provides products and services for retail businesses that process inventory, accounts receivable and point of sale transaction information and generate merchandise forecasts and management reports. Towne issued a total of 415,069 shares of its common stock in exchange for all outstanding stock and options to acquire stock in Forseon. The merger was accounted for as a pooling of interests. The Company incurred approximately $2.3 million in expenses related to the acquisition of Forseon.

         On July 20, 1999, the Company acquired all of the issued and outstanding stock of Imaging Institute, Inc., a Bloomington, Minnesota-based company, for approximately $1.2 million cash and the issuance of 16,203 shares of the Company's common stock. Imaging Institute's main products include AUGUSTA and EzVIEW VAULT(TM), which offer unique and functional document imaging and archiving solutions tailored for small to medium size businesses. In connection with the purchase of Imaging Institute, the Company has recorded goodwill in the amount of $1.9 million, which is being amortized over a five-year period. In December 2000, the Company performed an undiscounted cash flow analysis on the goodwill from Imaging Institute. Based on anticipated sales of Imaging Institute products, which are primarily sold with CollectionWorks software, it was determined that the carrying value of the goodwill was impaired and the Company recorded a $1,376,000 goodwill impairment adjustment.

         Pro forma financial information as if the acquisitions had occurred at the beginning of the respective periods during which they occurred would be as follows:

                                                              1998               1999
                                                              ----               ----
         Revenues                                          $26,568,724        $29,981,455
         Net loss before extraordinary item                (15,706,623)       (12,545,815)
         Net loss                                          (16,182,863)       (15,728,659)
         Net loss attributable to common shareholders      (21,982,834)       (15,823,165)
         Net loss attributable per common share                  (6.00)             (3.20)

                              TOWNE SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


5.  LONG-TERM DEBT

Long-term debt consists of the following at December 31, 1999 and 2000:

                                                    1999           2000
                                                    ----           ----
Lease payable to Synovus Leasing Company,
monthly principal and interest payments of
approximately $11,000, average interest
rate of 8.75%, due June 24, 2004                  $ 470,000    $ 386,000

Lease payable to NEC America, Inc.,
monthly principal and interest payments of
approximately $9,000, average interest rate
of 8.61%, due July 22, 2004                         400,000      329,000

Lease payable to Synovus Leasing Company,
monthly principal and interest payments of
approximately $8,500, average interest rate
of 8.75%, due August 15, 2004                       389,000      315,000

Lease payable to NEC America, Inc.,
monthly principal and interest payments
of approximately $300, average interest
rate of 8.61%, due May 25, 2004
                                                          --      11,000
                                                  ----------   ---------
                                                   1,259,000   1,041,000
                                                  ----------   ---------
Less current portion                                (231,000)   (270,000)
                                                  ----------   ---------
      Long-term debt                              $1,028,000   $ 771,000
                                                  ==========   =========



         The aggregate annual maturities for long-term debt in fiscal years subsequent December 31, 2000 are as follows:

                          2001...............$270,000
                          2002............... 285,000
                          2003............... 311,000
                          2004............... 175,000
                                           ----------
                                           $1,041,000
                                           ==========

         In August 1998, the Company repaid all of its then current and long-term debt obligations then outstanding using proceeds of the initial public offering. This resulted in an extraordinary one-time charge to net income of $476,000, which is comprised of $218,000 unamortized discount on a note payable to Sirrom Investments, Inc. and $258,000 deferred debt issuance costs.

         As of December 31, 2000, the Company had $1,139,000 of equipment capitalized under leases, which is used as collateral for leases.

                              TOWNE SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



6.  INCOME TAXES

           The following is a reconciliation of income taxes at the federal statutory rate with income taxes recorded by the Company for the years ended December 31, 1998, 1999 and 2000:

                                                                                  1998                1999                2000
                                                                                  ----                ----                ----

                             Income tax benefit computed
                                at the federal statutory rate                  $ 5,195,000         $ 5,217,000         $ 5,775,000
                             State income tax benefit,
                               net of federal income tax benefit                   611,000             614,000             628,000
                             Effect of change in accounting
                             principle                                                  --          (1,202,000)                 --
                             Permanent amortization difference                          --                  --           1,330,000
                             Other, net                                            (94,000)           (214,000)           (390,000)
                             Change in valuation allowance                      (5,701,000)         (4,637,000)         (4,870,000)
                                                                                ----------          ----------          -----------
                                                                             $      11,000        $   (222,000)          $(187,000)
                                                                             =============        =============          ==========

           Deferred income tax assets and liabilities for 1998, 1999 and 2000 reflect the impact of temporary differences between the amounts of assets and liabilities for financial reporting and income tax reporting purposes. Temporary differences that give rise to deferred tax assets and liabilities at December 31, 1998, 1999 and 2000 are as follows:

                                                                                     1998             1999              2000
                                                                                     ----             ----              ----
                                   Deferred tax assets:
                                      Deferred revenues                            $16,000          $796,000          $923,000
                                      Amortization of intangibles                       --           415,000            97,000
                                      Deferred compensation                        132,000            94,000                --
                                      Accounts receivable reserves                 153,000           200,000           210,000
                                      Other                                         70,000           131,000           190,000
                                      AMT carryforwards                             15,000                --                --
                                      Net operating loss carryforwards           6,714,000        10,289,000        15,284,000
                                                                                 ---------        ----------        ----------

                                   Deferred tax assets                           7,100,000        11,925,000        16,704,000

                                   Deferred tax liability:
                                      Depreciation                                 (91,000)         (411,000)         (320,000)
                                                                                   -------          --------         ---------
                                                                                 7,009,000        11,514,000        16,384,000
                                   Valuation allowance                          (6,877,000)      (11,514,000)      (16,384,000)
                                                                               -----------      ------------      ------------
                                      Net deferred tax asset                     $ 132,000           $     0           $     0
                                                                               ===========      ============      ============

           Due to the Company's current year operating loss position, no benefit for income taxes for the year ended December 31, 2000 has been provided in the accompanying financial statements, as management has not determined it is more likely than not that such benefits will be realized.

           At December 31, 2000, the Company had net operating loss carryforwards ("NOLs") of approximately $40.5 million which will expire if not utilized beginning in 2011. Due to changes in the Company's ownership structure, the Company's use of its NOLs as of October 1, 1997 of approximately $2.5 million will be limited to approximately $550,000 in any given year to offset future taxes. In addition, due to the Company's acquisitions during 1998 and 1999, NOLs of approximately $5.3 million will be limited to approximately $1.6 million in any give year to offset future taxes. If the Company does not realize taxable income in excess of the limitation in future years, certain NOLs will be unrealizable.

                              TOWNE SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


7.  SHAREHOLDERS' EQUITY

PREFERRED STOCK

           In January 1998, the Company authorized 20,000,000 shares of Series A Preferred Stock ("Preferred Stock") with a stated value of $100 per share. The board of directors has the authority to issue these shares and to establish dividends, voting and conversion rights, redemption provisions, liquidation preferences, and other rights and restrictions. In March 1998, the Company sold 15,000 shares of Preferred Stock to Capital Appreciation Partners, L.P. for $1.5 million.

           In July 1998, the IPO was declared effective by the Securities and Exchange Commission (Note 3) and all outstanding shares of Series A Preferred Stock were converted to 243,581 shares of common stock at a conversion price of $6.25 per share. The Company recorded $5.1 million as a preferred stock dividend for the difference between the estimated fair market value of the common stock at the date of the issuance and the conversion price.

           In June 1999, the Company sold 20,000 shares of Series B Preferred Stock and issued a warrant to purchase 6,000 shares of the Company's common stock to Synovus Financial Corporation for $2,000,000. The shares are convertible into common stock at a conversion price equal to $45.40. The Series B Preferred Stock is redeemable at any time on or after June 30, 2002 at the option of the Company for cash, in whole or part, on at least 10 business days but not more than 90 calendar days' notice. The Company allocated $1.8 million and $120,000 to the preferred stock and warrants, respectively, based on the relative fair value at the date of issuance.

           The holders of the Series B Preferred Stock are entitled to receive cumulative cash dividends when, as and if declared by the Board of Directors out of any funds legally available therefore at the rate of $2.00 per share of Series B Preferred Stock per quarter. Dividends are payable quarterly on March 31, June 30, September 30 and December 31 in each year. Dividends accrue on each share of Series B Preferred Stock beginning June 1999 and accrue from day to day, whether or not earned or declared and whether or not there are funds legally available for the payment of such dividends. Any accumulation of dividends on the Series B Preferred Stock does not bear interest. The accrued balance of Series B Preferred Stock dividends is $254,000 at December 31, 2000.

COMMON STOCK

           In February 1998, the Company sold 15,200 shares of common stock to third parties at $6.25 per share. The Company recorded $323,000 as financing costs for stock issued to nonemployees for the difference between the sale price to these third parties and the estimated fair market value on the date of sale.

           In October 1998, the Company issued 6,645 shares of common stock at $28.125 per share as an incentive compensation to employees for achieving performance expectations established in the second quarter of 1998.

           In connection with the acquisition of BSI (Note 4), Towne issued 148,886 shares of restricted common stock of the Company at $33.65 per share.

           In connection with the acquisition of Forseon (Note 4), Towne issued a total of 415,069 shares of its common stock in exchange for all outstanding stock and options to acquire stock in Forseon. The merger was accounted for as a pooling of interests. In June 2000, the Company issued 10,520 shares to meet certain merger requirements related to the Forseon ESOP Plan.

           In connection with the acquisition of Imaging Institute (Note 4), the Company issued 16,203 shares of the common stock at $47.50 per share. These shares were subject to redemption and were classified as redeemable common stock at December 31, 1999. In 2000, the Company redeemed these shares for $770,000 cash. Subsequent to the redemption, these shares were retired.

                              TOWNE SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

STOCK SALE TO EMPLOYEES

           In February 1998, the board of directors authorized the sale of the Company's common stock to all employees of the Company for approximately $5.95 per share. The stock sale was available through March 6, 1998, and employees purchased 188,617 shares. The Company recorded $3.8 million as compensation expense for the difference between the sales price to employees and the estimated fair market value at the date of sale.

TREASURY STOCK

           On June 27, 2000, the Board of Directors authorized the repurchase of up to $3.0 million of our common stock in the open market at prevailing prices, subject to normal trading restrictions. There is no expiration date for the program. Under this program, we purchased 383,143 shares through December 31, 2000. As of December 31, 2000, 357,543 shares remain in treasury at a cost of $629,000. In January 2001, we purchased an additional 102,900 shares at a cost of $243,000.

1996 STOCK OPTION PLAN

           In November 1996, the Company adopted the Towne Services, Inc. 1996 Stock Option Plan. As of December 31, 2000, options to acquire 418,000 shares had been authorized for issuance and options to acquire 301,640 shares were outstanding. All of these options were issued at the fair market value of the common stock as determined by the Board of Directors. Effective May 19, 1998, the Company decided not to issue any additional options under this plan.

1998 STOCK OPTION PLAN

           In May 1998, the Company adopted the Towne Services, Inc. 1998 Stock Option Plan. The 1998 plan advances the interests of Towne and its subsidiaries by giving eligible employees, directors, key consultants and advisors an opportunity to acquire or increase their proprietary interests in the Company. This gives them an incentive to achieve the Company's objectives by allowing them to participate in its success and growth.

           Awards under the plan can be incentive stock options, non-qualified stock options or restricted stock. The Compensation and Stock Option Committee of the Board of Directors grants these awards. This committee must have at least two non-employee independent directors. This committee generally has discretion to determine the terms of an option grant, within limitations, including the following for any option intended to be an incentive stock option under the Internal Revenue Code:

           - the number of shares subject to options granted to a person in a year may not exceed 100,000 shares;

           - if the option is granted to a shareholder holding more than 10% of the combined voting power of all classes of stock, the option price per share may not be less than 110% of the fair market value of such share at the time of grant; and

           - the term of the option may not exceed 10 years, or 5 years if granted to a shareholder owning more than 10% of the total combined voting power of all classes of stock.

           When it was adopted, the 1998 plan provided that no more than 400,000 (2,000,000 shares on a pre-split basis) may be subject to outstanding options. This number automatically increases on January 1 of each year by the lesser of three percent of the number of shares outstanding on the preceding trading day or 100,000 shares. Accordingly, as of December 31, 2000, there were 600,000 shares available for grant under the 1998 plan. At December 31, 2000, there were 253,164 options outstanding under the 1998 plan.

           The Board of Directors without the consent of the shareholders may amend the 1998 plan. However, an amendment, although effective when made, will be subject to shareholder approval within one year after approval by the Board if it does any of the following:

                              TOWNE SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           - increases the total number of shares issuable pursuant to incentive stock options;

           - changes the class of employees eligible to receive incentive stock options that may participate; or

           - otherwise materially increases the benefits to recipients of incentive stock options.

AMENDED AND RESTATED DIRECTOR STOCK OPTION PLAN

           The Company also has a stock option plan for non-employee directors of the Company (the "Director Plan") that provides for the issuance of options to purchase up to 60,000 shares of the Company's common stock. The options are non-qualified stock options, or stock options which are not incentive stock options as defined in Section 422 of the Internal Revenue Code. The options generally vest immediately, but directors are prohibited from disposing of any shares acquired by exercise for at least six months after the date of grant. Options granted under the Director Plan generally expire five years from the date of grant. Under the plan, the number of shares available for issuance will increase automatically on January 1 of each year by the lesser of 10,000 shares or an amount equal to 1% of the total number of shares of common stock outstanding on the last trading day before January 1, but not above 100,000 shares in total.

           The plan provides for automatic non-qualified stock option grants to non-employee directors in the following amounts on the occurrence of the following events:

           - 6,000 options on the date of initial election as a director of Towne Services or a subsidiary;

           - 2,000 options on January 1 of each calendar year for service as a non-employee director during that year; and

           - 1,000 options on January 1 of each calendar year for service on each committee of the Board of Directors on which the director will serve during that year.

           All options granted will be evidenced by an option agreement between Towne and the optionee. Other than these automatic grants of options, no other options will be granted under the plan to directors of Towne. However, the Board of Directors, as administrator of the plan, may grant options under the plan to directors of subsidiaries who are not directors of Towne.

OPTIONS

           In September 1997, the board of directors granted options to purchase 20,000 shares of common stock outside the Plan to a member of the board of directors. These options vested immediately and have an exercise price of $5.00 per share. No compensation expense was recorded for these options, as the option price was established at the estimated fair market value of the common stock at the date of grant.

           The Company granted options to purchase 22,200 and 12,000 shares of common stock at $6.25 per share to key employees in January 1998 and February 1998, respectively. These options vest 20% per year beginning upon the first anniversary of the date of grant. The Company will record $726,750 of compensation expense over the five-year period of the options for the difference between the exercise price and the estimated fair market value on the date of grant.

           In February 1998, the board of directors approved an amendment to the vesting period for options to purchase 79,400 shares of common stock granted during 1996 and 1997 to nonemployee directors from a five year vesting period to immediate vesting. As of the date of the amendment, options to purchase 30,000 of these shares were already vested. As this change in vesting period created a new measurement date, the Company recorded compensation expense of $1.9 million for the difference between the original exercise price and the estimated fair market value on the date the options were amended.

                              TOWNE SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           In February 1998, the board of directors granted options to purchase 4,000 shares of common stock to each nonemployee director, and options to purchase 6,000 shares of common stock to a new nonemployee director. These options vested immediately and have an exercise price of $6.25 per share. The Company has recorded $978,000 as compensation expense for the difference between the exercise price and the estimated fair market value on the date of grant.

           In May 1998, the board of directors granted options to certain board members and key employees to purchase 119,000 shares of common stock. These options vested immediately and have an option price of $36 per share. Options to purchase 34,000 shares expire on May 2003, and the remaining options to purchase 85,000 shares expire in May 2008. All of these options vested immediately. The Company did not record any compensation expense related to these grants as the option price represented the estimated fair value of the Company's common stock at the date of grant.

           In August 1999, the board granted options to purchase 2,000 shares to two non-employee directors in consideration for their service on a subcommittee formed to search for a new CEO and assist in the management transition. All of these options vested immediately and had an exercise price of $20.95. No compensation was recorded for these options, as the price was established at the estimated fair value of the common stock at the date of grant.

           In September 1999, the board of directors granted Incentive Stock Options ("ISO's") to employees to purchase 34,400 shares of common stock. These options vest at 33% per year beginning in September 2000 and have an exercise price of $19.20 per share.

           In November 1999, the board of directors granted ISO's to certain sales employees to purchase 32,050 shares of common stock. Of the 32,050 options granted, 12,000 of these options vest at 50% per year beginning in November 2000, and the remaining 20,050 options vest at 100% beginning in November 2000. All options have an exercise price of $12.95 per share.

           In November 1999, the board of directors granted options to non-employee board members to purchase an aggregate of 1,368 shares of common stock as compensation for their services performed during 1999. All of these options vested immediately and have an option price of $16.90 per share. The Company did not record any compensation expense related to these grants as the option price represented the estimated fair value of the Company's common stock at the date of grant.

           In 1999, we recognized approximately $234,000 for severance benefits relating to unvested stock options issued and outstanding for two former key employees.

           In January 2000, the non-employee board members were automatically granted options to purchase an aggregate of 31,000 shares of common stock pursuant to the Director Stock Plan. All of these options vested immediately and have an option exercise price of $18.28. The Company did not record any compensation expense related to these grants as the option price represented the estimated fair value of the Company's common stock at the date of grant.

                              TOWNE SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           Stock option activity for the years ended December 31, 1998, 1999 and 2000 is as follows:


                                                              NUMBER OF         WEIGHTED
                                                                SHARES          AVERAGE
                                                              SUBJECT TO      EXERCISE PRICE
                                                               OPTIONS         PER SHARE
                                                              ----------      --------------
Options outstanding at December 31, 1997                        743,296            $3.20
Granted                                                         255,051            24.40
Canceled                                                        (11,290)            7.25
Exercised                                                      (174,489)            4.20
                                                              ---------           ------
Options outstanding at December 31, 1998                        812,568            $9.35
Granted                                                         167,418            17.45
Canceled                                                         (6,684)           24.70
Exercised                                                       (97,741)            5.50
                                                              ---------           ------
Options outstanding at December 31, 1999                        875,561           $14.35
Granted                                                         226,933            11.20
Canceled                                                       (176,100)           18.25
Exercised                                                       (77,539)            6.50
                                                              ---------           ------
Options outstanding at December 31, 2000                        848,855            16.85
                                                              =========           ======

Exercisable at December 31, 1998                                674,849
                                                              =========
Exercisable at December 31, 1999                                663,561
                                                              =========
Exercisable at December 31, 2000                                636,022
                                                              =========


           The following table sets forth the range of exercise prices, number of shares, weighted average exercise price, and remaining contractual lives by groups of similar price and grant date at December 31, 2000:



                            OPTIONS OUTSTANDING                         WEIGHTED                OPTIONS EXERCISABLE
                            -------------------                         AVERAGE                 -------------------
                   RANGE OF                            WEIGHTED        REMAINING
                   EXERCISE            NUMBER          AVERAGE         CONTRACTUAL          NUMBER                 WEIGHTED
                   PRICES            OF SHARES         PRICE             LIFE               OF SHARES             AVERAGE PRICE
                   ------            ---------         -----             ----               ---------             -------------

                  $1.50-$2.50        301,640           $2.35             4.88              298,120                  $2.40
                  $3.00-$5.03        164,643            4.35             6.25              113,490                   4.20
                        $6.25         17,200            6.25             6.23               17,200                   6.25
                $10.00-$23.45        175,051           16.65             8.03               41,831                  17.50
                $27.50-$33.75         13,100           28.90             7.00                9,100                  30.30
                $35.00-$38.75         97,221           37.15             6.50               93,881                  37.55
                $39.40-$45.63         80,000           40.80             7.48               62,400                  42.80
                                    --------                                                ------
                 Total               848,855          $16.85                               636,022                 $18.70
                                    ========                                               =======

           During 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation," which defines a fair value-based method of accounting for an employee stock option plan or similar equity instrument. However, it also allows an entity to continue to measure compensation costs for those plans using the method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Entities electing to remain with the accounting in APB No. 25 must make pro forma disclosures of net income and, if presented, earnings per share as if the fair value-based method of accounting defined in the statement had been applied.

           The Company has elected to account for its stock-based compensation plan under APB No. 25. For options issued in 1998, 1999, and 2000, the Company has determined the fair value using the Black-Scholes pricing method. The Company used the following weighted average assumptions for grants in 1998, 1999, and 2000:

                              TOWNE SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                           1998                    1999                      2000
                                           ----                    ----                      ----
Risk-free interest rate                4.6% to 5.6%            4.7% to 6.4%             6.32% to 6.82%
Expected dividend yield                    0.0%                    0.0%                      0.0%
Expected lives                          Five years          Four to Five Years       Three to Five years
Expected volatility                         55%                    92%                       125%

           The total value of the options granted during the years ended December 31, 1998, 1999 and 2000 were computed as approximately $3.2 million, $3.1 million and $1.2 million, respectively, which would be amortized over the vesting period of the options. If the Company had accounted for these options in accordance with SFAS No. 123, the Company's reported pro forma net loss and pro forma net loss per share for the years ended December 31, 1998, 1999 and 2000 would have increased to the following pro forma amounts:

                                                        1998                 1999                2000
                                                        ----                 ----                ----
Net loss attributable to common
shareholders:
  As reported                                        $(21,067,000)        $(15,661,000)       $(17,147,000)
  Pro forma                                           (23,479,000)         (17,233,000)        (18,747,000)
Basic:
  As reported                                               (6.04)        (3.19)                (3.14)
  Pro forma                                                 (6.74)        (3.51)                (3.43)
Diluted:
  As reported                                               (6.04)        (3.19)                (3.14)
  Pro forma                                                 (6.74         (3.51)                (3.43)


WARRANTS

           In October 1997, the Company issued warrants to certain principals of Rodgers Capital Corporation in connection with services performed by Rodgers Capital Corporation to assist the Company in securing a marketing agreement with a third party. These warrants allow the holders to purchase 15,000 shares of common stock for $5.00 per share. The warrants vested immediately and expire in 2002. The Company has recorded $41,000, the estimated fair value of these warrants at the date of issuance using the minimum value method under SFAS No. 123, as warrants outstanding on the accompanying balance sheet.

           In connection with the issuance of the Series B Preferred Stock, the Company issued a warrant to purchase 6,000 shares of the Company's common stock for $45.40 per share and is exercisable beginning 12 months after the issue date. The term of the warrant is 5 years. The Company allocated $120,000 to the warrant based on the relative fair value of the warrant using the Black-Scholes pricing method.

8.  EMPLOYEE BENEFIT PLANS

           On January 1, 1997, Forseon adopted a 401(k) defined contribution plan covering employees 21 years of age with at least six months of employment with Forseon. Employees may contribute between 2% and 15% of their pay, with a maximum annual contribution of $10,000. Forseon contributes in cash amounts equal to 25% of employee's contribution up to 6% of the employee's pay. The amount expensed for Forseon's match provision of this plan was $78,000 and $32,000 for the years ended December 31, 1998 and 1999, respectively. As a result of the merger with the Company, contributions to this plan ceased on August 15, 1999. Effective August 31, 1999, employees of Forseon Corporation began participating in the Company's 401(k) defined contribution plan.

           On January 1, 1999, the Company adopted a 401(k) defined contribution plan covering employees 18 years of age with at least one month of employment with the Company. Employees may contribute between 1% and 15% of their pay, with a maximum annual contribution of $10,500. The Company contributes in cash amounts equal to 25% of employee's contribution up to 6% of the employee's pay. Company matching contributions vest 20% per

                              TOWNE SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

year beginning in the second year of employment. The amount expensed for the Company match provision of this plan was $87,000 and $164,000 for the years ended December 31, 1999 and 2000, respectively.

9.  COMMITMENTS AND CONTINGENCIES

LEGAL PROCEEDINGS

           Except for the two lawsuits described below, the Company is not a party to, and none of its material properties is subject to, any material litigation other than routine litigation incidental to its business.

           1. In re Towne Services, Inc./Securities Litigation; Case No. 1:99-CV-2641-BBM; filed in U.S. District Court, Northern District of Georgia on January 31, 2001. Before being combined into one lawsuit as explained below, this lawsuit was previously known prior to consolidation as (a) Thomas J. Golab
v. Towne Services, Inc., Drew W. Edwards, Henry M. Baroco, and Bruce F. Lowthers; Case No. 1:99-CV-2641-JTC; filed in U.S. District Court, Northern District Court of Georgia, on October 12, 1999; and (b) James E. Bolen v. Towne Services, Inc., Drew W. Edwards, Henry M. Baroco, and Bruce F. Lowthers; Case No. 1:99-CV-3067; filed in U.S. District Court, Northern District of Georgia, on November 24, 1999.

           The two original suits are purported securities class actions brought by the named individual shareholders against the Company, two of its former officers and a current officer. No class has yet been certified. The complaints allege, among other things, that Towne Services should have disclosed in the prospectus used for its secondary public offering in June 1999 that it allegedly experienced serious problems with its network infrastructure and processing facilities during the move of its corporate headquarters in June 1999, and that these problems allegedly led to a higher than usual number of customers terminating their contracts during the second quarter. The complaints seek an unspecified awards of damages. The court recently granted a motion to consolidate the Golab and Bolen cases and the plaintiffs have filed an amended complaint. This amended complaint combines the claims in the Golab and Bolen cases. The Company has filed a motion to dismiss for failure to state a claim. Discovery has not yet commenced and will be stayed pending the court's ruling on the motion to dismiss. The Company believes that the allegations in the complaints are without merit and intends to defend the lawsuits vigorously. The Company's directors and officers liability insurance carrier is presently providing a defense under a reservation of rights.

           2. Edward H. Sullivan, Jr. and Lisa Sullivan v. Towne Services, Inc., Towne Services, Inc., as the successor to Banking Solutions, Inc., Banc Leasing.Com, Inc., the successor to BSI Capital Funding, Inc., Moseley & Standerfer, P.C., David R. Frank, Don G. Shafer, and Shannon W. Webb; filed in the District Court of Collin County, Texas; Judicial District 199; Civil Action No. 199-1848-99, on or about November 15, 1999.

           This lawsuit arises out of Towne Service's acquisition of Banking Solutions, Inc. ("BSI") through a stock purchase made by its subsidiary, BSI Acquisition Corp., in December 1998. Plaintiff Edward Sullivan, Jr. was employed by BSI. Sullivan alleges, among other things, that he had a buy-out agreement with BSI and certain BSI shareholders under which, in certain circumstances, Sullivan was to receive a commission based on the gross sales price paid by any purchaser of BSI. Sullivan contends that BSI and the other shareholders allegedly fraudulently induced him to release them from the agreement by fraudulently misrepresenting the gross sales price paid by Towne Services' subsidiary in the stock purchase. Sullivan contends that Towne Services is liable to him as the successor to BSI, and also for allegedly tortiously interfering with the agreement. Sullivan also contends Towne Services conspired with the other defendants to misrepresent the "gross purchase price." The Company denies all allegations of the petition. Mr. Sullivan and his wife seek an unspecified amount of damages including a percentage of the gross sales price paid by Towne Services' subsidiary for the acquisition of BSI, as well as punitive damages, attorneys' fees, and pre-judgment and post-judgment interest. The Company has filed a motion for summary judgment seeking dismissal of all claims against us. The court has not yet ruled on the motion, and discovery is ongoing. The Company believes that the allegations in the complaint are without merit and intends to defend the lawsuit vigorously. The Company also contends that it is entitled to indemnification from the BSI shareholders for its expenses in defending this action. Specifically, the BSI stock purchase agreement provides that the BSI shareholders will indemnify the Company against any claims, damages, liabilities, costs and expenses (including reasonable attorneys' and accountants' fees

                              TOWNE SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

and expenses) it suffers that arise out of any breach of the representations made by BSI in the agreement, provided that the aggregate amount of all such claims, etc. exceeds $100,000.

LEASES

           In February 1998, the Company began leasing office space for its corporate facility under a noncancelable operating lease agreement with a nonrelated third party expiring in January 2003. For the years ended December 31, 1998 and 1999, the Company incurred approximately $210,000 and $172,000 respectively, in rent expense for this leased office space. As a result of the Company's relocation to a new corporate facility in May 1999, the Company entered into a sublease agreement on the previously leased facility. This sublease agreement, which is with a nonrelated third party, began in August 1999 and expires in January 2003. The Company recognized a one-time non-cash charge of $200,000 in 1999 related to the loss on this sublease agreement. No expense was incurred in 2000 because this facility was subleased to a nonrelated third party.

           In May 1999, the Company began leasing its current office space for its corporate facility under a noncancelable operating lease agreement with a nonrelated third party expiring in July 2004. For the year ended December 31, 2000, the company incurred approximately $499,000 in rent expense on this leased office space. In addition to the operating lease for its corporate facility, the Company leases certain office space under monthly operating leases that are renewable. For the years ended December 31, 1998, 1999 and 2000, the Company incurred approximately $154,000, $147,000 and $104,000 respectively, in rent expense on these leased offices.

           Future minimum rental payments for all noncancelable leases are as follows:

                                                2001....................         $  475,000
                                                2002....................            479,000
                                                2003....................            439,000
                                                2004....................            239,000
                                                2005....................                  0
                                                                                 ----------
                                                                                 $1,632,000
                                                                                 ==========


EMPLOYMENT AGREEMENTS

           The Company has entered into employment agreements with certain executive officers of the Company. The agreements, which are substantially similar, provide for compensation to the officers in the form of annual base salaries and bonuses based on earnings of the Company. The employment agreements also provide for severance benefits upon the occurrence of certain events, including a change in control, as defined.

10.  RELATED-PARTY TRANSACTIONS

           In September 1997, the Company loaned its President $78,990 to exercise stock options. The full recourse loan was secured by the underlying common stock and personal assets of the president, bore interest at 9.0% per annum, and was due in full in April 2002. On April 24, 2000, the note was superseded by an Amended and Restated Promissory Note. This note was for the principal amount of $96,418.80, bore interest at 9.0% per annum, and was due in full in April 2002.

                              TOWNE SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           In October 1998, the Company loaned its President $30,000 to fund the exercise of options to acquire 20,000 shares of the Company's common stock. The full recourse loan bore interest at 9.0% per annum and was due in full in April 2002. On April 24, 2000, the note was superseded by an Amended and Restated Promissory Note. This note was for the principal amount of $33,900.58, bore interest at 9.0% per annum, and was due in full in April 2002.

           In July 1999, the Company loaned its President $300,000. The full recourse loan bore interest at 8.00% per annum, and was due in full in July 2002.

           The President's three notes, totaling $473,000 of principal and interest, were forgiven in 2000 in exchange for performance obligations and recognized as compensation expense by the Company.

           On April 1, 1998, the Company loaned its former Chief Financial Officer $75,000 pursuant to a full recourse promissory note to fund the exercise of options to acquire 15,000 shares of its common stock. This full recourse note accrues interest at the rate of 8.75% per year and matures on the earlier of (i) December 31, 2000 or (ii) the date on which the common stock purchased is sold. All shares of common stock received upon this exercise as well as other personal assets of the executive were pledged as collateral for the loan. Management of the Company believes this note will be repaid in full.

           In October 1998, the Company loaned its former Chief Executive Officer $50,000 to fund the exercise of options to acquire 20,000 shares of the Company's common stock. The full recourse loan bears interest at 8.5% per annum, and matured in February 2000. The note was paid in full in March 2000.

           In July 1999, the Company loaned its former Chief Executive Officer $300,000. The full recourse loan bears interest at 8.00% per annum, and is due in full in July 2004. The note was paid in full in March 2000.

           In July 1999, the Company loaned its former Chief Financial Officer $100,000. The full recourse loan bears interest at 8.00% per annum, and is due in full in July 2002.

           In July 1999, the Company loaned a former Executive Vice President of the Company $50,000. The full recourse loan bears interest at 8.00% per annum, and is due in full in July 2002.

           The former Chief Executive Officer received a cash payment of $1.0 million for severance benefits in 1999 in accordance with the employment agreement between the executive and the Company.

           In March 2000, the Company invested $100,000 in Nexity Bank. One of the Company's directors is also a director of Nexity.

           During the years ended December 31, 1998, 1999 and 2000, the Company incurred fees of approximately $1.0 million, $1.4 million and $278,000 respectively, for legal services to a law firm in which a director and shareholder of the Company is a partner. As of December 31, 1999 and 2000, approximately $6,000 and $80,000 respectively, of such fees are included in accounts payable and accrued liabilities in the accompanying balance sheets.

           During the years ended December 31, 1998, 1999 and 2000, the Company incurred costs of approximately $121,000, $313,000 and $236,000, respectively, for communication services from The InterCept Group, Inc., of which a director and shareholder of the Company is the Chief Executive Officer. As of December 31, 1999 and 2000, approximately $35,000 and $60,000 respectively, of such fees are included in the accrued accounts payable in the accompanying balance sheets. The Company also invoiced InterCept $825,000 during 1999 for license fees related to the CollectionWorks software and Imaging Institute software products.

           In October 1997, Rodgers Capital Group, L.P. purchased 40,000 shares of common stock from the Company at a price of $5.00 per share. In addition, the Company paid Rodgers Capital a total of $217,000 and $438,000 as compensation for services provided by Rodgers Capital in connection with obtaining equity investments for the Company during 1998 and 1999, respectively. The Company incurred no expenses to Rodgers Capital in 2000. A director and shareholder of the Company is the Chairman of Rodgers Capital.

                              TOWNE SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



           Towne had an agreement with Phoenix International Ltd., Inc., currently known as Sphinx International, Inc. following the sale of substantially all of Phoenix's assets to a third party in February 2001, to pay commissions to Phoenix International on international sales originated by Phoenix International of Towne's CollectionsWorks! product. In 2000, Towne paid approximately $223,600 in commissions to Phoenix International and an additional $475,000 to complete contractual obligations according to a strategic marketing agreement. On January 31, 2001, Towne sold all of the assets and liabilities related its CollectionWorks product to a third party. Bahram Yusefzadeh, one of Towne's directors, was chairman and chief executive officer of Phoenix International until February 2001.

           During the years ended December 31, 1998 and 1999, the Company incurred costs of approximately $113,000 and $100,000 respectively, from Brown Burke Capital Partners, Inc. for merger and acquisition advisory services in connection with the purchase of BSI in December 1998 and Imaging Institute in July 1999 (Note 4). No expenses to Browne Burke Capital were incurred in 2000. One of the principals of Browne Burke Capital is a director and shareholder of the Company.

           During the years ended 1998, 1999 and 2000 the Company invoiced FLAG Financial Corporation $207,000, $219,000 and $24,000 respectively, for set-up fees and processing services related to the purchase of TOWNE CREDIT and TOWNE FINANCE products. The Chief Executive Officer of FLAG Financial Corporation is a director and shareholder of the Company.


11.        QUARTERLY DATA  (UNAUDITED)


           In thousands, except for per share data. All per share data has been adjusted to reflect the one-for-five reverse stock split on December 20, 2000.


                                                         MARCH 31        JUNE 30      SEPTEMBER 30   DECEMBER 31     TOTAL
                                                         --------        -------      ------------   -----------     -----
                          2001
                          ----
Net sales                                                   5,671
Total costs and expenses                                    7,198
Operating loss                                             (1,527)
Loss before extraordinary item and cumulative effect of
accounting change                                          (1,429)
Net loss                                                   (1,429)
Net loss per common share, basic and diluted                (0.29)

                          2000
                          ----
Net sales                                                   6,700          6,780          6,320          5,476         25,276
Total costs and expenses                                   10,448          9,907          8,347         11,712         40,414
Operating loss                                             (3,748)        (3,127)        (2,027)        (6,236)       (15,138)
Loss before extraordinary item and cumulative effect of    (3,359)        (2,885)        (1,775)        (8,968)       (16,987)
accounting change
Net loss                                                   (3,359)        (2,885)        (1,775)        (8,968)       (16,987)
Net loss per common share, basic and diluted                (0.62)         (0.53)         (0.33)         (1.66)         (3.14)

                          1999
                          ----
Net sales                                                   7,493          7,934          7,251          7,096         29,774
Total costs and expenses                                    9,224         11,709         11,969          9,741         42,643
Operating loss                                             (1,731)        (3,775)        (4,718)        (2,645)       (12,869)
Loss before extraordinary item and cumulative effect of    (1,545)        (3,494)        (4,399)        (2,946)       (12,384)
accounting change
Net loss                                                   (4,728)        (3,494)        (4,399)        (2,946)       (15,567)
Net loss per common share, basic and diluted                (1.08)         (0.79)         (0.81)         (0.54)         (3.19)

                              TOWNE SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


12.  SUBSEQUENT EVENT

         On March 13, 2001, the Company announced that it signed a letter of intent to merge with Private Business, Inc. ("Private Business") through a merger of Towne into Private Business. The proposed merger is subject to customary closing conditions, including negotiation of a definitive merger agreement and approval of the shareholders of both companies. The agreement is to be structured as a tax-free exchange of shares of the Company's common stock for Private Business common stock, and is expected to close in the first half of 2001. It is anticipated that, following the merger, the Company's existing shareholders would own approximately 33.3% of the combined entity.

                              TOWNE SERVICES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 MARCH 31, 2001




                                                                                       MARCH 31,
                                                                                         2001
                                                                                      ------------
                                                                                       unaudited
CURRENT ASSETS:
     Cash and cash equivalents ................................................       $ 10,530,000
     Investments ..............................................................                 --
     Accounts receivable, net of allowance
         for uncollectible accounts of $530,000 ...............................          1,888,000
     Notes receivable from employees ..........................................             95,000
     Other ....................................................................            536,000
                                                                                      ------------
         Total current assets .................................................         13,049,000
                                                                                      ------------

PROPERTY AND EQUIPMENT, net ...................................................          7,545,000
NOTES RECEIVABLE FROM FORMER EMPLOYEES ........................................            170,000
GOODWILL, net .................................................................         12,544,000
OTHER INTANGIBLES, net ........................................................            828,000
OTHER ASSETS, net .............................................................            171,000
                                                                                      ------------
                                                                                      $ 34,307,000
                                                                                      ============


CURRENT LIABILITIES:
     Accounts payable .........................................................       $     40,000
     Accrued liabilities ......................................................          2,999,000
     Dividends payable ........................................................            294,000
     Deferred revenue .........................................................            290,000
     Current portion of long-term debt ........................................            292,000
                                                                                      ------------
         Total current liabilities ............................................          3,915,000
                                                                                      ------------

LONG TERM DEBT ................................................................            679,000

SHAREHOLDERS' EQUITY:
     Preferred stock, no par value; 20,000,000 shares authorized, 20,000 shares
         issued and outstanding at March 31, 2001 .............................          1,880,000
     Common stock, no par value; 50,000,000 shares authorized, 5,497,864
         shares issued and 5,037,421 shares outstanding at March 31, 2001 .....         86,989,000
     Warrants outstanding .....................................................            161,000
     Accumulated deficit ......................................................        (58,445,000)
     Less treasury stock, at cost, 460,443 shares at March 31, 2001 ...........           (872,000)
                                                                                      ------------
         Total shareholders' equity ...........................................         29,713,000
                                                                                      ------------
                                                                                      $ 34,307,000
                                                                                      ============

                              TOWNE SERVICES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 2001


                                                                  FOR THE THREE
                                                                  MONTHS ENDED
                                                                    MARCH 31,
                                                       --------------------------------------
                                                                2000                2001
                                                       --------------------------------------
                                                                    unaudited
REVENUES ........................................          $  6,700,000           $ 5,671,000

COSTS AND EXPENSES:
     Costs of processing, servicing and support .             2,063,000             1,923,000
     Sales and marketing ........................             4,990,000             3,134,000
     General and administrative .................             3,395,000             2,141,000
                                                                                  -----------
                                                                                  -----------
         Total costs and expenses ...............            10,448,000             7,198,000
                                                                                  -----------
                                                                                  -----------
OPERATING LOSS ..................................            (3,748,000)           (1,527,000)
                                                                                  -----------

OTHER EXPENSES:
     Interest (income), net .....................              (389,000)             (122,000)
                                                                                  -----------
         Total other expenses ...................              (389,000)             (122,000)
                                                                                  -----------

Loss before provision (benefit) from income taxes            (3,359,000)           (1,405,000)

Income tax expense (benefit) ....................                    --                24,000


                                                                                  -----------
NET LOSS ........................................          $ (3,359,000)          $(1,429,000)
                                                                                  ===========

PREFERRED STOCK DIVIDENDS .......................               (40,000)              (40,000)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS ....          $ (3,399,000)          $(1,469,000)
                                                                                  ===========

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS
     PER COMMON SHARE:
Basic ...........................................          $      (0.62)          $     (0.29)
                                                                                  ===========
Diluted .........................................          $      (0.62)          $     (0.29)
                                                                                  ===========

Weighted Average Common Shares Outstanding ......             5,444,475             5,053,228
                                                                                  ===========

                              TOWNE SERVICES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 2001



                                                                                                         FOR THE THREE
                                                                                                          MONTHS ENDED
                                                                                                            MARCH 31,
                                                                                               ---------------------------------
                                                                                                    2000             2001
                                                                                               ---------------------------------
                                                                                                           unaudited
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss ............................................................................    $ (3,359,000)          $ (1,429,000)
     Adjustments to reconcile net loss to net cash used in operating activities:
         Depreciation ....................................................................         533,000                668,000
         Amortization of intangibles and goodwill ........................................         524,000                524,000
         Other ...........................................................................         (76,000)                36,000
         Changes in operating assets and liabilities, net of assets acquired:
              Accounts receivable ........................................................       1,518,000                249,000
              Prepaid and other assets ...................................................        (227,000)               (50,000)
              Accounts payable ...........................................................      (1,042,000)              (232,000)
              Accrued liabilities ........................................................         174,000               (720,000)
              Deferred revenue ...........................................................        (330,000)              (209,000)
                                                                                              ------------           ------------
                  Total adjustments ......................................................       1,074,000                266,000
                                                                                              ------------           ------------
                  Net cash used in operating activities ..................................      (2,285,000)            (1,163,000)
                                                                                              ------------           ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Net change in notes receivable from former employees ................................         350,000                 (5,000)
     Purchase of short-term investments ..................................................      (1,118,000)                    --
     Proceeds from sale of short-term investments ........................................         850,000                498,000
     Purchase of property and equipment, net .............................................        (784,000)              (484,000)
     Other assets ........................................................................         (29,000)                    --
     Acquisitions, net of cash acquired ..................................................        (132,000)                    --
                                                                                              ------------           ------------
                  Net cash provided by (used in) investing activities ....................        (863,000)                 9,000
                                                                                              ------------           ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from exercise of stock options .............................................          24,000                     --
     Repayment of debt ...................................................................         (62,000)               (70,000)
     Repurchase of common stock ..........................................................              --               (243,000)
                                                                                              ------------           ------------
                  Net cash used in financing activities ..................................         (38,000)              (313,000)
                                                                                              ------------           ------------
NET DECREASE IN CASH .....................................................................      (3,186,000)            (1,467,000)
CASH AND CASH EQUIVALENTS, beginning of period ...........................................      20,981,000             11,997,000
                                                                                              ------------           ------------
CASH AND CASH EQUIVALENTS, end of period .................................................    $ 17,795,000           $ 10,530,000
                                                                                              ============           ============

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for income taxes ...............................................................    $         --           $     23,000
                                                                                              ============           ============
Cash paid for interest ...................................................................    $     32,000           $     24,000
                                                                                              ============           ============

                              TOWNE SERVICES, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.       ORGANIZATION AND BACKGROUND

         Towne Services, Inc. ("Towne Services" or the "Company") provides services and products that process sales and payment information and related financing transactions for businesses and banks in the United States. Towne Services delivers these services and products online via an electronic hub, or gateway, that links business and bank customers with the Company and other providers of products and services that can benefit these customers. Towne Services uses this electronic gateway to deliver a variety of business and management solutions using internet and telecommunication connections. Towne Services also provides these solutions through its proprietary software housed at its clients' locations.

         The Company's virtual credit card system processes the in-house credit transactions of businesses and includes an automated receivables management system that allows banks to quickly finance the working capital needs of their business customers. Towne Services' merchandise planning system processes sales and inventory transactions of businesses, giving business owners greater control over inventory levels and the ability to make better inventory purchase decisions and to improve cash flow and operating margins.

         The Company's automated asset management systems are TOWNE CREDIT(R), which processes consumer credit transactions for small and medium size retail merchants, TOWNE FINANCE and CASHFLOW MANAGER(SM), which process business-to-business credit transactions for commercial businesses, and RMSA Merchandise Planning System, which processes sales and inventory transactions and provides merchandising information for specialty retail stores. Through the use of the Company's products and services, businesses can automate certain manual processes, accelerate cash flow, provide better customer service, reduce paperwork and shift many other administrative burdens to Towne Services.

2.       BASIS OF PRESENTATION

UNAUDITED INTERIM FINANCIAL INFORMATION

         The accompanying condensed consolidated financial statements for the three months ended March 31, 2001 are unaudited. In the opinion of the management of the Company, these financial statements reflect all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the financial statements. Certain information and footnote disclosures usually found in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Please read these condensed consolidated financial statements in conjunction with the financial statements and the notes to them included in the Company's most recent annual report on Form 10-K filed with the SEC on April 2, 2001. The results of operations for the three months ended March 31, 2001 are not necessarily indicative of the results that may be expected for the year ended December 31, 2001 or for any other future periods.

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

         The accompanying financial statements include the accounts of Towne Services, Inc. and its wholly owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                              TOWNE SERVICES, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


REVENUE RECOGNITION

         The Company's revenues are generated primarily through initial set-up fees, discount fees, recurring monthly transaction processing fees and software license fees. In response to the issuance of the Securities and Exchange Commission Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements," the Company recognizes revenues related to the initial set-up fees on a deferred basis over the estimated life of the contract terms and in the case of certain cancellation clauses and/or return guarantees, until the guarantee period is expired. Transaction fees are recognized on a monthly basis as earned. Revenues related to software license fees are recognized in accordance with American Institute of Certified Public Accountants Statement of Position 97-2, "Software Revenue Recognition," as amended. The Company also leases point of sale terminal equipment to banks under month-to-month operating leases. Such operating lease revenues are recognized on a monthly basis as earned.

NET LOSS PER SHARE

         On November 20, 2000, the Board of Directors announced a one-for-five reverse stock split of the Company's common stock. The reverse stock split was effected for all shareholders of record as of the close of business on December 20, 2000. All references to the number of shares and per share amounts have been adjusted retroactively to reflect the split.

4.       RECENT ACCOUNTING PRONOUNCEMENTS

         In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. The adoption of this statement on January 1, 2001 did not have a material impact on the Company's financial statements.

5.       SHAREHOLDERS' EQUITY

PREFERRED STOCK

         In June 1999, the Company sold 20,000 shares of Series B Preferred Stock and issued a warrant to purchase 6,000 shares of the Company's common stock to Synovus Financial Corporation for $2.0 million. The shares are convertible into common stock at a conversion price equal to $45.40. The Series B Preferred Stock is redeemable at any time on or after June 30, 2002 at the option of the Company for cash, in whole or part, on at least 10 business days but not more than 90 calendar days' notice. The Company allocated $1.8 million and $120,000 to the preferred stock and warrants, respectively, based on the relative fair value at the date of issuance.


         The holders of the Series B Preferred Stock are entitled to receive cumulative cash dividends when, as and if declared by the Board of Directors out of any funds legally available therefore at the rate of $2.00 per share of Series B Preferred Stock per quarter. Dividends are payable quarterly on March 31, June 30, September 30 and December 31 in each year. Dividends accrue on each share of Series B Preferred Stock beginning June 1999 and accrue from day to day, whether or not earned or declared and whether or not there are funds legally available for the payment of such dividends. Any accumulation of dividends on the Series B Preferred Stock does not bear interest. The accrued balance of Series B Preferred Stock dividends is $294,000 at March 31, 2001.

WARRANTS

         In connection with the issuance of the Series B Preferred Stock, the Company issued a warrant to purchase 6,000 shares of the Company's common stock for $45.40 per share, which is exercisable beginning 12 months after the issue date. The term of the warrant is five years. The Company allocated $120,000 to the warrant based on the relative fair value of the warrant using the Black-Scholes pricing method.

6.       POTENTIAL MERGER

         On March 13, 2001, the Company signed a letter of intent to merge with Private Business, Inc. Upon completion of due diligence, the Company signed a merger agreement on April 12, 2001. The merger is subject to customary closing conditions, including the approval of the shareholders of both companies, and is expected to close in the first half of 2001.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                             PRIVATE BUSINESS, INC.,

                          TOWNE ACQUISITION CORPORATION

                                       AND

                              TOWNE SERVICES, INC.

                                 APRIL 12, 2001

                                TABLE OF CONTENTS


                                                                                                                       Page
                                                                                                                       ----
ARTICLE I   THE MERGER............................................................................................      A-2
   1.1    THE MERGER..............................................................................................      A-2
   1.2    EFFECTIVE TIME..........................................................................................      A-2
   1.3    EFFECTS OF THE MERGER...................................................................................      A-2
   1.4    ARTICLES OF INCORPORATION AND BYLAWS....................................................................      A-3
ARTICLE II EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES....      A-3
   2.1    EFFECT ON CAPITAL STOCK.................................................................................      A-3
   2.2    EXCHANGE OF CERTIFICATES................................................................................      A-5
   2.3    TOWNE STOCK OPTIONS.....................................................................................      A-7
   2.4    TOWNE WARRANTS..........................................................................................      A-7
   2.5    DISSENTING SHARES.......................................................................................      A-8
ARTICLE III   REPRESENTATIONS AND WARRANTIES......................................................................      A-8
   3.1    REPRESENTATIONS AND WARRANTIES OF TOWNE.................................................................      A-8
    REPRESENTATIONS AND WARRANTIES OF PBI.........................................................................     A-20
ARTICLE IV   COVENANTS OF THE PARTIES............................................................................      A-32
   4.1    CONDUCT OF THE CONSTITUENT CORPORATIONS................................................................      A-32
ARTICLE V   ADDITIONAL AGREEMENTS................................................................................      A-35
   5.1    REGISTRATION STATEMENT; JOINT PROXY STATEMENT..........................................................      A-35
   5.2    SHAREHOLDERS' APPROVALS................................................................................      A-36
   5.3    ACCESS TO INFORMATION; CONTINUING CONFIDENTIALITY COVENANT.............................................      A-37
   5.4    COMMERCIALLY REASONABLE EFFORTS; NOTIFICATION..........................................................      A-37
   5.5    FEES AND EXPENSES......................................................................................      A-38
   5.6    PUBLIC ANNOUNCEMENTS...................................................................................      A-38
   5.7    AGREEMENT TO DEFEND....................................................................................      A-39
   5.8    AMENDMENT OF DISCLOSURE SCHEDULES......................................................................      A-39
   5.9    OTHER ACTIONS..........................................................................................      A-39
   5.10   PBI BOARD OF DIRECTORS.................................................................................      A-39
   5.11   EMPLOYEE BENEFITS......................................................................................      A-39
   5.12   POTENTIAL RESTRUCTURE..................................................................................      A-39
   5.13   INDEMNIFICATION AND D&O INSURANCE......................................................................      A-40
   5.14   STOCK OPTION PLANS AND ARRANGEMENTS....................................................................      A-41
   5.15   CREATION AND ISSUANCE OF PBI SERIES B PREFERRED STOCK..................................................      A-43
ARTICLE VI   CONDITIONS PRECEDENT................................................................................      A-43
   6.1    CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.............................................      A-43
   6.2    CONDITIONS OF PBI......................................................................................      A-44
   6.3    CONDITIONS OF TOWNE....................................................................................      A-46
ARTICLE VII   TERMINATION, AMENDMENT AND WAIVER..................................................................      A-49
   7.1    TERMINATION............................................................................................      A-49
   7.2    EFFECT OF TERMINATION..................................................................................      A-50
   7.3    AMENDMENT..............................................................................................      A-50

   7.4    EXTENSION; WAIVER......................................................................................       A-50
   7.5    PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER..............................................       A-50
ARTICLE VIII   EXCLUSIVITY AND TERMINATION FEE...................................................................       A-51
   8.1    NO SOLICITATION; EXCLUSIVITY...........................................................................       A-51
ARTICLE IX   GENERAL PROVISIONS..................................................................................       A-53
   9.1    NOTICES................................................................................................       A-53
   9.2    ADDITIONAL DEFINITIONS.................................................................................       A-54
   9.3    INTERPRETATION.........................................................................................       A-55
   9.4    COUNTERPARTS...........................................................................................       A-55
   9.5    ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES.........................................................       A-55
   9.6    GOVERNING LAW..........................................................................................       A-55
   9.7    ASSIGNMENT.............................................................................................       A-55
   9.8    ENFORCEMENT OF THE AGREEMENT...........................................................................       A-56
   9.9    SEVERABILITY...........................................................................................       A-56
   9.10   AMENDMENTS; NO WAIVERS.................................................................................       A-56

                             INDEX OF DEFINED TERMS

Defined Term                                         Section
------------                                         -------
Acquisition Proposal                                 8.1(a)
Affiliate                                            9.2(a)
Affiliate Letters                                    4.1(p)
Agreement                                            Introduction
Articles of Merger                                   1.2
Cap                                                  5.13(b)
Capital Expenditures                                 9.2(b)
Certificates                                         2.2(b)
Closing                                              1.2
Closing Date                                         1.2
Code                                                 Introduction
Confidentiality Agreement                            5.3
Constituent Corporations                             Introduction
Dissenting Shares                                    2.5
Effective Time                                       1.2
ERISA                                                3.1(l)(i)
Exchange Act                                         3.1(q)
Exchange Agent                                       2.2(a)
Exchange Fund                                        2.2(a)
Exchange Ratio                                       2.1(b)
Exempted Securities                                  5.14(e)
Exempted Transactions                                5.14(e)
Fully Diluted Towne Shares                           2.1(b)
GAAP                                                 3.1(e)
GBCC                                                 1.1
Indemnified Parties                                  5.13(a)
Joint Proxy Statement                                5.1(a)
Material Adverse Effect                              9.2(c)
Merger                                               Introduction
Merger Consideration                                 2.1(a)
PBI                                                  Introduction
PBI Beneficiary                                      3.2(l)(i)
PBI Benefit Plans                                    3.2(l)(i)
PBI Common Stock                                     Introduction
PBI Contracts                                        3.2(f)
PBI Disclosure Schedule                              3.2
PBI ERISA Affiliate                                  3.2(l)(ii)
PBI Insurance Policies                               3.2(o)
PBI Intellectual Property Rights                     3.2(k)(i)
PBI Litigation                                       3.2(h)
PBI Material Contracts                               3.2(f)

PBI Permits                                          3.2(j)
PBI Preferred Stock                                  3.2(b)
PBI SEC Documents                                    3.2(e)
PBI Series B Preferred Stock                         2.1(a)
PBI Shareholder Approval                             5.2(b)
PBI Shareholders Meeting                             1.2
PBI Stock Option Plans                               3.2(b)
PBI Stock Options                                    3.2(b)
PBI Sub                                              Introduction
PBI Subsidiaries                                     6.3(b)(iii)(B)
PBI Tax or PBI Taxes                                 3.2(i)
PBI Tax Return                                       3.2(i)
PBI Termination Fee                                  8.1(f)
PBI Voting Agreement                                 Introduction
Person                                               9.2(d)
Registration Statement                               5.1(a)
Representatives                                      8.1(a)
Restricted Period                                    8.1(a)
Reverse Split                                        4.1(b)
SEC                                                  3.1(d)
Securities Act                                       3.1(q)
Shareholders Meetings                                5.2(b)
Special Committee                                    5.12
Subsidiary                                           9.2(e)
Superior Proposal                                    8.1(c)
Surviving Corporation                                1.1
Surviving Corporation Common Stock                   2.1(f)
TBCA                                                 1.1
Towne                                                Introduction
Towne Beneficiary                                    3.1(l)(i)
Towne Benefit Plans                                  3.1(l)(i)
Towne Common Share                                   Introduction
Towne Common Stock                                   Introduction
Towne Contracts                                      3.1(f)
Towne Disclosure Schedule                            3.1
Towne ERISA Affiliate                                3.1(l)(ii)
Towne Insurance Policies                             3.1(o)
Towne Intellectual Property Rights                   3.1(k)
Towne Litigation                                     3.1(h)
Towne Material Contracts                             3.1(f)
Towne Permits                                        3.1(j)
Towne Preferred Stock                                3.1(b)
Towne SEC Documents                                  3.1(e)
Towne Section 16 Parties                             5.14(e)
Towne Series B Preferred Stock                       2.1(a)

Towne Shareholder Approval                           5.2(a)
Towne Shareholders Meeting                           1.2
Towne Stock Option Plans                             3.1(b)
Towne Stock Options                                  3.1(b)
Towne Subsidiaries                                   6.2(b)(iii)(B)
Towne Tax or Towne Taxes                             3.1(i)
Towne Tax Return                                     3.1(i)
Towne Termination Fee                                8.1(e)
Towne Voting Agreement                               Introduction
Towne Warrants                                       3.1(b)

                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER, dated April 12, 2001 (the "AGREEMENT"), is by and among PRIVATE BUSINESS, INC., a Tennessee corporation ("PBI"), TOWNE ACQUISITION CORPORATION ("PBI SUB"), a Tennessee corporation and a wholly owned subsidiary of PBI, and TOWNE SERVICES, INC., a Georgia corporation ("TOWNE"). PBI and Towne shall be referred to collectively herein as the "CONSTITUENT CORPORATIONS."

         WHEREAS, the boards of directors of the Constituent Corporations have determined that a business combination between PBI Sub and Towne is advisable and in the best interests of their respective corporations and shareholders and presents an opportunity for their respective corporations to achieve long-term strategic and financial benefits;

         WHEREAS, the respective boards of directors of PBI, PBI Sub, and Towne have approved the merger of PBI Sub with and into Towne (the "MERGER"), upon the terms and subject to the conditions of this Agreement, whereby (a) each issued and outstanding share of Towne's common stock, no par value (the "TOWNE COMMON STOCK," with each share of Towne Common Stock being referred to herein as a "TOWNE COMMON SHARE" and collectively the "TOWNE COMMON SHARES"), will be converted into shares of PBI's common stock, no par value ("PBI COMMON STOCK"), and (b) to the extent specified in Sections 2.2(i), 2.3 and 2.4, each issued and outstanding equity security of Towne that is or may become convertible into Towne Common Stock shall be converted into either (i) PBI Common Stock, or (ii) equity securities convertible into PBI Common Stock as provided in such Sections;

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE");

         WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to PBI's willingness to enter into this Agreement, PBI and certain shareholders of Towne have entered into a Voting Agreement dated as of the date of this Agreement and attached hereto as Exhibit A1 (the "TOWNE VOTING AGREEMENT"), pursuant to which such shareholders have agreed, among other things, to vote their Towne Common Shares in favor of adopting and approving this Agreement and the Merger in accordance with the terms hereof and thereof;


         WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Towne's willingness to enter into this Agreement, Towne and certain shareholders of PBI have entered into a Voting Agreement dated as of the date of this Agreement and attached hereto as Exhibit A2 (the "PBI VOTING AGREEMENT"), pursuant to which such shareholders have agreed, among other things, to vote their PBI Common Stock in favor of adopting and approving this Agreement and the Merger in accordance with the terms hereof and thereof; and

         WHEREAS, PBI, PBI Sub, and Towne desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 THE MERGER. Upon the terms and subject to the conditions hereof and in accordance with the Tennessee Business Corporation Act (the "TBCA") and the Georgia Business Corporation Code (the "GBCC"), PBI Sub shall be merged with and into Towne at the Effective Time. Following the Merger, the separate corporate existence of PBI Sub shall cease and Towne shall continue as the surviving corporation (the "SURVIVING CORPORATION") and shall succeed to and assume all the rights and obligations of PBI Sub in accordance with the TBCA and the GBCC.

         1.2 EFFECTIVE TIME. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI, the Surviving Corporation shall file the articles of merger required by the TBCA and GBCC (the "ARTICLES OF MERGER") with respect to the Merger and other appropriate documents executed in accordance with the relevant provisions of the TBCA and GBCC. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Tennessee and Georgia Secretaries of State, or at such other time as Towne and PBI shall agree should be specified in the Articles of Merger (such time being the "EFFECTIVE TIME"). The closing of the Merger (the "CLOSING") shall take place at the offices of PBI's counsel on the later to occur of the date of the meeting of (i) Towne's shareholders to approve the Merger (the "TOWNE SHAREHOLDERS MEETING") and (ii) PBI's shareholders to approve the Merger (the "PBI SHAREHOLDERS MEETING"), or, if any of the conditions set forth in
Article VI have not been satisfied, then as soon as practicable thereafter, or on such other date as PBI and Towne shall agree (the "CLOSING DATE").

         1.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the TBCA and the GBCC. If at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or otherwise are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, all rights, title and interests in all real estate and other property and all privileges, powers and franchises of PBI Sub, the Surviving Corporation and its proper officers and directors, in the name and on behalf of PBI Sub, shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary and proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purpose and intent of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of PBI Sub to take any and all such action.

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         1.4      ARTICLES OF INCORPORATION AND BYLAWS.

                  (a) The Articles of Incorporation of Towne, as in effect immediately prior to the Effective Time and as set forth in Exhibit B hereto, shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                  (b) The bylaws of Towne, as in effect immediately prior to the Effective Time and as set forth in Exhibit C hereto, shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                  (c) The board of directors and all committees thereof and officers of PBI Sub, as in effect immediately prior to the Effective Time shall become the board of directors and all committees thereof and officers of the Surviving Corporation, until thereafter changed in accordance with applicable law.

                                   ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

         2.1 EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Towne Common Shares:

                  (a) Conversion of and Payment for Towne Shares. Subject to Section 2.1(c), (i) the shares of Towne's issued and outstanding Series B Preferred Stock (the "TOWNE SERIES B PREFERRED STOCK") shall be converted into the right to receive, upon the surrender of the certificate formerly representing such shares of Towne Series B Preferred Stock, that number of shares of PBI Series B Preferred Stock to be created by PBI prior to the Effective Time (the "PBI SERIES B PREFERRED STOCK") as specified in Section 2.1(b), (ii) each issued and outstanding Towne Common Share (other than any Dissenting Share), shall be converted into the right to receive, upon surrender of the certificate formerly representing such Towne Common Share, the consideration specified in Section 2.1(b), and (iii) each Dissenting Share (as defined in Section 2.6) shall be converted into the right to receive payment from the Surviving Corporation in accordance with the provisions of the GBCC (the "MERGER CONSIDERATION").

                  (b) Merger Consideration. As of the Effective Time, each Towne Common Share (other than Dissenting Shares), issued and outstanding immediately prior to the Effective Time shall be converted into a certain number of shares of PBI Common Stock based on the "Exchange Ratio," which shall be determined as follows: (i) the number of shares of PBI Common Stock that are outstanding immediately prior to the Effective Time (but after the Reverse Split) shall be divided by .6667, (ii) such quotient shall then be multiplied by
 .3333, and (iii) such product shall be divided by the Fully Diluted Towne Shares, as defined below. The term "FULLY DILUTED TOWNE SHARES" shall mean that number computed as follows: the number of Towne Common Shares that are outstanding as described in Section 3.1(b), plus the maximum number of Towne Common Shares that are obtainable upon exercise (whether or not then exercisable) of the Towne Warrants (as that term is defined in Section 3.1(b) below) which remain outstanding at the Effective Time after the cancellation process described in Section 2.4, and plus the 44,053, the number of Towne Common Shares into which the Towne Series B Preferred Stock is convertible. The shares of Towne Series B Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into a number of shares of PBI Series B Preferred Stock equal to 44,053 multiplied by the Exchange Ratio, each of which shares of PBI Series B Preferred Stock shall initially be convertible into one share of PBI Common Stock.

                  (c) No Fractional PBI Common Shares. No fractional shares of PBI Common Stock shall be issued in the Merger. All fractional shares of PBI Common Stock that a holder of Towne Common Shares would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional share of PBI Common Stock results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying the closing sale price per share of a share of PBI Common Stock on the Nasdaq SmallCap Market on the first trading day immediately preceding the Effective Time by the fraction of a share of PBI Common Stock to which such holder would otherwise have been entitled. No such cash in lieu of fractional shares of PBI Common Stock shall be paid to any holder of fractional shares of PBI Common Stock until that holder's Certificates (as defined in Section 2.2(b)) are surrendered and exchanged in accordance with Section 2.2(b).

                  (d) Cancellation of Treasury Stock and PBI Owned Shares. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Towne Common Shares, each Towne Common Share held by Towne as treasury stock or owned by PBI, any PBI Subsidiary or any Towne Subsidiary immediately prior to the Effective Time shall be canceled and retired, and no payment shall be made or consideration delivered in respect thereof.

                  (e) Tax Consequences. The parties intend that, for United States federal income tax purposes, (i) the Merger shall constitute a tax-free reorganization within the meaning of Section 368(a) of the Code, and PBI, PBI Sub, and Towne each shall be a party to such reorganization within the meaning of Section 368(b) of the Code, and (ii) this Agreement shall constitute a "plan or reorganization" for purposes of Section 354 and Section 361 of the Code. Following the Effective Time, neither Towne, PBI, nor any of their controlled Affiliates shall knowingly take any action or knowingly cause any action to be taken that would reasonably be expected to cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

                  (f) Conversion of PBI Sub Shares. Each share of common stock of PBI Sub, no par value per share ("PBI Sub Shares") issued and outstanding immediately prior to the Effective Time shall be converted into one share of the Common Stock of the Surviving Corporation, no par value per share ("SURVIVING CORPORATION COMMON STOCK").

         2.2 EXCHANGE OF CERTIFICATES. The procedures for exchanging Towne Common Shares for shares of PBI Common Stock and for exchanging shares of Towne Series B Preferred Stock for shares of PBI Series B Preferred Stock pursuant to the Merger are as follows:

                  (a) Exchange Agent. As of the Effective Time, PBI shall deposit with a bank or trust company designated by PBI (the "EXCHANGE AGENT"), for the benefit of the holders of Towne Common Shares, certificates representing the shares of PBI Common Stock (such shares of PBI Common Stock, together with cash in lieu of fractional shares and any dividends or distributions with respect thereto, being hereinafter referred to as the "EXCHANGE FUND") issuable pursuant to Section 2.1 in exchange for Towne Common Shares.

                  (b) Exchange Procedures. Promptly after the Effective Time, PBI shall instruct the Exchange Agent and the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Towne Common Shares (the "CERTIFICATES") whose Towne Common Shares were converted pursuant to Section 2.1 into the right to receive shares of PBI Common Stock, the following: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and shall be in such form and have such other provisions as PBI and Towne may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates representing shares of PBI Common Stock (plus cash in lieu of fractional shares, if any, of PBI Common Stock). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by PBI, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of PBI Common Stock which such holder has the right to receive pursuant to the provisions of this Article II after taking into account all the Towne Common Shares then held by such holder under all such Certificates so surrendered, and the Certificate so transferred shall immediately be canceled. In the event of a transfer of ownership of Towne Common Shares which is not registered in the transfer records of Towne, a certificate representing the proper number of shares of PBI Common Stock may be issued to a transferee if the Certificate representing such Towne Common Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of PBI Common Stock and cash in lieu of any fractional shares of PBI Common Stock as contemplated by this Section 2.2.

                  (c) Distributions with Respect to Unexchanged Towne Common Shares. No dividends or other distributions declared or made after the Effective Time with respect to PBI Common Stock shall be paid to the holder of any unsurrendered Certificate, and no cash payment (including any cash payment in lieu of fractional shares) shall be paid to any such holder pursuant to
Section 2.1(c), until the holder of record of such Certificate shall surrender such Certificate in accordance with Section 2.2(b). Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the Certificates representing the shares of PBI Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of PBI Common Stock to which such holder is entitled pursuant to Section 2.1(c) and the amount of dividends or other distributions with a record date after the Effective Time declared with respect to each whole share of PBI Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time, payable with respect to each whole share of PBI Common Stock.

                  (d) No Further Rights in Towne Common Shares. All shares of PBI Common Stock issued upon the surrender of Certificates in accordance with the terms of this Article II, together with any dividends payable thereon to the extent contemplated by this Section 2.2, shall be deemed to have been exchanged and paid in full satisfaction of all rights pertaining to the Towne Common Shares theretofore represented by such Certificates and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of Towne Common Shares outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

                  (e) No Liability. Neither PBI, Towne nor the Exchange Agent nor any of their Affiliates shall be liable to any holder of Towne Common Shares or PBI Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash (including any cash in lieu of fractional shares of PBI Common Stock) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to holders of Towne Common Shares for six (6) months after the Effective Time shall be delivered to PBI, upon demand, and any holders of Towne Common Shares who have not previously complied with this Section 2.2 shall thereafter look only to PBI for payment of their claim for shares of PBI Common Stock, any cash in lieu of fractional shares of PBI Common Stock and any dividends or distributions with respect to PBI Common Stock. Any amounts remaining unclaimed by the holders of Towne Common Shares nine (9) months after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claim or interest of any Person previously entitled thereto.

                  (g) Withholding Rights. Each of PBI, Towne, and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Towne Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by PBI, Towne, or the Surviving Corporation, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Towne Common Stock in respect of which such deduction and withholding was made, as the case may be.

                  (h) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of PBI Common Stock and any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of PBI Common Stock deliverable in respect thereof pursuant to this Agreement.

                  (i) Towne Series B Preferred Stock. Promptly after the Effective Time, PBI shall mail to the holder of record of the certificate which immediately prior to the Effective Time represented the outstanding shares of Towne Series B Preferred Stock (the "SERIES B CERTIFICATE") whose shares of Towne Series B Preferred Stock were converted pursuant to Section 2.1 into the right to receive shares of PBI Series B Preferred Stock, the following: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Series B Certificate shall pass, only upon delivery of the Certificate to PBI, and shall be in such form and have such other provisions as PBI and Towne may reasonably specify) and (ii) instructions for effecting the surrender of the Series B Certificate in exchange for a certificate representing shares of PBI Series B Preferred Stock. Upon surrender of the Series B Certificate for cancellation to PBI, together with such letter of transmittal, duly executed, the holder of the Series B Certificate shall be entitled to receive in exchange therefor a certificate representing that number of shares of PBI Series B Preferred Stock that such holder has the right to receive pursuant to the provisions of this Article II, and the Series B Certificate so transferred shall immediately be canceled. Until surrendered as contemplated by this Section 2.2, the Series B Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of PBI Series B Preferred Stock as contemplated by this Section 2.2.

                  (j) Exchange of PBI Sub Shares. From and after the Effective Time, each outstanding certificate previously representing PBI Sub Shares shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Surviving Corporation Common Stock into which such PBI Sub Shares shall have been converted. Promptly after the Effective Time, the Surviving Corporation shall issue to PBI a stock certificate or certificates representing such shares of Surviving Corporation Common Stock in exchange for the certificate or certificates that formerly represented PBI Sub Shares.

         2.3      TOWNE STOCK OPTIONS. Towne Stock Options (as defined in
Section 3.1(b) of this Agreement) shall be assumed by PBI and thereby converted into options to acquire PBI Common Stock pursuant to the provisions of
Section 5.14 of this Agreement.

         2.4 TOWNE WARRANTS. Prior to Closing, Towne shall use commercially reasonable efforts to obtain cancellation agreements, in form and substance reasonably satisfactory to PBI, from each of the holders of the Towne Warrants canceling such holder's Towne Warrants and giving no further rights. If any Towne Warrant is not cancelled in accordance with the preceding sentence, such Towne Warrant shall be converted into the right to receive, upon surrender of the certificate or instrument formerly representing such Towne Warrant, and shall be deemed to constitute a warrant to acquire, on the same terms and conditions in effect for such warrant, the number of shares of PBI Common Stock determined by multiplying the number of shares of Towne Common Stock subject to that warrant immediately prior to the Effective Time by the Exchange Ratio and rounding to the nearest whole number of shares, and such warrant shall be deemed assumed by PBI. The exercise price per share of PBI Common Stock subject to each such assumed warrant shall be equal to the amount determined by dividing the exercise price per share of Towne Common Stock in effect for that warrant immediately prior to the Effective Time by the Exchange Ratio and rounding up to the nearest whole cent.

         2.5 DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, Towne Common Shares that are outstanding immediately prior to the Effective Time and with respect to which dissenters' rights shall have been properly demanded in accordance with Sections 14-2-1301 to 14-2-1332 of the GBCC ("DISSENTING SHARES") shall not be converted into the right to receive, or be exchangeable for, PBI Common Stock or cash in lieu of fractional shares but, instead, the holders thereof shall be entitled to payment of the appraised value of such Dissenting Shares in accordance with Section 14-2-1301 et seq. of the GBCC; provided, however, that (i) if any holder of Dissenting Shares shall subsequently deliver a written withdrawal of his demand for appraisal of such shares, or (ii) if any holder fails to establish his entitlement to dissenters' rights as provided in Section 14-2-1301 et seq. of the GBCC, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of Towne Common Stock and each of such shares shall thereupon be deemed to have been converted into the right to receive, and to have become exchangeable for, as of the Effective Time, PBI Common Stock and/or cash in lieu of fractional shares, without any interest thereon, as provided in Section 2.2 of this Agreement. Towne shall give PBI (A) prompt notice of Towne's receipt of any notice of intent to demand payment pursuant to Section 14-2-1301 et seq. of the GBCC, withdrawals of such notice and any other instrument served in connection with such notice pursuant to the GBCC and received by Towne and (B) the opportunity to direct all negotiations and proceedings with respect to such notice under the GBCC consistent with the obligations of Towne thereunder.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 REPRESENTATIONS AND WARRANTIES OF TOWNE. Towne represents and warrants to PBI, as of the date hereof and as of the Closing Date pursuant to
Section 6.2(c), subject to any matters disclosed in the Disclosure Schedule of Towne provided to PBI on the date hereof (the "TOWNE DISCLOSURE SCHEDULE"), and except as expressly contemplated by this Agreement:

                  (a) Organization; Standing and Power. Towne is a corporation duly organized, validly existing and in good standing under the laws of the state of Georgia and has the requisite corporate power and authority to carry on its business as now being conducted.

Towne is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified to do business or in good standing (individually or in the aggregate) would not be reasonably likely to have, individually and in the aggregate, a Material Adverse Effect on Towne.

                  (b) Capital Structure. The authorized capital stock of Towne consists of 50,000,000 shares of common stock, without par value, and 20,000,000 shares of preferred stock, no par value ("TOWNE PREFERRED STOCK"). As of the execution date of this Agreement: (i) 5,037,421 shares of Towne Common Stock were issued and outstanding (not including shares held in treasury), (ii) 20,000 shares of Towne Series B Preferred Stock were issued and outstanding which are convertible into 44,053 shares of Towne Common Stock, (iii) options to acquire 1,184,088 shares of Towne Common Stock were granted and are outstanding (the "TOWNE STOCK OPTIONS") under either the 1996 Stock Option Plan, the 1998 Stock Option Plan, the Director Stock Option Plan, or under stock option agreements entered into outside of the 1996 Stock Option Plan, the 1998 Stock Option Plan or the Director Stock Option Plan (collectively, including those options granted outside of a formal option plan, the "TOWNE STOCK OPTION PLANS"), and (iv) warrants to purchase the following amounts of Towne Common Stock were granted and are outstanding: warrant held by Synovus Financial Corp. to purchase 6,000 shares, warrant held by Rodgers Capital Group to purchase 15,000 shares, warrant held by First Union Securities as successor to Wheat First Union to purchase 6,000 shares, and warrant held by the successor to J.C. Bradford & Co. to purchase 4,000 shares (collectively, the foregoing warrants are called the "TOWNE WARRANTS"). The numbers of shares issuable upon conversion of all of the shares of Towne Series B Preferred Stock, issuable upon exercise of all of the Towne Warrants, and issuable upon exercise of all of the Towne Stock Options are as set forth above, and no event has occurred that would cause an increase in such number (other than as permitted under this Agreement). Except as set forth above in this Section 3.1(b), there are no outstanding or authorized rights, warrants, options, subscriptions, restricted shares, convertible debt instruments, stock options plans, agreements or commitments of any character giving any Person any right to require Towne to sell or issue any capital stock or other securities nor does Towne or any of its Subsidiaries have any obligation of any nature to repurchase any outstanding capital stock or other securities. All outstanding shares of capital stock of Towne are validly issued, fully paid and nonassessable and not subject to preemptive rights.

                  (c) Subsidiaries; Other Investments. Towne does not own, directly or indirectly, any capital stock or other ownership interest in any Person. Section 3.1(c) of the Towne Disclosure Schedule contains a complete and accurate list of Towne's direct and indirect Subsidiaries. Towne's Subsidiaries are all corporations and are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and have the requisite corporate power and authority to carry on their respective businesses as they are now being conducted and to own, operate and lease the assets they now own, operate or hold under lease. Towne's Subsidiaries are duly qualified to do business and are in good standing in each jurisdiction in which the nature of their respective businesses or the ownership or leasing of their respective properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified or in good standing (individually or in the aggregate) would not be reasonably likely to have, individually and in the aggregate, a Material Adverse Effect on Towne. There are no outstanding or authorized rights, warrants, options, subscriptions, convertible debt instruments, agreements or commitments of any character giving any Person any rights to require any of Towne's Subsidiaries to sell or issue any capital stock or other securities. All the outstanding shares of capital stock of Towne's Subsidiaries are owned by Towne or its Subsidiaries, have been duly authorized and validly issued and are fully paid and nonassessable, and were not issued in violation of any preemptive rights or other preferential rights of subscription or purchase. All such stock and ownership interests are owned of record and beneficially by Towne or by a direct or indirect wholly owned Subsidiary of Towne, free and clear of all liens, pledges, security interests, charges, claims, rights of third parties and other encumbrances of any kind or nature.

                  (d) Authority; Non-Contravention. Towne's board of directors has approved the Merger and this Agreement. Towne has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Towne and the consummation by Towne of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Towne, subject to approval by the Towne shareholders. This Agreement and other agreements and documents executed by Towne and its Affiliates in connection herewith have been duly and validly executed and delivered by Towne and constitute valid and binding obligations of Towne, enforceable against Towne in accordance with their respective terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditors' rights generally, (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iii) the enforceability of any indemnification provision contained herein may be limited by applicable federal or state securities laws. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity or other Person is required by or with respect to Towne or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Towne or the consummation by Towne of the transactions contemplated hereby, except for (i) the filing with, and declared effectiveness by, the Securities Exchange Commission ("SEC") of the Joint Proxy Statement and Registration Statement (as both are defined in Section 5.1), (ii) the Towne Shareholder Approvals (as defined in Section 5.2), and (iii) the filing of the Articles of Merger in the State of Georgia and appropriate documents with the relevant authorities of other states in which Towne is qualified to do business and such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the "takeover" or "blue sky" laws of various states and such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not be reasonably likely to have, individually and in the aggregate, a Material Adverse Effect on Towne.

                  (e) Towne SEC Documents. Towne has filed all required reports, schedules, forms, statements, and other documents with the SEC. Such documents, together with all exhibits and schedules thereto and documents incorporated by reference therein collectively referred to herein as the "TOWNE SEC DOCUMENTS"; provided that in no event shall the material incorporated into Towne's annual report on Form 10-K for the year ended
December 31, 2000 by virtue of the references made in Part III, Items 10-13 thereof be deemed part of the Towne SEC Documents. As of their respective dates, the Towne SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Towne SEC Documents, and none of the Towne SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Towne included in the Towne SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present the consolidated financial position of Towne and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and other adjustments described therein). The unaudited consolidated financial statements of Towne for the first two months of 2001 included as Section 3.1(e) to the Towne Disclosure Schedule were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present the consolidated financial position of Towne and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject to normal year-end audit adjustments and other adjustments described therein). Except as set forth in the Towne SEC Documents, since the date of filing of the most recent financial statements included in Towne's annual report on Form 10-K for the year ended December 31, 2000, there has been no Material Adverse Effect with respect to Towne.

                  (f) Towne Material Contracts. Section 3.1(f) of the Towne Disclosure Schedule lists all written or oral and currently in force contracts, agreements, leases, instruments or legally binding contractual commitments ("TOWNE CONTRACTS") that are of a type described below (collectively, the "TOWNE MATERIAL CONTRACTS"):

                           (i) Any Towne Contract with a customer of Towne or with any entity that purchases goods or services from Towne in excess of $100,000 or more in any of Towne's three (3) most recent fiscal years;

                           (ii) any Towne Contract outside of the ordinary course of business requiring aggregate future payments in excess of $50,000;

                           (iii) any Towne Contract relating to the borrowing of money or guaranty of indebtedness;

                           (iv)     any collective bargaining or other
         arrangement with any labor union;

                           (v) any Towne Contract granting a first refusal, first offer or similar preferential right to purchase or acquire any of Towne's capital stock or assets;

                           (vi) any Towne Contract limiting, restricting or prohibiting Towne from conducting business anywhere in the United States or elsewhere in the world or any Towne Contract limiting the freedom of Towne to engage in any line of business or to compete with any other Person;

                           (vii) any joint venture, partnership or limited liability company Towne Contract; and

                           (viii) any written employment Towne Contract (other than employment agreements which are terminable at will and upon termination are without penalty or severance obligation), severance agreement or other similar binding agreement or policy with any employee.

         Towne has made available to PBI a true and complete copy of each written Towne Material Contract (and a written description of each oral Towne Material Contract), including all amendments or other modifications thereto. Each Towne Material Contract is a valid and legally binding obligation of Towne, enforceable against Towne in accordance with its terms, subject only to bankruptcy, reorganization, receivership or other laws affecting creditors' rights generally and general principles of equity (whether applied in an action at law or in equity) and although Towne believes them to be enforceable and reasonable, a court might determine that there are limitations on the enforceability of agreements restricting competition or the solicitation of customers or employees. Towne is in substantial compliance with all obligations required to be performed by it under the Towne Material Contracts, and Towne is not in breach or default thereunder in any material respect.

                  (g)      Absence of Certain Changes or Events. Since
January 1, 2001, Towne has conducted its business only in the ordinary course consistent with past practice, and there has not been (i) as of the date hereof, any matter which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect with respect to Towne; (ii) any declaration, setting aside or payment (as a dividend or otherwise) (whether in cash, stock or property) with respect to any of Towne's capital stock; (iii) (A) any granting by Towne or any of its Subsidiaries to any executive officer of Towne or any of its Subsidiaries of any increase in compensation, (B) any granting by Towne or any of its Subsidiaries to any such executive officer of any increase in severance or termination pay, or (C) any entry by Towne or any of its Subsidiaries into any employment, severance or termination agreement with any such executive officer; (iv) any amendment of any material term of any outstanding equity security of Towne or any Subsidiary; (v) any repurchase, redemption or other acquisition by Towne or any Subsidiary of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, Towne or any Subsidiary; (vi) any material damage, destruction or other property loss, whether or not covered by insurance; or

(vii) any change in accounting methods, principles or practices by Towne materially affecting its assets, liabilities or business.

                  (h) Litigation. Other than as described in Part I, Item 3 of Towne's annual report on Form 10-K for the year ended December 31, 2000, there is no claim, suit, action, proceeding or investigation ("TOWNE LITIGATION") pending or, to Towne's knowledge, threatened against Towne or any of its Subsidiaries that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect or that could prevent or materially delay the ability of Towne to consummate the transactions contemplated by this Agreement. There is no judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against Towne or any of its Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

                  (i) Taxes. As used herein, "TOWNE TAX" or "TOWNE TAXES" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, estimated, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental entity, domestic or foreign. As used herein, "TOWNE TAX RETURN" shall mean any return, report, statement, or information required to be filed with any governmental entity with respect to Towne Taxes. Towne has made available to PBI (i) all information relating to all Towne Tax elections, consents and agreements made by or affecting any of Towne and its Subsidiaries that will be in effect after the Closing Date, (ii) all material types of Towne Taxes paid and Towne Tax Returns filed by or on behalf of Towne and its Subsidiaries, (iii) all examinations, administrative or judicial proceedings, and litigation with respect to any Towne Taxes, any Subsidiaries of Towne or any of its former Subsidiaries, and (iv) all other material information related to Towne's Taxes or Towne's Tax Returns.
Additionally:

                           (i) Towne and its Subsidiaries are members of the affiliated group, within the meaning of Section 1504(a) of the Code, of which Towne is the common parent; such affiliated group files a consolidated federal income Towne Tax Return; and neither Towne, any of its Subsidiaries, nor any of its former Subsidiaries, has ever filed a consolidated federal income Towne Tax Return with (or been included in a consolidated return of) a different affiliated group;

                           (ii) each of Towne, its Subsidiaries and its former Subsidiaries has filed or caused to be filed all Towne Tax Returns required to have been filed by or for it in a timely manner, and all information set forth in such Towne Tax Returns is correct and complete in all material respects;

                           (iii) each of Towne, its Subsidiaries and its former Subsidiaries has paid all material Towne Taxes due and payable by it;

                           (iv) each of Towne, its Subsidiaries and its former Subsidiaries is in material compliance with, and the records of each of them contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply with, all applicable Towne Tax information reporting and Towne Tax withholding requirements;

                           (v) each of Towne, its Subsidiaries and its former Subsidiaries has collected or withheld all amounts required to be collected or withheld by it for any Towne Taxes, and all such amounts have been paid to the appropriate governmental agencies or set aside in appropriate accounts for future payment when due;

                           (vi) neither Towne nor its Subsidiaries has granted (nor is any of them subject to) any waiver currently in effect of the period of limitations for the assessment of Towne Tax, no unpaid Towne Tax deficiency has been asserted against or with respect to Towne or its Subsidiaries or its former Subsidiaries by any taxing authority, and there is no pending examination, administrative or judicial proceeding, or deficiency or refund litigation, with respect to any Towne Taxes or any of Towne's Subsidiaries or any of its former Subsidiaries;

                           (vii) neither Towne nor any of its Subsidiaries is a party to or bound by any tax sharing agreement, tax indemnity obligation or other similar agreement or arrangement with respect to Towne Taxes;

                           (viii) There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Towne Tax Return required to be filed by or with respect to Towne, its Subsidiaries or its former Subsidiaries;

                           (ix) None of the Towne Tax Returns of or with respect to Towne, its Subsidiaries or its former Subsidiaries is currently being audited or, to Towne's knowledge, examined by any governmental entity;

                           (x) No deficiency for any Towne Taxes has been assessed with respect to Towne, its Subsidiaries or its former Subsidiaries which has not been abated or paid in the full;

                           (xi) To Towne's knowledge, no unremedied claim has ever been made by an authority in a jurisdiction where Towne its Subsidiaries or its former Subsidiaries does not file Towne Tax Returns that Towne, its Subsidiaries or its former Subsidiaries is or may be subject to taxation by such jurisdiction; and

                           (xii) Towne, its Subsidiaries and its former Subsidiaries have not taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under
         Section 368(a)(2)(E) of the Code and Towne is not aware of any agreement, plan or circumstance that would prevent the Merger from so qualifying.

                  (j) Compliance with Laws. Towne and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all governmental entities (the "TOWNE PERMITS") that are required for the conduct of its business as presently conducted. Towne and its Subsidiaries are in compliance with the terms of the Towne Permits. Neither Towne nor any of its Subsidiaries has violated or failed to comply with, nor has it received any written notice of any alleged material violation of or material failure to comply with, any statute, law, ordinance, regulation, rule, permit or order of any governmental entity, any arbitration award or any judgment, decree or order of any court or other governmental entity, applicable to Towne or any of its Subsidiaries or their respective businesses, assets or operations.

                  (k)      Intellectual Property.

                           (i) Set forth on Section 3.1(k)(i) of the Towne Disclosure Schedule is a true and complete list of the patents, trademarks, trade names, service marks, and federally registered copyrights of Towne. Towne owns, or possesses adequate licenses or other valid rights to use, all intellectual property used, licensed, or sublicensed by Towne including, but not limited to, all United States and foreign patents and applications therefor, trademarks, trade names, service marks, copyrights, know-how, and trade secrets (the "TOWNE INTELLECTUAL PROPERTY RIGHTS"), whether or not disclosed in the Towne Disclosure Schedule.

                           (ii) Towne has not received communications alleging (and Towne is not aware of any facts that could reasonably be expected to lead to an allegation) that Towne does not have valid title (ownership or license) to the Towne Intellectual Property Rights.

                           (iii) The conduct of Towne's business as now conducted does not, to the knowledge of Towne, infringe any valid patents, trademarks, trade names, service marks or copyrights of others. The consummation of the transactions completed hereby will not result in the loss or impairment of any Towne Intellectual Property Rights.

                           (iv)     Towne has taken steps it believes
         appropriate to protect and maintain its trade secrets as such, except in cases where Towne has elected to rely on patent or copyright protection in lieu of trade secret protection. Towne and its Subsidiaries have not licensed any Person to use the Towne Intellectual Property Rights, other than to customers in the ordinary course of business. Towne has no knowledge of the use or infringement of any Towne Intellectual Property Rights by any other Person.

                  (l)      Employee Benefit Matters.

                           (i) Benefit Plans. Section 3.1(l) of the Towne Disclosure Schedule contains a true and complete list of:

                                    (A) all employee welfare benefit and
                           employee pension benefit plans as defined in sections 3(1) and 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, but not limited to, plans that provide retirement income or result in a deferral of income by employees for periods extending to termination of employment or beyond, and plans that provide medical, surgical, or hospital care benefits or benefits in the event of sickness, accident, disability, death or unemployment, and

                                    (B) all other employee benefit agreements or
                           arrangements, including without limitation deferred compensation plans, incentive plans, bonus plans or arrangements, stock option plans, stock purchase plans, stock award plans, golden parachute agreements, severance pay plans, dependent care plans, cafeteria plans, employee assistance programs, scholarship programs, employee discount programs, retention incentive agreements, vacation policies, and other similar plans, agreements and arrangements, that are currently in effect as of the date of this Agreement, or have been approved before this date but are not yet effective, for the benefit of any director, officer, employee or former employee (or any of their beneficiaries) of Towne or any of its Subsidiaries (collectively, a "TOWNE BENEFICIARY"), or with respect to which Towne or any of its Subsidiaries may have any liability ("TOWNE BENEFIT PLANS").

                           (ii)     Contributions and Payments. All
         contributions and other payments required to have been made by Towne or any entity (whether or not incorporated) that is treated as a single employer with Towne under Section 414 of the Code (a "TOWNE ERISA AFFILIATE") with respect to any Towne Benefit Plan have been or will be timely made and all such amounts have been properly accrued on the Towne financial statements. With regard to the Towne Services 401(k) Profit Sharing Plan, such timely payment of contributions which have been made include the remittance of all salary deferral contributions to the plan in accordance with Department of Labor Regulations and the contribution of all matching contributions for the 2000 plan year.

                           (iii) Qualification; Compliance. The terms of all Towne Benefit Plans that are intended to be "qualified" within the meaning of Section 401(a) of the Code have been determined by the IRS to be so qualified or the applicable remedial periods will not have ended prior to the Effective Time. No event or condition exists or has occurred that will cause the IRS to disqualify any Towne Benefit Plan that is intended to be qualified under Section 401(a) of the Code. With respect to each Towne Benefit Plan, Towne and each Towne ERISA Affiliate are in compliance in all material respects with, and each Towne Benefit Plan and related source of benefit payment is and has been operated in material compliance with, its terms, all applicable laws, rules and regulations governing such plan or source, including, without limitation, ERISA, the Code and applicable local law. To the knowledge of Towne, no Towne Benefit Plan is subject to any ongoing audit, investigation, or other administrative proceeding of the IRS, the DOL, or any other federal, state, or local governmental entity or is scheduled to be subject to such an audit investigation or proceeding. With regard to the Towne Services 401(k) Profit Sharing Plan, all discrimination testing under Code Sections 401(k) and 401(m) for the 2000 plan year has been performed, and the plan has satisfied such requirements or taken all necessary remedial action to satisfy such requirements.

                           (iv) Liabilities. With respect to each Towne Benefit Plan, to the knowledge of Towne, there exists no condition or set of circumstances that could subject Towne or any Towne ERISA Affiliate to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability to or under any such plan or under any indemnity agreement to which Towne or any Towne ERISA Affiliate is a party), which liability, excluding liability for benefit claims and funding obligations payable in the ordinary course, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, on Towne. No claim, action or litigation has been made, commenced or, to the knowledge of Towne, threatened, by or against any Towne Benefit Plan or Towne or any of its Subsidiaries with respect to any Towne Benefit Plan (other than for benefits in the ordinary course) that could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, on Towne.

                           (v) Retiree Welfare Plans. Except as required under section 4980B of the Code or section 601 et seq. of ERISA, no Towne Benefit Plan that is a "welfare benefit plan" (within the meaning of Section 3(1) of ERISA) provides benefits for any retired or former employees.

                           (vi) Payments Resulting from Merger. Other than vesting required under section 411 of the Code or an applicable plan's terms, distributions required under an applicable plan's terms, or reinstatement or payment by Towne or any of its Subsidiaries with respect to applicable nonvested plan accounts which were prematurely used or treated as forfeitures or similar amounts, the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or in conjunction with another event, including termination of employment) result in (A) any payment (whether of severance pay or otherwise) becoming due from Towne or any of its Subsidiaries as of the Effective Time to any Towne Beneficiary or to the trustee under any "rabbi trust" or similar arrangement, or (B) any benefit under any Towne Benefit Plan being established or increased, or becoming accelerated, vested or payable as of the Effective Time; and
         Schedule 3.2(l)(vi) of the Towne Disclosure Schedules specifies the true and correct amount due under each as a result of the matters set forth in this sentence.

                           (vii) Defined Benefit Pension Plans. Neither Towne nor any entity that was at any time during the six-year period ending on the date of this Agreement a Towne ERISA Affiliate has ever maintained, had an obligation to contribute to, contributed to, or had any liability with respect to any plan that is or was a pension plan (as defined in Section 3(2) of ERISA) that is or was subject to Title IV of ERISA.

                  (m)      Labor Matters. With respect to employees of Towne:

                           (i) Towne is and has been since inception in substantial compliance with all applicable laws governing employment and employment practices, terms and conditions of employment and wages and hours, including without limitation the Family and Medical Leave Act, laws governing labor relations and any such laws respecting employment discrimination, and Towne has not engaged in any unfair labor practice.

                           (ii) There is no unfair labor practice charge, litigation, arbitration proceeding, governmental investigation, citation or action of any kind pending or, to the knowledge of Towne, proposed or threatened against Towne relating to employment, employment practices, terms and conditions of employment or wages and hours.

                           (iii)    Towne has no collective bargaining
         relationship or duty to bargain with any labor union or organization, and Towne has not recognized any labor union or organization as the collective bargaining representative of any of its employees relating to the businesses of Towne nor does Towne have any knowledge of any union organizing activity during the past year.

                  (n) No Undisclosed Liabilities. Neither Towne nor its Subsidiaries has any material liabilities or obligations of any nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether determined or determinable, whether liquidated or unliquidated and whether due or to become due, including any liability for Taxes) other than: (i) such liabilities or obligations that have been specifically disclosed or provided on Towne's annual report on Form 10-K for the year ended December 31, 2000; (ii) liabilities or obligations incurred after December 31, 2000, in the ordinary course of business consistent with past practice which would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; (iii) liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated hereby; and (iv) other liabilities or obligations that would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

                  (o) Insurance. Section 3.1(o) of the Towne Disclosure Schedule describes all material insurance policies (the "TOWNE INSURANCE POLICIES"). Complete and accurate copies of all the Towne Insurance Policies and endorsements thereto have been provided to PBI. Each Towne Insurance Policy is in full force and effect and is valid, outstanding and enforceable, subject to applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditor's rights generally and general principles of equity, and all premiums due thereon have been paid in full. None of the Towne Insurance Policies will terminate or lapse (or be affected in any other manner that is reasonably likely to have a Material Adverse Effect individually or in the aggregate) by reason of the Merger. Towne and its Subsidiaries have complied in all material respects with the provisions of each Towne Insurance Policy under which it is the insured party. No insurer under any Towne Insurance Policy has canceled, failed to renew, or, to Towne's knowledge, generally disclaimed liability under any such policy and to Towne's knowledge no grounds exist to cancel or avoid any such policies or coverage. All material claims under the Towne Insurance Policies have been filed in a timely fashion.

                  (p) State Takeover Statutes; Anti-Takeover Provisions. Towne has taken no actions that would subject this Agreement, the Towne Voting Agreement and the transactions contemplated hereby and thereby to the provisions of Sections 14-2-1111 or 14-2-1132 of the GBCC, and accordingly, those sections do not apply to the merger or any of the transactions contemplated hereby. No other "control share acquisition", "fair price" or other anti-takeover laws or regulations enacted under state or federal laws in the United States apply to the ability of Towne or its Affiliates to enter into this Agreement, the Towne Voting Agreement or to consummate any of the transactions contemplated hereby and thereby. Towne has taken all actions with respect to any anti-takeover provisions of its bylaws or Articles of Incorporation necessary to enter into and consummate the Merger on the terms set forth in this Agreement.

                  (q) Information Supplied. None of the information supplied or to be supplied by Towne for inclusion in (i) the Registration Statement (as defined in Section 5.1) will, at the time the Registration Statement is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act of 1933, as amended (the "SECURITIES ACT"), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Joint Proxy Statement (as defined in Section 5.1) will, at the date the Joint Proxy Statement is first mailed to Towne's and PBI's shareholders and at the time of Towne's Shareholders Meeting and PBI's Shareholders Meeting, contain any untrue statement of a material fact involving Towne or omit to state any material fact required to be stated therein or necessary in order to make the statements therein involving Towne, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement, as it relates to the Towne Shareholders Meeting, will comply as to form in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations thereunder, except that no representation or warranty is made by Towne with respect to statements made therein based on information supplied by PBI for inclusion therein.

                  (r) Brokers. Other than First Union Securities, Inc., as described (including the amount payable) in Section 3.1(r) of the Towne Disclosure Schedule, no broker, investment banker or other Person is entitled to receive from Towne or any of its Subsidiaries any investment banking, broker's, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby, including any fee for any opinion rendered by Towne's financial advisor pursuant to the following subsection(s).

                  (s) Opinion of Towne Financial Advisor. Towne has received an oral opinion from its financial advisor, First Union Securities, Inc., to the effect that, as of the date of this Agreement, the Exchange Ratio is fair to Towne from a financial point of view, and Towne will have provided to PBI a copy of the written opinion of its financial advisor no later than the Closing.

                  (t) No Actual Knowledge of Breach. Towne has no actual knowledge that PBI is in breach of any of its representations, warranties, and agreements set forth in Section 3.2 hereof.

                  (u) Required Vote of Towne Shareholders. The affirmative vote of the holders of 66 2/3% of the outstanding shares of Towne Common Stock and a majority of the outstanding shares of Towne Series B Preferred Stock is required to approve the Merger. No other vote of the shareholders of Towne is required by law, rule, regulation, the articles of incorporation or by-laws of Towne or otherwise in order for Towne to consummate the Merger and the transactions contemplated thereby.

                  (v) Board Approval. Towne's board of directors has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of Towne and its shareholders,
(ii) approved this Agreement and the transactions contemplated hereby in accordance with the provisions of Section 14-2-1101 of the GBCC and (iii) resolved to recommend to such shareholders that they vote in favor of adopting and approving this Agreement and the Merger in accordance with the terms hereof.

                  (w) No Shareholder Rights Plan. Towne has no rights agreement, poison pill, or similar form of anti-takeover shareholder protection mechanism or agreement in place.

                  (x) Affiliate Agreements. There are no material oral or written agreements or transactions between Towne or any Towne Subsidiary on the one hand, and any (i) officer or director of Towne or any Towne Subsidiary, (ii) record or beneficial owner of five percent or more of the voting securities of Towne or (iii) to the knowledge of Towne, an Affiliate of any such officer, director or beneficial owner, on the other hand, other than payment of compensation for services rendered in the ordinary course of employment or service as a director for Towne or any Towne Subsidiary.

         3.2 REPRESENTATIONS AND WARRANTIES OF PBI. PBI represents and warrants to Towne, as of the date hereof and as of the Closing Date pursuant to
Section 6.3(c), subject to any matters disclosed in the Disclosure Schedule of PBI provided to Towne on the date hereof (the "PBI DISCLOSURE SCHEDULE") and except as expressly contemplated by this Agreement:

                  (a) Organization; Standing and Power. PBI is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and has the requisite corporate power and authority to carry on its business as now being conducted. PBI is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified to do business or in good standing (individually or in the aggregate) would not be reasonably likely to have, individually and in the aggregate, a Material Adverse Effect on PBI.

                  (b) Capital Structure. The authorized capital stock of PBI consists of 100,000,000 shares of common stock, without par value and 20,000,000 shares of preferred stock, no par value ("PBI PREFERRED STOCK"). As of the execution date of this Agreement: (i) 27,664,613 shares of PBI Common Stock are issued and outstanding, (ii) 0 shares of PBI Preferred Stock were issued and outstanding, and (iii) options to acquire 4,848,505 shares of PBI

Common Stock were granted and are outstanding under the 1999 Amended and Restated Stock Option Plan or as non-qualified stock options as described in PBI's S-1 Registration Statement dated March 25, 1999 (collectively, the "PBI STOCK OPTION Plans"). The numbers of shares issuable upon conversion of all of the PBI Stock Options are as set forth above, and no event has occurred that would cause an increase in such number (except as permitted by this Agreement). Except as set forth above, there are no outstanding or authorized rights, warrants, options, subscriptions, restricted shares, convertible debt instruments, stock options plans, agreements or commitments of any character giving any Person any right to require PBI to sell or issue any capital stock or other securities nor does PBI or any of its Subsidiaries have any obligation of any nature to repurchase any outstanding capital stock or other securities. As of the date this Agreement is executed, 27,664,613 shares of PBI Common Stock were issued and outstanding. All outstanding shares of PBI Common Stock are validly issued, fully paid and nonassessable and not subject to preemptive rights.

                  (c) Subsidiaries; Other Investments. PBI does not own, directly or indirectly, any capital stock or other ownership interest in any Person. Section 3.2(c) of the PBI Disclosure Schedule contains a complete and accurate list of PBI's direct and indirect Subsidiaries. PBI's Subsidiaries are all corporations and are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and have the requisite corporate power and authority to carry on their respective businesses as they are now being conducted and to own, operate and lease the assets they now own, operate or hold under lease. PBI's Subsidiaries are duly qualified to do business and are in good standing in each jurisdiction in which the nature of their respective businesses or the ownership or leasing of their respective properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified or in good standing (individually or in the aggregate) would not be reasonably like to have, individually and in the aggregate, a Material Adverse Effect on PBI. PBI owns 100% of the equity of each Subsidiary, and there are no outstanding or authorized rights, warrants, options, subscriptions, convertible debt instruments, agreements or commitments of any character giving any Person any rights to require any of PBI's Subsidiaries to sell or issue any capital stock or other securities. All the outstanding shares of capital stock of PBI's Subsidiaries are owned by PBI or its Subsidiaries, have been duly authorized and validly issued and are fully paid and nonassessable, and were not issued in violation of any preemptive rights or other preferential rights of subscription or purchase. All such stock and ownership interests are owned of record and beneficially by PBI or by a direct or indirect wholly owned Subsidiary of PBI, free and clear of all liens, pledges, security interests, charges, claims, rights of third parties and other encumbrances of any kind or nature.

                  (d) Authority; Non-Contravention. The board of directors of PBI has approved the Merger and this Agreement. PBI has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by PBI and the consummation by PBI of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of PBI, subject to approval by the PBI shareholders. This Agreement and other agreements and documents executed by PBI and its Affiliates in connection herewith have been duly and validly executed and delivered by PBI and constitute valid and binding obligations of


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PBI, enforceable against PBI in accordance with their respective terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditors' rights generally, (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (iii) the enforceability of any indemnification provision contained herein may be limited by applicable federal or state securities laws. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity or other Person is required by or with respect to PBI or any of its Subsidiaries in connection with the execution and delivery of this Agreement by PBI or the consummation by PBI of the transactions contemplated hereby, except for (i) the filing with, and declared effectiveness by, the SEC of the Joint Proxy Statement and Registration Statement, (ii) approval of the additional listing application on Nasdaq SmallCap Market, (iii) the PBI Shareholder Approval, (iv) the consent of PBI's senior lender, Fleet Bank, N.A., and (v) the filing of (A) the charter amendment to effect the Reverse Split (as such term is defined in Section 4.1(b) below) and the preferences of the PBI Series B Preferred Stock (B) the Articles of Merger in the State of Tennessee and appropriate documents with the relevant authorities of other states in which PBI is qualified to do business and such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the "takeover" or "blue sky" laws of various states and such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not be reasonably like to have, individually and in the aggregate, a Material Adverse Effect on PBI.

                  (e) PBI SEC Documents. PBI has filed all required reports, schedules, forms, statements, and other documents with the SEC such documents, together with all exhibits and schedules thereto and documents incorporated by reference therein collectively referred to herein as the "PBI SEC DOCUMENTS"; provided that in no event shall the material incorporated into PBI's annual report on Form 10-K for the year ended December 31, 2000 by virtue of the references made in Part III, Items 10-13 thereof be deemed part of PBI's SEC Documents. As of their respective dates, the PBI SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such PBI SEC Documents, and none of the PBI SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of PBI included in the PBI SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present the consolidated financial position of PBI and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and other adjustments described therein). The unaudited consolidated financial statements of


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

PBI for the first two months of 2001 included as Section 3.2(e) to the PBI Disclosure Schedule were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present the consolidated financial position of PBI and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject to normal year-end audit adjustments and other adjustments described therein). Except as set forth in the PBI SEC Documents, since the date of filing of the most recent financial statements included in PBI's annual report on Form 10-K for the year ended December 31, 2000, there has been no Material Adverse Effect with respect to PBI.

                  (f) PBI Material Contracts. Section 3.2(f) of the PBI Disclosure Schedule lists all written or oral and currently in force contracts, agreements, leases, instruments or legally binding contractual commitments ("PBI CONTRACTS") that are of a type described below (collectively, the "PBI MATERIAL CONTRACTS"):

                           (i) any PBI Contract with a customer of PBI or with any entity that purchases goods or services from PBI in excess of $100,000 or more in any of PBI's three most recent fiscal years;

                           (ii) any PBI Contract outside of the ordinary course of business requiring aggregate future payments in excess of $50,000;

                           (iii) any PBI Contract relating to the borrowing of money or guaranty of indebtedness;

                           (iv)     any collective bargaining or other
         arrangement with any labor union;

                           (v) any PBI Contract granting a first refusal, first offer or similar preferential right to purchase or acquire any of PBI's capital stock or assets;

                           (vi) any PBI Contract limiting, restricting or prohibiting PBI from conducting business anywhere in the United States or elsewhere in the world or any PBI Contract limiting the freedom of PBI to engage in any line of business or to compete with any other Person;

                           (vii) any joint venture, partnership or limited liability company PBI Contract; and

                           (viii) any written employment PBI Contract (other than employment agreements which are terminable at will and upon termination are without penalty or severance obligation), severance agreement or other similar binding agreement or policy with any employee.


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         PBI has made available to Towne a true and complete copy of each written PBI Material Contract (and a written description of each oral PBI Material Contract), including all amendments or other modifications thereto. Each PBI Material Contract is a valid and legally binding obligation of PBI, enforceable against PBI in accordance with its terms, subject only to bankruptcy, reorganization, receivership or other laws affecting creditors' rights generally and general principles of equity (whether applied in an action at law or in equity) and although PBI believes them to be enforceable and reasonable, a court might determine that there are limitations on the enforceability of agreements restricting competition or the solicitation of customers or employees. PBI is in substantial compliance with all obligations required to be performed by it under the PBI Material Contracts, and PBI is not in breach or default thereunder in any material respect.

                  (g)      Absence of Certain Changes or Events. Since
January 1, 2001, PBI has conducted its business only in the ordinary course consistent with past practices, and there has not been (i) as of the date hereof, any matter which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect with respect to PBI; (ii) any declaration, setting aside or payment (as a dividend or otherwise) (whether in cash, stock or property) with respect to any of PBI's capital stock; (iii) (A) any granting by PBI or any of its Subsidiaries to any executive officer of PBI or any of its Subsidiaries of any increase in compensation, (B) any granting by PBI or any of its Subsidiaries to any such executive officer of any increase in severance or termination pay, or (C) any entry by PBI or any of its Subsidiaries into any employment, severance or termination agreement with any such executive officer;
(iv) any amendment of any material term of any outstanding equity security of PBI or any Subsidiary; (v) any repurchase, redemption or other acquisition by PBI or any Subsidiary of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, PBI or any Subsidiary; (vi) any material damage, destruction or other property loss, whether or not covered by insurance; or (vii) any change in accounting methods, principles or practices by PBI materially affecting its assets, liabilities or business.

                  (h) Litigation. There is no claim, suit, action, proceeding or investigation ("PBI LITIGATION") pending or, to PBI's knowledge, threatened against PBI or any of its Subsidiaries that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect or that could prevent or materially delay the ability of PBI to consummate the transactions contemplated by this Agreement. There is no judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against PBI or any of its Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

                  (i) Taxes. As used herein, "PBI TAX" or "PBI TAXES" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, estimated, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental entity, domestic or foreign. As used herein, "PBI TAX RETURN" shall mean any return, report, statement or information required to be filed with any governmental entity


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with respect to PBI Taxes. PBI has made available to Towne (i) all information relating to all PBI Tax elections, consents and agreements made by or affecting any of PBI and its Subsidiaries that will be in effect after the Closing Date,
(ii) all material types of PBI Taxes paid and PBI Tax Returns filed by or on behalf of PBI and its Subsidiaries, (iii) all examinations, administrative or judicial proceedings, and litigation with respect to any PBI Taxes, any of PBI's Subsidiaries or any of its former Subsidiaries, and (iv) all other material information related to PBI's Taxes or PBI's Tax Returns. Additionally:

                           (i) PBI and its Subsidiaries are members of the affiliated group, within the meaning of Section 1504(a) of the Code, of which PBI is the common parent; such affiliated group files a consolidated federal income PBI Tax Return; and neither PBI, any of its Subsidiaries, nor any of its former Subsidiaries, has ever filed a consolidated federal income PBI Tax Return with (or been included in a consolidated return of) a different affiliated group;

                           (ii) each of PBI, its Subsidiaries and its former Subsidiaries has filed or caused to be filed all PBI Tax Returns required to have been filed by or for it, and all information set forth in such PBI Tax Returns is correct and complete in all material respects;

                           (iii) each of PBI, its Subsidiaries and its former Subsidiaries has paid all material PBI Taxes due and payable by it;

                           (iv) each of PBI, its Subsidiaries and its former Subsidiaries is in material compliance with, and the records of each of them contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply with, all applicable PBI Tax information reporting and PBI Tax withholding requirements;

                           (v) each of PBI, its Subsidiaries and its former Subsidiaries has collected or withheld all amounts required to be collected or withheld by it for any PBI Taxes, and all such amounts have been paid to the appropriate governmental agencies or set aside in appropriate accounts for future payment when due;

                           (vi) neither PBI nor its Subsidiaries has granted (nor is any of them subject to) any waiver currently in effect of the period of limitations for the assessment of PBI Tax, no unpaid PBI Tax deficiency has been asserted against or with respect to PBI or its Subsidiaries or its former Subsidiaries by any taxing authority, and there is no pending examination, administrative or judicial proceeding, or deficiency or refund litigation, with respect to any PBI Taxes or any of PBI's Subsidiaries or any of its former Subsidiaries; and

                           (vii) neither PBI nor any of its Subsidiaries is a party to or bound by any tax sharing agreement, tax indemnity obligation or other similar agreement or arrangement with respect to PBI Taxes;


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

                           (viii) There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any PBI Tax Return required to be filed by or with respect to PBI, its Subsidiaries or its former Subsidiaries;

                           (ix) None of the PBI Tax Returns of or with respect to PBI, its Subsidiaries or its former Subsidiaries is currently being audited or, to PBI's knowledge, examined by any governmental entity;

                           (x) No deficiency for any PBI Taxes has been assessed with respect to PBI, its Subsidiaries or its former Subsidiaries which has not been abated or paid in the full;

                           (xi) To PBI's knowledge, no unremedied claim has ever been made by an authority in a jurisdiction where PBI its Subsidiaries or its former Subsidiaries does not file PBI Tax Returns that PBI, its Subsidiaries or its former Subsidiaries is or may be subject to taxation by such jurisdiction; and

                           (xii) PBI, its Subsidiaries and its former Subsidiaries have not taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under
         Section 368(a)(2)(E) of the Code and PBI is not aware of any agreement, plan or circumstance that would prevent the Merger from so qualifying.

                  (j) Compliance with Laws. PBI and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all governmental entities (the "PBI PERMITS") that are required for the conduct of its business as presently conducted. PBI and its Subsidiaries are in compliance with the terms of the PBI Permits. Neither PBI nor any of its Subsidiaries has violated or failed to comply with, nor has it received any written notice of any alleged material violation of or material failure to comply with, any statute, law, ordinance, regulation, rule, permit or order of any governmental entity, any arbitration award or any judgment, decree or order of any court or other governmental entity, applicable to PBI or any of its Subsidiaries or their respective businesses, assets or operations.

                  (k)      Intellectual Property.

                           (i) Set forth on Section 3.2(k)(i) of the PBI Disclosure Schedule is a true and complete list of the patents, trademarks, trade names, service marks, and federally registered copyrights of PBI. PBI owns, or possesses adequate licenses or other valid rights to use, all intellectual property used, licensed, or sublicensed by PBI including, but not limited to, all United States and foreign patents and applications therefor, trademarks, trade names, service marks, copyrights, know-how, and trade secrets (the "PBI INTELLECTUAL PROPERTY RIGHTS"), whether or not disclosed in the PBI Disclosure Schedule.


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                           (ii)     PBI has not received communications alleging
         (and PBI is not aware of any facts that could reasonably be expected to lead to an allegation) that PBI does not have valid (ownership or license) title to the PBI Intellectual Property Rights.

                           (iii) The conduct of PBI's business as now conducted does not, to the knowledge of PBI, infringe any valid patents, trademarks, trade names, service marks or copyrights of others. The consummation of the transactions completed hereby will not result in the loss or impairment of any PBI Intellectual Property Rights.

                           (iv) PBI has taken steps it believes appropriate to protect and maintain its trade secrets as such, except in cases where PBI has elected to rely on patent or copyright protection in lieu of trade secret protection. PBI and its Subsidiaries have not licensed any Person to use the PBI Intellectual Property Rights, other than to customers in the ordinary course of business. PBI has no knowledge of the use or infringement of any PBI Intellectual Property Rights by any other Person.

                  (l)      Employee Benefit Matters.

                           (i) Benefit Plans. Section 3.2(l) of the PBI Disclosure Schedule contains a true and complete list of:

                                    (A) all employee welfare benefit and
                           employee pension benefit plans of ERISA, including, but not limited to, plans that provide retirement income or result in a deferral of income by employees for periods extending to termination of employment or beyond, and plans that provide medical, surgical, or hospital care benefits or benefits in the event of sickness, accident, disability, death or unemployment, and

                                    (B) all other employee benefit agreements or
                           arrangements, including without limitation deferred compensation plans, incentive plans, bonus plans or arrangements, stock option plans, stock purchase plans, stock award plans, golden parachute agreements, severance pay plans, dependent care plans, cafeteria plans, employee assistance programs, scholarship programs, employee discount programs, retention incentive agreements, vacation policies, and other similar plans, agreements and arrangements, that are currently in effect as of the date of this Agreement, or have been approved before this date but are not yet effective, for the benefit of any director, officer, employee or former employee (or any of their beneficiaries) of PBI or any of its Subsidiaries (collectively, a "PBI BENEFICIARY"), or with respect to which PBI or any of its Subsidiaries may have any liability ("PBI BENEFIT PLANS").

                           (ii)     Contributions and Payments. All
         contributions and other payments required to have been made by PBI or any entity (whether or not incorporated) that is treated as a single employer with PBI under Section 414 of the Code (a "PBI ERISA

         AFFILIATE") with respect to any PBI Benefit Plan have been or will be timely made and all such amounts have been properly accrued on the PBI financial statements. With regard to the Private Business, Inc. 401(k) Profit Sharing Plan, such timely payment of contributions which have been made include the remittance of all salary deferral contributions to the plan in accordance with Department of Labor Regulations and the contribution of all matching contributions for the 2000 plan year.

                           (iii) Qualification; Compliance. The terms of all PBI Benefit Plans that are intended to be "qualified" within the meaning of Section 401(a) of the Code have been determined by the IRS to be so qualified or the applicable remedial periods will not have ended prior to the Effective Time. No event or condition exists or has occurred that will cause the IRS to disqualify any PBI Benefit Plan that is intended to be qualified under Section 401(a) of the Code. With respect to each PBI Benefit Plan, PBI and each PBI ERISA Affiliate are in compliance in all material respects with, and each PBI Benefit Plan and related source of benefit payment is and has been operated in material compliance with, its terms, all applicable laws, rules and regulations governing such plan or source, including, without limitation, ERISA, the Code and applicable local law. To the knowledge of PBI, no PBI Benefit Plan is subject to any ongoing audit, investigation, or other administrative proceeding of the IRS, the DOL, or any other federal, state, or local governmental entity or is scheduled to be subject to such an audit investigation or proceeding. With regard to the Private Business, Inc. 401(k) Profit Sharing Plan, all discrimination testing under Code Sections 401(k) and 401(m) for the 2000 plan year has been performed, and the plan has satisfied such requirements or taken all necessary remedial action to satisfy such requirements.

                           (iv) Liabilities. With respect to each PBI Benefit Plan, to the knowledge of PBI, there exists no condition or set of circumstances that could subject PBI or any PBI ERISA Affiliate to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability to or under any such plan or under any indemnity agreement to which PBI or any PBI ERISA Affiliate is a party), which liability, excluding liability for benefit claims and funding obligations payable in the ordinary course, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, on PBI. No claim, action or litigation has been made, commenced or, to the knowledge of PBI, threatened, by or against any PBI Benefit Plan or PBI or any of its Subsidiaries with respect to any PBI Benefit Plan (other than for benefits in the ordinary course) that could reasonably be expected to have a Material Adverse Effect on PBI.

                           (v) Retiree Welfare Plans. Except as required under section 4980B of the Code or section 601 et seq. of ERISA, no PBI Benefit Plan that is a "welfare benefit plan" (within the meaning of Section 3(1) of ERISA) provides benefits for any retired or former employees.

                           (vi) Payments Resulting from Merger. Other than vesting required under section 411 of the Code or an applicable plan's terms, distributions required under


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

         an applicable plan's terms, or reinstatement or payment by PBI or any of its Subsidiaries with respect to applicable nonvested plan accounts which were prematurely used or treated as forfeitures or similar amounts, the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or in conjunction with another event, including termination of employment) result in (A) any payment (whether of severance pay or otherwise) becoming due from PBI or any of its Subsidiaries as of the Effective Time to any PBI Beneficiary or to the trustee under any "rabbi trust" or similar arrangement, or (B) any benefit under any PBI Benefit Plan being established or increased, or becoming accelerated, vested or payable as of the Effective Time.

                           (vii) Defined Benefit Pension Plans. Neither PBI nor any entity that was at any time during the six-year period ending on the date of this Agreement a PBI ERISA Affiliate has ever maintained, had an obligation to contribute to, contributed to, or had any liability with respect to any plan that is or was a pension plan (as defined in Section 3(2) of ERISA) that is or was subject to Title IV of ERISA.

                  (m)      Labor Matters. With respect to employees of PBI:

                           (i) PBI is and has been since January 1, 1995 in substantial compliance with all applicable laws governing employment and employment practices, terms and conditions of employment and wages and hours, including without limitation the Family and Medical Leave Act, laws governing labor relations, and any such laws respecting employment discrimination, and PBI has not engaged in any unfair labor practice.

                           (ii) There is no unfair labor practice charge, litigation, arbitration proceeding, governmental investigation, citation or action of any kind pending or, to the knowledge of PBI, proposed or threatened against PBI relating to employment, employment practices, terms and conditions of employment or wages and hours.

                           (iii)    PBI has no collective bargaining
         relationship or duty to bargain with any labor union or organization, and PBI has not recognized any labor union or organization as the collective bargaining representative of any of its employees relating to the businesses of PBI nor does PBI have any knowledge of any union organizing action during the past year.

                  (n) No Undisclosed Liabilities. Neither PBI nor its Subsidiaries has any material liabilities or obligations of any nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether determined or determinable, whether liquidated or unliquidated and whether due or to become due, including any liability for Taxes) other than: (i) such liabilities or obligations that have been specifically disclosed or provided on PBI's annual report on Form 10-K for the year ended December 31, 2000; (ii) liabilities or obligations incurred after December 31, 2000, in the ordinary course of business consistent with past practice which would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; (iii) liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated hereby; and (iv) other liabilities or obligations, that would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

                  (o) Insurance. Section 3.2(o) of the PBI Disclosure Schedule describes all material insurance policies (the "PBI INSURANCE POLICIES"). Complete and accurate copies of all the PBI Insurance Policies and endorsements thereto have been provided to Towne. Each PBI Insurance Policy is in full force and effect and is valid, outstanding and enforceable, subject to applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditor's rights generally and general principles of equity, and all premiums due thereon have been paid in full. None of the PBI Insurance Policies will terminate or lapse (or be affected in any other manner that is reasonably likely to have a Material Adverse Effect, individually or in the aggregate) by reason of the Merger. PBI and its Subsidiaries have complied in all material respects with the provisions of each PBI Insurance Policy under which it is the insured party. No insurer under any PBI Insurance Policy has canceled, failed to renew, or, to PBI's knowledge, generally disclaimed liability under any such policy and to PBI's knowledge no grounds exist to cancel or avoid any such policies or coverage. All material claims under the PBI Insurance Policies have been filed in a timely fashion.

                  (p) Information Supplied. None of the information supplied or to be supplied by PBI for inclusion in (i) the Registration Statement (as defined in Section 5.1) will, at the time the Registration Statement is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and
(ii) the Joint Proxy Statement (as defined in Section 5.1) will, at the date the Joint Proxy Statement is first mailed to Towne's and PBI's shareholders and at the time of the Towne Shareholders Meeting and PBI Shareholders Meeting, contain any untrue statement of a material fact involving PBI or omit to state any material fact required to be stated therein or necessary in order to make the statements therein involving PBI, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement, as it relates to the PBI Shareholders Meeting, will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by PBI with respect to statements made therein based on information supplied by Towne for inclusion therein.

                  (q) Brokers. No broker, investment banker or other Person is entitled to receive from PBI or any of its Subsidiaries any investment banking, broker's, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby, other than any fee for the opinion of PBI's financial advisor referred to in the following subsection (r).

                  (r) Opinion of PBI Financial Advisor. PBI has received an oral opinion from its financial advisor, Updata Capital, Inc., to the effect that, as of the date of this Agreement, the Exchange Ratio is fair to PBI from a financial point of view, and PBI will have provided to Towne a copy of the written opinion of its financial advisor no later than the Closing.


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                  (s)      No Actual Knowledge of Breach. PBI has no actual
knowledge that Towne is in breach of any of its representations, warranties and agreements set forth in Section 3.1 hereof.

                  (t) PBI Sub Organization. PBI Sub is a corporation duly organized, validly existing and in good standing under the laws of Tennessee. PBI Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no business activities other than as contemplated by this Agreement.

                  (u) PBI Sub Authorization. PBI Sub has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the Merger. The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly authorized by the board of directors of PBI Sub and by PBI as the sole shareholder of PBI Sub, and no other corporate proceedings on the part of PBI Sub are necessary to authorize this Agreement or to consummate the Merger. This Agreement has been duly and validly executed and delivered by PBI Sub and constitutes a valid, legal and binding agreement of PBI Sub, enforceable against PBI Sub in accordance with its terms, except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

                  (v) Required Vote of PBI Shareholders. The affirmative vote of the holders of a majority of the outstanding shares of PBI Common Stock is required to approve the Merger and the charter amendment to effect the Reverse Split and the preferences of the PBI Series B Preferred Stock. No other vote of the shareholders of PBI is required by law, rule, regulation, the charter or by-laws of PBI or otherwise in order for PBI to consummate the Merger and the transactions contemplated thereby.

                  (w) Board Approval. PBI's board of directors has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger and the Reverse Split, are in the best interests of PBI and its shareholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Reverse Split, in accordance with the Tennessee Business Corporation Act and (iii) resolved to recommend to its shareholders that they vote in favor of adopting and approving this Agreement, the Merger, and the Reverse Split in accordance with the terms hereof.

                  (x) No Shareholder Rights Plan. PBI has no rights agreement or poison pill or similar form of anti-takeover shareholder protection mechanism or agreement in place.

                  (y) Affiliate Agreements. There are no material oral or written agreements or transactions between PBI or any PBI Subsidiary on the one hand, and any (i) officer or director of PBI or any PBI Subsidiary, (ii) record or beneficial owner of five percent or more of the voting securities of PBI or
(iii) to the knowledge of PBI, an Affiliate of any such officer, director


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or beneficial owner, on the other hand, other than payment of compensation for services rendered in the ordinary course of employment or service as a director for PBI or any PBI Subsidiary.

                                   ARTICLE IV

                            COVENANTS OF THE PARTIES

         4.1 CONDUCT OF THE CONSTITUENT CORPORATIONS. During the period from the date of this Agreement to the Effective Time, Towne and PBI will operate their businesses in good faith and consistent with past practices, with the goal of preserving intact their assets and current business organizations, maintaining their Towne Material Contracts and PBI Material Contracts, respectively, and preserving their relationships with customers, suppliers, creditors, brokers, agents and others having business dealings with them. Without limiting the generality of the foregoing, and except otherwise agreed to in writing by the Chief Executive Officers of the Constituent Corporations (which consent shall not be unreasonably withheld or delayed), the Constituent Corporations agree as follows:

                  (a) Issuance of Securities. The Constituent Corporations and their Subsidiaries shall not issue, sell or grant any shares of capital stock of any class, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock, except for the PBI Series B Preferred Stock to be issued in accordance with
Section 2.1(a)(i) hereof, or any rights, warrants, options (other than the issuance or grant of (i) options granted to PBI and Towne employees in the ordinary course of business consistent with past grants both as to the position of the grantee in the Constituent Corporation and the number of options granted), (ii) any options to acquire PBI Common Stock issued as replacements for the Towne Stock Options pursuant to Section 5.14 hereof, (iii) and any warrant to acquire PBI Common Stock issued as replacements for the Towne Warrants pursuant to Section 2.4 hereof), calls, commitments or any other agreements of any character to purchase or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock or any other securities in respect of, in lieu of, or in substitution for, shares outstanding on the date hereof.

                  (b) Dividends and Redemptions. The Constituent Corporations shall not, nor shall they permit any of their Subsidiaries to (i) split, other than the one-for-three split of PBI's Common Stock as required in
Section 6.3(f) (the "REVERSE SPLIT"), combine, subdivide or reclassify any shares of capital stock, or (ii) declare, set aside for payment or pay any dividend, or make any other distribution in respect of, any of their capital stock, or redeem or repurchase any of their capital stock or any outstanding options, warrants (other than as described in Section 2.4 with respect to the Towne Warrants) or rights of any kind to acquire any shares of, or any outstanding securities that are convertible into or exchangeable for any shares of, capital stock of the Constituent Corporations or any of their Subsidiaries, except for (x) dividends by a wholly owned Subsidiary of a Constituent Corporation to the Constituent Corporation or another wholly owned Subsidiary of the Constituent Corporation and (y) repurchases of unvested shares in


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connection with the termination of a relationship with any employee, consultant or director pursuant to stock option or purchase agreements in effect on the date hereof.

                  (c) Restructuring. The Constituent Corporations and their Subsidiaries shall not: (i) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, other than (A) the plan of merger evidenced by this Agreement,
(B) the Reverse Split, and (C) the issuance of the PBI Series B Preferred Stock as described hereunder, or (ii) make any change in the outstanding shares of capital stock or securities convertible or exchangeable into capital stock by way of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any dividend or distribution thereof (other than the Reverse Split, the issuance of the Series B Preferred Stock as described hereunder and the cancellation of the Towne Warrants described in
Section 2.4 hereof) or announce or create a record date with respect to any of the foregoing.

                  (d) Indebtedness. The Constituent Corporations and their Subsidiaries shall not incur any additional indebtedness for money borrowed or guarantee any such indebtedness of another Person or enter into any arrangement having the economic effect of any of the foregoing, other than (i) in connection with the financing of ordinary course trade payables in the ordinary course of business consistent with past practice, (ii) pursuant to existing credit facilities in the ordinary course of business, or (iii) pursuant to the restructure by PBI of its senior credit facility described in Section 5.12.

                  (e) No Acquisitions. The Constituent Corporations and their Subsidiaries shall not acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof, or (ii) any assets that, individually or in the aggregate, are material to the respective Constituent Corporation and its Subsidiaries.

                  (f) No Dispositions or Encumbrances. Except in the ordinary course of business or in connection with the restructure of PBI's senior credit facility described in Section 5.12, the Constituent Corporations and their Subsidiaries shall not sell, lease, license or otherwise encumber or subject to any lien or otherwise dispose of any of the properties or assets of such Constituent Corporation or any of their Subsidiaries.

                  (g) Capital Expenditures. Neither PBI nor Towne and its Subsidiaries shall make or agree to make any expenditures that exceed the Capital Expenditure Limits as defined below.

                  (h) Contracts. Except in the ordinary course of business, Towne and its Subsidiaries shall not (i) enter into any Towne Material Contract (other than Towne Contracts with customers in the ordinary course of Towne's operations), or (ii) except with respect to Towne's employment agreement with Lynn Boggs as described in Section 6.1(h), modify, amend or transfer in any material respect or terminate any Towne Material Contract to which Towne or any of its Subsidiaries is a party or waive, release or assign any material rights or claims


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thereunder. Except in the ordinary course of business and except for an
Executive Employment Agreement currently being negotiated by PBI with Thomas Black (which PBI reasonably anticipates will provide for a salary of $225,000 per annum and the grant of up to 1,000,000 stock options on a pre-Reverse Split basis), PBI and its Subsidiaries shall not (A) enter into any PBI Material Contract (other than PBI Contracts with customers in the ordinary course of PBI's operations), or (B) modify, amend or transfer in any material respect or terminate any PBI Material Contract to which PBI or any of its Subsidiaries is a party or waive, release or assign any material rights or claims thereunder.

                  (i) Employee Matters. The Constituent Corporations and their Subsidiaries shall not adopt or amend (except as may be required by law or as otherwise specifically permitted hereunder) any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any employee, director or former director or employee, increase the compensation or fringe benefits of any officer of such Constituent Corporations or any of its Subsidiaries, or, except as provided in an existing benefit plan, increase the compensation or fringe benefits of any employee or former employee or pay any benefit not required by any existing plan, arrangement or agreement.

                  (j) Accounting Policies and Procedures. The Constituent Corporations and their Subsidiaries shall not make any change to their accounting methods, principles or practices, except as may be required by GAAP.

                  (k) Claims. The Constituent Corporations and their Subsidiaries shall not waive, assign or release any material rights or claims except in the ordinary course of business consistent with past practice, and will not settle any material Litigation.

                  (l) Taxes. The Constituent Corporations and their Subsidiaries shall not make any Tax election or settle or compromise any material Tax liability, except in respect of ongoing matters or in the ordinary course of business.

                  (m) No Agreements. The Constituent Corporations and their Subsidiaries shall not authorize, recommend, propose or announce an intention to do any of the foregoing, or agree or enter into any contract to do any of the foregoing.

                  (n) Insurance. The Constituent Corporations shall, and shall cause their Subsidiaries to, use commercially reasonable efforts to maintain in full force and effect all Towne Insurance Policies and PBI Insurance Policies currently in effect, as applicable.

                  (o) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, demand of dissenters' rights and any payment of the appraised value of Dissenting Shares in accordance with GBCC or the TBCA with respect to rights arising as a result of this transaction and any fees and expenses in connection therewith or payments in settlement thereof: (i) if prior to the Effective Time, shall be controlled by the respective corporation in which the dissenting shareholder owns equity and shall be handled in good faith and with prompt notice to


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

all parties to this Agreement and any settlement payments shall be made only after receipt of written consent of the other parties, which consent shall not be unreasonably withheld or delayed, (ii) if after the Effective Time, shall be controlled by PBI, and (iii) shall not be a breach of the representations, warranties or covenants of this Agreement.

                  (p) Affiliate Letters. Prior to Closing, Towne shall deliver to PBI a list of all Persons who will be, at the time of the Towne Shareholder Meeting in Towne's reasonable judgment, Affiliates of Towne. Towne shall use its commercially reasonable efforts to cause each Person who is an Affiliate of Towne for purposes of Rule 145 under the Securities Act to execute a written agreement on or prior to Closing in substantially the form of Exhibit D hereto ("AFFILIATE LETTERS"). PBI shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any PBI Shares to be received by such Affiliates of Towne pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the PBI Shares, consistent with the terms of such Affiliate Letters.

                  (q) Tax Treatment of Merger. From and after the date hereof until the Effective Time, the Constituent Corporations will not take any action that would jeopardize qualification of the Merger as a tax-free reorganization under Section 368(a)(2)(E) of the Code.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1      REGISTRATION STATEMENT; JOINT PROXY STATEMENT.

                  (a) As promptly as practicable after the execution of this Agreement, PBI and Towne shall prepare and PBI and Towne shall file with the SEC a Joint Proxy Statement/Prospectus (the "JOINT PROXY STATEMENT") and a registration statement on Form S-4 (together with all amendments thereto, the "REGISTRATION STATEMENT") in which the Joint Proxy Statement shall be included as a prospectus in connection with the registration under the Securities Act of the shares of PBI Common Stock to be issued to the shareholders of Towne pursuant to the Merger. PBI and Towne shall each use its commercially reasonable efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, PBI shall take action required under applicable federal or state securities laws in connection with the issuance of shares of PBI Common Stock pursuant to the Merger. Each Constituent Corporation shall furnish all information concerning itself as the other may reasonably request in connection with such actions and the preparation of the Registration Statement and Joint Proxy Statement. As promptly as practicable after the Registration Statement shall have become effective, each of PBI and Towne shall mail the Joint Proxy Statement to its respective shareholders, and, if necessary, after the Joint Proxy Statement shall have been so mailed, promptly circulate amended, supplemental, or supplemented proxy materials, and, if required in connection therewith, resolicit proxies.


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

                  (b) The Joint Proxy Statement shall include (i) the unanimous recommendation of the board of directors of Towne (other than Mr. Baroco and Mr. Boggs, who each have a conflict of interest and shall abstain from such vote) to the shareholders of Towne in favor of approval and adoption of the Merger, and (ii) the unanimous recommendation of the board of directors of PBI to the shareholders of PBI (a) in favor of approval and adoption of the Merger and approval of the issuance of the shares of PBI Common Stock in the Merger, (b) in favor of approval the Reverse Split, (c) in favor of the issuance of shares of PBI Series B Preferred Stock in the Merger, and (d) in favor of the assumption of the existing options granted under such plans or arrangements, and/or the reservation of additional shares of PBI Common Stock for options to be granted under the PBI Stock Option Plans to replace the current options granted under the Towne Stock Option Plans or arrangements, all as further described in Section 5.14 hereof.

                  (c) Except as may be required by law, no amendment or supplement to the Joint Proxy Statement or the Registration Statement will be made by PBI or Towne without the approval of the other party, which will not be unreasonably withheld or delayed. PBI and Towne each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the PBI Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, any request by the SEC for amendment of the Joint Proxy Statement or the Registration Statement or comments thereon or requests for additional information by the SEC. If at any time prior to the Effective Time, Towne or PBI discovers any information relating to either party, or any of their respective Affiliates, officers or directors, that should be set forth in an amendment or supplement to the Joint Proxy Statement, so that the document will not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers any misleading information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing the information shall be promptly filed with the SEC and, to the extent required by law or regulation, disseminated to the shareholders of Towne and PBI.

                  (d) PBI shall promptly prepare and submit to the Nasdaq SmallCap Market a listing application covering the shares of PBI Common Stock issuable in the Merger, and shall use its commercially reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such shares of PBI Common Stock, subject to official notice of issuance, and Towne shall cooperate with PBI with respect to such listing.

         5.2      SHAREHOLDERS' APPROVALS.

                  (a) Towne, acting through its board of directors, shall, in accordance with the provisions of this Agreement, applicable law and its Articles of Incorporation and Bylaws, promptly and duly call, give notice of, and convene and hold as soon as practicable following the date upon which the Registration Statement is declared effective the Towne Shareholders Meeting for the purpose of obtaining shareholder approval of the Merger (the "TOWNE SHAREHOLDER APPROVAL").


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

                  (b) PBI, acting through its board of directors, shall, in accordance with the provisions of this Agreement, applicable law and its Articles of Incorporation and Bylaws, promptly and duly call, give notice of, and convene and hold as soon as practicable following the date upon which the Registration Statement is declared effective the PBI Shareholders Meeting (together with any Towne Shareholders Meeting, the "SHAREHOLDERS MEETINGS") for the purpose of obtaining shareholder approval of the Merger and related actions, including the Reverse Split, the creation and issuance of the PBI Series B Preferred Stock, assumption of the Towne Stock Option Plans and/or the stock option agreements issued thereunder and/or the increase in the number of shares reserved for issuance under the PBI Stock Option Plans, described in this Agreement (the "PBI SHAREHOLDER APPROVAL").

                  (c) PBI and Towne shall use their commercially reasonable efforts to solicit from their respective shareholders proxies in favor of such approvals, and shall take all other action necessary or advisable to secure the vote or consent of shareholders required by applicable law and the Nasdaq SmallCap Market, as applicable, to obtain such approvals, in accordance with the provisions of this Agreement.

         5.3 ACCESS TO INFORMATION; CONTINUING CONFIDENTIALITY COVENANT. Upon reasonable notice, PBI and Towne shall each (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access during normal business hours during the period from the date hereof to the Effective Time, to all of its properties, books, contracts, commitments and records, and during such period, each of PBI and Towne shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the other (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of the Exchange Act or the Securities Act (including all comment letters from the staff of the SEC) and
(ii) all other information concerning its business, properties and personnel as such other party may reasonably request. PBI and Towne agree that they will not, and they will cause their respective representatives not to, use any information obtained pursuant to this Section 5.3 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. The Confidentiality Agreement dated February 16, 2001 (the "CONFIDENTIALITY AGREEMENT"), by and between PBI and Towne, shall apply with respect to information furnished by PBI, Towne, and their respective Subsidiaries and representatives thereunder or hereunder and any other activities contemplated thereby. The parties agree that this Agreement and the transactions contemplated hereby shall not constitute a violation of the Confidentiality Agreement and that the provisions hereof shall supersede provisions of the Confidentiality Agreement in the event of a conflict.

         5.4      COMMERCIALLY REASONABLE EFFORTS; NOTIFICATION.

                  (a) Upon the terms and subject to the conditions set forth in this Agreement, except to the extent otherwise required by United States regulatory considerations and otherwise provided in this Section 5.4, each of PBI and Towne agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and


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

cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger, and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from governmental entities and the making of all necessary registrations and filings (including filings with governmental entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. In connection with and without limiting the foregoing, Towne and its board of directors shall (i) take all action reasonably necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, take all action reasonably necessary to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger.

                  (b) Towne shall give prompt notice to PBI, and PBI shall give prompt notice to Towne, of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect, or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations or warranties or covenants or agreements of the parties or the conditions to the obligations of the parties hereunder.

         5.5 FEES AND EXPENSES. Except as provided in Article VIII, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated; provided that PBI and Towne shall each be responsible for 50% of the registration fee and related printing costs incurred by the parties pursuant to Section 5.1 and Section 5.2.

         5.6 PUBLIC ANNOUNCEMENTS. PBI and Towne will consult with each other before issuing any press release with respect to the transactions contemplated by this Agreement and shall not issue any such press release prior each party having had the opportunity to review and comment on such press release. The parties agree that any press release(s) to be issued in connection with the execution of this Agreement shall be mutually agreed upon prior to the issuance thereof. Notwithstanding the foregoing, either party may make such disclosures, including press releases, as and when counsel for such party determines is required by applicable law or stock exchange regulation, provided that the party making the disclosure shall endeavor to consult with the other party prior to making such disclosure, and shall provide a copy of such disclosure to the other party as promptly as practicable and in no event later than the time such disclosure is made to any third party.


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
         5.7 AGREEMENT TO DEFEND. In the event any claim, action, suit, investigation or other proceeding by any governmental entity or other Person or other legal or administrative proceeding is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, the parties hereto agree to cooperate and use their commercially reasonable efforts to defend against and respond thereto.

         5.8 AMENDMENT OF DISCLOSURE SCHEDULES. Each Constituent Corporation shall promptly (and, in any event, within a reasonable time prior to Closing) notify the other of (i) any event which would render inaccurate in any material respect any portion of its Disclosure Schedule, or (ii) any change or addition which the Constituent Corporation proposes to make to any portion of its Disclosure Schedule. No notification made pursuant to this Section shall be deemed to cure any breach of any representation, warranty or covenant made in this Agreement or to modify any sections of the applicable Disclosure Schedule unless the parties specifically agree thereto in writing, nor shall any such notification be considered to constitute or give rise to a waiver by either party of any condition set forth in this Agreement unless the party specifically agrees.

         5.9 OTHER ACTIONS. Except as contemplated by this Agreement, neither PBI nor Towne shall, and neither shall permit any of its Subsidiaries to, take or agree or commit to take any action that is reasonably likely to result in any of its respective representations or warranties hereunder being untrue in any material respect or in any of the conditions to the Merger set forth in Article VI not being satisfied.

         5.10 PBI BOARD OF DIRECTORS. As of the Closing Date, PBI shall maintain the number of its board of directors at nine (9) members, currently with three (3) vacancies, with the following three (3) new board members being added (one in each class of PBI's staggered board as indicated): Frank W. Brown (Class III), Richardson M. Roberts (Class II), and Glenn W. Sturm (Class I). All current directors of Towne shall have resigned from the Towne board of directors on the Effective Time.

         5.11 EMPLOYEE BENEFITS. Following the Merger, for purposes of determining eligibility and vesting under employee benefit plans applicable to Surviving Corporation (including health insurance and vacation plans) for employees of Towne at Closing who become employees of PBI or the Surviving Corporation immediately after Closing, an employee's period of former employment with Towne shall count as service with Surviving Corporation, but will not count in determining the level of benefits or accrued benefits under any defined benefit pension plan the Surviving Corporation may, in its sole and exclusive discretion, adopt, subject to the terms and conditions of PBI's employee benefit plans.

         5.12 POTENTIAL RESTRUCTURE. As soon as practical after the Effective Time, PBI will appoint a special board committee comprised of directors Frank Brown, Bruce Evans and Brian Conway (the "SPECIAL COMMITTEE") to consider restructuring PBI's debt obligations under that certain Credit Agreement among PBI, Fleet National Bank, and others dated August 7, 1998 (the "FLEET CREDIT AGREEMENT") to achieve an acceptable debt-to-equity ratio and other parameters.

In the event that the Special Committee is unable to achieve a restructuring acceptable to PBI's board of directors, PBI will consider raising additional capital based on then existing market conditions; provided however, that nothing contained in this Agreement shall absolve PBI's board of directors from ultimate responsibility to determine the amount, timing, and nature of equity securities, if any, to be offered by PBI.

         5.13     INDEMNIFICATION AND D&O INSURANCE.

                  (a) To the fullest extent permitted by law, from and after the Effective Time, PBI agrees that it will, and will cause the Surviving Corporation to, indemnify and hold harmless each present and former director and officer of Towne and of PBI (collectively, the "INDEMNIFIED PARTIES," and individually, an "INDEMNIFIED PARTY"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, arising out of or pertaining to any action or omission in their capacity as director or officer of Towne occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that Towne would have been permitted under the GBCC and Towne's Articles of Incorporation or Bylaws in effect on the date hereof to indemnify such Indemnified Party (and PBI and the Surviving Corporation shall also advance any expenses as incurred to the fullest extent permitted under applicable law; provided the Indemnified Party to whom expenses are advanced provides an undertaking, in form and substance reasonably acceptable to PBI and consistent with the GBCC, to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification); provided, however, that PBI and the Surviving Corporation shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld or delayed).

                  (b) PBI shall cause the Surviving Corporation to purchase at Closing a run-off endorsement (the "RUN-OFF ENDORSEMENT") to Towne's currently effective directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to PBI), which will cover those Persons who are covered by such policy as of the date hereof with coverage in amount and scope at least as favorable as Towne's current coverage for a period of six (6) years after the Effective Time, provided that in no event shall PBI be required to pay more than $400,000 for the Run-Off Endorsement. (Towne's currently effective directors' and officers' liability insurance policy, as extended, modified and supplemented by the Run-Off Endorsement, is sometimes referred to as the "TOWNE D&O POLICY.")

                  (c) From and after the Effective Time, PBI agrees that except as provided in the following sentence, it will not, and will cause the Surviving Corporation, not to, bring any claim, action, suit, proceeding or investigation against any present or former director or officer of Towne, the Surviving Corporation, or PBI, if such claim, action, suit, proceeding or investigation would have the effect of depriving such Person of the benefit of coverage to which such Person would otherwise be entitled, in the reasonable judgment of such Person, under the Towne D&O Policy or any other directors' and officers' insurance policy available to present or former directors or officers of PBI or the Surviving Corporation. Notwithstanding the foregoing, PBI or



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the Surviving Corporation may bring a claim, action, suit, proceeding or investigation of the nature described in the preceding sentence if and only if a majority of the members of the board of directors of PBI approves such claim, action, suit, proceeding or investigation.

                  (d) The provisions of this Section 5.13 are intended to be the exclusive rights and remedies available to the officers and directors of Towne by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

         5.14     STOCK OPTION PLANS AND ARRANGEMENTS.

                  (a) At the Effective Time, each Towne Stock Option under the Towne Stock Option Plans, whether vested or unvested (after giving effect to any applicable change in control or similar type provisions which are automatically triggered by this transaction and which do not create a variable plan for accounting purposes), shall be assumed by PBI. At the Effective Time, each outstanding Towne Stock Option shall be deemed to constitute an option to acquire, on the same terms and conditions in effect for such Towne Stock Option immediately prior to the Effective Time (except for variations specifically permitted hereunder), that number of shares of PBI Common Stock determined by multiplying the number of shares of Towne Common Stock subject to that option immediately prior to the Effective Time by the Exchange Ratio and rounding down to the nearest whole number of shares. The exercise price per share of PBI Common Stock subject to each such assumed or replacement Towne Stock Option shall be equal to the amount determined by dividing the exercise price per share of Towne Common Stock in effect for that Towne Stock Option immediately prior to the Effective Time by the Exchange Ratio and rounding down to the nearest whole cent; provided, in the case of any Towne Stock Option that would continue to qualify as an "incentive stock option" under Section 422 of the Code, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise shall be calculated and determined in a manner consistent with the requirements of Section 424(a) of the Code. All currently outstanding options held by current directors and advisory board members of Towne that were issued to such persons in connection with their service as directors or advisory board members of Towne (but not in connection with their service as an executive officer), as summarized (including optionee, number of options and exercise price) on Section 5.14(a) of the Towne Disclosure Schedule, shall be deemed to be exercisable for the remainder of their scheduled terms, notwithstanding any provision in such option agreements or any applicable stock option plan to the effect that such options would expire upon, or a specified number of days after, such person's service as a director or advisory board member ended, and PBI shall assume such options as modified as aforesaid.
Section 5.14(a) of the Towne Disclosure Schedule contains a calculation, to the best knowledge of Towne, of the estimated charge to income that would result from the modification of these director and advisory board member options based on the closing prices of the Towne and PBI common stock on April 9, 2001. The parties acknowledge that the actual charge will vary depending upon a number of factors that will be known only at the date of Closing.

                  (b) As soon as practicable after the Effective Time, PBI shall deliver to Persons entitled to the options described in Section 5.14(a), in form and substance reasonably



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

satisfactory to Towne, an appropriate document evidencing the assumption of each Towne Stock Option in accordance with Section 5.14(a) of this Agreement.

                  (c) PBI shall take all corporate action necessary to reserve for issuance a sufficient number of shares of PBI Common Stock for delivery upon the exercise of the Towne Stock Options assumed in accordance with this Section 5.14. Both parties believe that the Joint Proxy Statement maintains the tax and other benefits of the Towne Stock Options and satisfies the rules and regulations of Nasdaq, to obtain shareholder approval of the assumption of the existing Towne Stock Option Plans and other arrangements. As soon as practical and in no event more than forty-five (45) days after the Effective Time, PBI shall file with the SEC a registration statement on Form S-8 (or successor form)to register the PBI common stock that is issuable upon exercise of the assumed Towne options (to the extent that Form S-8 or its successor may be used to register shares issuable upon the exercise of such options) and will use its commercially reasonable best efforts to cause the registration statement to remain effective, and to maintain the current status of the prospectus or prospectuses contained therein, until the exercise or expiration of the options.

                  (d) The board of directors of Towne (or duly appointed committee thereof that is authorized to administer the Towne Stock Option Plans) shall, prior to or as of the Effective Time, take all necessary actions, pursuant to and in accordance with the terms of the Towne Stock Option Plans and the instruments evidencing the Towne Stock Options, to provide for the assumption of the Towne Stock Options in accordance with this Section 5.14.

                  (e) Attached on the Towne Disclosure Schedule Section 5.14(e) is the list of the Section 16 directors, the advisory director, and executive officers for Towne (the "TOWNE SECTION 16 PARTIES") and the applicable transactions (excluding benefit plan transactions which occur in the ordinary course and which will be added prior to the applicable Towne and PBI board meetings) taking place within six (6) months of the May 1, 2001 (the "EXEMPTED TRANSACTIONS"). The board of directors of Towne shall, prior to or as of the Effective Time, take appropriate action to (i) approve the deemed cancellation of the applicable securities held by the Towne Section 16 Parties and subject to the Exempt Transactions (the "EXEMPTED SECURITIES") for purposes of Section 16(b) of the Exchange Act and (ii) approve the disposition of the Exempted Securities intended to be exempt under Rule 16b-3(e) of the Exchange Act. The board of directors of PBI shall, prior to or as of the Effective Time, take appropriate action to (i) approve the conversion or assumption of the Exempted Securities pursuant to this Section 5.14 for purposes of Section 16(b) of the Exchange Act and (ii) approve the acquisition of the Exempted Securities intended to be exempt under Rule 16b-3(d) of the Exchange Act.

                  (f)      [Intentionally omitted.]

                  (g) Except to the extent required pursuant to the terms of the Towne Stock Options which existed on the execution date hereof and have been disclosed to PBI, and except as provided in Section 5.14(a) of this Agreement, Towne and its board shall take no action to

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accelerate the vesting of any Towne Stock Option or any restricted stock purchase or stock issuance agreement to which Towne is a party.

         5.15 CREATION AND ISSUANCE OF PBI SERIES B PREFERRED STOCK. Prior to the Closing, PBI shall have: (a) taken all actions and obtained all approvals necessary to create the Series B Preferred Stock, which shall have rights and preferences reasonably acceptable to PBI and to Synovus Financial Corp., and (b) authorized the issuance, in exchange for the Series B Certificate, of certificates representing the number of shares of PBI Series B Preferred Stock to which such holders are entitled pursuant to Section 2.1(b) hereof.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Shareholder Approval. The Towne Shareholder Approvals and PBI Shareholder Approval shall have been obtained.

                  (b) Nasdaq. The shares of PBI Common Stock issuable to Towne's shareholders pursuant to the Merger shall have been approved for trading on the Nasdaq SmallCap Market, subject to official notice of issuance.

                  (c) Consent of Senior Lender. PBI shall have received, in form and substance reasonably satisfactory to PBI, the consent of PBI's senior lender, Fleet Bank, N.A., with regard to the Merger and the transactions contemplated by this Agreement, which consent shall contain either amendments to covenants in the Fleet Credit Agreement or waivers thereof to enable PBI (i) not to be in default under such covenants at the Effective Time; and (ii) given the Constituent Corporations' reasonable expectations for the quarter ended June 30, 2001, not to be in default under such covenants when PBI reports its financial results for such quarter.

                  (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that the parties hereto shall, subject to Section 5.4, use commercially reasonable efforts to have any such injunction, order, restraint or prohibition vacated.

                  (e) Registration Statement Effectiveness. The Registration Statement shall have been declared effective under the Securities Act, and all post-effective amendments filed shall have been declared effective or shall have been withdrawn; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the parties, threatened by the SEC.

                  (f) Blue Sky Filings. There shall have been obtained any and all material permits, approvals and consents of securities or "blue sky" authorities of any jurisdiction that are necessary so that the consummation of the Merger and the transactions contemplated thereby will be in compliance with applicable laws, the failure to comply with which would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

                  (g) Baroco Employment Agreement. The Surviving Corporation shall have entered into an employment agreement with Henry Baroco on terms reasonably satisfactory to Towne, PBI, and Mr. Baroco, substantially in the form attached hereto as Exhibit E.

                  (h) Boggs Separation Agreement. Towne shall have entered into a Separation Agreement with Lynn Boggs on terms reasonably satisfactory to Towne and PBI which includes, without limitation, Mr. Boggs' agreement to accept the following: (a) at Closing, a payment in cash of $250,000, (b) at Closing, title to the automobile and personal office furniture currently provided to Mr. Boggs by Towne, (c) a consulting arrangement at PBI at a rate of $400,000 per year that will continue for six months following the Closing, (d) upon termination of the consulting arrangement, PBI shall pay Mr. Boggs $320,000 as reasonable compensation for Mr. Boggs' agreement not to compete with PBI following termination of the consulting arrangement, and (e) reimbursement of COBRA continuation premiums actually paid to Towne by Mr. Boggs during the 18 month period following the Effective Time. Such payments shall be in lieu of the $1,175,000 payment provided for in his current Executive Employment Agreement with Towne.

         6.2 CONDITIONS OF PBI. The obligation of PBI to consummate the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Compliance. The agreements and covenants of Towne to be complied with or performed on or before the Closing Date pursuant to the terms hereof shall have been duly complied with or performed in all material respects and PBI shall have received a certificate dated the Closing Date and executed on behalf of Towne by the chief executive officer and the chief financial officer of Towne certifying to such effect.

                  (b) Certifications and Opinion. Towne shall have furnished PBI with:

                           (i)      a certified copy of a resolution or
         resolutions duly adopted by the board of directors of Towne approving this Agreement and consummation of the Merger and the transactions contemplated hereby and directing the submission of the Merger to a vote of the shareholders of Towne;

                           (ii)     a certified copy of a resolution or
         resolutions duly adopted by the holders of 66 2/3% of the outstanding Towne Common Shares and the holder of all Towne Series B Preferred Stock approving the Merger and the transactions contemplated hereby;

                           (iii) an opinion, dated the Closing Date, in customary form and substance and limitations (based on the Georgia Interpretive Standards applicable to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia), of Nelson Mullins Riley & Scarborough, L.L.P., counsel for Towne, to the effect that:

                                    (A)      Towne is a corporation duly
                  incorporated, validly existing and in good standing under the laws of the State of Georgia; has corporate power to own its properties and assets and to carry on its business as presently conducted and as described in the Registration Statement; and is qualified to transact business in the states listed on an exhibit to such opinion;

                                    (B)      Each of Towne's Subsidiaries (the
                  "TOWNE SUBSIDIARIES") is a corporation duly incorporated, validly existing and in good standing under the laws of the states of their respective formation; has corporate power to own its properties and assets and to carry on its business as presently conducted and as described in the Registration Statement; and is qualified to transact business in the states listed on an exhibit to such opinion;

                                    (C)      Towne has the requisite corporate
                  power to effect the Merger as contemplated by this Agreement; the execution and delivery of this Agreement did not, and the consummation of the Merger will not, violate any provision of Towne's Articles of Incorporation or Bylaws, or those of any of the Towne Subsidiaries; and upon the filing by the Surviving Corporation of the Articles of Merger with the Secretary of State of the States of Tennessee and Georgia, the Merger shall become effective;

                                    (D)      The board of directors of Towne has
                  taken all action required by its Articles of Incorporation or its Bylaws to approve the Merger and to authorize the execution and delivery of this Agreement and the transactions contemplated hereby; the board of directors and the shareholders of Towne have taken all action required by Towne's Articles of Incorporation and Bylaws to authorize the Merger in accordance with the terms of this Agreement; and this Agreement is a valid and binding agreement of Towne enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditor's rights generally or governing the availability of equitable relief (assuming for purposes of the opinion, that the laws of Tennessee which govern the terms of this Agreement are not materially different from the laws of Georgia);

                                    (E)      The outstanding shares of capital
                  stock of Towne and each of the Towne Subsidiaries have been duly authorized and validly issued and are fully paid, nonassessable; to our knowledge such shares were issued in compliance with all applicable securities laws; and, to our knowledge, the outstanding shares of capital stock of the Towne Subsidiaries are owned free and clear of all liens, encumbrances, equities, claims, options, warrants or other rights to convert any obligations into any shares of capital stock or any other ownership interest in Towne or any of the Towne Subsidiaries; and

                                    (F)      Such other matters as counsel for
                  Towne and PBI shall agree.

                  (c) Representations and Warranties True. The representations and warranties of Towne contained in this Agreement (other than any representations and warranties made as of a specific date) shall be true in all material respects (except to the extent the representation or warranty is already qualified by materiality, in which case it shall be true in all respects) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except as contemplated or permitted by this Agreement, and PBI shall have received a certificate from Towne to that effect dated the Closing Date and executed on behalf of Towne by the chief executive officer and the chief financial officer of Towne.

                  (d) Tax Opinion. PBI shall have received an opinion of Arthur Andersen LLP to the effect that for federal income tax purposes and conditioned upon certain representations of Towne and PBI as to certain customary facts and circumstances regarding the Merger: (i) the Merger should qualify as a "reorganization" within the meaning of Section 368(a) of the Code,
(ii) each of Towne and PBI are parties to the reorganization within the meaning of Section 368(b) of the Code and (iii) no gain or loss will be recognized by Towne, PBI or Towne's shareholders (except to the extent of any cash received) as a result of the Merger.

                  (e) Consents; Related Matters. PBI shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental entities and other third parties that are required and material to the operations of Towne and PBI have been obtained in connection with the transactions contemplated hereby.

                  (f) Towne Warrant Cancellation Agreements. PBI shall have received the executed Towne Warrant cancellation agreements, if any, in accordance with Section 2.4.

                  (g) PBI Series B Charter Amendment. PBI shall have received assurance reasonably acceptable to PBI from Synovus Financial Corp., pursuant to Section 3.1(u) or otherwise, that such holder consents to the transactions contemplated by this Agreement, agrees to accept PBI Series B Preferred Stock in exchange for Towne Series B Preferred Stock held by such holder and agrees to waive any appraisal or dissenters' rights, and such assurance shall remain unmodified and in full force and effect.

         6.3 CONDITIONS OF TOWNE. The obligation of Towne to consummate the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Compliance. The agreements and covenants of PBI to be complied with or performed on or before the Closing Date pursuant to the terms hereof shall have been duly complied with or performed in all material respects and Towne shall have received a certificate from PBI dated the Closing Date and executed on behalf of PBI by the chief executive officer and the chief financial officer of PBI certifying to such effect.

                  (b) Certifications and Opinion. PBI shall have furnished Towne with:

                           (i)      a certified copy of a resolution or
         resolutions duly adopted by the board of directors of PBI approving this Agreement and consummation of the Merger and the transactions contemplated hereby (including the Reverse Split and the actions required pursuant to Sections 5.14 and 5.15 hereof) and directing the submission of the Merger, the Reverse Split, and the matters required by Sections 5.14 and 5.15 hereof which require shareholder approval, to a vote of the shareholders of PBI;

                           (ii)     a certified copy of a resolution or
         resolutions duly adopted by the holders of a majority of the shares of outstanding PBI Common Stock approving the Merger and the transactions contemplated hereby (including the Reverse Split, and the matters required by Sections 5.14 and 5.15 hereof which require shareholder approval);

                           (iii) an opinion, dated the Closing Date, in customary form and substance and limitations (based on the American Bar Association Legal Opinion Accord), of Harwell Howard Hyne Gabbert & Manner, P.C., counsel for PBI, to the effect that:

                                    (A)      PBI is a corporation duly
                  incorporated, validly existing and in good standing under the laws of the State of Tennessee; has corporate power to own its properties and assets and to carry on its business as presently conducted and as described in the Registration Statement; and is qualified to transact business in the states listed on an exhibit to such opinion;

                                    (B)      Each of PBI's Subsidiaries (the
                  "PBI SUBSIDIARIES") is a corporation duly incorporated, validly existing and in good standing under the laws of the states of their respective formation; has corporate power to own its properties and assets and to carry on its business as presently conducted and as described in the Registration Statement; and is qualified to transact business in the states listed on an exhibit to such opinion;

                                    (C)      PBI has the requisite corporate
                  power to effect the Merger as contemplated by this Agreement; the execution and delivery of this Agreement did not, and the consummation of the Merger will not, violate any provision of PBI's Articles of Incorporation or Bylaws, or those of any of the PBI Subsidiaries; and upon the filing by the Surviving Corporation of the Articles of Merger with the Secretary of State of the States of Tennessee and Georgia, the Merger and the Reverse Split shall become effective;

                                    (D)      The board of directors of PBI has
                  taken all action required by its Articles of Incorporation or its Bylaws to approve the Merger, the Reverse Split, and to authorize the execution and delivery of this Agreement and the transactions contemplated hereby; the board of directors and the shareholders of PBI have taken all action required by PBI's Articles of Incorporation and Bylaws to authorize the Merger, the Reverse Split, in accordance with the terms of this Agreement; and this Agreement is a valid and binding agreement of PBI enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditor's rights generally or governing the availability of equitable relief;

                                    (E)      The outstanding shares of capital
                  stock of PBI and each of the PBI Subsidiaries have been duly authorized and validly issued and are fully paid, nonassessable; to our knowledge such shares were issued in compliance with all applicable securities laws; and, to our knowledge, the outstanding shares of capital stock of the PBI Subsidiaries are owned free and clear of all liens, encumbrances, equities, claims, options, warrants or other rights to convert any obligations into any shares of capital stock or any other ownership interest in PBI or any of the PBI Subsidiaries; and

                                    (F)      Such other matters as counsel for
                  PBI and Towne shall agree.

                  (c) Representations and Warranties True. The representations and warranties of PBI contained in this Agreement (other than any representations and warranties made as of a specific date) shall be true in all material respects (except to the extent the representation or warranty is already qualified by materiality, in which case it shall be true in all respects) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except as contemplated or permitted by this Agreement, and Towne shall have received a certificate from PBI to that effect dated the Closing Date and executed on behalf of PBI by the chief executive officer and the chief financial officer of PBI.

                  (d) Tax Opinion. Towne shall have received an opinion of Arthur Andersen LLP to the effect that for federal income tax purposes and conditioned upon certain representations of Towne and PBI as to certain customary facts and circumstances regarding the Merger: (i) the Merger should qualify as a "reorganization" within the meaning of Section 368(a) of the Code,
(ii) each of Towne and PBI are parties to the reorganization within the meaning of Section 368(b) of the Code, and (iii) no gain or loss will be recognized by Towne, PBI or Towne's shareholders (except to the extent of any cash received) as a result of the Merger.

                  (e) Consents; Related Matters. Towne shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental entities and other third parties that are required and material to the operations of PBI and Towne have been obtained in connection with the transactions contemplated hereby.

                  (f) Reverse Stock Split and Other Approvals. Towne shall have received evidence, reasonably satisfactory to it, that PBI has effectuated, or will upon the Effective Time effectuate, a one-for-three reverse split of its common shares.

                  (g) Run-Off Endorsement to D&O Policy. Towne shall have obtained the Run-Off Endorsement, and the Towne D&O Policy shall be in full force and effect, as extended, modified and supplemented by the Run-Off Endorsement.


                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

         7.1 TERMINATION. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the shareholders of Towne and PBI, as follows:

                  (a)      by mutual written consent of PBI and Towne;

                  (b)      by either PBI or Towne:

                           (i) if the Towne Shareholder Approval is not attained upon a vote at duly held meetings of shareholders of Towne or at any adjournment thereof;

                           (ii) if the PBI Shareholder Approval is not attained upon a vote at duly held meetings of shareholders of PBI or at any adjournment thereof;

                           (iii) if any court of competent jurisdiction or any governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger; or

                           (iv)     if the Merger shall not have been
         consummated on or before July 31, 2001, unless the failure to consummate the Merger is the result of a material breach of this Agreement by the party seeking to terminate this Agreement.

                  (c) by PBI, if Towne breaches in any material respect any of its representations or warranties herein or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement, which breach has not been cured within twenty (20) days following receipt by Towne of notice of breach;

                  (d) by Towne, if PBI breaches in any material respect any of its representations or warranties herein or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement, which breach has not been cured within twenty (20) days following receipt by PBI of notice of breach;

                  (e) by PBI, if the board of directors of Towne recommends a Superior Proposal to the shareholders of Towne for their approval; and

                  (f) by Towne, if the board of directors of PBI recommends a Superior Proposal to the shareholders of PBI for their approval.

         7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Towne or PBI as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any current or future liability or obligation on the part of PBI or Towne, other than the confidentiality provisions of Section 5.3 and the provisions of Sections 5.5 and
8.1. Any termination of this Agreement pursuant to Section 7.1 hereof shall not relieve any party hereto for liabilities related to any breach of any of its representations, warranties, covenants or agreements in this Agreement, which right to recover damages shall be in addition to (and not exclusive of) any other remedy at law or in equity available to any party.

         7.3 AMENDMENT. This Agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the shareholders of Towne or PBI; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such shareholders without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         7.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or the other acts of the other parties,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

         7.5 PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver pursuant to Section
7.4 shall, in order to be effective, require in the case of PBI or Towne, action by its respective board of directors or the duly authorized designee of such board of directors.

                                  ARTICLE VIII

                         EXCLUSIVITY AND TERMINATION FEE

         8.1      NO SOLICITATION; EXCLUSIVITY.

                  (a) Following the execution of this Agreement and before the Closing Date (the "RESTRICTED PERIOD"), the Constituent Corporations shall not, and will use their commercially reasonable efforts to cause each officer, director or employee of or any investment banker, attorney or other advisor, agent or representative of the respective Constituent Corporation ("REPRESENTATIVES") not to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as hereinafter defined),
(ii) enter into any agreement with respect to any Acquisition Proposal, (iii) seek to sell or otherwise dispose of shares of capital stock of the Constituent Corporation or any portion of the Constituent Corporation's assets to any third party, or enter into any agreements with any third party with respect to such a sale or disposition, (iv) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, or (v) grant any waiver or release under any standstill or similar agreement with respect to any class of its equity securities. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence shall be deemed to be a material breach of this Agreement by the respective Constituent Corporation. For purposes of this Agreement, "ACQUISITION PROPOSAL" shall mean, following the date of this Agreement, any proposed or actual (i) merger, consolidation or similar transaction involving PBI or Towne, (ii) sale, lease or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any of its assets or properties or any Subsidiary representing 15% or more of its consolidated assets or revenues and its Subsidiaries, (iii) issuance, sale or other disposition (including by way of merger, consolidation, share exchange or any similar transaction) of securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 15% or more of the votes associated with its outstanding common stock, (iv) tender offer or exchange offer in which any Person or entity shall seek to acquire beneficial ownership (as such term is defined in the Exchange Act), or the right to acquire beneficial ownership, or any "group" (as such term is defined under the Exchange
Act) shall be formed which beneficially owns or has the right to acquire beneficial ownership, of 15% or more of its outstanding common stock, (v) recapitalization, restructuring, liquidation, dissolution or other similar type of transaction, or (vi) transaction which is similar in form, substance or purpose to any of the foregoing transactions.

                  (b) During the Restricted Period, neither the board of directors of either Constituent Corporation nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the other Constituent Corporation, the approval or recommendation by the board of directors of the Merger or this Agreement or take any action having such effect, or (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal.

                  (c) Notwithstanding anything herein to the contrary, in the event that during the Restricted Period, either Constituent Corporation receives a bona fide, unsolicited written Acquisition Proposal that is reasonably likely to lead to delivery of a Superior Proposal (as defined below), for a period of ten (10) business days following the Constituent Corporation's receipt of such Acquisition Proposal, the Constituent Corporation may furnish information to such third party and may enter into discussions relating to such Acquisition Proposal if the Constituent Corporation has fully and completely complied with this Section 8.1. Within five (5) business days after the end of such ten (10) business day period, the board of directors of the recipient Constituent Corporation shall determine whether or not it will recommend a Superior Proposal to the shareholders of the recipient Constituent Corporation for their approval. A "SUPERIOR PROPOSAL" shall mean a bona fide Acquisition Proposal regarding which (i) the board of directors of the recipient Constituent Corporation, in its good faith judgment and after consultation with its outside counsel and financial advisors, believes is more favorable to the shareholders of the recipient Constituent Corporation than the proposal set forth in this Agreement (after giving effect to any revised proposal made by or on behalf of the other Constituent Corporation prior to the end of the three (3) business day period described at the end of this Section 8.1(c)), (ii) is reasonably likely to be consummated, in each case taking into account all facts and circumstances, including all legal, financial, regulatory, timing and other aspects of the proposed offer and the identity of the offeror, (iii) the recipient Constituent Corporation has received from such third party an executed confidentiality agreement with terms not less favorable to the recipient Constituent Corporation than those contained in the Confidentiality Agreement with the other Constituent Corporation, and (iv) the Constituent Corporation has complied with this Section 8.1; provided, however, that a Constituent Corporation shall not be permitted to terminate this Agreement pursuant to this Section 8.1(c) unless it has provided the other Constituent Corporation with at least three (3) business days notice of its intention to so terminate this Agreement, specifying the material terms and conditions of the Acquisition Proposal and the identity of the Person making the Acquisition Proposal; provided, further, that the terminating Constituent Corporation shall pay the fees set forth in Section 8.1(e) or (f), as the case may be, as set forth in such sections.

                  (d) If a Constituent Corporation receives an Acquisition Proposal, or a request for nonpublic information relating to the recipient Constituent Corporation (or any of its Subsidiaries) or for access to the properties, books or records of the recipient Constituent Corporation (or any of its Subsidiaries) or any request for a waiver or release under any standstill or similar agreement, by any Person who is considering making or has made an Acquisition Proposal, the recipient Constituent Corporation shall immediately inform the other Constituent Corporation orally and shall as promptly as practicable (and in any event within one (1) business day) inform the other Constituent Corporation in writing of the terms and conditions of such proposal and the identity of the Person making it, forwarding a copy of any written communications relating thereto. The recipient Constituent Corporation will keep the other Constituent Corporation fully informed on as prompt a basis as is practicable of the status and details of any such Acquisition Proposal or request and any related discussions or negotiations, including by forwarding copies of any material written communications relating thereto. The recipient Constituent Corporation will immediately cease and cause its Subsidiaries, and its and their officers, directors, agents, representatives and advisors, to cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Each Constituent Corporation agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which it (or its Subsidiaries) is a party. Each Constituent Corporation shall use commercially reasonable efforts to ensure that the officers, directors and employees of the Constituent Corporation and its Subsidiaries and any investment banking firm or other advisor or representative retained by such party are aware of and instructed to comply with the restrictions described in this Section 8.1.

                  (e) In the event (i) PBI terminates this Agreement in accordance with Section 7.1(e) hereof, or (ii) Towne agrees to an Acquisition Proposal within twelve (12) months after the termination of this Agreement with any third party with whom Towne or any Person acting on its behalf had contact in violation of this Section 8.1 during the term of this Agreement, Towne agrees to pay to PBI in immediately available funds $750,000 (the "TOWNE TERMINATION FEE"), which amount the parties agree will constitute liquidated damages for all costs, expenses and damages (including opportunity costs) incurred by PBI as a result hereof. Payment of the Towne Termination Fee shall be made within two (2) business days following the event causing payment of such fee. If Towne does not pay the Towne Termination Fee within such two (2) day period, Towne shall pay PBI's costs and expenses (including legal fees and expenses) reasonably incurred in connection with any actions taken to collect such payment, together with interest thereon.

                  (f) In the event (i) Towne terminates this Agreement in accordance with Section 7.1(f) hereof, or (ii) PBI agrees to an Acquisition Proposal within twelve (12) months after the termination of this Agreement with any third party with whom PBI or any Person acting on its behalf had contact in violation of this Section 8.1 during the term of this Agreement, PBI agrees to pay to Towne in immediately available funds $750,000 (the "PBI TERMINATION FEE"), which amount the parties agree will constitute liquidated damages for all costs, expenses and damages (including opportunity costs) incurred by Towne as a result hereof. Payment of the PBI Termination Fee shall be made within two (2) business days following the event causing payment of such fee. If PBI does not pay the PBI Termination Fee within such two (2) day period, PBI shall pay Towne's costs and expenses (including legal fees and expenses) reasonably incurred in connection with any actions taken to collect such payment, together with interest thereon.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or sent by nationally recognized overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Towne, to

                           Towne Services, Inc.
                           3950 Johns Creek Court, Suite 100
                           Suwanee, GA 30024-1265
                           Attention:  G. Lynn Boggs
                           Facsimile: (678) 475-1110

                           with a copy to:

                           Glenn W. Sturm, Esq.
                           Nelson Mullins Riley & Scarborough, L.L.P.
                           First Union Plaza, Suite 1400
                           999 Peachtree Plaza
                           Atlanta, GA 30309-3964
                           Facsimile:  (404) 817-6050

                  (b)      if to PBI, to

                           Private Business, Inc.
                           9010 Overlook Boulevard
                           Brentwood, TN  37027
                           Attention:  Thomas L. Black
                           Facsimile:  (615) 565-3457

                           with a copy to:

                           Lee C. Dilworth, Esquire
                           Harwell Howard Hyne Gabbert & Manner, P.C.
                           315 Deaderick Street, Suite 1800
                           Nashville, TN 37238
                           Facsimile:  (615) 251-1059

         9.2      ADDITIONAL DEFINITIONS.  For purposes of this Agreement:

                  (a) "AFFILIATE" is each Person who is an affiliate for purposes of Rule 145 under the Securities Act.

                  (b) "CAPITAL EXPENDITURE LIMITS" shall mean (i) $50,000 in the aggregate for expenditures made to acquire physical assets (excluding hardware purchased in the ordinary course of business consistent with past practices); and (ii) $30,000 in the aggregate for payments to obtain the cancellation of Towne Warrants pursuant to Section 2.4.

                  (c) "MATERIAL ADVERSE EFFECT" shall mean, with respect to any entity or group of entities, a material adverse effect on the business, operations, assets, liabilities, financial condition, or results of operations, of such entity or group of entities taken as a whole, or on the ability of such entity or group of entities to perform in all material respects its or their obligations hereunder, or which would prevent or materially delay the consummation of the transactions contemplated hereby, other than any change, circumstance or effect (i) relating to the economy or securities markets in general, (ii) relating to the industries in which Towne or PBI operate and not specifically relating to Towne or PBI, (iii) any generally applicable change in law, rule or regulation or GAAP, or interpretation thereof, or (iv) resulting from the execution of this Agreement, the announcement of this Agreement and the transactions contemplated hereby or any change in the value of Towne or PBI Common Stock relating to such execution or announcement;

                  (d) "PERSON" means an individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization or other entity; and

                  (e) a "SUBSIDIARY" of a Person means any corporation, partnership or other legal entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are directly or indirectly owned by such first mentioned Person.

         9.3 INTERPRETATION. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         9.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         9.5 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein) and the Confidentiality Agreement (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) except as specified in Sections 5.13 and 5.14 of this Agreement, are not intended to confer and shall not upon any Person other than the parties any rights or remedies hereunder.

         9.6 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Tennessee, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         9.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties. This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         9.8      ENFORCEMENT OF THE AGREEMENT.

                  (a) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States located in the Middle District of Tennessee, this being in addition to any other remedy to which they are entitled at law or in equity.

                  (b) If either party breaches its obligations under this Agreement, such party shall pay the costs and expenses (including legal fees and expenses) reasonably incurred by any other Person obtaining successful disposition in connection with actions taken to enforce this Agreement.

         9.9 SEVERABILITY. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         9.10     AMENDMENTS; NO WAIVERS.

                  (a) Any provision of this Agreement may be amended or waived prior to the Effective Time, if, and only if, the amendment or waiver is in writing and signed, in the case of an amendment, by Towne and PBI or in the case of a waiver, by the party against whom the waiver is to be effective; provided that (i) after Towne Shareholder Approval, no such amendment or waiver shall, without the further approval of the Shareholders, be made that would require such approval under any applicable law, rule or regulation and (ii) after the PBI Shareholder Approval, no such amendment or waiver shall, without the further approval of the Shareholders, be made that would require such approval under any applicable law, rule or regulation.

                  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.



                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, PBI, PBI Sub, and Towne have caused this Agreement to be signed by their respective duly authorized officers, all as of the date first written above.


PRIVATE BUSINESS, INC.               TOWNE SERVICES, INC.


By:        /s/ Thomas L. Black        By:            /s/ G. Lynn Boggs
         ------------------------              ------------------------------
Title:             CEO                Title:                CEO
         ------------------------              ------------------------------

TOWNE ACQUISITION CORPORATION


By:        /s/ Thomas L. Black
         ------------------------
Title:             CEO
         ------------------------




                [signature page to Agreement and Plan of Merger]

                                                                        ANNEX A1

                         FORM OF TOWNE VOTING AGREEMENT



         This Voting Agreement ("AGREEMENT") is made and entered into as of April __, 2001, between Private Business, Inc., a Tennessee corporation ("PBI") and the undersigned Shareholder(s) ("SHAREHOLDER") of Towne Services, Inc., a Georgia corporation ("Towne").


         A. Towne, PBI and a wholly owned subsidiary of PBI ("SUB") contemplate entering into an Agreement and Plan of Merger (the "MERGER AGREEMENT"), which provides for the merger (the "MERGER") of Sub with and into Towne. Pursuant to the Merger, all outstanding capital stock of Towne will be converted into PBI Common Stock or PBI Series B Preferred Stock.


         B. The Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") of such number of shares of the outstanding common stock of Towne as indicated on the final page of this Agreement (the "SHARES").



         C. In consideration of the execution of the Merger Agreement by PBI, Shareholder has agreed not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of Towne acquired by Shareholder hereafter and prior to the Expiration Date (as defined in Section 1.1 below), and agrees to vote the Shares and any other such shares of capital stock of Towne so as to facilitate consummation of the Merger, pursuant to this Agreement.


         NOW, THEREFORE, the parties agree as follows:

         1.       Agreement to Retain Shares.

                  1.1 Transfer and Encumbrance. Until the Expiration Date and subject to the terms of this Agreement and the Merger Agreement, Shareholder agrees not to sell, exchange, transfer, pledge or otherwise dispose of or encumber the Shares or any New Shares (as defined in Section 1.2 below) unless each person to whom Shares are sold, exchanged, transferred, pledged or otherwise disposed of or encumbered agrees in writing to hold such Shares subject to the terms and conditions of this Agreement. As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of this Merger Agreement, and (ii) such date and time as the Merger Agreement shall be terminated in accordance with its terms.


                  1.2 New Shares. Shareholder agrees that any shares of capital stock of Towne that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) after the date of this Agreement and prior to the Expiration Date ("NEW SHARES") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.



         2. Agreement to Vote Shares. Until the Expiration Date and except as otherwise provided in the Merger Agreement, at every meeting of the shareholders of Towne called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of Towne with respect to any of the following,



                                      A1-1

Shareholder shall vote the Shares and any New Shares: (i) in favor of approval of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger, and (ii) against approval of any proposal made in opposition to or in competition with consummation of the Merger and the Merger Agreement, against any merger, consolidation, sale of assets, reorganization or recapitalization with any party other than PBI or its affiliates and against any liquidation or winding up of Towne (each of the foregoing is hereinafter referred to as an "OPPOSING PROPOSAL"). Until the Expiration Date and except as otherwise provided in the Merger Agreement, Shareholder agrees not, directly or indirectly, to solicit or encourage any offer from any party concerning the possible disposition of all or any substantial portion of Towne's business, assets or capital stock. Notwithstanding any other provision of this Agreement, this Agreement is intended to bind Shareholder as a shareholder of Towne only with respect to the specific matters set forth herein and shall not prohibit Shareholder from acting in accordance with his or her fiduciary duties, if applicable, as an officer or director of Towne.



         3. Representations, Warranties and Covenants of Shareholder. Shareholder hereby represents, warrants and covenants to PBI as follows:



                  3.1 Ownership of Shares. Shareholder: (i) is the beneficial owner of the Shares, which at the date of this Agreement and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances that would adversely affect the ability of Shareholder to carry out the terms of this Agreement; (ii) does not beneficially own any shares of capital stock of Towne other than the Shares; and
(iii) has full power and authority to make, enter into and carry out the terms of this Agreement.



                  3.2 No Proxy Solicitations. Except as otherwise provided in the Merger Agreement, Shareholder will not, and will not permit any entity under Shareholder's control, to: (i) solicit proxies or become a "participant" in a "solicitation" as such terms are defined in Regulation 14A under the Exchange Act with respect to an Opposing Proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement; (ii) initiate a shareholders' vote or action by written consent of Towne shareholders with respect to an Opposing Proposal; or (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Towne with respect to an Opposing Proposal.



         4. Additional Documents. Shareholder agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of PBI, to carry out the purpose and intent of this Agreement.



         5. No Right to Manage. Except as otherwise provided in the Merger Agreement and in this Agreement, PBI shall have no authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of Towne, or exercise any power or authority to direct Shareholder in the voting of any of the Shares (except as otherwise provided herein) or the performance of the Shareholder's duties or responsibilities as a shareholder of Towne.


         6. Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.


                                      A1-2

         7.       Miscellaneous.

                  7.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  7.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interest or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other.

                  7.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.


                  7.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that PBI will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, in addition to any other remedies that may be available to PBI upon any such violation, PBI shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Towne at law or in equity, without the posting of bond.


                  7.5 Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied by confirmed transmission, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):


                If to PBI:           Private Business, Inc.
                                     9010 Overlook Boulevard
                                     Brentwood, TN 37027
                                     Attn: Thomas L. Black, CEO

                With a copy to:      Lee C. Dilworth
                                     Harwell Howard Hyne Gabbert & Manner, P.C.
                                     315 Dedrick Street, Suite 1800
                                     Nashville, TN 37238

                If to Shareholder:   To the address for notice set forth on the
                                     last page hereof.

                  7.6 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Tennessee.


                                      A1-3

                  7.7 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

                  7.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                  7.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.


PRIVATE BUSINESS, INC.                   SHAREHOLDER




By:
   -----------------------               ----------------------------------

Title:                                   Address:
      --------------------                       --------------------------

                                                 --------------------------

                                                 --------------------------


                                         Shares beneficially owned:
                                         _____ shares of Company Common Stock


                                      A1-4

                                                                        ANNEX A2


                   FORM OF PRIVATE BUSINESS VOTING AGREEMENT


         This Voting Agreement ("AGREEMENT") is made and entered into as of April __, 2001, between Towne Services, Inc., a Georgia corporation ("TOWNE"), and the undersigned Shareholder(s) ("SHAREHOLDER") of Private Business, Inc., a Tennessee corporation ("PBI").

                                    RECITALS

         A. Towne, PBI and a wholly owned subsidiary of PBI ("SUB") contemplate entering into an Agreement and Plan of Merger (the "MERGER AGREEMENT"), which provides for the merger (the "MERGER") of Sub with and into Towne. Pursuant to the Merger, all outstanding capital stock of Towne will be converted into PBI Common Stock or PBI Series B Preferred Stock.

         B. The Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") of such number of shares of the outstanding common stock of PBI as indicated on the final page of this Agreement (the "SHARES").

         C. In consideration of the execution of the Merger Agreement by Towne, Shareholder has agreed not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of PBI acquired by Shareholder hereafter and prior to the Expiration Date (as defined in Section 1.1 below), and agrees to vote the Shares and any other such shares of capital stock of PBI so as to facilitate consummation of the Merger, pursuant to this Agreement.

         NOW, THEREFORE, the parties agree as follows:

         1.       Agreement to Retain Shares.

                  1.1 Transfer and Encumbrance. Until the Expiration Date and subject to the terms of this Agreement and the Merger Agreement, Shareholder agrees not to sell, exchange, transfer, pledge or otherwise dispose of or encumber the Shares or any New Shares (as defined in Section 1.2 below) unless each person to whom Shares are sold, exchanged, transferred, pledged or otherwise disposed of or encumbered agrees in writing to hold such Shares subject to the terms and conditions of this Agreement. As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of this Merger Agreement, and (ii) such date and time as the Merger Agreement shall be terminated in accordance with its terms.

                  1.2 New Shares. Shareholder agrees that any shares of capital stock of PBI that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) after the date of this Agreement and prior to the Expiration Date ("NEW SHARES") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.


                                      A2-1

         2. Agreement to Vote Shares. Until the Expiration Date and except as otherwise provided in the Merger Agreement, at every meeting of the shareholders of PBI called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of PBI with respect to any of the following, Shareholder shall vote the Shares and any New Shares: (i) in favor of approval of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger, and (ii) against approval of any proposal made in opposition to or in competition with consummation of the Merger and the Merger Agreement, against any merger, consolidation, sale of assets, reorganization or recapitalization with any party other than Towne or its affiliates and against any liquidation or winding up of PBI (each of the foregoing is hereinafter referred to as an "OPPOSING PROPOSAL"). Until the Expiration Date and except as otherwise provided in the Merger Agreement, Shareholder agrees not, directly or indirectly, to solicit or encourage any offer from any party concerning the possible disposition of all or any substantial portion of PBI's business, assets or capital stock. Notwithstanding any other provision of this Agreement, this Agreement is intended to bind Shareholder as a shareholder of PBI only with respect to the specific matters set forth herein and shall not prohibit Shareholder from acting in accordance with his or her fiduciary duties, if applicable, as an officer or director of PBI.


         3. Representations, Warranties and Covenants of Shareholder. Shareholder hereby represents, warrants and covenants to Towne as follows:

                  3.1 Ownership of Shares. Shareholder: (i) is the beneficial owner of the Shares, which at the date of this Agreement and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances that would adversely affect the ability of Shareholder to carry out the terms of this Agreement; (ii) does not beneficially own any shares of capital stock of PBI other than the Shares; and
(iii) has full power and authority to make, enter into and carry out the terms of this Agreement.

                  3.2 No Proxy Solicitations. Except as otherwise provided in the Merger Agreement, Shareholder will not, and will not permit any entity under Shareholder's control, to: (i) solicit proxies or become a "participant" in a "solicitation" as such terms are defined in Regulation 14A under the Exchange Act with respect to an Opposing Proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement; (ii) initiate a shareholders' vote or action by written consent of PBI shareholders with respect to an Opposing Proposal; or (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of PBI with respect to an Opposing Proposal.

         4. Additional Documents. Shareholder agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Towne, to carry out the purpose and intent of this Agreement.

         5. No Right to Manage. Except as otherwise provided in the Merger Agreement and in this Agreement, Towne shall have no authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of PBI, or exercise any power or authority to direct


                                      A2-2

Shareholder in the voting of any of the Shares (except as otherwise provided herein) or the performance of the Shareholder's duties or responsibilities as a shareholder of PBI.

         6. Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

         7.       Miscellaneous.

                  7.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  7.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interest or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other.

                  7.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

                  7.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Towne will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, in addition to any other remedies that may be available to Towne upon any such violation, Towne shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Towne at law or in equity, without the posting of bond.

                  7.5 Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied by confirmed transmission, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                If to Towne:            Towne Services, Inc.
                                        3950 Johns Creek Court
                                        Suite 100
                                        Suwanee, GA 30024
                                        Attn: G. Lynn Boggs, Chairman & CEO

                With a copy to:         Charles D. Vaughn, Esq.
                                        Nelson Mullins Riley & Scarborough, LLP
                                        First Union Plaza, Suite 1400
                                        999 Peachtree Street, N.E.
                                        Atlanta, GA 30339


                                      A2-3

                If to Shareholder:      To the address for notice set forth
                                        on the last page hereof.

                  7.6 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Tennessee.

                  7.7 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

                  7.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                  7.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

TOWNE SERVICES, INC.                      SHAREHOLDER:


By
  -------------------------               ----------------------------------

Title:
      ---------------------
                                          Shares beneficially owned:

                                          ______ shares of Company Common Stock


                                      A2-4

                                                                         ANNEX B

April 12, 2001

The Board of Directors
Towne Services, Inc.
3950 Johns Creek Court, Suite 100
Suwanee, Georgia 30024

Members of the Board:

You have asked First Union Securities, Inc. to advise you with respect to the fairness, from a financial point of view, to the common stockholders of Towne Services, Inc. ("TWNE" or the "Company") of the Exchange Ratio (as defined below) set forth in the terms of the Agreement and Plan of Merger, dated as of April 12, 2001 (the "Agreement"), among Private Business, Inc. ("PBIZ"), Towne Acquisition Corp. ("PBI Sub") and TWNE . As more fully described in the Agreement, PBI Sub, a wholly owned subsidiary of PBIZ will merge with and into TWNE (the "Transaction") and at the effective time of such Merger, each of the issued and outstanding shares of (i) TWNE Series B Preferred Stock shall be converted into the right to receive a share of PBIZ Series B Preferred Stock and
(ii) TWNE Common Stock shall be converted into the right to receive at least .881 shares, subject to adjustments contemplated in the Agreement, of PBIZ
Common Stock (the "Exchange Ratio").

In arriving at our opinion, we have, among other things:

-    Reviewed the financial terms and conditions of the Agreement;

- Reviewed certain business, financial and other information, including financial forecasts, regarding TWNE and PBIZ that was publicly available or furnished to us by members of TWNE's and PBIZ's management, and have discussed with such management teams their respective company's business and prospects;

- Considered certain financial data related to TWNE and PBIZ and (i) compared that data with similar data for publicly held companies in businesses similar to those of TWNE and PBIZ and (ii) compared TWNE's and PBIZ's data relative to one another;

- Considered the financial terms of certain other business combinations and other transactions which have recently been effected; and

- Considered such other information, financial studies, analyses and investigations as well as financial and economic and market criteria that we deemed relevant.

Towne Services, Inc.
April 12, 2001
Page 2



In connection with our review, we have relied upon the accuracy and completeness of the foregoing financial and other information, and we have not assumed any responsibility for any independent verification of such information. With respect to TWNE's and PBIZ's financial forecasts, we have assumed that they have been reasonably prepared and reflect the best current estimates and judgments of TWNE's and PBIZ's management teams as to the future financial performance of their respective companies. We have discussed TWNE's and PBIZ's financial projections with the respective management teams of TWNE and PBIZ, but we assume no responsibility for and express no view as to TWNE's or PBIZ's financial projections or the assumptions upon which they are based. In arriving at our opinion, we have not conducted any physical inspection of the properties or facilities of TWNE or PBIZ and have not made or been provided with any evaluations or appraisals of the assets or liabilities of TWNE or PBIZ.

Our opinion is necessarily based on economic, market, financial and other conditions as they exist and can be evaluated on the date of this opinion, and the information made available to us as of the date hereof. You should understand that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion.

In rendering our opinion, we have assumed that the Transaction will be consummated on the terms described in the Agreement that we reviewed, without any waiver of any material terms or conditions. Our opinion does not address the relative merits of the Transaction and any other business strategies considered by TWNE's Board of Directors, nor does it address TWNE's Board of Directors' decision to proceed with the Transaction.

First Union Securities, Inc. is an investment banking firm and an affiliate of First Union Corporation. We have been engaged to render financial advisory services to TWNE in connection with the Transaction and will receive a fee upon the delivery of this opinion. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of TWNE or PBIZ, for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, First Union Securities, Inc. and its affiliates (including First Union Corporation and its affiliates) may maintain relationships with TWNE and PBIZ.

Our advisory services and the opinion expressed herein are provided solely for the information of the Board of Directors of TWNE in its evaluation of the Transaction and shall not confer any rights or remedies upon the shareholders of TWNE or any other person or be used or relied upon for any other purpose. This opinion does not constitute a recommendation to any holder of TWNE common or preferred stock as to how such holder should vote with respect to the Transaction. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to First Union Securities, Inc.

Towne Services, Inc.
April 12, 2001
Page 3



or First Union Corporation be made, without our prior written consent; provided, however, that our opinion may be included in its entirety in any communication by TWNE to its shareholders, or if required to comply with applicable law, to the directors and shareholders of another party to the Agreement.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deem relevant, we are of the opinion that, as of the date hereof, the Exchange Ratio contemplated in the Transaction is fair, from a financial point of view, to the holders of TWNE common stock.

Very truly yours,


/s/ First Union Securities, Inc.


FIRST UNION SECURITIES, INC.

                                                                         ANNEX C





                                 April 10, 2001


CONFIDENTIAL

Board of Directors
Private Business, Inc.
9010 Overlook Boulevard
Brentwood, TN 37027


Dear Members of the Board:

         We understand that Private Business, Inc., a Tennessee corporation (the "Company"), and Towne Services, Inc, a Georgia corporation (the "Seller"), have entered into an Agreement and Plan of Merger (the "Agreement), pursuant to which a wholly owned subsidiary of the Company will merge with and into the Seller, with the Seller surviving the merger (the "Transaction").

         The merger consideration of common stock of the Company issued at closing ("Closing") shall be 4.55 million shares, representing a fixed exchange rate ("Exchange Ratio") of 0.90 shares of Company common stock, no par value, for each share of Seller stock, no par value (the "Merger Consideration"). In addition, at or immediately prior to the Effective Time (as defined in the Agreement), all options of the Seller, whether or not vested or exercisable, shall be assumed, or cancelled and replaced, by the Company and all such options shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such option at the Effective Time, such number of shares of Company Common Stock as is equal to the number of Common Shares subject to the unexercised portion of such option multiplied by the Exchange Ratio. The exercise price per share of each assumed option shall be equal to the exercise price of such option immediately prior to the Effective Time divided by the Exchange Ratio. Furthermore, the Seller's Series B Preferred Stock will be exchanged for a new issue of preferred stock of the Company.

         You have requested our opinion as to whether the Merger Consideration to be paid by the Company to the Seller's shareholders in the Transaction is fair, from a financial point of view, to the Company and its shareholders.

         Updata Capital, Inc. ("Updata") focuses on providing merger and acquisition advisory services to information technology ("IT") companies. In this capacity, we are continually engaged in valuing such businesses, and we maintain an extensive database of IT mergers and acquisitions for comparative purposes.

         In rendering our opinion, we have among other things:

         1. reviewed the draft of the Agreement dated April 7, 2001, and based our opinion on our understanding that the terms and conditions of the Agreement will not materially change;

         2. reviewed the Company's and the Seller's historical and projected financial statements;

         3. reviewed certain internal financial and operating information, including certain projections relating to the Seller prepared by its management;

         4. participated in discussions with Company management and Seller management concerning the operations, business strategy, financial performance and prospects for the Seller and the Company;

         5. reviewed recent reported closing prices and trading activity for the Company's and the Seller's common stock;

         6. compared certain aspects of the financial and market performance of the Seller with public companies we deemed comparable in whole or in part;

         7. analyzed available information, both public and private, concerning certain other mergers and acquisitions we believe to be comparable in whole or in part to the Transaction;

         8. reviewed the Seller's audited financial statements for the fiscal years ended December 31, 1999 and December 31, 1998; the Seller's unaudited statements of operations for the fiscal year ended December 31, 2000; and recent unaudited actual financial data for the January and February 2001;

         9. assessed, based on discussions with the Company's and the Seller's senior management, the strategic rationale for the Transaction;

         10. conducted other financial studies, analyses and investigations, including analysis of certain financial projections of the Company, as we deemed appropriate for purposes of this opinion.

         In rendering our opinion, we have relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation, the representations and warranties contained in the Agreement) that was publicly available or furnished to us by the Company and the Seller and have relied on the assurances of management of the Company and the Seller that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections examined by us, we have assumed that they were reasonably prepared and reflect the best available estimates and good faith judgments of Company management and Seller management as to the future performance of the Company or the Seller, as the case may be. We have neither made nor obtained an independent appraisal or valuation of any of the Company's or the Seller's respective assets and have conducted only a limited inspection of the respective properties and facilities of the Company and the Seller. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated only as of the date of this opinion. Any change in such conditions may impact this opinion.

         For purposes of this opinion, we have assumed that neither the Company nor the Seller is currently involved in any material transaction other than the Transaction and those activities undertaken in the ordinary course of conducting its business.

         Based upon and subject to the foregoing, we are of the opinion that the Merger Consideration is fair, from a financial point of view, to the Company and the holders of Company Common Stock.

         We have acted as financial advisor to the Company in connection with the Transaction and will receive a fee for our services. In addition, the Company has agreed to indemnify us for certain liabilities which may arise out the rendering of this opinion.

         This opinion speaks only as of the date hereof, which is the day prior to the signing of the Agreement. It is understood that this opinion is solely for the information of the Board of Directors of the Company in connection with its consideration of the Transaction and does not constitute a recommendation to any Company shareholder as to whether such shareholder should vote its, his or her shares of Company Common Stock in favor of the Transaction. THIS OPINION MAY NOT BE PUBLISHED OR REFERRED TO, IN WHOLE OR PART, WITHOUT OUR PRIOR WRITTEN PERMISSION.

                                              Sincerely,

                                              /s/ Updata Capital, Inc.

                                              Updata Capital, Inc.

                                                                         ANNEX D


                              ARTICLES OF AMENDMENT
                       TO THE SECOND AMENDED AND RESTATED
                                   CHARTER OF
                             PRIVATE BUSINESS, INC.


         Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following Amendment to its Second Amended and Restated Charter:

         1. The name of the corporation is Private Business, Inc. (the "Corporation").

         2. Article Fourth of the Corporation's Second Amended and Restated Charter is hereby amended by the addition of the following provision:

                  Simultaneously with the effective date of this amendment (the "Effective Date"), each three (3) shares of the Corporation's Common Stock, issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall, automatically and without any action on the part of the holder thereof, be reclassified as and changed, pursuant to a reverse stock split (the "Reverse Stock Split"), into one
         (1) share of the Corporation's outstanding Common Stock (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Corporation's transfer agent for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Common Stock into and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall thereupon be deemed for all corporate purposes to evidence ownership of New Common Stock in the appropriately reduced whole number of shares. No certificates representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Corporation. In lieu of any fraction of a share of New Common Stock to which the holder would otherwise be entitled, the holder will receive a cash payment in U.S. dollars equal to such fraction multiplied by three (3) times the average of the closing bid and asked price per share of Common Stock as quoted on Nasdaq for the five (5) trading days immediately preceding the Effective Date. If more than one
         (1) Old Certificate shall be surrendered at one (1) time for the account of the same shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Corporation's transfer agent determines that a holder of Old Certificates has not surrendered all his certificates for exchange, the transfer agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one (1) share. If any New Certificate is to be issued in a name other than that in which it was issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the stock transfer tax stamps to the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the transfer agent that such taxes are not payable. From and after the Effective Date, the amount of capital shall be represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified, until thereafter reduced or increased in accordance with applicable law. All references elsewhere in the Second Amended and Restated Charter to the "Common Stock" shall, after the Effective Date, refer to the "New Common Stock."

         3.       The above amendment was adopted on ______________, 2001.

         4. The above amendment was duly approved by the board of directors and the shareholders of the Corporation in accordance with the provisions of the Corporation's Second Amended and Restated Charter and the Tennessee Business Corporation Act

         5. The amendment shall be effective when these Articles of Amendment are filed with the Secretary of State.

         IN WITNESS WHEREOF, the undersigned, in his capacity solely as an officer of the Corporation, has executed these Articles of Amendment on behalf of the Corporation, this ___ day of April, 2001.

                                    PRIVATE BUSINESS, INC.


                                    By:
                                          -------------------------------------
                                    Name:
                                          -------------------------------------
                                    Title:
                                          -------------------------------------

                                                                         ANNEX E


                  FIRST AMENDMENT TO THE PRIVATE BUSINESS, INC.
                   1999 AMENDED AND RESTATED STOCK OPTION PLAN



         The Private Business, Inc.1999 Amended and Restated Stock Option Plan (the "Plan") was approved by the Board of Directors of Private Business, Inc. (the "Company") on April 11, 2001, and by the Shareholders of the Company on ____________, ____. The Plan currently provides that 4,000,000 shares of the Company's common stock, without par value, ("Stock") can be issued under the Plan. Section 11 of the Plan provides that the number of shares of Stock that may be issued under the Plan may be increased by approval of the Board of Directors and the Shareholders. The Board of Directors and the Shareholders have approved an amendment to the Plan increasing the number of shares of Stock that may be issued under the Plan by 2,000,000 shares so that a total of 6,000,000 shares of Stock may be issued under the Plan.


         THEREFORE, the Plan shall be amended by deleting Section 4.1 in its entirety and replacing it with a new Section 4.1 so that, as amended, said
Section 4.1 shall read as follows:

                  Section 4.1 Number. The total number of shares of Common Stock for which Options may be granted under this Plan shall not exceed in the aggregate Six Million (6,000,000) shares of Common Stock.

Except as expressly modified and amended by this amendment, the provisions of the Plan shall remain in full force and effect as of the date hereof.

                                                                        ANNEX F1

                            TENNESSEE CODE ANNOTATED

                     TITLE 48. CORPORATIONS AND ASSOCIATIONS
                        FOR-PROFIT BUSINESS CORPORATIONS
                         CHAPTER 23. DISSENTERS' RIGHTS

             PART 1. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

Sec.  48-23-101.  Definitions

         As used in this chapter, unless the context otherwise requires:

                  (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder;

                  (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer;

                  (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under ss. 48-23-102 and who exercises that right when and in the manner required by part 2 of this chapter;

                  (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action;

                  (5) "Interest" means interest from the effective date of the corporate action that gave rise to the shareholder's right to dissent until the date of payment, at the average auction rate paid on United States treasury bills with a maturity of six (6) months (or the closest maturity thereto) as of the auction date for such treasury bills closest to such effective date;

                  (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation; and

                  (7) "Shareholder" means the record shareholder or the beneficial shareholder.

Sec.  48-23-102.  Right to dissent

         (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

                  (1) Consummation of a plan of merger to which the corporation is a party:

                           (A) If shareholder approval is required for the
merger by ss. 48-21-104 or the charter and the shareholder is entitled to vote on the merger; or

                           (B) If the corporation is a subsidiary that is merged
with its parent under ss. 48-21-105;

                  (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

                  (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;


                                      F1-1

                  (4) An amendment of the charter that materially and adversely affects rights in respect of a dissenter's shares because it:

                           (A) Alters or abolishes a preferential right of the
shares;

                           (B) Creates, alters, or abolishes a right in respect
of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

                           (C) Alters or abolishes a preemptive right of the
holder of the shares to acquire shares or other securities;

                           (D) Excludes or limits the right of the shares to
vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

                           (E) Reduces the number of shares owned by the
shareholder to a fraction of a share, if the fractional share is to be acquired for cash under ss. 48-16-104; or

                  (5) Any corporate action taken pursuant to a shareholder vote to the extent the charter, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

         (b) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

         (c) Notwithstanding the provisions of subsection (a), no shareholder may dissent as to any shares of a security which, as of the date of the effectuation of the transaction which would otherwise give rise to dissenters' rights, is listed on an exchange registered under ss. 6 of the Securities Exchange Act of 1934, as amended, or is a "national market system security," as defined in rules promulgated pursuant to the Securities Exchange Act of 1934, as amended.

Sec. 48-23-103.  Dissent by nominees and beneficial owners

         (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one
(1) person and notifies the corporation in writing of the name and address of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and the partial dissenter's other shares were registered in the names of different shareholders.

         (b) A beneficial shareholder may assert dissenters' rights as to shares of any one (1) or more classes held on the beneficial shareholder's behalf only if the beneficial shareholder:

                  (1) Submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

                  (2) Does so with respect to all shares of the same class of which the person is the beneficial shareholder or over which the person has power to direct the vote.

Sec. 48-23-201.  Notice of dissenters' rights

         (a) If proposed corporate action creating dissenters' rights under ss. 48-23-102 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

         (b) If corporate action creating dissenters' rights under ss. 48-23-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in ss. 48-23-203.


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         (c) A corporation's failure to give notice pursuant to this section will not invalidate the corporate action.

Sec. 48-23-202.  Notice of intent to demand payment

         (a) If proposed corporate action creating dissenters' rights under ss. 48-23-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must:

                  (1) Deliver to the corporation, before the vote is taken, written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated; and

                  (2) Not vote the shareholder's shares in favor of the proposed action. No such written notice of intent to demand payment is required of any shareholder to whom the corporation failed to provide the notice required by ss. 48-23-201.

         (b) A shareholder who does not satisfy the requirements of subsection
(a) is not entitled to payment for the shareholder's shares under this chapter.

Sec. 48-23-203.  Dissenters' notice

         (a) If proposed corporate action creating dissenters' rights under ss. 48-23-102 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of ss. 48-23-202.

         (b) The dissenters' notice must be sent no later than ten (10) days after the corporate action was authorized by the shareholders or effectuated, whichever is the first to occur, and must:

                  (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

                  (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

                  (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person asserting dissenters' rights acquired beneficial ownership of the shares before that date;

                  (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than one (1) nor more than two (2) months after the date the subsection (a) notice is delivered; and

                  (5) Be accompanied by a copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to ss. 48-23-201.

Sec. 48-23-204.  Duty to demand payment

         (a) A shareholder sent a dissenters' notice described in ss. 48-23-203 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to ss. 48-23-203(b)(3), and deposit the shareholder's certificates in accordance with the terms of the notice.

         (b) The shareholder who demands payment and deposits the shareholder's share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the proposed corporate action.

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

         (c) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter.

         (d) A demand for payment filed by a shareholder may not be withdrawn unless the corporation with which it was filed, or the surviving corporation, consents thereto.

Sec. 48-23-205.  Share restrictions

         (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effectuated or the restrictions released under ss. 48-23-207.

         (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the proposed corporate action.

Sec. 48-23-206.  Payment

         (a) Except as provided in ss. 48-23-208, as soon as the proposed corporate action is effectuated, or upon receipt of a payment demand, whichever is later, the corporation shall pay each dissenter who complied with ss. 48-23-204 the amount the corporation estimates to be the fair value of each dissenter's shares, plus accrued interest.

         (b) The payment must be accompanied by:

                  (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

                  (2) A statement of the corporation's estimate of the fair value of the shares;

                  (3) An explanation of how the interest was calculated;

                  (4) A statement of the dissenter's right to demand payment under ss. 48-23-209; and

                  (5) A copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to ss. 48-23-201 or ss. 48-23-203.

Sec. 48-23-207.  Failure to take action

         (a) If the corporation does not effectuate the proposed action that gave rise to the dissenters' rights within two (2) months after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

         (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation effectuates the proposed action, it must send a new dissenters' notice under ss. 48-23-203 and repeat the payment demand procedure.

Sec. 48-23-208.  After-acquired shares

         (a) A corporation may elect to withhold payment required by ss. 48-23-206 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action.


         (b) To the extent the corporation elects to withhold payment under subsection (a), after effectuating the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under ss. 48-23-209.

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

Sec. 48-23-209.  Procedure if shareholder dissatisfied with payment or offer

         (a) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate (less any payment under ss. 48-23-206), or reject the corporation's offer under ss. 48-23-208 and demand payment of the fair value of the dissenter's shares and interest due, if:

                  (1) The dissenter believes that the amount paid under ss. 48-23-206 or offered under ss. 48-23-208 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

                  (2) The corporation fails to make payment under ss. 48-23-206 within two (2) months after the date set for demanding payment; or

                  (3) The corporation, having failed to effectuate the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within two (2) months after the date set for demanding payment.

         (b) A dissenter waives the dissenter's right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (a) within one (1) month after the corporation made or offered payment for the dissenter's shares.

Sec. 48-23-301.  Court action

         (a) If a demand for payment under ss. 48-23-209 remains unsettled, the corporation shall commence a proceeding within two (2) months after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the two-month period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         (b) The corporation shall commence the proceeding in a court of record having equity jurisdiction in the county where the corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

         (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

         (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

         (e) Each dissenter made a party to the proceeding is entitled to judgment:

                  (1) For the amount, if any, by which the court finds the fair value of the dissenter's shares, plus accrued interest, exceeds the amount paid by the corporation; or

                  (2) For the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under ss. 48-23-208.


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

Sec. 48-23-302.  Court costs and counsel fees

         (a) The court in an appraisal proceeding commenced under ss. 48-23-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under ss. 48-23-209.

         (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable against:

                  (1) The corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this chapter; or

                  (2) Either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

         (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.


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

                                                                        ANNEX F2

                    GA -- OFFICIAL CODE OF GEORGIA ANNOTATED

             TITLE 14. CORPORATIONS, PARTNERSHIPS, AND ASSOCIATIONS
                        CHAPTER 2. BUSINESS CORPORATIONS
                         ARTICLE 13. DISSENTERS' RIGHTS

             PART 1. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

SEC.  14-2-1301.  Definitions

         As used in this article, the term:

                  (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

                  (2) "Corporate action" means the transaction or other action by the corporation that creates dissenters' rights under Code Section 14-2-1302.

                  (3) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

                  (4) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

                  (5) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

                  (6) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

                  (7) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

                  (8) "Shareholder" means the record shareholder or the beneficial shareholder.

SEC.  14-2-1302.  Right to dissent

         (a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

                  (1) Consummation of a plan of merger to which the corporation is a party:

                           (A) If approval of the shareholders of the
corporation is required for the merger by Code Section 14-2-1103 or 14-2-1104 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

                           (B) If the corporation is a subsidiary that is merged
with its parent under Code Section 14-2-1104;

                  (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

                  (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;


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

                  (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

                           (A) Alters or abolishes a preferential right of the
shares;

                           (B) Creates, alters, or abolishes a right in respect
of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

                           (C) Alters or abolishes a preemptive right of the
holder of the shares to acquire shares or other securities;

                           (D) Excludes or limits the right of the shares to
vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

                           (E) Reduces the number of shares owned by the
shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

                           (F) Cancels, redeems, or repurchases all or part of
the shares of the class; or

                  (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

         (b) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

         (c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

                  (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

                  (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

SEC.  14-2-1303.  Dissent by nominees and beneficial owners

         A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

SEC.  14-2-1320.  Notice of dissenters' rights

         (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.


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

         (b) If corporate action creating dissenters' rights under Code
Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code
Section 14-2-1322 no later than ten days after the corporate action was taken.

SEC.  14-2-1321.  Notice of intent to demand payment

         (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

                  (1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

                  (2) Must not vote his shares in favor of the proposed action.

         (b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article.

SEC.  14-2-1322.  Dissenters' notice

         (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

         (b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

                  (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

                  (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

                  (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

                  (4) Be accompanied by a copy of this article.

SEC.  14-2-1323.  Duty to demand payment

         (a) A record shareholder sent a dissenters' notice described in Code
Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

         (b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

         (c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

SEC.  14-2-1324.  Share restrictions

         (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.


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

         (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

SEC.  14-2-1325.  Offer of payment

         (a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

         (b) The offer of payment must be accompanied by:

                  (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

                  (2) A statement of the corporation's estimate of the fair value of the shares;

                  (3) An explanation of how the interest was calculated;

                  (4) A statement of the dissenter's right to demand payment under Code Section 14-2-1327; and

                  (5) A copy of this article.

         (c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

SEC.  14-2-1326.  Failure to take action

         (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

         (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1322 and repeat the payment demand procedure.

SEC.  14-2-1327.  Procedure if shareholder dissatisfied with payment or offer

         (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

                  (1) The dissenter believes that the amount offered under Code
Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

                  (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

         (b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation's offer unless he or she notifies the corporation of his or her demand in writing under subsection
(a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.


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

         (c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

                  (1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

                  (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.

SEC.  14-2-1330.  Court action

         (a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         (b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

         (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or statutory overnight delivery or by publication, or in any other manner permitted by law.

         (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

         (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

SEC.  14-2-1331.  Court costs and counsel fees

         (a) The court in an appraisal proceeding commenced under Code
Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code
Section 14-2-1327.

         (b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

                  (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or


                                      F2-5

                  (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

         (c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

SEC.  14-2-1332.  Limitation of actions

         No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.



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
                                                                       ANNEX G-1


                             AUDIT COMMITTEE CHARTER


         The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls that management and the Board of Directors have established, and the audit process.

         In meeting its responsibilities, the Audit Committee shall:

         1. Provide an open avenue of communication between the independent accountants and the Board of Directors.

         2.       Review and update the Committee's charter annually.

         3. Recommend to the Board of Directors the independent accountants to be nominated and review and approve the discharge of the independent accountants.

         4. Confirm and assure the independence of the independent accountants, including a review of management consulting services and related fees provided by the independent accountants.

         5. Inquire of management and the independent accountants about significant risks or exposures and assess the steps management has taken to minimize such risks to the company.

         6. Consider, in consultation with the independent accountants, the scope and plan of the independent accountants for the Company's annual audit.

         7.       Consider and review with the independent accountants:

                  (a) The adequacy of the company's internal controls including computerized information system controls and security.

                  (b) Any related significant findings and recommendations of the independent accountants together with management's responses thereto.

         8. Review with management and the independent accountants at the completion of the annual audit:

                  (a) The company's annual financial statements and related footnotes.

                  (b) The independent accountants' audit of the financial statements and report thereon.

                  (c) Any significant changes required in the independent accountants' audit plan.


                                      G1-1

                  (d) Any serious difficulties or disputes with management encountered during the course of the audit.

                  (e) Other matters related to the conduct of the audit, which are to be communicated to the committee under generally accepted auditing standards.

         9. Review filings with the SEC and other published documents containing the company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

         10. Review with management and the independent accountants interim financial reports before they are filed with the SEC or other regulators.

         11. Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.

         12. Meet with the independent accountants and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

         13. Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

         14. Prepare a letter for inclusion in the annual report that describes the Committee's composition and responsibilities, and how they were discharged.

         15. Have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities and shall be empowered to retain independent counsel, accountants, of others to assist it in the conduct of any investigation.

         16. Meet at least four times per year or more frequently as circumstances require and may ask members of management or others to attend the meeting and provide pertinent information as necessary.

         17. Perform such other functions as assigned by law, the Company's charter or bylaws, or the Board of Directors.

         The membership of the Audit Committee shall consist of at least three
(3) independent members of the Board of Directors who shall serve at the pleasure of the Board of Directors. Audit Committee members and the Committee Chairman shall be designated by the full Board of Directors.

         The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.


                                      G1-2

                                                                        ANNEX G2

                              TOWNE SERVICES, INC.

                                 CHARTER OF THE
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

INTRODUCTION

The Audit Committee of Towne Services, Inc.'s Board of Directors is a standing committee appointed by the Board of Directors. The Board of Directors has oversight responsibilities related to any financial information provided by the Company to any governmental body or the public, as well as legal compliance by the Company and the Company's business ethics. The primary duties and responsibilities of the committee are:

         - to serve as an independent and objective party to monitor the Company's financial reporting process and internal control system;

         - to facilitate and maintain an open avenue of communication among the Board of Directors, the independent auditors, and financial and senior management; and

         - to monitor the independence and performance of the Company's independent auditors.

COMPOSITION

The committee will be comprised of three directors as determined by the Board, each of whom shall be an independent director and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her judgment. All members of the committee will have a working familiarity with basic finance and accounting practices and at least one member shall have past employment in finance or accounting, a professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication. The members of the committee shall meet all applicable requirements of the Securities and Exchange Commission ("SEC") and the Nasdaq National Market with respect to independence, experience and other matters.


                                      G2-1

MEETINGS

The committee shall meet at least annually or more frequently as circumstances dictate. The committee will meet at least annually with senior management and the independent auditors.

FINANCIAL RECORDS

The committee shall have unrestricted access to all of the Company's management, books and records, and shall have the resources necessary to discharge its responsibilities as set forth in this charter, including the authority to retain legal, accounting or other consultants. The Company's management is responsible for ensuring that (a) the Company's financial statements are complete, accurate and prepared in accordance with generally accepted accounting principles; and
(b) the Company complies with applicable laws, rules and regulations, and with accounting and financial controls and standards.

RESPONSIBILITIES AND DUTIES

The Board of Directors and the committee have the authority and responsibility to select, evaluate and replace the independent auditors. The independent auditors are ultimately accountable to the Board of Directors and the committee. The committee is responsible for (1) ensuring that the independent auditors submit a formal written statement regarding relationships and services that may affect the auditors' objectivity and independence, (2) discussing with the independent auditors any disclosed relationships or services of the auditors that may affect the auditors' objectivity and independence and (3) recommending that the full Board take appropriate action to ensure the auditors' independence.

To fulfill its responsibilities and duties, the committee will endeavor to, but not be required to:

         -        review and update this charter at least annually;

         - recommend to the Board of Directors the independent auditors to be nominated, considering independence and effectiveness, and approve the fees to be paid to the independent auditors;

         - review with management the Company's quarterly and annual financial statements before the Company files those financial statements with the SEC;


                                      G2-2

         - periodically review with management the areas of greatest risk to the Company's operations and financial results, such as major pending litigation, tax issues, or significant financial exposures, and the steps management has or intends to take to monitor and control such risks;

         -        review with the independent auditors:

                  -        the plan and scope of their annual audit;

                  -        the results of the annual audit;

                  -        any significant tax matters;

                  - any significant findings and recommendations with respect to the Company's internal controls and other financial matters as a result of the audit;

                  - any significant changes made by management in the basic accounting principles and reporting standards used in the preparation of the Company's financial statements; and

                  - discuss with the independent auditors such issues as may be brought to the committee's attention by the independent auditors pursuant to Statement of Accounting Standard No. 61;

         -        review the performance of the independent auditors;

         -        report all findings to the Board of Directors;

         - based on the committee's review and discussions (1) with management of the audited financial statements, (2) with the independent auditors of the matters required pursuant to SAS No. 61, and (3) with the independent auditors concerning their independence, provide to the Board of Directors the committee's annual recommendation that the Company's audited financial statements be included in the Company's annual report on Form 10-K to be filed with the SEC and that the committee's annual report be included in the proxy statement for the Company's annual meeting; and

         - review compliance by the Company's officers and employees with the Company's policies regarding business ethics.


                                      G2-3

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any of its directors against liability incurred in connection with a proceeding except for liability (a) for any breach of the director's duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 48-18-304 of the Tennessee Act, or
(d) for any transaction from which the director derived an improper personal benefit.

           Article VIII of the Private Business charter sets forth the extent to which officers or directors of Private Business may be insured or indemnified against any liabilities which they may incur. The general effect of this provision is that any person made a party to any action, suit or proceeding by reason of the fact that he or she is or was a director of Private Business will be indemnified by Private Business against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, to the fullest extent permitted under the laws of the State of Tennessee. In addition, this provision provides that, in Private Business's sole discretion, Private Business may, by specific action of the board of directors, indemnify officers, employees or agents to the same extent as a director. Private Business has a policy of directors' and officers' insurance that would generally provide the funds necessary for Private Business to meet its obligations under its charter.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)        Exhibits

Exhibit
Number                Description of Exhibit
--------------------------------------------------------------------------------
2.1                   Agreement and Plan of Merger dated April 12, 2001 among
                      Private Business, Towne Acquisition Corporation and Towne
                      Services, Inc. (included in the joint proxy statement/prospectus as Annex A).

3.1 Amended and Restated Charter of the Private Business (incorporated by reference to Exhibit 3.1 of Private Business's Registration Statement No. 333-75013 on Form S-1).

3.2 Form Amendment to Private Business's Charter (included in the joint proxy statement/prospectus as Annex D).

3.3                   Form of Designation of Private Business's Series B
                      Preferred Stock.

3.4 Amended and Restated Bylaws of Private Business (incorporated by referenced to Exhibit 3.2 to Private Business's Registration Statement No. 333-75013 on Form S-1).

5.1                   Opinion of Harwell Howard Hyne Gabbert & Manner, P.C.

8.1                   Opinion of Arthur Andersen LLP regarding tax matters.

9.1 Form of Towne Voting Agreement (included in the joint proxy statement/prospectus as Annex A1).

9.2 Form of Private Business Voting Agreement (included in the joint proxy statement/prospectus as Annex A2).

10.1 Stock Purchase Agreement dated as of July 24, 1998 (incorporated by referenced to Exhibit 10.1 to Private Business's Registration Statement No. 333-75013 on Form S-1).

10.2 Stockholders Agreement dated as of August 7, 1998 (incorporated by referenced to Exhibit 10.2 to Private Business's Registration Statement No. 333-75013 on Form S-1).

10.3 Registration Rights Agreement dated as of August 7, 1998 (incorporated by referenced to Exhibit 10.3 to Private Business's Registration Statement No. 333-75013 on Form S-1).

10.4 Credit Agreement dated as of August 7, 1998 (incorporated by referenced to Exhibit 10.4 to Private Business's Registration Statement No. 333-75013 on Form S-1).

10.4.1 Amendment No. 1 to Credit Agreement dated as of May 5, 1999 (incorporated by referenced to Exhibit 10.4.1 to Private Business's Registration Statement No. 333-75013 on Form S-1).

10.4.2 Amendment No. 2 to Credit Agreement dated as of December 31, 1999 (incorporated by reference to Exhibit 10.4.2 to Private Business's Annual Report on Form 10-K for the year ended December 31, 1999).

10.5 Form of Indemnification Agreement between Private Business and each of its Officers and Directors (incorporated by referenced to Exhibit 10.5 to Private Business's Registration Statement No. 333-75013 on Form S-1).

10.6 Form of Nonqualified Stock Option Agreement without change of control provision (incorporated by referenced to Exhibit 10.6 to Private Business's Registration Statement No. 333-75013 on Form S-1).

10.7 Form of Nonqualified Stock Option Agreement with change of control provision (incorporated by referenced to Exhibit
                      10.7 to Private Business's Registration Statement No. 333-75013 on Form S-1).

10.8 Private Business, Inc. 1999 Amended and Restated Stock Option Plan (incorporated by referenced to Exhibit 10.8 to Private Business's Registration Statement No. 333-75013 on Form S-1).

10.9                  Cendant Termination and Non Competition Agreement.
                      (incorporated by referenced to Exhibit 10.9 to Private Business's Registration Statement No. 333-75013 on Form S-1).

10.10 Employment Agreement between Kevin M. McNamara and Private Business (incorporated by reference to Exhibit 10.10 to Private Business's Annual Report on Form 10-K for the year ended December 31, 1999).

10.11 Lease Between Triple Brentwood as Landlord and 21 Private Business, Inc. as Tenant (incorporated by reference to Exhibit 10.11 to Private Business's Annual Report on Form 10-K for the year ended December 31, 1999).

10.12 Severance Agreement with Kevin M. McNamara (incorporated by reference to Exhibit 10.12 to Private Business's Annual Report on Form 10-K for the year ended December 31, 2000).

10.13                 Form of Employment Agreement between Henry Baroco and
                      Private Business.

10.14 Form of Amendment to Private Business, Inc. 1999 Amended and Restated Stock Option Plan (included in the joint proxy statement/prospectus as Annex E).


21                    Subsidiaries of Private Business.

23.1                  Consent of Arthur Andersen LLP.

23.2                  Consent of Arthur Andersen LLP.

23.3                  Consent of Harwell Howard Hyne Gabbert & Manner, P.C.
                      (included in Exhibit 5.1)

99.1                  Form of Private Business proxy card

99.2                  Form of Towne proxy card


The attachments referenced in these exhibits are not included in this filing but are available from Private Business upon request.

(b)  Financial Statement Schedules

      II - Valuation and Qualifying Accounts included in the Financial Statements for Private Business included in the prospectus.

      No other schedules are required or are applicable.


ITEM 22. UNDERTAKINGS.

           Private Business hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or II-2 decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregated, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Private Business pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           Private Business hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers and controlling persons of Private Business pursuant to the foregoing provisions, or otherwise, Private Business has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Private Business of expenses incurred or paid by a director, officer or controlling person of Private Business in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Private Business will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

           Private Business hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

Private Business hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, Private Business has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on May 14, 2001.


                             PRIVATE BUSINESS, INC.


                             By:      /s/ Thomas L. Black
                                 ------------------------------------
                                      Thomas L. Black
                                      Chief Executive Officer


           PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THIS REPORT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE REGISTRANT AND IN THE CAPACITIES AND ON THE DATES INDICATED.


                  SIGNATURE                  TITLE                                         DATE
                  ---------                  -----                                         ----

          *                          Chairman of the Board                              May 14, 2001
-------------------------------
William B. King

          *                          Chief Executive Officer and Director               May 14, 2001
-------------------------------
Thomas L. Black

          *                          Vice President, Chief Financial Officer            May 14, 2001
-------------------------------
Fred P. Read                         (Principal Financial and Accounting Officer)

          *                          Director                                           May 14, 2001
-------------------------------
Fred Goad

          *                          Director                                           May 14, 2001
-------------------------------
Brian J. Conway

          *                          Director                                           May 14, 2001
-------------------------------
Bruce R. Evans

*By /s/ Fred P. Read
-------------------------------
Fred P. Read
Attorney-in-fact

                                INDEX TO EXHIBITS

Exhibit
Number              Description of Exhibit
--------------------------------------------------------------------------------
2.1 Agreement and Plan of Merger dated April 12, 2001 among Private Business, Towne Acquisition Corporation and Towne Services, Inc. (included in the joint proxy statement/prospectus as Annex A).

3.1 Amended and Restated Charter of the Private Business (incorporated by reference to Exhibit 3.1 of Private Business's Registration Statement No. 333-75013 on Form S-1).

3.2 Form Amendment to Private Business's Charter (included in the joint proxy statement/prospectus as Annex D).


*3.3                  Form of Designation of Private Business's Series B
                      Preferred Stock.


3.4 Amended and Restated Bylaws of Private Business (incorporated by referenced to Exhibit 3.2 to Private Business's Registration Statement No. 333-75013 on Form S-1).

5.1                   Opinion of Harwell Howard Hyne Gabbert & Manner, P.C.


8.1                   Opinion of Arthur Andersen LLP regarding tax matters.


9.1 Form of Towne Voting Agreement (included in the joint proxy statement/prospectus as Annex A1).

9.2 Form of Private Business Voting Agreement (included in the joint proxy statement/prospectus as Annex A2).

10.1 Stock Purchase Agreement dated as of July 24, 1998 (incorporated by referenced to Exhibit 10.1 to Private Business's Registration Statement No. 333-75013 on Form S-1).

10.2 Stockholders Agreement dated as of August 7, 1998 (incorporated by referenced to Exhibit 10.2 to Private Business's Registration Statement No. 333-75013 on Form S-1).

10.3 Registration Rights Agreement dated as of August 7, 1998 (incorporated by referenced to Exhibit 10.3 to Private Business's Registration Statement No. 333-75013 on Form S-1).

10.4 Credit Agreement dated as of August 7, 1998 (incorporated by referenced to Exhibit 10.4 to Private Business's Registration Statement No. 333-75013 on Form S-1).

10.4.1 Amendment No. 1 to Credit Agreement dated as of May 5, 1999 (incorporated by referenced to Exhibit 10.4.1 to Private Business's Registration Statement No. 333-75013 on Form S-1).

10.4.2 Amendment No. 2 to Credit Agreement dated as of December 31, 1999 (incorporated by reference to Exhibit 10.4.2 to Private Business's Annual Report on Form 10-K for the year ended December 31, 1999).

10.5 Form of Indemnification Agreement between Private Business and each of its Officers and Directors (incorporated by referenced to Exhibit 10.5 to Private Business's Registration Statement No. 333-75013 on Form S-1).

10.6 Form of Nonqualified Stock Option Agreement without change of control provision (incorporated by referenced to Exhibit 10.6 to Private Business's Registration Statement No. 333-75013 on Form S-1).

10.7 Form of Nonqualified Stock Option Agreement with change of control provision (incorporated by referenced to Exhibit
                      10.7 to Private Business's Registration Statement No. 333-75013 on Form S-1).

10.8 Private Business, Inc. 1999 Amended and Restated Stock Option Plan (incorporated by referenced to Exhibit 10.8 to Private Business's Registration Statement No. 333-75013 on Form S-1).

10.9                  Cendant Termination and Non Competition Agreement.
                      (incorporated by referenced to Exhibit 10.9 to Private Business's Registration Statement No. 333-75013 on Form S-1).

10.10 Employment Agreement between Kevin M. McNamara and Private Business (incorporated by reference to Exhibit 10.10 to Private Business's Annual Report on Form 10-K for the year ended December 31, 1999).

10.11 Lease Between Triple Brentwood as Landlord and 21 Private Business, Inc. as Tenant (incorporated by reference to Exhibit 10.11 to Private Business's Annual Report on Form 10-K for the year ended December 31, 1999).

10.12 Severance Agreement with Kevin M. McNamara (incorporated by reference to Exhibit 10.12 to Private Business's Annual Report on Form 10-K for the year ended December 31, 2000).

*10.13                Form of Employment Agreement between Henry Baroco and
                      Private Business.

10.14 Form of Amendment to Private Business, Inc. 1999 Amended and Restated Stock Option Plan (included in the joint proxy statement/prospectus as Annex E).

*21                   Subsidiaries of Private Business.

23.1                  Consent of Arthur Andersen LLP.

23.2                  Consent of Arthur Andersen LLP.

23.3                  Consent of Harwell Howard Hyne Gabbert & Manner, P.C.
                      (included in Exhibit 5.1)

99.1                  Form of Private Business proxy card


99.2                  Form of Towne proxy card


*          Filed with initial filing.

The attachments referenced in these exhibits are not included in this filing but are available from Private Business upon request.